UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sitio Royalties Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Viper Energy, Inc. and Sitio Royalties Corp.:

On behalf of the boards of directors of Viper Energy, Inc. (“Viper”) and Sitio Royalties Corp. (“Sitio”), we are pleased to enclose the accompanying joint information statement/proxy statement/prospectus relating to the acquisition of Sitio by Viper. We are requesting that Sitio stockholders take certain actions.

On June 2, 2025, Sitio and Sitio Royalties Operating Partnership, LP (“Sitio Opco”), entered into the Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Viper, Viper Energy Partners LLC (“Viper Opco”), New Cobra Pubco, Inc. (“New Viper”), Cobra Merger Sub, Inc. (“Viper Merger Sub”) and Scorpion Merger Sub, Inc. (“Sitio Merger Sub”).

Pursuant to the terms of the Merger Agreement, Viper and Sitio will combine in an all-equity transaction through: (i) the merger of Sitio Merger Sub with and into Sitio (the “Sitio Pubco Merger”), with Sitio surviving the Sitio Pubco Merger as a wholly owned subsidiary of New Viper, (ii) the merger of Viper Merger Sub with and into Viper (the “Viper Pubco Merger” and together with the Sitio Pubco Merger, the “Pubco Mergers”), with Viper surviving the Viper Pubco Merger as a wholly owned subsidiary of New Viper, and (iii) following the Pubco Mergers, the merger of Sitio Opco with and into Viper Opco (the “Opco Merger”, and, together with the Pubco Mergers, the “Mergers”), with Viper Opco continuing as the surviving entity, in each case on the terms set forth in the Merger Agreement.

If the Mergers are completed, each issued and outstanding share of Sitio Common Stock (as defined below) and common units representing limited partnership interests in Sitio Opco (“Sitio Opco Units”) will be converted into the right to receive one of the following forms of consideration:

•

For each share of Sitio’s Class A common stock, par value $0.0001 per share (“Sitio Class A Common Stock”) (other than certain excluded shares), 0.4855 shares of Class A common stock, par value $0.000001 per share, of New Viper (the “New Viper Class A Common Stock”), and

•

For each Sitio Opco Unit (other than certain excluded Sitio OpCo Units), 0.4855 common units representing limited liability company membership interests in Viper Opco (“Viper Opco Units”) and 0.4855 shares of Class B common stock, par value $0.000001 per share, of New Viper (the “New Viper Class B Common Stock” and together with the New Viper Class A Common Stock, the “New Viper Common Stock”).

If the Mergers are completed, each issued and outstanding share of Sitio’s Class C common stock, par value $0.0001 per share (“Sitio Class C Common Stock” and together with the Sitio Class A Common Stock, “Sitio Common Stock”) (other than certain excluded shares), will be automatically canceled and cease to exist.

If the Mergers are completed, each issued and outstanding share of Viper Common Stock will be converted into the right to receive one of the following forms of consideration:

•	For each share of Viper’s Class A common stock, par value $0.000001 per share (the “Viper Class A Common Stock”) (other than certain excluded shares), 1 share of New Viper Class A Common Stock, and

•

For each share of Viper’s Class B common stock, par value $0.000001 per share (the “Viper Class B Common Stock” and together with the Viper Class A Common Stock, the “Viper Common Stock”) (other than certain excluded shares), 1 share of New Viper Class B Common Stock.

Viper stockholders immediately prior to the Pubco Merger Effective Time are expected to own approximately 80% of the outstanding shares of New Viper after the Pubco Mergers, and Sitio stockholders immediately prior to the Pubco Merger Effective Time are expected to own approximately 20% of the outstanding shares of New Viper after the Pubco Mergers. As a result of the Mergers, Viper and Sitio will become direct wholly owned subsidiaries of New Viper, a new holding company, which will be renamed “Viper Energy, Inc.” Upon completion of the Mergers, former Viper stockholders and former Sitio stockholders will own stock in New Viper, which is expected to be listed for trading on the Nasdaq Stock Market (the “Nasdaq”).

Viper Class A Common Stock is quoted on the Nasdaq under the symbol “VNOM,” and Sitio Class A Common Stock is quoted on the New York Stock Exchange (the “NYSE”) under the symbol “STR.” The market prices of both Viper Class A Common Stock and Sitio Class A Common Stock will fluctuate before the Mergers, and you should obtain current stock price quotations for the Viper Class A Common Stock and Sitio Class A Common Stock.

The board of directors of Sitio (the “Sitio Board”) (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Sitio Pubco Merger and the Opco Merger, are fair to, and in the best interests of, Sitio and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger, and (iii) resolved to recommend that the Sitio stockholders approve and adopt the Merger Agreement and the Transactions, including the Sitio Pubco Merger. Sitio stockholders collectively holding approximately 48% of the combined voting power of the issued and outstanding shares of Sitio Common Stock (the “Sitio Supporting Stockholders”), entered into the support agreements (as described herein and copies of which are attached as Annex D, Annex E and Annex F to the accompanying joint information statement/proxy statement/prospectus) (such agreements, the “Sitio Stockholder Support Agreements”), pursuant to which the Sitio Supporting Stockholders have agreed, among other things, to approve the transactions contemplated by the Merger Agreement, including the Sitio Pubco Merger and the Opco Merger, subject to certain terms and conditions (including the termination thereof in certain circumstances related to a superior proposal for Sitio or a change of control of Diamondback). For more information, please see “Certain Agreements Related to the Transactions—Sitio Voting and Support Agreements” in the accompanying joint information statement/proxy statement/prospectus.

The board of directors of Viper (the “Viper Board”) has unanimously (i) determined that the Merger Agreement and the Transactions, including the Viper Pubco Merger, are fair to, and in the best interests of, Viper and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Viper Pubco Merger, (iii) resolved to recommend that Viper’s stockholders approve and adopt the Merger Agreement and the Transactions, including the Viper Pubco Merger, and (iv) authorized action by written consent of Viper’s stockholders on the foregoing matters. Following the execution of the Merger Agreement, Diamondback Energy, Inc. (“Diamondback” and certain of its wholly owned subsidiaries, Diamondback E&P LLC and Endeavor Energy Resources, L.P. (collectively, the “Diamondback Entities”)), collectively holding approximately 53.7% of the combined voting power of the issued and outstanding shares of Viper Common Stock entitled to vote as of June 2, 2025, executed a written consent in lieu of a meeting (the “Viper Stockholder Written Consent”), adopting the Merger Agreement and approving the Transactions, including the Viper Pubco Merger. As a result, no further action by any other Viper stockholder is required to approve the Merger Agreement or the Transactions, including the Viper Pubco Merger. Concurrently with the execution of the Merger Agreement, the Diamondback Entities also entered into a support agreement (as described herein and a copy of which is attached as Annex G to the accompanying joint information statement/proxy statement/prospectus) (the “Diamondback Support Agreement”), pursuant to which the Diamondback Entities have agreed, among other things, (i) to assist with certain filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) not to transfer or otherwise dispose of any Viper Common Stock, New Viper Common Stock or Viper Opco Units held by them from the date of the Merger Agreement until 90 days following the closing, subject to certain exceptions. For more information, please see “Certain Agreements Related to the Transactions—Diamondback Support Agreement.”

Your vote as a Sitio stockholder is very important. We cannot complete the Mergers unless the Sitio stockholders vote to adopt the Merger Agreement.

No vote or proxy of Viper’s stockholders is being requested or solicited. We request that Viper’s stockholders do not send us a proxy.

This document serves as (i) a proxy statement of Sitio to solicit proxies for its special meeting of stockholders, (ii) an information statement of Viper to provide its stockholders with material information concerning the actions taken in connection with the Viper Stockholder Written Consent in accordance with

Section 228 of the Delaware General Corporation Law (“DGCL”), and (iii) a prospectus relating to the New Viper Class A Common Stock to be issued as consideration in the Mergers (excluding any such shares to be issued to the Diamondback Entities (i.e., the entities that executed the Viper Stockholder Written Consent)). It contains answers to frequently asked questions and a summary of the important terms of the Mergers, the Merger Agreement and related transactions, followed by a more detailed discussion. This notice and the accompanying joint information statement/proxy statement/prospectus shall constitute notice to Viper stockholders from Viper of the Viper Stockholder Written Consent contemplated by Section 228(e) of the DGCL.

Under Section 262 of the DGCL, if the Mergers are completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Viper Class B Common Stock (other than the Diamondback Entities) and holders of shares of Sitio Class C Common Stock (other than the Sitio Supporting Stockholders) will have the right to seek an appraisal for, and to be paid the “fair value” of, their shares of Viper Class B Common Stock or Sitio Class C Common Stock, respectively (as determined by the Court of Chancery of the State of Delaware), together with interest, if any, as determined by the Court of Chancery of the State of Delaware, instead of receiving the merger consideration. In order to exercise your appraisal rights, you must demand in writing an appraisal of your shares no later than 20 days after the mailing of the accompanying joint information statement/proxy statement/prospectus, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying joint information statement/proxy statement/prospectus. A copy of Section 262 of the DGCL is included as Annex K to the accompanying joint information statement/proxy statement/prospectus. This notice and the accompanying joint information statement/proxy statement/prospectus shall constitute notice to Viper stockholders from Viper and to Sitio stockholders from Sitio of the availability of appraisal rights under Section 262 of the DGCL in connection with the Mergers.

Please carefully read this entire document, including “Risk Factors” beginning on page 20, for a discussion of the risks relating to the Mergers and New Viper following the Mergers.

Sincerely,

/s/ Kaes Van’t Hof	/s/ Christopher L. Conoscenti
Kaes Van’t Hof Chief Executive Officer Viper Energy, Inc.	Christopher L. Conoscenti Chief Executive Officer Sitio Royalties Corp.

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved of the Mergers or the securities to be issued under the accompanying joint information statement/proxy statement/prospectus or has passed judgment upon the adequacy or accuracy of the disclosure in the accompanying joint information statement/proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The date of the accompanying joint information statement/proxy statement/prospectus is July 18, 2025, and it is first being mailed or otherwise delivered to Viper stockholders and Sitio stockholders on or about July 18, 2025.

SITIO ROYALTIES CORP.

1401 Lawrence Street, Suite 1750

Denver, CO 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 18, 2025

Dear Fellow Stockholders:

It is my pleasure to invite you to attend the virtual only special meeting of the stockholders of Sitio Royalties Corp. (“Sitio”), which will be held at 10:00 a.m., Central Time, on August 18, 2025 via live webcast at www.virtualshareholdermeeting.com/STR2025SM (the “Sitio special meeting”), for the following purposes:

1.

To vote on a proposal to approve and adopt the terms of the Agreement and Plan of Merger, dated as of June 2, 2025 (as amended from time to time, the “Merger Agreement”), by and among Sitio, Viper Energy, Inc. (“Viper”) and certain subsidiaries of Sitio and Viper and the transactions contemplated thereby (the “Sitio merger proposal”).

2.

To vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Sitio’s named executive officers that is based on or otherwise relates to the mergers contemplated by the Merger Agreement (the “Sitio compensation proposal”).

Your vote is very important to us—participate in the future of Sitio and exercise your stockholder rights by voting your shares right away. The Sitio board of directors (the “Sitio Board”) unanimously recommends that you cast your vote “FOR” each of the Sitio merger proposal and the Sitio compensation proposal, as described herein.

Virtual Only Sitio Special Meeting: The Sitio Board has determined that the Sitio special meeting will be a virtual meeting conducted exclusively via live webcast. The Sitio special meeting will be virtual only and stockholders will not be able to attend the Sitio special meeting in person. Stockholders will be able to submit questions via the online platform before and during the Sitio special meeting. You may submit questions prior to the Sitio special meeting by logging onto www.proxyvote.com with your 16-digit control number. You will be able to participate in the Sitio special meeting online and submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/STR2025SM, typing a question into the “Ask a Question” field and clicking submit. You will also be able to vote your shares electronically. The accompanying joint information statement/proxy statement/prospectus provides information on how to join the Sitio special meeting online and about the business we plan to conduct. Whether or not you plan to attend the Sitio special meeting, we encourage you to vote and submit your proxy in advance of the Sitio special meeting by one of the methods described in the section entitled “The Sitio Special Meeting—How to Vote” beginning on page 135 of the accompanying joint information statement/proxy statement/prospectus. It is important that you retain a copy of the 16-digit control number found on the proxy card or voting instruction form, as such number will be required in order for you to gain access to the Sitio special meeting.

Meeting Agenda: Other than the Sitio merger proposal and the Sitio compensation proposal, Sitio will transact no business at the Sitio special meeting, except such other business as may properly come before the Sitio special meeting or any adjournment or postponement thereof by or at the direction of the Sitio Board in accordance with Sitio’s bylaws. The accompanying joint information statement/proxy statement/prospectus, of which this notice is a part, describes the proposals listed above in more detail. Please refer to the attached documents, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the Sitio special meeting. You are encouraged to read the entire document carefully before voting. In particular, please see “The Mergers” beginning on page 36 of the accompanying joint information statement/proxy statement/prospectus for a description of the transactions contemplated by the Merger Agreement and “Risk Factors” beginning on page 20 of the accompanying joint information statement/proxy statement/prospectus for an explanation of the risks associated with the mergers and the other transactions contemplated by the Merger Agreement.

Required Vote: Approval of the Sitio merger proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Sitio Common Stock entitled to vote on the Sitio merger proposal, voting as a single class. Accordingly, a Sitio stockholder’s abstention from voting, a broker non-vote (if any) or the failure of a Sitio stockholder to attend the Sitio special meeting and vote will have the same effect as a vote “AGAINST” the Sitio merger proposal.

Approval of the Sitio compensation proposal requires the affirmative vote of the holders of a majority of the shares of Sitio Common Stock present in person or by proxy at the Sitio special meeting and entitled to vote thereon, voting as a single class. Accordingly, a Sitio stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the Sitio compensation proposal, while a broker non-vote (if any) or the failure of a Sitio stockholder to attend the Sitio special meeting and vote will, assuming a quorum is otherwise present, have no effect on the outcome of the Sitio compensation proposal.

Voting by Sitio Directors and Executive Officers: As of the Sitio Record Date, Sitio directors and executive officers, as a group, owned and were entitled to vote 691,286 shares of Sitio Class A Common Stock and 335,143 shares of Sitio Class C Common Stock, or approximately 0.68% of the total outstanding shares of Sitio Common Stock as of the Sitio Record Date.

Sitio currently expects that all of its directors and executive officers will vote their shares “FOR” the Sitio merger proposal and the Sitio compensation proposal.

Who Can Vote: The Sitio Board has fixed the close of business on July 7, 2025 as the record date (the “Sitio record date”) for the determination of stockholders entitled to notice of, and to vote at, the Sitio special meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Sitio record date are entitled to notice of, and shall be entitled to vote at, the Sitio special meeting or any postponement or adjournment thereof. Attendance is limited to Sitio stockholders, their proxy holders and our guests. Stockholders holding stock in brokerage accounts must provide a legal proxy or other evidence of share ownership as of July 7, 2025 to be admitted to the meeting. For more information regarding the Sitio special meeting, see the section entitled “The Sitio Special Meeting” beginning on page 132 of the accompanying joint information statement/proxy statement/prospectus.

The Sitio Board (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Sitio Pubco Merger and the Opco Merger, are fair to, and in the best interests of, Sitio and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger and (iii) resolved to recommend that the Sitio stockholders approve and adopt the Merger Agreement and the Transactions, including the Sitio Pubco Merger. The Sitio Board unanimously recommends that Sitio stockholders vote “FOR” the Sitio merger proposal and “FOR” the Sitio compensation proposal.

As a Sitio stockholder, you play an important role in Sitio by considering and taking action on these matters. We appreciate the time and attention you invest in making thoughtful decisions.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Sitio special meeting, please submit a proxy or voting instruction card as soon as possible. For specific instructions on voting, please refer to the joint information statement/proxy statement/prospectus accompanying this notice of meeting or the proxy card included with the proxy voting materials.

If you have any questions concerning the Sitio merger proposal, the Sitio compensation proposal, the mergers contemplated by the Merger Agreement or the accompanying joint information statement/proxy statement/prospectus, would like additional copies, or need help voting your shares of Sitio Common Stock, please contact Brett S. Riesenfeld, Sitio’s Executive Vice President, General Counsel and Corporate Secretary at 1-720-640-7620 or by sending a letter to Mr. Riesenfeld at the offices of Sitio at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

BY ORDER OF THE SITIO BOARD,

/s/ Noam Lockshin	/s/ Christopher L. Conoscenti
Noam Lockshin	Christopher L. Conoscenti
Chairman of the Sitio Board	Chief Executive Officer & Director
July 18, 2025	July 18, 2025

VIPER ENERGY, INC.

500 West Texas Ave., Suite 100

Midland, TX 79701

NOTICE OF ACTION BY WRITTEN CONSENT—WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Viper Energy, Inc.:

Pursuant to the Merger Agreement, dated as of June 2, 2025 (as amended from time to time, the “Merger Agreement”), by and among Viper Energy, Inc. (which we refer to as “Viper”), Viper Energy Partners LLC (which we refer to as “Viper Opco”), New Cobra Pubco, Inc. (which we refer to as “New Viper”), Cobra Merger Sub, Inc. (which we refer to as “Viper Merger Sub”), Scorpion Merger Sub, Inc. (which we refer to as “Sitio Merger Sub”), Sitio Royalties Corp. (which we refer to as “Sitio”) and Sitio Royalties Operating Partnership, LP (which we refer to as “Sitio Opco”), (i) Sitio Merger Sub will merge with and into Sitio (which we refer to as the “Sitio Pubco Merger”), with Sitio surviving the Sitio Pubco Merger as a wholly owned subsidiary of New Viper, and (ii) simultaneously with the Sitio Pubco Merger, Viper Merger Sub will merge with and into Viper (which we refer to as the “Viper Pubco Merger” and, together with the Sitio Pubco Merger, the “Pubco Mergers”), with Viper surviving the Viper Pubco Merger as a wholly owned subsidiary of New Viper. Following the Pubco Mergers, Sitio Opco will merge with and into Viper Opco (which we refer to as the “Opco Merger” and, together with the Pubco Mergers, the “Mergers”) with Viper Opco continuing as the surviving entity.

As a result of the Mergers, Viper and Sitio will become direct wholly owned subsidiaries of New Viper, a new holding company, which will be renamed “Viper Energy, Inc.” Upon completion of the Mergers, former Viper stockholders and former Sitio stockholders will own stock in New Viper, which is expected to be listed for trading on the Nasdaq Stock Market (which we refer to as the “Nasdaq”).

The board of directors of Viper (which we refer to as the “Viper Board”) has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby (which we refer to as the “Transactions”), including the Viper Pubco Merger, are fair to, and in the best interests of, Viper and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Viper Pubco Merger, (iii) resolved to recommend that Viper’s stockholders approve and adopt the Merger Agreement and the Transactions, including the Viper Pubco Merger, and (iv) authorized action by written consent of Viper’s stockholders on the foregoing matters. Following the execution of the Merger Agreement, Diamondback Energy, Inc., Diamondback E&P LLC and Endeavor Energy Resources, L.P. (which we refer to, collectively, as the “Diamondback Entities”), collectively holding approximately 53.7% of the combined voting power of the issued and outstanding shares of Viper’s Class A common stock, par value $0.000001 per share (“Viper Class A Common Stock”), and Viper’s Class B common stock, par value $0.000001 per share (“Viper Class B Common Stock”), entitled to vote as of June 2, 2025, executed a written consent in lieu of a meeting (which we refer to as the “Viper Stockholder Written Consent”), adopting the Merger Agreement and approving the Transactions, including the Viper Pubco Merger. As a result, no further action by any other Viper stockholder is required to approve the Merger Agreement or the Transactions, including the Viper Pubco Merger.

Viper has not solicited and will not be soliciting its stockholders’ authorization or approval of the Merger Agreement and the Transactions. Viper is furnishing this Notice of Action by Written Consent and the accompanying joint information statement/proxy statement/prospectus to provide its stockholders with material information concerning the actions taken in connection with the Viper Stockholder Written Consent in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C. This Notice of Action by Written Consent and the accompanying joint information statement/proxy statement/prospectus shall constitute notice to Viper stockholders from Viper of the Viper Stockholder Written Consent contemplated by Section 228(e) of the Delaware General Corporation Law (“DGCL”).

Under Section 262 of the DGCL, if the Mergers are completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Viper Class B Common Stock (other than the Diamondback Entities) will have the right to seek an appraisal for, and to be paid the “fair value” of, their shares of Viper Class B Common Stock (as determined by the Court of Chancery of the State of Delaware), together with interest, if any, as determined by the Court of Chancery of the State of Delaware, instead of receiving the merger consideration. In order to exercise your appraisal rights, you must demand in writing an appraisal of your shares no later than 20 days after the mailing of the accompanying joint information statement/proxy statement/prospectus, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying joint information statement/proxy statement/prospectus. A copy of Section 262 of the DGCL is included as Annex K to the accompanying joint information statement/proxy statement/prospectus. This Notice of Action by Written Consent and the accompanying joint information statement/proxy statement/prospectus shall constitute notice to Viper stockholders from Viper of the availability of appraisal rights under Section 262 of the DGCL in connection with the Mergers.

The accompanying joint information statement/proxy statement/prospectus provides you with detailed information about the Merger Agreement and the Transactions, including the Viper Pubco Merger, and provides additional information about the parties involved. A copy of the Merger Agreement is attached as Annex A to the accompanying joint information statement/proxy statement/prospectus. We encourage you to read the accompanying joint information statement/proxy statement/prospectus, the Merger Agreement and the other annexes to the accompanying joint information statement/proxy statement/prospectus carefully and in their entirety. You may also obtain more information about each of Viper and Sitio from the documents they file with the Securities and Exchange Commission.

On behalf of the Viper Board of Directors,

/s/ Kaes Van’t Hof

Kaes Van’t Hof

Chief Executive Officer

HELPFUL INFORMATION

In this document:

•	“Blackstone” means, collectively, BX Royal Aggregator LP, a Delaware limited partnership, and RRR Aggregator LLC, a Delaware limited liability company;

•	“Closing” means the closing of the Mergers;

•	“Closing Date” means the date on which the Closing occurs;

•	“Code” means the Internal Revenue Code of 1986, as amended;

•	“DGCL” means the Delaware General Corporation Law;

•	“Diamondback” means Diamondback Energy, Inc., a Delaware corporation;

•	“Diamondback Entities” means each of Diamondback Energy, Inc., Diamondback E&P LLC and Endeavor Energy Resources, L.P.;

•

“Diamondback Support Agreement” means the support agreement entered into by the Diamondback Entities, a copy of which is attached as Annex G to the accompanying joint information statement/proxy statement/prospectus;

•	“DLLCA” means the Delaware Limited Liability Company Act;

•	“DLPA” means the Delaware Revised Uniform Limited Partnership Act;

•	“DOJ” means the U.S. Department of Justice;

•	“End Date” means 5:00 p.m. Houston, Texas time, on June 2, 2026;

•

“Endeavor Mineral and Royalty Interests” means the mineral and royalty interests consisting of approximately 22,847 net royalty acres in the Permian Basin owned by 1979 Royalties, LP and 1979 Royalties GP, LLC, after giving effect to conveyances provided for in the definitive equity purchase agreement, dated as of January 30, 2025, by and among Viper, Viper Opco, Endeavor Energy Resources, L.P., 1979 Royalties, LP and 1979 Royalties GP, LLC;

•	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•

“Exchange Agent” means Sitio’s transfer agent or such other person reasonably acceptable to Sitio to act as agent for the holders of Sitio Common Stock (other than Excluded Sitio Shares) and Sitio Opco Units in connection with the Sitio Pubco Merger and the Opco Merger;

•

“Excluded Sitio Opco Units” means all Sitio Opco Units held by Viper, New Viper or Sitio or by any wholly owned subsidiary of Viper, New Viper or Sitio immediately prior to the Opco Merger Effective Time;

•

“Excluded Sitio Shares” means all shares of Sitio Common Stock held by Sitio as treasury shares or by Viper, New Viper or Sitio Merger Sub or by any wholly owned subsidiary of Viper, New Viper or Sitio Merger Sub immediately prior to the Pubco Merger Effective Time;

•

“Excluded Viper Shares” means all shares of Viper Common Stock held by Viper as treasury shares or by New Viper, Sitio or Viper Merger Sub or by any wholly owned subsidiary of New Viper, Sitio or Viper Merger Sub immediately prior to the Viper Pubco Merger Effective Time;

•	“FTC” means the U.S. Federal Trade Commission;

•	“GAAP” means generally accepted accounting principles in the United States;

•	“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	“Kimmeridge” means, collectively, KMF DPM HoldCo, LLC, a Delaware limited liability company, and Chambers DPM HoldCo, LLC, a Delaware limited liability company;

•

“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 2, 2025, by and among Viper Energy, Inc., Viper Energy Partners LLC, New Cobra Pubco, Inc., Cobra Merger Sub, Inc., Scorpion Merger Sub, Inc., Sitio Royalties Corp. and Sitio Royalties Operating Partnership, LP, as amended from time to time;

•	“Mergers” means the Opco Merger, the Sitio Pubco Merger and the Viper Pubco Merger;

•	“Nasdaq” means the Nasdaq Stock Market;

•

“Oaktree” means, collectively, Source Energy Leasehold, LP, a Delaware limited partnership, Source Energy Permian II, LLC, a Delaware limited liability company, Permian Mineral Acquisitions, LP, a Delaware limited partnership, and Sierra Energy Royalties, LLC, a Delaware limited liability company;

•	“New Viper” means New Cobra Pubco, Inc., a Delaware corporation;

•	“New Viper Board” means the board of directors of New Viper;

•	“New Viper Bylaws” means the amended and restated bylaws of New Viper, a form of which is attached as Annex C to this joint information statement/proxy statement/prospectus;

•	“New Viper Charter” means the amended and restated certificate of incorporation of New Viper, a form of which is attached as Annex B to this joint information statement/proxy statement/prospectus;

•	“New Viper Class A Common Stock” means the Class A common stock, par value $0.000001 per share, of New Viper;

•	“New Viper Class B Common Stock” means the Class B common stock, par value $0.000001 per share, of New Viper;

•	“New Viper Common Stock” means the New Viper Class A Common Stock and the New Viper Class B Common Stock;

•

“New Viper Opco LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Viper Opco, as amended and restated (subject to the applicable provisions of the Merger Agreement), to reflect, among other things, (i) that New Viper will be the managing member of the surviving company in the Opco Merger, (ii) that New Viper will replace Viper in such limited liability company agreement as the relevant publicly listed parent company and (iii) that the holders of Viper Opco Units that have executed adoption agreements to become parties to such limited liability company agreement will have agreed-upon exchange rights with respect to their Viper Opco Units (together with the corresponding number of shares of New Viper Class B Common Stock);

•	“NYSE” means The New York Stock Exchange;

•	“Opco Merger” means the merger of Sitio Opco with and into Viper Opco;

•	“Opco Merger Effective Time” means the time the Opco Merger is effective, which will occur following the occurrence of the Pubco Merger Effective Time;

•	“Pubco Merger Effective Time” means the effective time of the Viper Pubco Merger and the Sitio Pubco Merger;

•	“Pubco Mergers” means the Viper Pubco Merger and the Sitio Pubco Merger;

•	“SEC” means the U.S. Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•	“Sitio” means Sitio Royalties Corp., a Delaware corporation;

•	“Sitio Board” means the board of directors of Sitio;

•	“Sitio Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Sitio;

•	“Sitio Class C Common Stock” means the Class C common stock, par value $0.0001 per share, of Sitio;

•	“Sitio Common Stock” means the Sitio Class A Common Stock and the Sitio Class C Common Stock;

•	“Sitio DSU Award” means each award of deferred restricted stock units in respect of Sitio Class A Common Stock;

•

“Sitio Existing Credit Facility” means the Third Amended and Restated Credit Agreement, dated as of February 3, 2023 (as last amended on May 8, 2025 and as may be further amended, supplemented or modified from time to time), by and among Sitio Opco, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties from time to time party thereto, as in effect on the date of the Merger Agreement, and as amended in accordance with the Merger Agreement;

•	“Sitio Merger Sub” means Scorpion Merger Sub, Inc., a Delaware corporation;

•	“Sitio Opco” means Sitio Royalties Operating Partnership, LP, a Delaware limited liability company;

•

“Sitio Opco Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Sitio Royalties Operating Partnership, L.P., dated as of June 7, 2022, as it has been and may hereafter be amended or restated from time to time;

•	“Sitio Opco Unit” means a common unit representing a limited partnership interest in Sitio Opco;

•	“Sitio Opco Unit Award” means each award of restricted securities consisting of Sitio Opco Units and an equivalent number of shares of Sitio Class C Common Stock;

•	“Sitio PSU Award” means each award of performance-based restricted stock units in respect of Sitio Class A Common Stock;

•	“Sitio Pubco Merger” means the merger of Sitio Merger Sub with and into Sitio;

•	“Sitio Pubco Merger Effective Time” means the effective time of the Sitio Pubco Merger;

•	“Sitio RSU Award” means each award of restricted stock units in respect of Sitio Class A Common Stock solely subject to time-based vesting;

•

“Sitio Stockholder Approval” means the adoption of the Merger Agreement by the Sitio stockholders by the affirmative vote of a majority in voting power of Sitio Class A Common Stock and Sitio Class C Common Stock issued and outstanding and entitled to vote thereon, voting together as a single class in accordance with the DGCL and the organizational documents of Sitio;

•

“Sitio Stockholder Support Agreements” means the support agreements entered into by each of the Sitio Supporting Stockholders, copies of which are attached hereto as Annex D, Annex E and Annex F to the accompanying joint information statement/proxy statement/prospectus;

•	“Sitio Supporting Stockholders” means each of Blackstone, Kimmeridge and Oaktree;

•	“Transactions” means the various transactions contemplated by the Merger Agreement, including the Mergers;

•	“Viper” means Viper Energy, Inc., a Delaware corporation;

•	“Viper Board” means the board of directors of Viper;

•	“Viper Class A Common Stock” means the Class A common stock, par value $0.000001 per share, of Viper;

•	“Viper Class B Common Stock” means the Class B common stock, par value $0.000001 per share, of Viper;

•	“Viper Common Stock” means the Viper Class A Common Stock and the Viper Class B Common Stock;

•

“Viper Existing Credit Facility” means the Amended and Restated Credit Agreement, dated as of July 20, 2018, by and among, Viper Energy Partners LLC, as borrower, Viper Energy Partners LP, as guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended, restated, amended and restated, otherwise modified, replaced or refinanced, including as such facility may be upsized from time to time;

•	“Viper Merger Sub” means Cobra Merger Sub, Inc., a Delaware corporation;

•	“Viper Opco” means Viper Energy Partners LLC, a Delaware limited partnership;

•	“Viper Opco Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC, dated as of October 1, 2024, as has been amended or restated;

•	“Viper Opco Unit” means a common unit representing a limited liability company membership interest in Viper Opco;

•	“Viper PSU Award” means each award of restricted stock units in respect of Viper Class A Common Stock that is subject in whole or in part to performance-based vesting;

•	“Viper Pubco Merger” means the merger of Viper Merger Sub with and into Viper;

•	“Viper Pubco Merger Effective Time” means the effective time of the Viper Pubco Merger;

•	“Viper RSU Award” means each award of restricted stock units in respect of Viper Class A Common Stock solely subject to time-based vesting; and

•	“Viper Stockholder Written Consent” means the action by written consent, delivered by the Diamondback Entities on June 2, 2025, adopting the Merger Agreement and approving the Transactions.

i

ANNEXES

Annex A:

Agreement and Plan of Merger, dated as of June  2, 2025, by and among Viper Energy, Inc., Viper Energy Partners LLC, Sitio Royalties Corp., Sitio Royalties Operating Partnership, LP, New Cobra Pubco, Inc., Cobra Merger Sub, Inc. and Scorpion Merger Sub, Inc.

A-1
Annex B:	Form of Amended and Restated Certificate of Incorporation of New Viper	B-1
Annex C:	Form of Amended and Restated Bylaws of New Viper	C-1
Annex D:	Voting and Support Agreement, dated as of June 2, 2025, by and among Viper Energy, Inc., Sitio Royalties Corp., KMF DPM HoldCo, LLC and Chambers DPM HoldCo, LLC	D-1
Annex E:	Voting and Support Agreement, dated as of June 2, 2025, by and among Viper Energy, Inc., Sitio Royalties Corp., BX Royal Aggregator LP and RRR Aggregator LLC	E-1
Annex F:

Voting and Support Agreement, dated as of June  2, 2025, by and among Viper Energy, Inc., Sitio Royalties Corp., Source Energy Leasehold, LP, Source Energy Permian II, LLC, Permian Mineral Acquisitions, LP, and Sierra Energy Royalties, LLC

F-1
Annex G:

Parent Support Agreement, dated as of June  2, 2025, by and among Viper Energy, Inc., Sitio Royalties Corp., New Cobra Pubco, Inc., Diamondback Energy, Inc., Diamondback E&P LLC and Endeavor Energy Resources, L.P.

G-1
Annex H:	Form of Registration Rights Agreement	H-1
Annex I:	Opinion of Viper’s Financial Advisor	I-1
Annex J:	Opinion of Sitio’s Financial Advisor	J-1
Annex K:	Delaware General Corporation Law, Section 262	K-1

QUESTIONS AND ANSWERS

The following questions and answers are intended to briefly address some commonly asked questions regarding the Merger Agreement, the Mergers, the Transactions and certain procedures for Sitio stockholders to vote their shares and other matters with respect to the Sitio special meeting. Viper and Sitio urge you to carefully read the entirety of this joint information statement/proxy statement/prospectus, including the annexes and the information incorporated by reference into this joint information statement/proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you with respect to the Merger Agreement, the Mergers, the Transactions and the matters related to the Sitio special meeting.

QUESTIONS AND ANSWERS ABOUT THE MERGERS:

Q:	Why am I receiving this joint information statement/proxy statement/prospectus?

A:

You are receiving this joint information statement/proxy statement/prospectus because Viper and Sitio entered into the Merger Agreement on June 2, 2025, pursuant to which, among other things, on the terms and subject to the satisfaction or waiver of certain conditions in the Merger Agreement, Viper and Sitio have agreed to combine in an all-equity transaction.

This joint information statement/proxy statement/prospectus serves as (i) a proxy statement of Sitio to solicit proxies for its special meeting of stockholders, (ii) an information statement of Viper to provide its stockholders with material information concerning the actions taken in connection with the Viper Stockholder Written Consent in accordance with Section 228 of the DGCL, and (iii) a prospectus relating to the New Viper Class A Common Stock to be issued as consideration in the Mergers (excluding any such shares to be issued to Diamondback Entities (i.e., the entities that executed the Viper Stockholder Written Consent)). This joint information statement/proxy statement/prospectus shall constitute notice to Viper stockholders from Viper of the Viper Stockholder Written Consent contemplated by Section 228(e) of the DGCL.

In order to complete the Mergers, and in accordance with the DGCL, among other things, Sitio stockholders must approve and adopt the Merger Agreement and the Transactions (the “Sitio merger proposal”). In addition, Sitio’s stockholders are being asked to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Sitio’s named executive officers that is based on or otherwise relates to the Mergers (the “Sitio compensation proposal”).

This joint information statement/proxy statement/prospectus, which you should read carefully in its entirety, contains important information about the Mergers and other matters being considered at the Sitio special meeting and other related matters.

The registration statement containing this joint information statement/proxy statement/prospectus is not registering any shares of New Viper Class B Common Stock or any shares to be issued as consideration to the Diamondback Entities who delivered the Viper Stockholder Written Consent.

Q:	What will happen in the Mergers?

A:

Pursuant to the Merger Agreement, (i) Sitio Merger Sub will merge with and into Sitio, with Sitio surviving the Sitio Pubco Merger as a wholly owned subsidiary of New Viper, (ii) Viper Merger Sub will merge with and into Viper, with Viper surviving the Viper Pubco Merger as a wholly owned subsidiary of New Viper, and (iii) following the Pubco Mergers, Sitio Opco will merge with and into Viper Opco, with Viper Opco continuing as the surviving entity. Following the Mergers, former Viper and Sitio stockholders will own stock in New Viper, which is expected to operate under the name “Viper Energy, Inc.” and be listed for trading on the Nasdaq. The Merger Agreement, which governs the terms of the Mergers, is attached to this joint information statement/proxy statement/prospectus as Annex A. For a more complete discussion of the proposed Mergers, their effects and the other transactions contemplated by the Merger Agreement, please see the section entitled “The Mergers.”

Q:	What will holders of Sitio Common Stock or Sitio Opco Units receive in the Mergers?

A:

In accordance with the terms of the Merger Agreement, (i) at the Sitio Pubco Merger Effective Time, (A) each share of Sitio Class A Common Stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than Excluded Sitio Shares) will be canceled and automatically converted into the right to receive 0.4855 fully-paid and nonassessable shares of New Viper Class A Common Stock, and (B) each share of Sitio Class C Common Stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than Excluded Sitio Shares) will be automatically canceled and cease to exist; and (ii) at the Opco Merger Effective Time, (A) each Excluded Sitio Opco Unit will automatically convert into 0.4855 Viper Opco Units and (B) each Sitio Opco Unit (other than Excluded Sitio Opco Units) issued and outstanding immediately prior to the Opco Merger Effective Time will be converted into the right to receive (1) 0.4855 Viper Opco Units and (2) 0.4855 shares of New Viper Class B Common Stock.

No fractional shares of New Viper Common Stock will be issued in connection with the Sitio Pubco Merger or the Opco Merger. Each holder of Sitio Class A Common Stock who would otherwise receive a fraction of a share of New Viper Class A Common Stock pursuant to the Sitio Pubco Merger will receive in lieu thereof, cash, without interest, based on the then prevailing prices of shares of the New Viper Class A Common Stock on the Nasdaq. Each holder of Sitio Opco Units who would otherwise receive a fraction of a Viper Opco Unit pursuant to the Opco Merger will receive, in lieu thereof, cash, without interest, in an amount equal to the product of such fractional part of a Viper Opco Unit multiplied by the volume weighted average of Viper Class A Common Stock for the five consecutive trading days immediately prior to the Closing Date of the Mergers. If any holder of Sitio Opco Units would otherwise be entitled to receive a fraction of a share of New Viper Class B Common Stock (after taking into account all Sitio Opco Units delivered by such holder), such fraction of a share of New Viper Class B Common Stock shall be canceled, and such holder shall not be entitled to any additional consideration in exchange for such fractional share of New Viper Class B Common Stock. Sitio and Viper agreed under the Merger Agreement that fractional shares of New Viper Class B Common Stock have no fair value for purposes of Section 155 of the DGCL. For additional information regarding the consideration to be received in the Mergers, please see the section entitled “The Merger Agreement—Merger Consideration; Effect of the Mergers.”

Q:	What will holders of Viper Common Stock or Viper Opco Units receive in the Mergers?

A:

In accordance with the terms of the Merger Agreement, at the Viper Pubco Merger Effective Time, (i) each share of Viper Class A Common Stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time (other than Excluded Viper Shares) will be canceled and automatically converted into one share of New Viper Class A Common Stock and (ii) each share of Viper Class B Common Stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time (other than Excluded Viper Shares) will be automatically canceled and converted into one share of New Viper Class B Common Stock. Existing holders of Viper Opco Units will retain the Viper Opco Units they own and will not receive any additional Viper Opco Units in the Opco Merger.

For additional information regarding the consideration to be received in the Mergers, please see the section entitled “The Merger Agreement—Merger Consideration; Effect of the Mergers.”

Q:	If I am a holder of Viper Common Stock or Viper Opco Units, how will I receive the Merger Consideration to which I am entitled?

A:

Each share of Viper Common Stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time (excluding any Excluded Viper Shares) will be automatically converted into one share of the applicable class of New Viper Common Stock and, upon conversion, will cease to be outstanding and automatically be canceled and cease to exist. Each valid certificate or certificates which immediately prior to the Viper Pubco Merger Effective Time represented any such shares of Viper Common Stock or shares of Viper Common Stock held by book-entry will, upon the Viper Pubco Merger Effective Time, represent

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shares of New Viper Common Stock (without any requirement for the surrender of any such certificates or book-entry shares), with, as applicable, each certificate representing shares of Viper Common Stock prior to the Viper Pubco Merger Effective Time (a “Viper Certificate”) representing automatically an equivalent number of shares of applicable New Viper Common Stock. New Viper will cause the Exchange Agent (and/or its transfer agent) to credit in the stock ledger and other appropriate books and records of New Viper an equivalent number of shares of applicable New Viper Common Stock for any uncertificated shares of Viper Common Stock (other than any Excluded Viper Shares); provided, however, that if an exchange of Viper Certificates for new certificates for New Viper Common Stock is required by law or applicable rule or regulation, or is desired at any time by New Viper, in its sole discretion, New Viper will arrange for such exchange on a one-for-one share basis.

Holders of Viper Opco Units will retain the Viper Opco Units they own and will not receive any additional Viper Opco Units in the Mergers.

Q:	If I am a holder of Sitio Common Stock or Sitio Opco Units, how will I receive the Merger Consideration to which I am entitled?

A:

If you are a holder of certificates that represent eligible shares of Sitio Class A Common Stock (the “Sitio Certificates”), as soon as practicable after the Sitio Pubco Merger Effective Time (and in any event, no later than three business days after the Closing Date), the Exchange Agent will send you a form letter of transmittal to be completed, signed and mailed by you to the Exchange Agent as well as instructions for the surrender of your Sitio Certificates for the respective merger consideration. Upon receipt by the Exchange Agent of your properly completed, signed and dated letter of transmittal and the surrendered Sitio Certificates, you will receive (i) the shares of New Viper Class A Common Stock (in uncertificated book-entry form unless a physical certificate is otherwise requested) that you are entitled to receive and (ii) a check representing cash payable in lieu of any fractional shares of New Viper Class A Common Stock and dividends and other distributions on the shares of New Viper Class A Common Stock you are entitled to receive.

At the Sitio Pubco Merger Effective Time, each share of Sitio Class C Common Stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than Excluded Sitio Shares) will be automatically canceled and cease to exist.

If you are a holder of book-entry shares representing eligible shares of Sitio Class A Common Stock, as soon as practicable after the Sitio Pubco Merger Effective Time (and in any event, no later than the third business day thereafter), the Exchange Agent will send you (i) the shares of New Viper Class A Common Stock (in uncertificated book-entry form unless otherwise requested) you are entitled to receive and (ii) a check representing cash payable in lieu of any fractional shares of New Viper Class A Common Stock and dividends and other distributions on the shares of New Viper Class A Common Stock you are entitled to receive.

If you are a holder of Sitio Opco Units, as soon as practicable after the Opco Merger Effective Time (and in any event, no later than three business days after the Closing Date), the Exchange Agent will send you a form letter of transmittal to be completed, signed and mailed by you to the Exchange Agent as well as instructions for the surrender of your Sitio Opco Units for the respective merger consideration. You will also receive a customary adoption agreement with respect to the New Viper Opco LLC Agreement alongside such letter of transmittal. Upon receipt by the Exchange Agent of your properly completed, signed and dated letter of transmittal and adoption agreement and the surrendered Sitio Opco Units, you will receive (i) the Viper Opco Units (in certificated form unless other arrangements are made by Viper Opco and the Exchange Agent) that you are entitled to receive and (ii) a check representing cash payable in lieu of any fractional shares of Viper Opco Units you are entitled to receive.

For more information about the exchange of shares of Sitio Common Stock and Sitio Opco Units for shares of New Viper Class A Common Stock and Viper Opco Units, as applicable, and cash, see the section entitled “The Merger Agreement—Merger Consideration; Effect of the Mergers.”

Q:	What will holders of Viper equity awards receive in the Mergers?

A:

At the Viper Pubco Merger Effective Time, each award of restricted stock units in respect of Viper Class A Common Stock that is outstanding immediately prior to the Viper Pubco Merger Effective Time, whether or not subject in whole or in part to performance-based vesting conditions, will be canceled and converted into a corresponding award in respect of the same number of shares of New Viper Common Stock, subject to the same terms and conditions as were applicable to the award immediately prior to the Viper Pubco Merger Effective Time.

For additional information regarding the treatment of Viper equity awards, please see the section entitled “The Merger Agreement—Treatment of Outstanding Viper Equity Awards.”

Q:	What will holders of Sitio equity awards receive in the Mergers?

A:	The Merger Agreement provides for the treatment set forth below with respect to the awards held by Sitio’s non-employee directors, executive officers and other employees:

Sitio RSU Awards. At the Sitio Pubco Merger Effective Time, each Sitio RSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration (as defined below) in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

Sitio PSU Awards. At the Sitio Pubco Merger Effective Time, each Sitio PSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested), with the satisfaction of any performance goals in respect of any incomplete performance period determined based on the greater of (x) target performance or (y) actual performance through the Sitio Pubco Merger Effective Time, and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

Sitio DSU Awards. At the Sitio Pubco Merger Effective Time, each Sitio DSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

Sitio Opco Unit Awards. Each Sitio Opco Unit Award that is outstanding immediately prior to the Opco Merger Effective Time will, immediately prior to the Pubco Merger Effective Time, immediately vest in full (to the extent unvested) and, each Sitio Opco Unit and share of Sitio Class C Common Stock subject to such Sitio Opco Unit Award will be treated as an unrestricted Sitio Opco Unit and an unrestricted share of Sitio Class C Common Stock for all purposes of the Merger Agreement, including participation in the Mergers as set forth in the Merger Agreement, and the holder thereof will also receive an amount in cash equal to any accrued but unpaid cash-based distributions.

For additional information regarding the treatment of Sitio equity awards, please see the section entitled “The Mergers—Treatment of Outstanding Sitio Equity Awards.”

Q:	What equity stake will Viper stockholders and Sitio stockholders hold in New Viper?

A:

Viper and Sitio estimate that immediately following the Mergers (based on the number of shares of Viper Common Stock and Sitio Common Stock outstanding as of the date of this joint information statement/proxy statement/prospectus), Viper stockholders as of immediately prior to the Mergers are expected to hold approximately 80% of the issued and outstanding shares of the New Viper Common Stock after the Pubco Mergers and Sitio stockholders as of immediately prior to the Mergers are expected to hold approximately 20% of the issued and outstanding shares of the New Viper Common Stock after the Pubco Mergers.

Q:	How will Viper stockholders be affected by the Mergers?

A:

Upon completion of the Mergers, each Viper stockholder will hold the same number of shares of New Viper Common Stock as the number of shares of Viper Common Stock that such stockholder held immediately prior to completion of the Mergers. As a result of the Mergers, Viper stockholders will own shares in a larger company with more assets. However, because New Viper will be issuing shares of New Viper Common Stock to holders of Sitio Common Stock in exchange for their eligible shares of Sitio Common Stock in connection with the Mergers, the shares of Viper Common Stock held by the existing holders of Viper Common Stock immediately prior to the Mergers that are converted to shares of New Viper Common Stock in the Mergers will represent a smaller percentage of the aggregate number of shares of New Viper Common Stock issued and outstanding as compared to the percentage of the aggregate number of shares of Viper Common Stock issued and outstanding prior to the Mergers.

Q:	What will be the composition of the board of directors and management of New Viper following the completion of the Mergers?

A:

All members of the management team of Viper, including Kaes Van’t Hof, who currently serves as Chief Executive Officer of Viper, are expected to serve in the same roles at New Viper following the consummation of the Mergers. Similarly, the New Viper Board will consist of the same directors as those of the Viper Board as of immediately prior to the consummation of the Mergers.

Q:	Will I continue to receive dividends in respect of my shares of Sitio Class A Common Stock and distributions in respect of my Sitio Opco Units?

A:

Prior to the Closing of the Mergers, Viper and Sitio will coordinate regarding the declaration and payment of dividends in respect of the Sitio Class A Common Stock or Viper Class A Common Stock and distributions in respect of Sitio Opco Units or Viper Opco Units, as applicable, and the record dates and payment dates relating thereto, so as to ensure that the holders of Sitio Class A Common Stock or Sitio Opco Units do not receive two dividends or two distributions, or fail to receive one dividend or distribution, as applicable, in any quarter with respect to their shares of Sitio Class A Common Stock or Sitio Opco Units, or New Viper Class A Common Stock and Viper Opco Units that any such holder receives in exchange in the Mergers.

No dividends or other distributions declared or made with respect to shares of New Viper Common Stock or Viper Opco Units with a record date after the Pubco Merger Effective Time or Opco Merger Effective Time, as applicable, will be paid to (i) the holder of any unsurrendered certificate that as of immediately prior to the Sitio Pubco Merger Effective Time represented shares of Sitio Common Stock (other than Excluded Sitio Shares) with respect to the whole shares of New Viper Common Stock that such holder would be entitled to receive upon surrender of such certificate and no cash payment in lieu of fractional shares of New Viper Common Stock will be paid to any such holder, in each case until such holder surrenders such certificates in accordance with the Merger Agreement or (ii) the holder of any Sitio Opco Units with respect to the whole Viper Opco Units and shares of New Viper Class B Common Stock that such holder would be entitled to receive upon surrender of such Sitio Opco Units and no cash payment in lieu of fractional Viper Opco Units will be paid to any such holder, in each case until such holder delivers to the Exchange Agent a duly completed and validly executed letter of transmittal. Dividends will be accrued for these holders and they will receive the accrued dividends, without interest, when they surrender any such certificate or deliver a duly completed and validly executed letter of transmittal, as applicable.

Q:	Will I continue to receive dividends in respect of my shares of Viper Class A Common Stock and distributions in respect of my Viper Opco Units?

A:	Prior to the Closing of the Mergers, Viper and Sitio will coordinate regarding the declaration and payment of dividends in respect of the Sitio Class A Common Stock or Viper Class A Common Stock and

distributions in respect of Sitio Opco Units or Viper Opco Units, as applicable, and the record dates and payment dates relating thereto, so as to ensure that the holders of Viper Class A Common Stock or Viper Opco Units do not receive two dividends or two distributions, or fail to receive one dividend or distribution, as applicable, in any quarter with respect to their shares of Viper Class A Common Stock or Viper Opco Units, or New Viper Class A Common Stock that any such holder receives in exchange in the Mergers.

No dividends or other distributions declared or made with respect to shares of New Viper Common Stock or Viper Opco Units with a record date after the Pubco Merger Effective Time or Opco Merger Effective Time, as applicable, will be paid to the holder of any unsurrendered certificate that as of immediately prior to the Sitio Pubco Merger Effective Time represented shares of Viper Common Stock (other than Excluded Viper Shares) with respect to the whole shares of New Viper Common Stock that such holder would be entitled to receive upon surrender of such certificate and no cash payment in lieu of fractional shares of New Viper Common Stock will be paid to any such holder, in each case until such holder surrenders such certificates in accordance with the Merger Agreement. Dividends will be accrued for these holders and they will receive the accrued dividends, without interest, when they surrender any such certificate or deliver a duly completed and validly executed letter of transmittal, as applicable.

Q:	Will the shares of New Viper Common Stock that I acquire in connection with the Mergers receive a dividend?

A:

After the Closing of the Mergers, as a holder of New Viper Common Stock, you will receive the same dividends on shares of New Viper Common Stock that all other holders of the respective class of New Viper Common Stock will receive for any dividend with a record date that occurs after the Pubco Merger Effective Time.

Q:	Will the shares of New Viper Class A Common Stock, shares of New Viper Class B Common Stock and Viper Opco Units received at the time of Closing of the Mergers be traded on an exchange?

A:

Yes. It is a condition to the consummation of the Mergers that the shares of New Viper Class A Common Stock issuable (i) to the holders of eligible shares of Sitio Class A Common Stock pursuant to the Merger Agreement, (ii) to the holders of eligible shares of Viper Class A Common Stock pursuant to the Merger Agreement and (iii) upon the redemption of Viper Opco Units (together with a corresponding number of shares of New Viper Class B Common Stock) to be outstanding following the issuance of Viper Opco Units to the holders of Sitio Opco Units pursuant to the Merger Agreement, be authorized for listing on the Nasdaq, subject to official notice of issuance. Viper Class A Common Stock currently trades on the Nasdaq under the symbol “VNOM,” and Sitio Class A Common Stock currently trades on the NYSE under the symbol “STR.” When the Mergers are completed, Viper securities will cease to be traded on the Nasdaq and Sitio securities will cease to be traded on the NYSE, and both will be deregistered under the Exchange Act.

The New Viper Class B Common Stock and Viper OpCo Units will not be traded on an exchange.

For additional information, please see the section entitled “The Mergers—Stock Exchange Listing.”

Q:	What are the material U.S. federal income tax consequences of the Pubco Mergers to the holders of Viper Class A Common Stock and holders of Sitio Class A Common Stock?

A:

Assuming that the Pubco Mergers are completed as currently contemplated, Viper and Sitio intend that (A) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers together constitute a transaction described in Section 351 of the Code and/or (B) each of the Pubco Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided that the Pubco Mergers so qualify, a U.S. holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Pubco Mergers”) of Viper Class A Common Stock and a U.S. holder of Sitio Class A Common Stock, as applicable, generally should not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their Viper Class A Common Stock or Sitio Class A Common Stock, as applicable, for New Viper Class A Common Stock. It is a condition to the respective obligations of Viper and Sitio to complete the Pubco Mergers that each of Viper and Sitio receive a legal opinion to the effect that (i) the relevant Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code.

For a more detailed discussion of the material U.S. federal income tax consequences of the Pubco Mergers to U.S. holders of Viper Class A Common Stock and U.S. holders of Sitio Class A Common Stock, see the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Pubco Mergers” beginning on page 91. Each Viper stockholder and Sitio stockholder is strongly encouraged to consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Transactions to it.

Q:	When do Viper and Sitio expect to complete the Mergers?

A:

Viper and Sitio currently expect to complete the Mergers in the third quarter of 2025. However, neither Viper nor Sitio can predict the actual date on which the Mergers will be completed, nor can the parties ensure that the Mergers will be completed, because completion is subject to conditions beyond the control of either company. Please see the sections entitled “The Mergers—Regulatory Approval”, “The Merger Agreement—Conditions to Completion of the Mergers” and “Summary—The Mergers and the Merger Agreement.”

Q:	What happens if the Mergers are not completed?

A:

If Sitio stockholders do not approve the Sitio merger proposal, or if the Mergers are not completed for any other reason, Viper equityholders and Sitio stockholders will not receive any Merger Consideration (as defined below) for their respective shares of Viper Common Stock and Sitio Common Stock they own. Instead, Viper and Sitio will each remain independent public companies, Viper Class A Common Stock and Sitio Class A Common Stock will each continue to be listed and traded on the Nasdaq and the NYSE, respectively, and registered under the Exchange Act, and Viper and Sitio will continue to file periodic reports with the SEC.

Under specified circumstances, Sitio may be required to pay a termination fee upon or subsequent to termination of the Merger Agreement, as described in the section entitled “The Merger Agreement—Expenses and Termination Fees.”

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials for the Sitio special meeting, including multiple copies of this joint information statement/proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Sitio Common Stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form. If you fail to submit each separate proxy or voting instruction form that you receive, not all of your shares will be voted.

QUESTIONS AND ANSWERS ABOUT THE SITIO SPECIAL MEETING:

Q:	When and where is the Sitio special meeting?

A:

The Sitio special meeting will be a virtual meeting conducted exclusively via live webcast online at www.virtualshareholdermeeting.com/STR2025SM starting at 10:00 a.m. Central Time (with log-in beginning at 9:30 a.m. Central Time) on August 18, 2025. The Sitio special meeting will be virtual only and

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stockholders will not be able to attend the Sitio special meeting in person. Stockholders will be able to submit questions via the online platform before and during the Sitio special meeting. You may submit questions prior to the Sitio special meeting by logging onto www.proxyvote.com with your 16-digit control number. You will be able to participate in the Sitio special meeting online and submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/STR2025SM, typing a question into the “Ask a Question” field and clicking submit. You will also be able to vote your shares electronically.

Q:	What is a record date and who is entitled to vote at the Sitio special meeting?

A:

A record date is the date, as of the close of business, on which stockholders of record are entitled to notice of and to vote at a meeting of stockholders. The Sitio record date for the Sitio special meeting is July 7, 2025 and was established by the Sitio Board as required under the laws of Delaware, its state of incorporation. Thus, owners of record of shares of Sitio Class A Common Stock and Sitio Class C Common Stock as of the close of business on July 7, 2025 are entitled to receive notice of and to vote at the Sitio special meeting and at any adjournments or postponements thereof. For additional information, please see the section entitled “The Sitio Special Meeting—Record Date.”

Q:	What are Sitio stockholders being asked to approve?

A:	Sitio stockholders are being asked to approve the Sitio merger proposal and, on a non-binding, advisory basis, the Sitio compensation proposal.

Q:	What Sitio stockholder vote is required to approve each of the proposals?

A:

Your vote “FOR” each proposal presented at the Sitio special meeting is very important and you are encouraged to submit a proxy as soon as possible. The Mergers cannot be completed without, among other things, the approval of the Sitio merger proposal by Sitio stockholders.

Sitio merger proposal. Approval of the Sitio merger proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Sitio Common Stock entitled to vote on the Sitio merger proposal, voting as a single class. Accordingly, a Sitio stockholder’s abstention from voting, a broker non-vote (if any) or the failure of a Sitio stockholder to attend the Sitio special meeting and vote will have the same effect as a vote “AGAINST” the Sitio merger proposal.

Sitio compensation proposal. Approval of the Sitio compensation proposal requires the affirmative vote of the holders of a majority of the shares of Sitio Common Stock present virtually or by proxy at the Sitio special meeting and entitled to vote thereon, voting as a single class. Accordingly, a Sitio stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the Sitio compensation proposal, while a broker non-vote (if any) or the failure of a Sitio stockholder to attend the Sitio special meeting virtually and vote will have no effect, assuming a quorum is otherwise present, on the outcome of the Sitio compensation proposal.

For additional information, please see the section entitled “The Sitio Special Meeting—Vote Required.”

Q:	How does the Sitio Board recommend that I vote my shares?

A:

The Sitio Board’s recommendations can be found with the description of each proposal in this joint information statement/proxy statement/prospectus. The Sitio Board has carefully considered the terms of the Merger Agreement and the Transactions, including the Sitio Pubco Merger, and unanimously recommends that Sitio stockholders vote “FOR” the Sitio merger proposal and “FOR” the Sitio compensation proposal. For additional information regarding how the Sitio Board recommends that Sitio stockholders vote, see the sections entitled “The Mergers—Sitio Board’s Recommendation; Reasons for the Mergers” and “Sitio Special Meeting—Recommendation of the Sitio Board.”

Q:

Why are Sitio stockholders being asked to approve, on a non-binding, advisory basis, certain compensation arrangements that may be paid or become payable to Sitio’s named executive officers in connection with the Mergers?

A:

Rule 14a-21(c) promulgated by the SEC under Section 14A of the Exchange Act requires that Sitio seek a non-binding, advisory vote with respect to certain compensation arrangements that could be paid or become payable to Sitio’s named executive officers in connection with the Mergers. For more information regarding such payments, see the section entitled “The Sitio Compensation Proposal.”

Q:	What happens if the Sitio compensation proposal is not approved?

A:

Approval of the Sitio compensation proposal is not a condition to the obligations of Viper, New Viper or Sitio to complete the Mergers. The vote is an advisory vote and is not binding. If the Mergers are completed, Sitio will pay the applicable compensation in connection with the Mergers to its named executive officers even if Sitio stockholders fail to approve the Sitio compensation proposal. For more information, see the section entitled “The Sitio Compensation Proposal.”

Q:	Do Sitio stockholders have appraisal rights or dissenters’ rights?

A:

Under Delaware law, holders of Sitio Class A Common Stock are not entitled to exercise dissenters’ or appraisal rights in connection with the Sitio Pubco Merger because shares of Sitio Class A Common Stock are listed on the NYSE and holders of eligible shares of Sitio Class A Common Stock are not required to receive consideration other than shares of New Viper Class A Common Stock, which are expected to be listed on the Nasdaq, with cash only in lieu of fractional shares.

However, holders of Sitio Class C Common Stock who do not vote in favor of the Sitio merger proposal will be entitled to exercise appraisal rights under the DGCL and will have the right to obtain payment in cash for the fair value of their shares of Sitio Class C Common Stock, if any, as determined by the Delaware Court of Chancery, solely with respect to their shares of Sitio Class C Common Stock (and not, for the avoidance of doubt, with respect to any shares of Sitio Class A Common Stock or Sitio Opco Units held by them). To exercise appraisal rights, holders of Sitio Class C Common Stock must strictly follow the procedures prescribed by Section 262 of the DGCL (“Section 262”), and failure to comply with Section 262 may result in such holders waiving, or being unable to exercise, appraisal rights.

For more information regarding appraisal rights, please see the section entitled “Appraisal Rights.” In addition, a copy of Section 262 is attached as Annex K to this joint information statement/proxy statement/prospectus.

Q:	How many votes may I cast?

A:

Each issued and outstanding share of Sitio Class A Common Stock and each issued and outstanding share of Sitio Class C Common Stock entitles its holder of record to one vote on each matter to be considered at the Sitio special meeting, and the Sitio Class A Common Stock and Sitio Class C Common Stock will vote together as a single class. The Sitio stockholders of record on the Sitio record date are the only Sitio stockholders that are entitled to receive notice of, and to vote at, the Sitio special meeting or any adjournments or postponements thereof.

Q:	What constitutes a quorum at the Sitio special meeting?

A:	In order for business to be conducted at the Sitio special meeting, a quorum must be present.

A quorum at the Sitio special meeting requires the attendance online or by proxy of holders of a majority of the total issued and outstanding shares of Sitio Common Stock entitled to vote at the Sitio special meeting, or 75,473,388 shares of Sitio Common Stock based on the Sitio record date. A Sitio stockholder will be considered present at the Sitio special meeting by logging into the Sitio special meeting website using his, her or its unique 16-digit control number or by appointing a proxy. If you submit a properly executed proxy card, or submit a proxy via the internet or by telephone, even if you do not vote for the relevant proposal or vote to “ABSTAIN” in respect of such proposal, your shares of Sitio Common Stock will be counted for purposes of calculating whether a quorum is present for the transaction of business at the Sitio special meeting. Because it is expected that all of the matters to be voted on at the Sitio special meeting will be non-routine under NYSE rules, brokers will not have discretionary authority to vote on any such proposal; therefore, if you do not provide voting instructions to your broker, bank or other nominee, your shares will not count towards determining whether a quorum is present and your shares of Sitio Common Stock will not be voted on the Sitio merger proposal or the Sitio compensation proposal. For more information, please see the section entitled “The Sitio Special Meeting—Quorum; Abstentions and Broker Non-Votes.”

Q:	How do I submit questions for the Sitio special meeting?

A:

Stockholders attending the Sitio special meeting will be in a listen-only mode and will not be able to speak during the webcast. However, stockholders will be able to submit any questions by the close of business on August 15, 2025 in advance of the Sitio special meeting by visiting proxyvote.com. Additionally, stockholders will be able to submit questions during a portion of the Sitio special meeting by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/STR2025SM, typing a question into the “Ask a Question” field and clicking submit. For more information, please see the section entitled “The Sitio Special Meeting—Attendance at the Sitio Special Meeting—Submitting Questions for the Sitio Special Meeting.”

Q:	What is a proxy and what is a proxy statement?

A:

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy. This document is a proxy statement. It is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. We encourage you to read this joint information statement/proxy statement/prospectus carefully.

For more information, see the section entitled “The Sitio Special Meeting—Proxies and Revocation.”

Q:	What do I need to do now?

A:

After you have carefully read and considered the information contained in or incorporated by reference into this joint information statement/proxy statement/prospectus, please submit your proxy via the internet or by telephone in accordance with the instructions set forth on the proxy card or voting instruction form you received, or complete, sign, date and return the proxy card or voting instruction form in the self-addressed, stamped envelope provided as soon as possible so that your shares will be represented and voted at the Sitio special meeting.

For additional information on voting procedures, please see the section entitled “Sitio Special Meeting.”

Q:	How will my proxy be voted?

A:

If you submit your proxy via the internet, by telephone, or by properly completing, signing, dating and returning the proxy card or voting instruction form, your proxy will be voted in accordance with your instructions.

If your shares of Sitio Common Stock are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you sign and return the proxy card but do not give instructions on how you would like to vote your shares of Sitio Common Stock, your shares will be voted in accordance with the recommendation of the Sitio Board: “FOR” the Sitio merger proposal and “FOR” the Sitio compensation proposal.

For additional information on voting procedures, please see the section entitled “The Sitio Special Meeting—Proxies and Revocation.”

Q:	Who will count the votes?

A:	The votes at the Sitio special meeting will be tabulated and certified by the inspector of elections appointed by the Sitio Board.

Q:	Where can I find the voting results of the Sitio special meeting?

A:

Sitio intends to announce the preliminary voting results at the Sitio special meeting and to disclose detailed, final voting results in a Current Report on Form 8-K, which it will file with the SEC within four business days of the Sitio special meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

Q:	What if I have technical difficulties during check-in or the Sitio special meeting?

A:

We will have technicians ready to assist you if you have any technical difficulties during check-in or the Sitio special meeting. If you encounter any difficulties accessing the Sitio special meeting during the check-in or meeting time, please call the technical support number that will be posted on the Sitio special meeting log in page.

Q:	What is the difference between stockholder of record and a beneficial owner of shares held in street name?

A:

Stockholder of Record. If your shares are registered directly in your name with Sitio’s transfer agent, Continental Stock & Trust Company, you are considered the stockholder of record with respect to those shares, and this joint information statement/proxy statement/prospectus was sent directly to you by Sitio.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in “street name,” and this joint information statement/proxy statement/prospectus was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Sitio special meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the “vote instruction form” that organization has provided to you to vote or attend virtually the Sitio special meeting.

Q:	How do I vote my shares if I am a “beneficial owner” (shares held in street name)?

A:

If your shares are registered or held in the name of your broker, bank, or other nominee (“street name”), you have the right to direct your broker, bank or other nominee on how to vote your shares by using the method specified by your broker, bank or other nominee. In addition to voting by mail, most brokerage firms and banks participate in Internet or telephone voting programs. These programs provide eligible “street name” stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose brokerage firms or banks participate in these programs. If your shares are registered or held in the name of your broker, bank or other nominee and you plan to attend and participate in the Sitio special meeting, you should contact your broker, bank or other nominee (preferably at least five days before the Sitio special meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Sitio special meeting. Attendance at the virtual Sitio special meeting will not, in and of itself, constitute a vote or a revocation of a prior proxy.

You should instruct your bank, broker or other nominee how to vote your shares of Sitio Common Stock. Under the rules applicable to broker-dealers, your bank, broker or other nominee does not have discretionary authority to vote your shares on any of the proposals scheduled to be voted on at the Sitio special meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Sitio does not expect any broker non-votes at the Sitio special meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Sitio special meeting are considered non-routine under NYSE rules. As a result, no broker will be permitted to vote your shares of Sitio Common Stock at the Sitio special meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have (i) the same effect as a vote “AGAINST” the Sitio merger proposal and (ii) no effect on the Sitio compensation proposal.

For additional information on voting procedures, please see the section entitled “The Sitio Special Meeting—How to Vote.”

Q:	What can I do if I change my mind after I have submitted a proxy for my shares of Sitio Common Stock?

A:

You may revoke your proxy and change your vote at any time before the final vote at the Sitio special meeting by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made via the Internet, by telephone or by mail, by attending the Sitio special meeting virtually and voting online during the meeting or by filing a revocation with Sitio’s Corporate Secretary, at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

If you hold your shares in street name, you may change your vote by contacting your broker or other nominee and following their instructions, which must be received before 10:59 p.m. Central Time on the night before the Sitio special meeting. Please note, however, that if your shares of record are held by a broker, bank, broker-dealer, custodian, or other similar organization, you must instruct your broker, bank, broker-dealer, custodian or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such organization.

For more information, see the section entitled “The Sitio Special Meeting—Proxies and Revocation.”

Q:	Are there any risks that I should consider as a Sitio stockholder in deciding how to vote?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors.” You also should read and carefully consider the risk factors of Viper and Sitio contained in the documents that are incorporated by reference into this joint information statement/proxy statement/prospectus.

Q:	What happens if I sell or otherwise transfer my shares of Sitio Common Stock before the Sitio special meeting?

A:

The Sitio record date for shares of Sitio Common Stock entitled to vote at the Sitio special meeting is earlier than both the date of the Sitio special meeting and the consummation of the Mergers. If you sell or otherwise transfer your shares of Sitio Common Stock after the Sitio record date but before the Sitio special meeting occurs, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares of Sitio Common Stock, you will retain your right to vote such shares at the Sitio special meeting but will otherwise transfer ownership of and the economic interest in such shares, including the right to receive shares in New Viper, if the Mergers are completed, to the person to whom you transfer your shares of Sitio Common Stock.

Q:	Do any of the officers or directors of Sitio have interests in the Mergers that may differ from or be in addition to my interests as a Sitio stockholder?

A:

Yes. In considering the recommendation of the Sitio Board that Sitio stockholders vote to approve the Sitio merger proposal and the Sitio compensation proposal, Sitio stockholders should be aware that, aside from their interests as stockholders of Sitio, some of Sitio’s directors and executive officers may have interests in the Mergers that may be different from, or in addition to, the interests of Sitio stockholders generally. The Sitio Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Transactions, in approving the Mergers, and in recommending the approval of the Sitio merger proposal and the Sitio compensation proposal.

For more information on these interests and quantification of certain of these interests, please see “The Mergers—Interests of Sitio’s Directors and Executive Officers in the Mergers.”

Q:	Who can answer any questions I may have about the Sitio special meeting or the Mergers?

A:

If you are a Sitio stockholder and have any questions about the Sitio special meeting or the Mergers, or if you need additional copies of this joint information statement/proxy statement/prospectus or documents incorporated by reference herein, the applicable enclosed proxy card or voting instructions, you should contact:

Sitio Royalties Corp.

Attn: Investor Relations

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(720) 640-7620

QUESTIONS AND ANSWERS ABOUT THE VIPER STOCKHOLDER WRITTEN CONSENT:

Q:	Did the Viper Board approve the transactions contemplated by the Merger Agreement?

A:

After careful consideration of the various factors described in “The Mergers—Viper Board’s Recommendation; Reasons for the Mergers,” the Viper Board unanimously (i) determined that the Merger Agreement and the Transactions, including the Viper Pubco Merger, are fair to, and in the best interests of, Viper and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Viper Pubco Merger, (iii) resolved to recommend that Viper’s stockholders approve and adopt the Merger Agreement and the Transactions, including the Viper Pubco Merger, and (iv) authorized action by written consent of Viper’s stockholders on the foregoing matters.

Q:	Has stockholder approval of the Mergers, including the Viper Pubco Merger, been obtained?

A:

Following the execution of the Merger Agreement, the Diamondback Entities executed the Viper Stockholder Written Consent approving the Merger Agreement and the Transactions, including the Viper Pubco Merger, and delivered such written consent to Sitio. As a result, no further action by any other Viper stockholder is required to approve the Merger Agreement or the Transactions, including the Viper Pubco Merger.

Q:	Why am I receiving this joint information statement/proxy statement/prospectus?

A:

This joint information statement/proxy statement/prospectus is being provided to you for your information to comply with the requirements of the Exchange Act. You are urged to read this joint information statement/proxy statement/prospectus in its entirety. However, no action is required on your part in connection with this document. Viper is not asking you for a proxy and you are requested not to send Viper a proxy.

Q:	Do Viper equityholders have appraisal rights or dissenters’ rights?

A:

Under the DGCL, holders of Viper Class A Common Stock are not entitled to exercise dissenters’ or appraisal rights in connection with the Viper Pubco Merger because shares of Viper Class A Common Stock are listed on the Nasdaq and holders of eligible shares of Viper Class A Common Stock are not required to receive consideration other than shares of New Viper Class A Common Stock, which are expected to be listed on the Nasdaq.

However, holders of Viper Class B Common Stock who did not provide the Viper Stockholder Written Consent will be entitled to exercise appraisal rights under the DGCL and will have the right to obtain payment in cash for the fair value of their shares of Viper Class B Common Stock, as determined by the Delaware Court of Chancery, rather than the Merger Consideration, solely with respect to their shares of Viper Class B Common Stock (and not, for the avoidance of doubt, with respect to any shares of Viper Class A Common Stock or Viper Opco Units held by them). To exercise appraisal rights, holders of Viper Class B Common Stock must strictly follow the procedures prescribed by Section 262, and failure to comply with Section 262 may result in such holders waiving, or being unable to exercise, appraisal rights.

For more information regarding appraisal rights, please see the section entitled “Appraisal Rights.” In addition, a copy of Section 262 is attached as Annex K to this joint information statement/proxy statement/prospectus.

Q:	Do any of the officers or directors of Viper have interests in the Mergers that may differ from or be in addition to my interests as a Viper stockholder?

A:

In connection with the consummation of the Mergers, some of Viper’s directors and executive officers may have interests in the Mergers that may be different from, or in addition to, the interests of Viper stockholders generally. The Viper Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Transactions, in approving the Mergers, and in recommending the approval of the adoption of the Merger Agreement.

For more information on these interests and quantification of certain of these interests, please see “The Mergers—Interests of Viper’s Directors and Executive Officers in the Mergers.”

Q:	Who can answer any questions I may have about the Viper Stockholder Written Consent or the Mergers?

A:

If you are a Viper stockholder and have any questions about the Viper Stockholder Written Consent or the Mergers, or if you need additional copies of this joint information statement/proxy statement/prospectus or documents incorporated by reference herein, you should contact:

Viper Energy, Inc.

Attn: Investor Relations

500 West Texas Ave., Suite 100

Midland, TX 79701

(432) 221-7400

Q:	Where can I find more information about Viper and Sitio?

A:	You can find more information about Viper and Sitio from various sources described in the section entitled “Where You Can Find More Information.”

SUMMARY

The following summary highlights information contained elsewhere in this joint information statement/proxy statement/prospectus. It may not contain all the information that may be important to you. You should read this entire joint information statement/proxy statement/prospectus carefully in its entirety, including the annexes. A copy of the Merger Agreement is attached as Annex A to this joint information statement/proxy statement/prospectus. Additional, important information, which you are urged to also read, is contained in the documents incorporated by reference into this joint information statement/proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

The Parties to the Mergers (see page 36)

Viper Energy, Inc.

Viper Energy, Inc. (“Viper”) is a publicly traded Delaware corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin, which is one of the oldest and most prolific producing basins in North America. Effective November 13, 2023, Viper converted its legal status from a Delaware limited partnership into a Delaware corporation. Viper’s primary business objective is to provide an attractive return to its stockholders by focusing on business results, generating robust free cash flow, reducing debt and protecting its balance sheet, while maintaining what it believes is a best-in-class cost structure. Its assets consist of mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin in West Texas, substantially all of which are leased to working interest owners who bear the costs of operation and development.

As of the date of the Merger Agreement, Diamondback owned approximately 53.7% of Viper Common Stock and, assuming the Mergers are consummated, is expected to own approximately 41% of New Viper Common Stock after Closing. Diamondback currently operates approximately 59% of Viper’s net royalty acreage, and, assuming the Mergers are consummated, is expected to operate approximately 39% of Viper’s net royalty acreage after Closing.

Viper’s principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701, and its telephone number is (432) 221-7400.

Additional information about Viper is contained in its public filings with the SEC, which are incorporated by reference in this joint information statement/proxy statement/prospectus. See the section entitled “Where You Can Find More Information” for more information.

Viper Energy Partners LLC

Viper Energy Partners LLC, a Delaware limited liability company (“Viper Opco”), together with its wholly owned subsidiaries, holds substantially all of the assets of Viper. Each Viper Opco Unit, together with one share of Viper Class B Common Stock, is exchangeable by the holder of such Viper Opco Unit for one share of Viper Class A Common Stock or, if Viper so elects, cash pursuant to the terms of Viper’s and Viper Opco’s organizational documents, subject to certain restrictions.

Viper Opco’s principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701, and its telephone number is (432) 221-7400.

New Cobra Pubco, Inc.

New Cobra Pubco, Inc., a Delaware corporation (“New Viper”), is a wholly owned subsidiary of Viper and was formed on June 2, 2025, for the purpose of engaging in the Transactions. Since the date of its incorporation,

New Viper has not engaged in any activities other than as contemplated by the Merger Agreement and the other agreements related thereto. Following the completion of the Transactions, New Viper will be a publicly traded holding company with Viper and Sitio as its direct wholly owned subsidiaries.

For a description of the capital stock of New Viper immediately after the completion of the Transactions, see “Description of New Viper Securities” beginning on page 127 of this joint information statement/proxy statement/prospectus.

New Viper’s principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701, and its telephone number is (432) 221-7400.

Cobra Merger Sub, Inc.

Cobra Merger Sub, Inc., a Delaware corporation (“Viper Merger Sub”), is a wholly owned subsidiary of New Viper and was formed on June 2, 2025 for the purpose of engaging in the Transactions. Since the date of its incorporation, Viper Merger Sub has not engaged in any activities other than as contemplated by the Merger Agreement and the other agreements related thereto. Following the completion of the Transactions, Viper Merger Sub will have merged with and into Viper, and Viper Merger Sub will cease to exist.

Scorpion Merger Sub, Inc.

Scorpion Merger Sub, Inc., a Delaware corporation (“Sitio Merger Sub”), is a wholly owned subsidiary of New Viper and was formed on June 2, 2025 for the purpose of engaging in the Transactions. Since the date of its incorporation, Sitio Merger Sub has not engaged in any activities other than as contemplated by the Merger Agreement and the other agreements related thereto. Following the completion of the Transactions, Sitio Merger Sub will have merged with and into Sitio, and Sitio Merger Sub will cease to exist.

Sitio Royalties Corp.

Sitio Royalties Corp., a Delaware corporation (“Sitio”), acquires, owns and manages high-quality mineral and royalty interests across premium basins in the United States with the objective of generating cash flow from operations that can be returned to stockholders as dividends or through share repurchases, utilized to pay down debt obligations, and reinvested to expand its base of cash flow generating assets. As of December 31, 2024, Sitio owned mineral and royalty interests representing approximately 273,100 net royalty acres when adjusted to a 1/8th royalty.

Sitio’s principal executive offices are located at 1401 Lawrence St., Suite 1750, Denver, Colorado 80202, and its telephone number is (720) 640-7620.

Additional information about Sitio is contained in its public filings with the SEC, which are incorporated by reference in this joint information statement/proxy statement/prospectus. See the section entitled “Where You Can Find More Information” for more information.

Sitio Royalties Operating Partnership, LP

Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Sitio Opco”), holds substantially all of the assets of Sitio. Each Sitio Opco Unit, together with one share of Sitio Class C Common Stock, is redeemable by the holder of such Sitio Opco Unit for one share of Sitio Class A Common Stock or, if either Sitio or Sitio Opco so elects, cash pursuant to the terms of Sitio’s and Sitio Opco’s organizational documents, subject to certain restrictions.

Sitio Opco’s principal executive offices are located at 1401 Lawrence St., Suite 1750, Denver, Colorado 80202, and its telephone number is (720) 640-7620.

The Mergers and the Merger Agreement (see pages 36 and 96)

On June 2, 2025, Viper, Viper Opco, Sitio, Sitio Opco, New Viper, Viper Merger Sub and Sitio Merger Sub entered into the Merger Agreement. The Merger Agreement provides for three mergers, on the terms and subject to the conditions in the Merger Agreement and in accordance with the DGCL, the DLLCA and the DLPA, as applicable. At the Viper Pubco Merger Effective Time, Viper Merger Sub will merge with and into Viper, with Viper surviving the Viper Pubco Merger. At the Sitio Pubco Merger Effective Time, Sitio Merger Sub will merge with and into Sitio, with Sitio surviving the Sitio Pubco Merger. At the Opco Merger Effective Time, Sitio Opco will merge with and into Viper Opco and as a result, the separate corporate existence of Sitio Opco will cease, with Viper Opco surviving as the continuing entity in the Opco Merger.

As a result of the Mergers, Viper and Sitio will become direct wholly owned subsidiaries of New Viper, a new holding company, which will be renamed “Viper Energy, Inc.” Upon completion of the Mergers, former Viper stockholders and former Sitio stockholders will own stock in New Viper, which is expected to be listed for trading on the Nasdaq.

A copy of the Merger Agreement is attached as Annex A to this joint information statement/proxy statement/prospectus. You are urged to read the Merger Agreement in its entirety because it is the legal document that governs the Mergers. For more information on the Mergers and the Merger Agreement, see “The Mergers” and “The Merger Agreement” beginning on pages 36 and 96, respectively, of this joint information statement/proxy statement/prospectus.

As of the date of this joint information statement/proxy statement/prospectus, it is not possible to accurately estimate the Closing Date for the Mergers because the Mergers are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Viper’s and Sitio’s obligations to complete the Mergers; however, Viper and Sitio currently expect the Mergers to close during the third quarter of 2025. Due to the governmental approvals and other conditions required to complete the Mergers, no assurance can be given as to when, or if, the Mergers will be completed. See “Questions and Answers—Questions and Answers About the Mergers—When do Viper and Sitio expect to complete the Mergers?”

Merger Consideration; Effects of the Mergers (see page 97)

At the Sitio Pubco Merger Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each share of Sitio Class A Common Stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than Excluded Sitio Shares) will be canceled and automatically converted into the right to receive 0.4855 fully-paid and nonassessable shares of New Viper Class A Common Stock and (ii) each share of Sitio Class C Common Stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than Excluded Sitio Shares) will be automatically canceled and cease to exist.

At the Viper Pubco Merger Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (A) each share of Viper Class A Common Stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time (other than Excluded Viper Shares) will be canceled and automatically converted into one share of New Viper Class A Common Stock and (B) each share of Viper Class B Common Stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time (other than Excluded Viper Shares) will be automatically canceled and converted into one share of New Viper Class B Common Stock.

At the Opco Merger Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each Excluded Sitio Opco Unit will automatically convert into 0.4855 Viper Opco Units and (ii) each Sitio Opco Unit issued and outstanding immediately prior to the Opco Merger Effective Time (other than Excluded Sitio Opco Units) will be converted into the right to receive (A) 0.4855 Viper Opco Units and (B) 0.4855 shares of New Viper Class B Common Stock.

At the Opco Merger Effective Time, the outstanding Viper Opco Units will be retained by the current owners, and no new Viper Opco Units will be issued with respect thereto.

Treatment of Outstanding Viper Equity Awards (see page 99)

At the Viper Pubco Merger Effective Time, each award of restricted stock units in respect of Viper Class A Common Stock that is outstanding immediately prior to the Viper Pubco Merger Effective Time, whether or not subject in whole or in part to performance-based vesting conditions, will be canceled and converted into a corresponding award in respect of the same number of shares of New Viper Common Stock, subject to the same terms and conditions as were applicable to the award immediately prior to the Viper Pubco Merger Effective Time. It is expected that New Viper will assume the Viper Energy, Inc. 2024 Amended and Restated Long Term Incentive Plan in connection with the Mergers.

Treatment of Outstanding Sitio Equity Awards (see page 99)

Sitio RSU Awards and Sitio DSU Awards

At the Sitio Pubco Merger Effective Time, each Sitio RSU Award and each Sitio DSU Award in each case that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

Sitio PSU Awards

At the Sitio Pubco Merger Effective Time, each Sitio PSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested), with the satisfaction of any performance goals in respect of any incomplete performance period determined based on the greater of (x) target performance or (y) actual performance through the Sitio Pubco Merger Effective Time, and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

Sitio Opco Unit Awards

Each Sitio Opco Unit Award that is outstanding immediately prior to the Opco Merger Effective Time will, immediately prior to the Pubco Merger Effective Time, immediately vest in full (to the extent unvested), and each Sitio Opco Unit and share of Sitio Class C Common Stock subject to such Sitio Opco Unit Award will be treated as an unrestricted Sitio Opco Unit and an unrestricted share of Sitio Class C Common Stock for all purposes of the Merger Agreement, including participation in the Mergers as set forth in the Merger Agreement, and the holder thereof will also receive an amount in cash equal to any accrued but unpaid cash-based distributions.

Viper Board’s Recommendation; Reasons for the Mergers (see page 49)

The Viper Board has reviewed and considered the terms of the Merger Agreement and (i) determined that the Merger Agreement and the Transactions, including the Viper Pubco Merger, are fair to, and in the best interests of, Viper and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Viper Pubco Merger, (iii) resolved to recommend that Viper’s stockholders approve and adopt the Merger Agreement and the Transactions, including the Viper Pubco Merger, and (iv) authorized action by written consent of Viper’s stockholders on the foregoing matters.

Following the execution of the Merger Agreement, the Diamondback Entities, collectively holding approximately 53.7% of the combined voting power of the issued and outstanding shares of Viper Common Stock entitled to vote as of June 2, 2025, executed the Viper Stockholder Written Consent, adopting the Merger Agreement and approving the Transactions, including the Viper Pubco Merger. As a result, no further action by any other Viper stockholder is required to approve the Merger Agreement or the Transactions, including the Viper Pubco Merger.

For additional information on the reasons for the Mergers and the recommendation of the Viper Board, please see the section entitled “The Mergers—Viper Board’s Recommendation; Reasons for the Mergers.”

Sitio Board’s Recommendation; Reasons for the Mergers (see page 51)

By unanimous vote, the Sitio Board, at a meeting held on June 2, 2025, (i) determined that the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger, are fair to, and in the best interests of, Sitio and the Sitio stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger, and (iii) recommended that the Sitio stockholders approve and adopt the Merger Agreement and the Transactions, including the Sitio Pubco Merger.

The Sitio Board unanimously recommends that Sitio stockholders vote “FOR” the Sitio merger proposal and “FOR” the Sitio compensation proposal.

For additional information on the reasons for the Mergers and the recommendation of the Sitio Board, please see “The Mergers—Sitio Board’s Recommendation; Reasons for the Mergers.”

Opinion of Viper’s Financial Advisor (see page 55)

At the meeting of the Viper Board on June 2, 2025 to evaluate and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, Moelis & Company LLC (“Moelis”) delivered an oral opinion, which was confirmed by delivery of a written opinion, dated June 2, 2025, addressed to the Viper Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the exchange ratio in the Mergers was fair, from a financial point of view, to Viper.

The full text of Moelis’ written opinion dated June 2, 2025, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex I to this joint information statement/proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Viper Board (solely in its capacity as such) in its evaluation of the Mergers. Moelis’ opinion is limited solely to the fairness from a financial point of view of the exchange ratio in the Mergers to Viper, and does not address Viper’s underlying business decision to effect the Mergers or the relative merits of the Mergers as compared to any alternative business strategies or transactions that might be available to Viper. Moelis’ opinion does not constitute a recommendation as to how any holder of securities of Viper or Sitio should vote or act with respect to the Mergers or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

For additional information on the opinion of Moelis, see the section entitled “The Mergers—Opinion of Viper’s Financial Advisor” beginning on page 55 and the full text of the written opinion of Moelis attached as Annex I to this joint information statement/proxy statement/prospectus.

Opinion of Sitio’s Financial Advisor (see page 66)

Sitio retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with the Transactions. At the meeting of the Sitio Board on June 2, 2025, J.P. Morgan rendered its oral opinion to the Sitio Board, which was subsequently confirmed by delivery of a written opinion, dated June 2, 2025, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the exchange ratio provided for in the Transactions was fair, from a financial point of view to the holders of Sitio Common Stock.

The full text of the written opinion of J.P. Morgan, dated June 2, 2025, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex J to this joint information statement/proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint information statement/proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Sitio’s stockholders are urged to read the opinion carefully and in its entirety. J.P. Morgan’s written opinion was addressed to the Sitio Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Transactions, was limited to the fairness, from a financial point of view, to the holders of the Sitio Common Stock of the exchange ratio in the Transactions and expressed no opinion as to the fairness of any consideration to be paid in connection with the Transactions or the other transactions contemplated by the Merger Agreement to the holders of any other class of securities, creditors or other constituencies of Sitio or Sitio Opco (other than the holders of Sitio Class C Common Stock in their capacity as holders of Sitio Opco Units in connection with the Opco Merger) or as to the underlying decision by Sitio to engage in the Transactions. The opinion does not constitute a recommendation to any Sitio stockholder as to how such stockholder should vote with respect to the Transactions or any other matter.

For additional information on the opinion of J.P. Morgan, please see the section entitled “The Mergers—Opinion of Sitio’s Financial Advisor” beginning on page 66 and the full text of the written opinion of J.P. Morgan attached as Annex J to this joint information statement/proxy statement/prospectus.

Interests of Viper’s Directors and Executive Officers in the Mergers (see page 83)

In connection with the consummation of the Mergers, certain Viper directors and executive officers may have interests in the Mergers that may be different from, or in addition to, the interests of Viper stockholders generally. Such interests include that Viper directors and executive officers will continue to serve as directors or executive officers, as applicable, of New Viper following the closing of the Mergers, as discussed in more detail under the section entitled “Directors and Management of New Viper” on page 123 of this joint information statement/proxy statement/prospectus. The Viper Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Transactions, in approving the Mergers, and in recommending the approval of the adoption of the Merger Agreement.

Interests of Sitio’s Directors and Executive Officers in the Mergers (see page 83)

In considering the recommendation of the Sitio Board to vote in favor of the Sitio merger proposal, Sitio stockholders should be aware that Sitio’s directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of Sitio stockholders generally. The Sitio Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve and adopt the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger, and in recommending to Sitio stockholders that the Merger Agreement be approved. Additional interests of Sitio’s directors and officers in the Transactions include the acceleration of certain equity awards and certain other payments that could be triggered in connection with the

Mergers. Sitio’s stockholders should take these interests into account in deciding whether to vote “FOR” each of the Sitio merger proposal and the Sitio compensation proposal.

See the section entitled “The Mergers—Interests of Sitio’s Directors and Executive Officers in the Mergers” for a more detailed description of these interests.

Support Agreements (see page 121)

Concurrently with the execution of the Merger Agreement, the Sitio Supporting Stockholders entered into the Sitio Stockholder Support Agreements (which are attached as Annex D, Annex E and Annex F to this joint information statement/proxy statement/prospectus) pursuant to which the Sitio Supporting Stockholders agreed, among other things, to vote to approve the transactions contemplated by the Merger Agreement, including the Sitio Pubco Merger and the Opco Merger, subject to certain terms and conditions (including the termination of such Sitio Stockholder Support Agreements in certain circumstances related to a superior proposal for Sitio or a change of control of Diamondback). In addition, if there occurs a change of recommendation by the Sitio Board (other than in response to a superior proposal or a change in control of Diamondback), then the voting obligations for the Sitio Supporting Stockholders under the Sitio Stockholder Support Agreements will be reduced and the voting provisions of the Sitio Stockholder Support Agreements will only apply, in the aggregate, to 35% of the issued and outstanding shares of Sitio Common Stock.

As of the Sitio record date, the Sitio Stockholder Support Agreements covered 71,977,075 shares of Sitio Common Stock, or approximately 48% of the total shares of Sitio Common Stock outstanding.

Concurrently with the execution of the Merger Agreement, the Diamondback Entities entered into the Diamondback Support Agreement (which is attached as Annex G to this joint information statement/proxy statement/prospectus), pursuant to which the Diamondback Entities have agreed, among other things, (i) to assist with certain filings required to be made under the HSR Act and (ii) not to transfer or otherwise dispose of any Viper Common Stock, New Viper Common Stock or Viper Opco Units held by them from the date of the Merger Agreement until 90 days following the closing, subject to certain exceptions.

See the sections entitled “Certain Agreements Related to the Transactions—Sitio Voting and Support Agreements” and “Certain Agreements Related to the Transactions—Diamondback Support Agreement” for additional information on the support agreements.

The Registration Rights Agreement (see page 115)

Pursuant to the Merger Agreement, Viper and New Viper will offer to enter into, not less than 15 days prior to or at the Closing, a registration rights agreement in the form attached as Annex H to this joint information statement/proxy statement/prospectus (the “Registration Rights Agreement”), with each holder of Sitio Opco Units who informs Viper in writing of the desire to enter into the Registration Rights Agreement and submits a duly executed signature page to the Registration Rights Agreement not less than two business days prior to the Closing. The Registration Rights Agreement will provide that New Viper will agree to file, no later than five business days following the date of the Registration Rights Agreement, a shelf registration statement under the Securities Act to permit the public resale of certain securities of New Viper held by such holders. Viper and New Viper will agree to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement, and indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

See the section entitled “Certain Agreements Related to the Transactions—Registration Rights Agreement” for additional information on the registration rights agreement.

Information about the Sitio Special Meeting (see page 132)

The Sitio special meeting will be a virtual meeting conducted exclusively via live webcast online at www.virtualshareholdermeeting.com/STR2025SM starting at 10:00 a.m Central Time (with log-in beginning at 9:30 a.m. Central Time) on August 18, 2025. Sitio stockholders will be able to attend the Sitio special meeting online and vote shares electronically at the meeting by going to www.proxyvote.com and entering the 16-digit control number included on the proxy card or voting instruction form you received. Because the Sitio special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person. The Sitio special meeting is being held to consider and vote on the following proposals:

•

Sitio Merger Proposal: To approve and adopt the terms of the Merger Agreement, a copy of which is attached as Annex A to this joint information statement/proxy statement/prospectus, and the Transactions (including the Mergers).

•

Sitio Compensation Proposal: To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Sitio’s named executive officers that is based on or otherwise relates to the Mergers, discussed in the section entitled “The Mergers—Interests of Sitio’s Directors and Executive Officers in the Mergers.”

The record date for the determination of the Sitio stockholders entitled to receive notice of, and to vote at, the Sitio special meeting is the close of business on July 7, 2025. Only Sitio stockholders who held Sitio Common Stock of record on the Sitio record date are entitled to vote at the Sitio special meeting or any adjournments or postponements of the Sitio special meeting. Each issued and outstanding share of Sitio Common Stock entitles its holder of record to one vote on each matter to be considered at the Sitio special meeting. Sitio stockholders are entitled to vote on each proposal presented.

In order for business to be conducted at the Sitio special meeting, a quorum must be present. A quorum at the Sitio special meeting requires the attendance online or by proxy of holders of a majority of the total issued and outstanding shares of Sitio Common Stock entitled to vote at the Sitio special meeting, or 75,473,388 shares of Sitio Common Stock based on the Sitio record date. Abstentions will be counted for purposes of determining whether there is a quorum at the Sitio special meeting. Because it is expected that all of the matters to be voted on at the Sitio special meeting will be non-routine under NYSE rules, brokers will not have discretionary authority to vote on any such proposal; therefore, if you do not provide voting instructions to your broker, bank or other nominee, your shares will not count towards determining whether a quorum is present and your shares of Sitio Common Stock will not be voted on the Sitio merger proposal or the Sitio compensation proposal. If a quorum is not present or represented or if there are not sufficient votes for the approval of the Sitio merger proposal, Sitio expects that the Sitio special meeting will be adjourned by the chairman of the Sitio special meeting to solicit additional proxies. No notice of the reconvened meeting is required to be given if the date, time and place (including the means of remote communication) are announced at the Sitio special meeting unless the adjournment is for more than 30 days. At any reconvened Sitio special meeting at which a quorum is present, (i) any business may be transacted that may have been transacted at the Sitio special meeting had a quorum been present and (ii) all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Sitio special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.

Approval of the Sitio merger proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Sitio Common Stock entitled to vote on the Sitio merger proposal, voting as a single class. Accordingly, a Sitio stockholder’s abstention from voting, a broker non-vote (if any) or the failure of a Sitio stockholder to attend the Sitio special meeting and vote will have the same effect as a vote “AGAINST” the Sitio merger proposal.

Approval of the Sitio compensation proposal requires the affirmative vote of the holders of a majority of the shares of Sitio Common Stock present virtually or by proxy at the Sitio special meeting and entitled to vote thereon, voting as a single class. Accordingly, a Sitio stockholder’s abstention from voting will have the same effect as a vote “AGAINST” the Sitio compensation proposal, while a broker non-vote (if any) or the failure of a Sitio stockholder to attend the Sitio special meeting virtually and vote will, assuming a quorum is otherwise present, have no effect on the outcome of the Sitio compensation proposal.

As of the Sitio record date, there were 77,579,174 shares of Sitio Class A Common Stock and 73,367,602 shares of Sitio Class C Common Stock issued and outstanding, held by 38 and 38 holders of record, respectively. Each issued and outstanding share of Sitio Common Stock entitles its holder of record to one vote on each matter to be considered at the Sitio special meeting. Sitio stockholders are entitled to vote on each proposal presented.

The Sitio Board unanimously recommends that the Sitio stockholders vote “FOR” the Sitio merger proposal and “FOR” the Sitio compensation proposal.

For additional information on the recommendation of the Sitio Board, please see the section entitled “The Mergers—Sitio Board’s Recommendation; Reasons for the Mergers.”

Governance of New Viper (see page 89)

Prior to the Closing, Viper, as the sole stockholder of New Viper, and New Viper will take all requisite action to cause the certificate of incorporation of New Viper and the bylaws of New Viper in effect immediately following the Pubco Merger Effective Time to be amended and restated to be in the same form as Viper’s certificate of incorporation and bylaws in effect as of immediately prior to the Closing, except to the extent otherwise mutually agreed by Viper and Sitio (which such changes include ministerial revisions).

The Merger Agreement and the forms of the New Viper Charter and New Viper Bylaws, copies of which are attached to this joint information statement/proxy statement/prospectus as Annex A, Annex B and Annex C, respectively, contain certain provisions relating to the governance of New Viper following completion of the Transactions, which reflects the continuation of the Viper charter and Viper bylaws currently in effect.

Board of Directors of New Viper

The directors on the Viper Board immediately prior to the Viper Pubco Merger Effective Time will be appointed as directors to, and constitute all of the directors on, the New Viper Board effective as of the Viper Pubco Merger Effective Time, with each such person to hold office in accordance with the New Viper Charter and the New Viper Bylaws.

Officers of New Viper

The officers of Viper immediately prior to the Viper Pubco Merger Effective Time will be appointed as officers holding the same offices of New Viper effective as of the Viper Pubco Merger Effective Time, with each such person to hold office in accordance with the New Viper Charter and the New Viper Bylaws.

Regulatory Approval (see page 89)

Regulatory Condition to Completion of the Mergers

Completion of the Mergers is conditioned on the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act and the absence of any law or order restraining, enjoining, or otherwise prohibiting the consummation of the Mergers. The HSR Act provides that certain transactions may not be completed until notification and report forms are furnished to the DOJ and the FTC and the HSR Act waiting period is terminated or expires. On June 20, 2025 Viper and Sitio each filed a notification and report form under the HSR Act with the DOJ and the FTC. The applicable waiting period required under the HSR Act will expire at 11:59 p.m., Eastern Time, on July 21, 2025, unless early termination is granted, Viper withdraws and refiles its notification and report form, or a Second Request is issued.

Material U.S. Federal Income Tax Consequences of the Pubco Mergers (see page 91)

Assuming that the Pubco Mergers are completed as currently contemplated, Viper and Sitio intend that (A) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers together constitute a transaction described in Section 351 of the Code and/or (B) each of the Pubco Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided that the Pubco Mergers so qualify, a U.S. holder of Viper Class A Common Stock and a U.S. holder of Sitio Class A Common Stock, as applicable, generally should not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their Viper Class A Common Stock or Sitio Class A Common Stock, as applicable, for New Viper Class A Common Stock. It is a condition to the respective obligations of Viper and Sitio to complete the Pubco Mergers that each of Viper and Sitio receive a legal opinion to the effect that (i) the relevant Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code.

For a more detailed discussion of the material U.S. federal income tax consequences of the Pubco Mergers to U.S. holders of Viper Class A Common Stock and U.S. holders of Sitio Class A Common Stock, see the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences of the Pubco Mergers” beginning on page 91. Each Viper stockholder and Sitio stockholder is strongly encouraged to consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Transactions to it.

Stock Exchange Listing (see page 94)

The parties anticipate that shares of New Viper Class A Common Stock will be listed on the Nasdaq under the symbol “VNOM.” If the Transactions are completed, Viper securities and Sitio securities will no longer be listed on the Nasdaq and the NYSE, respectively, and both will be deregistered under the Exchange Act. The New Viper Class B Common Stock and Viper OpCo Units will not be traded on an exchange.

Appraisal Rights (see page 150)

Under Delaware law, no appraisal rights or dissenters’ rights will be available with respect to Sitio Class A Common Stock, Viper Class A Common Stock or Sitio Opco Units. It is anticipated that New Viper Class A Common Stock will be authorized for listing on the Nasdaq prior to the Pubco Merger Effective Time, subject to official notice of issuance.

However, holders of Sitio Class C Common Stock who do not vote in favor of the Sitio merger proposal and holders of Viper Class B Common Stock who did not provide the Viper Stockholder Written Consent will be entitled to exercise appraisal rights under Section 262, solely with respect to their shares of Sitio Class C Common Stock and Viper Class B Common Stock, respectively (and not, for the avoidance of doubt, with respect to any shares of Sitio Class A Common Stock, Sitio Opco Units or Viper Class A Common Stock, as applicable, held by them), in connection with the Mergers if they take certain actions and meet certain conditions set forth in Section 262. Failure to comply with Section 262 may result in a Sitio Class C Common Stock holder or Viper Class B Common Stock holder waiving, or being unable to exercise, appraisal rights.

For more information regarding appraisal rights, please see the section entitled “Appraisal Rights” beginning on page 150 of this joint information statement/proxy statement/prospectus and the full text of Section 262, attached as Annex K to this joint information statement/proxy statement/prospectus.

Conditions to Completion of the Mergers (see page 116)

The respective obligations of each of Viper, Viper Opco, Sitio, Sitio Opco, New Viper, Viper Merger Sub and Sitio Merger Sub to effect the Mergers are subject to the fulfillment or waiver (to the extent permitted under applicable law), at or prior to the Closing, of the following conditions:

•

the adoption and approval of the Merger Agreement and the Viper Pubco Merger by Diamondback Entities must have been obtained (which condition was satisfied following the execution of the Merger Agreement via the delivery of the Viper Stockholder Written Consent);

•	the adoption and approval of the Merger Agreement and the Sitio Pubco Merger by Sitio stockholders must have been obtained;

•	any waiting period (or extensions thereof) applicable to the Mergers under the HSR Act must have expired or been terminated;

•

no court or other governmental entity having jurisdiction over any party to the Merger Agreement will have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Transactions and no law will have been adopted that makes consummation of the Transactions illegal or otherwise prohibited;

•

the registration statement on Form S-4, of which this joint information statement/proxy statement/prospectus forms a part, must have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the registration statement may be in effect and no proceedings for that purpose may be initiated by the SEC; and

•

shares of New Viper Class A Common Stock issuable (i) to the holders of Sitio Class A Common Stock pursuant to the Merger Agreement, (ii) to holders of Viper Class A Common Stock pursuant to the Merger Agreement and (iii) upon the redemption of Viper Opco Units (together with a corresponding number of shares of New Viper Class B Common Stock) must have been authorized for listing on the Nasdaq, subject to official notice of issuance.

The obligations of Viper, New Viper, Viper Opco, Viper Merger Sub and Sitio Merger Sub to consummate the Mergers are subject to the fulfillment or waiver exclusively by Viper (to the extent permitted under applicable law), at or prior to the Pubco Merger Effective Time, of the following conditions:

•	Sitio and Sitio Opco must have performed, or complied with, in all material respects, all covenants required to be performed by them under the Merger Agreement at or prior to the Closing Date;

•

subject to certain exceptions and materiality standards provided in the Merger Agreement, the representations and warranties of Sitio and Sitio Opco must be true and correct as of the date of the Merger Agreement and as though made on and as of the Closing Date (except to the extent a representation or warranty speaks as of an earlier date, in which case as of such date);

•

since the date of the Merger Agreement, there must not have been any change, effect, circumstance or development that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a material adverse effect (as defined in the Merger Agreement) with respect to Sitio;

•	the receipt of a certificate executed by an executive officer of Sitio confirming the satisfaction of the conditions described in the prior three bullets; and

•

the receipt of a legal opinion, in form and substance reasonably satisfactory to Viper, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the Viper Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code.

The obligations of Sitio and Sitio Opco to consummate the Mergers are subject to the fulfillment or waiver exclusively by Sitio (to the extent permitted under applicable law), at or prior to the Pubco Merger Effective Time, of the following conditions:

•

Viper, New Viper, Viper Opco, Viper Merger Sub and Sitio Merger Sub must have performed, or complied with, in all material respects, all covenants required to be performed by them under the Merger Agreement at or prior to the Closing;

•

subject to certain exceptions and materiality standards provided in the Merger Agreement, the representations and warranties of Viper, New Viper, Viper Opco, Viper Merger Sub and Sitio Merger Sub must be true and correct as of the date of the Merger Agreement and as though made on and as of the Closing Date (except to the extent a representation or warranty speaks as of an earlier date, in which case as of such date);

•

since the date of the Merger Agreement, there must not have been any change, effect, circumstance or development that, individually or in the aggregate, has resulted, or would reasonably be likely to result, in a material adverse effect (as defined in the Merger Agreement) with respect to Viper;

•	the receipt of a certificate executed by an executive officer of Viper confirming the satisfaction of the conditions described in the prior three bullets; and

•

the receipt of a legal opinion, in form and substance reasonably satisfactory to Sitio, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the Sitio Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code.

Ownership of New Viper after the Mergers

As of the date of this joint information statement/proxy statement/prospectus, based on the current number of shares of Viper Common Stock and Sitio Common Stock outstanding, we estimate that, immediately following completion of the Mergers, former holders of Viper Common Stock will own approximately 80% of the outstanding shares of the New Viper Common Stock and former holders of Sitio Common Stock will own approximately 20% of the outstanding shares of New Viper Common Stock. The exact equity stake of Viper stockholders and Sitio stockholders in New Viper immediately following the Mergers will depend on the number of shares of Viper Common Stock and Sitio Common Stock issued and outstanding immediately prior to the Mergers.

No Solicitation of Sitio Competing Proposals; Changes in Board Recommendations (see page 108)

As more fully described in this joint information statement/proxy statement/prospectus and in the Merger Agreement, and subject to certain exceptions, from the date of the Merger Agreement until the Pubco Merger Effective Time or, if earlier, the termination of the Merger Agreement, Sitio has agreed that it will not, and will cause its subsidiaries and its executive officers and directors and will use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage the making of or announcement of any Sitio Competing Proposal (as defined below);

•	engage in any discussions or negotiations with any person with respect to a Sitio Competing Proposal;

•

furnish any non-public information regarding Sitio or its subsidiaries, or access to the properties, assets or employees of Sitio or its subsidiaries, to any person in connection with or in response to a Sitio Competing Proposal;

•	enter into any letter of intent or agreement in principle, or other agreement providing for a Sitio Competing Proposal (other than a confidentiality agreement as provided in the Merger Agreement); or

•	waive or release any person from, forbear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract.

In addition, the Sitio Board will not (i) effectuate any Sitio Change of Recommendation (as defined below) or (ii) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Section 203 of the DGCL (“Section 203”), inapplicable to any third party or any Sitio Competing Proposal, in any case subject to certain key exceptions described herein.

A “Sitio Competing Proposal” refers to any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Viper or its affiliates) involving or that would be reasonably expected to lead to: (a) any direct or indirect acquisition (by asset purchase, stock purchase, merger, or otherwise) by any person or group of any business or assets of Sitio or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that generated 20% or more of Sitio’s and its subsidiaries’ combined net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve months, or any license, lease or long-term supply agreement having a similar economic effect, (b) any direct or indirect acquisition of beneficial ownership by any person or group of 20% or more of the outstanding shares of Sitio Common Stock or any tender or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of Sitio Common Stock or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sitio which is structured to permit any person or group to, directly or indirectly, acquire beneficial ownership of at least 20% of Sitio’s and its subsidiaries’ assets or equity interests on a combined basis.

A “Sitio Change of Recommendation” refers to any of the following actions taken by the Sitio Board: (a) withdrawing, modifying or qualifying, or proposing publicly to withdraw, modify or qualify, in a manner adverse to Viper, its recommendation to stockholders (it being understood that any failure to publicly, and without qualification, reaffirm its recommendation to stockholders, in each case, within ten business days after a Sitio Competing Proposal is made public or any request by Viper to do so will be deemed a withdrawal of its recommendation to stockholders for the purposes of the Merger Agreement), (b) failing to include its recommendation in this joint information statement/proxy statement/prospectus or (c) recommending the approval or adoption of, or proposing publicly to recommend, approve or adopt, any Sitio Competing Proposal.

Notwithstanding the restrictions set forth above, the Merger Agreement provides that Sitio, directly or indirectly through one or more of its representatives, may:

•

take and disclose to the Sitio stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act or issue a “stop, look and listen” statement pending disclosure of its position thereunder (provided that in any such disclosure, Sitio will state that the Sitio Board recommendation continues to be in effect unless, prior to the time of such public disclosure, a Sitio Change of Recommendation has been made in compliance with the Merger Agreement); and

•	prior to receipt of the Sitio Stockholder Approval,

•

Sitio may (a) engage in discussions or negotiations with any person with respect to a Sitio Competing Proposal and (b) furnish non-public information regarding Sitio or its subsidiaries, or access to the properties, assets or employees of Sitio or its subsidiaries to any person in connection with or in response to a Sitio Competing Proposal, if such person has made a written, bona fide Sitio Competing Proposal (which has not resulted from a material violation of the non-solicitation provisions of the Merger Agreement); provided that Sitio abides by certain requirements;

•

in response to a Sitio Competing Proposal (which has not resulted from a material violation of the non-solicitation provisions of the Merger Agreement), if the Sitio Board so chooses, cause Sitio to effect a Change of Recommendation, if prior to taking such action Sitio abides by certain requirements; and

•

inform such person or its representatives of the restrictions imposed by the non-solicitation provisions of the Merger Agreement (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted by the Merger Agreement).

For additional information on a Sitio Change of Recommendation or termination fees, see the sections entitled “The Merger Agreement—Changes in Board of Directors Recommendation” or “The Merger Agreement—Expenses and Termination Fees,” respectively. For additional information on Sitio’s non-solicitation restrictions, see the section entitled “The Merger Agreement—No Solicitation of Sitio Competing Proposals”.

A “Sitio Superior Proposal” refers to any bona fide written proposal by any person or group (other than Viper or any of its affiliates) that did not result from a material breach of the non-solicitation provision to acquire, directly or indirectly, (a) businesses or assets of Sitio or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that generated 50% or more of Sitio’s and its subsidiaries’ combined net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve months, respectively, or (b) more than 50% of the outstanding shares of Sitio Common Stock, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good faith determination of the Sitio Board or any committee thereof, after consultation with its financial advisors and legal counsel and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the person or group making such proposal, (i) would result in a transaction more favorable from a financial point of view to Sitio stockholders than the Transactions, after taking into account any revisions proposed by Viper in response to such Sitio Competing Proposal in accordance with the provisions set forth in the Merger Agreement and (ii) is reasonably capable of being completed on the terms proposed.

At any time prior to receipt of the Sitio Stockholder Approval, and after giving effect to certain rights offered to Viper, the Sitio Board may effect a Sitio Change of Recommendation involving or relating to an Intervening Event (as defined below) if the Sitio Board determines in good faith, after the consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law. For additional information, see the section entitled “The Merger Agreement—Changes in Board of Directors Recommendation.”

An “Intervening Event” refers to a material development or change in circumstance that occurs or arises after the date of the Merger Agreement that was not known to, or, if known, the consequences of which were not reasonably foreseeable by, the Sitio Board as of or prior to the date of the Merger Agreement; provided, that (i) in no event will the receipt, existence or terms of a Sitio Competing Proposal or any matter relating thereto or of consequence thereof constitute an Intervening Event and (ii) in no event will any action taken by either party pursuant to the affirmative covenants set forth in certain specified sections of the Merger Agreement, or the consequences of any such action, constitute, be deemed to contribute to or otherwise be taken into account in determining whether there has been an Intervening Event.

Termination of the Merger Agreement; Expenses and Termination Fees (see page 118)

The Merger Agreement contains certain termination rights for each of Viper and Sitio, including, among other rights, the right to terminate (i) by mutual written consent of Viper and Sitio, (ii) by either Viper or Sitio, if (A) a governmental entity having jurisdiction over any party to the Merger Agreement will have issued any order, decree, ruling, injunction or other action, or any law is adopted that permanently makes consummation of the Mergers illegal or otherwise permanently prohibited; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to any party whose failure to fulfill any material covenant or agreement under the Merger Agreement has been the cause or resulted in the foregoing occuring, (B) the Closing has not occurred on or before the End Date; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to any party whose failure to fulfill any material covenant or agreement under the Merger Agreement has been the cause or resulted in the foregoing occuring, (C) the other party breaches any of their respective representations or warranties or if such party fails to perform their respective covenants such that certain conditions to Closing cannot be satisfied, and the breach or breaches of such representations or warranties or the failure to perform such covenant, as applicable, is not cured or cannot be cured in accordance with the terms of the Merger Agreement; provided, however, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement or (D) approval of the Merger Agreement by Sitio’s stockholders has not been obtained upon a vote held at a duly-held Sitio stockholders meeting, or at any adjournment or postponement thereof, (iii) by Viper, if (A) prior to receipt of the Sitio Stockholder Approval, the Sitio Board or a committee thereof has effected a Sitio Change of Recommendation or (B) Sitio or its subsidiaries breach their obligations under the non-solicitation covenant and such breach constitutes a willful and material breach under the terms of the Merger Agreement, and (iv) by Sitio, if prior to receipt of the Sitio Stockholder Approval, in order to enter into a definitive agreement with respect to a Sitio Superior Proposal, upon which Sitio will be required to pay Viper the Sitio Termination Fee.

Sitio or Sitio Opco would be required to pay Viper Opco (or if directed by Viper or Viper Opco, to Viper or another subsidiary of Viper) the Sitio Termination Fee (as defined below) if (1) Viper terminates the Merger Agreement because (i) a Sitio Change of Recommendation (other than a Sitio Change of Recommendation related to a change of control of Diamondback) has occurred, (ii) Sitio or its subsidiaries will have breached their non-solicitation obligations pursuant to the Merger Agreement and such breach constitutes a willful and material breach that resulted in Sitio receiving a Sitio Competing Proposal, or (iii) if Sitio or Viper terminates the Merger Agreement in certain circumstances, and, subject to other conditions, within 12 months after the date of such termination, Sitio enters into a definitive agreement with respect to a Sitio Competing Proposal (or publicly approves or recommends to Sitio stockholders or otherwise does not oppose, in the case of a tender or exchange offer, a Sitio Competing Proposal) or consummates a Sitio Competing Proposal (for purposes of this paragraph, any reference in the definition of Sitio Competing Proposal to “20%” will be deemed to be a reference to “more than 50%”).

The “Sitio Termination Fee” will equal $89,600,000; provided, however, that such amount is reduced to $44,800,000 with respect to (i) any fee payable in connection with a termination by Sitio to accept a Sitio Superior Proposal if exercised within 45 days of the date of the Merger Agreement or with respect to a Sitio Competing Proposal made by an Excluded Party (as defined below), which such period has expired, and (ii) any fee payable in connection with a termination by Viper related to a Sitio Change of Recommendation due to a Sitio Competing Proposal made by an Excluded Party.

An “Excluded Party” means any person or group of persons, from whom Sitio or any of its representatives has received, after the date of the Merger Agreement and on or prior to the 45th day following the date of the

Merger Agreement, a written Sitio Competing Proposal that, on or prior to such 45th day, the Sitio Board determines in good faith, after consultation with its outside counsel and its financial advisors, is or could reasonably be expected to lead to a Sitio Superior Proposal; provided that any such person or group of persons will cease to be an Excluded Party at the earliest to occur of (x) the 60th day following the date of the Merger Agreement, (y) such time as such person or group of persons withdraws, cancels or terminates its Sitio Competing Proposal or such Sitio Competing Proposal is abandoned or expires or (z) the Sitio Board determines in good faith, after consultation with its outside counsel and its financial advisors, that such Sitio Competing Proposal could no longer reasonably be expected to lead to a Sitio Superior Proposal. No person or group of persons has been determined to be an Excluded Party.

The Merger Agreement contains no provision for the payment of a termination fee by Viper or Viper Opco to Sitio or Sitio Opco.

Accounting Treatment (see page 90)

The Mergers will be accounted for as an asset acquisition in accordance with ASC 805, with Viper as the accounting acquirer. As such, the fair value of the consideration paid by Viper for the Mergers and the allocation of that amount to the underlying assets acquired will be recorded on a relative fair value basis. Additionally, transaction costs directly related to the Mergers will be capitalized as a component of the purchase price.

Rights of Sitio Stockholders Will Change as a Result of the Mergers (see page 140)

At the Sitio Pubco Merger Effective Time, Sitio stockholders will become stockholders of New Viper, and their rights will be governed by Delaware law and the governing corporate documents of New Viper as adopted in connection with the Closing. The differences between the governing corporate documents of Sitio that are currently in effect and the governing documents of New Viper that will be in effect at the Sitio Pubco Merger Effective Time are described in detail in the section entitled “Comparison of Stockholder Rights and Corporate Governance Matters.”

Risk Factors (see page 20)

In evaluating the Merger Agreement and the Mergers, you should carefully read this joint information statement/proxy statement/prospectus and give special consideration to the factors discussed in the section entitled “Risk Factors” of this joint information statement/proxy statement/prospectus, including, among others, the following, together with the other information included or incorporated by reference into this joint information statement/proxy statement/prospectus:

Risks Relating to the Mergers

•	Because the exchange ratio is fixed and will not be adjusted in the event of any change in either Viper’s stock price or Sitio’s stock price, the value of the shares of New Viper is uncertain.

•	Viper stockholders and Sitio stockholders will each have reduced ownership over New Viper.

•

Until the completion of the Mergers or the termination of the Merger Agreement in accordance with its terms, Viper and Sitio are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Viper or Sitio and their respective stockholders.

•	There are a number of required approvals and other Closing conditions in addition to stockholder approvals, including regulatory approval, which may prevent or delay completion of the Mergers.

•

The Mergers, including uncertainty regarding the Mergers, may cause third parties to delay or defer decisions concerning Viper and Sitio and could adversely affect each company’s ability to effectively manage their respective businesses.

•	Failure to attract, motivate and retain executives and other key employees or service providers could diminish the anticipated benefits of the Mergers.

•	The Merger Agreement may be terminated in accordance with its terms and the Mergers may not be consummated.

•	The termination of the Merger Agreement could negatively impact Viper and Sitio.

•	The directors and executive officers of Viper and Sitio may have interests and arrangements that may be different from, or in addition to, those of Viper stockholders and Sitio stockholders generally.

•	Viper or Sitio may waive one or more of the closing conditions without re-soliciting stockholder approval.

•	The Merger Agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with Sitio.

•	Viper and Sitio will incur significant transaction and merger-related costs in connection with the Mergers.

•	The New Viper Common Stock to be received by Sitio stockholders as a result of the Mergers will have rights different from the Sitio Common Stock.

•	Litigation filed in connection with the Mergers could prevent or delay the consummation of the Mergers or result in the payment of damages following completion of the Mergers.

•

The Internal Revenue Service (“IRS”) may successfully challenge the intended tax treatment of the Pubco Mergers, in which case the Pubco Mergers could be taxable to the Viper stockholders and the Sitio stockholders.

•	The financial forecasts are based on various assumptions that may not be realized.

•	The opinions of Viper’s and Sitio’s respective financial advisors will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Mergers.

•	Holders of Sitio Class A Common Stock and Viper Class A Common Stock are not entitled to appraisal rights in connection with the Mergers.

•	Completion of the Mergers may trigger change in control or other provisions in certain agreements to which Sitio or its subsidiaries are a party.

Risks Relating to New Viper

•

New Viper will be a holding company. New Viper’s sole material asset will be its indirect equity interest in Viper Opco and New Viper will accordingly be dependent upon distributions from Viper Opco to pay taxes, cover its corporate and other overhead expenses and pay any dividends on New Viper Class A Common Stock.

•

The market price for New Viper Common Stock following the completion of the Mergers may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of Viper Class A Common Stock and Sitio Class A Common Stock.

•	Third parties may terminate or alter existing contracts or relationships with Viper or Sitio.

•

Coordinating the businesses of Viper and Sitio may be more difficult, costly or time-consuming than expected and New Viper may fail to realize the anticipated benefits of the Mergers, which may adversely affect New Viper’s business results and negatively affect the value of New Viper’s shares following the Mergers.

•

The unaudited pro forma condensed combined financial information incorporated by reference in this joint information statement/proxy statement/prospectus is preliminary and New Viper’s actual financial position and results of operations after the Mergers may differ materially from these estimates and the unaudited pro forma condensed combined financial information incorporated by reference in this joint information statement/proxy statement/prospectus.

•	Declaration, payment and amounts of dividends, if any, to holders of New Viper Common Stock will be uncertain.

•	New Viper’s anticipated debt may adversely affect its financial condition and limit its ability to obtain additional financing and pursue other business opportunities.

•	Sales or perceived sales of a substantial number of shares of New Viper Common Stock by the Sitio Supporting Stockholders may cause the price of New Viper Common Stock to decline.

•

The New Viper Charter will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with New Viper or its directors, officers, employees or stockholders.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

The following table sets forth the closing price per share of Viper Class A Common Stock and Sitio Class A Common Stock, as reported on the Nasdaq and the NYSE, respectively, on June 2, 2025, the last trading day prior to public announcement of the Mergers by Viper and Sitio, and on July 15, 2025, the most recent practicable trading day prior to the date of this joint information statement/proxy statement/prospectus for which this information was available. The table also shows the implied value of the Merger Consideration for each share of Sitio Class A Common Stock as of the same dates. This implied value was calculated by multiplying the closing price of a share of Viper Class A Common Stock on the relevant date by the exchange ratio.

Date	Viper Class A Common Stock	Sitio Class A Common Stock	Implied Per Share Value of the Merger Consideration
June 2, 2025	$39.97	$17.32	$19.41
July 15, 2025	$37.10	$17.94	$18.01

The market prices of shares of Viper Class A Common Stock and Sitio Class A Common Stock have fluctuated since the date of the announcement of the Mergers and may continue to fluctuate from the date of this joint information statement/proxy statement/prospectus to the date of the Sitio special meeting and the date the Mergers are completed. No assurance can be given concerning the market prices of shares of Viper Class A Common Stock and shares of Sitio Class A Common Stock before completion of the Mergers or shares of New Viper Common Stock after completion of the Mergers. The exchange ratio is fixed at 0.4855 in the Merger Agreement, but the market price of shares of New Viper Class A Common Stock (and therefore the value of the Merger Consideration) when received by Sitio stockholders at the Sitio Pubco Merger Effective Time could be greater than, less than or the same as shown in the table above. Accordingly, these comparisons may not provide meaningful information to Sitio stockholders in determining how to vote with respect to the proposals described in this joint information statement/proxy statement/prospectus. Viper stockholders and Sitio stockholders are advised to obtain current market quotations for Viper Class A Common Stock and Sitio Class A Common Stock and to review carefully the other information contained in this joint information statement/proxy statement/prospectus or incorporated by reference into this joint information statement/proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page 166 of this joint information statement/proxy statement/prospectus.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint information statement/proxy statement/prospectus, you should consider carefully the following risk factors, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements.” You should also read and consider the risks associated with the business of Viper and the risks associated with the business of Sitio because these risks will also affect New Viper. The risks associated with the business of Viper can be found in the Viper Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Viper Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference into this joint information statement/proxy statement/prospectus. The risks associated with the business of Sitio can be found in Sitio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Sitio Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are filed with the SEC and incorporated by reference into this joint information statement/proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

Risks Relating to the Mergers

Because the exchange ratio is fixed and will not be adjusted in the event of any change in either Viper’s stock price or Sitio’s stock price, the value of the shares of New Viper is uncertain.

Upon completion of the Pubco Mergers, (i) each issued and outstanding share of Sitio Class A Common Stock will be converted into the right to receive 0.4855 fully-paid and nonassessable shares of New Viper Class A Common Stock, (ii) each issued and outstanding share of Sitio Class C Common Stock will be canceled and cease to exist, (iii) each issued and outstanding share of Viper Class A Common Stock will be converted into one share of New Viper Class A Common Stock and (iv) each issued and outstanding share of Viper Class B Common Stock will be converted into one share of New Viper Class B Common Stock, in each case, excluding certain shares. Upon completion of the Opco Merger, (i) each Excluded Sitio Opco Unit will automatically convert into 0.4855 Viper Opco Units and (ii) each Sitio Opco Unit issued and outstanding immediately prior to the Opco Merger Effective Time (other than Excluded Sitio Opco Units) will be converted into the right to receive (A) 0.4855 Viper Opco Units and (B) 0.4855 shares of New Viper Class B Common Stock. These exchange ratios are fixed and will not be adjusted for changes in the market value of the Viper Common Stock or the Sitio Common Stock. No fractional shares of New Viper Common Stock or Viper Opco Units will be issued in connection with the Mergers.

The market prices of Viper Class A Common Stock and Sitio Class A Common Stock have fluctuated since the date of the announcement of the Merger Agreement on June 3, 2025, and will continue to fluctuate from the date of this joint information statement/proxy statement/prospectus to the date of the Sitio special meeting and the date the Mergers are consummated. The market price of New Viper Common Stock may continue to fluctuate thereafter.

Because the value of the Merger Consideration for the holders of Sitio Common Stock will depend on the market price of Viper Class A Common Stock at the time the Mergers are completed, holders of Sitio Common Stock will not know or be able to determine at the time of the Sitio special meeting the market value of the Merger Consideration they would receive upon completion of the Mergers.

Stock price changes may result from a variety of factors, including, among others:

•	general market and economic conditions;

•	changes in Viper and Sitio’s respective businesses, operations and prospects;

•	market assessments of the likelihood that the Mergers will be completed;

•

interest rates, general market, industry, economic and geopolitical conditions, including the impact of continued inflation and associated changes in monetary policy, and other factors generally affecting the respective prices of Viper Class A Common Stock and Sitio Class A Common Stock;

•	federal, state and local legislation, governmental regulation and legal developments in Viper’s and Sitio’s respective businesses; and

•	the timing of the Mergers and regulatory considerations.

Many of these factors are beyond Viper’s and Sitio’s control, and neither Viper nor Sitio is permitted to terminate the Merger Agreement solely due to a decline in the market price of the other party. You are urged to obtain current market quotations for Viper Class A Common Stock and Sitio Class A Common Stock in determining whether to vote for the adoption of the Merger Agreement.

Viper stockholders and Sitio stockholders will each have reduced ownership over New Viper.

Upon consummation of the Mergers, each Viper stockholder and each Sitio stockholder will become a stockholder of New Viper, with a percentage ownership of New Viper that is smaller than such stockholder’s percentage ownership of Viper or Sitio, as applicable, immediately prior to the Mergers. Viper stockholders immediately prior to the Pubco Merger Effective Time are expected to own approximately 80% of the outstanding shares of New Viper after the Pubco Mergers, and Sitio stockholders immediately prior to the Pubco Merger Effective Time are expected to own approximately 20% of the outstanding shares of New Viper after the Pubco Mergers. Accordingly, Viper stockholders and Sitio stockholders will have less ownership of New Viper than they now have of Viper or Sitio, as applicable.

Until the completion of the Mergers or the termination of the Merger Agreement in accordance with its terms, Viper and Sitio are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Viper or Sitio and their respective stockholders.

After the date of the Merger Agreement and prior to the effective times of the Mergers, the Merger Agreement restricts Viper and Sitio from taking specified actions without the written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed) and requires that each of Viper and Sitio use commercially reasonable efforts to conduct their and their respective subsidiaries’ businesses in the ordinary course. These restrictions may prevent Viper or Sitio from making appropriate changes to their respective businesses or organizational structures or from pursuing attractive business opportunities that may arise prior to the completion of the Mergers and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the Mergers could be exacerbated by any delays in the consummation of the Mergers or termination of the Merger Agreement. See the section entitled “The Merger Agreement—Conduct of Business of Viper and Sitio Prior to Completion of the Mergers.”

There are a number of required approvals and other Closing conditions in addition to stockholder approvals, including regulatory approval, which may prevent or delay completion of the Mergers.

The Mergers are subject to a number of conditions to Closing as specified in the Merger Agreement. These Closing conditions include, among others: (i) the receipt of the required approvals from Viper’s and Sitio’s respective stockholders (which, in the case of Viper’s stockholders, was satisfied upon delivery of the Viper Stockholder Written Consent); (ii) the expiration or termination of the applicable waiting period under the HSR Act (see the section entitled “The Mergers—Regulatory Approval” for more information); (iii) the absence of any governmental order or law that makes consummation of the Mergers illegal or otherwise prohibited; (iv) New Viper’s registration statement on Form S-4, of which this joint information statement/proxy statement/prospectus forms a part, having been declared effective by the SEC under the Securities Act; (v) the shares of New Viper Class A Common Stock issuable (A) to the holders of Sitio Class A Common Stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than Excluded Sitio Shares), (B) to the holders of Viper Class A Common Stock and (C) upon the redemption of Viper Opco Units (together with a corresponding number of shares of New Viper Class B Common Stock) having been authorized for listing on the Nasdaq, subject to official notice of issuance; (vi) the accuracy of the representations and warranties of the other party to the extent required under the Merger Agreement; (vii) the compliance with, in all material respects, each of the covenants and agreements the other party is required to comply with or perform at or prior to the effective times of the Mergers; (viii) since the date of the Merger Agreement there must not have occurred any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the other party; (ix) the issuance of a certificate signed by an executive officer of the other party confirming the conditions in clauses (vi) through (viii) has been satisfied; and (x) the receipt by Viper of an opinion from Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) (or, if Wachtell Lipton is unable or unwilling to issue such an opinion, from another nationally recognized law firm reasonably acceptable to Viper) and the receipt by Sitio of an opinion from Vinson & Elkins L.L.P. (“Vinson & Elkins”) (or, if Vinson & Elkins is unable or unwilling to issue such an opinion, from another nationally recognized law firm reasonably acceptable to Sitio), to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the relevant Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code.

No assurance can be given that the Sitio Stockholder Approval will be obtained or that the required conditions to Closing will be satisfied, and, if all required approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals. Any delay in completing the Mergers could cause New Viper not to realize, or to be delayed in realizing, some or all of the benefits that Viper and Sitio expect to achieve if the Mergers are successfully completed within their expected time frame. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Mergers, see the section entitled “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 116.

The Mergers, including uncertainty regarding the Mergers, may cause third parties to delay or defer decisions concerning Viper and Sitio and could adversely affect each company’s ability to effectively manage their respective businesses.

The Mergers will happen only if the stated conditions are met, including the approval of the Merger Agreement by Sitio’s stockholders, among other conditions. Many of the conditions are outside the control of Viper and Sitio, and both parties also have certain rights to terminate the Merger Agreement. Accordingly, there may be uncertainty regarding the completion of the Mergers. This uncertainty may cause others that deal with Viper and Sitio to delay or defer entering into contracts with Viper and Sitio or making other decisions concerning Viper and Sitio or seek to change or cancel existing business relationships with Viper or Sitio, which could negatively affect their respective businesses. Any delay or deferral of those decisions or changes in existing agreements could have a material adverse effect on the respective businesses of Viper and Sitio, regardless of whether the Mergers are ultimately completed.

In addition, the Merger Agreement restricts Viper, Sitio and their respective subsidiaries from entering into certain transactions and taking other specified actions until the Mergers occur without the consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed). These restrictions may prevent Viper and Sitio from pursuing attractive business opportunities or strategic transactions that may arise prior to the completion of the Mergers. See the section entitled “The Merger Agreement—Conduct of Business of Viper and Sitio Prior to Completion of the Mergers” beginning on page 103 for a description of the restrictive covenants to which each of Viper and Sitio is subject.

Failure to attract, motivate and retain executives and other key employees or service providers could diminish the anticipated benefits of the Mergers.

The success of the Mergers will depend in part on the retention of personnel critical to the business and operations of New Viper due to, for example, their technical skills or management expertise. Competition for qualified personnel can be intense.

Current and prospective employees or service providers of Viper and Sitio may experience uncertainty about their future role with Viper and Sitio until strategies with regard to these employees or service providers are announced or executed, which may impair Viper’s and Sitio’s ability to attract, retain and motivate key personnel prior to and following the consummation of the Mergers. Employee and service provider retention may be particularly challenging during the pendency of the Mergers, as employees or service providers of Viper and Sitio may experience uncertainty about their future roles with New Viper. If Viper and Sitio are unable to retain personnel, Viper and Sitio could face disruptions in their operations, loss of existing business partners, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Mergers.

If key employees or service providers of Viper or Sitio depart, New Viper may have to incur significant costs in identifying, hiring and retaining replacements for departing employees or service providers and may lose significant expertise and talent relating to the business of each of Viper or Sitio, and New Viper’s ability to realize the anticipated benefits of the Mergers may be adversely affected. In addition, there could be disruptions to or distractions for the workforce and management associated with integrating employees or service providers into New Viper. Accordingly, no assurance can be given that New Viper will be able to attract or retain key employees or service providers of Viper or Sitio to the same extent that those companies have been able to attract or retain their own employees or service providers in the past.

The Merger Agreement may be terminated in accordance with its terms and the Mergers may not be consummated.

The Merger Agreement contains certain termination rights for each of Viper and Sitio, including, among other rights, the right to terminate (i) by mutual written consent of Viper and Sitio, (ii) by either Viper or Sitio, if (A) a governmental entity having jurisdiction over any party to the Merger Agreement will have issued any order, decree, ruling, injunction or other action, or any law is adopted that permanently makes consummation of the Mergers illegal or otherwise permanently prohibited, (B) the Closing has not occurred on or before the End Date, (C) the other party breaches any of their respective representations or warranties or if such party fails to perform their respective covenants such that certain conditions to Closing cannot be satisfied, and the breach or breaches of such representations or warranties or the failure to perform such covenant, as applicable, is not cured or cannot be cured in accordance with the terms of the Merger Agreement or (D) approval of the Merger Agreement by Sitio’s stockholders has not been obtained upon a vote held at a duly-held Sitio stockholders meeting, or at any adjournment or postponement thereof, (iii) by Viper, if (A) prior to receipt of the Sitio Stockholder Approval, the Sitio Board or a committee thereof has effected a Sitio Change of Recommendation or (B) Sitio or its subsidiaries breach their obligations under the non-solicitation covenant and such breach constitutes a willful and material breach under the terms of the Merger Agreement, and (iv) by Sitio, if prior to the receipt of the Sitio Stockholder Approval, in order to enter into a definitive agreement with respect to a Sitio Superior Proposal, upon which Sitio will be required to pay Viper the Sitio Termination Fee.

Additionally, in the event of termination of the Merger Agreement under certain circumstances, Sitio or Sitio Opco may be required to pay Viper Opco (or if directed by Viper or Viper Opco, to Viper or another subsidiary of Viper) the Sitio Termination Fee of $89,600,000. See the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 118 and the section of this joint information statement/proxy statement/prospectus titled “The Merger Agreement—Expenses and Termination Fees” beginning on page 119 for a more complete discussion of the circumstances under which the Merger Agreement could be terminated and when a termination fee (and the corresponding amount) may be payable by Sitio.

The termination of the Merger Agreement could negatively impact Viper and Sitio.

If the Mergers are not completed for any reason, the ongoing businesses of Viper and Sitio may be adversely affected and, without realizing any of the anticipated benefits of having completed the Mergers, Viper and Sitio would be subject to a number of risks, including the following:

•	each company may experience negative reactions from the financial markets, including negative impacts on its stock or share price;

•	each company may experience negative reactions from its business partners, regulators and employees;

•	each company will be required to pay certain legal, financing and accounting costs and associated fees and expenses relating to the Mergers, whether or not the Mergers are completed; and

•

matters relating to the Mergers require substantial commitments of time and resources by Viper’s management and Sitio’s management, which would otherwise have been devoted to day-to-day operations and other opportunities that could have been beneficial to Viper or Sitio, as applicable, as an independent company.

The directors and executive officers of Viper and Sitio may have interests and arrangements that may be different from, or in addition to, those of Viper stockholders and Sitio stockholders generally.

When considering the recommendations of the Viper Board or the Sitio Board, as applicable, with respect to the proposals described in this joint information statement/proxy statement/prospectus, Viper stockholders and Sitio stockholders should be aware that the directors and executive officers of each of Viper and Sitio may have interests in the Mergers and have arrangements that are different from, or in addition to, those of Viper stockholders and Sitio stockholders generally. These interests and arrangements include the treatment in the Mergers of outstanding equity, other equity-based and incentive awards, other compensation and benefit arrangements and the right to continued indemnification and insurance coverage for former directors and officers of Viper and Sitio by New Viper. Additionally, the officers of Viper immediately prior to the Viper Pubco Merger Effective Time will be appointed as officers holding the same offices of New Viper effective as of the Viper Pubco Merger Effective Time and the directors on the Viper Board immediately prior to the Viper Pubco Merger Effective Time will be appointed as directors to, and constitute all of the directors on, the New Viper Board effective as of the Viper Pubco Merger Effective Time.

Sitio stockholders should be aware of these interests when they consider the recommendations of the Sitio Board that they vote to approve and adopt the Merger Agreement.

The Viper Board and Sitio Board were aware of these interests and considered these interests, among other matters, when each approved and declared advisable the Merger Agreement and the Transactions on the terms and subject to the conditions set forth in the Merger Agreement and recommended that Viper stockholders and Sitio stockholders, respectively, approve the Merger Agreement. The interests of Viper and Sitio directors and executive officers are described in more detail in the sections of this joint information statement/proxy statement/prospectus titled “The Mergers—Interests of Viper’s Directors and Executive Officers in the Mergers” beginning on page 83 and “The Mergers—Interests of Sitio’s Directors and Executive Officers in the Mergers” beginning on page 83.

Viper or Sitio may waive one or more of the closing conditions without re-soliciting stockholder approval.

Viper or Sitio may determine to waive, in whole or part, one or more of the conditions of its obligations to consummate the Mergers. Viper and Sitio currently expect to evaluate the materiality of any waiver and its effect on Viper stockholders or Sitio stockholders, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of this joint information statement/proxy statement/prospectus or any re-solicitation of approval is required in light of any such waiver. Any determination whether to waive any condition to the Mergers or as to re-soliciting stockholder approval or amending this joint information statement/proxy statement/prospectus as a result of a waiver will be made by Viper or Sitio, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.

The Merger Agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with Sitio.

The Merger Agreement contains “no shop” provisions that, subject to certain exceptions, restrict Sitio’s ability to, among other things (each as described in the section of this joint information statement/proxy statement/prospectus titled “The Merger Agreement—No Solicitation of Sitio Competing Proposals” beginning on page 108):

•	initiate, solicit or knowingly encourage the making of or announcement of any Sitio Competing Proposal;

•	engage in any discussions or negotiations with any person with respect to a Sitio Competing Proposal;

•

furnish any non-public information regarding Sitio or its subsidiaries, or access to the properties, assets or employees of Sitio or its subsidiaries, to any person in connection with or in response to a Sitio Competing Proposal;

•	enter into any letter of intent or agreement in principle, or other agreement providing for a Sitio Competing Proposal; or

•	waive or release any person from, forbear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract.

In addition, the Sitio Board will not (i) effectuate any Sitio Change of Recommendation or (ii) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Section 203, inapplicable to any third party or any Sitio Competing Proposal, in any case subject to certain key exceptions described herein.

Sitio or Sitio Opco would be required to pay Viper Opco (or if directed by Viper or Viper Opco, to Viper or another subsidiary of Viper) the Sitio Termination Fee if Viper terminates the Merger Agreement because (i) a Sitio Change of Recommendation (other than a Sitio Change of Recommendation related to a change of control of Diamondback) has occurred, (ii) Sitio or its subsidiaries will have breached their non-solicitation obligations pursuant to the Merger Agreement and such breach constitutes a willful and material breach that resulted in Sitio receiving a Sitio Competing Proposal, or (iii) if Sitio or Viper terminates the Merger Agreement in certain circumstances and, subject to other conditions, within 12 months after the date of such termination, Sitio enters into a definitive agreement with respect to a Sitio Competing Proposal (or publicly approves or recommends to Sitio stockholders or otherwise does not oppose, in the case of a tender or exchange offer, a Sitio Competing Proposal) or consummates a Sitio Competing Proposal. For more information, see the sections entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 118 and “The Merger Agreement—Expenses and Termination Fees” beginning on page 119.

These provisions could discourage a potential competing acquirer from considering or proposing an acquisition or merger, even if it were prepared to pay consideration with a higher value than that implied by the Merger Consideration, or might result in a potential competing acquirer proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the Sitio Termination Fee.

Viper and Sitio will incur significant transaction and merger-related costs in connection with the Mergers.

Viper and Sitio have incurred and expect to incur a number of non-recurring costs associated with the Mergers. These costs and expenses include fees paid to financial, legal and accounting advisors, potential employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by Viper and Sitio regardless of whether the Mergers are completed. There are also a large number of processes, policies, procedures, operations, technologies and systems that may or must be integrated in connection with the Mergers and the integration of the two companies’ businesses. While both Viper and Sitio have assumed that a certain level of expenses would be incurred in connection with the Mergers and the Transactions, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the Mergers that New Viper may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income Viper and Sitio expect to achieve from the Mergers. Although Viper and Sitio expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

The New Viper Common Stock to be received by Sitio stockholders as a result of the Mergers will have rights different from the Sitio Common Stock.

Upon consummation of the Mergers, the rights of Sitio stockholders holding Sitio Common Stock, who will become stockholders of New Viper, will be governed by the New Viper Charter and the New Viper Bylaws. The rights associated with Sitio Common Stock are different from the rights which will be associated with the New Viper Common Stock. See the section entitled “Comparison of Stockholder Rights and Corporate Governance Matters” beginning on page 140 for a discussion of these rights.

Litigation filed in connection with the Mergers could prevent or delay the consummation of the Mergers or result in the payment of damages following completion of the Mergers.

Lawsuits in connection with the Mergers may be filed against Viper, Viper Opco, Sitio, Sitio Opco, New Viper, Viper Merger Sub, Sitio Merger Sub and/or their respective directors and officers, which could prevent or delay the consummation of the Mergers and/or result in additional costs to Viper and Sitio. The ultimate resolution of any such lawsuit cannot be predicted with certainty, and an adverse ruling in any such lawsuit may cause the Mergers to be delayed or not to be completed and/or result in additional costs to Viper and Sitio, which could cause Viper and Sitio not to realize some or all of the anticipated benefits of the Mergers. The defense or settlement of any lawsuit that remains unresolved at the time the Mergers are consummated may adversely affect New Viper’s business, financial condition, results of operations and cash flows. Viper and Sitio cannot currently predict the outcome of or reasonably estimate the possible loss or range of loss from any such lawsuit.

The IRS may successfully challenge the intended tax treatment of the Pubco Mergers, in which case the Pubco Mergers could be taxable to the Viper stockholders and the Sitio stockholders.

Assuming that the Pubco Mergers are completed as currently contemplated, Viper and Sitio intend that (A) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers together constitute a transaction described in Section 351 of the Code and/or (B) each of the Pubco Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and New Viper, Viper and Sitio intend to report the Pubco Mergers consistent with such treatment. It is a condition to the respective obligations of Viper and Sitio to complete the Pubco Mergers that each of Viper and Sitio receive a legal opinion to the effect that (i) the relevant Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code. These opinions will be based on representations from each of New Viper, Viper, Sitio and Diamondback and on customary factual assumptions, as well as certain covenants and undertakings by New Viper, Viper and Sitio. If any such representations, assumptions, covenants or undertakings is or becomes incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected, and the U.S. federal income tax consequences of the integrated mergers could differ materially from those described herein. An opinion of counsel represents such counsel’s best legal judgment but is not binding on the IRS or any court. Viper and Sitio have not requested, and do not intend to request, any ruling from the IRS with respect to the tax consequences of the Pubco Mergers. Accordingly, there can be no assurance that the IRS would not challenge the conclusions reflected in the tax opinions or that a court would not sustain such a challenge. In the event that the IRS successfully challenges the treatment set forth in the tax opinions, one or both of the Pubco Mergers could be taxable. Each Viper stockholder and each Sitio stockholder should consult with its own tax advisor with respect to the particular tax consequences of the Pubco Mergers to such holder, including the consequences of a successful challenge by the IRS.

The financial forecasts are based on various assumptions that may not be realized.

The financial estimates set forth in the forecasts included under the sections “The Mergers—Certain Unaudited Prospective Financial Information—Certain Viper Unaudited Prospective Financial and Operating Information” and “The Mergers—Certain Unaudited Prospective Financial Information—Certain Sitio Unaudited Prospective Financial and Operating Information” were based on assumptions of, and information available to, Viper’s management and Sitio’s management, as applicable, when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond Viper’s and Sitio’s control and may not be realized. Many factors mentioned in this joint information statement/proxy statement/prospectus, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward-Looking Statements,” will be important in determining the combined company’s future results. As a result of these contingencies, actual future results may vary materially from Viper’s and Sitio’s estimates. In view of these uncertainties, the inclusion of financial estimates in this joint information statement/proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.

Viper’s and Sitio’s financial estimates were not prepared with a view toward public disclosure, and such financial estimates were not prepared with a view toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made, and neither Viper nor Sitio undertakes any obligation, other than as required by applicable law, to update the financial estimates herein to reflect events or circumstances after the date those financial estimates were prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

The financial estimates of Viper and Sitio included in this joint information statement/proxy statement/prospectus have been prepared by, and are the responsibility of, Viper and Sitio, as applicable. Moreover, neither Viper’s nor Sitio’s independent accountants, nor any other independent accountants, have compiled, examined or performed any procedures with respect to Viper’s or Sitio’s prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or achievability thereof, and, accordingly, such independent accountants assume no responsibility for, and disclaim any association with, Viper’s and Sitio’s prospective financial information. The reports of such independent accountants included or incorporated by reference herein, as applicable, relate exclusively to the historical financial information of the entities named in those reports and do not cover any other information in this joint information statement/proxy statement/prospectus and should not be read to do so. See “The Mergers—Certain Unaudited Prospective Financial Information—Certain Viper Unaudited Prospective Financial and Operating Information” and “The Mergers—Certain Unaudited Prospective Financial Information—Certain Sitio Unaudited Prospective Financial and Operating Information” for more information.

The opinions of Viper’s and Sitio’s respective financial advisors will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Mergers.

Each of Viper and Sitio has received opinions from its financial advisors in connection with the signing of the Merger Agreement, but has not obtained any updated opinion from its financial advisors as of the date of this joint information statement/proxy statement/prospectus. Changes in the operations and prospects of Viper or Sitio, general market and economic conditions and other factors that may be beyond the control of Viper or Sitio, and on which the companies’ respective financial advisors’ opinions were based, may significantly alter the value of Viper or Sitio or the prices of the shares of Viper Common Stock or Sitio Common Stock by the time the Mergers are completed. The opinions do not speak as of the time the Mergers will be completed or as of any date other than the date of such opinions. Because neither Viper nor Sitio currently anticipates asking its financial advisors to update their opinions, the opinions will not address the fairness of the Merger Consideration or the exchange ratio, as applicable, from a financial point of view at the time the Mergers are completed.

Holders of Sitio Class A Common Stock and Viper Class A Common Stock are not entitled to appraisal rights in connection with the Mergers.

Appraisal rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under the DGCL, holders of Sitio Class A Common Stock and Viper Class A Common Stock will not have rights to an appraisal of the fair value of their shares in connection with the Mergers because they are receiving shares of New Viper Class A Common Stock, and New Viper Class A Common Stock is expected to be traded on the Nasdaq at the Pubco Merger Effective Time. However, holders of Sitio Class C Common Stock who do not vote in favor of the Sitio merger proposal and Viper Class B Common Stock who did not provide the Viper Stockholder Written Consent will be entitled to exercise appraisal rights under the DGCL, solely with respect to their shares of Sitio Class C Common Stock (and not, for the avoidance of doubt, with respect to any shares of Sitio Class A Common Stock or Sitio Opco Units held by them) or Viper Class B Common Stock (and not, for the avoidance of doubt, with respect to any shares of Viper Class A Common Stock or Viper Opco Units held by them), as applicable, in connection with the Mergers if they take certain actions and meet certain conditions. See “Appraisal Rights” for more information about appraisal rights in connection with the Mergers.

Completion of the Mergers may trigger change in control or other provisions in certain agreements to which Sitio or its subsidiaries are a party.

The completion of the Mergers may trigger change in control or other provisions in certain agreements to which Sitio or its subsidiaries are a party. If New Viper, Viper, Sitio or their respective subsidiaries are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements, or seeking monetary damages. Even if New Viper, Viper and Sitio are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to New Viper, Viper or Sitio. See “Risk Factors—New Viper’s anticipated debt may adversely affect its financial condition and limit its ability to obtain additional financing and pursue other business opportunities” for more information.

Risks Relating to New Viper

New Viper will be a holding company. New Viper’s sole material asset will be its indirect equity interest in Viper Opco and New Viper will accordingly be dependent upon distributions from Viper Opco to pay taxes, cover its corporate and other overhead expenses and pay any dividends on New Viper Class A Common Stock.

Similar to the holding company structures of Viper and Sitio, New Viper will be a holding company and will have no material assets other than its indirect equity interest in Viper Opco. New Viper will have no independent means of generating revenue. To the extent Viper Opco has available cash, Viper Opco will be required, subject to any restrictions contained in any agreement to which Viper Opco is bound, to make distributions out of legally available funds to all Viper Opco members on a pro rata basis at such times and in such amounts as New Viper, as the managing member of Viper Opco, reasonably determines is necessary to cause a distribution to New Viper sufficient to enable New Viper to timely satisfy its corporate tax liabilities. In addition, as the managing member of Viper Opco, New Viper will cause Viper Opco to make pro rata distributions to all of its unitholders, including to New Viper, in an amount sufficient to allow New Viper to fund dividends to its stockholders in accordance with New Viper’s dividend policy, to the extent the New Viper Board declares such dividends. Therefore, while New Viper expects to pay dividends on New Viper Class A Common Stock in amounts determined from time to time by the New Viper Board in the future, New Viper’s ability to do so may be limited to the extent Viper Opco and its subsidiaries are limited in their ability to make these and other distributions to New Viper, including due to the restrictions under the outstanding credit facilities of Viper and Sitio. To the extent that New Viper needs funds and Viper Opco or its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of their financing arrangements, or are otherwise unable to provide such funds, it could materially adversely affect New Viper’s liquidity and financial condition.

The market price for New Viper Class A Common Stock following the completion of the Mergers may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of Viper Class A Common Stock and Sitio Class A Common Stock.

Upon consummation of the Mergers, Viper stockholders and Sitio stockholders will both hold New Viper shares. Viper’s and Sitio’s businesses differ and, accordingly, the results of operations of New Viper will be affected by some factors that are different from those currently or historically affecting the results of operations of Viper and those currently or historically affecting the results of operations of Sitio. The results of operations of New Viper may also be affected by factors different from those that currently affect or have historically affected either Viper or Sitio. For a discussion of the businesses of each of Viper and Sitio and some important factors to consider in connection with those businesses, see the section entitled “The Mergers—The Parties to the Mergers” beginning on page 36, and the documents and information included elsewhere in this joint information statement/proxy statement/prospectus or incorporated by reference into this joint information statement/proxy statement/prospectus and listed under the section of this joint information statement/proxy statement/prospectus titled “Where You Can Find More Information” beginning on page 166.

Third parties may terminate or alter existing contracts or relationships with Viper or Sitio.

Each of Viper and Sitio has contracts with business partners which may require Viper or Sitio, as applicable, to obtain consent from these other parties in connection with the Mergers. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which Viper and/or Sitio currently have relationships may have the ability to terminate, reduce the scope of or otherwise adversely alter their relationships with either or both parties in anticipation of the Mergers, or with the combined company following the transactions. The pursuit of such rights may result in Viper, Sitio or New Viper suffering a loss of potential future revenue or incurring liabilities in connection with a breach of such agreements and losing rights that are material to its business. Any such disruptions could limit New Viper’s ability to achieve the anticipated benefits of the Mergers. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Mergers or the termination of the Merger Agreement.

Coordinating the businesses of Viper and Sitio may be more difficult, costly or time-consuming than expected and New Viper may fail to realize the anticipated benefits of the Mergers, which may adversely affect New Viper’s business results and negatively affect the value of New Viper’s shares following the Mergers.

The success of the Mergers will depend on, among other things, the ability of Viper and Sitio to coordinate their businesses under New Viper. However, Viper and Sitio may not be able to successfully coordinate their respective businesses in a manner that permits anticipated growth or efficiencies to be realized, without adversely affecting current revenues and investments. If New Viper is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.

Specifically, the following issues, among others, must be addressed in order to realize the anticipated benefits of the Mergers so New Viper performs as expected:

•	coordinating the businesses of Viper and Sitio and meeting the capital requirements of New Viper, in a manner that permits New Viper to achieve the growth anticipated to result from the Mergers;

•	coordinating Viper’s and Sitio’s operating practices, internal controls and other policies, procedures and processes;

•	addressing possible differences in business backgrounds and corporate cultures; and

•	coordinating geographically dispersed organizations.

In addition, at times the attention of certain members of either of Viper or Sitio’s or both of Viper’s and Sitio’s management and resources may be focused on completion of the Mergers and the coordination of the Viper and Sitio businesses under New Viper and diverted from day-to-day business operations, which may disrupt each of Viper and Sitio’s ongoing business and the business of New Viper.

An inability to realize the full extent of the anticipated benefits of the Mergers and the other transactions contemplated by the Merger Agreement, as well as any delays encountered in the combination process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may adversely affect the value of the New Viper Common Stock after the completion of the Mergers. In addition, the actual coordination of the Viper and Sitio businesses under New Viper may result in additional and unforeseen expenses, and the anticipated benefits of the coordination plan may not be realized. If Viper and Sitio are not able to adequately address coordination challenges, they may be unable to successfully coordinate their operations or realize the anticipated benefits of the coordination of the two companies.

The unaudited pro forma condensed combined financial information incorporated by reference in this joint information statement/proxy statement/prospectus is preliminary and New Viper’s actual financial position and results of operations after the Mergers may differ materially from these estimates and the unaudited pro forma condensed combined financial information incorporated by reference in this joint information statement/proxy statement/prospectus.

The unaudited pro forma condensed combined financial information incorporated by reference in this joint information statement/proxy statement/prospectus is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and are not necessarily indicative of what New Viper’s actual financial position or results of operations would have been had the Endeavor Drop Down and the Mergers been completed on the dates indicated. New Viper’s actual results and financial position after the Endeavor Drop Down and the Mergers may differ materially and adversely from the unaudited pro forma condensed combined financial statement incorporated by reference in this joint information statement/proxy statement/prospectus.

Declaration, payment and amounts of dividends, if any, to holders of New Viper Common Stock will be uncertain.

The amount of dividends, if any, that are declared or paid to New Viper’s stockholders, depends on a number of factors. The New Viper Board will have sole discretion to determine whether any dividends will be declared, when dividends, if any, are declared, and the amount of such dividends. New Viper expects that such determination would be based on a number of considerations, including New Viper’s results of operations and capital management plans and the market price of New Viper shares, the availability of funds to New Viper, debt covenant limitations, New Viper’s access to capital markets as well as industry practice and other factors, deemed relevant by the New Viper Board. In addition, New Viper’s ability to pay dividends and the amount of any dividends ultimately paid in respect of New Viper shares will, in each case, be subject to New Viper receiving funds, directly or indirectly, from its operating subsidiaries, Viper and Sitio. Furthermore, the ability of these operating subsidiaries to make distributions to New Viper will depend on satisfying applicable law with respect to such distributions and making prior distributions on any Viper and Sitio outstanding preferred stock, if any, and the ability of Viper and Sitio to receive distributions from their own respective subsidiaries will continue to depend on applicable law with respect to such distributions. There can be no guarantee that New Viper’s stockholders will receive or be entitled to dividends commensurate with the historical dividends of Viper or Sitio.

New Viper may not have sufficient available cash to pay any quarterly dividend on New Viper Common Stock, New Viper’s cash available for dividends may vary significantly from quarter to quarter and the New Viper Board may in the future modify or revoke New Viper’s cash dividend policy at any time at its discretion. New Viper’s dividend policy could limit our ability to grow and make acquisitions.

New Viper may not have sufficient cash available to pay base or variable dividends to its common stockholders each quarter. Furthermore, its cash dividend policy will not require it to pay dividends on a quarterly basis or otherwise. The amount of cash New Viper has to distribute each quarter principally will depend upon the amount of royalty income New Viper generates, which is dependent upon the volumes of production sold and the prices that its operators realize from the sale of such production. In addition, the actual amount of cash New Viper will have to distribute each quarter under its cash dividend policy will be reduced by payments in respect of income taxes, debt service and other contractual obligations and fixed charges, increases in reserves for future operating or capital needs that the New Viper Board may determine is appropriate, lease bonus income, distribution equivalent rights payments and preferred dividends, if any, and any common share repurchases. The New Viper Board may further modify or revoke its dividend policy at any time in the future at its discretion. As a result, quarterly dividends paid to New Viper’s stockholders may vary significantly from quarter to quarter and may be zero.

As a result of New Viper’s cash dividend policy, New Viper will have limited cash available to reinvest in its business or to fund acquisitions, and New Viper will rely primarily upon external financing sources, including commercial bank borrowings and the issuance of debt and equity securities, to fund its acquisitions and growth capital expenditures. As such, to the extent the New Viper is unable to finance growth externally, its dividend policy will significantly impair its ability to grow.

To the extent that New Viper issues additional shares in connection with any acquisitions or growth capital expenditures or as in-kind dividends, the payment of dividends on those additional shares may increase the risk that New Viper will be unable to maintain or increase our per share dividend level.

New Viper’s anticipated debt may adversely affect its financial condition and limit its ability to pursue business opportunities.

Certain debt of Viper and Sitio is expected to be refinanced in connection with the proposed transaction, including the Sitio revolving credit facility, Sitio’s senior notes due 2028 and Viper’s senior dues due 2027 and 2031. However, there is no guarantee that Viper and Sitio will be able to refinance such debt on favorable terms or at all. If Viper and Sitio are unable to successfully refinance such debt on reasonable terms and conditions (including, but not limited to, pricing and other fee payments), this could result in New Viper having debt which is more expensive and contains terms more onerous than currently anticipated (including with respect to negative covenants).

New Viper will have outstanding debt which may:

•	impose cash interest costs on New Viper which may be difficult to service and which may reduce New Viper’s ability to fund its operations and other business activities;

•	increase New Viper’s vulnerability to general adverse economic and industry conditions, including increases in interest rates;

•

require New Viper to dedicate a portion of its cash flow from operations to interest and principal payments on its indebtedness, which would reduce the availability of its cash flow to fund working capital, capital expenditures, expansion efforts and other general corporate purposes;

•	limit New Viper’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates; and

•	place New Viper at a competitive disadvantage compared to its competitors that have less debt.

New Viper’s ability to service its anticipated indebtedness will depend upon, among other things, its future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond its control. If New Viper’s operating results are not sufficient to service its anticipated indebtedness, it may be forced to take actions such as reducing or delaying business activities, acquisitions, investments and/or capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional capital. New Viper may not be able to effect any of these remedies on satisfactory terms or at all.

Any increase in New Viper’s future indebtedness beyond what is anticipated could have adverse effects on its financial condition and results of operations, including:

•	imposing additional cash interest costs on New Viper, which may be difficult to service and which may reduce New Viper’s ability to fund its operations and other business activities;

•	increasing the risk that New Viper may default on its debt obligations;

•	increasing New Viper’s vulnerability to adverse changes in general economic and industry conditions, economic downturns and adverse developments in its business;

•	limiting New Viper’s flexibility in planning for or reacting to changes in its business and the industry in which it operates; and

•	increasing New Viper’s exposure to a rise in interest rates, which will generate greater interest expense to the extent New Viper does not have applicable interest rate hedges.

Sales or perceived sales of a substantial number of shares of New Viper Class A Common Stock by the Sitio Supporting Stockholders may cause the price of New Viper Class A Common Stock to decline.

Following the closing of the Mergers, based on the number of outstanding shares and units as of June 30, 2025, (x) the Sitio Supporting Stockholders are expected to own 34,944,869 shares of New Viper Class B Common Stock and 34,944,869 Viper Opco Units, which are collectively exchangeable for 34,944,869 shares of New Viper Class A Common Stock and (y) Diamondback is expected to own 155,058,093 shares of New Viper Class B Common Stock and 155,058,093 Viper Opco Units, which are collectively exchangeable for 155,058,093 shares of New Viper Class A Common Stock. In addition, pursuant to the Registration Rights Agreement, shares of New Viper Common Stock received by the Sitio Supporting Stockholders will be registered on a shelf registration statement following Closing, thereby facilitating sales of such shares. Under the terms of the Diamondback Support Agreement, the contractual restrictions on the sale of New Viper Common Stock by the Diamondback Entities expires 90 days after the closing of the Mergers and are subject to certain exceptions, including a permitted transfer cap of up to 15,505,809 securities. If the Sitio Supporting Stockholders or Diamondback sell a substantial number of shares of New Viper Class A Common Stock into the public market after the consummation of the Mergers, as applicable, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of New Viper Class A Common Stock could fall. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of a company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of New Viper Class A Common Stock cannot absorb any such shares sold by the Sitio Supporting Stockholders, then the value of New Viper Class A Common Stock will likely decrease. The existence of an overhang, whether or not sales have occurred or are occurring, could also make it more difficult for New Viper to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that New Viper deems reasonable or appropriate.

The New Viper Charter will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with New Viper or its directors, officers, employees or stockholders.

The New Viper Charter will provide that, unless New Viper consents in writing to the selection of an alternative forum, the Court of Chancery for the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on New Viper’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of the current or former directors, officers, employees or stockholders of New Viper to New Viper or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the New Viper Charter or the New Viper Bylaws, or (iv) any other action asserting a claim that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the New Viper Charter.

This provision would not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain claims under the Securities Act.

These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find these provisions of the New Viper Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

While the Delaware courts have determined that choice of forum provisions of the type included in the New Viper Charter are facially valid, uncertainty exists as to whether a court would enforce such provision, and as such, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in our exclusive forum provision. In such instance, to the extent applicable, we would expect to vigorously assert the validity and enforceability of our exclusive forum provision. This may require additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Risks Relating to Viper’s Business

As a result of entering into the Merger Agreement, Viper’s business is and will be subject to the risks described above. In addition, Viper is, and following completion of the Mergers, New Viper will be, subject to the risks described in Viper’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and the Definitive Proxy Statement on Schedule 14A, filed on April 10, 2025, which are filed with the SEC and incorporated by reference into this joint information statement/proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 166 for the location of information incorporated by reference into this joint information statement/proxy statement/prospectus.

Risks Relating to Sitio’s Business

As a result of entering into the Merger Agreement, Sitio’s business is and will be subject to the risks described above. In addition, Sitio is, and following completion of the Mergers, New Viper will be, subject to the risks described in Sitio’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and the Definitive Proxy Statement on Schedule 14A, filed on March 28, 2025, which are filed with the SEC and incorporated by reference into this joint information statement/proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 166 for the location of information incorporated by reference into this joint information statement/proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included herein, regarding the proposed Mergers between Viper and Sitio, the likelihood that the conditions to the consummation of the Mergers will be satisfied on a timely basis or at all, Viper’s and Sitio’s ability to consummate the Mergers at any time or at all, the benefits of the Mergers and New Viper’s future financial performance following the Mergers, as well as New Viper’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used herein, including any oral statements made in connection herewith, the words “may,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions and the negative of such words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Viper’s and Sitio’s management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Such statements may be influenced by factors that could cause actual outcomes and results to differ materially from those projected. Except as otherwise required by applicable law, Viper and Sitio disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Viper and Sitio caution you that these forward-looking statements are subject to all of the risks and uncertainties described below, among others, most of which are difficult to predict and many of which are beyond the control of Viper and Sitio.

These risks include, but are not limited to: New Viper’s ability to successfully integrate Viper’s and Sitio’s businesses; the risk that the expected benefits and synergies of the Mergers may not be fully achieved in a timely manner, or at all; the risk that Viper or Sitio will not, or that following the Mergers, New Viper will not, be able to retain and hire key personnel; the risk associated with Sitio’s ability to obtain the approval of its stockholders required to consummate the Mergers and the timing of the Closing of the Mergers, including the risk that the conditions to the Closing are not satisfied on a timely basis or at all or the failure of the Transactions to close for any other reason or to close on the anticipated terms, including the intended tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the Mergers is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the Mergers, the response and retention of business partners as a result of the announcement and pendency of the Mergers; Viper’s ability to finance New Viper (including the repayment of certain of Sitio’s indebtedness) on acceptable terms or at all; uncertainty as to the long-term value of New Viper Common Stock; and the diversion of Viper’s and Sitio’s management’s time on transaction-related matters. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Viper’s and Sitio’s expectations and projections can be found in the section entitled “Risk Factors”, Viper’s periodic filings with the SEC, including Viper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Part I, Item 1A “Risk Factors” in Viper’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and Sitio’s periodic filings with the SEC, including Sitio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Viper’s and Sitio’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

THE MERGERS

The following is a discussion of the Mergers. The descriptions of the Merger Agreement, the New Viper Charter and the New Viper Bylaws in this section and elsewhere in this joint information statement/proxy statement/prospectus are qualified in their entirety by reference to the complete text of the Merger Agreement and the forms of the New Viper Charter and New Viper Bylaws, copies of which are attached as Annex A, Annex B and Annex C to this joint information statement/proxy statement/prospectus and are incorporated by reference into this joint information statement/proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Mergers that is important to you. You are encouraged to read the Merger Agreement, the New Viper Charter and the New Viper Bylaws carefully and in their entirety. This section is not intended to provide you with any factual information about Viper or Sitio. Such information can be found elsewhere in this joint information statement/proxy statement/prospectus and in the public filings Viper and Sitio make with the SEC that are incorporated by reference into this joint information statement/proxy statement/prospectus, as described in the section entitled “Where You Can Find More Information.”

The Parties to the Mergers

Viper Energy, Inc.

Viper Energy, Inc. (“Viper”) is a publicly traded Delaware corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin, which is one of the oldest and most prolific producing basins in North America. Effective November 13, 2023, Viper changed its legal status from a Delaware limited partnership to a Delaware corporation via a conversion (the “Conversion”). Viper’s primary business objective is to provide an attractive return to its stockholders by focusing on business results, generating robust free cash flow, reducing debt and protecting its balance sheet, while maintaining what it believes is a best-in-class cost structure. Its assets consist of mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin in West Texas, substantially all of which are leased to working interest owners who bear the costs of operation and development.

As of the date of the Merger Agreement, Diamondback owned approximately 53.7% of Viper Common Stock and, assuming the Mergers are consummated, is expected to own approximately 41% of New Viper Common Stock after Closing. Diamondback currently operates approximately 59% of Viper’s net royalty acreage, and, assuming the Mergers are consummated, is expected to operate approximately 39% of Viper’s net royalty acreage after Closing.

Viper’s principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701, and its telephone number is (432) 221-7400.

Additional information about Viper is contained in its public filings with the SEC, which are incorporated by reference in this joint information statement/proxy statement/prospectus. See the section entitled “Where You Can Find More Information” for more information.

Viper Energy Partners LLC

Viper Energy Partners LLC, a Delaware limited liability company (“Viper Opco”), together with its wholly owned subsidiaries, holds substantially all of the assets of Viper. Each Viper Opco Unit, together with one share of Viper Class B Common Stock, is exchangeable by the holder of such Viper Opco Unit for one share of Viper Class A Common Stock or, if either Viper or Viper Opco so elects, cash pursuant to the terms of Viper’s and Viper Opco’s organizational documents, subject to certain restrictions.

Viper Opco’s principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701, and its telephone number is (432) 221-7400.

New Cobra Pubco, Inc.

New Cobra Pubco, Inc., a Delaware corporation (“New Viper”), is a wholly owned subsidiary of Viper and was formed on June 2, 2025, for the purpose of engaging in the Transactions. Since the date of its incorporation, New Viper has not engaged in any activities other than as contemplated by the Merger Agreement and the other agreements related thereto. Following the completion of the Transactions, New Viper will be a publicly traded holding company with Viper and Sitio as its direct wholly owned subsidiaries.

For a description of the capital stock of New Viper immediately after the completion of the Transactions, see “Description of New Viper Securities” beginning on page 127 of this joint information statement/proxy statement/prospectus.

New Viper’s principal executive offices are located at 500 West Texas Ave., Suite 100, Midland, TX 79701, and its telephone number is (432) 221-7400.

Cobra Merger Sub, Inc.

Cobra Merger Sub, Inc., a Delaware corporation (“Viper Merger Sub”), is a wholly owned subsidiary of New Viper and was formed on June 2, 2025 for the purpose of engaging in the Transactions. Since the date of its incorporation, Viper Merger Sub has not engaged in any activities other than as contemplated by the Merger Agreement and the other agreements related thereto. Following the completion of the Transactions, Viper Merger Sub will have been merged with and into Viper, and Viper Merger Sub will cease to exist.

Scorpion Merger Sub, Inc.

Scorpion Merger Sub, Inc., a Delaware corporation (“Sitio Merger Sub”), is a wholly owned subsidiary of New Viper and was formed on June 2, 2025 for the purpose of engaging in the Transactions. Since the date of its incorporation, Sitio Merger Sub has not engaged in any activities other than as contemplated by the Merger Agreement and the other agreements related thereto. Following the completion of the Transactions, Sitio Merger Sub will have been merged with and into Sitio, and Sitio Merger Sub will cease to exist.

Sitio Royalties Corp.

Sitio Royalties Corp., a Delaware corporation (“Sitio”), acquires, owns and manages high-quality mineral and royalty interests across premium basins in the United States with the objective of generating cash flow from operations that can be returned to stockholders as dividends or through share repurchases, utilized to pay down debt obligations, and reinvested to expand its base of cash flow generating assets. As of December 31, 2024, Sitio owned mineral and royalty interests representing approximately 273,100 net royalty acres when adjusted to a 1/8th royalty.

Sitio’s principal executive offices are located at 1401 Lawrence St., Suite 1750, Denver, Colorado 80202, and its telephone number is (720) 640-7620.

Additional information about Sitio is contained in its public filings with the SEC, which are incorporated by reference in this joint information statement/proxy statement/prospectus. See the section entitled “Where You Can Find More Information” for more information.

Sitio Royalties Operating Partnership, LP

Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Sitio Opco”), holds substantially all of the assets of Sitio. Each Sitio Opco Unit, together with one share of Sitio Class C Common Stock, is redeemable by the holder of such Sitio Opco Unit for one share of Sitio Class A Common Stock or, if either Sitio or Sitio Opco so elects, cash pursuant to the terms of Sitio’s and Sitio Opco’s organizational documents, subject to certain restrictions.

Sitio Opco’s principal executive offices are located at 1401 Lawrence St., Suite 1750, Denver, Colorado 80202, and its telephone number at that address is (720)  640-7620.

Background of the Mergers

The Sitio Board and Sitio management regularly evaluate various strategic and financial alternatives to increase stockholder value.

Similarly, the Viper Board and Viper management periodically review the strategic direction of Viper and evaluate potential opportunities to enhance stockholder value, including through potential transactions involving acquisitions and combinations.

Sitio’s predecessor for accounting purposes, Kimmeridge Mineral Fund, LP (“KMF”), was formed in November 2016 with the primary purpose of acquiring, owning and managing mineral and royalty interests in the Permian Basin, located in West Texas and southeastern New Mexico of the United States. Following a corporate reorganization in October 2021, KMF and related entities began operating as a single holding company under the “Desert Peak” name.

On June 7, 2022, Desert Peak completed a merger with Falcon Minerals Corporation (“Falcon”), a then publicly-traded oil and gas minerals company, with a focus in the Eagle Ford Shale, with the surviving entity continuing under the name “Sitio Royalties Corp.” and trading on the NYSE. At the closing of that merger, the combined company was owned 27% by legacy Falcon stockholders and 73% by legacy Desert Peak equityholders.

As a new public company, Sitio publicly announced its focus on large-scale mergers and acquisitions (“M&A”) and completed sizeable acquisitions before the end of July 2022, which consisted of (i) the acquisition of over 19,700 net royalty acres in the Permian Basin from Foundation Minerals for approximately $323 million in cash and (ii) the acquisition of over 12,200 net royalty acres in the Permian Basin from Momentum Minerals for approximately $224 million in cash.

On December 29, 2022, consistent with its focus on large-scale M&A, Sitio completed an all-stock merger with Brigham Minerals, Inc. (“Brigham”), a then publicly-traded oil and gas minerals company with mineral and royalty interests across six resource plays in the continental United States, namely the Delaware and Midland Basins in West Texas and New Mexico, the Anadarko Basin in Oklahoma, the Denver-Julesburg Basin (the “DJ Basin”) in Colorado and the Williston Basin in North Dakota. Following the transaction with Brigham, the combined company, which continued under the name “Sitio Royalties Corp.,” was owned 54% by legacy Sitio stockholders and 46% by legacy Brigham stockholders.

Following the merger with Brigham, Sitio’s assets became focused primarily in the Permian Basin in West Texas and Southeast New Mexico, with additional assets across productive and high-quality areas of the United States, including the DJ Basin, Eagle Ford in South Texas, Anadarko Basin, Appalachia and Williston Basin. Throughout 2023, Sitio evaluated dozens of potential large scale M&A but was ultimately unsuccessful in completing any individual transaction involving consideration exceeding $200 million due to (among other reasons) increased competition in the minerals space from private equity firms, income funds and family offices that, in the view of the Sitio Board and management, ultimately made such acquisitions, at the prices where sellers would have been willing to transact, not acceptable on a rate of return basis to Sitio. In the fall of 2023, Sitio participated in the bidding process for a package of mineral and royalty interests with a value exceeding $1.0 billion, which, given its large size, would have required stock consideration from Sitio. Viper was ultimately the winning bidder for this transaction, which included cash and Viper equity as consideration. In receiving feedback from the sellers, Sitio was informed that Viper’s equity consideration was viewed as more attractive due to its liquidity and Viper’s relationship with Diamondback.

In addition, during this time following the merger with Brigham, in parallel with its core business operations, Sitio formed a new ventures group (and hired a director of new ventures in the Spring of 2024) to identify and evaluate strategic opportunities that could enhance long-term shareholder value through revenue diversification, cash flow predictability, and multiple expansion. This effort was guided by a disciplined approach that sought to prioritize returns competitive with the core business and targeted asset-light, high-margin opportunities, and focused on areas adjacent to Sitio’s core operations. Over the course of 2023 and 2024, the new ventures team assessed several opportunities. These included strategic partnerships and an investment in mineral management platforms and mineral management technology that would complement and enhance Sitio’s core business. Sitio also evaluated (i) a produced water royalty, (ii) a partnership with a Texas-based, water infrastructure company focused on developing produced water recycling and disposal infrastructure in New Mexico, (iii) certain international opportunities, such as iron ore royalty, and (iv) and an assessment of energy infrastructure royalties.

Given Sitio’s focus on M&A activity, Mr. Christopher L. Conoscenti, Sitio’s Chief Executive Officer, delivered regular reports to the Sitio Board both informally over e-mail and at Sitio Board meetings regarding the evaluation and status of strategic alternatives, including the conversations with Viper detailed in this joint information statement/proxy statement/prospectus.

On December 22, 2023, Sitio sold all of its mineral and royalty interests in the SCOOP and STACK plays in the Anadarko Basin in Oklahoma and the Appalachian Basin in Pennsylvania, Ohio and West Virginia.

On January 5, 2023, as part of Sitio’s strategy of pursuing large scale M&A, Mr. Conoscenti met informally with Kaes Van’t Hof, then-President of Viper, at a conference held by an energy investment bank. Mr. Conoscenti and Mr. Van’t Hof discussed Viper’s interest in a strategic transaction between Sitio and Viper and agreed to stay in touch.

On February 21, 2023, Mr. Conoscenti and other members of Sitio management traveled to Midland, Texas to meet with Mr. Van’t Hof and other members of Viper management to further progress their discussions from the previous month. During that meeting, Mr. Van’t Hof indicated that, at that time, Viper was primarily focused on growing as a standalone business. Mr. Conoscenti provided this update to the Sitio Board informally shortly thereafter.

On August 3, 2023, the Sitio Board, at a regularly scheduled meeting, invited representatives of J.P. Morgan to review with the Sitio Board (among other topics) the outlook for public minerals companies, corporate M&A opportunities and the potential benefits of scale. Representatives of J.P. Morgan cited Viper as an example of successful growth (due, in part, to its relationship with Diamondback). The Sitio Board discussed with representatives of J.P. Morgan potential strategic alternatives with potential exploration and production (“E&P”) company counterparties, including a potential transaction in which an E&P company would contribute its mineral assets into Sitio in exchange for a substantial ownership stake, which would effectively result in an ownership relationship similar to that between Diamondback and Viper. At that time, the Sitio Board, in consultation with management, remained focused on M&A activity in the oil and gas minerals space (including potential outreach to other publicly traded oil and gas minerals companies to pursue corporate level M&A), as well as smaller transactions (typically involving less than $200 million in aggregate consideration), where transactions were generally more likely to be actionable for Sitio.

On October 5, 2023, Noam Lockshin, Chairman of the Sitio Board, met with Mr. Van’t Hof in New York City. The two discussed the merits of a potential combination of Viper and Sitio and general trends within the minerals industry. In the following weeks, Mr. Lockshin recounted his interactions with Mr. Van’t Hof to Mr. Conoscenti and other members of Sitio management and to other members of the Sitio Board. Mr. Lockshin spoke once again with Mr. Van’t Hof on November 17, 2023, and they agreed that a non-disclosure agreement should be put in place to permit the sharing of confidential information for purposes of evaluating a potential transaction. The non-disclosure agreement was executed on December 11, 2023 (the “2023 NDA”). Mr. Conoscenti briefed the Sitio Board on the discussions with Mr. Van’t Hof and terms of the 2023 NDA in the weeks leading up to its execution, and the Sitio Board was supportive of these efforts.

Conversations between Sitio and Viper management continued, and in January and February 2024 Viper and Sitio each shared certain land-related due diligence information.

On February 12, 2024, Diamondback publicly announced the execution of a definitive agreement to purchase Endeavor Energy Partners (“Endeavor”) in a cash-and-stock transaction valued at approximately $26 billion.

On a February 16, 2024 telephone call, Mr. Van’t Hof indicated to Mr. Conoscenti that Viper would be suspending its evaluation of a potential transaction with Sitio during the pendency of the Endeavor transaction.

On March 6, 2024, Mr. Lockshin met virtually with executives at Company A, a publicly-traded independent oil and natural gas company focused on the Permian Basin, to discuss Company A’s interest in a minerals dropdown vehicle. Such executives indicated that they would discuss internally and revert with their thoughts.

On March 7, 2024, consistent with Sitio’s strategy of pursuing large scale M&A and in response to an inbound request from Company B, a publicly-traded land and resource management company focused primarily on the Permian Basin, Mr. Conoscenti met with the Chief Executive Officer of Company B. The parties discussed the benefits of a potential business combination. On May 22, 2024, Mr. Conoscenti spoke with additional members of Company B management, as well as one of its independent board members. At that meeting, Company B’s Chief Executive Officer indicated to Mr. Conoscenti that he would follow up with a written offer after discussing with Company B’s board of directors. Sitio’s interactions with Company B were conveyed to the Sitio Board by Mr. Conoscenti; however, Company B never provided the offer referenced at the May 22, 2024 meeting.

On June 26, 2024, Sitio management held an offsite strategy session with the Sitio Board, where Sitio management reiterated its focus on growing through large-scale acquisitions to achieve greater scale, while noting that Sitio had been unsuccessful in a number of recent large acquisition auction processes for various reasons that had previously been communicated to the Sitio Board, most notably due to increased competition in the oil and gas minerals space. Strategies discussed included evaluations of (i) Sitio’s underwriting of acquisitions, (ii) Sitio’s capital structure, (iii) corporate M&A opportunities, (iv) potential operator partnerships with E&P companies and (v) opportunities and transactions pursued by the new ventures group. During these discussions, the previous discussions with Viper and Company B were discussed. Mr. Conoscenti also reported to the Sitio Board initial conversations he had had with three other publicly traded mineral rights companies, each of which had indicated that they were uninterested in a potential transaction with Sitio at that time.

On August 28, 2024, Mr. Conoscenti and other members of Sitio management met with a senior executive of Company A, which had been specifically identified by the Sitio Board as a potential counterparty for a strategic partnership by the Sitio Board and Sitio management at the June 26 meeting. At that meeting, Mr. Conoscenti proposed exploring a combination of Sitio and Company A’s mineral assets, in which Company A would receive Sitio equity. Company A’s Executive Vice President and Chief Financial Officer expressed that Company A was uninterested in such a transaction at that time.

On September 10, 2024, Diamondback closed its acquisition of Endeavor.

On October 11, 2024, Mr. Conoscenti met with a senior executive of Company C, a large independent oil and gas company, to discuss a potential combination of Sitio with Company C’s mineral assets, the terms of which included contribution of Company C’s mineral interests to Sitio in exchange for Sitio equity. Company C had been identified by the Sitio Board at the June 26, 2024 meeting as a potential E&P operator with whom Sitio could engage in a potential strategic transaction. During November and December 2024, representatives indicated to Mr. Conoscenti and Mr. Lockshin that Company C was interested in a smaller sale of certain minerals at that time but not in a large scale transaction. Later in December 2024, Sitio subsequently bid on and lost the auction of Company C’s mineral sale.

On November 4 and 5, 2024, the Sitio Board held a regularly scheduled meeting, with representatives of J.P. Morgan and the public investment team at Kimmeridge in attendance. Discussions focused on (i) Sitio’s growth through acquisitions, (ii) corporate M&A opportunities available to Sitio and (iii) the concept of Sitio partnering with an E&P operator. J.P. Morgan representatives reviewed with the Sitio Board that Viper had several potentially desirable attributes of a formal relationship with a premier E&P operator, greater scale, and high quality remaining inventory, relative to certain other potential counterparties. Representatives of Kimmeridge, based on their analysis, that scale is increasingly of importance to investors in the E&P sector (with small-to-mid capitalization companies lacking sufficient scale struggling to garner the attention of investors). Representatives of Kimmeridge expressed their opinion that this issue applies to the minerals subsector as well. Following the departure of the J.P. Morgan and Kimmeridge representatives from the meeting, the Sitio Board determined to select J.P. Morgan as its financial advisor for a potential future strategic transaction. The Sitio Board’s decision was based on J.P. Morgan’s industry experience and knowledge of Sitio and its assets and operations, as well as its well-established relationships with senior executives at several E&P companies that the Sitio Board viewed as potential counterparties.

On December 5, 2024, Mr. Lockshin met with executives of Company D, a major multinational oil and gas company with significant minerals assets (which had been discussed at the Sitio Board meeting in November as a potential strategic counterparty), to generally discuss Company D’s ongoing plans with respect to its minerals assets. Such executives indicated that they had not yet determined a desired direction for its minerals assets but resolved to stay in touch with Sitio.

During the calendar year 2024, Sitio continued pursuing its strategy relating to M&A activity and completed approximately $350 million in acquisitions across 16 transactions, acquiring over 20,500 net royalty acres.

On January 30, 2025, Viper announced its entry into an agreement with Diamondback to purchase the mineral and royalty interests acquired from Endeavor in a cash and stock transaction valued at approximately $4.6 billion (the “Endeavor Drop Down”).

On February 4, 2025, Mr. Conoscenti held a meeting with an executive of Company D to further discuss a potential strategic combination of Sitio and Company D’s mineral assets. Later that day, Mr. Conoscenti met with an executive of Company E, a large independent oil and gas company, to discuss a similar concept. Company E indicated that it was still in the early stages of the evaluation of its mineral assets and was therefore not ready to consider such a combination.

On February 20, 2025, the Viper Board held a regularly scheduled meeting, in which members of Viper management reviewed with the Viper Board potential strategic transactions, including a potential acquisition of Sitio.

On February 21, 2025, the entire Sitio executive team held a kick-off call with representatives of J.P. Morgan in attendance, where the primary topic of conversation was considerations relating to pursuing a potential strategic minerals transaction with an E&P operator.

On February 24 and 25, 2025, the Sitio Board held its regularly scheduled meeting, which included another session related to strategic alternatives. Following discussions over the prior weeks with representatives of J.P. Morgan, Sitio management’s primary recommendation to the Sitio Board was to pursue a strategic transaction with an E&P operator. This was, in part, the result of feedback Sitio management had received from certain stockholders as to the value that market analysts and investors had assigned to Viper—citing that Diamondback’s relationship with Viper provided more comfort and certainty to investors around drilling timelines (and corresponding growth of the minerals partner) and provided the ability to complete drop down acquisitions to the minerals partner following an acquisition by the operator partner (as seen in the Endeavor Drop Down). This was also due to the continued competitive nature of the acquisition landscape in the mineral and royalty sector. The Sitio Board also determined that, while the efforts were ongoing with respect to partnerships with E&P operators, it would be in the best interests of Sitio to continue to engage in conversations with other public mineral and royalty companies regarding a potential business combination, including Viper.

In early March 2025, following the promotion of Mr. Van’t Hof to Chief Executive Officer of Viper in February 2025, Mr. Lockshin spoke with Mr. Van’t Hof to offer his congratulations and to discuss Sitio’s continued interest in a potential transaction with Viper. During this conversation, Mr. Van’t Hof agreed that Viper would execute a new non-disclosure agreement, as the 2023 NDA had expired, and to refresh the data exchange between the parties.

On March 11, 2025, Mr. Lockshin met again with Company D to follow up on discussions previously held. At such meeting, executives of Company D indicated that they were uninterested in a transaction involving their minerals assets at this time.

The new non-disclosure agreement between Sitio and Viper was effective March 11, 2025. Neither the new non-disclosure agreement nor the 2023 NDA included any “standstill” or similar restrictions applicable to any party. On March 18, 2025, Mr. Conoscenti and Mr. Van’t Hof spoke telephonically to discuss the parameters of the upcoming mutual due diligence process. Over the next few weeks, Viper and Sitio shared asset data. Following this phone conversation, Mr. Conoscenti, consistent with his practice following the formation as a public company, provided the Sitio Board with regular, informal updates on the conversations with Viper.

On April 15, 2025, representatives of J.P. Morgan, at the request of the Sitio Board, held a discussion with executives of Company E as a follow-up to prior discussions between representatives of Company E and Sitio relating to a potential strategic minerals combination. At that meeting, the Company E executives indicated they were uninterested in such a transaction.

On April 24, 2025, Mr. Conoscenti and Mr. Van’t Hof spoke again to provide general updates on the mutual due diligence process and discuss structuring points relating to a potential transaction.

On April 30, 2025, Mr. Conoscenti and Mr. Van’t Hof spoke in advance of Viper’s regularly scheduled board meeting, and Mr. Conoscenti communicated to Mr. Van’t Hof to the expectation that any offer Viper would propose to Sitio would need to be at a significant premium to Sitio’s then-current trading price.

On May 1, 2025, Viper announced the completion of the Endeavor Drop Down, which increased Diamondback’s ownership in Viper to 52%.

Also on May 1, 2025, the Viper Board held a regularly scheduled meeting, in which representatives of Moelis & Company, LLC (“Moelis”), Viper’s financial advisor in connection with the Sitio acquisition, were present. Viper management, together with representatives of Moelis, reviewed with the Viper Board various matters relating to an acquisition of Sitio, including an update on initial discussions, transaction rationale and considerations; Sitio’s asset, inventory and production profiles; and potential synergies. Following discussion, the Viper Board directed Viper management to engage in negotiations with Sitio regarding a potential transaction.

On May 6, 2025, the Sitio Board held a regularly scheduled meeting. At this meeting, representatives of J.P. Morgan provided an update on strategic alternative discussions, including an overview of mineral acquisition efforts, ongoing discussions with Viper and other potential corporate M&A opportunities and review of a potential strategic partnership with an E&P operator. Representatives of J.P. Morgan reviewed with the Sitio Board certain potential benefits of Viper as a counterparty due to its scale, balance sheet strength, relationship with Diamondback and other strategic factors. Further, representatives of J.P. Morgan summarized initial negative feedback from several operators with respect to the possibility of a strategic partnership with Sitio. Representatives of J.P. Morgan identified a number of potential acquirers of Sitio, including Company B and other large major oil and gas companies and also noted certain factors impacting the likelihood of a transaction with such parties at an attractive valuation. The Sitio Board also discussed with management and its advisors certain other concerns, including (in the instance of Company B) reservations expressed by the Sitio Board and management. Representatives of J.P. Morgan then reviewed with the Sitio Board J.P. Morgan’s preliminary analysis of a potential transaction with Viper. Finally, representatives of J.P. Morgan discussed the strategic rationale for a merger with Viper, including the established relationship with Diamondback, the leading independent E&P operator in the Permian Basin, a large increase in scale, exposure to core Permian Basin inventory, lower leverage and a lower cost of capital. J.P. Morgan representatives also discussed with the Sitio Board and management certain intersections and potential synergies between Sitio’s and Viper’s asset bases and organizations.

On May 7, 2025, Mr. Lockshin met with representatives of a major investment bank, who indicated that Company F, a large private equity firm, would potentially be interested in exploring the sale of its private minerals business. On May 9, 2025, Mr. Lockshin met with a senior executive at Company F, who indicated that internal discussions were ongoing within Company F and that Company F would be in touch soon to discuss willingness to share data and/or enter into a confidentiality agreement with Sitio.

On May 12, 2025, Mr. Conoscenti and Mr. Van’t Hof spoke telephonically, during which Mr. Van’t Hof orally delivered Viper’s proposal to acquire Sitio in an all-stock transaction at a “mid-single digit” premium (the “May 12 Proposal”). Later that evening, Mr. Van’t Hof followed up via e-mail to Mr. Conoscenti with a written proposal letter and slide deck highlighting potential synergies of a combined company, strategic merits of a potential transaction, and competitive advantages of the combined company. The May 12 Proposal did not propose a formal exchange ratio but referred to a “mid-single digit” premium and noted that Viper’s existing governance structure would remain in place.

On May 13, 2025, the Sitio Board convened for a special meeting to discuss the May 12 Proposal. Also present at this meeting were representatives of J.P. Morgan and representatives of Vinson & Elkins L.L.P. (“Vinson & Elkins”), Sitio’s longstanding external legal counsel. Vinson & Elkins presented to the Sitio Board on its fiduciary duties in the context of the May 12 Proposal, ongoing discussions with other potential counterparties, and the potential sale of the company. A discussion was held among the Sitio Board, management and their advisors, in which the Sitio Board noted that many of the benefits of a combined company presented in the materials delivered by Viper (including benefits of scale and a potential upgrade to an “investment grade” credit rating) mirrored those previously discussed among the Sitio Board and management in connection with evaluating a combination with Viper. Representatives of J.P. Morgan discussed with the Sitio Board and management the potential relative contribution of each of Viper and Sitio to a potential combined company. The Sitio Board discussed a potential response to the May 12 Proposal and authorized Mr. Conoscenti to work with management, J.P. Morgan and Vinson & Elkins to draft a response letter to be reviewed at the next Sitio Board meeting.

On May 14, 2025, representatives of J.P. Morgan, at the request of the Sitio Board, held separate meetings with executives of Company C and Company D as a follow-up to prior discussions relating to a strategic combination. At such meetings, both Company C and Company D indicated they were uninterested in such a transaction.

On May 15, 2025, the Sitio Board reconvened. At that meeting, Mr. Conoscenti shared the draft response letter to the May 12 Proposal, which did not include a counter proposal on value but instead sought clarity on the specific terms Viper was proposing. Additionally, representatives of J.P. Morgan reviewed with the Sitio Board certain data relating to the respective trading prices of Viper and Sitio. Discussions ensued regarding the value assigned to Sitio’s relative contribution across several key metrics to the combined company. Members of the Sitio Board, likewise, discussed qualitative values that Sitio would bring to the combined company, including ongoing programs relating to automation of various minerals management processes and revenue recovery, a strong Delaware Basin position and existing relationships with key large operators. In an executive session in which representatives of Vinson & Elkins and J.P. Morgan were absent, the Sitio Board authorized Mr. Conoscenti to send the draft response letter to Viper and to communicate with Mr. Van’t Hof to receive additional clarity around the specific terms Viper was proposing in the transaction (including a specific exchange ratio and more detail on board designation rights at the combined company) and convey a message that any offer from Viper would need to assign greater value to Sitio’s contributions to a combined company.

Later that day, representatives of J.P. Morgan, at the request of the Sitio Board, met with executives of Company G, a publicly-traded E&P company with a smaller minerals segment, to discuss a potential combination of Sitio with Company G’s mineral assets. Company G declined to engage on a potential transaction. Representatives of J.P. Morgan, at the request of the Sitio Board, also met with a senior executive of Company A to follow up on prior conversations between that executive and Messrs. Conoscenti and Lockshin relating to a potential combination, as well as gauge Company A’s interest in a potential acquisition of Sitio. The Company A executive stated that Company A would consider the options presented and revert. Ultimately, on May 19, 2025, Company A’s executive communicated to J.P. Morgan that Company A would not be pursuing a transaction with Sitio. Representatives of J.P. Morgan informed Sitio of these responses.

On May 16, 2025, Mr. Conoscenti spoke with Mr. Van’t Hof telephonically and delivered the response discussed at the Sitio Board meeting held on the preceding day, including requesting that Viper follow up with a specific exchange ratio and ownership split in the combined company that reflected Sitio’s relevant contributions across key metrics, and more detail relating to governance rights. Mr. Conoscenti followed up later that evening with the written response letter (the “May 16 Letter”) to Mr. Van’t Hof.

Additionally on May 16, 2025, Mr. Lockshin met again with an executive of Company F, at which meeting such executive indicated that Company F was not presently prepared to transact with Sitio but saw potential value in a strategic transaction with Sitio and would need to spend significant time and effort in order to evaluate such a transaction. Over the next few days, Sitio and Company F entered into a mutual confidentiality agreement, and Mr. Conoscenti spoke with a senior executive at Company F to discuss the data exchange. The new non-disclosure agreement with Company F did not include any “standstill” or similar restrictions applicable to either Sitio or Company F. The Company F executive indicated that Company F was not prepared at such time to share its asset data but would begin to gather such data in preparation for sharing it at a later date.

On May 20, 2025, representatives of J.P. Morgan, at the request of the Sitio Board, communicated with the President and Chief Executive Officer of Company H, a large independent oil and natural gas company with a focus on E&P operations in the Delaware Basin, to discuss a potential strategic combination between Sitio and Company H’s mineral assets. Company H indicated that it was uninterested and declined to engage further. Representatives of J.P. Morgan informed Sitio of this response.

On May 20, 2025, the Viper Board held a special meeting to review the status of ongoing negotiations with Sitio. The Viper Board discussed with Viper management the May 12 Proposal and the May 16 Letter and reviewed a draft response to the May 16 Letter, wherein, among other things, Viper would clarify and enhance its initial proposal included in the May 12 Proposal. Following discussion, the Viper Board authorized Viper management to deliver the revised offer, along with draft transaction documents, to Sitio and to engage in further negotiations with Sitio consistent with the terms discussed at the meeting.

On May 21, 2025, Mr. Conoscenti and Mr. Van’t Hof spoke once again, with Mr. Van’t Hof proposing a 19.5% ownership stake for legacy Sitio stockholders in the combined company which, based on that day’s closing prices, would result in an approximate 0.4700 exchange ratio (representing a 10.0% premium to Sitio’s share price as of such date) (the “May 21 Proposal”). Mr. Van’t Hof expressed the Viper Board’s belief that such ownership position would not warrant board designation rights for Sitio in the combined company. Mr. Van’t Hof followed up later that evening via email with a letter outlining this proposal and (i) a draft Merger Agreement and (ii) a draft form of Sitio Stockholder Support Agreement, each prepared by Viper’s external counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”). The draft Merger Agreement contained (among other things) (a) a restrictive non-solicitation (or “no-shop”) provision, (b) a termination fee of 4% of Sitio’s equity value, (c) no termination right for Sitio to enter into a superior proposal, (d) a “naked no vote” fee of 1% of Sitio’s equity value in the event that Sitio stockholders did not approve the transaction and (e) limited interim operating covenants for Viper. The draft transaction documents contemplated the support of Diamondback and certain of its subsidiaries, as the majority stockholders of Viper. Additionally, the draft Sitio Stockholder Support Agreement contemplated that Sitio’s three largest stockholders (Kimmeridge, Blackstone and Oaktree, collectively, the “Sitio Supporting Stockholders”), who collectively owned approximately 48% of Sitio, would agree to vote in favor of the transaction. The initial draft Sitio Stockholder Support Agreement would remain in effect even if the Sitio Board changed its recommendation, in which case the contractually required support of the Sitio Supporting Stockholders would decrease to 40%.

The draft Merger Agreement and Sitio Stockholder Support Agreements were made available to the Sitio Board and later that day, the Sitio Board met alongside Sitio management, representatives of Vinson & Elkins and representatives of J.P. Morgan to discuss the May 21 Proposal. The Sitio Board held a discussion of potential responses, including (i) countering with a revised ownership percentage, (ii) agreeing in principle to the May 21 Proposal and working on definitive documentation and (iii) declining to continue conversations with Viper. In an executive session, the Sitio Board requested that Sitio management and J.P. Morgan work together over the upcoming Memorial Day weekend to revise the preliminary financial analysis of a potential transaction previously reviewed with the Sitio Board. The Sitio Board agreed to meet again on May 27 to consider further the response to the May 21 Proposal.

On May 22, 2025, representatives of J.P. Morgan, at the request of the Sitio Board, communicated with the Vice President of Business Development of Company I, a large privately-held oil and natural gas company, to discuss a potential strategic combination involving Sitio and Company I’s mineral assets. Company I indicated that it was uninterested and declined to engage further. Representatives of J.P. Morgan informed Sitio of this response.

On May 27, 2025, the Sitio Board held a follow-up meeting to further discuss the May 21 Proposal, with representatives of Sitio management, J.P. Morgan and Vinson & Elkins in attendance, and certain materials distributed to the Sitio Board in advance. Representatives of J.P. Morgan reviewed with the Sitio Board an overview of strategic alternatives considered by Sitio, including overviews of discussions with various potential counterparties held to-date and J.P. Morgan’s preliminary financial analysis of Sitio. Representatives of Sitio management reviewed with the Sitio Board certain potential merits of a sale to Viper, including Viper’s relationship with Diamondback, potential drop down of assets, the ability to pursue large scale acquisitions and other benefits of scale. Mr. Conoscenti presented to the Sitio Board projections relating to the next two years of Sitio as a standalone company, which generally demonstrated that the standalone company could be constrained in terms of executing on its stated strategy of pursing large scale M&A, as compared to the combined company. Representatives of Vinson & Elkins presented an overview of the draft Merger Agreement provided by Viper on May 21, 2025, including, in particular, the deal protection terms (a 4% termination fee, strict “no shop” provision, the inability of Sitio to terminate the Merger Agreement in order to accept a superior proposal and the “ratchet” of the Sitio Supporting Stockholders down to 40% support in response to a change in recommendation by the Sitio Board). Sito management, along with representatives of Vinson & Elkins, discussed proposed revisions to the interim operating covenants of Sitio in order to ensure Sitio would have adequate flexibility to operate its business during the pendency of the transaction. In addition, representatives of Vinson & Elkins discussed with the Sitio Board a request that Diamondback sign a support agreement (the “Diamondback Support Agreement”) to secure cooperation on HSR Act filings and a lock-up agreement with respect to its ownership in Viper. In an executive session, the Sitio Board authorized Mr. Conoscenti to deliver a counterproposal to Mr. Van’t Hof on the basis of these discussions, which included a 21.0% ownership stake for legacy Sitio stockholders in the combined company and two seats on the combined company’s board.

Later that evening, Mr. Conoscenti spoke with Mr. Van’t Hof, delivering a counterproposal which included a 21% ownership stake for legacy Sitio stockholders in the combined company, two seats on the combined company’s board of directors and the general requirement that the transaction agreements include less robust deal protections.

On May 28, 2025, Mr. Van’t Hof responded to Mr. Conoscenti with Viper’s “best and final offer” of a 20% ownership stake for legacy Sitio stockholders in the combined company with no board designation rights (the

“May 28 Proposal”). Mr. Van’t Hof reiterated the Viper Board’s earlier position that such an ownership stake did not warrant board designation rights, but indicated that, if economics and governance were agreed, the parties could work together to negotiate transaction agreements with less stringent deal protection mechanisms. Mr. Van’t Hof requested that Mr. Conoscenti deliver a response to the May 28 Proposal by 5:00 PM Central Time on the following day.

The Sitio Board convened a special meeting later that evening to discuss Mr. Conoscenti’s discussion with Mr. Van’t Hof and the terms of the May 28 Proposal. The Sitio Board discussed with representatives of J.P. Morgan the May 28 Proposal’s 20% proposed ownership stake and the associated premium. The Sitio Board also discussed with representatives of Vinson & Elkins the status of its updated revised Merger Agreement, with the Sitio Board agreeing that the revised draft should contain more Sitio-friendly deal protection terms, including a post-signing market check (or “go-shop” provision) and the right to terminate the Merger Agreement to accept a superior proposal. In an executive session, the Sitio Board authorized Mr. Conoscenti to communicate to Mr. Van’t Hof that the May 28 Proposal would be acceptable, provided that Viper would be amenable to appropriate deal protection terms in the final Merger Agreement. The Sitio Board agreed to convene the following day after Mr. Conoscenti had had such discussion.

During the morning of May 29, 2025, representatives of J.P. Morgan, at the request of the Sitio Board, met with representatives of Company C, which meeting included discussions on potential strategic opportunities between Company C’s mineral assets and Sitio, during which representatives of Company C indicated that Company C wanted to develop internally its minerals business segment, which would likely take several months, before considering any discussions with third parties regarding strategic transactions. At a meeting of the Sitio Board that afternoon, representatives of J.P. Morgan conveyed this response.

Additionally, during that morning of May 29, 2025, Mr. Lockshin spoke telephonically with Mr. Van’t Hof to discuss Viper’s ongoing and pro forma company strategy including its ongoing relationship with Diamondback. Mr. Van’t Hof further introduced Mr. Lockshin to Steven E. West, Chairman of the Viper Board. Mr. Lockshin discussed with Mr. Van’t Hof and Mr. West Viper’s relationship with Diamondback.

At the Sitio Board meeting held during the afternoon on May 29, 2025, the aforementioned conversations were recounted to the full Sitio Board. Representatives of Vinson & Elkins provided a summary of its prepared draft of the Merger Agreement, which provided for, among other things, (i) an updated transaction structure, (ii) a 45-day post-signing market check (or “go shop”) period, (iii) the right of Sitio to terminate the Merger Agreement in response to a superior proposal, (iv) the elimination of a “naked no vote” termination fee, (v) reduced termination fees and (vi) additional interim operating covenants for Viper. Representatives of Vinson & Elkins and members of the Sitio Board also discussed the concept of a “Parent Majority Stockholder Change of Control”, whereby the Sitio Board would not be required to pay a termination fee if it changed its recommendation in response to a change of control event relating to Diamondback. Additionally, the Vinson & Elkins draft Merger Agreement proposed that Diamondback and certain of its subsidiaries would enter into the Diamondback Support Agreement on the terms and conditions previously discussed with the Sitio Board, including a post-closing lock up. The Sitio Board and Vinson & Elkins also discussed that the support agreements to be entered into by the Sitio stockholders would terminate upon a change of recommendation by the Sitio Board, though the Sitio Board acknowledged that a “ratchet” may be acceptable in limited scenarios. The Sitio Board accepted the 20.0% pro forma ownership figure (which was calculated to be a 0.4855 exchange ratio subsequent to such meeting) and authorized Vinson & Elkins to revise and return the draft Merger Agreement in a manner consistent with the discussions held. Additionally, the Sitio Board acknowledged that while a “go shop” provision would ultimately be unlikely to be accepted, proposing one might facilitate obtaining more favorable deal protection provisions on other terms, such as lower termination fees and the ability to terminate to accept a superior proposal.

At such meeting, the Sitio Board also requested that Mr. Conoscenti make one more request for a board seat on the combined company board, but it acknowledged that Viper was likely unwilling to accept that term and authorized Mr. Conoscenti to accept the proposal by Viper as long as otherwise less stringent deal protection mechanisms were obtained. The Sitio Board also authorized Mr. Lockshin to engage Blackstone, Kimmeridge and Oaktree to determine their support for the transaction and their willingness to sign support agreements.

Later in the day on May 29, 2025, Mr. Conoscenti spoke with Mr. Van’t Hof to express the Sitio Board’s acceptance of the May 28 Proposal, provided that acceptable deal protection terms could be reached in the definitive merger agreement. Mr. Conoscenti also requested that the Viper Board reconsider its position with respect to board designation rights, asking for one seat on the combined company’s board of directors. Mr. Van’t Hof acknowledged Mr. Conoscenti’s request on deal protection and acknowledged the deal provisions in the Wachtell Lipton draft merger agreement could be loosened but reiterated that Viper would be unwilling to grant Sitio a board designation right in the combined company, which Mr. Conoscenti, based on guidance from the Sitio Board early in the day, accepted.

Finally, on May 29, 2025, Mr. Lockshin informed representatives of Blackstone and Oaktree of the potential transaction, and Vinson & Elkins shared drafts of the Sitio Stockholder Support Agreements with their respective counsel.

On May 30, 2025, Vinson & Elkins sent a revised draft of the Merger Agreement to Wachtell Lipton containing counterproposals consistent with those previously discussed with the Sitio Board. Vinson & Elkins also sent an initial draft of the Diamondback Support Agreement, which included a 180-day lock-up period of Diamondback’s shares of Viper common stock.

Mr. Conoscenti and Mr. Van’t Hof spoke several times over the following days, mainly focusing on deal protection terms. During these conversations, Mr. Conoscenti stressed the importance of less stringent deal protection provisions in the Merger Agreement, including a lower termination fee and the ability for the Sitio Board to undertake a post-signing market check, even if reactive.

On May 31, 2025, Viper and Sitio held a reciprocal due diligence call, in which members of both Sitio’s and Viper’s senior management were present and available for questioning. Representatives of Vinson & Elkins and Wachtell Lipton were also present.

Later on May 31, 2025, Wachtell Lipton sent a revised draft of the Merger Agreement to Vinson & Elkins. The Wachtell Lipton draft Merger Agreement (among other things) accepted (i) Sitio’s right to terminate the Merger Agreement to accept a superior proposal, (ii) the concept that Sitio would not be required to pay a termination fee if the Sitio Board changes its recommendation in response to a change of control of Diamondback, (iii) the deletion of the “naked no vote” fee, (iv) certain additional representations and warranties and interim operating covenants of Viper and (v) Diamondback entering into the Diamondback Support Agreement. However, the Wachtell Lipton draft Merger Agreement deleted the “go-shop” provision and proposed a termination fee equal to 3.5% of Sitio’s equity value. Additionally, Wachtell Lipton provided an updated draft of the Diamondback Support Agreement, which proposed an unspecified cap on the number of shares of Viper common stock subject to the 180-day lock-up.

In the morning on June 1, 2025, Mr. Conoscenti had several conversations with Mr. Van’t Hof conveying that, while the Sitio Board was willing to accept a less stringent “no shop” (rather than a “go shop”), it would require a significantly lower termination fee than as proposed by the latest Merger Agreement prepared by Wachtell Lipton. In response, Mr. Van’t Hof proposed a termination fee set at 1.5% of Sitio’s equity value for the first 30 days following execution of the Merger Agreement and 3% thereafter. Mr. Conoscenti expressed Sitio’s position that the reduced termination fee should apply to certain qualifying offers received during the first 45 days following execution of the Merger Agreement, and Mr. Van’t Hof ultimately agreed to this request. Mr. Conoscenti and Mr. Van’t Hof also discussed the importance of a post-closing lockup for Diamondback’s shares of Viper common stock, which was ultimately agreed in negotiations over the next day to be for a period of 90 days post-closing, subject to certain exceptions.

Later that afternoon, Vinson & Elkins delivered an updated draft of the Merger Agreement to Wachtell Lipton, proposing (i) in lieu of a “go-shop” provision, the ability of Sitio to respond to unsolicited competing proposals in order to permit the Sitio Board to determine if any such competing proposal could reasonably lead to a superior proposal and (ii) a reduced termination fee, representing 1.5% of Sitio’s equity value in the event the Sitio Board changed its recommendation in response to a superior proposal received in the first 45 days following execution of the Merger Agreement, as well as a 3% termination fee applicable thereafter (collectively, the “Window Shop Provision”). Concurrently with the delivery of the updated draft of the Merger Agreement, Vinson & Elkins (on Sitio’s behalf) shared draft Sitio Stockholder Support Agreements with each of Kimmeridge, Blackstone and Oaktree (and their respective external legal counsel). Discussions ensued throughout the day and the following day among these parties. It was ultimately agreed that these support obligations would “fall away” upon a Sitio Board change of recommendation in response to a superior proposal and a change of control of Diamondback but would “ratchet” down to contractually required support of 35% support in the event of a change in recommendation in response to an intervening event.

Throughout the day of June 2, 2025, Wachtell Lipton and Vinson & Elkins exchanged various drafts of the Merger Agreement, which reflected revisions to each parties’ respective representations and warranties and interim operating covenants, as well as clarifying edits related to the Window Shop Provision.

In the early evening of June 2, 2025, the Sitio Board held a special meeting with senior management and representatives of J.P. Morgan and Vinson & Elkins present. Representatives of J.P. Morgan reviewed with the Sitio Board J.P. Morgan’s financial analysis of the Transactions and, following discussion, J.P. Morgan rendered its oral opinion to the Sitio Board, which was subsequently confirmed by delivery of a written opinion, dated June 2, 2025, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the exchange ratio in the Transactions was fair, from a financial point of view, to the holders of Sitio Common Stock. Representatives of Vinson & Elkins presented materials summarizing the draft of the Merger Agreement (in substantially final form). Following discussion, the Sitio Board, by unanimous vote, (i) determined that the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger, are fair to, and in the best interests of, Sitio and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger, and (iii) recommended that the Sitio stockholders approve and adopt the Merger Agreement and the Transactions, including the Sitio Pubco Merger.

Also in the evening of June 2, 2025, the Viper Board held a special meeting with representatives of Moelis and Wachtell Lipton present. Members of Viper management reviewed with the Viper Board various matters relating to the proposed acquisition of Sitio, including transaction terms, proposed transaction timeline and an overview of the pro forma combined company. Representatives of Moelis reviewed with the Viper Board its financial analysis of the exchange ratio and, following discussion, Moelis delivered its oral opinion to the Viper Board, which was subsequently confirmed by delivery of a written opinion, dated June 2, 2025, addressed to the Viper Board, to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the exchange ratio in the Mergers was fair, from a financial point of view, to Viper. During the meeting, representatives from Wachtell Lipton reviewed with the Viper Board its fiduciary duties and materials summarizing the proposed terms of the Merger Agreement, which had previously been provided to the Viper Board. Following discussion, and after carefully considering the proposed terms of the transaction with Sitio, and taking into consideration the matters discussed during that meeting and prior meetings of the Viper Board and the factors described below in the section entitled “—Viper Board’s Recommendation; Reasons for the Mergers,” the Viper Board unanimously (i) determined that the Merger Agreement and the Transactions, including the Viper Pubco Merger, are fair to, and in the best interests of, Viper and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Viper Pubco Merger, (iii) resolved to recommend that Viper’s stockholders approve and adopt the Merger Agreement and the Transactions, including the Viper Pubco Merger, and (iv) authorized action by written consent of Viper’s stockholders on the foregoing matters.

Shortly thereafter, the applicable parties executed the Merger Agreement, the Sitio Stockholder Support Agreements and the Diamondback Support Agreement.

On the morning of June 3, 2025, prior to the opening of trading, Viper and Sitio issued a press release announcing the Transactions.

Viper Board’s Recommendation; Reasons for the Mergers

At a meeting of the Viper Board on June 2, 2025, after careful consideration, the Viper Board unanimously:

•	determined that the Merger Agreement and the transactions contemplated thereby, including the Viper Pubco Merger, are fair to, and in the best interests of, Viper and its stockholders;

•	approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Viper Pubco Merger;

•	recommended that Viper’s stockholders approve and adopt the Merger Agreement and the Transactions, including the Viper Pubco Merger; and

•	authorized action by written consent of its stockholders on the foregoing matters.

In arriving at this determination and recommendation, the Viper Board reviewed and discussed a significant amount of information and consulted with Viper’s management, legal advisors and financial advisors. The following are some of the significant factors that supported its decision to approve the Merger Agreement (not necessarily in order of relative importance):

•

The Viper Board’s belief that, after a thorough review with its financial advisor and Viper’s management, the Mergers were more favorable to Viper’s stockholders than the potential value that might result from other alternatives available, including pursuing a different acquisition or business combination.

•

The Viper Board’s belief that scale is important in the oil-weighted mineral and royalty interests business, as it enhances the ability to grow, improves access to capital, and reduces volatility caused by asset concentration, and the fact that the combination with Sitio will provide additional scale to the business.

•	The Viper Board’s belief that the Mergers will add attractive scale and inventory depth that will support Viper’s durable production profile and free cash flow over the next decade.

•	The Viper Board’s belief, after a comprehensive technical analysis, that the high-quality nature of the Sitio assets, particularly in the Permian Basin, will provide value to Viper’s stockholders.

•	The Viper Board’s expectation that the Mergers will be financially accretive and increase cash available for distributions in respect of New Viper Class A Common Stock immediately upon Closing.

•

The Viper Board’s expectation that the Mergers will reduce Viper’s dividend breakeven by approximately $2 per barrel to less than $20 WTI and allow Viper to increase its base dividend to $1.32 per share (which represents approximately 45% of cash available for distribution at $50 WTI).

•	The Viper Board’s expectation that the Mergers will result in an excess of $50 million of synergies annually, primarily attributable to general and administrative expenses and cost-of-capital savings.

•	The Viper Board’s expectation that the Mergers will improve Viper’s access to capital by maintaining Viper’s investment-grade status while facilitating a near-term net debt target of $1.5 billion.

•

The Viper Board’s belief that Diamondback’s continuing relationship with Viper, as an owner of approximately 41% of New Viper’s outstanding common stock after Closing, will continue to drive meaningful long-term oil production growth.

•	The financial and other terms and conditions of the Merger Agreement as reviewed by the Viper Board.

•	The Viper Board’s belief that the anticipated size of the combined company’s public float relative to Viper’s public float will widen the viable universe of potential investors.

•	The Viper Board’s belief that all of the conditions to Closing would be satisfied.

•

The fact that the holders of approximately 48% of the outstanding Sitio Common Stock were willing to enter into support agreements committing such holders to approve the Merger Agreement, which significantly reduces deal uncertainty.

•	Viper’s due diligence examinations of Sitio and discussions with Sitio’s management and financial and legal advisors.

•

The financial analysis reviewed by Moelis with the Viper Board as well as the oral opinion of Moelis rendered to the Viper Board on June 2, 2025 (which was subsequently confirmed in writing by delivery of Moelis’s written opinion addressed to the Viper Board dated June 2, 2025), as to the fairness, from a financial point of view, to Viper, of the exchange ratio provided in the Mergers pursuant to the Merger Agreement (as more fully described under “The Mergers—Opinion of Viper’s Financial Advisor”).

The Viper Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other countervailing factors in its deliberations concerning the Mergers and the Merger Agreement, including the following (not necessarily in order of relative importance):

•

The risks and contingencies relating to the announcement and pendency of the Mergers, including the potential for diversion of the attention of Viper’s management team and personnel and the potential effect of the restrictions on the conduct of Viper’s business during the period between the execution of the Merger Agreement and Closing, as set forth in the Merger Agreement.

•

The fact that the restrictions on Viper’s conduct of business prior to completion of the Mergers could delay or prevent Viper from (i) undertaking business opportunities that may arise, or (ii) taking other actions with respect to its operations, in each case, during the pendency of the Mergers.

•

The fact that the market price of Viper Class A Common Stock could be adversely affected by many factors, including: (i) if the Merger Agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Viper; and (ii) the possible sale of Viper Class A Common Stock by short-term investors following an announcement that the Merger Agreement was terminated.

•	The fact that the analyses and unaudited forecasted financial information on which the Viper Board relied are uncertain.

•	The fees and expenses associated with negotiating the Merger Agreement and completing the Mergers.

•

The fact that certain of the executive officers and directors of Viper may have certain interests in the Mergers that may be different from, or in addition to, the interests of Viper’s stockholders generally. See the section entitled “The Mergers—Interests of Viper’s Directors and Officers in the Mergers.”

•	The Viper Board also considered other risks of the type and nature described under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

After taking into account the factors set forth above, as well as others, the Viper Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Mergers were outweighed by the potential benefits of the Mergers to Viper’s stockholders.

The foregoing discussion of factors considered by the Viper Board is not intended to be exhaustive, but summarizes the material factors considered by the Viper Board. In light of the variety of factors considered in connection with their evaluation of the Merger Agreement and the transactions contemplated thereby, the Viper

Board did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Viper Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Viper Board based its recommendation on the totality of the information presented, including discussions with Viper’s management team, Wachtell Lipton and Moelis.

It should be noted that this explanation of the reasoning of the Viper Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Sitio Board’s Recommendation; Reasons for the Mergers

By unanimous vote, the Sitio Board, at a meeting held on June 2, 2025:

•	determined that the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger, are fair to, and in the best interests of, Sitio and its stockholders;

•	approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger; and

•	resolved to recommend that the Sitio stockholders approve and adopt the Merger Agreement and the Transactions, including the Sitio Pubco Merger.

The Sitio Board unanimously recommends that Sitio stockholders vote “FOR” the Sitio merger proposal, and “FOR” the Sitio compensation proposal.

In evaluating the Merger Agreement, the Mergers and the other transaction documents (including the transactions contemplated thereby), the Sitio Board consulted with Sitio’s senior management, outside legal counsel and financial advisors. The Sitio Board determined that entering into the Merger Agreement with Viper provided the best alternative for maximizing stockholder value reasonably available to Sitio, including when compared to continuing to operate on a standalone going concern basis, strategic combinations with other counterparties and potential monetization opportunities and other strategic alternatives.

In recommending that Sitio stockholders vote their shares of Sitio Common Stock in favor of adoption of the Merger Agreement, the Sitio Board also considered a number of factors, including the following factors (not necessarily in order of relative importance) which the Sito Board viewed as generally positive or favorable to its determination, approval and related recommendation:

Attractive Value and Merger Consideration. The attractive value and nature of the consideration to be received in the Mergers by Sitio stockholders, including that:

•

the stock-for-stock merger allows Sitio stockholders to participate in the value of the combined company, including expected future growth, which the Sitio Board viewed as an important opportunity for Sitio stockholders to enhance long-term returns;

•

based on the closing trading prices on May 30, 2025 (the last full trading day before the day on which the Merger Agreement was signed), the merger consideration represented an implied value of $19.27 per share of Sitio Class A Common Stock, representing a premium of 12.9% to the closing trading price of Sitio Class A Common Stock on May 30, 2025 and a premium of 10.6% based on the 30-day VWAP of Sitio Class A Common Stock; and

•

equity consideration in Viper is considered a stronger and more stable security for a number of reasons, including market perception around Viper’s growth opportunities and Viper’s relationship with Diamondback.

Benefits of a Combined Company. The belief of the Sitio Board that the combined company would be well positioned to achieve future growth and generate additional returns for Sitio’s former stockholders, including:

•

after a thorough review, the Mergers were viewed as more favorable to Sitio’s stockholders than the potential value that might result from other alternatives available, including remaining an independent company, an acquisition or other business combination, pursuing growth strategies in minerals and royalties in industries other than oil and gas or pursuing a strategic combination with a large operator with a minerals business;

•

the value proposition offered by Viper’s relationship with Diamondback, including access and visibility to organic growth from a large operator and management and employee synergies between Viper and Diamondback;

•

the potential for future drop down transactions from future Diamondback acquisitions, similar to the recently completed drop down of Endeavor Mineral and Royalty Interests from Diamondback to Viper following Diamondback’s acquisition of Endeavor;

•	the ability for the Mergers to provide to Sitio the potential to realize operational and administrative synergies and efficiencies resulting from the increased scale of operations;

•

the combined company’s increased market capitalization, which would be expected to enhance its access to debt and equity capital markets, and resulting candidacy for inclusion on several major indices, including potentially the S&P 500;

•	the combined company’s favorable credit ratings and expected lower cost of capital;

•	the combined company’s expected reduced overall leverage as compared to the expected leverage ratio Sitio would have if it continued as a standalone company;

•	after a comprehensive technical analysis, the high-quality nature of the Viper assets, particularly in the Midland Basin;

•	the Viper management team’s demonstrated history of successful integrations of merger and acquisition transactions;

•	the combined company’s enhanced public float, which would provide Sitio stockholders with greater trading liquidity than is currently available for Sitio Class A Common Stock;

•

the combined company’s strengthened ability to return capital to stockholders, compared to Sitio on a standalone basis, as a result of the benefits of the increased scale of the combined company and better access to capital, leading to accelerated consolidation potential; and

•

the increased scale of the combined company which is expected to support the pursuit of larger acquisitions because, as a result of the increased public float of the combined company and an elevated trading price compared to standalone Sitio, equity consideration offered by the combined company will be more attractive to potential sellers.

Continuation of Standalone Sitio. The Sitio Board’s consideration of Sitio business, prospects and other strategic opportunities, and the Sitio Board’s belief that there are certain risks associated with continuing to operate as a standalone company, including:

•

the risk that it will become increasingly difficult for Sitio to grow its net royalty acre position through large-scale acquisitions in light of increasing competition from larger public and private acquirors within the minerals sector that have better access to lower-cost of capital and resulting ability to pay higher prices to sellers;

•	the risk that other alternative strategic transactions might not materialize; and

•	the risks and uncertainties related to the evolving macro-economic environment, including economic uncertainty around interest rates, inflation and tariffs and trade barriers, which combined with risks of increased supply of oil, have had, and may continue to have, a negative impact on crude oil prices and the availability and cost of capital, which risks are relatively greater were Sitio to continue to operate as a standalone company with a smaller market capitalization than the combined company.

Alternative Combination Transactions. The Sitio Board considered alternative potential transactions and, following review of such alternatives upon consultation with the representatives of Sitio’s management and J.P. Morgan, and after taking into account the results of outreach to potential other counterparties described in “Background of the Mergers,” believed that it was unlikely that an alternative bidder would consummate a transaction on superior terms that would provide Sitio stockholders more valuable consideration than that provided in connection with the Mergers;

Opportunity to Receive Competing Proposals and to Change the Sitio Board’s Recommendation Upon Receipt of a Sitio Superior Proposal. The Sitio Board considered the terms of the Merger Agreement related to Sitio’s ability to respond to unsolicited competing proposals and determined that the provisions of the Merger Agreement were unlikely to deter third parties from making competing proposals, including because the Sitio Board may, under certain circumstances, furnish information or enter into discussions in connection with certain competion proposals or terminate the Merger Agreement to enter into an alternative agreement providing for certain superior proposals. In this regard, the Sitio Board considered that:

•

subject to its compliance with the Merger Agreement, the Sitio Board can change its recommendation to Sitio stockholders with respect to the approval and adoption of the Merger Agreement prior to the approval and adoption of the Merger Agreement by the vote of its stockholders if the Sitio Board determines, with respect to certain superior proposals or intervening events, in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;

•	subject to its compliance with the Merger Agreement, the Sitio Board may terminate the Merger Agreement in order to enter into an alternative agreement providing for certain superior proposals;

•

the Merger Agreement includes a 45-day period immediately following signing of the Merger Agreement, in which (and under certain other circumstances), if Sitio elects to terminate the Merger Agreement to accept certain superior proposals, the termination fee owed to Viper is reduced from $89.6 million (or 3% of the equity value of Sitio) to $44.8 million (or 1.5% of the equity value of Sitio), and in each case which the Sitio Board believed to be a below market amount; and

•	Sitio can change its recommendation to Sitio stockholders without being obligated to pay a termination fee in the event Diamondback effects a change of control transaction.

Tax Considerations. The Sitio Board considered that the Sitio Pubco Merger is intended to qualify, to the extent possible, as part of a transaction described in Section 351 of the Code and/or as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Code, in each case, with respect to the holders of Sitio Class A Common Stock;

Opinion of Sitio’s Financial Advisor. The Sitio Board considered the opinion of J.P. Morgan, dated June 2, 2025, to the Sitio Board, which stated that, based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, as of the date of such opinion, the exchange ratio provided for in the Transactions was fair from a financial point of view to the holders of the Sitio Common Stock, as more fully described below in the section entitled “The Mergers—Opinion of Sitio’s Financial Advisor” beginning on page 66;

Terms of the Merger Agreement. The Sitio Board reviewed and considered that the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the circumstances under which the Merger Agreement may be terminated, in its belief, are reasonable. The Sitio

Board also reviewed and considered the conditions to the completion of the Mergers and concluded that while the completion of the Mergers is subject to various regulatory approvals, such approvals were not believed to be likely to prevent the completion of the Mergers;

Company Voting and Support Agreements. The holders of approximately 48% of the outstanding Sitio Common Stock signed the Sitio Stockholder Support Agreements in favor of the Merger Agreement, which signaled support from large equityholders and which support obligation terminates or reduces in certain circumstances where the Sitio Board changes its recommendation;

Diamondback Support Agreement and Written Consent. Viper agreed to deliver the Viper Stockholder Written Consent executed by Diamondback adopting the Merger Agreement and approving the Transactions within 24 hours of execution of the Merger Agreement (and made such delivery), which significantly enhanced deal certainty, and Diamondback entered into the Diamondback Support Agreement providing for assistance with required filings under the HSR Act and a significant lock-up period that continued post-Closing; and

Management Recommendation. The Sitio Board considered the senior management of Sitio’s recommendation in favor of entering into the Merger Agreement.

The Sitio Board also considered a number of uncertainties, risks and factors it deemed generally negative or unfavorable in making its determination, approval and related recommendation, including the following (not necessarily in order of relative importance):

Merger Consideration. Because the merger consideration is based on a fixed exchange ratio rather than a fixed value, Sitio stockholders bear the risk of a decrease in the trading price of Viper Class A Common Stock relative to Sitio Class A Common Stock during the pendency of the Mergers and the Merger Agreement does not provide Sitio with a termination right based on such a decrease in trading price;

Interim Operating Covenants. The Merger Agreement contains restrictions on the conduct of Sitio’s and its subsidiaries’ businesses during the period between the execution of the Merger Agreement and the completion of the Mergers as set forth in the Merger Agreement;

Risks Associated with the Pendency of the Merger. The risks and contingencies relating to the announcement and pendency of the Mergers (including the possibility of litigation or other opposition brought by or on behalf of Sitio stockholders or Viper stockholders challenging the Transactions, including the Mergers) and the risks and costs to Sitio if the Mergers are not completed in a timely manner or if the Mergers do not close at all, including potential employee attrition, the impact on Sitio’s relationships with third parties and the effect termination of the Merger Agreement may have on the trading price of Sitio Class A Common Stock and Sitio’s operating results;

Competing Proposals; Termination Fees. The possibility that a third party may be willing to enter into a strategic combination with Sitio on terms more favorable than Mergers. In connection therewith, the Sitio Board considered the terms of the Merger Agreement relating to non-solicitation covenants and termination fees, and the potential that such provisions might deter alternative bidders that might have been willing to submit a superior proposal to Sitio. The Sitio Board also considered that, under specified circumstances, Sitio may be required to pay a termination fee in the event the Merger Agreement is terminated and the effect this could have on Sitio, including the possibility that the termination fee could discourage other potential parties from making a competing offer. However, the Sitio Board believed that the termination fee was reasonable in amount, reduced in the event of receipt of a superior proposal within the first 45 days following the execution of the Merger Agreement from $89.6 million (or 3% of the equity value of Sitio) to $44.8 million (or 1.5% of the equity value of Sitio) and would not unduly deter any other party that might be interested in making a competing proposal;

Regulatory Approval. The Transactions, including the Mergers, require regulatory approval to complete such Transactions and the risk that the applicable governmental entities may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approval;

Interests of Certain Sitio Directors and Executive Officers. Sitio’s directors and executive officers may have interests in the Mergers that may be different from, or in addition to, those of Sitio stockholders. For more information about such interests, see below under the heading “—Interests of Sitio’s Directors and Executive Officers in the Mergers” beginning on page 83;

Leverage of Standalone Sitio. Sitio’s level of indebtedness and consequential leverage ratios should it continue as a standalone company could prevent it from pursuing certain actions, including large scale M&A involving cash consideration, and could make Sitio less attractive as a counterparty in certain strategic transactions;

Merger Costs. The costs associated with the completion of the Mergers, including the Sitio management team’s time and energy and potential opportunity cost;

Diamondback Change of Control. The benefits of Viper’s relationship with Diamondback may not be realized in the manner anticipated or at all should Diamondback undergo a change of control transaction;

New Viper Board Representation. Sitio will not have representation on the New Viper Board following the Closing;

Large Stockholders. A large portion of the New Viper Common Stock will be held by Diamondback, and future actions taken by Diamondback with respect to Viper, such as the sales of the New Viper Common Stock in the public market by Diamondback could adversely affect the trading price of the New Viper Class A Common Stock; and

Other Risks. The Sitio Board also considered risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 20 and 35, respectively.

The Sitio Board believed that, overall, the potential benefits of the Mergers to Sitio stockholders outweighed the risks and uncertainties of the Mergers.

The foregoing discussion of factors considered by the Sitio Board is not intended to be exhaustive, but includes the material factors considered by the Sitio Board. In light of the variety of factors considered in connection with its evaluation of the Mergers, the Sitio Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Sitio Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Sitio Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Rather, the Sitio Board based its recommendation on the totality of the information presented.

Opinion of Viper’s Financial Advisor

At the meeting of the Viper Board on June 2, 2025 to evaluate and approve the Merger Agreement and the Transactions, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated June 2, 2025, addressed to the Viper Board to the effect that, as of the date of its opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the exchange ratio in the Mergers is fair, from a financial point of view, to Viper.

The summary of the written opinion of Moelis set forth below is qualified in its entirety by the full text of Moelis’ written opinion dated June 2, 2025, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, and which is attached as Annex I to this joint information statement/proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Viper Board (solely in its capacity as such) in its evaluation of the Mergers. Moelis’ opinion is limited solely to the fairness from a financial point of view of the exchange ratio in the Mergers to Viper, and does not address Viper’s underlying business decision to effect the Mergers or the relative merits of the Mergers as compared to any alternative business strategies or transactions that might be available to Viper. Moelis’ opinion does not constitute a recommendation as to how any holder of securities of Viper or Sitio should vote or act with respect to the Mergers or any other matter.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts, relating to Viper and Sitio;

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Viper furnished to Moelis by Viper, including financial forecasts provided by Viper or discussed with Moelis by the management of Viper (described in the section entitled “—Certain Unaudited Prospective Financial Information—Certain Viper Unaudited Prospective Financial and Operating Information—Viper Projections” and referred to as the “June 2025 Viper Projections”);

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Sitio furnished to Moelis by Viper or Sitio, including financial forecasts provided by Viper or Sitio or discussed with Moelis by the management of Viper (described in the section entitled “—Certain Unaudited Prospective Financial Information—Certain Viper Unaudited Prospective Financial and Operating Information—Viper Projections for Sitio” and referred to in this section as the “April 2025 Sitio Projections”);

•	reviewed information regarding the capitalization of Viper furnished to Moelis by Viper and Sitio furnished to Moelis by Sitio;

•

reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the Mergers and certain other pro forma financial effects of the Mergers furnished to Moelis by Viper (referred to in this section as the “Expected Synergies”);

•

conducted discussions with members of the senior managements and representatives of Viper concerning certain of the information described in the foregoing five bullets, as well as the businesses and prospects of Viper and Sitio generally;

•	reviewed the reported prices and trading activity for Viper Class A Common Stock and Sitio Class A Common Stock;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	considered certain other transactions in the industry in which Viper operates;

•

reviewed a draft marked “Execution Version” dated as of June 2, 2025 of the Merger Agreement and executed copies of the Sitio Stockholder Support Agreements, each dated as of June 2, 2025, among Viper, Sitio and certain holders of Sitio Class C Common Stock;

•	participated in certain discussions among representatives of Viper with respect to negotiations with Sitio; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, with the consent of the Viper Board, Moelis relied on the information supplied to, discussed with or reviewed by Moelis for purposes of its opinion being complete and accurate in all material respects. Moelis did not independently verify any such information (or assume any responsibility for the independent verification of any of such information). With the consent of the Viper Board, Moelis also relied on the representation of Viper’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With the consent of the Viper Board, Moelis relied upon, without independent verification, the assessment of Viper and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts and other information relating to Viper, Sitio and the Expected Synergies referred to above, Moelis assumed, at the direction of the Viper Board, that they were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Viper or Sitio, as the case may be, as to the future performance of Viper and Sitio and the Expected Synergies (including the amount, timing and achievability thereof). Moelis also assumed, at the direction of the Viper Board, that the future financial results (including with respect to the Expected Synergies) would be achieved at the times and in the amounts projected. In addition, Moelis relied on the assessments of the management of Viper as to Viper’s ability to integrate the businesses of Viper and Sitio. Moelis did not express any views as to the reasonableness of any financial forecasts or the Expected Synergies or the assumptions on which they were based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Viper or Sitio, nor was Moelis furnished with any such evaluation or appraisal.

Moelis’ opinion did not address Viper’s underlying business decision to effect the Mergers or the relative merits of the Mergers as compared to any alternative business strategies or transactions that might be available to Viper and did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, and Moelis did not, offer any opinion as to any terms of the Merger Agreement or any aspect or implication of the Mergers, except for the fairness of the exchange ratio in the Mergers from a financial point of view to Viper. Moelis’ opinion related to the relative values of Viper and Sitio. Moelis did not express any opinion as to what the value of the New Viper Class A Common Stock or the New Viper Class B Common Stock actually will be when issued pursuant to the Mergers or the prices at which Viper Class A Common Stock, New Parent Class A Common Stock or Sitio Class A Common Stock may trade at any time. Moelis did not express any opinion as to fair value, viability or the solvency of Viper or Sitio following the Closing. Moelis did not consider, and did not express any opinion with respect to, any value that may be attributable to any control rights or governance rights of any holders of Viper Class A Common Stock (or securities convertible into or exercisable or exchangeable for Viper Class A Common Stock, including Viper Class B Common Stock), or associated with any substantial holding thereof. In rendering its opinion, Moelis assumed, with the consent of the Viper Board, that the final executed form of the Merger Agreement will not differ in any material respect from the draft that Moelis reviewed, that the Mergers will be consummated in accordance with the terms of such Merger Agreement without any waiver or modification that could be material to Moelis’ analysis, that the representations and warranties of each party set forth in the Merger Agreement are accurate and correct, and that the parties to the Merger Agreement would comply with all the material terms of the Merger Agreement. Moelis assumed, with the consent of the Viper Board, that all governmental, regulatory or other consents and approvals necessary for the completion of the Mergers would be obtained, except to the extent that could not be material to its analysis. In addition, representatives of Viper advised Moelis, and Moelis assumed, with the consent of the Viper Board, that the Mergers would qualify as a tax free reorganization for federal income tax purposes.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of its opinion, and Moelis assumed no responsibility to update its opinion for developments after the date of its opinion. Moelis noted to the Viper Board that the credit, financial and stock markets and the oil and gas industry had been experiencing unusual volatility, and Moelis expressed no opinion or view as to any potential effects of such volatility on Sitio, Viper or the Mergers.

Moelis’ opinion did not address the fairness of the Mergers or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of Viper, Sitio or any of their affiliated entities. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Mergers, or any class of such persons, relative to the exchange ratio or otherwise. Moelis’ opinion was approved by a Moelis fairness opinion committee.

Summary of Financial Analyses

The following is a summary of the material financial analyses presented by Moelis to the Viper Board at its meeting held on June 2, 2025, in connection with delivery of its opinion. This summary describes the material analyses underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

For the purposes of Moelis’ analyses:

•

“EBITDA” was generally calculated as the relevant company’s earnings before interest expense, net, income tax benefit or expense, depreciation and amortization, as adjusted to exclude any one-time and non-recurring items for a specified period of time.

•	“Levered Free Cash Flow” or “LFCF” was generally calculated as cash flow from operations less capital expenditures. “LFCF Yield” was generally calculated as LFCF divided by equity value.

•

“Total Enterprise Value” or “TEV” was generally calculated as the market value of the relevant company’s fully diluted common equity based on its closing stock price as of May 29, 2025 (the “equity value”) (i) plus preferred stock, if any, (ii) plus debt, including financing leases, (iii) less cash and cash equivalents, and (iv) plus the book value of non-controlling interests, if any (in each of the foregoing cases (i) through (iv), as of the relevant company’s most recently reported quarter end).

•

Implied share price calculations for Viper, as shown in the financial analyses below, were calculated by Moelis using capitalization information provided by Viper management and reflects both Viper Class A Common Stock and Viper Class B Common Stock on a fully diluted basis.

•

Implied share price calculations for Sitio, as shown in the financial analyses below, were calculated by Moelis using capitalization information provided by Sitio management and reflects both Sitio Class A Common Stock and Sitio Class C Common Stock on a fully diluted basis.

Discounted Cash Flow Analysis—Standalone

Utilizing the June 2025 Viper Projections for Viper and the April 2025 Sitio Projections for Sitio and forecasted oil and natural gas prices based on the Strip Pricing Case and the Consensus Pricing Case (described in the section entitled “—Certain Unaudited Prospective Financial Information—Certain Viper Unaudited Prospective Financial and Operating Information”), Moelis performed a discounted cash flow (“DCF”) analysis of each of Viper and Sitio, respectively, to calculate the present value of the estimated future unlevered free cash flows projected by Viper management to be generated by Viper and Sitio and the present value of the estimated terminal value of each of Viper and Sitio.

Viper

Moelis calculated Viper’s unlevered free cash flow as EBITDA (i) less unlevered cash taxes and (ii) less stock-based compensation (“SBC”) expense.

Moelis utilized a range of discount rates of 8.50% to 11.00% based on an estimated range of Viper’s weighted average cost of capital (the “WACC”). The estimated WACC range reflected a derived cost of equity range using the capital asset pricing model (“CAPM”) and a size premium. Moelis used the foregoing range of discount rates to calculate estimated present values as of April 1, 2025 of (i) estimated unlevered free cash flows of Viper for the period from April 1, 2025 to December 31, 2025 through the end of the calendar year ending December 31, 2029 (in each case, discounted using a mid-year discounting convention) and (ii) estimated terminal values derived by applying a range of selected terminal multiples of 8.5x to 10.0x to Viper’s terminal year EBITDA (which was equal to Viper’s EBITDA for the calendar year ending December 31, 2030).

For purposes of selecting the reference range to apply to Viper’s estimated terminal year EBITDA, Moelis noted that the selected reference range was informed by Viper’s moderating growth during the projection period as well as the terminal period reflected in the June 2025 Viper Projections and Viper’s implied trading multiple premium to the current trading multiples for the Selected Companies (as defined below), including, Sitio that currently exhibit lower growth in the near-term than Viper. Based on the foregoing analysis and its professional judgment and experience, Moelis selected a terminal multiple range of 8.5x to 10.0x for Viper’s terminal year EBITDA. Moelis then applied such multiple range to Viper’s estimated terminal year EBITDA based on the June 2025 Viper Projections to calculate the estimated terminal values.

The standalone implied range of equity values for Viper and implied range of share prices for Viper Class A Common Stock derived from the DCF analysis for Viper are presented below:

Viper	Implied Equity Value ($ in millions)	Implied Share Price(1) ($ per share)
Based on Strip Pricing	$10,810 – $13,351	$36.15 – $44.65
Based on Consensus Pricing	$12,437 –$15,389	$41.60 – $51.50

(1)	Implied per share values rounded to nearest $0.05.

Sitio

Moelis calculated Sitio’s unlevered free cash flow as EBITDA (i) less unlevered cash taxes and (ii) less SBC expense.

Moelis utilized a range of discount rates of 9.00% to 11.50% based on an estimated range of Sitio’s WACC. The estimated WACC range reflected a derived cost of equity range using CAPM and a size premium. Moelis used the foregoing range of discount rates to calculate estimated present values as of April 1, 2025 of (i) estimated unlevered free cash flows of Sitio for the period from April 1, 2025 to December 31, 2025 through the end of the calendar year ending December 31, 2029 (in each case, discounted using a mid-year discounting convention) and (ii) estimated terminal values derived by applying a range of selected terminal multiples of 7.0x to 8.5x to Sitio’s terminal year EBITDA (which was equal to Sitio’s EBITDA for the calendar year ending December 31, 2030).

For purposes of selecting the reference range to apply to Sitio’s estimated terminal year EBITDA, Moelis noted that the selected reference range was informed by Sitio’s ongoing moderate growth during the projection period as well as the terminal period of the April 2025 Sitio Projections and the current trading multiples for Sitio and the other Selected Companies exhibiting a similar expected growth profile. Based on the foregoing analysis and its professional judgment and experience, Moelis selected a terminal multiple range of 7.0x to 8.5x for Sitio’s estimated terminal year EBITDA. Moelis then applied such multiple range to Sitio’s estimated terminal year EBITDA based on the April 2025 Sitio Projections to calculate the estimated terminal values.

The standalone implied range of equity values for Sitio and implied range of share prices for Sitio Class A Common Stock derived from the DCF analysis for Sitio are presented below:

Sitio	Implied Equity Value ($ in millions)	Implied Share Price(1) ($ per share)
Based on Strip Pricing	$2,512 – $3,325	$16.30 – $21.60
Based on Consensus Pricing	$3,004 – $3,955	$19.50 – $25.70

(1)	Implied per share values rounded to nearest $0.05.

DCF-Based Implied Exchange Ratio and Ownership Percentage Analysis

Based on the standalone implied range of share prices for Viper Class A Common Stock and Sitio Class A Common Stock presented in the standalone DCF analyses above, Moelis calculated a range of implied exchange ratios, which are presented below. Based on the standalone implied range of equity values for Viper and Sitio presented in the standalone DCF analyses above, Moelis also calculated a range of implied pro forma ownership percentages of the pre-transaction holders of Sitio Class A Common Stock in the combined company after giving effect to the Mergers (the “implied pro forma Sitio ownership percentage”), which are presented below:

	Implied Exchange Ratio	Implied Pro Forma Sitio Ownership Percentage
DCF Analysis (based on Strip Pricing)	0.3651x – 0.5975x	15.8% – 23.5%
DCF Analysis (based on Consensus Pricing)	0.3786x – 0.6178x	16.3% – 24.1%

(1)

The low end of the range of the implied exchange ratios and the implied pro forma Sitio ownership percentages represent the low end of the implied share price range or implied equity value range of Sitio versus the high end of the implied share price range or implied equity value range of Viper, respectively. The high end of the range of the implied exchange ratios and the implied pro forma Sitio ownership percentages represent the high end of the implied share price range or implied equity value range of Sitio versus the low end of the implied share price range or implied equity value range of Viper, respectively.

Moelis compared (i) the range of the implied exchange ratios above to the exchange ratio of 0.4855x in the Mergers, and (ii) the range of the implied pro forma Sitio ownership percentages above to the pro forma Sitio ownership percentage of approximately 20.0% (assuming an exchange ratio of 0.4855x in the Mergers).

Selected Publicly Traded Companies Analysis—Standalone

Moelis performed a selected publicly traded companies analysis of each of Viper and Sitio. Financial data for the selected publicly traded companies was based on public filings with the SEC and other publicly available information available as of May 29, 2025. In performing a selected publicly traded companies analysis of each of Viper and Sitio, Moelis reviewed and analyzed, among other things, (i) TEV of the Selected Companies as a multiple of both their estimated EBITDA for the calendar year ending December 31, 2025 (“2025E EBITDA”) and estimated EBITDA for the calendar year ending December 31, 2026 (“2026E EBITDA”), (ii) both estimated LFCF for the calendar year ending December 31, 2025 (“2025E LFCF”) and estimated LFCF for the calendar year ending December 31, 2026 (“2026E LFCF”) as percent yield of equity value of the Selected Companies, and (iii) certain other financial information and market trading data related to the following selected publicly traded companies that Moelis believed, based on its professional judgment and experience, were generally relevant in certain respects to Viper and Sitio for purposes of its analysis.

Moelis selected publicly traded companies that were scaled, pure play minerals and royalties companies with active acquisition efforts, and observed a range of multiples and yields within the Selected Companies that may be attributable to various factors, including on the basis of production profile, scale, geographic diversification, public investor base and leverage profile, among other factors. Although none of the Selected Companies are directly comparable to Viper or Sitio, the Selected Companies were selected by Moelis, based on its professional judgment and experience.

Below are the selected publicly traded companies (the “Selected Companies”) Moelis considered in its analysis:

•	PrairieSky Royalty Ltd. (“PrairieSky”)

•	Black Stone Minerals LP (“Black Stone”)

•	Kimbell Royalty Partners LP (“Kimbell”)

•	Freehold Royalties Ltd (“Freehold”)

Moelis used Wall Street research analyst consensus estimates as of May 29, 2025 (which are referred to herein as “consensus estimates”) to derive 2025E EBITDA, 2026E EBITDA, 2025E LFCF and 2026E LFCF for the Selected Companies, including Viper and Sitio.

The following table summarizes the implied TEV to 2025E EBITDA multiple, TEV to 2026E EBITDA multiple, 2025E LFCF Yield and 2026E LFCF Yield for the Selected Companies, as well as Viper and Sitio:

Selected Companies	TEV ($ in millions)	Equity Value ($ in millions)	TEV / 2025E EBITDA	TEV / 2026E EBITDA	2025E LFCF Yield	2026E LFCF Yield
Viper	$13,069	$11,979	11.8x	9.8x	8.1%	10.1%
Sitio	$3,726	$2,642	7.6x	7.7x	13.8%	14.3%
PrairieSky	$4,068	$3,908	11.0x	11.4x	6.8%	7.1%
Black Stone	$3,258	$2,899	9.2x	8.1x	10.6%	12.7%
Kimbell	$2,063	$1,457	7.5x	7.5x	17.4%	15.9%
Freehold	$1,715	$1,499	6.9x	6.8x	11.9%	11.9%

Viper

In determining the selected reference ranges to apply to Viper’s estimated financial metrics based on Consensus Pricing, Moelis noted that the selected reference ranges were informed by Viper’s current trading TEV/EBITDA multiples and LFCF yields and the range of its recent historical trading TEV/EBITDA multiples and LFCF yields, as the Selected Companies have limited relevance to Viper’s prospects due to differences in size, basin exposure, financial metrics and the absence of a direct operator relationship.

Based on the foregoing analysis and its professional judgement and experience, Moelis selected (i) a reference range for TEV / 2025E EBITDA multiples for Viper of 10.75x – 12.25x, (ii) a reference range for TEV / 2026E EBITDA multiples for Viper of 9.25x – 10.75x, (iii) a reference range for 2025E LFCF Yield for Viper of 9.5% – 6.5%, and (iv) a reference range for 2026E LFCF Yield for Viper of 11.5% – 8.5%. Moelis then applied these multiples to Viper’s 2025E EBITDA and 2026E EBITDA and yields to Viper’s 2025E LFCF and 2026E LFCF based on the June 2025 Viper Projections.

The standalone implied range of equity values for Viper and implied range of share prices for Viper Class A Common Stock derived from the selected publicly traded companies analysis for Viper are presented below:

Viper	Implied Equity Value ($ in millions)	Implied Share Price(1) ($ per share)
TEV / 2025E EBITDA	$10,279 – $11,865	$34.40 – $39.70
TEV / 2026E EBITDA	$10,556 – $12,445	$35.30 – $41.65
2025E LFCF Yield	$9,926 – $14,507	$33.20 – $48.50
2026E LFCF Yield	$9,959 – $13,474	$33.30 – $45.05

(1)	Implied per share values rounded to nearest $0.05.

Sitio

In determining the selected reference ranges to apply to Sitio’s estimated financial metrics based on Consensus Pricing, Moelis noted that (i) the low-ends of the selected reference ranges for TEV / 2025E EBITDA and TEV / 2026E EBITDA were informed by the low-ends of the Selected Companies’ trading multiples, (ii) the high-ends of the selected reference ranges for TEV / 2025E EBITDA and TEV / 2026E EBITDA were informed by the mean of the Selected Companies’ trading multiples, (iii) the high-ends of the selected reference ranges for 2025E LFCF Yield and 2026E LFCF Yield were informed by the high-ends of the Selected Companies’ trading yields, and (iv) the low-ends of the selected reference ranges for 2025E LFCF Yield and 2026E LFCF Yield were informed by the means and medians of Selected Companies’ trading yields. In determining the selected reference ranges to apply to Sitio’s estimated financial metrics, Moelis also considered Sitio’s current trading multiples and yields.

Based on the foregoing analysis and its professional judgement and experience, Moelis selected (i) a reference range for TEV / 2025E EBITDA multiples for Sitio of 7.0x – 9.5x, (ii) a reference range for TEV / 2026E EBITDA multiples for Sitio of 7.0x – 8.5x, (iii) a reference range for 2025E LFCF Yield for Sitio of 15.5% – 10.0%, and (iv) a reference range for 2026E LFCF Yield for Sitio of 16.5% – 12.0%. Moelis then applied these multiples to Sitio’s 2025E EBITDA and 2026E EBITDA and yields to Sitio’s 2025E LFCF and 2026E LFCF based on the April 2025 Sitio Projections.

The standalone implied range of equity values for Sitio and implied range of share prices for Sitio Class A Common Stock derived from the selected publicly traded companies analysis for Sitio are presented below:

Sitio	Implied Equity Value ($ in millions)	Implied Share Price(1) ($ per share)
TEV / 2025E EBITDA	$2,403 – $3,648	$15.60 – $23.70
TEV / 2026E EBITDA	$2,261 – $2,978	$14.70 – $19.35
2025E LFCF Yield	$2,569 – $3,982	$16.70 – $25.85
2026E LFCF Yield	$2,361 – $3,247	$15.35 – $21.10

(1)	Implied per share values rounded to nearest $0.05.

Selected Publicly Traded Companies-Based Implied Exchange Ratio and Ownership Percentage Analysis

Based on the standalone implied range of equity values for Viper and Sitio and implied range of share prices for the Viper Class A Common Stock and Sitio Class A Common Stock described above, Moelis calculated a range of implied exchange ratios and implied pro forma Sitio ownership percentages, which are presented below:

	Implied Exchange Ratio(1)	Implied Pro Forma Sitio Ownership Percentage
TEV / 2025E EBITDA	0.3929x – 0.6890x	16.8% – 26.2%
TEV / 2026E EBITDA	0.3529x – 0.5482x	15.4% – 22.0%
2025E LFCF Yield	0.3443x – 0.7786x	15.1% – 28.6%
2026E LFCF Yield	0.3407x – 0.6336x	14.9% – 24.6%

(1)

The low end of the range of the implied exchange ratios and the implied pro forma Sitio ownership percentages represent the low end of the implied share price range or implied equity value range of Sitio versus the high end of the implied share price range or implied equity value range of Viper, respectively. The high end of the range of the implied exchange ratios and the implied pro forma Sitio ownership percentages represent the high end of the implied share price range or implied equity value range of Sitio versus the low end of the implied share price range or implied equity value range of Viper, respectively.

Moelis compared (i) the range of implied exchange ratios above to the exchange ratio of 0.4855x in the Mergers and (ii) the range of the implied pro forma Sitio ownership percentages above to the pro forma Sitio ownership percentage of approximately 20.0% (assuming an exchange ratio of 0.4855x in the Mergers).

Net Asset Value Analysis—Standalone

Utilizing the production forecasts, commodity price assumptions, operating costs and capital expenditures for Sitio provided by the management of Viper, Moelis performed an analysis of the net asset value (referred to in this section as “NAV”) of Sitio.

Moelis utilized a range of discount rates of 9.00% – 11.50% based on an estimated range of Sitio’s WACC. The estimated WACC range reflected a derived cost of equity range using CAPM and a size premium. Moelis used the foregoing range of discount rates to calculate estimated present values as of April 1, 2025 of estimated total proved developed and undeveloped reserves for Sitio provided by the management of Viper to derive a range of gross asset values, including adjustments for lease bonus and other income. Based on this range of gross asset values, Moelis calculated a range of enterprise values by adjusting for the present value of future: (i) hedge impacts, (ii) cash general and administrative expenses, (iii) SBC expense, (iv) income taxes and (v) net working capital.

The standalone implied range of NAV / equity values for Sitio and implied range of share prices for Sitio Class A Common Stock derived from the NAV analysis for Sitio are presented below:

Sitio	Implied Equity Value ($ in millions)	Implied Share Price(1) ($ per share)
Based on Strip Pricing	$2,174 – $2,707	$14.10 – $17.60
Based on Consensus Pricing	$2,593 – $3,215	$16.85 – $20.90

(1)	Implied per share values rounded to nearest $0.05.

Summary of Pro Forma Transaction Analysis

DCF-Based Has/Gets Analysis

Moelis performed a DCF-based has/gets analysis to calculate the equity value uplift to the pre-transaction holders of Viper Common Stock implied by the Mergers. This has/gets analysis compared (i) the standalone implied equity value of Viper based on the DCF analysis of Viper (the “has”) with (ii) the pro forma implied equity value of the combined company that will be owned by the pre-Mergers holders of Viper Common Stock after giving effect to the Mergers (assuming a pro forma Viper ownership percentage of approximately 80.0% and an exchange ratio of 0.4855x in the Mergers) (the “gets”).

To calculate the pro forma implied DCF equity value of the combined company after giving effect to the Mergers, Moelis utilized (i) the standalone implied DCF equity value ranges for Viper and Sitio (described above under the heading “—Discounted Cash Flow Analysis—Standalone”), (ii) the implied present value range of estimated annual synergies of $47.3 million, as provided by the management of Viper, derived using (A) a range of discount rates of 8.50% to 11.00% based on the estimated pro forma WACC ranges for each of Viper and Sitio and (B) a terminal year EBITDA multiple range of 8.17x to 9.67x based on the weighted average of the selected terminal year EBITDA multiple ranges for each of Viper and Sitio, and (iii) estimated transaction expenses of $79 million as provided by Viper management.

The following table summarizes the results of the DCF-based has/gets analysis:

	Implied Equity Value ($ in millions)	Implied Share Price ($ per share)
Based on Strip Pricing:
“Has”: Standalone Viper DCF Equity Value	$10,809 – $13,350	$36.16 – $44.66
“Gets”: Share of Pro Forma Combined Company DCF Equity Value	$10,951 – $13,708	$36.63 – $45.85
Implied Equity Value Uplift (%)	1.3% – 2.7%	1.3% – 2.7%
Based on Consensus Pricing:
“Has”: Standalone Viper DCF Equity Value	$12,436 – $15,389	$41.60 – $51.48
“Gets”: Share of Pro Forma Combined Company DCF Equity Value	$12,665 – $15,865	$42.36 – $53.07
Implied Equity Value Uplift (%)	1.8% – 3.1%	1.8% – 3.1%

2026E Trading Multiples-Based Has/Gets Analysis

Moelis performed a trading multiples-based has/gets analysis to calculate the share price uplift to the pre-transaction holders of Viper Common Stock implied by the Mergers. This has/gets analysis compared (i) the closing stock price of Viper Class A Common Stock of $40.07 per share on May 29, 2025 (the “has”) with (ii) the pro forma implied share price of the combined company after giving effect to the Mergers (assuming a pro forma Viper ownership percentage of approximately 80.0% and an exchange ratio of 0.4855x in the Mergers) (the “gets”).

To calculate the pro forma implied share price of the combined company after giving effect to the Mergers, Moelis utilized (i) the pro forma implied equity value of the combine company derived by applying the selected reference range for TEV / 2026E EBITDA multiples for Viper of 9.25x – 10.75x (described above under the heading “—Selected Publicly Traded Companies Analysis—Standalone”) to the pro forma 2026E EBIDTA of the combined company (which is based on Consensus Pricing and includes Viper’s 2026E EBITDA, Sitio’s 2026E EBITDA and estimated annual synergies of $47.3 million as provided by the management of Viper) and (ii) estimated transaction expenses of $79 million as provided by Viper management.

The following table summarizes the results of the 2026E trading multiples-based has/gets analysis:

	Implied Equity Value ($ in millions)	Implied Share Price ($ per share)
“Has”: Standalone Viper Equity Value	$11,979	$40.07
“Gets”: Share of Pro Forma Combined Company Equity Value	$11,262 – $13,380	$37.67 – $44.76
Implied Equity Value Uplift (%)	(6.0%) – 11.7%	(6.0%) –11.7%

Other Information

Moelis also noted for the Viper Board certain additional factors that were not considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes only, including, among other things:

Selected Precedent Transactions Analysis

Moelis considered and reviewed select precedent transactions, but made a determination not to rely on a selected precedent transactions analysis in its financial analysis in determining its illustrative valuation ranges as limited relevant precedent transactions have been completed, making any comparison less relevant.

Equity Research Share Price Targets

Moelis reviewed publicly available consensus estimate stock price targets for shares of Viper Class A Common Stock published as of May 29, 2025, which ranged from $48.00 to $61.00 per share. Moelis compared this range with the closing trading price of the Viper Class A Common Stock of $40.07 per share on May 29, 2025.

Moelis also reviewed publicly available consensus estimate stock price targets for shares of Sitio Class A Common Stock published as of May 29, 2025, which ranged from $21.00 to $29.00 per share. Moelis compared this range with the closing trading price of the Sitio Class A Common Stock of $17.16 per share on May 29, 2025.

52-Week High / Low

Moelis reviewed the historical trading performance of Viper Class A Common Stock over a 52-week period ending May 29, 2025, which ranged from an intraday low of $34.71 per share to an intraday high of $56.76 per share. Moelis compared the range with the closing trading price of Viper Class A Common Stock of $40.07 per share on May 29, 2025.

Moelis also reviewed the historical trading performance of Sitio Class A Common Stock over a 52-week period ending May 29, 2025, which ranged from in intraday low of $14.58 per share to an intraday high of $25.64 per share. Moelis compared the range with the closing trading price of Sitio Class A Common Stock of $17.16 per share on May 29, 2025.

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its professional judgment and experience after considering the results of all of its analyses.

No company used in the analyses described above is identical to Viper or Sitio. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above (including much of the information used therein) are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Viper nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.

Except as described in this summary, Viper and the Viper Board imposed no other instructions or limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion. The exchange ratio was determined through arms’ length negotiations between Viper, on the one hand, and Sitio, on the other, and was approved by the Viper Board and the Sitio Board. Moelis did not recommend any specific consideration to Viper or the Viper Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Mergers.

Moelis acted as financial advisor to Viper in connection with the Mergers. Viper agreed to pay Moelis certain fees for its services, including an opinion fee of $4 million upon delivery of its opinion (regardless of the conclusion reached in that opinion) and a transaction fee of $19 million upon consummation of the Mergers. The opinion fee is offset against the transaction fee. In addition, Viper has agreed to reimburse Moelis for certain of its expenses, including reasonable attorney’s fees, and disbursements, and to indemnify Moelis and related persons for certain liabilities, including liabilities under federal securities laws, arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of Viper, Sitio or any of their affiliated entities. As the date of Moelis’ opinion, a managing director of Moelis on the deal team on this transaction directly owned Viper Class A Common Stock and Sitio Class A Common Stock, totaling less than 8,500 shares of Viper Class A Common Stock and less than 6,600 shares of Sitio Class A Common Stock. The most recent acquisition of such shares was in 2020 and in the case of the shares of Sitio Class A Common Stock, was as a result of an investment in a company that was subsequently acquired by Sitio for stock consideration.

In the two years prior to the date of its opinion, except for providing investment banking services to Viper in connection with the Mergers, Moelis did not provide investment banking or other services to Viper or Sitio. Moelis is currently verbally mandated as a co-financial advisor to Kimmeridge Energy Management Co, LLC (“Kimmeridge Energy”), a material shareholder of Sitio, in connection with a potential acquisition. Kimmeridge Energy is likely competing with other bidders and Moelis’ fees are contingent on the target selecting Kimmeridge Energy as the bidder and the successful completion of the acquisition, the timing and probability of which cannot be predicted at this time. Moelis is also engaged by another company, in which Kimmeridge Energy owns a majority of the equity, as a lead financial advisor on a potential equity capital raise. Depending on the outcome of these two assignments, Moelis’ fees from these two assignments could be substantially greater than Moelis’s fees on the Mergers.

Moelis in the future may provide investment banking and other services to Viper, Sitio or any of their affiliated entities for which it would expect to receive compensation for such services.

The Viper Board selected Moelis as its financial advisor in connection with the Mergers because Moelis has substantial experience in similar transactions and familiarity with Viper. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Opinion of Sitio’s Financial Advisor

Pursuant to an engagement letter dated June 1, 2025, Sitio retained J.P. Morgan as its financial advisor in connection with the Transactions.

At the meeting of the Sitio Board on June 2, 2025, J.P. Morgan rendered its oral opinion to the Sitio Board, which was subsequently confirmed by delivery of a written opinion, dated June 2, 2025, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the exchange ratio in the Transactions was fair, from a financial point of view, to the holders of the Sitio Common Stock.

The full text of the written opinion of J.P. Morgan dated June 2, 2025, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex J to this joint information statement/proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint information statement/proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Sitio’s stockholders are urged to read the opinion carefully and in its entirety. J.P. Morgan’s written opinion was addressed to the Sitio Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Transactions, was directed only to the fairness, from a financial point of view, to the holders of the Sitio Common Stock of the exchange ratio in the Transactions and did not address any other aspect of the Transactions. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Transactions or the other transactions contemplated by the Merger Agreement to the holders of any class of securities, creditors or other constituencies of Sitio or Sitio Opco (other than the holders of Sitio Class C Common Stock in their capacity as holders of Sitio Opco Units in connection with the Opco Merger) or as to the underlying decision by Sitio to engage in the Transactions. The opinion does not constitute a recommendation to any Sitio stockholder as to how such stockholder should vote with respect to the Transactions or any other matter.

In arriving at its opinions, J.P. Morgan, among other things:

•	reviewed the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning Sitio and Viper and the industries in which they operate;

•

compared the financial and operating performance of Sitio and Viper with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Sitio Class A Common Stock and the Viper Class A Common Stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by the management of Sitio relating to the respective businesses of Sitio and Viper, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transactions (the “Synergies”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Sitio with respect to certain aspects of the Transactions, and the past and current business operations of Sitio and Viper, the financial condition and future prospects and operations of Sitio and Viper, the effects of the Transactions on the financial condition and future prospects of Sitio and Viper, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Sitio and Viper or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with Sitio, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Sitio, Viper or the other parties to the Merger Agreement under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Sitio and Viper to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the Transactions and the other transactions contemplated by the Merger Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Merger Agreement. J.P. Morgan also assumed that the representations and warranties made by Sitio, Viper and the other parties to the Merger Agreement in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Sitio with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on Sitio or Viper or on the contemplated benefits of the Transactions.

The Sitio projections and the Sitio projections for Viper, in each case, furnished to J.P. Morgan were prepared by the management of Sitio, as discussed more fully under the section entitled “Certain Unaudited Prospective Financial Information—Certain Sitio Unaudited Prospective Financial and Operating Information,” which in each case were discussed with, and approved for J.P. Morgan’s use in connection with its financial analyses by, the Sitio Board.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, to the holders of the Sitio Common Stock of the exchange ratio in the Transactions, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the Transactions or the other transactions contemplated by the Merger Agreement to the holders of any other class of securities, creditors or other constituencies of Sitio or Sitio Opco (other than the holders of Sitio Class C Common Stock in their capacity as holders of Sitio Opco Units in connection with the Opco Merger) or as to the underlying decision by Sitio to engage in the Transactions. J.P. Morgan also did not express any opinion as to the Sitio Stockholder Support Agreements, the Diamondback Support Agreement or the Registration Rights Agreement or any other document or arrangement being entered into in connection with the Transactions and the other transactions contemplated by the Merger Agreement or any governance or other rights contained in any of them (and did not take any such terms or rights into account in its analysis), and J.P. Morgan’s opinion did not take into account the individual circumstances of any holders with respect to control, governance or other rights which may distinguish such holders from other holders. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transactions, or any class of such persons relative to the exchange ratio applicable to the holders of the Sitio Common Stock in the Transactions or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Sitio Class A Common Stock, the Viper Class A Common Stock, or the New Viper Class A Common Stock or any other class of securities of Sitio or Viper will trade at any future time.

The terms of the Merger Agreement, including the exchange ratio, were determined through arm’s length negotiations between Sitio and Viper, and the decision to enter into the Merger Agreement was solely that of the Sitio Board and the Viper Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Sitio Board in its evaluation of the Transactions and should not be understood as determinative of the views of the Sitio Board or the management of Sitio with respect to the Transactions or the exchange ratio.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Sitio Board on June 2, 2025 and in the financial analyses presented to the Sitio Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Sitio Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Certain of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of Sitio and Viper with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to Sitio and Viper, respectively (the “Public Trading Multiples Analysis”). For both Sitio and Viper, the companies selected by J.P. Morgan were as follows:

•	PrairieSky Royalty Ltd.;

•	Black Stone Minerals, L.P.;

•	Freehold Royalties Ltd.; and

•	Kimbell Royalty Partners, LP.

None of the selected companies reviewed is identical or directly comparable to Sitio or Viper. Certain of these companies may have characteristics that are materially different from those of Sitio and Viper. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered sufficiently similar in certain respects to those of Sitio and Viper. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Sitio or Viper. In all instances, multiples were based on closing stock prices on May 30, 2025.

With respect to the selected companies, the information J.P. Morgan presented included the multiple of enterprise value (calculated as equity value plus or minus, as applicable, net debt or net cash, preferred stock and non-controlling interests) to estimates of calendar year 2026 EBITDA (calculated as earnings before interest, taxes, depreciation and amortization) for the applicable company, which we refer to in this section entitled “Opinion of Sitio’s Financial Advisor” as “EV / 2026E EBITDA”. Financial data for the selected companies was based on the selected companies’ filings with the SEC, publicly available equity research analysts’ consensus estimates for calendar year 2026 and FactSet Research Systems. Results of this analysis were presented as indicated in the following table:

Selected Companies	EV / 2026E EBITDA
PrairieSky Royalty Ltd.	11.1x
Black Stone Minerals, L.P.	8.1x
Freehold Royalties Ltd.	7.1x
Kimbell Royalty Partners, LP	7.5x
Median	7.8x

Based on the above analysis and on other factors J.P. Morgan considered appropriate, J.P. Morgan then derived an EV / 2026E EBITDA reference range for Sitio of 7.75x to 9.75x. J.P. Morgan then applied that range to Sitio’s 2026E EBITDA as provided in the Sitio projections used by J.P. Morgan as described in the section entitled “Certain Unaudited Prospective Financial Information,” and derived implied equity value per share price ranges for the Sitio Common Stock. The analysis indicated a range of implied equity values per share for Sitio Common Stock of $16.75 to $22.75 (rounded to the nearest $0.25 per share), as compared to the closing price per share of Sitio Common Stock as of May 30, 2025 of $17.07.

Based on the above analysis and on other factors J.P. Morgan considered appropriate, J.P. Morgan then derived an EV / 2026E EBITDA reference range for Viper of 9.00x to 11.00x. J.P. Morgan then applied that range to Viper’s 2026E EBITDA as provided in the Sitio projections for Viper used by J.P. Morgan as described in the section entitled “Certain Unaudited Prospective Financial Information,” and derived implied equity value per share price ranges for the Viper Common Stock. The analysis indicated a range of implied equity values per share for Viper Common Stock of $37.75 to $46.75 (rounded to the nearest $0.25 per share), as compared to the closing price per share of Viper Common Stock as of May 30, 2025 of $39.69.

Net Asset Value Analysis. J.P. Morgan conducted an after-tax discounted cash flow, net asset valuation analysis for the purpose of determining an implied equity value per share for Sitio Common Stock and Viper Common Stock (the “Net Asset Value Analysis”). A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Present value” refers to the current value of an asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. A “net asset valuation” is a multi-

decade life-of-field model with no terminal value assumptions (except as otherwise described below). “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period.

J.P. Morgan calculated the present value, as of June 30, 2025, of unlevered free cash flows that Sitio is expected to generate from June 30, 2025 onward using the Sitio projections and assuming (i) Strip Pricing and (ii) Consensus Pricing (each, as defined in the section entitled “Certain Unaudited Prospective Financial Information—Certain Sitio Unaudited Prospective Financial and Operating Information”), which pricing assumptions were reviewed and authorized by the management of Sitio. The projected asset-level cash flows of Sitio were discounted to present values using a range of discount rates from 8.00% to 10.00%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Sitio, and then were adjusted for lease bonuses, hedges, projected general and administrative expenses, taxes and net debt as of June 30, 2025 of Sitio to indicate a range of implied equity values for Sitio, which were divided by the number of fully diluted shares outstanding at Sitio to arrive at the following range of implied equity values per share of Sitio Common Stock, based on Strip Pricing and Consensus Pricing, respectively. Resulting per share values were in all cases rounded to the nearest $0.25 per share. The range of implied equity values per share of Sitio Common Stock were compared to the closing price per share of Sitio Common Stock as of May 30, 2025 of $17.07.

	Low	High
Sitio Implied Equity Value Per Share – Net Asset Value Analysis (Strip Pricing)	$12.00	$15.00
Sitio Implied Equity Value Per Share – Net Asset Value Analysis (Consensus Pricing)	$15.00	$18.50

J.P. Morgan calculated the present value, as of June 30, 2025, of unlevered free cash flows that Viper is expected to generate from June 30, 2025 onward using the Sitio projections for Viper and assuming (i) Strip Pricing and (ii) Consensus Pricing, which pricing assumptions were reviewed and authorized by the management of Sitio. The projected asset-level cash flows of Viper were discounted to present values using a range of discount rates from 7.50% to 9.00%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Viper, and then were adjusted for lease bonuses, hedges, projected general and administrative expenses, taxes and net debt as of June 30, 2025 of Viper to indicate a range of implied equity values for Viper, which were divided by the number of fully diluted shares outstanding at Viper to arrive at the following range of implied equity values per share of Viper Common Stock, based on Strip Pricing and Consensus Pricing, respectively. Resulting per share values were in all cases rounded to the nearest $0.25 per share. The range of implied asset values per share of Viper Common Stock were compared to the closing price per share of Viper Common Stock as of May 30, 2025 of $39.69.

	Low	High
Viper Implied Equity Value Per Share – Net Asset Value Analysis (Strip Pricing)	$28.25	$31.00
Viper Implied Equity Value Per Share – Net Asset Value Analysis (Consensus Pricing)	$32.50	$36.00

Relative Valuation Analysis. Based upon the implied equity values per share for the Sitio Common Stock and the Viper Common Stock calculated in its Public Trading Multiples Analysis, and the implied equity values per share for the Sitio Common Stock and the Viper Common Stock calculated in its Net Asset Value Analysis, J.P. Morgan calculated an implied range of exchange ratios. For each comparison, J.P. Morgan compared the lowest equity value for the Sitio Common Stock to the highest equity value for the Viper Common Stock to derive the lowest implied exchange ratio for the Sitio Common Stock implied by each set of reference ranges. J.P. Morgan also compared the highest equity value per share for the Sitio Common Stock to the lowest equity value per share for the Viper Common Stock to derive the highest implied exchange ratio for the Sitio Common Stock implied by each set of reference ranges. The implied ranges of the exchange ratio resulting from this analysis were:

Public Trading Multiple Analysis	Low	High
EV / 2026E EBITDA	0.3564x	0.6061x

Net Asset Value Analysis	Low	High
Strip Pricing	0.3887x	0.5309x
Consensus Pricing	0.4199x	0.5680x

The implied ranges of the exchange ratio for the Sitio Common Stock were compared to (i) the exchange ratio of 0.4700x proposed in Viper’s proposal dated May 21, 2025, (ii) the exchange ratio of 0.4199x calculated based on the closing stock prices of Sitio Common Stock and Viper Common Stock on May 30, 2025 and (iii) the exchange ratio of 0.4855x in the Transactions.

Illustrative Value Creation Analysis. J.P. Morgan conducted an illustrative analysis of theoretical value creation to the Sitio stockholders and Viper stockholders that compared the estimated implied equity value of each of Sitio and Viper on a standalone basis (based on the midpoint discount rate value determined in J.P. Morgan’s after-tax Net Asset Value Analysis based on each of Strip Pricing and Consensus Pricing (such pricing assumptions referred to below as the “Pricing Assumptions”)) to the estimated implied equity value of former Sitio stockholders’ and former Viper stockholders’ ownership in the combined company, pro forma for the Transactions. J.P. Morgan calculated the pro forma implied after-tax equity value of the combined company based on each Pricing Assumption by (i) adding the sum of (A) the implied after-tax equity value of Sitio (based on each Pricing Assumption, using the midpoint discount rate value determined in J.P. Morgan’s after-tax Net Asset Value Analysis described above), (B) the implied after-tax equity value of Viper (based on each Pricing Assumption, using the midpoint discount rate value determined in J.P. Morgan’s after-tax Net Asset Value Analysis described above) and (C) the estimated present value of the Synergies, (ii) subtracting the estimated transaction fees and expenses relating to the Transactions and (iii) multiplying such sum of the estimated valuations described above by, (A) with respect to Sitio, a factor of 20.0%, representing the approximate pro forma equity ownership of the combined company by Sitio stockholders or (B) with respect to Viper, a factor of 80.0%, representing the approximate pro forma equity ownership of the combined company by the Viper stockholders. Based on the assumptions described above, this analysis implied value creation for Sitio stockholders of approximately 10.5% assuming Strip Pricing and 3.6% assuming Consensus Pricing.

There can be no assurance, however, that the Synergies, transaction-related expenses and other impacts referred to above will not be substantially greater or less than those estimated by the management of Sitio as described above, which in turn would affect the potential value creation described above.

Historical Trading Range Analysis. For reference only and not as a component of its fairness analysis, J.P. Morgan also reviewed the 52-week intraday trading range of the Sitio Class A Common Stock price and the Viper Class A Common Stock price for the period ending May 30, 2025. The reference ranges were as follows:

Historical Trading Range	Low	High
Sitio	$14.58	$25.64
Viper	$34.71	$56.76

J.P. Morgan then calculated (i) the ratio of the 52-week highest Sitio Class A Common Stock price to the 52-week lowest Viper Class A Common Stock price, and (ii) the ratio of the 52-week lowest Sitio Class A Common Stock price to the 52-week highest Viper Class A Common Stock price to derive an implied exchange ratio range as shown below, as compared to (A) the exchange ratio of 0.4700x proposed in Viper’s proposal dated May 21, 2025, (B) the exchange ratio of 0.4199x calculated based on the closing stock prices of Sitio Common Stock and Viper Common Stock on May 30, 2025 and (C) the exchange ratio of 0.4855x in the Transactions.

52-week highest Sitio Class A Common Stock price to 52-week lowest Viper Class A Common Stock price	0.7387x
52-week lowest Sitio Class A Common Stock price to 52-week highest Viper Class A Common Stock price	0.2569x

J.P. Morgan noted that a historical trading analysis was presented merely for reference purposes only, and was not relied upon for valuation purposes.

Analyst Price Target Analysis. For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the publicly available equity research analyst price targets for Sitio and Viper provided by FactSet Research Systems. J.P. Morgan noted that the price targets were presented as published and were not discounted back to the valuation date. The price targets presented were in the following ranges:

Price Target Range	Low	High
Sitio	$21.00	$29.00
Viper	$47.00	$61.00

J.P. Morgan then calculated (1) the ratio of the highest price target for Sitio to the lowest price target for Viper, and (2) the ratio of the lowest price target for Sitio to the highest price target for Viper to derive an implied exchange ratio range as shown below, as compared to (A) the exchange ratio of 0.4700x proposed in Viper’s proposal dated May 21, 2025, (B) the exchange ratio of 0.4199x calculated based on the closing stock prices of Sitio Common Stock and Viper Common Stock on May 30, 2025 and (C) the exchange ratio of 0.4855x in the Transactions.

Highest Sitio price target to lowest Viper price target	0.6170x
Lowest Sitio price target to highest Viper price target	0.3443x

J.P. Morgan noted that the analyst price targets (undiscounted) were presented merely for reference purposes only and were not relied upon for valuation purposes.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Sitio or Viper. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Sitio or Viper. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Sitio and Viper. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Sitio and Viper.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Sitio with respect to the Transactions on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Sitio, Viper and the industries in which they operate.

For services rendered in connection with the Transactions and the delivery of J.P. Morgan’s opinion, Sitio has agreed to pay J.P. Morgan a total transaction fee of $27.0 million, $3.0 million of which became payable to J.P. Morgan in connection with delivery by J.P. Morgan of its opinion to the Sitio Board on June 2, 2025, and the remainder of which becomes payable upon the closing of the Transactions. In addition, Sitio has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or material commercial or investment banking relationships with Source Energy Partners, LLC, Sitio’s approximately 10% shareholder (“Source”) or Kimmeridge Energy, Sitio’s approximately 24% shareholder. J.P. Morgan and/or its affiliates are currently providing investment banking services to Kimmeridge Energy, in connection with transactions that are unrelated to the Transactions. J.P. Morgan and/or its affiliates expect to receive customary compensation in connection with such investment banking services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P. Morgan to be less than the fee for financial advisory services that J.P. Morgan expects to receive from Sitio in connection with the Transactions. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had other commercial or investment banking relationships with Sitio, for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included acting as joint bookrunner on a notes offering in September 2023. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Blackstone, Inc., Sitio’s approximately 13% shareholder (“Blackstone, Inc.”), for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as sole lead bookrunner and lead arranger on a syndicated credit facility in July 2024 and as financial advisor to Blackstone Real Estate Advisors in connection with the sale of substantially all of Reale Compagnia Italiana SpA to Kering S.A. in July 2024. In addition, during the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Blackstone, Inc. portfolio companies for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity underwriting, debt underwriting and financial advisory services to Blackstone, Inc. portfolio companies. In addition, J.P. Morgan and/or its affiliates are currently providing investment banking services to Blackstone, Inc. and/or its affiliates, in connection with transactions that are unrelated to the Transactions. J.P. Morgan and/or its affiliates expect to receive customary compensation in connection with such investment banking services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P.

Morgan to be significantly greater than the fee for financial advisory services that J.P. Morgan expects to receive from Sitio in connection with the Transactions. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Oaktree Capital Management, Inc., the ultimate parent of Source (“Oaktree Capital”), for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger on a syndicated credit facility in April 2025. In addition, during the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Oaktree Capital portfolio companies for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing debt syndication services to Oaktree Capital portfolio companies. In addition, J.P. Morgan and/or its affiliates are currently providing investment banking services to Oaktree Capital and/or its affiliates, in connection with transactions that are unrelated to the Transactions. J.P. Morgan and/or its affiliates expect to receive customary compensation in connection with such investment banking services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P. Morgan to be less than the fee for financial advisory services that J.P. Morgan expects to receive from Sitio in connection with the Transactions. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Viper, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint bookrunner on an equity offering in January 2025 and joint bookrunner on an equity offering in March 2025. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Diamondback, Viper’s approximately 54% shareholder, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint bookrunner on an equity offering in September 2024. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Sitio, Blackstone, Inc., Blackstone, Inc. portfolio companies and Oaktree Capital portfolio companies, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Sitio, Viper, Blackstone, Inc. and Diamondback. During the two years preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from Sitio, Diamondback, Blackstone, Inc. (including its portfolio companies) and Oaktree Capital (including its portfolio companies) were approximately $2.5 million, $85.0 million, $104.0 million and $16.0 million, respectively. In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Sitio, Viper, Diamondback and Blackstone, Inc. for their own accounts or for the accounts of customers and, accordingly, they likely hold long or short positions in such securities or other financial instruments.

Certain Unaudited Prospective Financial Information

Certain Viper Unaudited Prospective Financial and Operating Information

Viper does not as a matter of course make public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with its evaluation of the Mergers, Viper’s management team prepared certain non-public unaudited internal financial forecasts with respect to Viper covering multiple years on a standalone basis and not for public disclosure. The financial forecasts with respect to Viper were based upon the internal financial model that Viper has historically used in connection with strategic planning. Viper’s management team also prepared certain financial forecasts with respect to Sitio on a standalone basis covering multiple years based on non-public unaudited internal financial forecasts for Sitio provided by Sitio management to Viper management. These financial forecasts with respect to Viper and Sitio were provided to the Viper Board in connection with its evaluations of the Mergers and were also provided to Moelis, Viper’s financial advisor, for its use in advising the Viper Board and reliance in connection with its financial analyses and opinion as described in the section entitled “The Mergers—Opinion of Viper’s Financial Advisor.” The financial forecasts with respect to Viper were also provided to Sitio.

The forecasted financial information presented below was prepared by and is the responsibility of Viper’s management team.

The inclusion of this information should not be regarded as an indication that the Viper Board or the Sitio Board (or any committee thereof), Viper or Sitio (or any of their respective affiliates, officers, directors, advisors or other representatives) or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

This information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited forecasted financial and operating information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Viper’s or Sitio’s management team, including, among others, future commodity prices, the level of production of properties in which Viper or Sitio has an interest, overall and regional supply and demand factors, general economic, business or industry conditions, including the impacts of inflation, competition in the oil and natural gas industry, future operating results, exploration and development drilling prospects, inventories, projects and programs and other matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” and “Where You Can Find More Information.” The unaudited forecasted financial and operating information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Viper can give no assurance that the unaudited forecasted financial and operating information and the underlying estimates and assumptions will be realized or that actual results will not be significantly higher or lower than forecasted. As a result, the forecasted financial information summarized in this joint information statement/proxy statement/prospectus should not be relied on as necessarily predictive of actual future events. In addition, since the unaudited forecasted financial and operating information covers multiple years, such information by its nature becomes less predictive with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited forecasted financial and operating information to not be realized include, but are not limited to, risks and uncertainties relating to its business, industry performance, the regulatory environment, general business and economic conditions and other matters described under the section of this joint information statement/proxy statement/prospectus entitled “Risk Factors.” See also “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

This unaudited forecasted financial information was not prepared with a view toward public disclosure, compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of forecasted financial information. The forecasted financial information included in this section has been prepared by, and is the responsibility of, Viper’s management team, and in the view of Viper’s management team, was prepared on a reasonable basis, reflects the best available estimates and judgments as of the date it was prepared, and presents, to the best of Viper’s management team’s knowledge and belief, the expected future financial performance of Viper and Sitio (as the case may be). However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers are cautioned not to place undue reliance on the prospective financial information. Grant Thornton LLP and KPMG LLP have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying forecasted financial information and, accordingly, Grant Thornton LLP and KPMG LLP do not express an opinion or any other form of assurance with respect thereto, and assume no responsibility for, and disclaim any association with, the forecasted financial information. The Grant Thornton LLP and KPMG LLP reports incorporated by reference in this joint information statement/proxy statement/prospectus relate to the applicable previously issued financial statements for the respective entity. They do not extend to the forecasted financial information and should not be read to do so.

Furthermore, the unaudited forecasted financial and operating information does not take into account any circumstances or events occurring after the date it was prepared. Viper and Sitio can give no assurance that, had the unaudited forecasted financial and operating information been prepared either as of the date of the Merger Agreement or as of the date of this joint information statement/proxy statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, Viper and Sitio do not intend to, and each disclaims any obligation to, make publicly available any update or other revision to the unaudited forecasted financial and operating information to reflect circumstances existing since its preparation or to reflect the occurrence of events, even in the event that any or all of the underlying assumptions are shown to be not appropriate, including with respect to the accounting treatment of the Mergers under GAAP, or to reflect changes in general economic or industry conditions. The unaudited forecasted financial and operating information does not take into account possible financial and other effects on Viper or Sitio of the Mergers, the effect on Viper or Sitio of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. Further, the unaudited forecasted financial and operating information does not take into account the effect on Viper or Sitio of any possible failure of the Mergers to occur. None of Viper, Sitio or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Viper stockholder or Sitio stockholder or other person regarding Viper’s or Sitio’s ultimate performance compared to the information contained in the unaudited forecasted financial and operating information or that the forecasted results will be achieved. The inclusion of the unaudited forecasted financial and operating information herein should not be deemed an admission or representation by Viper, Sitio or their respective advisors or any other person that it is viewed as material information of Viper or Sitio, particularly in light of the inherent risks and uncertainties associated with such forecasts.

In light of the foregoing, as well as the uncertainties inherent in any forecasted information, Viper and Sitio stockholders are cautioned not to place undue reliance on such information, and each of Viper and Sitio urges all Viper stockholders and Sitio stockholders to review Viper’s and Sitio’s most recent SEC filings for a description of Viper’s and Sitio’s reported financial results, respectively. See the section entitled “Where You Can Find More Information.”

Certain of the measures included in this unaudited forecasted financial information section may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Viper or Sitio may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

VIPER AND SITIO DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE UNAUDITED FORECASTED FINANCIAL AND OPERATING INFORMATION PROVIDED HEREIN TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FORECASTED FINANCIAL AND OPERATING INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

In preparing the prospective financial information described below, the management team of Viper used the following price assumptions for oil and gas for two scenarios: (i) the Consensus Pricing case (which were based on Wall Street research analyst consensus pricing as of May 29, 2025) and (ii) the Strip Pricing case (which were based on New York Mercantile Exchange Strip pricing as of May 29, 2025).

(i) Consensus Pricing Case

	2025E	2026E	2027E	2028E	2029E
Commodity Prices
WTI oil ($/Bbl)	$63.32	$63.00	$66.50	$69.50	$71.68
Henry Hub gas ($/Mcf)	$3.78	$3.94	$3.92	$3.80	$3.98

(ii) Strip Pricing Case

	2025E	2026E	2027E	2028E	2029E
Commodity Prices
WTI oil ($/Bbl)	$63.32	$59.20	$60.06	$60.80	$61.27
Henry Hub gas ($/Mcf)	$3.78	$4.24	$3.95	$3.78	$3.68

Viper Projections

The following table sets forth certain summarized unaudited prospective financial and operating information with respect to Viper for the fiscal years 2025 through 2029 on a standalone basis prepared by Viper’s management team based on alternative price assumptions for oil and natural gas pricing (the “Viper Projections”).

	2025E	2026E	2027E	2028E	2029E
Consensus Pricing Case
Production (mboe/d)	76.7	92.4	102.6	103.4	104.9
EBITDA ($ million)(1)	$1,058	$1,259	$1,486	$1,550	$1,630
Free Cash Flow ($ million)(2)	$943	$1,145	$1,359	$1,434	$1,507
Net leverage / LTM EBITDA(3)	0.7x	0.4x	0.1x	—	—

Strip Pricing Case
Production (mboe/d)	76.7	92.4	102.6	103.4	104.9
EBITDA ($ million)(1)	$1,058	$1,199	$1,352	$1,367	$1,396
Free Cash Flow ($ million)(2)	$943	$1,091	$1,238	$1,269	$1,296
Net leverage / LTM EBITDA(3)	0.7x	0.4x	0.2x	—	—

(1)

Viper defines EBITDA (a non-GAAP measure) with respect to Viper as net income (loss) attributable to Viper plus net income (loss) attributable to non-controlling interest before interest expense, net, non-cash stock-based compensation expense, depletion expense, non-cash (gain) loss on derivative instruments, and instruments, (gain) loss on extinguishment of debt, if any, other non-cash operating expenses, other non-recurring expenses and provision for (benefit from) income taxes, if any.

(2)	Viper defines Free Cash Flow (a non-GAAP measure) with respect to Viper as an amount equal to EBITDA less interest expense, net, less provision for (benefit from) income taxes attributable to Viper.
(3)

Viper defines Net leverage / LTM EBITDA (a non-GAAP measure) with respect to Viper as net debt (which is defined as debt (excluding debt issuance costs, discounts and premiums) less cash and cash equivalents) divided by aggregate EBITDA over the trailing twelve-month period.

Viper Projections for Sitio

The following tables set forth certain summarized unaudited prospective financial and operating information with respect to Sitio for the fiscal years 2025 through 2029 on a standalone basis. This information was prepared by Viper management utilizing information provided by Sitio.

	2025E	2026E	2027E	2028E	2029E
Consensus Pricing Case
Production (mboe/d)	39.7	38.4	37.3	37.5	40.2
EBITDA ($ million)(1)	$498	$478	$477	$498	$561
Free Cash Flow ($ million)(2)	$398	$390	$396	$421	$481
Net leverage / LTM EBITDA(3)	2.0x	1.8x	1.5x	1.1x	0.7x

Strip Pricing Case
Production (mboe/d)	39.7	38.4	37.3	37.5	40.2
EBITDA ($ million)(1)	$498	$458	$435	$439	$478
Free Cash Flow ($ million)(2)	$398	$372	$358	$367	$407
Net leverage / LTM EBITDA(3)	2.0x	1.9x	1.7x	1.4x	1.0x

(1)	Viper defines EBITDA (a non-GAAP measure) with respect to Sitio as total revenue (including lease bonus income), less production and ad valorem taxes, less cash G&A.
(2)	Viper defines Free Cash Flow (a non-GAAP measure) with respect to Sitio as an amount equal to EBITDA less interest expense, net, less provision for (benefit from) income taxes attributable to Sitio.
(3)

Viper defines Net leverage / LTM EBITDA (a non-GAAP measure) with respect to Sitio as net debt (which is defined as debt (excluding debt issuance costs, discounts and premiums) less cash and cash equivalents) divided by aggregate EBITDA over the trailing twelve-month period.

Certain Sitio Unaudited Prospective Financial and Operating Information

Sitio as a matter of course does not make public long-term projections as to its future performance, revenues, production, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Sitio Board’s evaluation of the Mergers, Sitio management prepared and provided to the Sitio Board certain unaudited prospective financial and operating information relating to Sitio, which is referred to herein as the “Sitio projections.”

In addition, Sitio management also prepared and provided to the Sitio Board certain unaudited prospective financial and operating information relating to Viper, which is referred to herein as the “Sitio projections for Viper,” utilizing certain land data relating to Viper provided to Sitio management by Viper to reflect, among other things, the assumptions discussed in the section entitled “—Sitio Management’s Assumptions” below. The Sitio projections and the Sitio projections for Viper were provided to Sitio’s financial advisor, J.P. Morgan, which was authorized by Sitio to use and rely upon the Sitio projections and the Sitio projections for Viper, in connection with its analysis and opinion described in the section entitled “The Mergers—Opinion of Sitio’s Financial Advisor.”

The summary of the unaudited prospective financial and operating information below is not included to influence the decision of Sitio stockholders whether to vote in favor of the Sitio Merger Proposal or any other proposal to be considered at the Sitio special meeting, but is provided solely because it was made available to the Sitio Board and Sitio’s financial advisor in connection with the Mergers. The inclusion of the below information should not be regarded as an indication that any of Sitio, Viper, their respective advisors or other representatives or any other recipient of this information considered—or now considers—it to be necessarily predictive of actual future results, or that it should be construed as financial guidance.

This information was prepared solely for internal use and is subjective in many respects. While presented with numerical specificity, the unaudited prospective financial and operating information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Sitio’s or Viper’s management, including, among others, Sitio’s and Viper’s future results, oil and gas industry activity, commodity prices, demand for crude oil and natural gas, general economic and regulatory conditions and other matters described in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

The unaudited prospective financial and operating information also reflects assumptions as to certain business decisions that are subject to change and subjective judgment that is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Sitio and Viper can give no assurance that the unaudited prospective financial and operating information and the underlying estimates and assumptions will be realized. In addition, because the unaudited prospective financial and operating information covers multiple years, such information by its nature becomes less predictive with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. The unaudited prospective financial and operating information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Sitio’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm to Sitio contained in its Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this joint information statement/proxy statement/prospectus, relates to historical financial information of Sitio, and such report does not extend to the projections included below and should not be read to do so.

Furthermore, the unaudited prospective financial and operating information does not take into account any circumstances or events occurring after the date it was prepared, including for the avoidance of doubt, any future acquisitions undertaken by either Sitio or Viper. Sitio and Viper can give no assurance that, had the unaudited prospective financial and operating information been prepared as of the date of this joint information statement/proxy statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, Sitio and Viper do not intend to, and each disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial and operating information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the mergers under GAAP, or to reflect changes in general economic or industry conditions. The unaudited prospective financial and operating information does not take into account all the possible financial and other effects on Sitio or Viper of the Mergers, the effect on Sitio or Viper of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. Further, the unaudited prospective financial and operating information does not take into account the effect on Sitio or Viper of any possible failure of the Mergers to occur. None of Sitio, Viper or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder or other person regarding Sitio’s or Viper’s ultimate performance compared to the information contained in the unaudited prospective financial and operating information or that the forecasted results will be achieved. The inclusion of the unaudited prospective financial and operating information herein should not be deemed an admission or representation by Sitio, Viper or their respective advisors or other representatives or any other person that it is viewed as material information of Sitio or Viper, particularly in light of the inherent risks and uncertainties associated with such forecasts.

Certain of the measures included in this unaudited forecasted financial information section may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Sitio or Viper may not be comparable to similarly titled amounts used by other companies. However, financial measures provided to a financial advisor in connection with a business combination transaction are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

In light of the foregoing, and considering that the Sitio special meeting will be held several months after the unaudited prospective financial and operating information was prepared, as well as the uncertainties inherent in any forecasted information, Sitio stockholders are cautioned not to place undue reliance on such information and are encouraged to review Sitio’s and Viper’s most recent SEC filings for a description of Sitio’s and Viper’s respective reported financial results. See the section entitled “Where You Can Find More Information.”

SITIO AND VIPER DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE BELOW UNAUDITED FINANCIAL AND OPERATING FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL AND OPERATING FORECASTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Sitio Management’s Assumptions

In preparing the Sitio projections and the Sitio projections for Viper described in the sections entitled “—Sitio Projections” and “—Sitio Projections for Viper” below, the management team of Sitio used the following oil and natural gas prices (which were based on New York Mercantile Exchange Strip pricing (“Strip Pricing”) and Wall Street research analyst consensus pricing (“Consensus Pricing”), in each case as of May 30, 2025).

Benchmark Pricing (1)	2025E	2026E	2027E	2028E	2029E+
Strip Pricing
Average Oil Price (WTI)($/bbl)	$59.06	$58.74	$59.81	$60.66	$61.20
Average Gas Price (HH)($/Mmbtu)	$3.76	$4.23	$3.95	$3.78	$3.68

Consensus Pricing
Average Oil Price (WTI)($/bbl)	$65.88	$64.74	$67.00	$71.00	$71.68
Average Gas Price (HH)($/Mcf)	$3.79	$3.90	$3.92	$3.80	$3.98

The Sitio unaudited prospective financial information also reflects assumptions regarding the continuing nature of ordinary course operations, including that asset level operating costs and general overhead costs will be consistent with historical data and past experience, that may be subject to change.

Sitio Projections

The following table presents selected unaudited prospective financial and operating information of Sitio contained in the Sitio projections for the second half of 2025 through 2034 on a standalone basis prepared by Sitio’s management team based on assumptions (as described above under “—Sitio Management’s Assumptions”) that may be subject to change:

($ in millions) (1)(2)	2H 2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Strip Pricing
Total Net Daily Production (Mboe/d) (3)	41	40	39	39	39	37	37	37	37	37
Royalty Revenue (4)	$260	$508	$517	$517	$516	$494	$487	$484	$483	$483
Asset-level EBITDA (5)	$240	$469	$478	$478	$476	$456	$448	$446	$445	$445
Corporate EBITDA (6)	$225	$435	$441	$439	$435	$408	$397	$393	$388	$386
Unlevered Free Cash Flow (7)	$210	$401	$399	$392	$384	$359	$346	$340	$335	$331

Consensus Pricing
Total Net Daily Production (Mboe/d) (3)	41	40	39	39	39	37	37	37	37	37
Royalty Revenue (4)	$287	$549	$570	$595	$598	$573	$564	$562	$560	$560
Asset-level EBITDA (5)	$265	$507	$527	$549	$552	$528	$520	$517	$516	$516
Corporate EBITDA (6)	$250	$472	$490	$510	$511	$481	$469	$464	$459	$457
Unlevered Free Cash Flow (7)	$230	$431	$438	$448	$444	$416	$403	$396	$391	$387

(1)

The information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given the uncertainties inherent in any forecasted information, Sitio stockholders and Viper stockholders are cautioned not to place undue reliance on such information.

(2)	The table reflects certain summarized unaudited prospective financial and operating information of Sitio for July 1, 2025 through December 31, 2025 and 2026 through 2034.
(3)

Sitio’s forecasted Total Net Daily Production is derived from Sitio’s existing production and the forecasted conversion by E&P operators of the spuds, permits and undeveloped inventory of drilling locations on the acreage in which Sitio holds interests. Sitio’s management team first estimated an average annual development pace per drilling space unit (“DSU”) on the acreage in which Sitio holds interests based primarily on historical E&P operator drilling activity and management’s reasonable expectations for future drilling activity by such operators. Sitio’s management then employed type curve analyses to project blended average well performance by basin so as not to give any specific geological interval an overstated effect on production. The Total Net Daily Production forecasted for each year reflects the total annual production estimated by Sitio’s management through such methodology for each respective year multiplied by an average percentage ownership of Sitio across the acreage in which Sitio holds interests.

(4)	Sitio defines Royalty Revenue as mineral and royalty payments received from E&P operators based on the sale of crude oil, natural gas and NGLs production from our interests.
(5)	Sitio defines Asset-Level EBITDA (a non-GAAP measure) as Royalty Revenue less production taxes, state withholding taxes and other expenses.
(6)	Sitio defines Corporate EBITDA (a non-GAAP measure) as Asset-Level EBITDA plus lease bonus plus realized hedging gain (loss) less Cash G&A.
(7)	Sitio defines Unlevered Free Cash Flow (a non-GAAP measure) as Corporate EBITDA less provision for income taxes.

Sitio Projections for Viper

The following table presents selected unaudited prospective financial and operating information with respect to Viper for the second half of 2025 through 2034 on a standalone basis prepared by Sitio’s management utilizing certain land data relating to Viper provided to Sitio management by Viper and based on assumptions (as described above under “—Sitio Management’s Assumptions”) that may be subject to change:

($ in millions) (1)(2)	2H 2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Strip Pricing
Total Net Daily Production (Mboe/d) (3)	86	91	97	101	106	110	113	116	101	81
Royalty Revenue (4)	$631	$1,350	$1,497	$1,554	$1,623	$1,673	$1,718	$1,760	$1,468	$1,133
Asset-level EBITDA (5)	$588	$1,258	$1,396	$1,448	$1,513	$1,560	$1,601	$1,640	$1,367	$1,055
Corporate EBITDA (6)	$590	$1,254	$1,373	$1,429	$1,492	$1,530	$1,567	$1,605	$1,330	$1,016
Unlevered Free Cash Flow (7)	$519	$1,093	$1,182	$1,220	$1,263	$1,286	$1,308	$1,331	$1,099	$838

Consensus Pricing
Total Net Daily Production (Mboe/d) (3)	86	91	97	101	106	110	113	116	101	81
Royalty Revenue (4)	$700	$1,472	$1,662	$1,799	$1,888	$1,947	$1,998	$2,048	$1,706	$1,316
Asset-level EBITDA (5)	$652	$1,372	$1,549	$1,677	$1,760	$1,815	$1,862	$1,908	$1,589	$1,225
Corporate EBITDA (6)	$654	$1,367	$1,526	$1,657	$1,739	$1,785	$1,829	$1,873	$1,552	$1,186
Unlevered Free Cash Flow (7)	$569	$1,183	$1,304	$1,400	$1,458	$1,487	$1,514	$1,542	$1,274	$972

(1)

The information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given the uncertainties inherent in any forecasted information, Sitio stockholders and Viper stockholders are cautioned not to place undue reliance on such information.

(2)	The table reflects certain summarized unaudited prospective financial and operating information of Viper prepared by Sitio management for July 1, 2025 through December 31, 2025 and 2026 through 2034.
(3)

Sitio’s forecasted Total Net Daily Production for Viper is derived from Viper’s existing production and Sitio’s forecasted conversion by E&P operators of the spuds, permits and undeveloped inventory of drilling locations on the acreage in which Viper holds interests. Sitio’s management team first estimated an average annual development pace per drilling space unit (“DSU”) on the acreage in which Viper holds interests based primarily on historical E&P operator drilling activity and Sitio management’s reasonable expectations for future drilling activity by such operators. Sitio’s management then employed type curve analyses to project blended average well performance by basin so as not to give any specific geological interval an overstated effect on production. Viper’s Total Net Daily Production forecasted for each year reflects the total annual production estimated by Sitio’s management through such methodology for each respective year multiplied by an average percentage ownership of Viper across the acreage in which Viper holds interests.

(4)	Sitio defines Royalty Revenue for Viper as mineral and royalty payments received from E&P operators based on the sale of crude oil, natural gas and NGLs production from Viper’s interests.
(5)

Sitio defines Asset-Level EBITDA for Viper (a non-GAAP measure) as Royalty Revenue less production taxes, state withholding taxes and other expenses. No state withholding taxes were forecasted for Viper.

(6)	Sitio defines Corporate EBITDA for Viper (a non-GAAP measure) as Asset-Level EBITDA plus lease bonus plus realized hedging gain (loss) less Cash G&A.
(7)	Sitio defines Unlevered Free Cash Flow for Viper (a non-GAAP measure) as Corporate EBITDA less provision for income taxes.

Interests of Viper’s Directors and Executive Officers in the Mergers

In connection with the consummation of the Mergers, certain Viper directors and executive officers may have interests in the Mergers that may be different from, or in addition to, the interests of Viper stockholders generally. Such interests include that Viper directors and executive officers will continue to serve as directors or executive officers, as applicable, of New Viper following the closing of the Mergers, as discussed in more detail under the section entitled “Directors and Management of New Viper” on page 123 of this joint information statement/proxy statement/prospectus. The Viper Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Transactions, in approving the Mergers, and in recommending the approval of the adoption of the Merger Agreement.

Treatment of Viper Equity Awards

Viper’s executive officers and directors hold one or more of the following equity-based awards: restricted stock units subject to time-based vesting and restricted stock units subject to performance-based vesting. In connection with the Mergers, these awards are being converted to awards with respect to common stock of New Viper, subject to the same terms and conditions that currently apply. For further details regarding the treatment of outstanding Viper equity awards in connection with the Mergers, including those held by Viper’s officers and directors, see the section entitled “The Merger Agreement—Treatment of Outstanding Viper Equity Awards.”

Indemnification; Directors’ and Officers’ Insurance

Viper’s executive officers and directors will be entitled to certain ongoing indemnification and coverage for a period of six years following the completion of the Mergers under directors’ and officers’ liability insurance policies from New Viper and the surviving companies. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance.”

Interests of Sitio’s Directors and Executive Officers in the Mergers

In considering the recommendation of the Sitio Board to vote in favor of the Sitio merger proposal and the Sitio compensation proposal, Sitio stockholders should be aware that Sitio’s directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of Sitio stockholders generally. The Sitio Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement, in reaching its decision to approve and adopt the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger, and in recommending to Sitio stockholders that the Merger Agreement be approved. Such interests are described below.

For purposes of this disclosure,

•	the named executive officers of Sitio are:

•	Christopher L. Conoscenti, Chief Executive Officer

•	Britton L. James, Executive Vice President of Land

•	Jarret J. Marcoux, Executive Vice President, Operations

•	A. Dax McDavid, Executive Vice President of Corporate Development

•	Carrie L. Osicka, Chief Financial Officer

•	Brett S. Riesenfeld, Executive Vice President, General Counsel and Secretary

•	“qualifying termination” means a termination of employment without cause or for good reason (each term as defined in the relevant agreement or plan)

Treatment of Sitio Equity Awards

Sitio’s executive officers and directors hold one or more of the following equity-based awards: restricted securities, restricted stock units subject to time-based vesting (including deferred share units), and restricted stock units subject to performance-based vesting. The Merger Agreement provides for the treatment set forth below with respect to the Sitio equity awards that are outstanding at the Sitio Pubco Merger Effective Time and Opco Merger Effective Time, as applicable.

Sitio RSU Awards

At the Sitio Pubco Merger Effective Time, each Sitio RSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

The following sets forth the aggregate number of shares of Sitio Class A Common Stock subject to outstanding Sitio RSU Awards held by Sitio’s executive officers as of July 7, 2025.

Executive Officer	Sitio Class A Common Stock Subject to Sitio RSU Awards (#)
Christopher L. Conoscenti	132,096
Britton L. James	51,077
Jarret J. Marcoux	51,077
A. Dax McDavid	51,077
Carrie L. Osicka	64,138
Brett S. Riesenfeld	53,309

Sitio PSU Awards

At the Sitio Pubco Merger Effective Time, each Sitio PSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested), with the satisfaction of any performance goals in respect of any incomplete performance period determined based on the greater of (x) target performance or (y) actual performance through the Sitio Pubco Merger Effective Time, and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

The following sets forth the aggregate number of shares of Sitio Class A Common Stock subject to outstanding Sitio PSU Awards, based on target and maximum performance, held by Sitio’s executive officers as of July 7, 2025.

Executive Officer	Sitio Class A Common Stock Subject to Sitio PSU Awards at Target (#)	Sitio Class A Common Stock Subject to Sitio PSU Awards at Maximum (#)
Christopher L. Conoscenti	576,389	1,152,778
Britton L. James	221,999	443,998
Jarret J. Marcoux	221,999	443,998
A. Dax McDavid	221,999	443,998
Carrie L. Osicka	276,574	553,148
Brett S. Riesenfeld	168,736	337,472

Sitio DSU Awards

At the Sitio Pubco Merger Effective Time, each Sitio DSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

The following sets forth the aggregate number of shares of Sitio Class A Common Stock subject to outstanding Sitio DSU Awards held by Sitio’s directors as of July 7, 2025.

Director	Sitio Class A Common Stock Subject to Sitio DSU Awards (#)
Noam Lockshin	51,037
Gayle L. Burleson	40,606
Morris R. Clark	51,037
Jon-Al Duplantier	40,606
Alice E. Gould	51,037
Claire R. Harvey	51,037
Richard K. Stoneburner	40,606
John “J.R.” Sult	40,606

Sitio Opco Unit Awards

Each Sitio Opco Unit Award that is outstanding immediately prior to the Opco Merger Effective Time will, immediately prior to the Pubco Merger Effective Time, immediately vest in full (to the extent unvested), and each Sitio Opco Unit and share of Sitio Class C Common Stock subject to such Sitio Opco Unit Award will be treated as an unrestricted Sitio Opco Unit and an unrestricted share of Sitio Class C Common Stock for all purposes of the Merger Agreement, including participation in the Mergers as set forth in the Merger Agreement, and the holder thereof will also receive an amount in cash equal to any accrued but unpaid cash-based distributions.

The following sets forth the aggregate number of Sitio Opco Units and shares of Sitio Class C Common Stock subject to outstanding Sitio Opco Unit Awards held by Sitio’s executive officers as of July 7, 2025.

Executive Officer	Sitio Opco Units Subject to Sitio Opco Unit Awards (#)	Sitio Class C Common Stock Subject to Sitio Opco Unit Awards (#)
Christopher L. Conoscenti	23,213	23,213
Britton L. James	13,041	13,041
Jarret J. Marcoux	13,041	13,041
A. Dax McDavid	—	—
Carrie L. Osicka	15,045	15,045
Brett S. Riesenfeld	13,041	13,041

Potential Severance Payments and Benefits in Connection with the Mergers

Severance Plan

Each of Sitio’s named executive officers is eligible to participate in the Sitio Royalties Corp. Amended and Restated Severance Plan and Summary Plan Description (the “Severance Plan”). Under the Severance Plan, if a named executive officer experiences a qualifying termination within the six months following the date that a change in control occurs, each named executive officer will be eligible to receive (A) an amount equal to (i) thirty-six months of base salary for the Chief Executive Officer or (ii) twenty-four months of base salary for all other named executive officers, in each case, paid in a lump sum on the first regularly scheduled payroll date that is at least sixty days after the date of termination and (B) accelerated vesting of all unvested equity-based awards granted under the Sitio long-term incentive plan; provided that any equity-based awards that are subject to performance-based vesting conditions will be calculated and settled, without proration, based on the greater of target performance and actual performance through the date of the change in control. Pursuant to the Severance Plan, receipt of severance is conditioned on the named executive officer’s execution and nonrevocation of a release of claims in favor of Sitio and each of Sitio’s named executive officers will be bound by confidentiality, three-month post termination non-competition and one-year post-termination non-solicitation covenants.

In addition, each of the name executive officers will receive twelve months of Sitio-paid COBRA premiums upon a qualifying termination.

Potential Post-Closing Compensation Arrangements with Viper

Any of Sitio’s executive officers or non-employee directors who become officers, directors or employees or who otherwise are retained to provide services to Viper following the Closing of the Mergers may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Viper or its affiliate. As of the date hereof, no compensation arrangements between such persons and Viper or its affiliates have been established. However, the Merger Agreement provides that, for a period of twelve (12) months following the Closing of the Mergers, Viper will continue to provide to affected employees (i.e., individuals who are employed by Sitio and its subsidiaries immediately prior to the Closing of the Mergers and who remain employed with Viper or any of its affiliates following the Closing of the Mergers), which may include Sitio’s executive officers, (i) base compensation (salary or wage, as applicable) that is no less favorable than that in effect for such affected employees immediately prior to the Closing of the Mergers and (ii) employee benefits (including retirement plan participation) and target incentive compensation opportunities (including annual cash bonus compensation and equity compensation) that are substantially comparable in the aggregate to those provided to similarly situated employees of Viper or of Viper’s affiliates who have been seconded to Viper or its subsidiaries.

Quantification of Payments and Benefits to Sitio’s Named Executive Officers in Connection with the Merger

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Mergers that Sitio’s named executive officers could receive in connection with the Mergers. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of Sitio’s Directors and Executive Officers in the Mergers” above.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect compensation actions that may occur before completion of the Mergers and assume no reduction in payments or benefits for purposes of the excise tax under Section 4999 of the Code.

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	the closing of the Mergers will occur on August 15, 2025;

•	each of Sitio’s named executive officers will experience a qualifying termination on such date;

•	all outstanding 2023, 2024 and 2025 Sitio PSU Awards will accelerate and vest based on target performance;

•	none of Sitio’s named executive officers will receive any additional equity-based awards following the date hereof;

•

the relevant price per share of Sitio Class A Common Stock is $19.71, which is the average closing price per share of Sitio Class A Common Stock as reported on the NYSE over the first five business days following the first public announcement of the Mergers on June 3, 2025;

•

each of Sitio’s named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary to receive such payments and benefits; and

•	each number is rounded to the nearest whole number.

The amounts indicated below are estimates based on multiple assumptions that may or may not occur or be accurate on the relevant date, including the assumptions described above, and do not reflect or attempt to forecast certain compensation actions that may occur before completion of the Mergers, including any additional equity award grants, issuances or forfeitures that may occur prior to the Closing of the Mergers and following the date of this joint information statement/proxy statement/prospectus. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by any of Sitio’s named executive officers may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Christopher L. Conoscenti	2,550,000	15,756,260	34,143	18,340,403
Britton L. James	1,050,000	6,150,362	34,143	7,234,505
Jarret J. Marcoux	1,050,000	6,150,362	11,058	7,211,420
A. Dax McDavid	1,050,000	5,893,324	34,143	6,977,467
Carrie L. Osicka	1,150,000	7,639,967	20,982	8,810,949
Brett S. Riesenfeld	950,000	5,006,267	34,143	5,990,410

(1)

Amounts shown reflect the lump sum cash severance payable upon a qualifying termination in connection with a change in control, as provided for under the Severance Plan. The annual base salaries are as follows: $850,000 for Mr. Conoscenti, $525,000 for Messrs. James, Marcoux, and McDavid, $575,000 for Ms. Osicka, and $475,000 for Mr. Riesenfeld.

(2)

Amounts shown reflect the sum of the potential value that each named executive officer could receive in connection with the accelerated vesting of all equity-based awards, including (i) unvested Sitio RSU Awards, (ii) unvested Sitio PSU Awards (based on target performance), (iii) unvested shares of Sitio Class C Common Stock and related Sitio Opco Units, all valued at $19.71 per share (or $19.71 in total for the shares of Sitio Class C Common Stock and related Sitio Opco Units) and (iv) the payment of accrued but unpaid dividend equivalent rights relating to Sitio PSU Awards. Note that, as discussed elsewhere in this joint information statement/proxy statement/prospectus, in connection with the Mergers, each share of Sitio Class C Common Stock will be automatically canceled and cease to exist and each related Sitio Opco Unit will be converted into the right to receive 0.4855 Viper Opco Units and 0.4855 shares of New Viper Class B Common Stock. The amounts set forth in this column that are attributable to Sitio RSU Awards are as follows: $2,603,612 for Mr. Conoscenti, $1,006,728 for Messrs. James, Marcoux, and McDavid, $1,264,160 for Ms. Osicka, and $1,050,720 for Mr. Riesenfeld. The amounts set forth in this column that are attributable to Sitio PSU Awards are as follows: $11,360,627 for Mr. Conoscenti, $4,375,600 for Messrs. James, Marcoux, and McDavid, $5,451,274 for Ms. Osicka, and $3,325,787 for Mr. Riesenfeld. The amounts set forth in this column that are attributable to Sito Opco Units and Sitio Class C Common Stock are as follows: $457,528 for Mr. Conoscenti, $257,038 for Messrs. James, Marcoux, and Riesenfeld, and $296,537 for Ms. Osicka. Mr. McDavid does not hold any Sitio Opco Units. The amount of accrued but unpaid dividend equivalent rights relating to Sitio PSU Awards are as follows: $1,334,492 for Mr. Conoscenti, $510,996 for each of Messrs. James, Marcoux, and McDavid, $627,997 for Ms. Osicka, and $372,722 for Mr. Riesenfeld.

(3)	Amounts shown reflect the value of 12 months of Sitio-paid COBRA premiums.

Indemnification; Directors’ and Officers’ Insurance

Sitio’s executive officers and directors will be entitled to certain ongoing indemnification and coverage for a period of six years following the completion of the Mergers under directors’ and officers’ liability insurance policies from New Viper and the surviving companies. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance.”

Sitio Director Designation Rights

Sitio is party to that certain Director Designation Agreement, dated January 11, 2022, as amended (the “Director Designation Agreement”), pursuant to which certain of Sitio’s significant stockholders (including Kimmeridge and Blackstone) have held the right to designate nominees to be included in the slate of nominees recommended by the Sitio Board, subject to continued beneficial ownership of sufficient amounts of Sitio Common Stock. On April 13, 2022, Rock Ridge Royalty Company and Royal Resources L.P. (affiliates of Blackstone) executed a waiver pursuant to which they irrevocably waived their rights to designate a nominee for election to the Sitio Board pursuant to the Director Designation Agreement.

As of the date hereof, one director nominee, Mr. Noam Lockshin, is currently serving on the Board after having been designated by Kimmeridge pursuant to the Director Designation Agreement. Following the Closing, neither Sitio nor Kimmeridge will hold any designation rights with respect to the New Viper Board.

Sitio Stockholder Support Agreement

Kimmeridge, who has a director nominee, Mr. Noam Lockshin, currently serviving on the Board, entered into a Sitio Stockholder Support Agreement. For more information, please see “Certain Agreements Related to the Transactions—Sitio Voting and Support Agreements.”

Treatment of Sitio Opco Units and Sitio Class C Common Stock

Certain of Sitio’s directors and executive officers beneficially own shares of Sitio Class C Common Stock and a corresponding number of Sitio Opco Units and will be entitled to receive the Merger Consideration in respect of each share of Sitio Class C Common Stock and each Sitio Opco Unit beneficially owned by them. In accordance with the terms of the Merger Agreement, (i) at the Sitio Pubco Merger Effective Time, each share of Sitio Class C Common Stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than Excluded Sitio Shares) will be automatically canceled and cease to exist; and (ii) at the Opco Merger Effective Time, each Sitio Opco Unit (other than Excluded Sitio Opco Units) issued and outstanding immediately prior to the Opco Merger Effective Time will be converted into the right to receive (1) 0.4855 Viper Opco Units and (2) 0.4855 shares of New Viper Class B Common Stock.

Following the Closing, holders of Viper Opco Units will become party to the New Viper Opco LLC Agreement.

For additional information, see the section entitled “The Merger Agreement”.

Governance of New Viper

Prior to the Closing, Viper, as the sole stockholder of New Viper, and New Viper will take all requisite action to cause the certificate of incorporation of New Viper and the bylaws of New Viper in effect immediately following the Pubco Merger Effective Time to be amended and restated to be in the same form as Viper’s certificate of incorporation and bylaws in effect as of immediately prior to the Closing, except to the extent otherwise mutually agreed by Viper and Sitio and will contain provisions reclassifying the outstanding capital stock of New Viper immediately prior to the effectiveness of the New Viper Charter into one share of New Viper Class A Common Stock.

The Merger Agreement and the forms of the New Viper Charter and New Viper Bylaws, copies of which are attached to this joint information statement/proxy statement/prospectus as Annex A, Annex B and Annex C, respectively, contain certain provisions relating to the governance of New Viper following completion of the Transactions, which reflects the continuation of the Viper charter and Viper bylaws currently in effect.

Board of Directors of New Viper

The directors on the Viper Board immediately prior to the Viper Pubco Merger Effective Time will be appointed as directors to, and constitute all of the directors on, the New Viper Board effective as of the Viper Pubco Merger Effective Time, with each such person to hold office in accordance with the New Viper Charter and the New Viper Bylaws. Please see the section entitled “Directors and Management of New Viper” for additional information.

Officers of New Viper

The officers of Viper immediately prior to the Pubco Merger Effective Time will be appointed as officers holding the same offices of New Viper effective as of the Pubco Merger Effective Time, with each such person to hold office in accordance with the New Viper Charter and the New Viper Bylaws, until removed or replaced by the New Viper Board. Please see the section entitled “Directors and Management of New Viper” for additional information.

Regulatory Approval

Regulatory Condition to Completion of the Mergers

Viper and Sitio are not currently aware of any other material governmental approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations that are required prior to the parties’ consummation of the Mergers other than those described below. If additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations are required to complete the transaction, Viper and Sitio intend to seek such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations.

Viper and Sitio expect to consummate the Mergers in the third quarter of 2025. Although Viper and Sitio believe that they will receive the required approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations to consummate the Mergers, neither can give any assurance as to the timing of these approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations as to Viper’s and Sitio’s ultimate ability to obtain such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations (or any additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations which may otherwise become necessary) or that such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations will be obtained on terms and subject to conditions satisfactory to Viper and Sitio. The receipt of the regulatory approval (as described herein) is a condition to the obligation of each of Viper and Sitio to complete the Mergers.

The Mergers are subject to the requirements of the HSR Act and the related rules and regulations, which provide that certain transactions may not be completed until notification and report forms have been furnished to the DOJ and the FTC and until certain waiting periods have been terminated or have expired. The HSR Act requires Viper and Sitio to observe a 30-calendar-day waiting period after the submission of their respective HSR notification and report forms before consummating the Mergers. The waiting period may be shortened if the reviewing agency grants “early termination” of the waiting period or lengthened if the acquiring person (here Viper) voluntarily withdraws and refiles to allow a second 30-calendar-day waiting period, or if the reviewing agency issues a request for additional information or documentary material (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which begins to run only after each of the parties has substantially complied with the Second Request.

On June 20, 2025 Viper and Sitio each filed a notification and report form under the HSR Act with the DOJ and the FTC. The applicable waiting period required under the HSR Act will expire at 11:59 p.m., Eastern Time, on July 21, 2025, unless early termination is granted, Viper withdraws and refiles its notification and report form, or a Second Request is issued.

At any time before or after the effective time, the DOJ, the FTC or U.S. state attorneys general could take action under applicable antitrust laws, including seeking to enjoin the completion of the Mergers, conditionally approving the Mergers upon the divestiture of Viper’s or Sitio’s assets, subjecting the completion of the Mergers to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Director and Officer Indemnification

Under the Merger Agreement, certain indemnification and insurance rights exist in favor of Sitio’s and Viper’s current and former directors and officers. See “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” for information about these rights.

Accounting Treatment

The Mergers will be accounted for as an asset acquisition in accordance with ASC 805, with Viper as the accounting acquirer. As such, the fair value of the consideration paid by Viper for the Mergers and the allocation of that amount to the underlying assets acquired will be recorded on a relative fair value basis. Additionally, transaction costs directly related to the Mergers will be capitalized as a component of the purchase price.

Material U.S. Federal Income Tax Consequences of the Pubco Mergers

The following is a general discussion of the material U.S. federal income tax consequences of the Pubco Mergers to U.S. holders (as defined below) of Viper Class A Common Stock and U.S. holders of Sitio Class A Common Stock. The following discussion is based on provisions of the Code, U.S. Treasury regulations promulgated thereunder, judicial interpretations thereof and published rulings and other positions of the IRS, each as in effect as of the date of this joint information statement/proxy statement/prospectus, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. The U.S. federal income tax laws are complex and subject to varying interpretation. Neither Viper nor Sitio has sought, nor intends to seek, any ruling from the IRS with respect to the statements made and the positions or conclusions described in the following summary, and there can be no assurance the IRS or a court will not take a contrary position. To the extent this section consists of statements as to matters of U.S. federal income tax law, this section constitutes the opinion of Wachtell Lipton and the opinion of Vinson & Elkins.

The following discussion applies only to U.S. holders that hold their shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) and who do not hold Viper Opco Units or Sitio Opco Units. This discussion is not a complete description of all of the U.S. federal income tax consequences of the Pubco Mergers and any related transactions, nor does it describe (i) any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction or under any U.S. federal laws other than those pertaining to U.S. federal income taxation or (ii) any tax consequences of owning or disposing of shares of New Viper Class A Common Stock received in the Pubco Mergers. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their individual circumstances (including the impact of the Medicare surtax on certain net investment income) or to U.S. holders that are subject to special treatment under certain U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	tax-exempt or governmental organizations;

•	dealers in securities or traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold shares of Viper Class A Common Stock or Sitio Class A Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•	persons that purchased or sell their shares of Viper Class A Common Stock or Sitio Class A Common Stock, as applicable, as part of a wash sale;

•	certain former citizens or long-term residents of the United States or persons whose functional currency is other than the U.S. dollar;

•

persons who acquired or hold their shares of Viper Class A Common Stock or Sitio Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and

•

persons who actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the Pubco Mergers) five percent or more (by vote or value) of any class of Viper or Sitio common stock.

THE TAX CONSEQUENCES OF THE PUBCO MERGERS AND ANY RELATED TRANSACTIONS TO A HOLDER OF VIPER CLASS A COMMON STOCK OR SITIO CLASS A COMMON STOCK, AS APPLICABLE, MAY BE COMPLEX AND WILL DEPEND ON SUCH HOLDER’S SPECIFIC SITUATION AND FACTORS NOT WITHIN VIPER’S OR SITIO’S CONTROL. ALL VIPER STOCKHOLDERS AND SITIO STOCKHOLDERS ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF

THE PUBCO MERGERS AND ANY RELATED TRANSACTIONS TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.

U.S. Holder Defined

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Viper Class A Common Stock or Sitio Class A Common Stock, as applicable, that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•

a trust if (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or an entity or an arrangement treated as a partnership for U.S. federal income tax purposes) holds Viper Class A Common Stock or Sitio Class A Common Stock, as applicable, the tax treatment of a partner in the partnership generally will depend upon the status of the partner or the partnership, the activities of the partnership and certain determinations made at the partnership or partner level. Accordingly, partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the Pubco Mergers to them.

U.S. Federal Income Tax Treatment of the Pubco Mergers

Assuming that the Pubco Mergers are completed as currently contemplated, Viper and Sitio intend that (A) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers together constitute a transaction described in Section 351 of the Code and/or (B) each of the Pubco Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). It is a condition to the consummation of the Mergers, including the Pubco Mergers, that Viper receive an opinion from Wachtell Lipton (or, if Wachtell Lipton is unable or unwilling to issue the opinion, an opinion of another nationally recognized law firm reasonably acceptable to Viper) and Sitio receive an opinion from Vinson & Elkins (or, if Vinson & Elkins is unable or unwilling to issue the opinion, an opinion of another nationally recognized law firm reasonably acceptable to Sitio), dated as of the Closing Date, to the effect that (i) the relevant Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code. The opinions described above will be based on representations from each of New Viper, Viper, Sitio and Diamondback and on customary factual assumptions, as well as certain covenants and undertakings by New Viper, Viper and Sitio. If any such representations, assumptions, covenants or undertakings is or becomes incorrect, incomplete or inaccurate or is violated, the validity of the opinions described above may be affected, and the U.S. federal income tax consequences of the Pubco Mergers could differ materially from those described below. In addition, neither of the opinions will be binding on the IRS or any court. Viper and Sitio have not requested, and do not intend to request, any ruling from the IRS with respect to the tax consequences of the Pubco Mergers. There can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. Accordingly, each Viper stockholder and each Sitio stockholder should consult with its own tax advisor with respect to the particular tax consequences of the Pubco Mergers to such holder, including the consequences if the IRS successfully challenged the qualification of the Pubco Mergers for the Intended Tax Treatment.

U.S. Federal Income Tax Consequences of the Pubco Mergers to U.S. Holders of Viper Class A Common Stock

Assuming that the Pubco Mergers qualify for the Intended Tax Treatment, a U.S. holder of Viper Class A Common Stock that exchanges its Viper Class A Common Stock for New Viper Class A Common Stock in the Viper Pubco Merger generally should (i) not recognize gain or loss, (ii) take an aggregate tax basis in the New Viper Class A Common Stock it receives in the Viper Pubco Merger equal to its aggregate adjusted tax basis in the Viper Class A Common Stock it surrenders in the Viper Pubco Merger and (iii) have a holding period in the New Viper Class A Common Stock it receives in the Viper Pubco Merger that includes its holding period in the Viper Class A Common Stock that it surrenders in the Viper Pubco Merger.

If a U.S. holder of Viper Class A Common Stock acquired its Viper Class A Common Stock at different times or at different prices, its tax basis and holding period in its shares of New Viper Class A Common Stock may be determined separately with reference to each block of Viper Class A Common Stock and it should consult with its own tax advisor regarding the tax consequences to it in light of its particular circumstances.

U.S. Federal Income Tax Consequences of the Pubco Mergers to U.S. Holders of Sitio Class A Common Stock

In General

Assuming that the Pubco Mergers qualify for the Intended Tax Treatment, a U.S. holder of Sitio Class A Common Stock that exchanges its Sitio Class A Common Stock for New Viper Class A Common Stock in the Sitio Pubco Merger generally should (i) not recognize gain or loss, except with respect to any cash received in lieu of fractional shares of New Viper Class A Common Stock (as discussed below), (ii) take an aggregate tax basis in the New Viper Class A Common Stock it receives in the Sitio Pubco Merger (including any fractional share of New Viper Class A Common Stock deemed received and exchanged for cash, as discussed below) equal to its aggregate adjusted tax basis in the Sitio Class A Common Stock it surrenders in the Sitio Pubco Merger and (iii) have a holding period in the New Viper Class A Common Stock it receives in the Sitio Pubco Merger (including any fractional share of New Viper Class A Common Stock deemed received and exchanged for cash, as discussed below) that includes its holding period in the Sitio Class A Common Stock that it surrenders in the Sitio Pubco Merger.

If a U.S. holder of Sitio Class A Common Stock acquired its Sitio Class A Common Stock at different times or at different prices, its tax basis and holding period in its shares of New Viper Class A Common Stock may be determined separately with reference to each block of Sitio Class A Common Stock and it should consult with its own tax advisor regarding the tax consequences to it in light of its particular circumstances.

Cash Instead of Fractional Shares

If a U.S. holder of Sitio Class A Common Stock receives cash in lieu of a fractional share of New Viper Class A Common Stock, such U.S. holder should be treated as having received such fractional share of New Viper Class A Common Stock pursuant to the Sitio Pubco Merger and then as having exchanged such fractional share of New Viper Class A Common Stock for cash. As a result, such U.S. holder generally should recognize gain or loss equal to the difference between the amount of cash received in lieu of such fractional share and the portion of such U.S. holder’s aggregate adjusted tax basis in its Sitio Class A Common Stock surrendered that is allocated to its fractional share of New Viper Class A Common Stock (as described above). Such gain or loss generally should be capital gain or loss and should be long-term capital gain or loss if, as of the effective date of the Sitio Pubco Merger, such U.S. holder’s holding period for such fractional share of New Viper Class A Common Stock deemed to be received is greater than one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The ability of individuals to deduct capital losses is subject to limitations.

Information Reporting and Backup Withholding

Non-corporate holders of Viper Class A Common Stock or Sitio Class A Common Stock may be subject, under certain circumstances, to information reporting and U.S. backup withholding (currently at a rate of 24%) on any cash payments received in connection with the Pubco Mergers unless such holder (1) furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with all the applicable requirements of the backup withholding rules or (2) provides proof it is otherwise exempt from backup withholding. Any amounts withheld under the U.S. backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the holder’s U.S. federal income tax liability, if any, provided such holder timely furnishes the required information to the IRS.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PUBCO MERGERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL VIPER STOCKHOLDERS AND ALL SITIO STOCKHOLDERS ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS TO THEM, INCLUDING TAX REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.

Stock Exchange Listing

Application will be made to list the shares of New Viper Class A Common Stock on the Nasdaq. It is a condition to the Mergers that the shares of New Viper Common Stock issuable (i) to the holders of Sitio Class A Common Stock pursuant to the Merger Agreement, (ii) to holders of Viper Class A Common Stock pursuant to the Merger Agreement and (iii) upon the redemption of Viper Opco Units (together with a corresponding number of shares of New Viper Class B Common Stock) be authorized for listing on the Nasdaq, subject to official notice of issuance. Shares of New Viper Class A Common Stock are expected to be traded on the Nasdaq under the symbol “VNOM.”

The New Viper Class B Common Stock and Viper OpCo Units will not be traded on an exchange.

If the Mergers are completed, securities of each of Viper and Sitio will cease to be listed on the Nasdaq and the NYSE, respectively, and both will be deregistered under the Exchange Act.

Viper Stockholder Written Consent

At a meeting of the Viper Board on June 2, 2025, after careful consideration, the Viper Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Viper Pubco Merger, are fair to, and in the best interests of, Viper and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Viper Pubco Merger, (iii) recommended that Viper’s stockholders approve and adopt the Merger Agreement and the Transactions, including the Viper Pubco Merger and (iv) authorized action by written consent of its stockholders on the foregoing matters. Following the execution of the Merger Agreement, the Diamondback Entities, collectively holding approximately 53.7% of the combined voting power of the issued and outstanding shares of Viper Common Stock entitled to vote as of June 2, 2025, executed the Viper Stockholder Written Consent in lieu of a meeting, adopting the Merger Agreement and approving the Transactions, including the Viper Pubco Merger, in accordance with the DGCL and Viper’s certificate of incorporation. As a result, no further action by any other Viper stockholder is required under applicable law, Viper’s certificate of incorporation or the Merger Agreement to approve the Merger Agreement or the Transactions, including the Viper Pubco Merger, and Viper will not be (i) soliciting your vote for the adoption of the Merger Agreement or approval of the Mergers or (ii) calling a special meeting of Viper stockholders for purposes of voting on the adoption of the Merger Agreement or approval of the Mergers. Federal securities laws state that the Mergers may not be completed until 20 days after the date of mailing of this joint information statement/proxy statement/prospectus to Viper stockholders. Therefore, notwithstanding the execution and delivery of the Viper Stockholder Written Consent (which was obtained shortly after the execution of the Merger Agreement), the Mergers will not occur until that time has elapsed.

Equity Incentive Plan of New Viper

It is expected that New Viper will assume the Viper Energy, Inc. 2024 Amended and Restated Long Term Incentive Plan in connection with the Mergers.

Equity Ownership of New Viper

Prior to the Closing and the consummation of the Mergers, the issued and outstanding shares of New Viper consists of 100 shares of common stock, par value $0.01 per share, all of which are owned by Viper.

THE MERGER AGREEMENT

The following section summarizes material provisions of the Merger Agreement, which is included in this joint information statement/proxy statement/prospectus as Annex A and is incorporated by reference herein in its entirety. The summary of the material provisions of the Merger Agreement below and elsewhere in this joint information statement/proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement. You are urged to read the Merger Agreement carefully and in its entirety as it is the legal document governing the Transactions, as well as this joint information statement/proxy statement/prospectus and the information incorporated by reference into this joint information statement/proxy statement/prospectus, before making any decisions regarding the Merger Agreement and the transactions contemplated thereby.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary are included to provide you with information regarding the terms of the Merger Agreement. Neither the Merger Agreement nor the summary of its material terms included in this section is intended to provide any factual information about Viper or Sitio. Factual disclosures about Viper and Sitio contained in this joint information statement/proxy statement/prospectus and/or in the public reports of Viper and Sitio filed with the SEC (as described in the section entitled “Where You Can Find More Information” beginning on page 166 of this joint information statement/proxy statement/prospectus) may supplement, update or modify the disclosures about Viper and Sitio contained in the Merger Agreement. The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature. The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement except for the limited purposes expressly set forth therein and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Viper’s or Sitio’s public disclosures. Accordingly, the representations and warranties and covenants in the Merger Agreement, or any descriptions of those provisions, should not be relied on by any persons as characterizations of the actual state of facts about Viper or Sitio at the time they were made or otherwise.

Structure of the Merger Transactions

The Merger Agreement provides for three Mergers, on the terms and subject to the conditions in the Merger Agreement and in accordance with the DGCL, DLLCA and the DLPA, as applicable. At the Sitio Pubco Merger Effective Time, the Sitio Pubco Merger will occur, and as a result, the separate corporate existence of Sitio Merger Sub will cease, with Sitio surviving the Sitio Pubco Merger as a wholly owned subsidiary of New Viper. Concurrently, at the Viper Pubco Merger Effective Time, the Viper Pubco Merger will occur, and as a result, the separate corporate existence of Viper Merger Sub will cease, with Viper surviving the Viper Pubco Merger as a wholly owned subsidiary of New Viper. Following the Pubco Mergers, at the Opco Merger Effective Time, the Opco Merger will occur, and as a result, the separate corporate existence of Sitio Opco will cease, with Viper Opco continuing as the surviving entity.

Closing; Effectiveness of the Mergers

The Merger Agreement provides that, unless another date is agreed to in writing by Viper and Sitio, the Closing will take place at 9:00 a.m., Houston, Texas time, on a date that is three business days after the satisfaction or, to the extent permitted by applicable law, waiver of all the conditions to Closing (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or permitted waiver of such conditions at the Closing). The date on which the Closing occurs is referred to in this joint information statement/proxy statement/prospectus as the “Closing Date.”

Each of the Pubco Mergers and the Opco Merger will become effective at the time when the applicable certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or such later date and time as the parties may agree and as is specified in the applicable certificate of merger.

Merger Consideration; Effect of the Mergers

At the Viper Pubco Merger Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each share of Viper Class A Common Stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time (other than Excluded Viper Shares) will be canceled and automatically converted into the right to receive one share of validly issued, fully paid and nonassessable New Viper Class A Common Stock, and (ii) each share of Viper Class B Common Stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time (other than Excluded Viper Shares) will be automatically canceled and converted into the right to receive one share of validly issued, fully paid and nonassessable New Viper Class B Common Stock. All such shares of Viper Common Stock, when so converted, will cease to be outstanding and will automatically be canceled and cease to exist. Each share of Viper Merger Sub capital stock issued and outstanding immediately prior to the Viper Pubco Merger Effective Time will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation of the Viper Pubco Merger.

At the Sitio Pubco Merger Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each share of Sitio Class A Common Stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time (other than Excluded Sitio Shares) will be canceled and automatically converted into the right to receive 0.4855 shares of validly issued, fully paid and nonassessable New Viper Class A Common Stock (such shares collectively, the “Sitio Pubco Merger Consideration”), and (ii) each share of Sitio Class C Common Stock (including any shares of Sitio Class C Common Stock forming part of a Sitio Opco Unit Award) (other than Excluded Sitio Shares) will automatically be canceled and cease to exist. Each holder of a share of Sitio Common Stock that was outstanding immediately prior to the Sitio Pubco Merger Effective Time will cease to have any rights with respect thereto, except, in the case of holders of Sitio Class A Common Stock, the right to receive (1) the applicable Sitio Pubco Merger Consideration and (2) any dividends or other distributions relating to shares of New Viper Common Stock in accordance with the Merger Agreement and any cash to be paid in lieu of any fractional shares of New Viper Common Stock in accordance with the Merger Agreement. Each share of Sitio Merger Sub capital stock issued and outstanding immediately prior to the Sitio Pubco Merger Effective Time will be converted into one share of Class A common stock, par value $0.01 per share, of the surviving corporation of the Sitio Pubco Merger.

At the Pubco Merger Effective Time, each share of capital stock of New Viper issued and outstanding immediately prior to the Pubco Merger Effective Time will remain outstanding. Immediately following the Pubco Merger Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, shares of capital stock of New Viper owned by the surviving corporation of the Viper Pubco Merger will be surrendered to New Viper without payment therefor.

At the Opco Merger Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) each Excluded Sitio Opco Unit will automatically convert into 0.4855 Viper Opco Units, and (ii) each Sitio Opco Unit (other than Excluded Sitio Opco Units) issued and outstanding immediately prior to the Opco Merger Effective Time will be converted into the right to receive (A) 0.4855 Viper Opco Units and (B) 0.4855 shares of New Viper Class B Common Stock ((A) and (B) collectively, the “Opco Merger Consideration” and, together with the Sitio Pubco Merger Consieration, the “Merger Consideration”). As of the Opco Merger Effective Time, the Sitio Opco Units issued and outstanding immediately prior to the Opco Merger Effective

Time will no longer be outstanding and will automatically be canceled and cease to exist, and each holder of such Sitio Opco Units will cease to have any rights with respect thereto, except the right to receive (1) the Opco Merger Consideration, (2) if applicable, any dividends or other distributions related to Viper Opco Units or New Viper Class B Common Stock in accordance with the Merger Agreement and (3) any cash to be paid in lieu of any fractional Viper Opco Units in accordance with the Merger Agreement.

The exchange ratios in the Mergers are fixed and will not be adjusted for changes in the market price of either Viper Class A Common Stock or Sitio Class A Common Stock.

No fractional shares of New Viper Common Stock will be issued in connection with the Sitio Pubco Merger. As promptly as practicable following the Pubco Merger Effective Time, upon the terms and subject to the conditions set forth in the Merger Agreement, the exchange agent appointed in connection with the Sitio Pubco Merger and the Opco Merger (the “Exchange Agent”) will determine the excess of (1) the number of full shares of New Viper Common Stock delivered to the Exchange Agent by Viper for issuance to holders of certificates or book-entry shares of Sitio Class A Common Stock over (2) the aggregate number of full shares of New Viper Common Stock to be distributed to holders of certificates or book-entry shares of Sitio Class A Common Stock (such excess being referred to as the “excess shares”). As soon as practicable after the Pubco Merger Effective Time, the Exchange Agent, as agent for such holders of certificates and book-entry shares of Sitio Class A Common Stock, will sell the excess shares at then prevailing prices on the Nasdaq, upon the terms and subject to the conditions set forth in the Merger Agreement. The sale of the excess shares by the Exchange Agent will be executed on the Nasdaq and will be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the holders of certificates or book-entry shares of Sitio Class A Common Stock, the Exchange Agent will hold such proceeds in trust for such holders. The net proceeds of any such sale or sales of excess shares to be distributed to the holders of certificates or book-entry shares of Sitio Class A Common Stock will be reduced by any and all commissions, transfer taxes and other out-of-pocket transaction costs, as well as any expenses, of the Exchange Agent incurred in connection with such sale or sales. The Exchange Agent will determine the portion of the net proceeds to which each eligible holder who would otherwise have been entitled to receive a fractional share of New Viper Common Stock in the Sitio Pubco Merger will instead receive, in lieu thereof, cash (without interest) in an amount equal to the product of (1) the amount of the aggregate net proceeds and (2) a fraction, (a) the numerator of which is the amount of the fractional share interest to which such holder of certificates or book-entry shares of Sitio Class A Common Stock is entitled (after taking into account all certificates and book-entry shares of Sitio Class A Common Stock then held by such holder) and (b) the denominator of which is the aggregate amount of fractional share interests to which all holders of certificates or book-entry shares of Sitio Class A Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of certificates or book-entry shares of Sitio Class A Common Stock with respect to any fractional share interests, the Exchange Agent will promptly pay such amounts to such holders subject to and in accordance with the terms and conditions set forth in the Merger Agreement. The payment of cash in lieu of fractional shares of New Viper Common Stock pursuant to the terms and conditions set forth in the Merger Agreement is not separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange contemplated by the Merger Agreement.

No fractional Viper Opco Units will be issued in connection with the Opco Merger. Each eligible holder who would otherwise have been entitled to receive a fractional Viper Opco Unit in the Opco Merger will instead receive a cash payment, without interest, in lieu of such fractional share in an amount equal to the product of (i) the fractional amount of Viper Opco Units such holder would have otherwise been entitled to receive (after taking into account all Sitio Opco Units delivered by such holder) and (ii) the volume weighted average price of Viper Class A Common Stock for the five consecutive trading days immediately prior to the Closing Date as reported by Bloomberg, L.P.

Any holder of Sitio Opco Units that would otherwise be entitled to receive a fraction of a share of New Viper Class B Common Stock (after taking into account all Sitio Opco Units delivered by such holder), such fractional share of New Viper Class B Common Stock will be canceled, and such holder will not be entitled to any additional consideration in exchange for such fractional share of New Viper Class B Common Stock. Sitio and Viper agreed under the Merger Agreement that fractional shares of New Viper Class B Common Stock have no fair value for purposes of Section 155 of the DGCL.

Dissenting Shares

Each share of Sitio Class C Common Stock and Viper Class B Common Stock issued and outstanding and held by a person who is entitled to demand and properly demands appraisal of the fair value of their shares pursuant to Section 262, as applicable, referred to in this joint information statement/proxy statement/prospectus as “dissenters’ shares,” will be treated in accordance with Section 262. Sitio will serve prompt notice to Viper of any demands for appraisal of any shares of Sitio Class C Common Stock, attempted withdrawals of such notices or demands and any other instruments received by Sitio relating to rights to appraisal, and Viper will have the right to participate in and direct all negotiations and proceedings with respect to such demands. Sitio will not, without Viper’s prior written consent, make any payment with respect to, settle or offer to settle, or approve any withdrawal of any such demands. For the avoidance of doubt, (a) no dissenters’ or appraisal rights will be available with respect to the Sitio Class A Common Stock, Viper Class A Common Stock or with respect to the Viper Opco Units or Sitio Opco Units and, (b) as such, appraisal rights will be limited to an appraisal, pursuant to Section 262, solely of the fair value of the Sitio Class C Common Stock or Viper Class B Common Stock, as applicable. For more information regarding appraisal rights, see the section entitled “Appraisal Rights.” In addition, a copy of Section 262 is attached as Annex K to this joint information statement/proxy statement/prospectus.

Treatment of Outstanding Viper Equity Awards

At the Viper Pubco Merger Effective Time, each award of restricted stock units in respect of Viper Class A Common Stock that is outstanding immediately prior to the Viper Pubco Merger Effective Time, whether or not subject in whole or in part to performance-based vesting conditions, will be canceled and converted into a corresponding award in respect of the same number of shares of New Viper Common Stock, subject to the same terms and conditions as were applicable to the award immediately prior to the Viper Pubco Merger Effective Time. It is expected that New Viper will assume the Viper Energy, Inc. 2024 Amended and Restated Long Term Incentive Plan in connection with the Mergers.

Treatment of Outstanding Sitio Equity Awards

The Merger Agreement provides for the treatment set forth below with respect to the Sitio equity awards that are outstanding at the Sitio Pubco Merger Effective Time.

Sitio RSU Awards

At the Sitio Pubco Merger Effective Time, each Sitio RSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

Sitio PSU Awards

At the Sitio Pubco Merger Effective Time, each Sitio PSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested), with the satisfaction of any performance goals in respect of any incomplete performance period determined based on the greater of (x) target performance or (y) actual performance through the Sitio Pubco Merger Effective Time, and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

Sitio DSU Awards

At the Sitio Pubco Merger Effective Time, each Sitio DSU Award that is outstanding immediately prior to the Sitio Pubco Merger Effective Time will immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Sitio Pubco Merger Consideration in respect of each share of Sitio Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

Sitio Opco Unit Awards

Each Sitio Opco Unit Award that is outstanding immediately prior to the Opco Merger Effective Time will, immediately prior to the Pubco Merger Effective Time, immediately vest in full (to the extent unvested), and each Sitio Opco Unit and share of Sitio Class C Common Stock subject to such Sitio Opco Unit Award will be treated as an unrestricted Sitio Opco Unit and an unrestricted share of Sitio Class C Common Stock for all purposes of the Merger Agreement, including participation in the Mergers as set forth in the Merger Agreement, and the holder thereof will also receive an amount in cash equal to any accrued but unpaid cash-based distributions.

Adjustments to Exchange Ratio

In the event that, between the date of the Merger Agreement and the Pubco Merger Effective Time or the Opco Merger Effective Time, as applicable, the outstanding shares or units, as applicable, of Viper Class A Common Stock, Viper Class B Common Stock, Viper Opco Units, Sitio Class A Common Stock, Sitio Class C Common Stock or Sitio Opco Units change into a different number by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the exchange ratios for the Merger Consideration in the Pubco Mergers and the Opco Merger will be equitably adjusted to reflect the effect of such change.

Representations and Warranties

The Merger Agreement contains customary and, in certain cases, reciprocal, representations and warranties by Viper, New Viper, Viper Merger Sub, Sitio Merger Sub, Viper Opco, Sitio and Sitio Opco that are (i) subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules and (ii) qualified by certain information filed by the parties with the SEC, excluding, in each case, any disclosures in any risk factor section and any disclosures that are cautionary, predictive or forward-looking in nature.

The Merger Agreement contains representations and warranties by Sitio and Sitio Opco relating to, among other things, the following:

•	due organization, valid existence, good standing and qualification to do business;

•	capital structure;

•	corporate authorization of the Merger Agreement and the Transactions and the valid, binding and enforceable nature of the Merger Agreement;

•	absence of any conflicts or violations of organizational documents and other agreements or laws;

•	required consents and approvals from governmental entities;

•	documents filed with the SEC and financial statements;

•	conduct of their businesses in the ordinary course and the absence of a material adverse effect;

•	absence of undisclosed material liabilities;

•	accuracy of information supplied or to be supplied in connection with this joint information statement/proxy statement/prospectus;

•	compliance with applicable laws and regulations and the holding of necessary permits;

•	employee benefit plan and ERISA matters;

•	employment and labor matters;

•	tax matters;

•	litigation matters;

•	intellectual property matters;

•	real property matters;

•	mineral property matters;

•	environmental matters;

•	material contracts;

•	derivative transactions;

•	insurance coverage and policies;

•	receipt of an opinion from such party’s financial advisor;

•	brokers’ fees payable in connection with the Transactions; and

•	takeover law matters.

The Merger Agreement contains representations and warranties by Viper, Viper Opco, New Viper, Viper Merger Sub and Sitio Merger Sub relating to, among other things, the following:

•	due organization, valid existence, good standing and qualification to do business;

•	capital structure;

•	corporate authorization of the Merger Agreement and the Transactions and the valid, binding and enforceable nature of the Merger Agreement;

•	absence of any conflicts or violations of organizational documents and other agreements or laws;

•	required consents and approvals from governmental entities;

•	documents filed with the SEC and financial statements;

•	conduct of their businesses in the ordinary course and the absence of a material adverse effect;

•	absence of undisclosed material liabilities;

•	accuracy of information supplied or to be supplied in connection with this joint information statement/proxy statement/prospectus;

•	compliance with applicable laws and regulations and the holding of necessary permits;

•	employee benefit plan and ERISA matters;

•	employment and labor matters;

•	tax matters;

•	litigation matters;

•	mineral property matters;

•	receipt of an opinion from such party’s financial advisor;

•	brokers’ fees payable in connection with the Transactions;

•	takeover law matters;

•	ownership and operations of New Viper, Viper Merger Sub and Sitio Merger Sub;

•	ownership of Sitio capital stock; and

•	related party transactions.

Many of the representations and warranties in the Merger Agreement are qualified as to “knowledge,” “materiality” or “material adverse effect.” The representations and warranties of each of Viper, New Viper, Viper Merger Sub, Sitio Merger Sub, Viper Opco, Sitio and Sitio Opco will expire upon the completion of the transactions.

For purposes of the Merger Agreement, a “material adverse effect” means, when used with respect to any person, any fact, circumstance, effect, change, event or development that materially adversely affects the ability of such person and its subsidiaries to consummate the Transactions.

In addition, a “material adverse effect” also means, when used with respect to any person, any fact, circumstance, effect, change, event or development that materially adversely affects the condition (financial or otherwise), business, assets, liabilities or results of operations of such person and its subsidiaries, taken as a whole, except that for purposes of this paragraph only, no effect directly or indirectly resulting from, arising out of, attributable to, or related to any of the following will be deemed to be or constitute a “material adverse effect,” and no effect (by itself or when aggregated or taken together with any and all other effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following will be taken into account when determining whether a “material adverse effect” has occurred or may, would or could occur:

•	general economic conditions (or changes in such conditions) or conditions in the global economy generally;

•

conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets generally, including changes in interest rates and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•	conditions (or changes in such conditions) in the industry in which such person operates (including changes in commodity prices, general market prices and regulatory changes affecting the industry);

•	political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism);

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters or weather conditions;

•	any epidemic, pandemic, disease outbreak or other public health crisis or public health event, or the worsening of any of the foregoing;

•

the announcement of the Merger Agreement or the pendency or consummation of the Transactions (except as applied to any representation or warranty whose purpose is to address the consequences of the announcement of the Merger Agreement, or the pendency or consummation of the Transactions);

•	any actions taken or failure to take action, in each case, to which Viper or Sitio, as applicable, has expressly requested in writing;

•	compliance with the terms of, or the taking of any action expressly permitted or required by, the Merger Agreement;

•	the failure to take any action expressly prohibited by the Merger Agreement;

•

changes in law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof), or that result from any action taken for the purpose of complying with any of the foregoing;

•

any changes in such person’s stock price or the trading volume of such person’s stock, or any failure by such person to meet any analysts’ estimates or expectations of such person’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such person or any of its subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a material adverse effect); or

•

any proceedings made or brought by any of the current or former stockholders of such person (on their own behalf or on behalf of such person) against Viper, New Viper, Viper Merger Sub, Sitio Merger Sub, Viper Opco, Sitio and Sitio Opco or any of their directors or officers, arising out of the Mergers or in connection with any other transactions contemplated by the Merger Agreement;

except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the first through sixth bullet points disproportionately adversely affect such person and its subsidiaries, taken as a whole, as compared to other persons that conduct business in the regions in the world and in the industries in which such person and its subsidiaries conduct business (in which case, such adverse effects (if any) will be taken into account when determining whether a “material adverse effect” has occurred or may, would or could occur solely to the extent they are disproportionate).

Conduct of Business of Viper and Sitio Prior to Completion of the Mergers

Each of Viper and Sitio has agreed that, between the date of the Merger Agreement and the earlier of the Pubco Merger Effective Time or the termination of the Merger Agreement, except (1) as set forth in the applicable party’s disclosure letter, (2) as expressly permitted or required by the Merger Agreement, (3) as may be required by applicable law or (4) as the other party consents to in writing (which consent will not be unreasonably withheld, delayed or conditioned), it will, and will cause each of their respective subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course, including by using commercially reasonable efforts to preserve substantially intact its present business organization and preserve its existing relationships with its key customers and suppliers.

In addition, except (1) as set forth in Sitio’s disclosure letter, (2) as expressly permitted or required by the Merger Agreement, (3) as may be required by applicable law or (4) otherwise consented to by Viper in writing (which consent will not be unreasonably withheld, delayed or conditioned), between the date of the Merger Agreement and the earlier of the Pubco Merger Effective Time or the termination of the Merger Agreement, Sitio will not, and will not permit any of its subsidiaries to:

•

declare, set aside or pay any dividends on, or make any other distribution in respect of any of its outstanding capital stock, or other equity interests, except for (i)(A) dividends and distributions from a wholly owned subsidiary of Sitio Opco to Sitio Opco or another direct or indirect wholly owned subsidiary of Sitio or Sitio Opco and (B) dividends and distributions from a wholly owned subsidiary of Sitio to Sitio or another wholly owned subsidiary of Sitio, (ii) (A) regular quarterly cash dividends by Sitio on the shares of Sitio Class A Common Stock equal to 65% of “Discretionary Cash Flow” as defined in Sitio’s published return of capital framework as of the date of the Merger Agreement, and (B) corresponding cash distributions by Sitio Opco on the Sitio Opco Units in an amount sufficient for

Sitio to make such quarterly cash dividends on the shares of Sitio Class A Common Stock, in each case, with customary record and payment dates (subject to coordination with Viper as specified in the Merger Agreement), (iii) tax distributions in accordance with the Sitio Opco Agreement determined in a manner consistent with past practice or (iv) any dividend equivalents declared, set aside or paid in respect of Sitio RSU Awards, Sitio PSU Awards or Sitio DSU Awards as required by the terms thereof in effect as of the date of the Merger Agreement;

•

split, combine or reclassify any capital stock of, or other equity interests, other than, in each case, in respect of an exchange of Sitio Opco Units (together with the same number of shares of Sitio Class C Common Stock) in accordance with Sitio’s and Sitio Opco’s organizational documents;

•

purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests, except (i) as required by the terms of any capital stock or equity interest of a subsidiary, (ii) as required by any employee benefit plan, in each case existing as of the date of the Merger Agreement or (iii) in connection with an exchange of Sitio Opco Units (together with the same number of shares of Sitio Class C Common Stock) for Sitio Class A Common Stock (and not, for the avoidance of doubt, for cash), in accordance with the Sitio’s and Sitio Opco’s organizational documents;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, in lieu of or in substitution for shares of Sitio or any of its subsidiaries, or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance of Sitio Class A Common Stock upon the settlement of any Sitio RSU Awards, Sitio PSU Awards or Sitio DSU Awards as required by the terms thereof as in effect as of the date of the Merger Agreement; (B) (1) issuances by a wholly owned subsidiary of Sitio of such subsidiary’s capital stock or other equity interests to Sitio or any other wholly owned subsidiary of Sitio or (2) issuances by a wholly owned subsidiary of Sitio Opco of such subsidiary’s capital stock or other equity interests to Sitio Opco or any other wholly owned subsidiary of Sitio Opco; or (C) upon an exchange of Sitio Opco Units (together with the same number of shares of Sitio Class C Common Stock) in accordance with Sitio’s and Sitio Opco’s organizational documents;

•	amend its organizational documents or amend the organizational documents of its subsidiaries in any material respect;

•

(i) merge, consolidate, combine or amalgamate with any person other than a wholly owned subsidiary merging with another wholly owned subsidiary or (ii) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, or any property or assets, in each case other than (A) pursuant to an agreement between Sitio or any of their subsidiaries in effect on the date of the Merger Agreement and set forth in Sitio’s disclosure letter and (B) acquisitions in the ordinary course of business for which the consideration is $10,000,000 or less individually and $20,000,000 or less in the aggregate;

•

sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any portion of its assets or properties (including mineral properties), other than sales, leases or dispositions (i) pursuant to an agreement between Sitio or any of their subsidiaries in effect on the date of the Merger Agreement and set forth in Sitio’s disclosure letter and (ii) in the ordinary course of business (A) for which the consideration is $5,000,000 or less individually and $10,000,000 or less in the aggregate or (B) leases, top-leases, ratifications, extensions or amendments constituting or burdening any mineral properties made in the ordinary course of business;

•	adopt a plan of complete or partial liquidation or dissolution, other than such transactions among wholly owned subsidiaries;

•

change in any material respect their accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations, except as required by GAAP or applicable law;

•

(i) settle or compromise any material proceeding relating to taxes, except where the amount of such settlement or compromise does not exceed the reserve for such matter on its financial statements, or (ii) make, revoke or change any material election for U.S. federal (or applicable state and local) income tax purposes except where such action is required by law or would not have a material and adverse effect on the tax liabilities of it and its subsidiaries, taken as a whole;

•

except as required by applicable law or the terms of a company plan in effect as of the date of the Merger Agreement: (i) grant any increases in the compensation payable or to become payable to any of its current or former directors, officers or employees, (ii) pay or agree to pay to any current or former director, officer or employee, whether past or present, any pension, retirement allowance or incentive compensation, (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any current or former director, officer or employee, (iv) establish any benefit plan which was not in existence prior to the date of the Merger Agreement, or amend any such plan in existence on the date of the Merger Agreement if such amendment would have the effect of enhancing any benefits thereunder, (v) accelerate the vesting, payment or settlement of any compensation, equity award or other award or (vi) enter into or otherwise approve or provide for any change in control, severance or retention agreements or arrangements (or amend any such existing agreements or arrangements);

•

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor;

•

implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would trigger the WARN Act;

•

hire or promote any employees or independent contractors other than, in the ordinary course of business consistent with past practice, employees or independent contractors making an annualized salary of less than $225,000;

•

(i) incur, create or assume any indebtedness or guarantee any such indebtedness of another person or grant or create any encumbrances on any property or assets of Sitio or any of its subsidiaries in connection with any indebtedness thereof, other than permitted encumbrances, provided that this does not restrict (A) the incurrence of indebtedness under the Sitio Existing Credit Facility up to an aggregate principal amount outstanding not to exceed $650,000,000, (B) the incurrence of inter-company indebtedness, (C) the creation of any permitted encumbrances securing any indebtedness permitted under clauses (A) and (B) above, or (ii) prepay, repay, terminate, redeem, satisfy and discharge, defease, repurchase or otherwise retire any indebtedness other than (1) the repayment of revolving borrowings under the Sitio Existing Credit Facility in the ordinary course of business consistent with past practice and (2) in accordance with the section of the Merger Agreement governing the treatment of existing debt;

•

make, compromise or forgive any loans, advances or capital contributions to any other person, other than as between Sitio and its respective subsidiaries, employees or employees’ subsidiaries in the ordinary course of business consistent with past practice;

•	except in the ordinary course of business, make or commit to make capital expenditures in excess of $2,000,000 in the aggregate;

•

(i) except to the extent that the proposed new contract is for an action that is expressly permitted under the covenants section of the Merger Agreement, enter into certain specified types of contracts,

(ii) modify, amend, terminate or assign, or waive or assign any rights under, any such contracts in any material respect or (iii) enter into any contract that would be breached by or require the consent of any other person in order to continue in full force and effect following, consummation of the Mergers;

•

settle or offer or propose to settle, any proceeding (excluding any audit, claim or other proceeding in respect of taxes) involving the payment of monetary damages by Sitio or any of its respective subsidiaries of any amount exceeding $500,000 in the aggregate;

•	fail to notify Viper of any emergency affecting its and its subsidiaries’ businesses or any of its assets as promptly as reasonably practicable;

•

fail to notify Viper of any material proceeding filed with any governmental entity, or threatened in writing against it or its subsidiaries, with respect to its assets, any of it or its subsidiaries, or the Transactions;

•

sell, assign, license, transfer, abandon or permit to lapse any rights to material intellectual property, other than non-exclusive licenses of rights to intellectual property granted by it or its subsidiaries to customers in the ordinary course of business;

•

fail to maintain all material insurance policies in the amounts and of the types presently in force with respect to its and its subsidiaries’ assets, operations and activities to the extent commercially reasonable in its and its subsidiaries’ business judgment in light of prevailing conditions in the insurance market;

•

fail to maintain the books, accounts and records of each of Sitio and its subsidiaries in the ordinary course of business consistent with past practice and in compliance with all applicable laws and contractual obligations;

•	except in the ordinary course of business and for non-speculative purposes, enter into, amend or become liable under any derivative contract; or

•	agree to take any action that is prohibited by the above.

In addition, except (1) as set forth in Viper’s disclosure letter, (2) as expressly permitted or required by the Merger Agreement, (3) as may be required by applicable law or (4) otherwise consented to by Sitio in writing (which consent will not be unreasonably withheld, delayed or conditioned), between the date of the Merger Agreement and the earlier of the Pubco Merger Effective Time or the termination of the Merger Agreement, Viper will not, and will not permit any of its subsidiaries to:

•

declare, set aside or pay any dividends on, or make any other distribution in respect of any of its outstanding capital stock, or other equity interests, except for (i) (A) regular quarterly cash dividends by Viper (or corresponding dividend equivalents in respect of equity awards) payable by Viper on the shares of Viper Class A Common Stock, including increases that are materially consistent with past practice, (B) corresponding cash distributions by Viper Opco on the Viper Opco Units in an amount sufficient for Viper to make such quarterly cash dividends on the shares of Viper Class A Common Stock, and (C) dividends on Viper Class B Common Stock required by the organizational documents of Viper (ii) tax distributions in accordance with the Viper Opco Agreement determined in a manner consistent with past practice or (iii) any dividend equivalents declared, set aside or paid in respect of Viper RSU Awards, Viper PSU Awards or other awards in respect of Viper Class A Common Stock;

•

split, combine or reclassify any capital stock of, or other equity interests in Viper or Viper Opco, other than, in each case, an exchange of Viper Opco Units (together with the same number of shares of Viper Class B Common Stock) in accordance with Viper’s and Viper Opco’s organizational documents;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in Viper or Viper Opco, or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance of Viper Class A Common Stock upon the settlement of any Viper RSU, Viper PSU or other awards in respect of Viper Class A Common Stock; (B) (1) issuances by a wholly owned subsidiary of Viper of such subsidiary’s capital stock or other equity interests to Viper or any other wholly owned subsidiary of Viper or (2) issuances by a wholly owned subsidiary of Viper Opco of such subsidiary’s capital stock or other equity interests to Viper Opco or any other wholly owned subsidiary of Viper Opco; (C) the grant of Viper RSU awards, Viper PSU awards or other awards in respect of Viper Class A Common Stock to employees, directors and other service providers and the issuance of Viper Class A Common Stock upon the settlement of any such awards; (D) upon an exchange of Viper Opco Units (together with the same number of shares of Viper Class B Common Stock) in accordance with Viper’s and Viper Opco’s organizational documents; (E) issuances of Viper Common Stock or Viper Opco Units as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction that is otherwise permitted under the section setting forth the covenants of Viper under the Merger Agreement during the pendency of the Mergers; and (F) issuance of Viper Common Stock (and a corresponding number of Viper Opco Units) that represent in the aggregate less than 10% of the outstanding shares of Viper Common Stock as of the date of the Merger Agreement;

•

amend (or propose to amend) its organizational documents or amend the organizational documents of its subsidiaries in any material respect (excluding entry into the New Viper Opco LLC Agreement at the Closing);

•

(i) merge, consolidate, combine or amalgamate with any person other than a wholly owned subsidiary merging with another wholly owned subsidiary or (ii) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, or any property or assets, in each case other than acquisition of oil and gas minerals and royalty interests that involve consideration valued less than $1,000,000,000 in the aggregate (in each case, subject to the other terms and conditions contained in the section setting forth the covenants of Viper during the pendency of the Mergers under the Merger Agreement);

•

sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any portion of its assets or properties (including mineral properties), other than in the case of Viper, dispositions of minerals and royalty interests with a value less than $1,000,000,000 in the aggregate;

•

incur, create or assume any indebtedness for borrowed money or as evidenced by notes, debentures, bonds or other instruments or guarantee any such indebtedness of another person or grant or create any encumbrances on any property or assets of Viper or any of its subsidiaries in connection with any such indebtedness thereof, other than permitted encumbrances, provided that this does not restrict (i) incurrence of indebtedness (A) under the Viper Existing Credit Facility, (B) as would not reasonably be expected to cause Viper to lose its investment grade credit ranking, as determined by Viper in good faith, (C) refinancings of Viper’s existing senior notes, (D) to refinance existing notes, the Sitio Existing Credit Facility or any other indebtedness of Sitio, (E) to fund acquisitions that Viper is permitted to make subject to the covenants contained in the Merger Agreement or (F) inter-company indebtedness or (ii) the creation of any permitted encumbrances securing any indebtedness permitted pursuant to clause (i);

•	adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Viper or Viper Opco; or

•	agree to take any action that is prohibited by the above.

Viper Stockholder Written Consent

Under the Merger Agreement, Viper agreed that promptly (and in any case within 24 hours of the execution of the Merger Agreement), and in lieu of calling a meeting of the holders of Viper Common Stock, Viper would deliver to Sitio an irrevocable written consent from the Diamondback Entities adopting the Merger Agreement and approving the Transactions, including the Viper Pubco Merger. The Diamondback Entities delivered the Viper Stockholder Written Consent following the execution of the Merger Agreement.

The Diamondback Entities executed the Diamondback Support Agreement, pursuant to which the Diamondback Entities have agreed, among other things, (i) to assist with certain filings required to be made under the HSR Act, and (ii) not to transfer or otherwise dispose of any Viper Common Stock, New Viper Common Stock or Viper Opco Units held by them from the date of the Merger Agreement until 90 days following the Closing, subject to certain exceptions, as described in the section of this joint information statement/proxy statement/prospectus entitled “Certain Agreements Related to the Transactions—Diamondback Support Agreement” beginning on page 121.

Sitio Stockholder Meeting

Under the Merger Agreement, Sitio has agreed to take all action necessary in accordance with applicable laws and its organizational documents to cause a meeting of Sitio stockholders to be called and held as soon as reasonably practicable following the clearance of the registration statement of which this joint information statement/proxy statement/prospectus forms a part by the SEC and the time the registration statement is declared effective (but in no event later than 40 days, and subject to any permitted adjournment or postponements under the Merger Agreement; provided that in no event will such date be within 60 days following the date of the Merger Agreement) for the purpose of obtaining the Sitio Stockholder Approval. Sitio is also required to use reasonable best efforts to obtain the Sitio Stockholder Approval unless there has been a Sitio Change of Recommendation.

Unless the Merger Agreement is terminated in accordance with its terms, Sitio will not be relieved of its obligation to hold the Sitio stockholders meeting and submit the adoption of the Merger Agreement to Sitio stockholders for approval whether or not a Sitio Change of Recommendation has occurred and, prior to the termination of the Merger Agreement, Sitio’s obligations with respect to the Sitio stockholders meeting will not be affected by the commencement, announcement, disclosure or communication of any Sitio Competing Proposal (including a Sitio Superior Proposal) or the occurrence or disclosure of any Intervening Event.

No Solicitation of Sitio Competing Proposals

Sitio has agreed that it will, and will cause its subsidiaries and instruct its and its subsidiaries’ representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any person conducted heretofore by Sitio or any of its subsidiaries or its or its subsidiaries’ representatives with respect to any Sitio Competing Proposal (as defined below) and immediately send return or destroy notices in respect of any information shared in connection with any such Sitio Competing Proposal within the twelve months prior to the execution of the Merger Agreement.

In addition, subject to certain exceptions described below, Sitio has agreed that from the date of the Merger Agreement until the Pubco Merger Effective Time or, if earlier, the termination of the Merger Agreement in accordance with its terms, Sitio will not, and will cause its subsidiaries and its executive officers and directors and will use its reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage the making of or announcement of any Sitio Competing Proposal;

•	engage in any discussions or negotiations with any person with respect to a Sitio Competing Proposal;

•

furnish any non-public information regarding Sitio or its subsidiaries, or access to the properties, assets or employees of Sitio or its subsidiaries, to any person in connection with or in response to a Sitio Competing Proposal;

•	enter into any letter of intent or agreement in principle, or other agreement providing for a Sitio Competing Proposal (other than a confidentiality agreement as provided in the Merger Agreement); or

•	waive or release any person from, forbear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract.

In addition, the Sitio Board will not (i) effectuate any Sitio Change of Recommendation (as defined in the section entitled “The Merger Agreement—Changes in Board of Directors Recommendation”) or (ii) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Section 203, inapplicable to any third party or any Sitio Competing Proposal, in any case subject to certain key exceptions described herein.

For purposes of the Merger Agreement, a “Sitio Competing Proposal” refers to any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Viper or its affiliates) involving or that would be reasonably expected to lead to: (a) any direct or indirect acquisition (by asset purchase, stock purchase, merger, or otherwise) by any person or group of any business or assets of Sitio or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that generated 20% or more of Sitio’s and its subsidiaries’ combined net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve months, or any license, lease or long-term supply agreement having a similar economic effect, (b) any direct or indirect acquisition of beneficial ownership by any person or group of 20% or more of the outstanding shares of Sitio Common Stock or any tender or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares of Sitio Common Stock or (c) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sitio which is structured to permit any person or group to, directly or indirectly, acquire beneficial ownership of at least 20% of Sitio’s and its subsidiaries’ assets or equity interests on a combined basis.

Notwithstanding the restrictions set forth above, the Merger Agreement provides that Sitio, directly or indirectly through one or more of its representatives, may:

•

take and disclose to the Sitio stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act or issue a “stop, look and listen” statement pending disclosure of its position thereunder (provided that in any such disclosure, Sitio will state that the Sitio Board recommendation continues to be in effect unless, prior to the time of such public disclosure, a Sitio Change of Recommendation has been made in compliance with the Merger Agreement); and

•	prior to receipt of the Sitio Stockholder Approval,

•

Sitio may (a) engage in discussions or negotiations with any person with respect to a Sitio Competing Proposal and (b) furnish non-public information regarding Sitio or its subsidiaries, or access to the properties, assets or employees of Sitio or its subsidiaries, to any person in connection with or in response to a Sitio Competing Proposal, if such person has made a written, bona fide Sitio Competing Proposal (which has not resulted from a material violation of the non-solicitation provisions of the Merger Agreement); provided that (i) no non-public information that is prohibited from being furnished may be furnished until Sitio receives an executed confidentiality agreement from such person containing limitations on the disclosure and use of non-public information furnished to such person by or on behalf of Sitio that are no less favorable in all material respects to Sitio in the aggregate than the terms of the confidentiality agreement between Sitio and Viper, as determined by the Sitio Board in good faith after consultation with its outside legal counsel; provided, further, that such confidentiality agreement does not contain provisions that prohibit Sitio from complying with the non-solicitation provisions of the Merger Agreement and that, prior to or concurrent with (or in the case of oral communications only, promptly after) providing any non-public information to such person, Sitio will make such non-public information available to Viper (to the extent such non-public information has not been previously made available by Sitio to Viper) and (ii) prior to taking any such actions, the Sitio Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Sitio Competing Proposal is, or could reasonably be expected to lead to, a Superior Proposal and not taking such action would be reasonably likely to be inconsistent with Sitio Board’s fiduciary obligations to the Sitio stockholders under applicable law;

•

in response to a Sitio Competing Proposal (which has not resulted from a material violation of the non-solicitation provisions of the Merger Agreement), if the Sitio Board so chooses, cause Sitio to effect a Change of Recommendation, if prior to taking such action (A) the Sitio Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Sitio Competing Proposal is a Superior Proposal (taking into account any adjustment to the terms and conditions of the Mergers proposed by Viper in response to such Sitio Competing Proposal) and not taking such action would be reasonably likely to be inconsistent with the Sitio Board’s fiduciary obligations to the Sitio stockholders under applicable law, (B) Sitio will have given notice to Viper that Sitio has received such proposal, specifying the material terms and conditions of such proposal, and, that Sitio intends to take such action, (C) during the period ending on the fourth business day after the date on which such notice is given to Viper, Sitio will, and will cause its representatives to be made reasonably available to, negotiate in good faith with Viper (to the extent Viper desires to negotiate) regarding a possible amendment of the Merger Agreement or a possible alternative transaction so that the Sitio Competing Proposal that is the subject of the Superior Proposal ceases to be a Superior Proposal, and (D) within the period described, either (1) Viper will not have proposed revisions to the terms and conditions of the Merger Agreement or (2) if Viper will have proposed revisions to the terms and conditions of the Merger Agreement in a manner that would form a binding contract if accepted by Sitio, the Sitio Board, after consultation with its financial advisors and outside legal counsel, will have determined in good faith that (x) the Sitio Competing Proposal remains a Superior Proposal with respect to Viper’s revised proposal and (y) failing to make a Change of Recommendation or taking such action would be reasonably likely to be inconsistent with Sitio Board’s fiduciary obligations to the Sitio stockholders under applicable law; provided, however, that each time material modifications to a Sitio Competing Proposal determined to be a Superior Proposal are made (it being agreed that any change to the financial terms of a Sitio Competing Proposal will constitute a material modification to such Sitio Competing Proposal), the time period set forth in clause (C) prior to which Sitio may effect a Change of Recommendation or terminate the Merger Agreement will be extended for two business days after notification of such change to Viper; and

•

inform such person or its representatives of the restrictions imposed by the non-solciitation provisions of the Merger Agreement (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted by the Merger Agreement).

For purposes of the Merger Agreement, a “Sitio Superior Proposal” refers to any bona fide written proposal by any person or group (other than Viper or any of its affiliates) that did not result from a material breach of the non-solicitation provision to acquire, directly or indirectly, (a) businesses or assets of Sitio or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that generated 50% or more of Sitio’s and its subsidiaries’ combined net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve months, respectively, or (b) more than 50% of the outstanding shares of Sitio Common Stock, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good faith determination of the Sitio Board or any committee thereof, after consultation with its financial advisors and legal counsel and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the person or group making such proposal, (i) would result in a transaction more favorable from a financial point of view to Sitio stockholders than the Transactions, after taking into account any revisions proposed by Viper in response to such Sitio Competing Proposal in accordance with the provisions set forth in the Merger Agreement and (ii) is reasonably capable of being completed on the terms proposed.

Changes in Board of Directors Recommendation

Under the Merger Agreement, subject to certain exceptions described below, Sitio agreed that the Sitio Board may not take any of the following actions, each of which is referred to as “Sitio Change of Recommendation”:

•

withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Viper, its recommendation to stockholders (it being understood that any failure to publicly, and without qualification, reaffirm its recommendation to stockholders, in each case, within ten business days after a Sitio Competing Proposal is made public or any request by Viper to do so will be deemed a withdrawal of its recommendation to stockholders for the purposes of the Merger Agreement);

•	fail to include its recommendation in this joint information statement/proxy statement/prospectus; or

•	recommend the approval or adoption of, or proposing publicly to recommend, approve or adopt, any Sitio Competing Proposal.

However, the Sitio Board may make a Sitio Change of Recommendation at any time prior to receipt of the Sitio Stockholder Approval in response to a Sitio Competing Proposal with respect to Sitio made after the date of the Merger Agreement that did not result from a breach of the non-solicitation restrictions applicable to Sitio and that the Sitio Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Sitio Superior Proposal and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, if:

•

Sitio will have given written notice to Viper that Sitio has received such proposal within one business day after receipt, specifying the material terms and conditions of such proposal (including a copy of such proposal, if written), and, that Sitio intends to take such action;

•

during the period ending on the fourth business day after the date on which such notice is given to Viper, Sitio has and has caused its representatives to be made reasonably available to negotiate in good faith with Viper (to the extent Viper desires to negotiate) regarding a possible amendment of the Merger Agreement or a possible alternative transaction so that the Sitio Competing Proposal that is the subject of a Sitio Superior Proposal ceases to be a Sitio Superior Proposal; and

•

within the period described in the foregoing bulleted item, either Viper has not proposed revisions to the terms and conditions of the Merger Agreement or, if Viper has proposed revisions to the terms and conditions of the Merger Agreement in a manner that would form a binding contract if accepted by Sitio, the Sitio Board, after consultation with its financial advisors and outside legal counsel, has determined in good faith that (x) the Sitio Competing Proposal remains a Sitio Superior Proposal with respect to Viper’s revised proposal and (y) failing to make a Sitio Change of Recommendation or such action would be reasonably likely to be inconsistent with the Sitio Board’s fiduciary obligations to the Sitio stockholders under applicable law (provided that each time material modifications to a Sitio Competing Proposal determined to be a Sitio Superior Proposal are made (it being agreed that any change to the financial terms of a Sitio Competing Proposal will constitute a material modification to such Sitio Competing Proposal) the time period prior to which Sitio may effect a Sitio Change of Recommendation or terminate the Merger Agreement will be extended for two business days after notification of such change to Viper).

Sitio may also, directly or indirectly through one or more of its representatives, prior to the receipt of the Sitio Stockholder Approval, inform such person that has made a Sitio Competing Proposal (that has not resulted from a violation of the non-solicitation provisions) or such person’s representatives of the restrictions imposed by the provisions of Merger Agreement (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder).

The Sitio Board may also make a Sitio Change of Recommendation at any time prior to the receipt of the Sitio Stockholder Approval, upon the occurrence of an Intervening Event with respect to Sitio, if

•

the Sitio Board determines in good faith after consultation with its outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to Sitio stockholders under applicable law;

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Sitio will have given notice to Viper that Sitio has determined that an Intervening Event has occurred or arisen (which notice will reasonably describe such Intervening Event) and that Sitio intends to effect a Sitio Change of Recommendation; and

•

Sitio will, and will cause its representatives to be made reasonably available to, negotiate in good faith with Viper (to the extent Viper desires to negotiate) regarding a possible amendment of the Merger Agreement or a possible alternative transaction to obviate the need for the Sitio Board to effect a Sitio Change of Recommendation, and either (a) Viper has not proposed revisions to the terms and conditions of the Merger Agreement prior to the earlier to occur of the scheduled time for the Sitio stockholders meeting and the fourth business day after the date on which such notice is given to Viper, or (b) if Viper, within the period described in the foregoing prong (a), has proposed revisions to the terms and conditions of the Merger Agreement in a manner that would form a binding contract if accepted by Sitio, the Sitio Board, after consultation with its outside legal counsel, has determined in good faith that such proposed changes do not obviate the need for the Sitio Board to effect a Sitio Change of Recommendation and that the failure to make a change of recommendation would be reasonably likely to be inconsistent with its fiduciary obligations to Sitio stockholders under applicable law (provided, however, that each time there is a material change regarding any Intervening Event, the time period set forth in the prior clause (a) prior to which Sitio may effect a Sitio Change of Recommendation will be extended for two business days after notification of such change to Viper).

For purposes of the Merger Agreement, an “Intervening Event” refers to a material development or change in circumstance that occurs or arises after the date of the Merger Agreement that was not known to, or, if known, the consequences of which were not reasonably foreseeable by, the Sitio Board as of or prior to the date of the Merger Agreement; provided, that (i) in no event will the receipt, existence or terms of a Sitio Competing Proposal or any matter relating thereto or of consequence thereof constitute an Intervening Event and (ii) in no event will any action taken by either party pursuant to the affirmative covenants set forth in the Merger Agreement, or the consequences of any such action, constitute, be deemed to contribute to or otherwise be taken into account in determining whether there has been an Intervening Event.

Regulatory Approval

Each of Viper and Sitio has agreed to proceed to prepare and file with the appropriate governmental entities all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the Mergers and to diligently and expeditiously prosecute, and to cooperate fully with each other in the prosecution of, such matters.

In addition, each of Viper and Sitio has agreed to, as promptly as reasonably practicable following the execution of the Merger Agreement, but in no event later than twenty business days following the date of the Merger Agreement, file any notifications required under the HSR Act. The parties will cooperate fully with each other and furnish to the other necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under any applicable antitrust laws. Unless agreed otherwise, the parties will use reasonable best efforts to ensure the prompt expiration of any applicable waiting period under the HSR Act. Each of Viper and Sitio will use its reasonable best efforts to respond to and comply with any request for information or documentary material from any governmental entity charged with enforcing, applying, or investigating any antitrust law. Viper and Sitio have agreed to keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any governmental entity. To the extent permitted by applicable law, each of Viper and Sitio will (i) promptly notify the other of any substantive communication made or received by Viper or Sitio, as applicable, with any governmental entity relating to antitrust laws and regarding the Merger Agreement or the Transactions, (ii) provide the other party reasonable opportunity to review in advance any proposed written communication to any such governmental entity and incorporate such other party’s reasonable comments to such proposed written communication, (iii) not agree to participate in any in-person meeting or substantive discussion with any governmental entity in respect of any filing, notification, investigation or inquiry regarding the Merger Agreement or the Transactions without advance consultation and, to the extent permitted, opportunity to attend or participate in any such meetings or discussions, and (iv) promptly furnish the other party with copies of all substantive correspondence, filings and written communications with such governmental entity in respect of the Merger Agreement and the Transactions. Viper will be entitled to direct any proceedings with any governmental entity or other person relating to any of the foregoing; provided, however, that it will afford Sitio a reasonable opportunity to participate therein. Viper will be responsible for any fees payable to any governmental entity for any filings and notifications made pursuant to antitrust laws.

Notwithstanding the foregoing, Viper will use reasonable best efforts to resolve, avoid or eliminate impediments or objections, if any, that may be asserted by any governmental entity with respect to the Transactions so as to enable the Mergers to occur prior to the End Date. Unless mutually agreed by Viper and Sitio, Viper and its affiliates will not be obligated to take (and Sitio and its affiliates will not, or will not offer or agree to, take) any of the following actions: (i) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of Viper or Sitio or their respective subsidiaries; (ii) terminating existing relationships, contractual rights or obligations of Viper or Sitio or their respective subsidiaries; (iii) terminating any venture or other arrangement; (iv) creating any relationship, contractual rights or obligations of Viper or Sitio or their respective subsidiaries; or (v) effectuating any other change or restructuring of Viper or Sitio or their respective subsidiaries (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any governmental entity in connection with any of the foregoing and in the case of actions by or with respect to Sitio or its subsidiaries or its or their businesses or assets).

In addition and subject to the foregoing limitations, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Mergers in accordance with the terms of the Merger Agreement unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the Transactions, Viper will take promptly any and all reasonable steps necessary to, and Sitio will provide such cooperation as is reasonably requested by Viper to, vacate, modify or suspend such injunction or order so as to permit such consummation prior to the End Date. The parties have agreed not to, and will cause their respective subsidiaries not to, acquire or agree to acquire any other person or business or any material assets or properties of any other person if such acquisition would reasonably be expected to materially impede, prevent or materially delay the parties from obtaining the expiration or termination of the waiting period under the HSR Act.

Indemnification; Directors’ and Officers’ Insurance

The Merger Agreement provides that, for a period of six years following the completion of the Mergers, New Viper and the surviving companies of the Mergers will, jointly and severally, indemnify, defend and hold harmless any person who is, has been, or becomes prior to the completion of the Mergers, a director, officer or employee of Sitio, Viper or any of their respective subsidiaries or who acts as a fiduciary under any Sitio employee benefit plan or Viper employee benefit plan or any of their respective subsidiaries (referred to as an “indemnified person”), against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with any threatened or actual claim, action, audit, demand, suit, proceeding, investigation or other proceeding to which such indemnified person is a party or is otherwise involved based on or arising out of the fact that such person is or was a director, officer or employee of Sitio, Viper or any of their respective subsidiaries, a fiduciary under any employee benefit plan of Viper, Sitio or any of their respective subsidiaries or is or was serving at the request of Sitio, Viper or any of their respective subsidiaries in a similar capacity of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, as applicable, whether pertaining to any act or omission occurring or existing prior to, at or after the completion of the Mergers and whether asserted or claimed prior to, at or after the completion of the Mergers.

For six years following the completion of the Mergers, New Viper, the surviving corporation in the Sitio Pubco Merger and the surviving company in the Opco Merger will not amend, repeal or otherwise modify any provision in the organizational documents of the surviving companies (or any of their respective subsidiaries) in any manner that would materially and adversely affect the rights thereunder of any indemnified person to indemnification, exculpation and advancement except to the extent required by applicable law.

New Viper and the surviving companies of the Mergers will indemnify any indemnified person against all reasonable costs and expenses (including reasonable attorney’s fees and expenses), such amounts to be payable in advance upon request as provided in the Merger Agreement, relating to the enforcement of any such indemnified person’s rights with respect to indemnification under the Merger Agreement or under any charter, bylaw or contract regardless of whether such indemnified person is ultimately determined to be entitled to indemnification thereunder.

The Merger Agreement requires Viper to prepay prior to the completion of the Mergers, “tail” insurance policies with a claims period of at least six years from the Pubco Merger Effective Time in an amount and scope at least as favorable as Sitio’s existing policies. Viper will not be required to pay an annual premium in excess of 300% of the annual premium currently paid by Sitio.

In the event that New Viper or any of the surviving companies of the Mergers or any of their respective successors or assignees (i) consolidates or merges with another person and is not the surviving entity or (ii) transfers all or substantially all of its properties and assets to any person, then in such case, proper provisions will be made so that the successors and assigns of New Viper or the surviving companies of the Mergers, as the case may be, will assume the indemnification obligations in the Merger Agreement. New Viper and the surviving companies of the Mergers will not sell, transfer, distribute or otherwise dispose of any of their assets in a manner that would reasonably be expected to render such entity unable to satisfy its indemnification obligations under the Merger Agreement.

Employee Benefits Matters

For one year following the Closing, Viper has agreed to provide each individual who is employed as of immediately prior to the Closing by Sitio or a subsidiary of Sitio and who remains employed by Viper or any of its subsidiaries following the Closing, (each a “Sitio employee”), with (i) base compensation (salary or wage, as applicable) that is no less favorable than that in effect for such employee immediately prior to the Closing and (ii) employee benefits (including retirement plan participation) and incentive compensation opportunities that are substantially comparable, in the aggregate, to those provided to similarly situated employees of Viper or its affiliates who have been seconded to Viper.

With respect to each employee benefit plan maintained by New Viper or any of its subsidiaries in which any of the Sitio employees participate following the Closing, such Sitio employees will be given credit for all purposes under such plans (other than with respect to any “defined benefit plan” as defined in Section 3(35) of ERISA, retiree medical benefits or disability benefits or to the extent it would result in a duplication of benefits) in which such Sitio employees participate, for such employees’ service with Sitio and its subsidiaries, including vesting, eligibility and benefit accrual purposes, to the same extent and for the same purposes that such service was taken into account under a corresponding Sitio plan immediately prior to the Closing.

From and after the Closing, Viper will take commercially reasonable efforts to (i) waive any limitation on health and welfare coverage of any Sitio employee and his or her eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements and requirements to show evidence of good health under the applicable health and welfare plan to the extent such Sitio employee and his or her eligible dependents are covered under any employee benefit plans of Sitio or any of its subsidiaries immediately prior to the Closing, and such conditions, periods or requirements are satisfied or waived under such employee benefit plan of Sitio or any of its subsidiaries and (ii) give each Sitio employee credit for the plan year in which the Closing occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing for which payment has been made, in each case, to the extent permitted by the applicable insurance plan provider.

Sitio will take all actions that may be necessary or appropriate to terminate, as of the day immediately preceding the closing date, Sitio’s participation in its current 401(k) plan (the “Sitio 401(k) Plan”). In connection with the termination of Sitio’s participation in the Sitio 401(k) Plan, Viper will permit or cause each affected Sitio employee who is a participant in the Sitio 401(k) Plan to (i) become a participant in a 401(k) plan of Viper or its affiliate as soon as practicable after the Closing Date, and (ii) make rollover contributions of eligible rollover distributions from the Sitio 401(k) Plan, subject to the terms and conditions of the 401(k) plan of Viper or its affilitate. Notwithstanding the foregoing, Sitio will not terminate its participation in the Sitio 401(k) Plan if, not later than five business days prior to the Closing Date, Viper requests that Sitio not terminate its participation in the Sitio 401(k) Plan.

Each Sitio employee will be entitled to a number of vacation days during the calendar year in which the Closing occurs, including all unused vacation and other paid time off days accrued or earned by such Sitio employee during the calendar year in which the Closing occurs.

If the employment of a Sitio employee who is not a participant in the Sitio severance plan is terminated by Viper or any of its affiliates without cause or by the employee for good reason during the one-year period following the Closing, Viper will pay to such employee a lump sum cash severance payment in an amount set forth on the Sitio disclosure letter, subject to such employee’s execution and non-revocation of a release of claims in favor of Viper and its affiliates.

Registration Rights Agreement

Pursuant to the Merger Agreement, Viper and New Viper will offer to enter into, not less than fifteen days prior to Closing, a registration rights agreement in the form attached as Annex H to this joint information statement/proxy statement/prospectus, with each holder of Sitio Opco Units who informs Viper in writing of the desire to enter into the Registration Rights Agreement and submits a duly executed signature page to the Registration Rights Agreement not less than two business days prior to the Closing. The Registration Rights Agreement will provide that New Viper will agree to file, no later than five business days following the date of the Registration Rights Agreement, a shelf registration statement under the Securities Act to permit the public resale of certain securities of New Viper held by such holders. Viper and New Viper will agree to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement, and indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

For additional information on the Registration Rights Agreement, see the section entitled “Certain Agreements Related to the Transactions—Registration Rights Agreement.”

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants relating to:

•	cooperation between Sitio and Viper in the preparation of this joint information statement/proxy statement/prospectus;

•	confidentiality and access by each party to certain information about the other party during the period prior to the Pubco Merger Effective Time or the termination of the Merger Agreement;

•	cooperation between Sitio and Viper in connection with public announcements;

•

Viper’s use of reasonable best efforts to cause the issuance of New Viper common stock to be approved for listing on the Nasdaq and Sitio’s cooperation with Viper and use of reasonable best efforts to delist its stock from the NYSE;

•	certain tax matters with respect to the Transactions;

•	actions necessary to ensure that no takeover statutes are, or become, applicable to the Mergers;

•	coordination on the issuance of dividends;

•	cooperation on the termination or payoff of Sitio’s indebtedness as of the Closing, to the extent requested by Viper;

•	actions required in connection with the exemption under Rule 16b-3 promulgated under the Exchange Act of the transactions contemplated by the Merger Agreement;

•	cooperation between Sitio and Viper in the defense and settlement of any litigation brought by any stockholders relating to the Mergers; and

•	the delivery, by Viper, of a draft of the New Viper Opco LLC Agreement, not less than fifteen days prior to the Closing.

Conditions to Completion of the Mergers

The respective obligations of each of Viper Opco, Sitio, Sitio Opco, New Viper, Viper Merger Sub and Sitio Merger Sub to effect the Mergers are subject to the fulfillment or waiver (to the extent permitted under applicable law), at or prior to the Closing, of the following conditions:

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the adoption and approval of the Merger Agreement and the Viper Pubco Merger by Viper stockholders must have been obtained (which condition was satisfied following the execution of the Merger Agreement via the delivery of the Viper Stockholder Written Consent);

•	the adoption and approval of the Merger Agreement and the Sitio Pubco Merger by Sitio stockholders must have been obtained;

•	any waiting period (or extensions thereof) applicable to the Mergers under the HSR Act must have expired or been terminated;

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no court or other governmental entity having jurisdiction over any party to the Merger Agreement will have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Transactions and no law will have been adopted that makes consummation of the Transactions illegal or otherwise prohibited;

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the registration statement on Form S-4 of which this joint information statement/proxy statement/prospectus forms a part of must have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the registration statement may be in effect and no proceedings for that purpose may be initiated by the SEC; and

•	shares of New Viper Class A Common Stock that will be issued in the Pubco Mergers must have been authorized for listing on the Nasdaq, subject to official notice of issuance.

The obligations of Viper, New Viper, Viper Opco, Viper Merger Sub and Sitio Merger Sub to effect the Transactions are subject to the fulfillment or waiver exclusively by Viper (to the extent permitted under applicable law), at or prior to the Pubco Merger Effective Time, of the following conditions:

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Sitio and Sitio Opco must have performed, or complied with, in all material respects, all agreements and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date;

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subject to certain exceptions and materiality standards provided in the Merger Agreement, the representations and warranties of Sitio and Sitio Opco must be true and correct as of the date of the Merger Agreement and as though made on and as of the Closing Date (except to the extent a representation or warranty speaks as of an earlier date, in which case such representation or warranty must be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Sitio and Sitio Opco;

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since the date of the Merger Agreement, there must not have occurred any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in the Merger Agreement) with respect to Sitio;

•	the receipt of a certificate of Sitio executed by an executive officer of Sitio, dated as of the Closing Date, confirming the satisfaction of the conditions described above; and

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the receipt of a legal opinion, in form and substance reasonably satisfactory to Viper, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the Viper Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code.

The obligations of Sitio and Sitio Opco to effect the Transactions are subject to the fulfillment or waiver exclusively by Sitio (to the extent permitted under applicable law), at or prior to the Pubco Merger Effective Time, of the following conditions:

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Viper, New Viper, Viper Opco, Viper Merger Sub and Sitio Merger Sub each must have performed or complied with, in all material respects, all agreements and covenants required to be performed by them under the Merger Agreement at or prior to the Closing Date;

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subject to certain exceptions and materiality standards provided in the Merger Agreement, the representations and warranties of Viper, New Viper, Viper Opco, Viper Merger Sub and Sitio Merger Sub must be true and correct as of the date of the Merger Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent a representation or warranty speaks as of an earlier date, in which case such representation or warranty must be true and correct as of such date), except in the case where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Viper, New Viper, Viper Opco, Viper Merger Sub and Sitio Merger Sub;

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since the date of the Merger Agreement, there must not have occurred any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in the Merger Agreement) with respect to Viper;

•	the receipt of a certificate of Viper executed by an executive officer of Viper, dated the Closing Date, confirming the satisfaction of the conditions described above; and

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the receipt of a legal opinion, in form and substance reasonably satisfactory to Sitio, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the Sitio Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) the transfers of Viper Common Stock and Sitio Class A Common Stock to New Viper in exchange for New Viper Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the Pubco Merger Effective Time, notwithstanding the receipt of the requisite approval of Sitio stockholders or Viper stockholders, as applicable, under the following circumstances subject to certain limitations:

•	by mutual written consent of Viper and Sitio;

•

by either Viper or Sitio if any governmental entity having jurisdiction over any party to the Merger Agreement will have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such order, decree, ruling or injunction or other action will have become final and nonappealable, or if there will be adopted any law that permanently makes consummation of the Mergers illegal or otherwise permanently prohibited; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to any party whose failure to fulfill any material covenant or agreement under the Merger Agreement has been the cause or resulted in the foregoing occurring;

•

by either Viper or Sitio if the Mergers will not have been consummated by the End Date; provided, however, that the right to terminate the Merger Agreement pursuant to this clause will not be available to any party whose failure to fulfill any material covenant or agreement under the Merger Agreement has been the cause or resulted in the foregoing occurring;

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by either Viper or Sitio in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in the Merger Agreement which would give rise to the failure of certain Closing conditions set forth in the Merger Agreement, if it was continuing as of the Closing Date and cannot be or has not been cured by the earlier of thirty days after the giving of written notice to the breaching party of such breach and the basis for such notice, and the date of the proposed termination; provided, however, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement;

•	by either Viper or Sitio if the Sitio Stockholder Approval will not have been obtained upon a vote held at a duly-held Sitio stockholders meeting, or at any adjournment or postponement thereof;

•

by Viper, (i) prior to the time the Sitio Stockholder Approval is obtained, if the Sitio Board or a committee thereof will have effected a Sitio Change of Recommendation (whether or not such Sitio Change of Recommendation is permitted by the Merger Agreement) or (ii) if Sitio or its subsidiaries will have breached their non-solicitation obligations under the Merger Agreement and such breach constitutes a willful and material breach; or

•

by Sitio, prior to the time the Sitio Stockholder Approval is obtained, in order to enter into a definitive agreement with respect to a Sitio Superior Proposal; provided, however, that Sitio will have complied in all material respects with its obligations under the non-solicitation provision of the Merger Agreement and will have contemporaneously with such termination tendered payment to Viper of the fee pursuant to the Merger Agreement.

A terminating party will provide written notice of termination to the other party specifying with particularity the reason for such termination, and any termination will be effective immediately upon delivery of such written notice to the other party. In the event of termination of the Merger Agreement by any party, the Merger Agreement will become void and there shall be no liability or obligation on the part of any party (or any stockholder or representative of such party) except as provided in the Merger Agreement; provided, however, that notwithstanding anything to the contrary herein, no such termination shall relieve any party from liability for any damages for a willful and material breach of any covenant, agreement or obligation hereunder or intentional fraud (which liability or damages the parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses, with respect to the parties, as applicable, incurred in connection with the Transactions and will include, pursuant to Section 261(a)(1) of the DGCL, monetary damages based on the loss of the economic benefit of the Transactions to the Sitio parties and their equityholders (which shall be deemed to be damages payable to the Sitio parties) or the Viper parties and their equityholders (which shall be deemed to be damages payable to the Viper parties), as applicable).

Expenses and Termination Fees

Each party is required to pay its own expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the Transactions, whether or not the Mergers will be consummated.

Sitio or Sitio Opco must pay Viper Opco (or if directed by Viper or Viper Opco, to Viper or another subsidiary of Viper) the Sitio Termination Fee (as defined below) in cash by wire transfer of immediately available funds if:

•

(a) Viper terminates the Merger Agreement because (i) a Sitio Change of Recommendation (other than a Sitio Change of Recommendation related to a change of control of Diamondback) has occurred, (ii) Sitio or its subsidiaries will have breached their non-solicitation obligations pursuant to the Merger Agreement and such breach constitutes a willful and material breach that resulted in Sitio receiving a Sitio Competing Proposal, or (iii) if Sitio or Viper terminates the Merger Agreement because the Sitio Stockholder Approval was not obtained upon a vote held at a duly held Sitio stockholders meeting when the Merger Agreement was terminable by Viper pursuant to clause (a)(i)-(ii) or (b) Sitio terminates the Merger Agreement in order to enter into a definitive agreement with respect to a Sitio Superior Proposal; or

•

(a) (i) Viper or Sitio terminates the Merger Agreement because of (A) a failure to consummate the Mergers by the End Date, (B) a failure to obtain Sitio Stockholder Approval or (C) a breach of Sitio’s representations, warranties or covenants such that certain conditions to Closing cannot be satisfied and such breach is not cured in accordance with the terms of the Merger Agreement, and (ii) after the date of the Merger Agreement, a Sitio Competing Proposal (whether or not conditional) (A) is made directly to Sitio stockholders or is otherwise publicly disclosed or otherwise becomes publicly known, or any person will have publicly announced an intention (whether or not conditional) to make a Sitio Competing Proposal, and in each case, such Sitio Competing Proposal is not withdrawn prior to such termination (or, in the case of termination pursuant to clause (a)(i)(B), withdrawn at least two business days prior to the date of the Sitio stockholders meeting) or (B) is otherwise communicated to the senior management of Sitio or the Sitio Board prior to the termination of the Merger Agreement and not withdrawn prior to such termination, and (b) within 12 months after the date of such termination, Sitio enters into a definitive agreement with respect to a Sitio Competing Proposal (or publicly approves or recommends to Sitio stockholders or otherwise does not oppose, in the case of a tender or exchange offer, a Sitio Competing Proposal) or consummates a Sitio Competing Proposal (for purposes of this paragraph, any reference in the definition of Sitio Competing Proposal to “20%” will be deemed to be a reference to “more than 50%”).

The “Sitio Termination Fee” will equal $89,600,000; provided, however, that such amount is reduced to $44,800,000 with respect to (i) any fee payable in connection with a termination by Sitio to accept a Sitio Superior Proposal if exercised within 45 days of the date of the Merger Agreement or with respect to a Sitio Competing Proposal made by an Excluded Party (as defined below), which such period has expired, and (ii) any fee payable in connection with a termination by Viper related to a Sitio Change of Recommendation due to a Sitio Competing Proposal made by an Excluded Party.

An “Excluded Party” means any person or group of persons, from whom Sitio or any of its representatives has received, after the date of the Merger Agreement and on or prior to the 45th day following the date of the Merger Agreement, a written Sitio Competing Proposal that, on or prior to such 45th day, the Sitio Board determines in good faith, after consultation with its outside counsel and its financial advisors, is or could reasonably be expected to lead to a Sitio Superior Proposal; provided that any such person or group of persons will cease to be an Excluded Party at the earliest to occur of (x) the 60th day following the date of the Merger Agreement, (y) such time as such person or group of persons withdraws, cancels or terminates its Sitio Competing Proposal or such Sitio Competing Proposal is abandoned or expires or (z) the Sitio Board determines in good faith, after consultation with its outside counsel and its financial advisors, that such Sitio Competing Proposal could no longer reasonably be expected to lead to a Sitio Superior Proposal. No person or group of persons has been determined to be an Excluded Party.

In no event will Sitio and Sitio Opco, collectively, be required to pay the Sitio Termination Fee on more than one occasion.

Amendments, Extensions and Waivers

The Merger Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors at any time before or after adoption of the Merger Agreement by the Sitio stockholders, but, after any such adoption, no amendment will be made which by law would require the further approval by such stockholders without first obtaining such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

At any time prior to the Pubco Merger Effective Time, Viper and Sitio may, by action taken or authorized by their respective boards of directors, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or acts of the other party under the Merger Agreement

•	waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or

•	waive compliance with any of the agreements or conditions of the other party contained in the Merger Agreement.

Specific Performance

Sitio and Viper acknowledged and agreed in the Merger Agreement that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event any provision of the Merger Agreement were not performed in accordance with its specific terms or were otherwise breached. Sitio and Viper further agreed that each party is entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are entitled under the terms of the Merger Agreement at law or in equity. Sitio and Viper further agreed not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under the Merger Agreement. Sitio and Viper further agreed that no other party or any other person would be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this section, and each party irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Governing Law

The Merger Agreement is governed by Delaware law, without regard to any applicable conflicts of laws provisions.

CERTAIN AGREEMENTS RELATED TO THE TRANSACTIONS

The following section summarizes material provisions of the support agreements, which are included in this joint information statement/proxy statement/prospectus as Annex D, Annex E, Annex F and Annex G are incorporated by reference herein in their entirety, and qualify the following summary in its entirety.

The rights and obligations of Viper, Sitio and the Sitio Supporting Stockholders are governed by the support agreements and not by this summary or any other information contained in or incorporated by reference into this joint information statement/proxy statement/prospectus. You are urged to read the support agreements carefully and in their entirety, as well as this joint information statement/proxy statement/prospectus and the information incorporated by reference into this joint information statement/proxy statement/prospectus, before making any decisions regarding the proposals.

Sitio Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain Sitio stockholders (collectively, the “Sitio Supporting Stockholders”) entered into Voting and Support Agreements (the “Sitio Stockholder Support Agreements”) with Sitio and Viper. The Sitio Stockholder Support Agreements provide, among other things, the obligation of the Sitio Supporting Stockholders, collectively representing approximately 48% of the combined voting power of the issued and outstanding shares of Sitio Common Stock as of the date of the Sitio Stockholder Support Agreements, to vote to approve the Transactions, including the Sitio Pubco Merger and the Opco Merger, subject to certain terms and conditions (including the termination of such Sitio Stockholder Support Agreements in certain circumstances related to a Sitio Superior Proposal or a change in control of Diamondback). In addition, if there occurs a change of recommendation by the Sitio Board (other than in response to a Sitio Superior Proposal or a change of control of Diamondback), then the voting obligations for the Sitio Supporting Stockholders will be reduced and the voting provisions of the Sitio Stockholder Support Agreements will only apply, in the aggregate, to 35% of the issued and outstanding shares of Sitio Common Stock. The Sitio Supporting Stockholders have also agreed not to transfer or otherwise dispose of any Sitio Class A Common Stock, Sitio Class C Common Stock or Sitio Opco Units beneficially owned by them, other than certain permitted transfers, during the terms of their respective support agreements. The Sitio Stockholder Support Agreements terminate if the Merger Agreement is terminated or in the event of certain amendments of the Merger Agreement, including amendments that diminish the merger consideration or otherwise materially and adversely affects the rights of the Sitio Supporting Stockholders.

As of the Sitio record date, the Sitio Stockholder Support Agreements covered 71,977,075 shares of Sitio Common Stock, or approximately 48% of the total shares of Sitio Common Stock outstanding.

Diamondback Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, Sitio, Viper, New Viper, and the Diamondback Entities entered into the Diamondback Support Agreement, dated June 2, 2025 (which is attached as Annex G to this joint information statement/proxy statement/prospectus) which provides, among other things, that the Diamondback Entities will not transfer or otherwise dispose of any Viper Common Stock, New Viper Common Stock or Viper Opco Units held by them or engage in any short sales with respect to securities of Viper, Sitio or, following the Closing, New Viper, in each case, from the date of the Merger Agreement to 90 days following the Closing (the “Restricted Period”), subject to certain exceptions, including a permitted transfer cap of up to 15,505,809 securities. The Diamondback Entities agreed to not commence or participate in any claim against Viper, New Viper, Sitio or any of their respective affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of the Diamondback Support Agreement or the Merger Agreement or (b) alleging a breach of any duty of the Viper Board in connection with the Merger Agreement, the Diamondback Support Agreement or the transactions contemplated thereby. The Diamondback Entities irrevocably and unconditionally waived any appraisal or dissenters’ rights that they may have in connection with the Viper Pubco Merger. The Diamondback Entities agreed that if any takeover law becomes applicable to the Viper Pubco Merger or the Transactions, they will grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions. The Diamondback Support Agreement will terminate at the earliest of (i) the date the Merger Agreement is validly terminated in accordance with its terms (if prior to the Closing), (ii) the expiration of the Restricted Period and (iii) mutual consent of the parties to the Diamondback Support Agreement. The Diamondback Entities also agreed to assist the parties with certain filings required to be made under the HSR Act.

Registration Rights Agreement

Pursuant to the Merger Agreement, not less than 15 days prior to the Closing, Viper will offer to each holder of Sitio Opco Units, as of such date, to enter into the Registration Rights Agreement with such person, and at or prior to the Closing Date, Viper and New Viper will enter into the Registration Rights Agreement with each holder of Sitio Opco Units who informs Viper in writing of the desire to enter into the Registration Rights Agreement and submits a duly executed signature page to the Registration Rights Agreement not less than two business days prior to the Closing Date (such holders, the “RRA Parties”).

The Registration Rights Agreement will provide that as soon as practicable but in any event within five business days after the Closing Date, New Viper will file with the SEC a registration statement registering the resale of all shares of New Viper Class A Common Stock held by the RRA Parties from time to time, including any shares of New Viper Class A Common Stock issued or issuable upon the redemption of Viper Opco Units (together with a corresponding number of shares of New Viper Class B Common Stock) held by the RRA Parties as a result of the consummation of the Transactions permitted to be registered for resale from time to time pursuant to the applicable rules and regulations under the Securities Act (such shares, subject to certain exclusions to be set forth in the Registration Rights Agreement, the “Registrable Securities”) and New Viper will use its reasonable best efforts to cause such registration statement to be declared effective as soon as practicable thereafter and to keep it effective until all Registrable Securities cease to be registrable, with the ability to suspend registration during blackout periods of up to 90 days annually. The Registration Rights Agreement will include customary indemnification provisions, with New Viper indemnifying RRA Parties against losses from material misstatements or omissions in the registration statement, and RRA Parties indemnifying New Viper for misstatements based on their provided information, with liability capped at the net proceeds received from their sales. The Registration Rights Agreement will provide that New Viper will bear the expenses incurred in connection with the filing of the registration statement pursuant to the terms of the Registration Rights Agreement, other than the discounts, commissions and stock transfer taxes applicable to the sale of Registrable Securities, which are borne by the RRA Parties. New Viper’s obligation to cover legal fees for RRA Parties’ counsel is capped at $50,000 per offering.

DIRECTORS AND MANAGEMENT OF NEW VIPER

The business and affairs of New Viper will be managed by or under the direction of the New Viper Board. It is currently anticipated that the current members of the Viper Board will become the directors of the New Viper Board as of the Closing, and the current members of Viper management will become the executives of New Viper as of the Closing in the same roles as each executive held immediately prior to the Closing.

Name	Position with New Viper	Age
Steven E. West	Chairman of the Board of Directors	64
Kaes Van’t Hof	Chief Executive Officer and Director	38
Laurie H. Argo	Director	53
Spencer D. Armour, III	Director	71
Frank C. Hu	Director	63
W. Wesley Perry	Director	68
James L. Rubin	Director	40
Travis D. Stice	Director	63
Austen Gilfillian	President	32
Teresa L. Dick	Executive Vice President, Chief Financial Officer and Assistant Secretary	55
Al Barkmann	Executive Vice President and Chief Engineer	44
Matt Zmigrosky	Executive Vice President, General Counsel and Secretary	46

Steven E. West—Chairman of the Board of Directors. Mr. West has served as Chairman of the Viper Board and as a director since February 2014 (prior to the Conversion, he served as Chairman of the Board and a director of the Viper Energy Partners GP LLC, Viper’s general partner prior to the Conversion (the “General Partner”)). Mr. West served as a director and Chairman of the Board of the general partner of Rattler Midstream LP (“Rattler”) from May 2019 to August 2022 when Rattler was acquired by Diamondback through a merger. Mr. West has also served as a director of Diamondback since December 2011 and as its Chairman of the Board from October 2012 to February 2022. He served as Diamondback’s Chief Executive Officer from January 1, 2009 to December 31, 2011. From January 2011 until December 2016, Mr. West was a partner at Wexford Capital LP, focusing on Wexford’s private equity energy investments. From August 2006 until December 2010, Mr. West served as senior portfolio advisor at Wexford. From August 2003 until August 2006, he was the chief financial officer of Sunterra Corporation, a former Wexford portfolio company. From December 1993 until July 2003, Mr. West held senior financial positions at Coast Asset Management and IndyMac Bank. Prior to that, he worked at First Nationwide Bank, Lehman Brothers and Peat Marwick Mitchell & Co., the predecessor of KPMG LLP. Mr. West earned a Bachelor of Science degree in Accounting from California State University, Chico.

Kaes Van’t Hof—Chief Executive Officer and Director. Mr. Van’t Hof has served as Viper’s Chief Executive Officer since February 2025. Prior to that position, he served as Viper’s President from March 2017 to February 2025 (prior to the Conversion, he served as President of the General Partner), and has served as a director since November 2023. He has served as Diamondback’s Chief Executive Officer and has served as a director on Diamondback’s board since May 2025. Prior to his current position with Diamondback, he served as Diamondback’s President from February 2025 to May 2025, as Chief Financial Officer from February 2022 to February 2025, as Executive Vice President of Business Development from March 2019 to February 2022, as Senior Vice President—Strategy and Corporate Development from January 2017 to February 2019 and as Vice President of Strategy and Corporate Development since joining Diamondback in July 2016. Mr. Van’t Hof has also served as President and director of the general partner of Rattler since July 2018. Prior to his positions with us, Diamondback and the general partner of Rattler, Mr. Van’t Hof served as Chief Executive Officer for Bison Drilling and Field Services from September 2012 to June 2016. From August 2011 to August 2012, Mr. Van’t Hof was an analyst for Wexford Capital LP responsible for developing operating models and business plans, including in connection with our initial public offering, and before that worked for the Investment Banking-Financial Institutions Group of Citigroup Global Markets, Inc. from February 2010 to August 2011. Mr. Van’t

Hof was a professional tennis player from May 2008 to January 2010. Mr. Van’t Hof received a Bachelor of Science in Accounting and Business Administration from the University of Southern California.

Laurie H. Argo—Director. Ms. Argo has been a member of the Viper Board since March 2023 (prior to the Conversion, she served as a director of the General Partner). Since March 2022, Ms. Argo has also served on the board of directors of Solaris Oilfield Infrastructure, Inc. and is a member of the Audit Committee. From May 2019 through August 2022, Ms. Argo served on the board of the general partner of Rattler. From August 2018 through June 2021, Ms. Argo served as a director on the board of EVRAZ plc, a multinational, vertically integrated steel making and mining company and was a member of the Audit, Remuneration and Stakeholder Engagement Committees. Since October 2017, Ms. Argo has performed consulting services for clients within the energy industry. From January 2015 until September 2017, Ms. Argo served as Senior Vice President of Enterprise Products Holdings LLC, the general partner of Enterprise Products Partners L.P., a midstream natural gas and crude oil pipeline company. From October 2014 to February 2015, Ms. Argo was President and Chief Executive Officer of OTLP GP, LLC, the general partner of Oiltanking Partners, L.P. and an affiliate of Enterprise Products Partners L.P. From January 2014 to January 2015, Ms. Argo was Vice President, NGL Fractionation, Storage and Unregulated Pipelines of Enterprise Products Partners L.P. From 2005 to January 2014, Ms. Argo held various positions in the NGL and Natural Gas Processing businesses for Enterprise Products Partners L.P., where her responsibilities included the commercial and financial management of four joint venture companies. Ms. Argo earned an MBA from National University in La Jolla, California and graduated from St. Edward’s University in Austin, Texas with a degree in Accounting. Ms. Argo has over 25 years of experience in the energy industry and continues to maintain various memberships including the National Association of Corporate Directors (NACD).

Spencer D. Armour, III—Director. Mr. Armour has been a member of the Viper Board since July 2017 (prior to the Conversion, he served as a director of the General Partner). Mr. Armour has over 30 years of executive and entrepreneurial experience in the energy services industry. Mr. Armour has served as a partner of Geneses Investments since February 2019. He served as President of PT Petroleum LLC in Midland, Texas from March 2013 until January 2019. He was the Vice President of Corporate Development for Basic Energy Services, Inc. from 2007 to 2008, which acquired Sledge Drilling Corp., a company Mr. Armour co-founded and served as Chief Executive Officer for from 2005 to 2006. From 1998 through 2005, he served as Executive Vice President of Patterson-UTI Energy, Inc., which acquired Lone Star Mud, Inc., a company Mr. Armour founded and served as President of from 1986 to 1997. Mr. Armour has served as a director of ProPetro Holding Corp. since February 2013 and as a director of CES Energy since December 2018. Mr. Armour also served on the Patterson-UTI Board of Directors from 1999 through 2001. Mr. Armour received a Bachelor of Science in Economics from the University of Houston and was appointed to the University of Houston System Board of Regents in 2011 by former Texas Governor Rick Perry.

Frank C. Hu—Director. Mr. Hu has been a member of the Viper Board since April 2022 (prior to the Conversion, he served as a director of the General Partner). Mr. Hu most recently served as an investment analyst and Vice President of Capital World Investors, an investment group in the Capital Group Companies, Inc., from 2003 to 2017. He previously served as a manager of project finance in the corporate treasury department at Unocal Corporation from 2002 to 2003, and as a global energy practice consultant at McKinsey & Company from 2000 to 2002. Prior to joining McKinsey, Mr. Hu served in various roles at Atlantic Richfield Company (ARCO) from 1989 to 2000, including as Vice President of Downstream Operations and Business Development from 1998 to 2000. Mr. Hu has served as a member of the board of directors of EQT Corporation (NYSE: EQT) since October 2021, where he also serves on the audit committee and the special hedging transaction committee and chairs the public policy and corporate responsibility committee. Mr. Hu also currently serves as an advisory board member for the Geology & Planetary Science Division at the California Institute of Technology. Mr. Hu earned a Bachelor of Science in Engineering and a Master of Science in Engineering from Harvey Mudd College and an MBA from The Amos Tuck School at Dartmouth College.

W. Wesley Perry—Director. Mr. Perry has been a member of the Viper Board since June 2014 (prior to the Conversion, he served as a director of the General Partner). Mr. Perry has served as a director of Genie

Energy Ltd., an independent retail energy provider, since October 2011, currently serves as the chair of its audit committee and a member of its compensation, nominating, corporate governance and technology committees and has served as the chairman of the board of directors of Genie Energy International Corporation since September 2009. Mr. Perry also serves as manager of PBEX, LLC, an oil and gas exploration and development company, a position he has held since July 2012. Mr. Perry has served as manager of S.E.S. Investments, Ltd., an oil and gas investment company, since 1985. He served as Chief Executive Officer of E.G.L. Resources, Inc., an oil and gas production company, from July 2008 until December 2019 and served as its President from 2003 to July 2008. Mr. Perry was a director of UTG, Inc., an insurance holding company, from 2001 to 2013 and served on its Audit Committee. Mr. Perry served on the Midland City Council from 2002 to 2008 and as Mayor of Midland from 2008 through 2014. He is the Chairman of the Milagros Foundation and a trustee of the Abell-Hangar Foundation. He has a Bachelor of Science degree in Engineering from the University of Oklahoma.

James L. Rubin—Director. Mr. Rubin has been a member of the Viper Board since June 2014 (prior to the Conversion, he served as a director of the General Partner). Mr. Rubin is currently the Head of Commodity Equities at BTG Pactual Asset Management US. From 2012 to 2022, Mr. Rubin served as partner, Portfolio Manager and Co-Head of Equities and as a member of Wexford Capital’s hedge fund investment committee. From 2006 to 2012, he served as an analyst and later as Vice President, focusing on Wexford’s public and private energy investments. Mr. Rubin graduated cum laude from Yale University with a Bachelor of Arts degree with honors in political science and economics.

Travis D. Stice—Director. Mr. Stice served as Viper’s Chief Executive Officer from February 2014 until February 2025, when he moved on from such role as part of the leadership transition plan announced by Viper in February 2025, but has continued to serve as a member of the Viper Board, a position he has held since February 2014 (prior to the Conversion, he served as Chief Executive Officer and a director of the General Partner). He has served as the Executive Chairman of the Board of Diamondback since May 2025 and as a director since November 2012. Mr. Stice has also served as the Chief Executive Officer and a director of the general partner of Rattler since July 2018. From May 2019 through August 2022, Rattler was a publicly traded subsidiary of Diamondback until it was acquired by Diamondback through a merger. Prior to these positions with Viper, Diamondback and Rattler, he served as the Diamondback’s Chairman of the Board from February 2022 to May 2025, as Diamondback’s Chief Executive Officer from January 2012 to May 2025 and as Diamondback’s President and Chief Operating Officer from April 2011 to January 2012. From November 2010 to April 2011, Mr. Stice served as a Production Manager of Apache Corporation, an oil and gas exploration and production company. Mr. Stice served as a Vice President of Laredo Petroleum Holdings, Inc., an oil and gas exploration and production company, from September 2008 to September 2010 and as a Development Manager of ConocoPhillips/Burlington Resources Mid-Continent Business Unit, an oil and gas exploration and production company, from April 2006 until August 2008. Prior to that, Mr. Stice held a series of positions of increasing responsibilities at Burlington Resources until that company was acquired by ConocoPhillips in March 2006. Mr. Stice started his career with Mobil Oil in 1985. Mr. Stice has over 38 years of experience in production operations, reservoir engineering, production engineering and unconventional oil and gas exploration and over 29 years of management experience. Mr. Stice graduated from Texas A&M University with a Bachelor of Science degree in Petroleum Engineering. He is a registered engineer in the State of Texas and is a 38-year member of the Society of Petroleum Engineers. He also serves on industry boards for the American Petroleum Institute, American Exploration and Production Council, the Domestic Energy Producers Alliance, the Permian Strategic Partnership, the Texas A&M Petroleum Engineering Advisory Board and the Texas A&M Engineering Advisory Council. Additionally, Mr. Stice is on the board of the Dynamic Catholic Institute and the local community board for the Midland Chamber of Commerce.

Austen Gilfillian—President. Mr. Gilfillian has served as Viper’s President since February 2025. Prior to holding this position, he served as Vice President of Viper from April 2024 to February 2025, as General Manager of Viper from February 2022 to February 2024 (prior to the Conversion, he served as General Manager of the General Partner) and prior to February 2022 he served in various roles in Diamondback’s finance group after joining Diamondback in September 2017. Mr. Gilfillian graduated from Trinity University with a Bachelor of Science in Business Administration and Economics.

Teresa L. Dick—Executive Vice President, Chief Financial Officer and Assistant Secretary. Ms. Dick has served as Viper’s Chief Financial Officer, Executive Vice President and Assistant Secretary since February 2017 and served as Viper’s Chief Financial Officer, Senior Vice President and Assistant Secretary from February 2014 to February 2017 (prior to the Conversion, she served as Chief Financial Officer, Executive Vice President and Assistant Secretary and Chief Financial Officer, Senior Vice President and Assistant Secretary, as applicable, of the General Partner). She has also served as Diamondback’s Executive Vice President and Chief Accounting Officer since March 2019. Ms. Dick served as Diamondback’s Executive Vice President and Chief Financial Officer from February 2017 to February 2019, as its Assistant Secretary since October 2012, as its Chief Financial Officer and Senior Vice President from November 2009 to February 2017 and as its Corporate Controller from November 2007 until November 2009. From June 2006 to November 2007, Ms. Dick held a key management position as the Controller/Tax Director at Hiland Partners, a publicly traded midstream energy master limited partnership. Ms. Dick has over 25 years of accounting experience, including public company experience in both audit and tax areas. Since March 2021, Ms. Dick has served as a director of The Bank7 Corp. (Nasdaq: BSVN) and is a member of the Audit and Nominating and Corporate Governance Committees. Ms. Dick received her Bachelor of Business Administration degree in Accounting from the University of Northern Colorado. She is a certified public accountant and a member of the American Institute of CPAs and the Council of Petroleum Accountants Societies.

Al Barkmann—Executive Vice President and Chief Engineer. Mr. Barkmann has served as Viper’s Executive Vice President and Chief Engineer since April 2024 and as Executive Vice President and Chief Engineer of Diamondback since February 2024. Prior to his current positions with Viper and Diamondback, he served as Diamondback’s Senior Vice President of Reservoir Engineering from November 2021 to February 2024, as Vice President of Reservoir Engineering from February 2019 to November 2021, and as Reservoir Engineering Manager after joining Diamondback in November 2018. Before joining Diamondback, Mr. Barkmann worked for Energen Resources Corporation from May 2006 to November 2018, serving in various capacities of increasing responsibility, most recently as Reservoir Engineering Manager, where he coordinated all aspects of Reservoir Engineering for Energen’s horizontal shale development program. Mr. Barkmann graduated from Louisiana State University with a Bachelor of Science in Petroleum Engineering.

Matt Zmigrosky—Executive Vice President, General Counsel and Secretary. Mr. Zmigrosky has served as Viper’s Executive Vice President, General Counsel and Secretary since February 2019 (prior to the Conversion, he served as Executive Vice President, General Counsel and Secretary of the General Partner). Since February 2023, Mr. Zmigrosky has also served as Executive Vice President, Chief Legal and Administrative Officer and Secretary of Diamondback. From February 2019 to February 2023, he served as Diamondback’s Executive Vice President, General Counsel and Secretary. Before joining Viper and Diamondback, Mr. Zmigrosky was in the private practice of law, most recently as a partner in the corporate section of Akin Gump Strauss Hauer & Feld LLP from October 2012 to February 2019, where he worked extensively with Diamondback and its subsidiaries. Mr. Zmigrosky received a Bachelor of Science in Management degree in finance from Tulane University and a Juris Doctorate degree from Southern Methodist University Dedman School of Law.

DESCRIPTION OF NEW VIPER SECURITIES

The following summary of the terms of the capital stock of New Viper is not meant to be complete and is qualified in its entirety by reference to the New Viper Charter and the New Viper Bylaws. Copies of the New Viper Charter and the New Viper Bylaws, in the form to be effective as of the completion of the Transactions, are attached as Annex B and Annex C, respectively, to this joint information statement/proxy statement/prospectus. In accordance with the terms of the Merger Agreement, the forms of the New Viper Charter and the New Viper Bylaws to be effective as of the completion of the transactions may be modified to the extent mutually agreed by Viper and Sitio prior to the Closing.

Authorized Capital Stock

New Viper’s authorized capital stock will consist of (i) 1,000,000,000 shares of New Viper Class A Common Stock, (ii) 1,000,000,000 shares of New Viper Class B Common Stock and (iii) 100,000,000 shares of preferred stock, par value $0.000001 per share. Each share of New Viper Class B Common Stock is exchangeable, at the discretion of the holder of such share of New Viper Class B Common Stock, together with one Viper Opco Unit, into one share of New Viper Class  A Common Stock.

Common Stock

Holders of New Viper Common Stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of New Viper Class A Common Stock and holders of New Viper Class B Common Stock will vote together as a single class. Shares of New Viper Common Stock will not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of the board of directors will be able to elect all the directors to be elected at that time, and, in such event, the holders of the remaining shares will be unable to elect any directors to be elected at that time. The New Viper Charter will deny stockholders any preemptive rights to acquire or subscribe for any stock, obligation, warrant or other securities of New Viper. Holders of shares of New Viper Common Stock will have no redemption or conversion rights, other than as may be set forth in any exchange agreements or the New Viper Opco LLC Agreement, nor will they be entitled to the benefits of any sinking fund provisions.

In the event of New Viper’s liquidation, dissolution or winding up, the remaining assets of New Viper available for distribution shall (i) first be distributed, pari passu, to the holders of New Viper Class B Common Stock, ratably in proportion to the number of shares of New Viper Class B Common Stock, until the holders of all outstanding New Viper Class B Common Stock have received $0.014 (which amount will be adjusted accordingly in the case of any stock split, subdivision or combination with respect to New Viper Class B Common Stock) in respect of each share of New Viper Class B Common Stock then outstanding and (ii) then be distributed, pari passu, to the holders of all outstanding shares of New Viper Class A Common Stock, ratably in proportion to the number of shares of New Viper Class A Common Stock.

Holders of record of shares of New Viper Class A Common Stock will be entitled to receive dividends when and if declared by the New Viper Board out of any assets legally available for such dividends, subject to (i) the rights of all outstanding shares of capital stock ranking senior to the New Viper Common Stock in respect of dividends and (ii) to any dividend restrictions contained in debt agreements. Holders of New Viper Class B Common Stock will be entitled to receive a mandatory cash dividend, paid quarterly, in an amount per share of New Viper Class B Common Stock equal to (A) $20,000 divided by (B) the number of shares of New Viper Class B Common Stock then outstanding.

All shares of New Viper Common Stock issued pursuant to the Transactions will be fully paid and non-assessable. On the completion of the Transactions, based on the number of outstanding shares and units as of June 30, 2025, it is expected that approximately 170,075,610 shares of New Viper Class A Common Stock and approximately 193,089,838 shares of New Viper Class B Common Stock will be issued and outstanding.

Preferred Stock

The New Viper Board will be authorized to issue up to 100,000,000 shares of preferred stock in one or more series. The New Viper Board may fix for each series:

•	the distinctive serial designation and number of shares of the series;

•	the voting powers and the right, if any, to elect a director or directors;

•	the terms of office of any directors the holders of preferred shares are entitled to elect;

•	the dividend rights, if any;

•	the terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

•	the liquidation preferences and the amounts payable on dissolution or liquidation;

•	the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the corporation; and

•	any other terms or provisions which the New Viper Board is legally authorized to fix or alter.

New Viper will not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon the rights of holders of New Viper Common Stock will be unknown until the New Viper Board determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, the voting power, liquidation preference or other rights of New Viper stockholders could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stockholder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of New Viper.

Related Party Transactions

Subject to the limitations of applicable law, the New Viper Charter will, among other things:

•

permit New Viper to enter into transactions with entities in which one or more of its officers or directors are financially or otherwise interested, so long as it has been approved by the New Viper Board;

•

permit certain of New Viper’s stockholders, officers and directors, including its non-employee directors, to conduct business that competes with New Viper and to make investments in any kind of property in which New Viper may make investments; and

•

provide that if certain of New Viper’s officers or directors, including its non-employee directors, becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer solely in his or her capacity as a director or officer of New Viper), that director or officer will have no duty to communicate or offer that opportunity to New Viper, and will be permitted to communicate or offer that opportunity to any other entity or individual and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary duty to New Viper or its stockholders regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with New Viper’s best interests.

Anti-Takeover Effect of Provisions of the New Viper Charter and New Viper Bylaws

Some provisions of the New Viper Charter and the New Viper Bylaws will contain provisions that could make it more difficult to acquire New Viper by means of a merger, tender offer, proxy contest or otherwise, or to remove its incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of New Viper to first negotiate with the New Viper Board.

Undesignated preferred stock. The ability to authorize and issue undesignated preferred stock may enable the New Viper Board to render more difficult or discourage an attempt to change control of New Viper by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the New Viper Board were to determine that a takeover proposal is not in its best interest, the New Viper Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Stockholder meetings. The New Viper Charter and New Viper Bylaws will provide that a special meeting of stockholders may be called only by the chairman of the New Viper Board, the chief executive officer, by a resolution adopted by a majority of the New Viper Board, assuming there are no vacancies or by the chairman of the New Viper Board following receipt of a written request of one or more stockholders that together have continuously held, for their own accounts, beneficial ownership of at least 20% aggregate “net long position” (as such term is defined in the New Viper Bylaws) of the issued and outstanding voting stock of New Viper entitled to vote generally in the election of directors for at least one year prior to the date such request is delivered to New Viper and at the special meeting date.

Requirements for advance notification of stockholder nominations and proposals. The New Viper Bylaws will establish advance notice requirements and certain documentary, information and other procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the New Viper Board.

Board designees. Under the New Viper Charter, Diamondback will have the right to designate up to three persons to serve as directors for so long as Diamondback along with its affiliates collectively own at least 25% of the outstanding New Viper Common Stock. Kaes Van’t Hof and Travis D. Stice are the current directors designated by Diamondback to serve on the Viper Board and each of them is expected to be designated by Diamondback to serve on the New Viper Board. These designation rights are not exclusive.

Stockholder action by written consent. The New Viper Charter will provide that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by New Viper’s stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the New Viper Board. This provision, which will not be able to be amended except by the affirmative vote of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will make it difficult for stockholders to initiate or effect an action by written consent that is opposed by the New Viper Board.

Amendment of the bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. The New Viper Charter and New Viper Bylaws will grant the New Viper Board the power to adopt, amend and repeal the New Viper Bylaws at any regular or special meeting of the New Viper Board on the affirmative vote of a majority of the directors, assuming there are no vacancies. New Viper’s stockholders will be able to adopt, amend or repeal the New Viper Bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Removal of directors. The New Viper Charter will provide that members of the New Viper Board may only be removed by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of New Viper entitled to vote generally in the election of directors, voting together as a single class.

Additionally, an increase in the number of authorized shares of New Viper Common Stock could be used to make it more difficult to, or discourage an attempt to, obtain control of New Viper by means of a takeover bid that the New Viper Board determines is not in New Viper’s best interests or the best interests of its stockholders.

The provisions of the New Viper Charter and New Viper Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of New Viper Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in New Viper’s management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Officer Appointments

The New Viper Charter will provide that so long as Diamondback and its affiliates collectively own at least 25% of all outstanding shares of New Viper Common Stock, the New Viper Board will not appoint any person other than a Diamondback seconded employee as an executive officer of New Viper, unless such appointment is approved in advance by either (a) Diamondback (which approval may not be reasonably withheld or conditioned) or (b) the affirmative vote of holders of at least 80% of the voting power of capital stock of New Viper.

Choice of Forum

The New Viper Charter will provide that unless New Viper consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on its behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers or other employees to it or its stockholders; (iii) any action asserting a claim against it arising pursuant to any provision of the DGCL or its certificate of incorporation or bylaws; or (iv) any action asserting a claim against it pertaining to internal affairs of the corporation. The New Viper Charter will also provide that any person or entity purchasing or otherwise acquiring any interest in shares of New Viper capital stock will be deemed to have notice of and to have consented to this choice of forum provision.

This provision would not apply to claims arising under the the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain claims under the Securities Act.

It is possible that a court of law could rule that the choice of forum provision contained in the New Viper Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Registration Rights

Pursuant to (i) the Second Amended and Restated Registration Rights Agreements, dated as of November 10, 2023, by and among Viper and the other parties thereto (the “Diamondback RRA”), (ii) the Registration Rights Agreement, dated as of October 1, 2024, by and among Viper and the other parties thereto (the “Tumbleweed RRA”) and (iii) the Registration Rights Agreement, dated as of February 14, 2025, by and among Viper and the other parties thereto (the “Morita Ranches RRA” and, together with the Diamondback RRA and the Tumbleweed RRA, the “Existing Viper Registration Rights Agreements”), Viper has agreed to register for resale, pursuant to Rule 415 of the Securities Act, certain shares of Viper Class A Common Stock held by certain stockholders, including any shares of Viper Class A Common Stock issued or issuable upon the redemption of certain shares of Viper Class B Common Stock and Viper Opco Units held by such stockholders. Additionally, in the Tumbleweed RRA and the Morita Ranches RRA, certain stockholders received certain piggyback rights to participate in underwritten offerings of Viper, subject to customary exceptions, and to demand certain underwritten offerings. The foregoing description of the Existing Viper Registration Rights Agreements is a summary only and is qualified in its entirety by reference to the Existing Viper Registration Rights Agreements, copies of which were filed with the SEC (x) in the case of the Diamondback RRA, on November 13, 2023 as Exhibit 10.3 to Viper’s Current Report on Form 8-K and is incorporated herein by reference, (y) in the case of the Tumbleweed RRA, on October 2, 2024, as Exhibit 4.3 to Viper’s Current Report on Form 8-K and is incorporated herein by reference and (z) in the case of the Morita Ranches RRA, on February 26, 2025 as Exhibit 4.4 to Viper’s Current Report on Form 8-K and is incorporated herein by reference. New Viper is expected to assume the Existing Viper Registration Rights Agreements.

In connection with the completion of the Transactions and pursuant to the Merger Agreement, New Viper agreed to enter into the Registration Rights Agreement with certain holders of Sitio Opco Units in the form attached as Annex H to this joint information statement/proxy statement/prospectus. For a description of the Registration Rights Agreement, see the section entitled “Certain Agreements Related to the Transactions—Registration Rights Agreement.”

Transfer Agent and Registrar

The transfer agent and registrar for New Viper Common Stock will be Computershare Trust Company.

Listing

It is expected that New Viper Class A Common Stock will be listed on the Nasdaq under the symbol “VNOM.”

THE SITIO SPECIAL MEETING

General

This joint information statement/proxy statement/prospectus is being provided to Sitio stockholders as part of a solicitation of proxies by the Sitio Board for use at the Sitio special meeting and at any adjournments or postponements of such special meeting. This joint information statement/proxy statement/prospectus provides Sitio stockholders with important information about the Sitio special meeting and should be read carefully in its entirety.

Date, Time and Place of the Sitio Special Meeting

The Sitio special meeting will be a virtual meeting conducted exclusively via live webcast online at www.virtualshareholdermeeting.com/STR2025SM starting at 10:00 a.m. Central Time (with log-in beginning at 9:30 a.m. Central Time) on August 18, 2025. The Sitio special meeting will be virtual only and stockholders will not be able to attend the Sitio special meeting in person. Stockholders will be able to submit questions via the online platform before and during the Sitio special meeting. You may submit questions prior to the Sitio special meeting by logging onto www.proxyvote.com with your 16-digit control number. You will be able to participate in the Sitio special meeting online and submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/STR2025SM, typing a question into the “Ask a Question” field and clicking submit. You will also be able to vote your shares electronically.

Purposes of the Sitio Special Meeting

The Sitio special meeting is being held to consider and vote on the following proposals:

Sitio Merger Proposal: To approve and adopt the terms of the Merger Agreement, a copy of which is attached as Annex A to this joint information statement/proxy statement/prospectus, and the Transactions (including the Mergers).

Sitio Compensation Proposal: To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Sitio’s named executive officers that is based on or otherwise relates to the Mergers, discussed in the section entitled “The Mergers—Interests of Sitio’s Directors and Executive Officers in the Mergers.”

Recommendation of the Sitio Board

The Sitio Board unanimously recommends that Sitio stockholders vote:

“FOR” the Sitio merger proposal; and

“FOR” the Sitio compensation proposal.

This joint information statement/proxy statement/prospectus contains important information regarding these proposals and factors that Sitio stockholders should consider when deciding how to cast their votes. Sitio stockholders are encouraged to read the entire document carefully, including the annexes to, and documents incorporated by reference into, this joint information statement/proxy statement/prospectus, for more detailed information regarding the Merger Agreement and the Mergers.

The Sitio Compensation Proposal

In considering the recommendations of the Sitio Board, Sitio stockholders should be aware that some of Sitio’s directors and executive officers have interests that are different from, or in addition to, the interests of Sitio stockholders more generally. For additional information, please see “The Mergers—Interests of Sitio’s Directors and Executive Officers in the Mergers.”

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that Sitio provide its stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Sitio’s named executive officers that is based on or otherwise relates to the Mergers, as disclosed in this joint information statement/proxy statement/prospectus, including the compensation table and the related narrative named executive officer compensation disclosures set forth in “The Mergers—Interests of Sitio’s Directors and Executive Officers in the Mergers.” This vote is commonly referred to as a “say on golden parachute” vote. Accordingly, Sitio stockholders are being provided with the opportunity to cast an advisory (i.e., non-binding) vote on those change in control payments and other compensation which Sitio’s named executive officers will or may be eligible to receive in connection with the Mergers.

This vote is advisory, and therefore not binding on Sitio, Viper, New Viper or their respective boards of directors or committees thereof and will not overrule any decisions made by such entities and will not require such entities take any specific action. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Mergers are consummated, the eligibility of Sitio’s named executive officers for such payments and benefits will not be affected by the advisory vote.

The vote on the Sitio compensation proposal is a vote separate and apart from the vote on the Sitio merger proposal. Accordingly, a Sitio stockholder may vote to approve one proposal and not the other. Because the vote on the Sitio compensation proposal is advisory in nature only, it will not be binding on Sitio, Viper or New Viper, and the approval of the Sitio compensation proposal is not a condition to the completion of the Mergers.

Voting by Directors and Executive Officers

On the Sitio record date, Sitio directors and executive officers, and their affiliates, as a group, beneficially owned and were entitled to vote 691,286 shares of Sitio Class A Common Stock and 335,143 shares of Sitio Class C Common Stock, or approximately 0.68% of the issued and outstanding shares of Sitio Common Stock. Although none of them has entered into any agreement obligating them to do so as a director or executive officer of Sitio, Sitio currently expects that all of its directors and executive officers will vote their shares “FOR” the Sitio merger proposal and “FOR” the Sitio compensation proposal.

Attendance at the Sitio Special Meeting

Only Sitio stockholders of record on the Sitio record date, beneficial owners of Sitio Common Stock on the Sitio record date and holders of valid proxies for the Sitio special meeting may attend the virtual Sitio special meeting.

Submitting Questions for the Sitio Special Meeting

Sitio stockholders attending the Sitio special meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the Sitio special meeting, stockholders are able submit questions before the meeting at www.proxyvote.com. Additionally, stockholders will be able to participate in the Sitio special meeting online and submit questions by signing into the virtual meeting platform at www.virtualshareholdermeeting.com/STR2025SM, typing a question into the “Ask a Question” field and clicking submit.

Sitio will answer questions during the Sitio special meeting that are relevant to meeting matters, comply with the meeting rules of conduct and have been submitted either prior to the start of the Sitio special meeting or during the period allotted for questions during the Sitio special meeting, subject to time constraints. However, Sitio reserves the right to exclude questions that are not pertinent to meeting matters or to edit profanity or other inappropriate language. Each stockholder is limited to a total of one question that must be related to the business of the Sitio special meeting. Each question should cover only one topic and be as succinct as possible. If Sitio receives substantially similar questions, Sitio will group such questions together and provide a single response to avoid repetition. The questions of all Sitio stockholders are welcome. However, the purpose of the Sitio special meeting must be observed and questions that are not directly related to the business of Sitio or are not otherwise in good taste, related to personal grievances or otherwise inappropriate (as determined by the chairman of the meeting) will not be answered.

Record Date

A record date is the date, as of the close of business on which, stockholders of record are entitled to notice of and to vote at a meeting of stockholders. The Sitio record date for the Sitio special meeting is July 7, 2025 and was established by the Sitio Board as required under the laws of Delaware, Sitio’s state of incorporation. Thus, owners of record of Sitio Class A Common Stock and Sitio Class C Common Stock as of the close of business on July 7, 2025 are the only Sitio stockholders that are entitled to receive notice of and to vote at the Sitio special meeting and at any adjournments or postponements thereof.

Outstanding Shares as of Record Date and Voting Rights of Sitio Stockholders

On the Sitio record date, there were 77,579,174 shares of Sitio Class A Common Stock and 73,367,602 shares of Sitio Class C Common Stock issued and outstanding, held by 38 and 38 holders of record, respectively. Each issued and outstanding share of Sitio Common Stock entitles its holder of record to one vote on each matter to be considered at the Sitio special meeting. Sitio stockholders are entitled to vote on each proposal presented. Only Sitio Common Stock has voting rights.

Stockholder List

A complete list of registered Sitio stockholders entitled to vote at the Sitio special meeting will be available online for a period of no less than ten days before the Sitio special meeting at www.virtualshareholdermeeting.com/STR2025SM.

Quorum; Abstentions and Broker Non-Votes

In order for business to be conducted at the Sitio special meeting, a quorum must be present. A quorum at the Sitio special meeting requires the attendance online or by proxy of holders of a majority of the total issued and outstanding shares of Sitio Common Stock entitled to vote at the Sitio special meeting, or 75,473,388 shares of Sitio Common Stock based on the Sitio record date. An abstention occurs when a stockholder is present for purposes of a quorum by virtually attending the Sitio special meeting and either does not vote or submits a ballot marked “ABSTAIN.” An abstention also occurs when a stockholder does not attend the meeting virtually and instead submits a proxy with an “ABSTAIN” instruction. Abstentions will be counted for purposes of determining whether there is a quorum at the Sitio special meeting. Because it is expected that all of the matters to be voted on at the Sitio special meeting will be non-routine under NYSE rules, brokers will not have discretionary authority to vote on any such proposal; therefore, if you do not provide voting instructions to your broker, bank or other nominee, your shares will not count towards determining whether a quorum is present and your shares of Sitio Common Stock will not be voted on the Sitio merger proposal or the Sitio compensation proposal.

Adjournment

If a quorum is not present or represented or if there are not sufficient votes for the approval of the Sitio merger proposal, Sitio expects that the Sitio special meeting will be adjourned by the chairman of the Sitio special meeting to solicit additional proxies. No notice of the reconvened meeting is required to be given if the date, time and place (including the means of remote communication) are announced at the Sitio special meeting unless the adjournment is for more than 30 days. At any reconvened Sitio special meeting at which a quorum is present, (i) any business may be transacted that may have been transacted at the Sitio special meeting had a quorum been present and (ii) all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Sitio special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.

Vote Required

The votes required for each proposal are as follows:

Sitio Merger Proposal: The affirmative vote of the holders of a majority of the outstanding shares of Sitio Common Stock entitled to vote on the Sitio merger proposal is required to approve the Sitio merger proposal. Abstentions or failures to vote, either virtually or by proxy, at the Sitio special meeting will have the same effect as a vote “AGAINST” the Sitio merger proposal. Because the Sitio merger proposal is non-routine under NYSE rules, banks, brokers and other nominees do not have discretionary authority to vote on the Sitio merger proposal and will not be able to vote on the Sitio merger proposal absent instructions from the beneficial owner. The failure of a beneficial owner to provide voting instructions to its bank, broker or other nominee will have the same effect as a vote “AGAINST” the Sitio merger proposal.

Sitio Compensation Proposal: The affirmative vote of the holders of a majority of the shares of Sitio Common Stock present virtually during, or represented by proxy at, the Sitio special meeting and entitled to vote on the Sitio compensation proposal is required to approve the Sitio compensation proposal. Abstentions are considered shares of Sitio Common Stock present and entitled to vote and will have the same effect as a vote “AGAINST” the Sitio compensation proposal. Failures to submit a proxy or failures to attend and vote, either virtually or by proxy, at the Sitio special meeting will, assuming a quorum is otherwise present, have no effect on the outcome of the Sitio compensation proposal. Because the Sitio compensation proposal is non-routine under NYSE rules, banks, brokers and other nominees do not have discretionary authority to vote on the Sitio compensation proposal and will not be able to vote on the Sitio compensation proposal absent instructions from the beneficial owner. The failure of a beneficial owner to provide voting instructions to its bank, broker or other nominee will, assuming a quorum is otherwise present, have no effect on the outcome of the Sitio compensation proposal.

How to Vote

Sitio stockholders of record and beneficial owners of Sitio Common Stock on the Sitio record date may vote their shares of Sitio Common Stock by submitting a proxy or may vote virtually during the Sitio special meeting by following the instructions provided on the enclosed proxy card or voting instruction form received by such stockholders. Sitio recommends that Sitio stockholders entitled to vote submit a proxy prior to the Sitio special meeting even if they plan to attend the virtual Sitio special meeting.

Sitio stockholders are encouraged to submit a proxy promptly. Each valid proxy received in time will be voted at the Sitio special meeting according to the choice specified, if any. Executed but uninstructed proxies (i.e., proxies that are properly signed, dated and returned but are not marked to tell the proxies how to vote) will be voted in accordance with the recommendations of the Sitio Board.

Record Holders

Sitio stockholders of record may vote in one of the following ways:

Internet: Voting over the Internet is easy, fast and available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time (10:59 p.m., Central Time), on August 17, 2025. Sitio stockholders of record may submit their proxy over the internet at www.proxyvote.com. You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

Telephone: Voting over the telephone is easy, fast and available 24 hours a day and will be accessible until 11:59 p.m., Eastern Time (10:59 p.m., Central Time), on August 17, 2025. Sitio stockholders of record in the United States or Canada may submit their proxy by calling 1-800-690-6903. Easy-to-follow voice prompts will guide Sitio stockholders through the voting and allow them to confirm that their instructions have been properly recorded. You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.

Mail: Sitio stockholders of record may submit their proxy by properly completing, signing, dating and mailing their proxy card or voting instruction form in the self-addressed, stamped envelope (if mailed in the United States) included with this joint information statement/proxy statement/prospectus. Sitio stockholders who vote this way should mail the proxy card early enough so that it is received prior to the closing of the polls at the Sitio special meeting.

Online During the Sitio Special Meeting: The Sitio special meeting will be held online. Sitio stockholders of record may attend the Sitio special meeting virtually by entering his, her or its unique 16-digit control number by visiting www.proxyvote.com and vote electronically during the Sitio special meeting; attendance at the virtual Sitio special meeting will not, however, in and of itself constitute a vote or a revocation of a prior proxy.

Beneficial Owners

If your shares are registered or held in the name of your broker, bank or other nominee (“street name”), you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the method specified by your broker, bank or other nominee. In addition to voting by mail, most brokerage firms and banks participate in Internet or telephone voting programs. These programs provide eligible “street name” stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose brokerage firms or banks participate in these programs. If your shares are registered or held in the name of your broker, bank or other nominee and you plan to attend and participate in the Sitio special meeting, you should contact your broker, bank, or other nominee (preferably at least five days before the Sitio special meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Sitio special meeting. Attendance at the virtual Sitio special meeting will not, in and of itself, constitute a vote or a revocation of a prior proxy.

Proxies and Revocation

You may revoke your proxy and change your vote at any time before the final vote at the Sitio special meeting by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) whether made via the Internet, by telephone or by mail, by attending the Sitio special meeting virtually and voting online during the meeting or by filing a revocation with Sitio’s Corporate Secretary, at 1401 Lawrence Street, Suite 1750, Denver, CO 80202.

If you hold your shares in street name, you may change your vote by contacting your broker or other nominee and following their instructions, which must be received before 10:59 p.m. Central Time on the night before the Sitio special meeting. Please note, however, that if your shares of record are held by a broker, bank, broker-dealer, custodian or other similar organization, you must instruct your broker, bank, broker-dealer, custodian, or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such organization.

Solicitation of Proxies

Sitio will pay for the cost of preparing, assembling, printing and mailing this joint information statement/proxy statement/prospectus and the accompanying proxy card and the cost of soliciting proxies relating to the Sitio special meeting. Some banks and brokers have customers who beneficially own Sitio Common Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of outstanding shares of Sitio Common Stock is deemed necessary, we anticipate making such solicitation directly. The solicitation of proxies may be supplemented by telephone, e-mail, online and personal solicitation by officers, directors and other employees of Sitio, but no additional compensation will be paid to such individuals. Sitio stockholders may also be solicited by, among others, news releases issued by Sitio and/or Viper, postings on Sitio’s or Viper’s websites and social media accounts and advertisements in periodicals.

Other Matters

At this time, Sitio knows of no other matters to be submitted at the Sitio special meeting.

Questions and Additional Information

Sitio stockholders may contact Brett S. Riesenfeld, Sitio’s Executive Vice President, General Counsel and Corporate Secretary at 1-720-640-7620 or by sending a letter to Mr. Riesenfeld at the offices of Sitio at 1401 Lawrence Street, Suite 1750, Denver, CO 80202 with any questions about the Sitio merger proposal, the Sitio compensation proposal or how to vote or to request additional copies of any materials.

THE SITIO MERGER PROPOSAL

The Sitio Board determined that the Merger Agreement and the Transactions, including the Sitio Pubco Merger and the Opco Merger, were fair to, and in the best interests of, Sitio and its stockholders and approved, adopted and declared advisable the Merger Agreement and the Transactions.

The Sitio Board accordingly unanimously recommends that Sitio stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement and the Transactions, as disclosed in this joint information statement/proxy statement/prospectus, particularly the related narrative disclosures in the sections of this joint information statement/proxy statement/prospectus titled “The Mergers” and “The Merger Agreement,” and as attached as Annex A to this joint information statement/proxy statement/prospectus.

Approval of the Sitio merger proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Sitio Common Stock entitled to vote on the Sitio merger proposal, voting as a single class. Accordingly, a Sitio stockholder’s abstention from voting, a broker non-vote (if any) or the failure of a Sitio stockholder to attend the Sitio special meeting and vote will have the same effect as a vote “AGAINST” the Sitio merger proposal.

THE SITIO BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SITIO MERGER PROPOSAL.

THE SITIO COMPENSATION PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that Sitio provide its stockholders with the opportunity to vote on an advisory, non-binding proposal to approve compensation that will or may become payable to Sitio’s named executive officers in connection with the Mergers, as disclosed in the section of this joint information statement/proxy statement/prospectus entitled “The Mergers— Interests of Sitio’s Directors and Executive Officers in the Mergers.”

Sitio is asking its stockholders to indicate their approval of the various “change in control” payments and other compensation which Sitio’s named executive officers will or may be eligible to receive in connection with the mergers. These payments are set forth in the table entitled “Golden Parachute Compensation” under the section of this joint information statement/proxy statement/prospectus entitled “The Mergers—Interests of Sitio’s Directors and Executive Officers in the Mergers” and the accompanying footnotes.

Accordingly, Sitio is seeking approval of the following resolution at the Sitio special meeting:

“RESOLVED, that the stockholders of Sitio approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Sitio’s named executive officers that is based on or otherwise relates to the Mergers as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this joint information statement/proxy statement/prospectus entitled ‘The Mergers—Interests of Sitio’s Directors and Executive Officers in the Mergers.’”

Approval of this proposal is not a condition to completion of the Mergers. Stockholders should note that this non-binding proposal regarding merger-related compensation is merely an advisory vote that will not be binding on Sito, the Sitio Board, or its compensation committee or on Viper, New Viper or their respective boards of directors or any committee thereof. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, if the Mergers are consummated, Sitio’s named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Mergers in accordance with the terms or conditions applicable to such compensation, even if this proposal is not approved.

Approval of this proposal requires an affirmative vote of a majority of the votes cast on this proposal at the Sitio special meeting, assuming a quorum is present. For this proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions are considered shares of Sitio Common Stock present and entitled to vote and will have the same effect as a vote “AGAINST” the Sitio compensation proposal. Failures to submit a proxy or failures to attend and vote, either virtually or by proxy, at the Sitio special meeting will, assuming a quorum is otherwise present, have no effect on the outcome of the Sitio compensation proposal. Because the Sitio compensation proposal is non-routine under NYSE rules, banks, brokers and other nominees do not have discretionary authority to vote on the Sitio compensation proposal and will not be able to vote on the Sitio compensation proposal absent instructions from the beneficial owner. The failure of a beneficial owner to provide voting instructions to its bank, broker or other nominee will have no effect on the outcome of the Sitio compensation proposal.

THE SITIO BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SITIO COMPENSATION PROPOSAL.

COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS

Viper is incorporated under the laws of the State of Delaware and, accordingly, the rights of Viper’s stockholders are governed by the DGCL and the Certificate of Incorporation of Viper (“Viper’s certificate of incorporation”) and the Amended and Restated Bylaws of Viper (“Viper’s bylaws”). Sitio is incorporated under the laws of the State of Delaware and, accordingly, the rights of Sitio’s stockholders are governed by the DGCL and the Restated Certificate of Incorporation of Sitio, as amended (“Sitio’s certificate of incorporation”) and the Amended and Restated Bylaws of Sitio (“Sitio’s bylaws”). If the Mergers are completed, the rights of Viper stockholders and Sitio stockholders who become New Viper stockholders as a result of the Mergers will be governed by the DGCL and the New Viper Charter and New Viper Bylaws.

Prior to the Closing, Viper, as the sole stockholder of New Viper, and New Viper will take all requisite action to cause the certificate of incorporation of New Viper and the bylaws of New Viper in effect immediately following the Pubco Merger Effective Time to be amended and restated to be in the same form as Viper’s certificate of incorporation and bylaws in effect as of immediately prior to the Closing, except to the extent otherwise mutually agreed by Viper and Sitio.

The following description summarizes certain material differences between the rights of Viper stockholders and Sitio stockholders before completion of the Mergers, and New Viper stockholders after completion of the Mergers. This section does not purport to be a complete statement of all those differences, nor does it include a complete description of the specific provisions referred to below. Furthermore, the identification of some of the differences in the rights of these stockholders is not intended to indicate that other equally significant or more significant differences do not exist.

This summary is qualified in its entirety by reference to the DGCL and Viper’s, Sitio’s and New Viper’s governing corporate documents, which you are urged to read. The form of the New Viper Charter and the New Viper Bylaws are attached as Annex B and Annex C, respectively, to this joint information statement/proxy statement/prospectus and are incorporated herein by reference. Viper and Sitio have filed with the SEC their respective organizational documents and will send copies of these documents to you, without charge, upon your request. For information on how copies of these documents may be obtained, please see the section entitled “Where You Can Find More Information.”

Viper	Sitio	New Viper

Authorized Capital Stock

Viper’s certificate of incorporation authorizes Viper to issue (i) 2,000,000,000 shares of common stock, which includes (a) 1,000,000,000 shares of Class A common stock, par value $0.000001 per share and (b) 1,000,000,000 shares of Class B common stock, par value $0.000001 per share and (ii) 100,000,000 shares of preferred stock, par value $0.000001 per share.	Sitio’s certificate of incorporation authorizes Sitio to issue 361,000,000 shares of capital stock, consisting of (i) 360,000,000 shares of common stock, which includes (a) 240,000,000 shares of Class A common stock, par value $0.0001 per share and (b) 120,000,000 shares of Class C common stock, par value $0.0001 per share and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.	The New Viper Charter will authorize New Viper to issue (i) 2,000,000,000 shares of common stock, which includes (a) 1,000,000,000 shares of Class A common stock, par value $0.000001 per share and (b) 1,000,000,000 shares of Class B common stock, par value $0.000001 per share and (ii) 100,000,000 shares of preferred stock, par value $0.000001 per share.

Voting Rights

The DGCL provides that each stockholder must be entitled to one vote for each share of capital stock held by such stockholder, unless otherwise provided in a corporation’s certificate of incorporation. Each share of

Viper	Sitio	New Viper
Viper Common Stock, Sitio Common Stock and New Viper Common Stock entitles its holder to one vote for each share held of record on each matter submitted to a vote of stockholders.

In all matters, other than the election of directors, presented to the stockholders, at a meeting at which a quorum is present, will be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, under applicable law, Viper’s certificate of incorporation, Viper’s bylaws or applicable stock exchange rules, a different vote is required, in which case such provision will govern and control the decision of such matter.

The voting rights of the holders of any preferred stock of Viper designated by the Viper Board will be determined by the Viper Board.

In all matters, other than the election of directors, presented to the stockholders at a meeting at which a quorum is present will be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, Sitio’s certificate of incorporation, Sitio’s bylaws or applicable stock exchange rules, a different vote is required, in which case such provision will govern and control the decision of such matter.

The voting rights of the holders of any preferred stock of Sitio designated by the Sitio Board will be determined by the Sitio Board.

In all matters, other than the election of directors, presented to the stockholders at a meeting at which a quorum is present will be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, under applicable law, the New Viper Charter, the New Viper Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision will govern and control the decision of such matter.

The voting rights of the holders of any preferred stock of New Viper designated by the New Viper Board will be determined by the New Viper Board.

Number of Directors and Size of the Board of Directors

The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by the company’s certificate of incorporation or bylaws.

Viper	Sitio	New Viper

The Viper Board currently has eight members. Viper’s bylaws provide that the number of directors will be fixed exclusively by resolution adopted by a majority of the Viper Board.

Viper’s certificate of incorporation provides that for so long as Diamondback and its subsidiaries (excluding Viper and its subsidiaries) collectively own at least 25% of Viper Common Stock, Diamondback has the right to designate up to three persons to serve on the Viper Board.

The Sitio Board currently has nine members. Sitio’s bylaws provide that the number of directors will be fixed exclusively by resolution of the Sitio Board.

Under the Director Designation Agreement certain stockholders of Sitio may designate nominees to be included in the slate of nominees recommended by the Sitio Board so long as such stockholders continue to beneficially own sufficient Sitio Common Stock in accordance with the terms of the Director Designation Agreement. A description of the Director Designation Agreement is included in Sitio’s definitive

The New Viper Board will initially have eight members. New Viper’s bylaws will provide that the number of directors will be fixed exclusively by resolution adopted by a majority of the New Viper Board.

The New Viper Charter will provide that for so long as Diamondback and its subsidiaries (excluding New Viper and its subsidiaries) collectively own at least 25% of New Viper Common Stock, Diamondback will have the right to designate up to three persons to serve on the New Viper Board.

For additional information, please see the section entitled “The

Viper	Sitio	New Viper
	Proxy Statement, dated March 28, 2025, relating to the 2025 annual meeting of Sitio’s stockholders held on May 13, 2025, in the section entitled “Certain Relationships and Interested Transactions—Director Designation Agreement,” which is incorporated herein by reference.	Mergers—Governance of New Viper.”

Classified Board/Term of Directors

The DGCL provides that directors of a Delaware corporation may, by the company’s certificate of incorporation or by the company’s bylaws, be divided into one, two or three classes.

Viper	Sitio	New Viper
Viper’s certificate of incorporation provides that all directors are to be elected annually. Each director holds office until the next annual meeting and until his or her successor has been duly elected and qualified, or otherwise until his or her earlier death, resignation, retirement, disqualification or removal.	Sitio’s certificate of incorporation provides that all directors are to be elected annually. Each director holds office until the next annual meeting and until his or her successor has been duly elected and qualified, or otherwise until his or her earlier death, resignation or removal.	The New Viper Charter will provide that all directors are to be elected annually. Each director will hold office until the next annual meeting and until his or her successor has been duly elected and qualified, or otherwise until his or her earlier death, resignation, retirement, disqualification or removal.

Election of Directors

Viper’s certificate of incorporation and bylaws provide that, subject to the rights of the holders of one or more series of preferred stock of Viper to elect directors pursuant to the terms of one or more series of preferred stock of Viper, (i) in an uncontested election, directors will be elected by a majority of the votes cast, and (ii) in a contested election, directors will be elected by a plurality of the votes cast. Cumulative voting in the election of directors is specifically denied.

Sitio’s certificate of incorporation and bylaws provide that, subject to the rights of the holders of one or more series of preferred stock of Sitio to elect directors pursuant to the terms of one or more series of preferred stock of Sitio, directors will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Sitio Common Stock.

Except as may otherwise be set forth in the resolution or resolutions of the Sitio Board providing the issue of one or more series of preferred stock of Sitio, and then only with respect to such series of preferred stock of Sitio, cumulative voting in the election of directors is specifically denied.

The New Viper Charter and New Viper Bylaws will provide that, subject to the rights of the holders of one or more series of preferred stock of New Viper to elect directors pursuant to the terms of one or more series of preferred stock of New Viper, (i) in an uncontested election, directors will be elected by a majority of the votes cast, and (ii) in a contested election, directors will be elected by a plurality of the votes cast. Cumulative voting in the election of directors is specifically denied.

Viper	Sitio	New Viper

Removal of Directors

Under Viper’s certificate of incorporation, any or all of the directors may be removed from office at any time, with or without cause, upon the affirmative vote of holders of a majority of the voting power of all then outstanding shares of Viper Common Stock entitled to vote generally in the election of directors, voting together as a single class.	Under Sitio’s certificate of incorporation, any or all of the directors may be removed from office at any time, with or without cause, upon the affirmative vote of holders of a majority of the voting power of all then outstanding shares of Sitio Common Stock entitled to vote generally in the election of directors, voting together as a single class.	The New Viper Charter will provide that any or all of the directors may be removed from office at any time, with or without cause, upon the affirmative vote of holders of a majority of the voting power of all then outstanding shares of New Viper Common Stock entitled to vote generally in the election of directors, voting together as a single class.

Vacancies on the Board of Directors

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships may be filled by a majority vote of the directors then in office, even if the number of directors then in office is less than a quorum.

Under Viper’s certificate of incorporation, newly created directorships resulting from an increase in the number of directors and any vacancies that results from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen will hold office for the remainder of the full term of office of the director whom he or she has replaced and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.	Under Sitio’s certificate of incorporation, newly created directorships resulting from an increase in the number of directors and any vacancies that result from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen will hold office for the remainder of the full term of office of the director whom he or she has replaced and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.	The New Viper Charter will provide that newly created directorships resulting from an increase in the number of directors and any vacancies that result from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen will hold office for the remainder of the full term of office of the director whom he or she has replaced and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Quorum for Board Meetings

The DGCL provides that in no case will a quorum be less than one-third of the authorized number of directors.

Each of Viper’s and Sitio’s bylaws provides, and the New Viper Bylaws will provide, that the presence of at least a majority of the total number of directors constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the corporation’s

Viper	Sitio	New Viper
board (except as may be otherwise specifically provided by law or each company’s certificate of incorporation or bylaws).

Annual Meetings of Stockholders

Under the DGCL, if a corporation does not hold an annual meeting to elect directors within the thirteen-month period following its last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Each of Viper’s and Sitio’s bylaws provides, and the New Viper Bylaws will provide, that annual meetings of stockholders will be held at such dates and times as will be designated by the corporation’s board, at which time the stockholders will elect a board of directors and transact such other business as may be properly brought before the meeting. The board of directors may postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders.

Quorum for Stockholder Meetings

Under the DGCL and each of Viper’s and Sitio’s bylaws and the New Viper Bylaws, the holders of shares representing a majority of the voting power of all stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business, except that, under Viper’s and Sitio’s bylaws and the New Viper Bylaws, when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of all of the outstanding shares of such class or series will constitute a quorum of such class or series for the transaction of such business.

Notice of Annual and Special Meetings of Stockholders

Under the DGCL and each of Viper’s and Sitio’s bylaws and the New Viper Bylaws, notice of any meeting of stockholders must be sent not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.

Calling Special Meetings of Stockholders
The DGCL provides that special meetings may be called by the board of directors or by such person as may be authorized by the certificate of incorporation or by the bylaws.

Viper’s certificate of incorporation and bylaws provide that, subject to the rights, if any, of the holders of any outstanding series of the preferred stock of Viper and the requirements of applicable law, special meetings of stockholders may be called by any of the following: (i) at any time by the chairman of the Viper Board, the chief executive officer, or the Viper Board pursuant to a resolution adopted by a majority of the Viper Board, and (ii) by the chairman of the Viper Board or the Viper Board following receipt by the	Sitio’s certificate of incorporation and bylaws provide that, subject to the rights, if any, of the holders of any outstanding series of the preferred stock of Sitio and the requirements of applicable law, special meetings of stockholders may only be called by the Sitio Board pursuant to a resolution adopted by a majority of the Sitio Board, and may not be called by any other person.	The New Viper Charter and New Viper Bylaws will provide that, subject to the rights, if any, of the holders of any outstanding series of the preferred stock of New Viper and the requirements of applicable law, special meetings of stockholders may be called by any of the following: (i) at any time by the chairman of the New Viper Board, the chief executive officer, or the New Viper Board pursuant to a resolution adopted by a majority of the New Viper Board, and (ii) by the chairman of

Viper	Sitio	New Viper
secretary of Viper of the written request of one or more stockholders of Viper that together have continuously held, for their own accounts, beneficial ownership of at least 20% aggregate “net long position” of the issued and outstanding voting stock of Viper entitled to vote generally in the election of directors for at least one year prior to the date such request is delivered to Viper and at the special meeting date.		the New Viper Board or the New Viper Board following receipt by the secretary of New Viper of the written request of one or more stockholders of New Viper that together have continuously held, for their own accounts, beneficial ownership of at least 20% aggregate “net long position” of the issued and outstanding voting stock of New Viper entitled to vote generally in the election of directors for at least one year prior to the date such request is delivered to New Viper and at the special meeting date.

Stockholder Action by Written Consent

The DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Viper’s certificate of incorporation provides that, except as may be otherwise provided for or fixed pursuant to Viper’s certificate of incorporation relating to the rights of the holders of any outstanding series of preferred stock of Viper, any action required or permitted to be taken by Viper’s stockholders must be effected at a duly called annual or special meeting of the stockholders, unless the Viper Board approves in advance the taking of such action by means of written consent of the stockholders.	Sitio’s certificate of incorporation provides that, except as may be otherwise provided for or fixed pursuant to Sitio’s certificate of incorporation relating to the rights of the holders of any outstanding series of preferred stock of Sitio, any action required or permitted to be taken by Sitio’s stockholders may be taken without a meeting, with prior notice and without a vote by consent in accordance with Section 228 of the DGCL. Section 228 of the DGCL provides that any action required or permitted to be taken by Sitio’s stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, will be signed by the holders of outstanding stock having not less than the minimum number of	The New Viper Charter will provide that, except as may be otherwise provided for or fixed pursuant to the New Viper Charter relating to the rights of the holders of any outstanding series of preferred stock of New Viper, any action required or permitted to be taken by New Viper’s stockholders must be effected at a duly called annual or special meeting of the stockholders, unless the New Viper Board approves in advance the taking of such action by means of written consent of the stockholders.

Viper	Sitio	New Viper
votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to Sitio in the manner required by Section 228 of the DGCL.

Amendment of Governing Documents

Under the DGCL, the power to make, alter or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to make, alter or repeal its bylaws.

Viper’s certificate of incorporation can amended, altered, changed or repealed as permitted by the DGCL.

Viper’s certificate of incorporation and bylaws grant the Viper Board the power to adopt, amend, alter or repeal Viper’s bylaws with the affirmative vote of a majority of the Viper Board.

Viper’s stockholders may also adopt, amend, alter or repeal Viper’s bylaws by the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock of Viper entitled to vote generally in the election of directors, voting together as a single class.

Sitio’s certificate of incorporation reserves for Sitio the right to amend, alter, change or repeal any provision of Sitio’s certificate of incorporation; by the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of Sitio Common Stock entitled to vote generally in the election of directors, voting together as a single class; provided that any amendment of Sitio’s certificate of incorporation that would adversely affect the rights of the holders of Sitio Class A Common Stock or Sitio Class C Common Stock requires the majority vote of the holders of the applicable class, voting separately as a single class, so adversely affected.

Sitio’s stockholders may also adopt, amend, alter or repeal Sitio’s bylaws; by the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of Sitio Common Stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, amendments to provisions relating to the indemnification of directors and officers requires the affirmative vote of the holders of at least 65% of the voting power

The New Viper Charter will provide that the New Viper Charter will be able to be amended, altered, changed or repealed as permitted by the DGCL.

The New Viper Charter and New Viper Bylaws will grant the New Viper Board the power to adopt, amend, alter or repeal the New Viper Bylaws with the affirmative vote of a majority of the New Viper Board.

New Viper’s stockholders will also be able to adopt, amend, alter or repeal the New Viper Bylaws by the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock of New Viper entitled to vote generally in the election of directors, voting together as a single class.

Viper	Sitio	New Viper

of all outstanding shares of Sitio Common Stock.

Sitio’s certificate and bylaws grant the Sitio Board the power to adopt, amend, alter or repeal Sito’s bylaws; by the affirmative vote of a majority of the Sitio Board.

Limitation on Liability of Directors and Officers

Delaware has adopted a law that allows corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of directors’ and officers’ fiduciary duty of care. An amendment, repeal or elimination of such a provision will not affect its application with respect to an act or omission by a director or officer occurring before such amendment, repeal or elimination unless the provision provides otherwise at the time of such act or omission. The duty of care requires that, when acting on behalf of the corporation, directors and officers must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although the Delaware law does not change directors’ duty of care, it allows corporations to limit available relief to equitable remedies such as injunction or rescission. Each of Sitio’s and Viper’s certificates of incorporation limits, and the New Viper Charter will limit, the liability of its directors to the fullest extent permitted by this law. Viper’s certificate of incorporation limits, and the New Viper Charter will limit, the liability of its officers to the fullest extent permitted by this law.

Delaware law provides limits on the extent to which a corporation may limit or eliminate the personal liability of directors and officers to the corporation and its stockholders for monetary damages for breach of such director’s or officer’s fiduciary duties. A corporation may not limit the liability of:

•  a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•  a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•  a director in respect of certain unlawful dividend payments or stock redemptions or repurchases;

•  a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

•  an officer in any action by or in the right of the corporation.

Viper	Sitio	New Viper

Viper’s certificate of incorporation provides that each of Viper’s directors and officers is not personally liable for money damages for breach of fiduciary duty as a director or officer, as applicable, to the fullest extent permitted by Delaware law.

Viper’s certificate of incorporation and bylaws provide that, to the extent a present or former director or officer of Viper has been successful on the merits or otherwise in defense of any threatened, pending, or completed

Sitio’s certificate of incorporation provides that each of Sitio’s directors is not personally liable for money damages for breach of fiduciary duty as a director, as applicable, to the fullest extent permitted by DGCL, unless they violated their duty of loyalty to Sitio or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful

The New Viper Charter will provide that each of New Viper’s directors and officers will not be personally liable for money damages for breach of fiduciary duty as a director or officer, as applicable, to the fullest extent permitted by Delaware law.

The New Viper Charter and New Viper Bylaws will provide that, to the extent a present or former director or officer of New Viper has been successful on the merits or otherwise in defense of any

Viper	Sitio	New Viper

proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) reasonably incurred by him or her in connection therewith.

Viper’s bylaws provide that Viper may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Viper or another entity against any expense, liability or loss, whether or not Viper would have the power to indemnify such person against such liability.

redemptions, or derived improper personal benefit from their actions as directors.

Sitio’s certificate of incorporation and bylaws provide that, to the extent a present or former director or officer of Sitio has been successful on the merits or otherwise in defense of any threatened, pending, or completed proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) reasonably incurred by him or her in connection therewith.

Sitio’s bylaws provide that Sitio may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Sitio or another entity against any expense, liability or loss, whether or not Sitio would have the power to indemnify such person against such liability.

threatened, pending, or completed proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) reasonably incurred by him or her in connection therewith.

The New Viper Bylaws will provide that New Viper may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of New Viper or another entity against any expense, liability or loss, whether or not New Viper would have the power to indemnify such person against such liability.

Anti-Takeover Provisions

The DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Viper has expressly elected not to be governed by Section 203 and its certificate of incorporation does not include any “fair price” provisions.	Sitio has expressly elected not to be governed by Section 203 and its certificate of incorporation does not include any “fair price” provisions.	New Viper will elect not to be governed by Section 203 and its certificate of incorporation will not include any “fair price” provisions.

Exclusive Forum

Unless Viper consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Viper, (ii) any	Unless Sitio consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding	Unless New Viper consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding

Viper	Sitio	New Viper
action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of Viper to Viper or Viper’s stockholders, (iii) any action asserting a claim against Viper or any director or officer of Viper arising pursuant to any provision of the DGCL, Viper’s certificate of incorporation or Viper’s bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against Viper or any director or officer of Viper governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of Viper’s capital stock will be deemed to have notice of and to have consented to the provisions of Viper’s certificate of incorporation.	brought on behalf of Sitio, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of Sitio to Sitio or Sitio’s stockholders, creditors or other constituents, (iii) any action asserting a claim against Sitio or any director or officer of Sitio arising pursuant to any provision of the DGCL, Sitio’s certificate of incorporation or Sitio’s bylaws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of Sitio’s certificate of incorporation or Sitio’s bylaws, or (v) any action asserting a claim against Sitio or any director or officer of Sitio governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided, however, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware with subject matter jurisdiction over the matter. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of Sitio Common Stock shall be deemed to have notice of and consented to the provisions of Sitio’s certificate of incorporation.

brought on behalf of New Viper, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of New Viper to New Viper or New Viper’s stockholders, (iii) any action asserting a claim against New Viper or any director or officer of New Viper arising pursuant to any provision of the DGCL, the New Viper Charter or the New Viper Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against New Viper or any director or officer of New Viper governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of New Viper’s capital stock will be deemed to have notice of and to have consented to the provisions of the New Viper Charter.

This provision would not apply to claims arising under the the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain claims under the Securities Act.

APPRAISAL RIGHTS

Viper

Holders of Viper Class A Common Stock are not entitled to appraisal rights or dissenters’ rights in connection with the Viper Pubco Merger under Viper’s organizational documents or Delaware law because they are receiving shares of New Viper Class A Common Stock, and New Viper Class A Common Stock is expected to be traded on the Nasdaq at the Pubco Merger Effective Time. However, if the Viper Pubco Merger is completed, holders of Viper Class B Common Stock who did not provide the Viper Stockholder Written Consent are entitled to appraisal rights under Section 262 solely with respect to their shares of Viper Class B Common Stock (and not, for the avoidance of doubt, any shares of Viper Class A Common Stock or Viper Opco Units held by them), provided that they comply with the conditions established by Section 262. The Diamondback Entities waived their appraisal rights under the Diamondback Support Agreement, eliminating appraisal claims for shares of Viper Class B Common Stock held by the Diamondback Entities.

The discussion below is not a complete summary regarding appraisal rights available to Viper Class B stockholders under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this joint information statement/proxy statement/prospectus as Annex K. Viper Class B stockholders intending to exercise appraisal rights should carefully review Annex K. Failure to follow precisely any of the statutory procedures set forth in Annex K may result in a termination or waiver of these rights. This summary does not constitute legal or other advice, nor does it constitute a recommendation that Viper Class B stockholders exercise their appraisal rights under Delaware law.

Under Section 262, beneficial owners or holders of record of Viper Class B Common Stock who submit a written demand for appraisal of such owner’s or holder’s shares, and otherwise comply with the statutory requirements set forth in Section 262 and satisfy certain ownership thresholds set forth in Section 262, may be entitled to receive the fair value of such owner’s or holder’s shares, exclusive of any element of value arising from the accomplishment or expectation of the Viper Pubco Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

When a merger is approved by written consent without a meeting pursuant to Section 228 of the DGCL, as is the case with the Viper Pubco Merger, Section 262 requires that either a constituent corporation before, or the surviving corporation within 10 calendar days after, the effective date of the merger notify each of its stockholders who is entitled to appraisal rights of the approval of the merger and that appraisal rights are so available and must include in each such notice a copy of Section 262 or information directing stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. A copy of Section 262 is attached to this joint information statement/proxy statement/prospectus as Annex K. Such notice, if given on or after the effective date of the merger, must also notify the stockholders of the effective date of the merger.

THIS JOINT INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS CONSTITUTES THE OFFICIAL NOTICE OF APPRAISAL RIGHTS UNDER SECTION 262. VIPER STOCKHOLDERS SHOULD NOT EXPECT TO RECEIVE ANY ADDITIONAL NOTICE WITH RESPECT TO THE DEADLINE FOR DEMANDING APPRAISAL RIGHTS.

Any beneficial owner or holder of record of Viper Class B Common Stock entitled to exercise appraisal rights may, within 20 calendar days after the date this notice is given, demand in writing from Viper, as applicable, the appraisal of such owner’s or holder’s Viper Class B Common Stock; provided that a demand may be delivered to Viper by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in the notice. For clarity, such 20-day period will begin to run on the date of mailing of this joint information statement/proxy statement/prospectus.

With respect to holders of record, such demand will be sufficient if it reasonably informs Viper (as the surviving corporation in the Viper Pubco Merger) of the identity of the holder of Viper Class B Common Stock making such demand and that such holder intends thereby to demand an appraisal of the fair value of such holder’s Viper Class B Common Stock. In addition to the foregoing requirements, with respect to beneficial owners, such demand will be sufficient if it reasonably informs Viper of the identity of the holder of record of Viper Class B Common Stock for which demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Viper and to be set forth on the verified list required by Section 262(f) of the DGCL. A beneficial owner exercising appraisal rights must continuously own Viper Class B Common Stock through the effective date of the Viper Pubco Merger. Failure to strictly comply with the procedures set forth in Section 262 will result in a loss or waiver of appraisal rights.

A beneficial owner or holder of record of Viper Class B Common Stock who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to the following address: Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, Texas 79701, Attention: General Counsel.

If Viper Class B Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all owners of record. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the authorized agent is acting as agent for the record owner or owners of such Viper Class B Common Stock. If Viper Class B Common Stock is held through a broker who in turn holds Viper Class B Common Stock through a central securities depository nominee, a demand for appraisal of such Viper Class B Common Stock must identify the depository nominee as record holder. A record holder such as a broker, bank or other nominee who holds Viper Class B Common Stock as a nominee for others may exercise appraisal rights on behalf of one or more beneficial owners with respect to Viper Class B Common Stock held for such beneficial owner or owners while not exercising such rights with respect to Viper Class B Common Stock held for other beneficial owners. In such case, the written demand for appraisal must set forth the number of Viper Class B Common Stock covered by such demand. Unless a demand for appraisal specifies a number of shares of Viper Class B Common Stock, such demand will be presumed to cover all Viper Class B Common Stock held in the name of such record holder.

On or within 10 calendar days after the effective date of the Viper Pubco Merger, the surviving corporation in the Viper Pubco Merger must notify each holder of record of Viper Class B Common Stock who is entitled to appraisal rights of the date that the Viper Pubco Merger has become effective; provided, however, that if such notice is sent more than 20 calendar days following the sending of this joint information statement/proxy statement/prospectus, such notice need only be sent to each beneficial owner and holder of record who is entitled to appraisal rights and who has demanded appraisal of such owner’s or holder’s Viper Class B Common Stock in accordance with Section 262.

Once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any person absent approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and accept the applicable Merger Consideration in respect of their shares of Viper Class B Common Stock under the Merger Agreement within 60 calendar days after the effective date of the Viper Pubco Merger.

Within 120 calendar days after the effective date of the Viper Pubco Merger, but not thereafter, Viper (as the surviving corporation in the Viper Pubco Merger) or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of Viper Class B Common Stock held by all persons entitled to appraisal. A beneficial owner or holder of record of Viper Class B Common Stock demanding appraisal must serve a copy of the petition on Viper (as the surviving corporation in the Viper Pubco Merger). If, within 120 calendar days after the effective date of the Viper Pubco Merger, no petition has been filed as provided above, all rights to appraisal will cease and any owner or holder of Viper Class B Common Stock that previously demanded appraisal will become entitled only to the applicable Merger Consideration in respect of Viper Class B Common Stock under the Merger Agreement. Viper and New Viper are not obligated and do not intend to file a petition. Beneficial owners and holders of record should not assume that Viper (as the surviving corporation in the Viper Pubco Merger) will file such a petition or that Viper (as the surviving corporation in the Viper Pubco Merger) will initiate any negotiations with respect to the fair value of their Viper Class B Common Stock. Beneficial owners and holders of record of Viper Class B Common Stock who desire to have their Viper Class B Common Stock appraised should initiate all necessary petitions to perfect their appraisal rights with respect to their Viper Class B Common Stock within the time prescribed in Section 262, and the failure of a beneficial owner or holder of record of Viper Class B Common Stock to file such a petition within the period specified in Section 262 could nullify such owner’s or holder’s previous written demand for appraisal.

In addition, any beneficial owner or holder of record of Viper Class B Common Stock entitled to appraisal rights that has made a demand for appraisal in accordance with, and has otherwise complied with, Section 262 is entitled, within 120 calendar days after the effective date of the Viper Pubco Merger and upon request in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), to receive from Viper (as the surviving corporation in the Viper Pubco Merger) a statement setting forth the aggregate number of shares of Viper Class B Common Stock not consented in writing in favor of the Viper Pubco Merger and with respect to which demands for appraisal have been received and the aggregate number of beneficial owners or holders of record owning or holding such Viper Class B Common Stock (provided that, where a beneficial owner makes a demand pursuant to Section 262(d)(3) of the DGCL, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The statement must be given within 10 calendar days after such written request has been received by Viper (as the surviving corporation in the Viper Pubco Merger) or within 10 calendar days after the expiration of the period for delivery of demands for appraisal, whichever is later.

Upon the filing of a petition by any person other than Viper (as the surviving corporation in the Viper Pubco Merger), service of a copy of such a petition will be made upon Viper (as the surviving corporation in the Viper Pubco Merger). Viper (as the surviving corporation in the Viper Pubco Merger) will be required to, within 20 calendar days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their Viper Class B Common Stock and with whom Viper (as the surviving corporation in the Viper Pubco Merger) has not reached agreements as to the value of such Viper Class B Common Stock. The Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Viper (as the surviving corporation in the Viper Pubco Merger) and to the persons shown on such verified list at the address stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs thereof will be borne by Viper (as the surviving corporation in the Viper Pubco Merger).

At the hearing on such petition, the Delaware Court of Chancery will determine those persons who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require that the persons who have demanded an appraisal for their Viper Class B Common Stock and who hold or own Viper Class B Common Stock represented by certificates to submit their share certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery may dismiss the proceedings as to any person who does not comply with such direction. Additionally, the Delaware Court of Chancery must dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding Viper Class B Common Stock eligible for appraisal or (2) the value of the consideration provided in the Viper Pubco Merger for such total number of shares exceeds $1 million.

After the Delaware Court of Chancery determines the persons entitled to an appraisal, the appraisal proceedings will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the fair value of the applicable Viper Class B Common Stock as of the effective date of the Viper Pubco Merger, taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Viper Pubco Merger, together with any interest from the effective date of the Viper Pubco Merger to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, and except as otherwise provided in Section 262(h) of the DGCL, interest from the effective date of the Viper Pubco Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Viper Pubco Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, Viper (as the surviving corporation in the Viper Pubco Merger) may pay to each person entitled to appraisal an amount in cash, in which case interest will accrue after such payment only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of Viper Class B Common Stock as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. Upon application by Viper (as the surviving corporation in the Viper Pubco Merger) or any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the verified list described above may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

When the fair value of the applicable Viper Class B Common Stock is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by Viper (as the surviving corporation in the Viper Pubco Merger) to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.

Beneficial owners and holders of record of Viper Class B Common Stock should be aware that no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and beneficial owners and holders of record of Viper Class B Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the applicable consideration that they are otherwise entitled to receive under the terms of the Merger Agreement. Viper and New Viper do not anticipate offering more than the Merger Consideration specified in the Merger Agreement for Viper Class B Common Stock to any holder of Viper Class B Common Stock exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant Viper Class B Common Stock is less than such Merger Consideration.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Viper Pubco Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that

“elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The costs of the appraisal proceeding (which do not include attorneys’ fees or the fees of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list mentioned above who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all Viper Class B Common Stock entitled to an appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. In the absence of such determination or assessment, each party bears its own expenses.

From and after the effective date of the Viper Pubco Merger, no person who has demanded appraisal rights with respect to some or all of such person’s Viper Class B Common Stock in compliance with Section 262 will be entitled to vote such Viper Class B Common Stock for any purpose or to receive payment of dividends or other distributions in respect of such Viper Class B Common Stock (except dividends or other distributions payable to holders of Viper Class B Common Stock of record at a date which is prior to the effective date of the Viper Pubco Merger).

If, at any time within 60 calendar days after the effective date of the Viper Pubco Merger, or thereafter with Viper’s (as the surviving corporation in the Viper Pubco Merger) written approval, any person who made a demand for an appraisal who has not commenced an appraisal proceeding or joined such a proceeding as a named party delivers to Viper (as the surviving corporation in the Viper Pubco Merger) a written withdrawal of such person’s demand for appraisal in respect of some or all of such person’s Viper Class B Common Stock, such person will receive the Merger Consideration specified in the Merger Agreement for Viper Class B Common Stock with respect to such withdrawn Viper Class B Common Stock and the right of such person to an appraisal of such withdrawn shares will cease. If a person who demands appraisal of such person’s Viper Class B Common Stock under Section 262 fails to perfect, successfully withdraws or loses such person’s right to appraisal, such person’s Viper Class B Common Stock will be deemed to have been converted at the effective date of the Viper Pubco Merger into the right to receive the applicable Merger Consideration specified in the Merger Agreement for Viper Class B Common Stock. Under Section 262(k) of the DGCL, once a petition for appraisal is filed, an appraisal proceeding may not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under Section 262(j) of the DGCL; provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Viper Pubco Merger within 60 days after the effective date of the Viper Pubco Merger as set forth in Section 262(e) of the DGCL. If a petition for appraisal is not filed with the Delaware Court of Chancery within 120 days after the effective date of the Viper Pubco Merger, then the rights of beneficial owners and holders of record to appraisal will cease.

BENEFICIAL OWNERS AND HOLDERS OF RECORD OF SHARES OF VIPER CLASS B COMMON STOCK CONSIDERING SEEKING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE HIGHER THAN, THE SAME AS OR LOWER THAN THE CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE VIPER PUBCO MERGER IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN A LOSS OR WAIVER OF STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, AND IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262, ANY BENEFICIAL OWNER OR HOLDER OF RECORD

OF SHARES WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT HIS, HER OR ITS LEGAL AND FINANCIAL ADVISORS BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262, SECTION 262 WILL GOVERN.

Sitio

Holders of Sitio Class A Common Stock are not entitled to appraisal rights or dissenters’ rights in connection with the Sitio Pubco Merger under Sitio’s organizational documents or Delaware law because they are receiving shares of New Viper Class A Common Stock, and New Viper Class A Common Stock is expected to be traded on the Nasdaq at the Pubco Merger Effective Time. However, if the Sitio Pubco Merger is completed, holders of Sitio Class C Common Stock who do not vote in favor of the Sitio merger proposal are entitled to appraisal rights under Section 262 solely with respect to their shares of Sitio Class C Common Stock (and not, for the avoidance of doubt, any shares of Sitio Class A Common Stock or Sitio Opco Units held by them), provided that they comply with the conditions established by Section 262. The Sitio Supporting Stockholders waived their appraisal rights under the Sitio Stockholder Support Agreements, eliminating appraisal claims for shares of Sitio Class C Common Stock held by the Sitio Supporting Stockholders.

The discussion below is not a complete summary regarding appraisal rights available to Sitio Class C stockholders under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this joint information statement/proxy statement/prospectus as Annex K. Sitio Class C stockholders intending to exercise appraisal rights should carefully review Annex K. Failure to follow precisely any of the statutory procedures set forth in Annex K may result in a termination or waiver of these rights. This summary does not constitute legal or other advice, nor does it constitute a recommendation that Sitio Class C stockholders exercise their appraisal rights under Delaware law.

Under Section 262, beneficial owners or holders of record of Sitio Class C Common Stock who submit a written demand for appraisal of such owner’s or holder’s shares, and otherwise comply with the statutory requirements set forth in Section 262 and satisfy certain ownership thresholds set forth in Section 262, may be entitled to receive the fair value of such owner’s or holder’s shares, exclusive of any element of value arising from the accomplishment or expectation of the Sitio Pubco Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

When a merger is to be submitted for adoption at a meeting of stockholders, as is the case with the Sitio Pubco Merger, Section 262 requires that the corporation, not less than 20 calendar days prior to the meeting, notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are so available and must include in each such notice a copy of Section 262 or information directing stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. A copy of Section 262 is attached to this joint information statement/proxy statement/prospectus as Annex K.

THIS JOINT INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS CONSTITUTES THE OFFICIAL NOTICE OF APPRAISAL RIGHTS UNDER SECTION 262. SITIO STOCKHOLDERS SHOULD NOT EXPECT TO RECEIVE ANY ADDITIONAL NOTICE WITH RESPECT TO THE DEADLINE FOR DEMANDING APPRAISAL RIGHTS.

Any beneficial owner or holder of record of Sitio Class C Common Stock entitled to exercise appraisal rights may, prior to the vote on the Sitio merger proposal at the Sitio special meeting, demand in writing from Sitio the appraisal of such owner’s or holder’s Sitio Class C Common Stock; provided that a demand may be delivered to Sitio by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in the notice. For clarity, such demand must be received by Sitio before the vote on the Sitio Pubco Merger is taken at the Sitio special meeting. A proxy, abstention, or vote against the Sitio merger proposal will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262.

With respect to holders of record, such demand will be sufficient if it reasonably informs Sitio (as the surviving corporation in the Sitio Pubco Merger) of the identity of the holder of Sitio Class C Common Stock making such demand and that such holder intends thereby to demand an appraisal of the fair value of such holder’s Sitio Class C Common Stock. In addition to the foregoing requirements, with respect to beneficial owners, such demand will be sufficient if it reasonably informs Sitio of the identity of the holder of record of Sitio Class C Common Stock for which demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Sitio and to be set forth on the verified list required by Section 262(f) of the DGCL. A beneficial owner exercising appraisal rights must continuously own Sitio Class C Common Stock through the effective date of the Sitio Pubco Merger. Failure to strictly comply with the procedures set forth in Section 262 will result in a loss or waiver of appraisal rights.

A beneficial owner or holder of record of Sitio Class C Common Stock who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to the following address: Sitio Royalties Corp., 1401 Lawrence Street, Suite 1750, Denver, Colorado 80202, Attention: General Counsel.

If Sitio Class C Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all owners of record. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the authorized agent is acting as agent for the record owner or owners of such Sitio Class C Common Stock. If Sitio Class C Common Stock is held through a broker who in turn holds Sitio Class C Common Stock through a central securities depository nominee, a demand for appraisal of such Sitio Class C Common Stock must identify the depository nominee as record holder. A record holder such as a broker, bank or other nominee who holds Sitio Class C Common Stock as a nominee for others may exercise appraisal rights on behalf of one or more beneficial owners with respect to Sitio Class C Common Stock held for such beneficial owner or owners while not exercising such rights with respect to Sitio Class C Common Stock held for other beneficial owners. In such case, the written demand for appraisal must set forth the number of Sitio Class C Common Stock covered by such demand. Unless a demand for appraisal specifies a number of shares of Sitio Class C Common Stock, such demand will be presumed to cover all Sitio Class C Common Stock held in the name of such record holder.

On or within 10 calendar days after the effective date of the Sitio Pubco Merger, the surviving corporation in the Sitio Pubco Merger must notify each holder of record of Sitio Class C Common Stock who is entitled to appraisal rights of the date that the Sitio Pubco Merger has become effective; provided, however, that if such notice is sent more than 20 calendar days following the sending of this joint information statement/proxy statement/prospectus, such notice need only be sent to each beneficial owner and holder of record who is entitled to appraisal rights and who has demanded appraisal of such owner’s or holder’s Sitio Class C Common Stock in accordance with Section 262.

Once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any person absent approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and accept the applicable Merger Consideration in respect of their shares of Sitio Class C Common Stock under the Merger Agreement within 60 calendar days after the effective date of the Sitio Pubco Merger.

Within 120 calendar days after the effective date of the Sitio Pubco Merger, but not thereafter, Sitio (as the surviving corporation in the Sitio Pubco Merger) or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of Sitio Class C Common Stock held by all persons entitled to appraisal. A beneficial owner or holder of record of Sitio Class C Common Stock demanding appraisal must serve a copy of the petition on Sitio (as the surviving corporation in the Sitio Pubco Merger). If, within 120 calendar days after the effective date of the Sitio Pubco Merger, no petition has been filed as provided above, all rights to appraisal will cease and any owner or holder of Sitio Class C Common Stock that previously demanded appraisal will become entitled only to the applicable Merger Consideration in respect of Sitio Class C Common Stock under the Merger Agreement. Sitio and New Viper are not obligated and do not intend to file a petition. Beneficial owners and holders of record should not assume that Sitio (as the surviving corporation in the Sitio Pubco Merger) will file such a petition or that Sitio (as the surviving corporation in the Sitio Pubco Merger) will initiate any negotiations with respect to the fair value of their Sitio Class C Common Stock. Beneficial owners and holders of record of Sitio Class C Common Stock who desire to have their Sitio Class C Common Stock appraised should initiate all necessary petitions to perfect their appraisal rights with respect to their Sitio Class C Common Stock within the time prescribed in Section 262, and the failure of a beneficial owner or holder of record of Sitio Class C Common Stock to file such a petition within the period specified in Section 262 could nullify such owner’s or holder’s previous written demand for appraisal.

In addition, any beneficial owner or holder of record of Sitio Class C Common Stock entitled to appraisal rights that has made a demand for appraisal in accordance with, and has otherwise complied with, Section 262 is entitled, within 120 calendar days after the effective date of the Sitio Pubco Merger and upon request in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), to receive from Sitio (as the surviving corporation in the Sitio Pubco Merger) a statement setting forth the aggregate number of shares of Sitio Class C Common Stock not voted in favor of the Sitio merger proposal and with respect to which demands for appraisal have been received and the aggregate number of beneficial owners or holders of record owning or holding such Sitio Class C Common Stock (provided that, where a beneficial owner makes a demand pursuant to Section 262(d)(3) of the DGCL, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The statement must be given within 10 calendar days after such written request has been received by Sitio (as the surviving corporation in the Sitio Pubco Merger) or within 10 calendar days after the expiration of the period for delivery of demands for appraisal, whichever is later.

Upon the filing of a petition by any person other than Sitio (as the surviving corporation in the Sitio Pubco Merger), service of a copy of such a petition will be made upon Sitio (as the surviving corporation in the Sitio Pubco Merger). Sitio (as the surviving corporation in the Sitio Pubco Merger) will be required to, within 20 calendar days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their Sitio Class C Common Stock and with whom Sitio (as the surviving corporation in the Sitio Pubco Merger) has not reached agreements as to the value of such Sitio Class C Common Stock. The Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Sitio (as the surviving corporation in the Sitio Pubco Merger) and to the persons shown on such verified list at the address stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs thereof will be borne by Sitio (as the surviving corporation in the Sitio Pubco Merger).

At the hearing on such petition, the Delaware Court of Chancery will determine those persons who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require that the persons who have demanded an appraisal for their Sitio Class C Common Stock and who hold or own Sitio Class C Common Stock represented by certificates to submit their share certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery may dismiss the proceedings as to any person who does not comply with such direction. Additionally, the Delaware Court of Chancery must dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding Sitio Class C Common Stock eligible for appraisal or (2) the value of the consideration provided in the Sitio Pubco Merger for such total number of shares exceeds $1 million.

After the Delaware Court of Chancery determines the persons entitled to an appraisal, the appraisal proceedings will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the fair value of the applicable Sitio Class C Common Stock as of the effective date of the Sitio Pubco Merger, taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Sitio Pubco Merger, together with any interest from the effective date of the Sitio Pubco Merger to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, and except as otherwise provided in Section 262(h) of the DGCL, interest from the effective date of the Sitio Pubco Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Sitio Pubco Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, Sitio (as the surviving corporation in the Sitio Pubco Merger) may pay to each person entitled to appraisal an amount in cash, in which case interest will accrue after such payment only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of Sitio Class C Common Stock as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. Upon application by Sitio (as the surviving corporation in the Sitio Pubco Merger) or any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the verified list described above may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

When the fair value of the applicable Sitio Class C Common Stock is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by Sitio (as the surviving corporation in the Sitio Pubco Merger) to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.

Beneficial owners and holders of record of Sitio Class C Common Stock should be aware that no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. Sitio and New Viper do not anticipate offering more than the Merger Consideration specified in the Merger Agreement for Sitio Class C Common Stock (which specifies that Sitio Class C Common Stock shall be canceled for no consideration) to any holder of Sitio Class C Common Stock exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant Sitio Class C Common Stock is zero.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Sitio Pubco Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Sitio does not anticipate offering any consideration to any holder of Sitio Class C Common Stock exercising appraisal rights. The costs of the appraisal proceeding (which do not include attorneys’ fees or the fees of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list mentioned above who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all Sitio Class C Common Stock entitled to an appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. In the absence of such determination or assessment, each party bears its own expenses.

From and after the effective date of the Sitio Pubco Merger, no person who has demanded appraisal rights with respect to some or all of such person’s Sitio Class C Common Stock in compliance with Section 262 will be entitled to vote such Sitio Class C Common Stock for any purpose or to receive payment of dividends or other distributions in respect of such Sitio Class C Common Stock (except dividends or other distributions payable to holders of Sitio Class C Common Stock of record at a date which is prior to the effective date of the Sitio Pubco Merger).

If, at any time within 60 calendar days after the effective date of the Sitio Pubco Merger, or thereafter with Sitio’s (as the surviving corporation in the Sitio Pubco Merger) written approval, any person who made a demand for an appraisal who has not commenced an appraisal proceeding or joined such a proceeding as a named party delivers to Sitio (as the surviving corporation in the Sitio Pubco Merger) a written withdrawal of such person’s demand for appraisal in respect of some or all of such person’s Sitio Class C Common Stock, such person will have his, her or its Sitio Class C Common Stock canceled for no additional consideration (as specified in the Merger Agreement) with respect to such withdrawn Sitio Class C Common Stock and the right of such person to an appraisal of such withdrawn shares will cease. If a person who demands appraisal of such person’s Sitio Class C Common Stock under Section 262 fails to perfect, successfully withdraws or loses such person’s right to appraisal, such person’s Sitio Class C Common Stock will be deemed to have been canceled at the effective date of the Sitio Pubco Merger for no additional consideration in accordance with the terms of the Merger Agreement. Under Section 262(k) of the DGCL, once a petition for appraisal is filed, an appraisal proceeding may not be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under Section 262(j) of the DGCL; provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Sitio Pubco Merger within 60 days after the effective date of the Sitio Pubco Merger as set forth in Section 262(e) of the DGCL. If a petition for appraisal is not filed with the Delaware Court of Chancery within 120 days after the effective date of the Sitio Pubco Merger, then the rights of beneficial owners and holders of record to appraisal will cease.

BENEFICIAL OWNERS AND HOLDERS OF RECORD OF SHARES OF SITIO CLASS C COMMON STOCK CONSIDERING SEEKING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE HIGHER THAN, THE SAME AS OR LOWER THAN THE CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE SITIO PUBCO MERGER IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN A LOSS OR WAIVER OF STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, AND IN VIEW OF THE COMPLEXITY

OF THE PROVISIONS OF SECTION 262, ANY BENEFICIAL OWNER OR HOLDER OF RECORD OF SHARES WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT HIS, HER OR ITS LEGAL AND FINANCIAL ADVISORS BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262, SECTION 262 WILL GOVERN.

LEGAL MATTERS

The legality of the shares of New Viper Class A Common Stock issuable in the Mergers will be passed upon for New Viper by Wachtell, Lipton, Rosen & Katz. Certain U.S. federal income tax consequences relating to the Mergers will be passed upon for Viper by Wachtell, Lipton, Rosen & Katz and for Sitio by Vinson & Elkins L.L.P.

EXPERTS

Viper Energy, Inc.

The audited consolidated financial statements of Viper Energy, Inc. and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this joint information statement/proxy statement/prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC, MC Tumbleweed Royalty, LLC and Tumbleweed Royalty IV, LLC incorporated by reference in this joint information statement/proxy statement/prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited statements of revenues and direct operating expenses attributable to certain mineral and royalty interests of Diamondback Energy, Inc. and several of its subsidiaries, Endeavor Energy Resources, LP, 1979 Royalties LP and 1979 Royalties GP, LLC (“the Endeavor Mineral and Royalty Interests”) incorporated by reference in this joint information statement/proxy statement/prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

Information incorporated by reference in this joint information statement/proxy statement/prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper is based upon estimates of such reserves, future production and income prepared by Viper’s internal reservoir engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference in this joint information statement/proxy statement/prospectus in reliance upon the authority of such firm as experts in these matters.

Information incorporated by reference in this joint information statement/proxy statement/prospectus regarding estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests is based upon estimates of such reserves, future production and income prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm. This information is incorporated by reference in this joint information statement/proxy statement/prospectus in reliance upon the authority of such firm as experts in these matters.

Sitio Royalties Corp.

The consolidated financial statements of Sitio Royalties Corp. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this joint information statement/proxy statement/prospectus, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference herein regarding estimated quantities of proved reserves of Sitio Royalties Corp. and related future net cash flows related to those reserves as of December 31, 2024 incorporated by reference herein were based upon a reserve report audited by independent petroleum engineers, Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such firm as an expert in such matters.

STOCKHOLDER PROPOSALS

New Viper

Assuming consummation of the Transactions, New Viper stockholders will be entitled to present proposals for consideration at forthcoming New Viper stockholder meetings provided that they comply with the proxy rules promulgated by the SEC and the New Viper Charter and New Viper Bylaws. The deadline for submission of all New Viper stockholder proposals to be considered for inclusion in New Viper’s proxy statement for its next annual meeting will be disclosed in a subsequent filing with the SEC.

Viper

If the Mergers are completed, Viper will become a wholly owned subsidiary of New Viper and, consequently, Viper will not hold an annual meeting of its stockholders in 2026. Viper stockholders will be entitled to participate, as New Viper stockholders, following the Mergers, in the next annual meeting of New Viper stockholders.

If the Mergers are not completed for any reason, Viper intends to hold an annual meeting of its stockholders in 2026 (the “Viper 2026 Annual Meeting of Stockholders”).

Viper’s proxy access bylaw provisions permit a stockholder, or a group of up to 20 eligible stockholders, that has continuously owned for no less than three years at least 3% of the outstanding Viper Common Stock, to nominate and include in Viper’s proxy materials up to the greater of two directors and 20% of the number of directors currently serving on the Viper Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Viper’s bylaws. Subject to compliance with other applicable requirements specified in the proxy access provisions of Viper’s bylaws, stockholder director nominations for inclusion in Viper’s proxy materials for the Viper 2026 Annual Meeting of Stockholders must be received between November 11, 2025 and December 11, 2025.

Stockholders who wish to propose a matter for action at the Viper 2026 Annual Meeting of Stockholders, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify Viper in writing of the information required by the provisions of Viper’s bylaws dealing with stockholder proposals. The notice must be delivered to Viper’s secretary between January 20, 2026 and February 19, 2026. Stockholders can obtain a copy of Viper’s bylaws by writing Viper’s secretary at the address below.

In addition to satisfying the foregoing requirements under Viper’s bylaws and complying with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Viper’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2026.

All written proposals should be directed to Secretary, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, TX 79701.

The Viper Board is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If a stockholder wishes to have the Viper Board consider a nominee for director, the stockholder must send a written notice to Viper’s secretary at the address provided above and include the information required by Viper’s bylaws.

Sitio

If the Mergers are completed, Sitio will become a wholly owned subsidiary of New Viper and, consequently, Sitio will not hold an annual meeting of its stockholders in 2026. Sitio stockholders will be entitled to participate, as New Viper stockholders, following the Mergers, in the next annual meeting of New Viper stockholders.

If the Mergers are not completed for any reason, Sitio intends to hold an annual meeting of its stockholders in 2026.

Any Sitio stockholder who intends to present a proposal pursuant to Rule 14a-8 under the Exchange Act at Sitio’s 2026 annual meeting of stockholders and who requests inclusion of the proposal in Sitio’s 2026 proxy materials must submit such proposal to the Secretary of Sitio at its principal executive offices at 1401 Lawrence St., Suite 1750, Denver, Colorado 80202. Such proposal must be received no later than November 28, 2025, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting (May 13, 2025), in which case the proposal must be received at Sitio’s principal executive offices a reasonable time before Sitio begins to print and send its 2026 proxy materials. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

For stockholder proposals to nominate a person as a director and to propose business to be considered by stockholders at a meeting, a stockholder’s notice must be delivered to Sitio Royalties Corp. at 1401 Lawrence St., Suite 1750, Denver, Colorado 80202, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (May 13, 2025); provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Sitio. Accordingly, for Sitio’s 2026 annual meeting of stockholders, assuming the meeting is held on or about May 13, 2026, notice of a nomination or proposal must be delivered to us no later than the close of business on February 12, 2026 and no earlier than the close of business on January 13, 2026. Nominations and proposals also must satisfy other requirements set forth in Sitio’s bylaws.

In the case of nominations, in addition to satisfying the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than Sitio’s nominees must provide notice which sets forth the information required by Rule 14a-19 of the Exchange Act (“Rule 14a-19”), and such notice must be received no later than the earlier of the time provided in Sitio’s bylaws or the time provided in Rule 14a-19. Thus, for Sitio’s 2026 annual meeting of stockholders, assuming the meeting is held on or about May 13, 2026, such stockholders must provide proper written notice that sets forth all of the information required by Rule 14a-19 to our principal executive office between January 13, 2026 and February 12, 2026. The chairman of the Sitio Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

Requests for additional copies of this joint information statement/proxy statement/prospectus should be directed to, as applicable, Viper Energy, Inc., 500 West Texas Ave., Suite 100, Midland, Texas 79701, Telephone: (432) 221-7400, or Sitio Royalties Corp., 1401 Lawrence St., Suite 1750, Denver, Colorado 80202, Telephone: (720) 640-7620.

WHERE YOU CAN FIND MORE INFORMATION

New Viper has filed a registration statement on Form S-4 to register with the SEC the shares of New Viper Class A Common Stock to be issued to Viper stockholders (excluding the Diamondback Entities who delivered the Viper Stockholder Written Consent) and Sitio stockholders in connection with the Mergers. This joint information statement/proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of New Viper in addition to being an information statement for Viper and a proxy statement of Sitio for its special meeting. The registration statement, including the attached exhibits and annexes, contains additional relevant information about New Viper, Viper and Sitio. The rules and regulations of the SEC allow New Viper, Viper and Sitio to omit certain information included in the registration statement from this joint information statement/proxy statement/prospectus.

The registration statement containing this joint information statement/proxy statement/prospectus is not registering any shares of New Viper Class B Common Stock or any shares to be issued as consideration to the stockholders of Viper who delivered the Viper Stockholder Written Consent.

Viper and Sitio file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC electronically, and the SEC maintains a website at http://www.sec.gov containing this joint information. The reports and other information filed by Viper and Sitio with the SEC are also available at their respective websites, which are http://www.viperenergy.com and http://www.sitio.com. Information on these websites is not part of this joint information statement/proxy statement/prospectus.

The SEC allows Viper and Sitio to “incorporate by reference” information into this joint information statement/proxy statement/prospectus. This means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint information statement/proxy statement/prospectus, except for any information superseded by information in this joint information statement/proxy statement/prospectus or in later filed documents incorporated by reference into this joint information statement/proxy statement/prospectus. This joint information statement/proxy statement/prospectus incorporates by reference the documents set forth below that Viper and Sitio have, respectively, previously filed with the SEC and any additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint information statement/proxy statement/prospectus and the date of the Sitio special meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about Viper and Sitio and their respective financial performance.

This joint information statement/proxy statement/prospectus also incorporates by reference the following documents that have previously been filed with the SEC by Viper (File No. 001-36505):

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 7, 2025;

•

Current Reports on Form 8-K or 8-K/A, as applicable (to the extent “filed” and not “furnished”), filed on July 11, 2025, June  30, 2025, June  12, 2025, June  4, 2025, May  20, 2025, May 5, 2025 (SEC Film No.  25911152), April  23, 2025, February  20, 2025, February  3, 2025, and January 30, 2025; and

•	Definitive Proxy Statement on Schedule 14A, filed on April 10, 2025.

In addition, Viper incorporates by reference the audited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC and MC Tumbleweed Royalty, LLC, acquired by Viper Opco on September 3, 2024, and TWR IV, acquired by Viper Opco on October 1, 2024, in each case as of and for the year ended December 31,

2023, which audited financial statements are included as Exhibits 99.2, 99.3 and 99.4, respectively, to Viper’s Current Report on Form 8-K, filed with the SEC on September 11, 2024. Viper also incorporates by reference the unaudited consolidated financial statements of Tumbleweed-Q Royalty Partners, LLC as of and for the six months ended June 30, 2024 and the unaudited consolidated financial statements of MC Tumbleweed Royalty, LLC as of and for the six months ended June 30, 2024, which are included as Exhibits 99.5 and 99.6, respectively to Viper’s Current Report on Form 8-K, filed with the SEC on September 11, 2024.

In addition, Viper incorporates by reference the audited statements of revenues and operating expenses for the Endeavor Mineral and Royalty Interests for the years ended December 31, 2024 and December 31, 2023, incorporated by reference into this prospectus from Viper’s Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the reports of Grant Thornton LLP, independent certified public accountants, which audited statements of revenues and direct operating expenses are included in such filing beginning on page F-1.

Further, Viper incorporates by reference into this joint information statement/proxy statement/prospectus certain estimates of total proved reserves, future production and income attributable to the Endeavor Mineral and Royalty Interests based upon estimates of such reserves, future production and income as of December 31, 2024 and 2023 prepared by Diamondback’s internal reserve engineers and audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, incorporated by reference in this prospectus from our Definitive Proxy Statement on Schedule DEFM 14A filed with the SEC on March 31, 2025, in reliance upon the authority of such firm as experts in these matters, which reserve reports are included in such filing immediately following the statements of revenues and direct operating expenses of the Endeavor Mineral and Royalty Interests.

This joint information statement/proxy statement/prospectus also incorporates by reference the following documents that have previously been filed with the SEC by Sitio (File No. 001-41585):

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 7, 2025;

•	Current Reports on Form 8-K (only to the extent “filed” and not “furnished”), filed with the SEC on July 1, 2025, June 3, 2025, May 15, 2025, May 12, 2025 and February 28, 2025; and

•	Definitive Proxy Statement on Schedule 14A, filed on March 28, 2025.

Viper has supplied all information contained in or incorporated by reference into this joint information statement/proxy statement/prospectus relating to Viper, as well as all pro forma financial information, and Sitio has supplied all such information relating to Sitio.

Documents incorporated by reference are available from Viper or Sitio, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this joint information statement/proxy statement/prospectus. Sitio stockholders or Viper stockholders, as applicable, may obtain these documents incorporated by reference by requesting them in writing or by telephone from the appropriate party at the following addresses and telephone numbers:

Viper Energy, Inc. 500 West Texas Ave., Suite 100 Midland, Texas 79701 Attention: General Counsel (432) 221-7400	Sitio Royalties Corp. 1401 Lawrence Street, Suite 1750 Denver, Colorado 80202 Attention: General Counsel (720) 640-7620

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the Sitio special meeting. Therefore, if you would like to request documents from Sitio, please do so by August 11, 2025 in order to receive them before the Sitio special meeting.

You should rely only on the information contained in or incorporated by reference into this joint information statement/proxy statement/prospectus to vote on the Sitio merger proposal. Neither Viper nor Sitio has authorized anyone to provide you with information that is different from what is contained in this joint information statement/proxy statement/prospectus.

If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint information statement/proxy statement/prospectus or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint information statement/proxy statement/prospectus does not extend to you.

This joint information statement/proxy statement/prospectus is dated July 18, 2025. You should not assume that the information in it (or incorporated by reference) is accurate as of any date other than that date or the date of such incorporated document, as applicable, and neither its mailing to Viper stockholders or Sitio stockholders nor the issuance of shares of New Viper Common Stock in the Mergers will create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

among

VIPER ENERGY, INC.,

VIPER ENERGY PARTNERS LLC,

NEW COBRA PUBCO, INC.,

COBRA MERGER SUB, INC.,

SCORPION MERGER SUB, INC.,

SITIO ROYALTIES CORP.

and

SITIO ROYALTIES OPERATING PARTNERSHIP, LP

Dated as of June 2, 2025

A-i

A-ii

Exhibit A	Opco Schedule
Exhibit B	Form of Registration Rights Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2025 (this “Agreement”), among Viper Energy, Inc., a Delaware corporation (“Parent”), Viper Energy Partners LLC, a Delaware limited liability company (“Cobra Opco”), New Cobra Pubco, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“New Parent”), Cobra Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of New Parent (“Cobra Merger Sub”), Scorpion Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of New Parent (“Scorpion Merger Sub”), Sitio Royalties Corp., a Delaware corporation (the “Company”), and Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Scorpion Opco”).

WHEREAS, the Parties intend to effect, (i) at the Pubco Merger Effective Time, (A) the merger (the “Cobra Pubco Merger”) of Cobra Merger Sub with and into Parent, with Parent continuing as the surviving corporation (the “Cobra Surviving Corporation”) and a wholly owned subsidiary of New Parent, on the terms and subject to the conditions set forth herein and (B) the merger (the “Scorpion Pubco Merger” and, together with the Cobra Pubco Merger, the “Pubco Mergers”) of Scorpion Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Scorpion Surviving Corporation”) and a wholly owned subsidiary of New Parent, on the terms and subject to the conditions set forth herein, and (ii) at the Opco Merger Effective Time, the merger (the “Opco Merger,” and, together with the Pubco Mergers, the “Mergers”) of Scorpion Opco with and into Cobra Opco, with Cobra Opco continuing as the surviving entity (the “Opco Surviving Company”);

WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the Scorpion Pubco Merger and the Opco Merger, are fair to, and in the best interests of, the Company and its stockholders (the “Company Stockholders”), (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Scorpion Pubco Merger and the Opco Merger, and (iii) resolved to recommend that the Company Stockholders approve and adopt this Agreement and the transactions contemplated hereby, including the Scorpion Pubco Merger;

WHEREAS, the Board of Directors of Parent (the “Parent Board”), at a meeting duly called and held by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the Cobra Pubco Merger, are fair to, and in the best interests of, Parent and its stockholders (the “Parent Stockholders”), (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Cobra Pubco Merger, (iii) resolved to recommend that the Parent Stockholders approve and adopt this Agreement and the transactions contemplated hereby, including the Cobra Pubco Merger, and (iv) authorized action by written consent of the Parent Stockholders on the foregoing matters;

WHEREAS, the Board of Directors of New Parent (the “New Parent Board”), acting by unanimous written consent, has (i) determined that this Agreement and the transactions contemplated hereby, including the Pubco Mergers and the issuance of the Merger Consideration pursuant to this Agreement (the “New Parent Stock Issuance”) are fair to, and in the best interests of, New Parent and its sole stockholder, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Pubco Mergers and the New Parent Stock Issuance, and (iii) resolved to recommend that its sole stockholder approves and adopts this Agreement;

WHEREAS, the general partner of Scorpion Opco has (i) determined that this Agreement and the transactions contemplated hereby, including the Opco Merger, are fair to, and in the best interests of, Scorpion Opco and its limited partners and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Opco Merger (the “Scorpion Opco Approval”);

WHEREAS, Parent, in its capacity as the managing member of Cobra Opco, has (i) determined that this Agreement and the transactions contemplated hereby, including the Opco Merger, are fair to, and in the best interests of, Cobra Opco and its members and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Opco Merger (the “Cobra Opco Approval”);

WHEREAS, certain equityholders of the Company and Scorpion Opco have entered into voting and support agreements (the “Voting and Support Agreements”);

WHEREAS, the Parent Majority Stockholder (i) will within twenty-four (24) hours of the execution of this Agreement, deliver the Parent Stockholder Approval and (ii) has entered into a support agreement (the “Parent Support Agreement”); and

WHEREAS, for U.S. federal income tax purposes, (i) it is intended that (A) the transfers of Parent Common Stock and Company Class A Common Stock to New Parent in exchange for New Parent Common Stock pursuant to the Pubco Mergers together constitute a transaction described in Section 351 of the Code and/or (B) each of the Pubco Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code (such intended tax treatment described in clauses (A) and (B), the “Pubco Mergers Intended Tax Treatment”), (ii) it is intended that this Agreement constitute and be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to the Pubco Mergers and (iii) (A) it is intended that the Opco Merger be treated as a partnership merger transaction within the meaning of Treasury Regulations Section 1.708-1(c) to which Treasury Regulations Section 1.708-1(c)(3)(i) applies, whereby (I) Scorpion Opco is treated as the “terminating partnership” and Cobra Opco is treated as the “resulting partnership”, (II) Scorpion Opco is treated as transferring all of its assets and liabilities to Cobra Opco in exchange for Cobra Opco Units and New Parent Class B Common Stock, (III) any cash to be paid in lieu of any fractional Cobra Opco Units in accordance with Section 3.6(i) and any cash to be paid in satisfaction of a withholding Tax in accordance with Section 3.6(k)(i)(B), in each case, is treated as consideration in connection with a “sale within a merger” of Scorpion Opco Units by the relevant holder thereof occurring immediately prior to the Opco Merger in accordance with Treasury Regulations Section 1.708-1(c)(4) to the extent that the relevant holder consents to such treatment in accordance with such Treasury Regulations, and (IV) except (1) as described in the foregoing clause (iii)(A)(III), (2) as a result of any “disguised sale” resulting from or attributable to the transactions deemed to occur pursuant to the Opco Merger, (3) as a result of the application of Sections 897, 1445 or 1446 of the Code, or (4) in connection with a net decrease in a holder’s allocable share of partnership liabilities pursuant to Section 752 of the Code, no holder of Scorpion Opco Units recognizes taxable income or gain, and (B) the Parties agree that the New Parent Class B Common Stock transferred to holders of Scorpion Opco Units as part of the Opco Merger Consideration shall have zero value (this clause (iii), the “Opco Intended Tax Treatment” and, together with the Pubco Mergers Intended Tax Treatment, the “Intended Tax Treatments”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Cobra Opco, New Parent, Cobra Merger Sub, Scorpion Merger Sub, the Company and Scorpion Opco, agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the capitalized terms have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement.

1.2 Terms Defined Elsewhere. As used in this Agreement, the following capitalized terms are defined in this Agreement as referenced in the following table:

Definition Section

Term	Section
Agreement	Preamble
Book-Entry Shares	3.6(b)(iii)
Certificates	3.6(b)(i)
Certificates of Merger	2.1(b)(i)
Closing	2.2
Closing Date	2.2
Cobra Merger Sub	Preamble
Cobra Opco	Preamble
Cobra Opco Approval	Recitals
Cobra Pubco Certificate of Merger	2.1(a)(i)
Cobra Pubco Merger	Recitals
Cobra Pubco Merger Consideration,	3.2(b)(i)
Cobra Pubco Merger Effective Time	2.3
Cobra Surviving Corporation	Recitals
Company	Preamble
Company 401(k) Plan	6.9(e)
Company Board Recommendation	4.2(a)
Company Capital Stock	4.2(a)
Company Change of Recommendation	6.3(b)
Company Contracts.	4.18(b)
Company D&O Tail Policy	6.10(d)
Company Defensible Title	4.16(a)
Company Disclosure Letter	Article IV
Company DSU Award	3.4(c)
Company Employee	6.9(a)
Company Independent Petroleum Engineers	4.16(a)
Company Independent Reserve Reports	4.16(a)
Company Intellectual Property	4.14
Company Internal Reserve Report	4.16(a)
Company Material Adverse Effect	4.1
Company Material Leased Real Property	4.15
Company Material Real Property Lease	4.15
Company Owned Real Property	4.15
Company Permits	4.9
Company Preferred Stock	4.2(a)
Company PSU Award	3.4(b)
Company Reserve Report	4.16(a)
Company RSU Award	3.4(a)
Company Stockholders Meeting	4.8
Company Tax Certificates	6.19(c)
Confidentiality Agreement	6.7(b)
Converted New Parent PSU Award	3.5(b)
Converted New Parent RSU Award	3.5(a)
Creditors’ Rights	4.3(a)
Delaware Secretary of State	2.1(a)(i)
DGCL	2.1(a)(i)
Discharge	6.22(d)
Discharge Documents	6.22(c)
Dissenting Shares	3.7

Term	Section
Divestiture Action	6.8(c)
DLLCA	2.1(b)(i)
DLPA	2.1(b)(i)
Eligible Company Class A Shares	3.1(b)(i)
Eligible Company Employee	6.9(g)
Excess Shares	3.6(i)(ii)
Exchange Agent	3.6(a)
Exchange Fund.	3.6(a)
Exchange Ratio	3.1(b)(i)
Excluded Company Shares	3.1(b)(iii)
Excluded Parent Shares	3.2(b)(iii)
Existing Notes Consent Solicitation	6.22(b)(i)
Existing Notes Consent Solicitation Documents	6.22(b)(i)
Existing Notes Offer	6.22(b)(ii)
Existing Notes Offer Documents	6.22(b)(ii)
Existing Notes Supplemental Indenture	6.22(b)(i)
Financing Documents	6.24(a)(iii)
GAAP	4.5(b)
HSR Act	4.4
Indemnified Liabilities	6.10(a)
Indemnified Persons	6.10(a)
Joint Information Statement/Proxy Statement/Prospectus	4.5(b)
Letter of Transmittal	3.6(b)(i)
Material Company Insurance Policies	4.20
Merger Consideration	3.3(a)(i)
Merger Sub Stockholder Approvals	5.3(c)
Mergers	Recitals
New Benefit Plans	6.9(b)
New Parent	Preamble
New Parent Board	Recitals
New Parent Bylaws	2.4(d)
New Parent Certificate of Incorporation	2.4(d)
New Parent Stock Issuance	Recitals
New Parent Stockholder Approval	5.3(c)
Notes Redemption	6.22(c)
Opco Certificate of Merger	2.1(b)(i)
Opco Merger Consideration	3.3(a)(i)
Opco Merger Effective Time	2.1(b)(i)
Opco Merger,	Recitals
Opco Schedule	3.3(a)(i)
Opco Surviving Company	Recitals
Parent	Preamble
Parent 401(k) Plan	6.9(e)
Parent Board	Recitals
Parent Capital Stock	5.2(a)
Parent Certificate	3.2(b)(ii)
Parent D&O Tail Policy	6.10(d)
Parent Defensible Title	5.14(a)
Parent Disclosure Letter	Article V
Parent Exchange Ratio	3.2(b)(i)
Parent Independent Petroleum Engineers	5.14(a)

Term	Section
Parent Independent Reserve Report	5.14(a)
Parent Internal Reserve Report	5.14(a)
Parent Material Adverse Effect	5.1
Parent Permits	5.9
Parent Preferred Stock	5.2(a)
Parent PSU Award	3.5(b)
Parent Reserve Reports	5.14(a)
Parent RSU Award	3.5(a)
Parent Stockholder Approval	6.6(b)
Parent Stockholders	Recitals
Parent Support Agreement	Recitals
Parent Tax Certificates	6.19(c)
Payoff Amount	6.22(a)
Payoff and Release	6.22(a)
Payoff Documents	6.22(a)
Payoff Letter	6.22(a)
Pubco Merger Consideration	3.2(b)(i)
Pubco Merger Effective Time	2.1(a)(i)
Pubco Mergers	Recitals
Redemption Notice	6.22(c)
Registration Statement	4.8
Required Financial Statements	6.24(a)(i)
Satisfaction and Discharge	6.22(c)
Scorpion Merger Sub	Preamble
Scorpion Opco	Preamble
Scorpion Opco Approval	Recitals
Scorpion Opco Unit Award	3.4(d)
Scorpion Pubco Certificate of Merger	2.1(a)(i)
Scorpion Pubco Merger	Recitals
Scorpion Pubco Merger Effective Time	2.3
Scorpion Surviving Corporation	Recitals
Terminable Breach	8.1(b)(iii)
Transaction Litigation	6.11
Transition Period	6.9(g)
Voting and Support Agreements	Recitals

ARTICLE II

THE MERGERS

2.1 The Mergers.

(a) Pubco Mergers.

(i) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Pubco Merger Effective Time, (A) pursuant to the Cobra Pubco Merger, Cobra Merger Sub shall be merged with and into Parent, with Parent continuing as the Cobra Surviving Corporation and as a wholly owned Subsidiary of New Parent and (B) pursuant to the Scorpion Pubco Merger, Scorpion Merger Sub shall be merged with and into the Company, with the Company continuing as the Scorpion Surviving Corporation and as a wholly owned Subsidiary of New Parent. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the applicable Parties shall simultaneously file both certificates of merger with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), executed in accordance with the relevant provisions of the DGCL in connection with effecting each of the Pubco Mergers. Each of the Pubco Mergers shall become effective at the time and day of the filing of each of the certificate of merger relating to the Cobra Pubco Merger (the “Cobra Pubco Certificate of Merger”) and the certificate of merger relating to the Scorpion Pubco Merger (the “Scorpion Pubco Certificate of Merger”) with the Delaware Secretary of State, or such later time and day as may be agreed in writing by Parent and the Company and specified in each of the Cobra Pubco Certificate of Merger and the Scorpion Pubco Certificate of Merger in accordance with the DGCL (the time and date each of the Pubco Mergers becomes effective being the “Pubco Merger Effective Time”).

(ii) In connection with the Pubco Mergers and prior to the Pubco Merger Effective Time, New Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of New Parent Common Stock to permit the issuance of (x) shares of New Parent Common Stock to the holders of shares of Parent Common Stock and Company Class A Common Stock, respectively, as of the Pubco Merger Effective Time in accordance with the terms of this Agreement and (y) shares of New Parent Class A Common Stock into which the issued and outstanding Scorpion Opco Units are exchangeable in accordance with the New Cobra Opco LLC Agreement from and after Opco Merger Effective Time. Additionally, in connection with the Opco Merger and prior to the Opco Merger Effective Time, New Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of New Parent Class B Common Stock to permit the issuance of shares of New Parent Class B Common Stock for the benefit of the holders of Scorpion Opco Units as of the Opco Merger Effective Time in accordance with the terms of this Agreement.

(b) Opco Merger.

(i) Opco Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Limited Liability Company Act of the State of Delaware (the “DLLCA”) and the Revised Uniform Limited Partnership Act of the State of Delaware (the “DLPA”), at the Opco Merger Effective Time, Scorpion Opco shall be merged with and into Cobra Opco. Following the Opco Merger, the separate existence of Scorpion Opco shall cease, and Cobra Opco shall continue as the Opco Surviving Company in the Opco Merger. Upon the terms and subject to the provisions of this Agreement, immediately following the Pubco Merger Effective Time, the applicable Parties shall file a certificate of merger (the “Opco Certificate of Merger” and, together with the Scorpion Pubco Certificate of Merger and the Cobra Pubco Certificate of Merger, the “Certificates of Merger”) with the Delaware Secretary of State, executed in accordance with the relevant provisions of the DLLCA and the DLPA in connection with effecting the Opco Merger. The Opco Merger shall become effective at the time and day of the filing of the Opco Certificate of Merger with the Delaware Secretary of State, or such later time and day as may be agreed in writing by Scorpion Opco and Cobra Opco and specified in the Opco Certificate of Merger in accordance with the DLLCA and DLPA (the time and date the Opco Merger becomes effective being the “Opco Merger Effective Time”). The Opco Merger Effective Time shall be after the Pubco Merger Effective Time.

2.2 Closing. The closing of the Mergers (the “Closing”), shall take place at 9:00 a.m., Houston, Texas time, on a date that is three (3) Business Days following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) at the offices of Wachtell, Lipton, Rosen & Katz in New York, New York, or such other place as Parent and the Company may agree in writing. For purposes of this Agreement “Closing Date” shall mean the date on which the Closing occurs. The Parties may complete the Closing on the Closing Date by electronic transfer of documents and signature pages to avoid the necessity of a physical Closing. None of the Transactions described in Section 2.1 above shall be completed unless all of them are completed substantially concurrently in accordance with the terms of this Agreement.

2.3 Effects of the Mergers. At the Pubco Merger Effective Time and the Opco Merger Effective Time, as applicable, the Mergers shall have the effects set forth in this Agreement and the relevant provisions of the DGCL, the DLLCA, and the DLPA, as applicable. Without limiting the generality of the foregoing, and subject thereto, (a) at the time and date the Cobra Pubco Merger becomes effective (the “Cobra Pubco Merger Effective Time”), all the property, rights, privileges, powers and franchises of each of Parent and Cobra Merger Sub shall vest in the Cobra Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Parent and Cobra Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Cobra Surviving Corporation, (b) at the time and date the Scorpion Pubco Merger becomes effective (the “Scorpion Pubco Merger Effective Time”), all the property, rights, privileges, powers and franchises of each of the Company and Scorpion Merger Sub shall vest in the Scorpion Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Scorpion Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Scorpion Surviving Corporation, and (c) at the Opco Merger Effective Time, all the property, rights, privileges, powers and franchises of each of Scorpion Opco and Cobra Opco shall vest in the Opco Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Scorpion Opco and Cobra Opco shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Opco Surviving Company.

2.4 Organizational Documents.

(a) At the Cobra Pubco Merger Effective Time, the Organizational Documents of Cobra Merger Sub in effect immediately prior to the Cobra Pubco Merger Effective Time shall become the Organizational Documents of the Cobra Surviving Corporation, until thereafter amended, subject to Section 6.10(b), in accordance with their respective terms and applicable Law, with such changes to such Organizational Documents as necessary to reflect the name of Parent.

(b) At the Scorpion Pubco Merger Effective Time, the Organizational Documents of Scorpion Merger Sub in effect immediately prior to the Scorpion Pubco Merger Effective Time shall become the Organizational Documents of the Scorpion Surviving Corporation, until thereafter amended, subject to Section 6.10(b), in accordance with their respective terms and applicable Law, with such changes to such Organizational Documents as necessary to reflect the name of the Company.

(c) At the Opco Merger Effective Time, (i) Parent shall continue to be the managing member of Cobra Opco, until replaced in accordance with the Cobra Opco Agreement and applicable Law, (ii) the certificate of formation of Cobra Opco in effect immediately prior to the Opco Merger Effective Time shall continue to be the certificate of formation of the Opco Surviving Company, until thereafter amended, subject to Section 6.10(b), in accordance with its terms and applicable Law, and (iii) the New Cobra Opco LLC Agreement shall be the limited liability company agreement of the Opco Surviving Company, until thereafter amended, subject to Section 6.10(b), in accordance with its terms and applicable Law.

(d) Prior to the Closing, Parent, as the sole stockholder of New Parent, and New Parent shall take all requisite action to cause the certificate of incorporation of New Parent (the “New Parent Certificate of Incorporation”) and the bylaws of New Parent (the “New Parent Bylaws”) in effect immediately following the Pubco Merger Effective Time to be amended and restated to be in the same form as Parent’s certificate of incorporation and bylaws in effect as of immediately prior to the Closing, except to the extent otherwise mutually agreed by Parent and the Company and shall contain provisions reclassifying the outstanding capital stock of New Parent immediately prior to the effectiveness of the New Parent Certificate of Incorporation into one (1) share of New Parent Class A Common Stock.

2.5 Directors and Officers. The Parties shall take all necessary actions such that (i) from and after the Scorpion Pubco Merger Effective Time, the directors and officers of Scorpion Merger Sub immediately prior to the Scorpion Pubco Merger Effective Time shall continue to be the directors and officers of the Scorpion Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Scorpion Surviving Corporation, (ii) from and after the Cobra Pubco Merger Effective Time, the directors and officers of Cobra Merger Sub immediately prior to the Cobra Pubco Merger Effective Time shall continue to be the directors and officers of the Cobra Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Cobra Surviving Corporation, (iii) from and after the Opco Merger Effective Time, the officers of Cobra Opco immediately prior to the Opco Merger Effective Time shall continue to be the officers of the Opco Surviving Company, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Opco Surviving Company, and (iv) from and after the Opco Merger Effective Time, New Parent shall become the managing member of the Opco Surviving Company, and New Parent shall serve until its successor has been duly appointed and qualified in accordance with the Organizational Documents of the Opco Surviving Company.

ARTICLE III

EFFECT OF THE MERGERS ON THE CAPITAL STOCK AND OTHER EQUITY

INTERESTS OF THE CONSTITUENT ENTITIES; EXCHANGE

3.1 Effect of the Scorpion Pubco Merger. At the Scorpion Pubco Merger Effective Time, by virtue of the Scorpion Pubco Merger and without any action on the part of New Parent, Scorpion Merger Sub, the Company or any holder of any Securities of New Parent, Scorpion Merger Sub or the Company:

(a) Capital Stock of Scorpion Merger Sub. Each share of capital stock of Scorpion Merger Sub issued and outstanding immediately prior to the Scorpion Pubco Merger Effective Time shall be converted into 1 share of common stock, par value $0.01 per share, of the Scorpion Surviving Corporation.

(b) Capital Stock of the Company.

(i) Subject to the other provisions of this Article III, (A) each share of Company Class A Common Stock issued and outstanding immediately prior to the Scorpion Pubco Merger Effective Time (excluding any Excluded Company Shares) (the “Eligible Company Class A Shares”) shall be canceled and automatically converted into the right to receive from New Parent that number of fully paid and nonassessable shares of New Parent Class A Common Stock equal to the Exchange Ratio (such shares collectively, the “Scorpion Pubco Merger Consideration”) and (B) each share of Company Class C Common Stock (for clarity, including any shares of Company Class C Common Stock forming part of a Scorpion Opco Unit Award) (excluding any Excluded Company Shares) (the “Eligible Company Class C Shares” and together, with the Eligible Company Class A Shares, the “Eligible Company Shares”) shall automatically be cancelled and cease to exist as of the Scorpion Pubco Merger Effective Time, and no consideration shall be delivered in exchange therefor. As used in this Agreement, “Exchange Ratio” means 0.4855.

(ii) Each holder of a share of Company Common Stock that was outstanding immediately prior to the Pubco Merger Effective Time shall cease to have any rights with respect thereto, except, in the case of holders of Company Class A Common Stock, the right to receive (A) the applicable Scorpion Pubco Merger Consideration and (B) any dividends or other distributions relating to shares of New Parent Class A Common Stock in accordance with Section 3.6(g) and any cash to be paid in lieu of any fractional shares of New Parent Class A Common Stock in accordance with Section 3.6(i), in each case to be issued or paid in consideration therefor upon the surrender of any Certificates or Book-Entry Shares, as applicable, in accordance with Section 3.6.

(iii) All shares of Company Common Stock held by the Company as treasury shares or by Parent, New Parent or Scorpion Merger Sub or by any wholly owned Subsidiary of Parent, New Parent or Scorpion Merger Sub immediately prior to the Pubco Merger Effective Time (collectively, “Excluded Company

Shares”) shall automatically be cancelled and cease to exist as of the Scorpion Pubco Merger Effective Time, and no consideration shall be delivered in exchange therefor.

(c) Impact of Stock Splits, Etc. In the event of any change in (i) the number of Scorpion Opco Units or shares of Company Class A Common Stock or Company Class C Common Stock or (ii) the number of Cobra Opco Units or shares of Parent Class A Common Stock or Parent Class B Common Stock, in each case issued and outstanding after the date of this Agreement and prior to the Scorpion Pubco Merger Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Exchange Ratio shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the Pubco Merger Consideration, subject to further adjustment in accordance with this Section 3.1(c); provided that, nothing in this Section 3.1(c) shall be construed to permit the Company or Scorpion Opco to take any action with respect to its Securities of the Company or Scorpion Opco that is prohibited by the terms of this Agreement.

3.2 Effect of the Cobra Pubco Merger. At the Cobra Pubco Merger Effective Time, by virtue of the Cobra Pubco Merger and without any action on the part of New Parent, Cobra Merger Sub, Parent or any holder of any Securities of New Parent, Cobra Merger Sub or Parent:

(a) Capital Stock of Cobra Merger Sub. Each share of capital stock of Cobra Merger Sub issued and outstanding immediately prior to the Cobra Pubco Merger Effective Time shall be converted into 1 share of common stock, par value $0.01 per share, of the Cobra Surviving Corporation.

(b) Capital Stock of Parent.

(i) Subject to the other provisions of this Article III, (A) each share of Parent Class A Common Stock issued and outstanding immediately prior to the Cobra Pubco Merger Effective Time (excluding any Excluded Parent Shares) shall be canceled and automatically converted into the number of shares of fully paid and nonassessable New Parent Class A Common Stock equal to the Parent Exchange Ratio and (B) each share of Parent Class B Common Stock issued and outstanding immediately prior to the Cobra Pubco Merger Effective Time shall be automatically canceled and converted into the number of fully paid and nonassessable New Parent Class B Common Stock equal to the Parent Exchange Ratio (the shares in (A) and (B) collectively, the “Cobra Pubco Merger Consideration,” and together with the Scorpion Pubco Merger Consideration, the “Pubco Merger Consideration”). As used in this Agreement, “Parent Exchange Ratio” means 1.

(ii) All such shares of Parent Common Stock, when so converted pursuant to Section 3.2(b)(i), shall cease to be outstanding and shall automatically be cancelled and cease to exist, and each (A) valid certificate or certificates which immediately prior to the Cobra Pubco Merger Effective Time represented any such shares of Parent Common Stock or (B) non-certificated share of Parent Common Stock held by book entry shall, upon the Cobra Pubco Merger Effective Time, represent shares of New Parent Common Stock (without any requirement for the surrender of any such certificates or non-certificated shares), with, in the case of clause (A), each certificate representing shares of Parent Common Stock prior to the Cobra Pubco Merger Effective Time (a “Parent Certificate”) representing automatically an equivalent number of and type of shares of applicable New Parent Common Stock.

(iii) All shares of Parent Common Stock held by Parent as treasury shares or by New Parent, the Company or Cobra Merger Sub or by any wholly owned Subsidiary of New Parent, the Company or Cobra Merger Sub immediately prior to the Cobra Pubco Merger Effective Time (collectively, “Excluded Parent Shares”) shall automatically be cancelled and cease to exist as of the Cobra Pubco Merger Effective Time, and no consideration shall be delivered in exchange therefor.

(c) Capital Stock of New Parent. At the Cobra Pubco Merger Effective Time, each share of capital stock of New Parent issued and outstanding immediately prior to the Cobra Pubco Merger Effective Time shall remain outstanding. Immediately following the Cobra Pubco Merger Effective Time, shares of capital stock of New Parent owned by the Cobra Surviving Corporation shall be surrendered to New Parent without payment therefor.

(d) Impact of Stock Splits, Etc. In the event of any change in (i) the number of Cobra Opco Units or shares of Parent Class A Common Stock or Parent Class B Common Stock or (ii) the number of Scorpion Opco Units or shares of Company Class A Common Stock or Company Class C Common Stock, in each case issued and outstanding after the date of this Agreement and prior to the Cobra Pubco Merger Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Parent Exchange Ratio shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the Pubco Merger Consideration, subject to further adjustment in accordance with this Section 3.2(d); provided that, nothing in this Section 3.2(d) shall be construed to permit Parent or Cobra Opco to take any action with respect to its Securities of Parent or Cobra Opco that is prohibited by the terms of this Agreement.

3.3 Effect of the Opco Merger.

(a) At the Opco Merger Effective Time, by virtue of the Opco Merger and without any action on the part of Parent, New Parent, Cobra Opco, Scorpion Opco or the holders of any Securities of Parent, New Parent, Cobra Opco or Scorpion Opco:

(i) Subject to the other provisions of this Article III, (x) all Scorpion Opco Units held by New Parent, Parent, the Company or by any wholly owned Subsidiary of New Parent, Parent, or the Company immediately prior to the Opco Merger Effective Time (collectively, “Excluded Opco Units”) shall automatically convert into a number of Cobra Opco Units (the “Opco Exchange Ratio”) equal to the Exchange Ratio, and (y) each Scorpion Opco Unit (other than an Excluded Opco Unit) issued and outstanding immediately prior to the Opco Merger Effective Time, and all rights in respect thereof, shall be converted into the right to receive (A) a number of Cobra Opco Units equal to the Opco Exchange Ratio and (B) a number of shares of New Parent Class B Common Stock equal to the Opco Exchange Ratio (collectively, the “Opco Merger Consideration” and, together with the Pubco Merger Consideration, the “Merger Consideration”). The Opco Merger Consideration shall be delivered to the holders of Scorpion Opco Units as set forth on Exhibit A (the “Opco Schedule”), which may be updated by Scorpion Opco from time to time after the date hereof until the date that is three (3) Business Days prior to the Closing Date solely to reflect transfers and exchanges in accordance with the Scorpion Opco Agreement, with such updates to be concurrently delivered to Parent. The Parties agree that (A) Scorpion Opco shall be solely responsible for the preparation of the Opco Schedule and determination of the amount of Opco Merger Consideration to be delivered to each holder of Scorpion Opco Units as set forth therein, (B) Scorpion Opco shall prepare the Opco Schedule in accordance with and in compliance with all relevant terms of the Scorpion Opco Agreement and applicable Law, (C) Parent, New Parent and Cobra Opco shall have the right to conclusively rely on the Opco Schedule without investigation or verification of the accuracy of the contents thereof and (D) the Cobra Surviving Corporation, New Parent and the Opco Surviving Company shall not have any liability arising out of this Agreement to any Person for any errors or inaccuracies in the Opco Schedule. The issuance of Cobra Opco Units by Cobra Opco and delivery of New Parent Class B Common Stock by the Opco Surviving Company or the Exchange Agent, in accordance with the Opco Schedule shall constitute full satisfaction of their respective obligations with respect to the issuance of the Opco Merger Consideration hereunder. As of the Opco Merger Effective Time, the Scorpion Opco Units issued and outstanding immediately prior to the Opco Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder of such Scorpion Opco Units shall cease to have any rights with respect thereto, except the right to receive (A) the Opco Merger Consideration, (B) if applicable, any dividends or other distributions relating to Cobra Opco Units or New Parent Class B Common Stock in accordance with Section 3.6(g), and (C) any cash to be paid in lieu of any fractional Cobra Opco Units in accordance with Section 3.6(i), in each case to be issued or paid in consideration therefor upon the surrender of any Certificates or Book-Entry Shares, as applicable, in accordance with Section 3.6.

(ii) The Scorpion General Partner Interest shall automatically be cancelled and cease to exist as of the Opco Merger Effective Time, and no consideration shall be delivered in exchange therefor.

(b) The Opco Merger Consideration issuable in accordance with the terms of this Section 3.3, together with the right to receive dividends or other distributions in accordance with Section 3.6(g), if any, shall be in full satisfaction of all rights pertaining to the Scorpion Opco Units and any other equity interests of Scorpion Opco.

(c) Impact of Stock Splits, Etc. In the event of any change in the number of (i) Scorpion Opco Units or shares of Parent Class A Common Stock or Parent Class B Common Stock or (ii) Cobra Opco Units or shares of Company Class A Common Stock or Company Class C Common Stock, in each case issued and outstanding after the date of this Agreement and prior to the Opco Merger Effective Time by reason of any unit split, reverse unit split, in-kind distribution, subdivision, reclassification, recapitalization, combination, exchange of units or the like, the Exchange Ratio shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the Opco Merger Consideration, subject to further adjustment in accordance with this Section 3.3(c); provided that, nothing in this Section 3.3(c) shall be construed to permit the Company or Scorpion Opco to take any action with respect to the Securities of the Company or Scorpion Opco that is prohibited by the terms of this Agreement.

3.4 Treatment of Company Stock Awards and Scorpion Opco Unit Awards.

(a) Company RSU Awards. At the Scorpion Pubco Merger Effective Time, each award of restricted stock units in respect of Company Class A Common Stock that is not a Company PSU Award or Company DSU Award (a “Company RSU Award”) that is outstanding immediately prior to the Scorpion Pubco Merger Effective Time shall, by virtue of the Scorpion Pubco Merger and without any action on the part of the holder thereof, immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Scorpion Pubco Merger Consideration in respect of each share of Company Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents, which shall be paid by Parent or its applicable Subsidiary, within ten (10) Business Days following the Closing Date (or any later date required to avoid penalties under Section 409A of the Code).

(b) Company PSU Awards. At the Scorpion Pubco Merger Effective Time, each award of performance-based restricted stock units in respect of Company Class A Common Stock (a “Company PSU Award”) that is outstanding immediately prior to the Scorpion Pubco Merger Effective Time shall, by virtue of the Scorpion Pubco Merger and without any action on the part of the holder thereof, immediately vest (to the extent unvested), with the satisfaction of any performance goals in respect of any incomplete performance period determined based on the greater of (x) target performance or (y) actual performance through the Scorpion Pubco Merger Effective Time and be canceled and converted into the right to receive the Scorpion Pubco Merger Consideration in respect of each share of Company Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents, which shall be paid by Parent or its applicable Subsidiary within ten (10) Business Days following the Closing Date (or any later date required to avoid penalties under Section 409A of the Code).

(c) Company DSU Awards. At the Scorpion Pubco Merger Effective Time, each award of deferred restricted stock units in respect of Company Class A Common Stock (a “Company DSU Award”) that is outstanding immediately prior to the Scorpion Pubco Merger Effective Time shall, by virtue of the Scorpion Pubco Merger and without any action on the part of the holder thereof, immediately vest in full (to the extent unvested) and be canceled and converted into the right to receive the Scorpion Pubco Merger Consideration in respect of each share of Company Class A Common Stock subject thereto, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents, which shall be paid by Parent or its applicable Subsidiary within ten (10) Business Days following the Closing Date (or any later date required to avoid penalties under Section 409A of the Code).

(d) Scorpion Opco Unit Awards. Each award of restricted securities consisting of Scorpion Opco Units and an equivalent number of shares of Company Class C Common Stock (a “Scorpion Opco Unit Award”) that is outstanding immediately prior to the Pubco Merger Effective Time shall, immediately prior to the Pubco Merger Effective Time and without any action on the part of the holder thereof, immediately vest in full (to the extent unvested) and, each Scorpion Opco Unit and each share of Company Class C Common Stock subject to such Scorpion Opco Unit Award shall be treated as an unrestricted Scorpion Opco Unit and an unrestricted share of Company Class C Common Stock for all purposes of this Agreement, including participation in the Mergers as set forth in Article II and Article III, and the holder thereof shall also receive an amount in cash equal to any accrued but unpaid cash-based distributions, which shall be paid by Cobra Opco or one of its applicable Subsidiaries within ten (10) Business Days following the Closing Date.

(e) Administration. Prior to the Scorpion Pubco Merger Effective Time, the Company Board and/or the Compensation Committee of the Company Board shall take such action and adopt such resolutions as are required to effectuate the treatment of the Company Stock Awards and Scorpion Opco Unit Awards pursuant to the terms of this Section 3.4, and to take all actions reasonably required to effectuate any provision of this Section 3.4.

3.5 Treatment of Parent Stock Awards.

(a) Parent RSU Awards. Each award of restricted stock units in respect of Parent Class A Common Stock subject solely to time-based vesting (each, a “Parent RSU Award”) granted pursuant to the Parent LTIP that is outstanding immediately prior to the Cobra Pubco Merger Effective Time, shall, effective as of the Cobra Pubco Merger Effective Time, automatically and without any action on the part of the holder thereof, cease to represent a Parent RSU Award with respect to Parent Class A Common Stock and shall thereafter constitute an award of restricted stock units, on the same terms and conditions (including as to vesting and forfeiture) as were applicable under such Parent RSU Award immediately prior to the Cobra Pubco Merger Effective Time (including any provisions for acceleration), with respect to the number of shares of New Parent Class A Common Stock equal to the number of shares of Parent Class A Common Stock subject to such Parent RSU Award immediately prior to the Cobra Pubco Merger Effective Time (such converted award, a “Converted New Parent RSU Award”). For the avoidance of doubt, any amounts relating to dividend equivalent rights, if any, that are accrued but unpaid under a Parent RSU Award as of the Cobra Pubco Merger Effective Time shall be converted in accordance with the foregoing and shall remain subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable under such Parent RSU Award immediately prior to the Cobra Pubco Merger Effective Time.

(b) Parent PSU Awards. Each award of restricted stock units in respect of Parent Class A Common Stock that is subject in whole or in part to performance-based vesting (each, a “Parent PSU Award”) granted pursuant to the Parent LTIP that is outstanding immediately prior to the Cobra Pubco Merger Effective Time, shall, effective as of the Cobra Pubco Merger Effective Time, automatically and without any action on the part of the holder thereof, cease to represent a Parent PSU Award with respect to Parent Class A Common Stock and shall thereafter constitute an award of restricted stock units subject to performance-based vesting, on the same terms and conditions (including as to vesting and forfeiture) as were applicable under such Parent PSU Award immediately prior to the Cobra Pubco Merger Effective Time (including any provisions for acceleration), with respect to the number of shares of New Parent Class A Common Stock (including “target” and “maximum”) equal to the number of shares of Parent Class A Common Stock (including “target” and “maximum”) subject to such Parent PSU Award immediately prior to the Cobra Pubco Merger Effective Time (such converted award, a “Converted New Parent PSU Award”). For the avoidance of doubt, any amounts relating to dividend equivalent rights, if any, that are accrued but unpaid under a Parent PSU Award as of the Cobra Pubco Merger Effective Time shall be converted in accordance with the foregoing and shall remain subject to the same terms and conditions (including as to vesting and forfeiture) as were applicable under such Parent PSU Award immediately prior to the Cobra Pubco Merger Effective Time.

(c) Administration. Prior to the Cobra Pubco Merger Effective Time, the Parent Board and/or the Compensation Committee of the Parent Board shall take such action and adopt such resolutions as are required to effectuate the treatment of the Parent Stock Awards pursuant to the terms of this Section 3.5, and to take all actions reasonably required to effectuate any provision of this Section 3.5. Parent and New Parent shall take all corporate action necessary to effectuate, as of the Cobra Pubco Merger Effective Time, the assumption of the Converted New Parent RSU Awards and the Converted New Parent PSU Awards and reserve for issuance a sufficient number of shares of New Parent Class A Common Stock for such awards as set forth in this Section 3.5. On the Closing Date or as soon as reasonably practicable thereafter, New Parent shall file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the New Parent Class A Common Stock subject to the Converted New Parent RSU Awards and the Converted New Parent PSU Awards and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or “blue sky” laws, for so long as such awards remain outstanding. With respect to those individuals who subsequent to the Closing Date will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, New Parent shall administer the Converted New Parent RSU Awards and the Converted New Parent PSU Awards described in this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

3.6 Exchange.

(a) Exchange Agent; Exchange Fund. Prior to the Scorpion Pubco Merger Effective Time, New Parent shall, and Parent shall cause New Parent to, enter into an agreement with the Company’s transfer agent or such other Person reasonably acceptable to the Company to act as agent for the holders of Eligible Company Shares and Scorpion Opco Units in connection with the Scorpion Pubco Merger and the Opco Merger (the “Exchange Agent”) and to receive the Scorpion Pubco Merger Consideration and Opco Merger Consideration, as applicable, and cash sufficient to pay cash in lieu of fractional shares, pursuant to Section 3.6(i) to which such holders may become entitled pursuant to this Article III. At or prior to the Scorpion Pubco Merger Effective Time, New Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Eligible Company Shares, for issuance in accordance with this Article III through the Exchange Agent, the number of shares of New Parent Class A Common Stock issuable to the holders of Eligible Company Shares. At or prior to the Opco Merger Effective Time, (i) Cobra Opco shall make available to the Exchange Agent certificates representing the Cobra Opco Units issuable pursuant to Section 3.3, bearing customary legends noting that such securities constitute restricted securities under the Securities Act (or make appropriate alternative arrangements if uncertificated Cobra Opco Units represented by a book entry will be issued) and (ii) New Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Scorpion Opco Units, for issuance in accordance with this Article III through the Exchange Agent, the number of shares of New Parent Class B Common Stock issuable to the holders of Scorpion Opco Units (other than Excluded Opco Units) outstanding immediately prior to the Opco Merger Effective Time pursuant to Section 3.2. Parent, New Parent and Cobra Opco, as applicable, agree to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions, as applicable, pursuant to Section 3.6(g) and to make payments in lieu of fractional shares pursuant to Section 3.6(i). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the applicable Merger Consideration contemplated to be issued in exchange for Eligible Company Shares and Scorpion Opco Units, as applicable, pursuant to this Agreement out of the Exchange Fund. Except as contemplated by this Section 3.6(a) and Sections 3.6(g) and 3.6(i), the Exchange Fund shall not be used for any other purpose. Any cash, shares of New Parent Common Stock or Cobra Opco Units deposited with the Exchange Agent (including as payment for any fractional shares in accordance with Section 3.6(i) and for any dividends or other distributions in accordance with Section 3.6(g)) shall hereinafter be referred to as the “Exchange Fund.” The Cobra Surviving Corporation or the Opco Surviving Company shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares for the Pubco Merger Consideration and the Opco Merger Consideration. Any interest or other income resulting from investment of the cash portion of the Exchange Fund shall become part of the Exchange Fund.

(b) Exchange Procedures.

(i) As soon as practicable after the Opco Merger Effective Time, but in no event more than three (3) Business Days after the Closing Date, New Parent shall cause the Exchange Agent to deliver to each record holder (A) as of immediately prior to the Scorpion Pubco Merger Effective Time, of an outstanding certificate or certificates that immediately prior to the Scorpion Pubco Merger Effective Time represented Eligible Company Shares (the “Certificates”), or (B) as of immediately prior to the Opco Merger Effective Time, of Scorpion Opco Units identified on the Opco Schedule, a letter of transmittal (“Letter of Transmittal”) (which, with respect to holders of Certificates, shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which shall be in a customary form and agreed to by Parent and the Company prior to the Closing and shall include a customary adoption agreement with respect to the New Cobra Opco LLC Agreement) and instructions for use in effecting the surrender of the Certificates or Scorpion Opco Units for delivery of the Pubco Merger Consideration or the Opco Merger Consideration, as applicable, in each case as set forth in Section 3.1.

(ii) Upon surrender to the Exchange Agent of a Certificate, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of the applicable New Parent Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested by such holder) representing, in the aggregate, the whole number of shares of the applicable New Parent Common Stock, if any, that such holder has the right to receive pursuant to Section 3.1 and (B) a check in the amount equal to the cash payable in lieu of any fractional shares of the applicable New Parent Class A Common Stock pursuant to Section 3.6(i), if any, and in respect of any dividends and other distributions payable pursuant to Section 3.6(g). Upon delivery by a holder of Scorpion Opco Units of a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent, the holder of such Scorpion Opco Units shall be entitled to receive in exchange therefor (A) one or more Cobra Opco Units (which shall be in certificated form unless Cobra Opco and the Exchange Agent arrange for such Cobra Opco Units to be issued by book entry) representing, in the aggregate, the whole number of Cobra Opco Units, if any, that such holder has the right to receive pursuant to Section 3.3, (B) one or more shares of the New Parent Class B Common Stock (which may be in uncertificated book-entry form) representing, in the aggregate, the whole number of shares of New Parent Class B Common Stock, if any, that such holder has the right to receive pursuant to Section 3.3, and (C) a check in the amount equal to the cash payable in lieu of any fractional Cobra Opco Units.

(iii) As promptly as practicable after the Pubco Merger Effective Time and in any event not later than the third (3rd) Business Day thereafter, the Cobra Surviving Corporation shall cause the Exchange Agent to issue and send to each holder of uncertificated Eligible Company Shares represented by book entry (“Book-Entry Shares”) (A) that number of whole shares of New Parent Common Stock to which such holder of Book-Entry Shares shall have become entitled pursuant to the provisions of Section 3.1(b)(i) (which shall be in uncertificated book-entry form unless a physical certificate is requested by such holder) and (B) a check in the amount equal to the cash payable in lieu of any fractional shares of New Parent Common Stock pursuant to Section 3.6(i), if any, and in respect of any dividends and other distributions payable pursuant to Section 3.6(g) without such holder being required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent, and such Book-Entry Shares shall then be cancelled.

(iv) No interest shall be paid or accrued for the benefit of holders of the Certificates, Book-Entry Shares or Scorpion Opco Units on the Pubco Merger Consideration or Opco Merger Consideration, as applicable, payable in respect of the Certificates, Book-Entry Shares or Scorpion Opco Units, as applicable. Delivery of the Merger Consideration shall be made only to such Person that is the record holder of such shares of Company Class A Common Stock or Scorpion Opco Units. Until surrendered as contemplated by this Section 3.6(b), each Certificate, each Book-Entry Share and each Scorpion Opco Unit shall be deemed at any time after the Scorpion Pubco Merger Effective Time or Opco Merger Effective Time, as applicable, to represent only the right to receive upon such surrender the Pubco Merger Consideration or Opco Merger Consideration, as applicable, deliverable in respect thereof, cash in lieu of any fractional shares of New Parent Common Stock or fractional Cobra Opco Units, as applicable, to which such holder is entitled pursuant to Section 3.6(i) and in respect of any dividends or other distributions to which such holder is entitled pursuant to Section 3.6(g).

(c) Termination of Rights. (x) All Pubco Merger Consideration or Opco Merger Consideration, as applicable, and (y) any dividends or other distributions with respect to New Parent Class A Common Stock or Cobra Opco Units, as applicable, pursuant to Section 3.6(g) and any cash in lieu of fractional shares of New Parent Class A Common Stock or fractional Cobra Opco Units, as applicable, pursuant to Section 3.6(i), delivered or paid upon the surrender of and in exchange for Eligible Company Shares or Scorpion Opco Units, as applicable, in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Eligible Company Shares or Scorpion Opco Units, as applicable. At the Pubco Merger Effective Time, the stock transfer books of the Company shall be closed immediately, and there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Pubco Merger Effective Time. At the Opco Merger Effective Time, the transfer books of Scorpion Opco shall be closed immediately, and there shall be no further registration of transfers on the transfer books of Scorpion Opco of the Scorpion Opco Units that were outstanding immediately prior to the Opco Merger Effective Time. If, after the Pubco Merger Effective Time, Certificates are presented to the Cobra Surviving Corporation or the Exchange Agent for transfer, or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article III, subject to applicable Law in the case of Dissenting Shares.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former Company Stockholders and holders of Scorpion Opco Units on the 365th day after the Closing Date shall be delivered to the Cobra Surviving Corporation (in the case of Company Common Stock) or the Opco Surviving Company (in the case of Scorpion Opco Units), as applicable, upon demand, and any former Company Stockholders or holders of Scorpion Opco Units who have not theretofore received the Pubco Merger Consideration or Opco Merger Consideration, as applicable, any cash in lieu of fractional shares of New Parent Common Stock or fractional Cobra Opco Units, as applicable, to which they are entitled pursuant to Section 3.6(i) and any dividends or other distributions with respect to New Parent Common Stock or Cobra Opco Units, as applicable, to which they are entitled pursuant to Section 3.6(g), in each case without interest thereon, to which they are entitled under this Article III shall thereafter look only to the Opco Surviving Company and the Cobra Surviving Corporation and New Parent for payment of their claim for such amounts.

(e) No Liability. None of the Company, Scorpion Surviving Corporation, Cobra Opco, Parent, Cobra Surviving Corporation, Scorpion Opco, New Parent, the Opco Surviving Company, the Exchange Agent or any other Person shall be liable to any Person for any portion of Pubco Merger Consideration or Opco Merger Consideration properly delivered to a public official or Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Scorpion Opco Unit has not been surrendered prior to the time that is immediately prior to the time at which Pubco Merger Consideration or Opco Merger Consideration, as applicable, in respect of such Certificate or Scorpion Opco Unit would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate or Scorpion Opco Unit shall, to the extent permitted by applicable Law, become the property of Parent or Cobra Opco, as applicable, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost, Stolen, or Destroyed Certificates. If any Certificate (other than a Certificate evidencing Excluded Company Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Cobra Surviving Corporation or New Parent, the posting by such Person of a bond in such reasonable amount as the

Cobra Surviving Corporation or New Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Pubco Merger Consideration payable in respect of the shares of Company Class A Common Stock formerly represented by such Certificate, any cash in lieu of fractional shares of New Parent Class A Common Stock to which the holders thereof are entitled pursuant to Section 3.6(i) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.6(g).

(g) Distributions with Respect to Unexchanged Shares of New Parent Class A Common Stock and Cobra Opco Units. No dividends or other distributions declared or made with respect to shares of New Parent Common Stock or Cobra Opco Units with a record date after the Pubco Merger Effective Time or Opco Merger Effective Time, as applicable, shall be paid to (i) the holder of any unsurrendered Certificate with respect to the whole shares of New Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of New Parent Common Stock shall be paid to any such holder, in each case until such holder shall surrender such Certificate in accordance with this Section 3.6 or (ii) the holder of any Scorpion Opco Units with respect to the whole Cobra Opco Units and shares of New Parent Class B Common Stock that such holder would be entitled to receive upon surrender of such Scorpion Opco Units and no cash payment in lieu of fractional Cobra Opco Units shall be paid to any such holder, in each case until such holder shall deliver to the Exchange Agent a duly completed and validly executed Letter of Transmittal in accordance with this Section 3.6. Following surrender of any such Certificate or the delivery of a duly completed and validly executed Letter of Transmittal by a holder of Company Common Stock or Scorpion Opco Units, as applicable, there shall be paid to such holder of whole shares of New Parent Common Stock or whole Cobra Opco Units issuable in exchange therefor, as applicable, without interest, (i) promptly after the time of such surrender or delivery, as applicable, the amount of dividends or other distributions with a record date after the Pubco Merger Effective Time or Opco Merger Effective Time, as applicable, theretofore paid with respect to such whole shares of New Parent Common Stock or whole Cobra Opco Units, as applicable, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Pubco Merger Effective Time or Opco Merger Effective Time, as applicable, but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of New Parent Common Stock or whole Cobra Opco Units, as applicable. For purposes of dividends or other distributions in respect of shares of New Parent Common Stock or Cobra Opco Units, all whole shares of New Parent Class A Common Stock or New Parent Class B Common Stock or Cobra Opco Units to be issued pursuant to the Pubco Mergers or the Opco Merger, as applicable, shall be entitled to dividends pursuant to the immediately preceding sentence as if such whole shares of New Parent Common Stock or whole Cobra Opco Units were issued and outstanding as of the Pubco Merger Effective Time or Opco Merger Effective Time, as applicable.

(h) Distributions with Respect to Exchanged Book-Entry Shares. Notwithstanding anything herein to the contrary, holders of Book-Entry Shares who are entitled to receive shares of New Parent Common Stock under this Article III shall be paid (A) at the time of delivery of such New Parent Common Stock by the Exchange Agent under Section 3.6(b), the amount of dividends or other distributions with a record date after the Pubco Merger Effective Time theretofore paid with respect to such whole shares of New Parent Common Stock, and the amount of any cash payable in lieu of a fractional share of New Parent Common Stock to which such holder is entitled pursuant to Section 3.6(i) and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Pubco Merger Effective Time but prior to the time of such delivery by the Exchange Agent under Section 3.6(b) and a payment date subsequent to the time of such delivery by the Exchange Agent under Section 3.6(b) payable with respect to such whole shares of New Parent Common Stock.

(i) No Fractional Shares of New Parent Common Stock or Fractional Cobra Opco Units.

(i) No certificates or scrip or shares representing fractional shares of New Parent Common Stock or Cobra Opco Units shall be issued upon the surrender for exchange of Certificates, Book-Entry Shares or Scorpion Opco Units, as applicable, and such fractional share or unit interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of New Parent or a unitholder of Cobra Opco or a holder of Cobra Opco Units, as applicable.

(ii) Notwithstanding any other provision of this Agreement, each holder of Eligible Company Shares exchanged pursuant to the Scorpion Pubco Merger who would otherwise have been entitled to receive a fraction of a share of New Parent Class A Common Stock (after taking into account all Certificates or Book-Entry Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction as determined below. As promptly as practicable following the Pubco Merger Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of New Parent Class A Common Stock delivered to the Exchange Agent by Parent for issuance to holders of Certificates or Book-Entry Shares over (ii) the aggregate number of full shares of New Parent Class A Common Stock to be distributed to holders of Certificates or Book-Entry Shares (such excess being herein referred to as the “Excess Shares”). As soon as practicable after the Pubco Merger Effective Time, the Exchange Agent, as agent for such holders of Certificates or Book-Entry Shares, shall sell the Excess Shares at then prevailing prices on the Nasdaq, all in the manner provided herein.

(iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the Nasdaq and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to the holders of applicable Certificates or Book-Entry Shares, the Exchange Agent shall hold such proceeds in trust for such holders. The net proceeds of any such sale or sales of Excess Shares to be distributed to the holders of Certificates or Book-Entry Shares shall be reduced by any and all commissions, transfer taxes and other out-of-pocket transaction costs, as well as any expenses, of the Exchange Agent incurred in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of applicable Certificates or Book-Entry Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of applicable Certificates or Book-Entry Shares is entitled (after taking into account all applicable Certificates and Book-Entry Shares then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of applicable Certificates or Book-Entry Shares are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of applicable Certificates or Book-Entry Shares with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders subject to and in accordance with this Section 3.6(i). The payment of cash in lieu of fractional shares of New Parent Common Stock is not separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange contemplated by this Article III.

(iv) Notwithstanding any other provision of this Agreement, each holder of Scorpion Opco Units exchanged pursuant to the Opco Merger who would otherwise have been entitled to receive a fraction of a Cobra Opco Unit (after taking into account all Scorpion Opco Units delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a Cobra Opco Unit multiplied by (ii) the volume weighted average price of Parent Class A Common Stock for the five (5) consecutive trading days immediately prior to the Closing Date as reported by Bloomberg, L.P. As promptly as practicable after the determination of the amount of such cash, if any, to be paid to the holders of fractional interests, the Exchange Agent shall so notify Cobra Opco, and Cobra Opco shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

(v) Notwithstanding any other provision of this Agreement, if any holder of Scorpion Opco Units would otherwise be entitled to receive a fraction of a share of New Parent Class B Common Stock (after taking into account all Scorpion Opco Units delivered by such holder), such fraction of a share of New Parent Class B Common Stock shall be canceled, and such holder shall not be entitled to any additional consideration in exchange for such fractional share of New Parent Class B Common Stock. The Parties acknowledge and agree that any such fractional shares of New Parent Class B Common Stock have no fair value for purposes of Section 155 of the DGCL.

(j) Exchange of Parent Common Stock. Each Parent Certificate immediately prior to the Pubco Merger Effective Time shall, from and after the Pubco Merger Effective Time as a result of the Cobra Pubco Merger, automatically represent an equivalent number of shares of applicable New Parent Common Stock. At the Pubco

Merger Effective Time, New Parent shall cause the Exchange Agent (and/or its transfer agent) to credit in the stock ledger and other appropriate books and records of New Parent an equivalent number of shares of applicable New Parent Common Stock for any uncertificated shares of Parent Common Stock (other than any Excluded Parent Shares); provided, however, that if an exchange of Parent Certificates for new certificates is required by Law or applicable rule or regulation, or is desired at any time by New Parent, in its sole discretion, New Parent shall arrange for such exchange on a one-for-one share basis. For the avoidance of doubt, from and after the Pubco Merger Effective Time, the former holders of Parent Class A Common Stock and Parent Class B Common Stock, which has been converted into New Parent Class A Common Stock and New Parent Class B Common Stock, respectively, at the Pubco Merger Effective Time, shall be entitled to receive any dividends and distributions which may be made with respect to such shares of New Parent Class A Common Stock and New Parent Class B Common Stock, respectively. New Parent and Cobra Surviving Corporation shall provide such cooperation to the Depository Trust Company and Nasdaq as is necessary reflect the conversion of Parent Class A Common Stock and Parent Class B Common Stock into New Parent Class A Common Stock and New Parent Class B Common Stock, respectively.

(k) Withholding Taxes.

(i) Each of the Parties shall be entitled to deduct or withhold from any amounts otherwise payable to any Person pursuant to this Agreement any amount required to be deducted or withheld with respect to the making of such payment under applicable Law (and to the extent deduction or withholding is required in respect of the delivery of any shares of New Parent Class A Common Stock or Cobra Opco Units pursuant to this Agreement, such deduction or withholding may be taken in such New Parent Class A Common Stock or Cobra Opco Units, as applicable); provided that, to the extent Scorpion Opco or any holder of Scorpion Opco Units delivers an IRS Form W-9 in accordance with Section 3.6(k)(ii), absent a change in applicable Law, no such deduction or withholding in respect of U.S. federal income Taxes is anticipated with respect to the payment of the Merger Consideration to Scorpion Opco or such holder of Scorpion Opco Units, as applicable, hereunder. To the extent that amounts are properly deducted or withheld and paid over to the relevant Taxing Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person with respect to which such amounts would have been paid absent such deduction or withholding. If withholding is taken (A) in shares of New Parent Class A Common Stock, the relevant withholding agent shall be treated as having sold such shares of New Parent Class A Common Stock on behalf of the applicable Person for an amount of cash equal to the fair market value thereof at the time of such withholding and paid such cash proceeds to the relevant Taxing Authority, or (B) in Cobra Opco Units, (I) Cobra Opco shall be treated as having paid to the applicable Person an amount of cash equal to the fair market value thereof at the time of such withholding (and, for the avoidance of doubt, such payment shall be treated in a manner consistent with the Opco Intended Tax Treatment) and (II) an equivalent number of shares of New Parent Class B Common Stock shall also be withheld.

(ii) Scorpion Opco shall (A) deliver to Cobra Opco at or prior to the Closing a properly executed IRS Form W-9 with respect to itself and (B) use commercially reasonable efforts to cause each holder of Scorpion Opco Units (other than the Company and its Subsidiaries) to deliver to Cobra Opco at or prior to the Closing a properly executed IRS Form W-9 with respect to such holder. The Company shall deliver to Cobra Opco at or prior to the Closing a properly executed IRS Form W-9 with respect to itself and each of its Subsidiaries that holds Scorpion Opco Units.

3.7 Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Class C Common Stock and Parent Class B Common Stock issued and outstanding immediately prior to the Pubco Mergers Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to Section 262 of the DGCL (“Dissenting Shares”) shall be treated in accordance with Section 262 of the DGCL. The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Class C Common Stock, attempted withdrawals of such notices or demands and any other instruments received by the Company relating to rights to appraisal, and Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, settle or offer to settle, or approve any withdrawal of any such demands. For the avoidance of doubt, (a) no dissenters’ or appraisal rights shall be available with respect to the Company Class A Common Stock, Parent Class A Common Stock or with respect to the Cobra Opco Units or Scorpion Opco Units and (b) as such, appraisal rights shall be limited to an appraisal, pursuant to Section 262 of the DGCL, solely of the fair value of the Company Class C Common Stock or Parent Class B Common Stock, as applicable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by the Company Parties to Parent on the date of this Agreement (the “Company Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), and except as disclosed in the Company SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) (excluding any disclosures in any risk factors section, in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature) filed with or furnished to the SEC and publicly available on EDGAR prior to the date of this Agreement, the Company Parties represent and warrant to the Parent Parties as follows:

4.1 Organization, Standing and Power. Each Company Party and its Subsidiaries is a corporation, partnership or limited liability company duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted, other than where the failure to be so organized or to have such power, authority or standing would not reasonably be expected to have, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Each Company Party and its Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (a “Company Material Adverse Effect”). Each of the Company Parties has previously made available to Parent complete and correct copies of its Organizational Documents.

4.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 240,000,000 shares of Company Class A Common Stock, 120,000,000 shares of Company Class C Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”). At the close of business on June 2, 2025: (i) 77,445,764 shares of Company Class A Common Stock (excluding treasury shares) were issued and outstanding, (ii) 73,391,244 shares of Company Class C Common Stock (excluding treasury shares but including 154,764 shares of Company Class C Common Stock that form part of the Scorpion Opco Unit Awards) were issued and outstanding, (iii) 73,391,244 Scorpion Opco Units (of which, 154,764 form part of the Scorpion Opco Unit Awards) were issued and outstanding and not held by the Company or any of its Subsidiaries, (iv) 77,445,764 Scorpion Opco Units were issued and outstanding and held by the Company and its Subsidiaries, (v) 5,875,907 shares of Company Class A Common Stock and 52,748 shares of Company Class C Common Stock were held by the Company in its treasury, (vi) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury, (vii) 708,528 shares were subject to outstanding Company RSU Awards, (viii) 366,572 shares were subject to outstanding Company DSU Awards, and (ix) 2,021,507 shares (assuming target levels of performance are achieved) or 4,043,014 shares (assuming maximum levels of performance are achieved) were subject to outstanding Company PSU Awards and (x) 73,391,244 shares of Company Class A Common Stock are available for issuance in exchange for Scorpion Opco Units (together with the shares of Company Class C Common Stock that form part of the Scorpion Opco Unit Awards).

(b) All outstanding shares of Company Common Stock, Scorpion Opco Units and Securities of any other Subsidiaries of the Company are validly issued, fully paid and non-assessable (except as such nonassessability may be affected by matters described in the DLLCA or the DLPA) and are not subject to preemptive rights (except as set forth in the applicable Organizational Documents). All outstanding shares of Company Common Stock, Scorpion Opco Units and Securities of any other Subsidiaries of the Company have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all requirements set forth in applicable contracts. As of the close of business on June 2, 2025, except as expressly set forth in this Section 4.2 (including Section 4.2 of the Company Disclosure Letter) or in the applicable Organizational Documents, there are no outstanding equity interests or outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company or any of its Subsidiaries any capital stock or other equity interests of the Company or its Subsidiaries or Securities convertible into or exchangeable or exercisable for capital stock or equity interests of the Company or any of its Subsidiaries. Except as (x) expressly set forth in this Section 4.2 (including Section 4.2 of the Company Disclosure Letter), (y) as set forth in the applicable Organizational Documents and (z) except for changes since June 2, 2025 resulting from the settlement of Company RSU Awards, Company DSU Awards or Company PSU Awards or issuances in compliance with Section 6.1(b)(ii), there are outstanding: (A) no shares of Company Capital Stock, units of Scorpion Opco or other equity interests of the Company or Scorpion Opco, (B) no Securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of Company Capital Stock or other equity or voting Securities of the Company or any Subsidiary of the Company and (C) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Capital Stock or other equity or voting Securities of the Company or any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Other than the Voting and Support Agreements or the Organizational Documents of the Company or Scorpion Opco, there are not any stockholder agreements, voting trusts or other agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound relating to the voting of any shares of the Company Capital Stock or any other Securities of the Company or any Subsidiary of the Company.

(c) Section 4.2(c) of the Company Disclosure Letter sets forth as of the date hereof all of the issued and outstanding Securities of each Subsidiary of the Company, other than Scorpion Opco, and the record owner and beneficial owners thereof. Except with respect to Scorpion Opco, the Company or another Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding Securities of each Subsidiary of the Company, free and clear of any Encumbrances, other than Permitted Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws or any transfer restrictions set forth in the Organizational Documents of such Subsidiary. Neither the Company nor any of its Subsidiaries has any obligations, whether contingent or otherwise, to consummate any material additional investment in any Person other than its Subsidiaries listed on Section 4.2(c) of the Company Disclosure Letter.

4.3 Authority; No Violations; Consents and Approvals.

(a) Each Company Party has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company Parties and the consummation by the Company Parties of the Transactions have been duly authorized by all necessary organizational action on the part of the Company Parties, subject, in the case of the consummation of the Scorpion Pubco Merger, to obtaining the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company Parties and, assuming the due and valid execution of this

Agreement by each Parent Party, constitutes a valid and binding obligation of each Company Party, enforceable against such Company Party in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a Proceeding in equity or at law (collectively, “Creditors’ Rights”). The Company Board, at a meeting duly called and held by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the Scorpion Pubco Merger and the Opco Merger, are fair to, and in the best interests of, the Company Stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Scorpion Pubco Merger and the Opco Merger, and (iii) resolved to recommend that the Company Stockholders approve and adopt this Agreement and the transactions contemplated hereby, including the Scorpion Pubco Merger (such recommendation described in this clause (iii), the “Company Board Recommendation”).

(b) The general partner of Scorpion Opco has adopted resolutions (i) determining that this Agreement and the Transactions, including the Opco Merger, are fair to, and in the best interests of, Scorpion Opco and its limited partners and (ii) approving, adopting and declaring advisable this Agreement and the Transactions, including the Opco Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 6.3.

(c) The Company Stockholder Approval and the Scorpion Opco Approval are the only votes of the holders of any class or series of the Company’s or Scorpion Opco’s capital stock or other Securities necessary to approve and adopt this Agreement, the Scorpion Pubco Merger and the Opco Merger. No vote of the holders of any class or series of the Company’s or Scorpion Opco’s capital stock or other Securities is required in connection with the consummation of any of the Transactions other than the Scorpion Pubco Merger and the Opco Merger.

(d) The execution and delivery of this Agreement does not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both) (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of any Company Party (assuming, with respect to the Scorpion Pubco Merger, that the Company Stockholder Approval is obtained), (ii) result in a violation of, or default under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of any Company Party or any of their respective Subsidiaries under, any provision of any Company Contract to which any Company Party or any of their respective Subsidiaries is a party or by which the Company Parties or any of their respective Subsidiaries or their respective properties or assets are bound, or (iii) assuming the Consents referred to in Section 4.4 are duly and timely obtained or made and the Company Stockholder Approval has been obtained, contravene, conflict with or result in a violation of any Law applicable to the Company Parties or any of their respective Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.4 Consents. No Consent from any Governmental Entity is required to be obtained or made by the Company Parties or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement by the Company Parties or the consummation by the Company Parties of the Transactions, except for: (a) the filing of a premerger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and the expiration or termination of the applicable waiting period with respect thereto; (b) the filing with the SEC of (i) the Joint Information Statement/Proxy Statement/Prospectus and (ii) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (c) the filing of the Certificates of Merger with the Delaware Secretary of State; (d) filings with the NYSE; (e) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; and (f) any such Consent that the failure to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.5 SEC Documents; Financial Statements.

(a) The Company SEC Documents include all forms, reports, schedules and statements required to be filed or furnished under the Securities Act or the Exchange Act, respectively, by the Company since January 1, 2022. As of their respective dates, each of the Company SEC Documents, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of such Company SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements of (i) the Company included in the Company SEC Documents, and (ii) to the knowledge of the Company, any other Person included in the Company SEC Documents, in each case, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the date of this Agreement, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of the Company and its consolidated Subsidiaries or such Person, as applicable, as of their respective dates and the results of operations and the cash flows of the Company and its consolidated Subsidiaries or such Person, as applicable, for the periods presented therein. For the avoidance of doubt, no representations or warranties are made by the Company pursuant to this Section 4.5(b) with respect to any financial statements or other financial information furnished by Parent and included in the Registration Statement or the joint information statement/proxy statement/prospectus filed with the SEC in preliminary and definitive form (the “Joint Information Statement/Proxy Statement/Prospectus”) relating to the Mergers and the other Transactions (except as contemplated by Section 4.8).

(c) The unaudited pro forma financial information and the related notes thereto included in the Company SEC Documents have been prepared in accordance with the SEC’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Company SEC Documents. For the avoidance of doubt, no representations or warranties are made by the Company pursuant to this Section 4.5(c) with respect to any unaudited pro forma financial information or related notes included in the Registration Statement or the Joint Information Statement/Proxy Statement/Prospectus (other than the financial statements of the Company incorporated by reference therein, and except as contemplated by Section 4.8).

4.6 Absence of Certain Changes or Events.

(a) Since December 31, 2024 through the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, had or would reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth on Section 4.6(b) of the Company Disclosure Letter, from December 31, 2024 through the date of this Agreement, the Company and its Subsidiaries have conducted their business in the ordinary course of business in all material respects.

4.7 No Undisclosed Material Liabilities. Except as set forth on Section 4.7 of the Company Disclosure Letter, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of the Company dated as of March 31, 2025 (including the notes thereto) contained in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025; (b) liabilities incurred in the ordinary course of business subsequent to March 31, 2025; (c) liabilities incurred in connection with the Transactions; (d) liabilities incurred as permitted under or required by Section 6.1; and (e) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.8 Information Supplied. None of the information supplied or to be supplied by the Company Parties for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by New Parent pursuant to which the Pubco Merger Consideration issuable in the Pubco Mergers will be registered with the SEC (including any amendments or supplements, the “Registration Statement”) shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the Joint Information Statement/Proxy Statement/Prospectus will, at the date it is first mailed to the Company Stockholders and to the Parent Stockholders and at the time of the meeting of the Company Stockholders to consider the adoption of this Agreement (including any postponement, adjournment or recess thereof, the “Company Stockholders Meeting”), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the accuracy of the first sentence of Section 5.8, the Joint Information Statement/Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by any Company Party with respect to statements made therein based on information supplied by or on behalf of the Parent Parties specifically for inclusion or incorporation by reference therein.

4.9 Company Permits; Compliance with Applicable Law. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the “Company Permits”), except where the failure to so hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The businesses of the Company and its Subsidiaries are not currently being conducted, and at no time since December 31, 2022 have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.10 Compensation; Benefits.

(a) Set forth on Section 4.10 of the Company Disclosure Letter is a list, as of the date hereof, of all of the Company Plans of the Company or any of its Subsidiaries, except that such list need not include any Company Plan that is immaterial. True, correct and complete copies of each of the material Company Plans and related trust documents and favorable determination or opinion letters, if applicable, have been furnished or made available to Parent or its Representatives upon the request of Parent, along with the most recent report filed on Form 5500 and summary plan description with respect to each Company Plan required to file a Form 5500.

(b) Each Company Plan has been maintained in compliance with all applicable Laws, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received or has reliance upon a favorable determination or opinion letter from the Internal Revenue Service and, to the knowledge of the Company, no circumstances exist that would reasonably be expected to result in any such letter being revoked or any such plan being disqualified.

(c) As of the date of this Agreement, there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Company Plans, except for such pending actions, suits or claims that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) All material contributions required to be made to the Company Plans pursuant to their terms have been timely made.

(e) There are no material unfunded benefit obligations with respect to any Company Plan that have not been properly accrued for in the Company’s financial statements or disclosed in the notes thereto in accordance with GAAP.

(f) None of the Company nor any member of its Aggregated Group contributes to or has in the past six (6) years contributed to, or has or has in the past six (6) years had an obligation to contribute to, or otherwise has any material liability (actual or contingent) with respect to, and no Company Plan is, a plan subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA, or Section 412 of the Code.

(g) Except for continuation coverage to be provided, and for no longer than the continuation coverage is required to be provided, pursuant to Section 4980B of the Code or any similar state Law, neither the Company nor any of its Subsidiaries has any current or projected liability for, and no Company Plan provides or promises, any postemployment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any director, officer, or employee (including any former director, officer, or employee) of the Company or any of its Subsidiaries.

(h) Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former service provider of the Company or any of its Subsidiaries for any Tax incurred by such service provider under Section 409A or 4999 of the Code or otherwise.

(i) Except as provided under this Agreement or as set forth in Section 4.10(i) of the Company Disclosure Letter, with respect to each director, officer, or employee (including each former director, officer, or employee) of the Company or any of its Subsidiaries, the consummation of the Transactions will not, either alone or together with any other event, (i) entitle any such individual to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Company Plan, or (iii) result in the payment of any “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

4.11 Labor Matters.

(a) As of the date of this Agreement, (i) neither the Company nor any of its Subsidiaries is a party to or is currently negotiating to enter into any collective bargaining agreement or other agreement with any labor union, (ii) there is no pending union representation petition involving employees of the Company or any of its Subsidiaries, and (iii) the Company does not have knowledge of any activity or Proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

(b) As of the date of this Agreement, there is no unfair labor practice, charge or grievance arising out of a collective bargaining agreement, other agreement with any labor union, or other labor-related grievance Proceeding against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company, threatened, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) As of the date of this Agreement, there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The Company and each of its Subsidiaries are, and since January 1, 2022 have been, in compliance in all material respects with all applicable Laws respecting employment and employment practices, and there are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, other than any such matters described in this sentence that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2022, neither the Company nor any of its Subsidiaries has received any written notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.12 Taxes.

(a) All material Tax Returns required to be filed by the Company or any of its Subsidiaries have been timely filed (taking into account extensions of time for filing). All material Taxes that are due and payable by the Company or any of its Subsidiaries have been paid in full or adequate reserves in respect thereof have been established on the financial statements of the Company in accordance with GAAP. All material withholding Tax requirements imposed on or with respect to the Company or any of its Subsidiaries have been satisfied in all material respects.

(b) There is not in force any waiver or agreement for any extension of time for the assessment or payment of any material Tax by the Company or any of its Subsidiaries (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(c) No audit, investigation or similar Proceeding is currently being conducted or pending or, to the knowledge of the Company, is threatened with respect to the Company or any of its Subsidiaries in respect of any material Tax.

(d) There is no outstanding material claim, assessment or deficiency against the Company or any of its Subsidiaries for any Taxes that has been asserted in writing by any Governmental Entity other than those being contested in good faith through appropriate Proceedings and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP.

(e) Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation, sharing or indemnity contract or arrangement pursuant to which it will have any potential liability to any Person after the Pubco Merger Effective Time (excluding (i) any agreement or arrangement solely among the members of a group the common parent of which is the Company, Scorpion Opco, or any of their respective Subsidiaries, and (ii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). Neither the Company nor any of its Subsidiaries has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law) or as a transferee or successor.

(f) Neither the Company nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(g) Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the two (2) years prior to the date of this Agreement, or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

(h) Scorpion Opco is, and has been since its formation, properly classified as a partnership (and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code) or disregarded entity for U.S. federal (and applicable state and local) income tax purposes.

(i) Each Subsidiary of Scorpion Opco is, and has been since its formation, properly classified as a partnership (and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code) or disregarded entity for U.S. federal (and applicable state and local) income tax purposes.

(j) As of the date hereof, neither the Company nor Scorpion Opco has any knowledge after reasonable diligence of any fact or circumstance, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede: (i) the Pubco Mergers from qualifying for the Pubco Mergers Intended Tax Treatment or the Opco Merger from qualifying for the Opco Intended Tax Treatment or (ii) the issuance of either of the Closing Tax Opinions.

4.13 Litigation. As of the date of this Agreement, except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (a) Proceeding pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or (b) judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

4.14 Intellectual Property. The Company and its Subsidiaries own or have the right to use all Intellectual Property necessary for the operation of the businesses of each of the Company and its Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except where the failure to own or have the right to use such properties would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, the use of the Company Intellectual Property by the Company and its Subsidiaries in the operation of the business of each of the Company and its Subsidiaries as presently conducted does not infringe upon or misappropriate any Intellectual Property of any other Person, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken reasonable measures to protect the confidentiality of trade secrets used in the businesses of each of the Company and its Subsidiaries as presently conducted, except where failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

4.15 Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have good, valid and defensible title to all material Real Property owned by the Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”) and valid leasehold estates in all material Real Property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any Subsidiary of the Company (collectively, including the improvements thereon, the “Company Material Leased Real Property”) free and clear of all Encumbrances, except Permitted Encumbrances, (b) each agreement under which the Company or any Subsidiary of the Company is the landlord, sublandlord, tenant, subtenant, or occupant with respect to the Company Material Leased Real Property (each, a “Company Material Real Property Lease”) to the knowledge of the Company is in full force and effect and is valid and enforceable against the parties thereto in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and neither the Company nor any of its Subsidiaries, or to the knowledge of the Company, any other party thereto, has received written notice of any default under any Company Material Real Property Lease, and (c) as of the date of this Agreement, there does not exist any pending or, to the knowledge of the Company, threatened, condemnation or eminent domain Proceedings that affect any of the Company Owned Real Property or Company Material Leased Real Property.

4.16 Mineral Property Matters.

(a) Except as would not reasonably be expected to have a Company Material Adverse Effect and except for Mineral Property (i) sold, leased or otherwise disposed of in the ordinary course of business since the dates of the reserve reports audited by (A) Cawley, Gillespie & Associates, Inc. (collectively, the “Company Independent Petroleum Engineers” and such reserve reports, the “Company Independent Reserve Reports”) relating to the Company’s and its Subsidiaries’ interests referred to therein as of December 31, 2024 and (B) the Company relating to the Company’s and its Subsidiaries’ interests referred to therein as of March 31, 2025 (the “Company Internal Reserve Report” and collectively with the Company Independent Reserve Reports, the “Company Reserve Report”), (ii) reflected in the Company Reserve Report or in the Company SEC Documents as having been sold, leased or otherwise disposed of, or (iii) sold, leased or otherwise disposed of as permitted under Section 6.1, as of the date hereof, the Company and its Subsidiaries have Company Defensible Title to all Mineral Properties forming the basis for the reserves reflected in the Company Reserve Report and in each case as attributable to interests owned by the Company and its Subsidiaries. For purposes of the foregoing sentence, “Company Defensible Title” means the Company’s or one or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Mineral Properties held or owned by them (or purported to be held or owned by them) that (A) entitles the Company (or one or more of its Subsidiaries, as applicable) to receive, not less than the net revenue interest share shown in the Company Reserve Report of all Hydrocarbons produced from or allocated to such Mineral Properties throughout the life of such Mineral Properties and (B) is free and clear of all Encumbrances (other than Permitted Encumbrances).

(b) Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the factual, non-interpretive data (i) supplied by the Company to the Company Independent Petroleum Engineers relating to the Mineral Properties referred to in the Company Independent Reserve Report by or on behalf of Parent and its Subsidiaries and (ii) prepared by the Company related to the Mineral Properties referred to in the Company Internal Reserve Report, in each case, that was material to such firm’s estimates of proved oil and gas reserves attributable to the Minerals Properties of the Company and its Subsidiaries in connection with the preparation of the Company Reserve Report was, as of the time provided, accurate in all respects. Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the oil and gas reserve estimates of the Company set forth in the Company Reserve Report are derived from reports that have been prepared by the Company Independent Petroleum Engineers in the case of the Company Independent Reserve Report and the Company in the case of the Company Internal Reserve Report, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of the Company and its Subsidiaries at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry and Hydrocarbon mineral, royalty and non-cost-bearing interest industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) All royalties, revenues, and other benefits attributable or allocable to production from, or the ownership of, the Company and its Subsidiaries interest in the Mineral Properties referred to in the Company Reserve Report that are payable to the Company or its Subsidiaries are being received by the Company or its Subsidiaries in a timely and proper manner and are not being held in suspense by any operator of or purchaser of Hydrocarbon production (other than any such royalties or revenues held in suspense by operators pending execution of division orders associated with newly drilled wells, newly acquired interests, or otherwise being held in suspense in accordance with Law), except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(d) Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, neither the Company nor its Subsidiaries has received any royalties, revenues, or other benefits attributable to production from or the ownership of, any Mineral Properties in excess of the royalties, revenues, or other benefits such Person is properly entitled to or that such Person would otherwise be required to remit to (or be subject to offset by) any operator, purchaser of production or other royalty owner.

(e) Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Mineral Properties referred to in the Company Reserve Report do not include any mineral interest where any of the Company or its Subsidiaries has agreed to, or will have to, directly pay and bear a share of drilling, operating or other costs as a participating mineral owner, excluding any instances where the Company or its Subsidiaries have been force pooled under applicable Law or the Company’s or such Subsidiaries’, such Person is an unleased non-participating mineral owner and/or such Person’s share of drilling, operating or other costs as a non-participating or participating mineral owner in such pooled unit or well are set off against the such Person’s share of the proceeds of production attributable to such pooled unit.

4.17 Environmental Matters. Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) the Company and its Subsidiaries and their respective operations and assets are in compliance with Environmental Laws;

(b) as of the date of this Agreement, the Company and its Subsidiaries are not subject to any pending or, to the Company’s knowledge, threatened Proceeding under Environmental Laws;

(c) neither the Company nor any Subsidiary of the Company has caused any Release of Hazardous Materials at any property currently or, to the knowledge of the Company, formerly owned, operated or otherwise used by the Company or any of its Subsidiaries, or, to the knowledge of the Company, by any predecessors of the Company or any Subsidiary of the Company, which Releases are reasonably likely to result in material liability to the Company under Environmental Law;

(d) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice asserting a liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of the Release of any Hazardous Materials at or from any property currently or formerly owned, operated, or otherwise used by the Company, or at or from any off-site location where Hazardous Materials from the Company’s operations have been sent for treatment, disposal storage or handling; and

(e) the Company has made available to Parent upon Parent’s request true and complete copies of any environmental site assessments, investigations, audit report, or similar documentation in its possession, custody or control relating to the Company or its Subsidiaries’ compliance with or liability under Environmental Laws, or otherwise with respect to the environmental condition of any Mineral Property.

4.18 Material Contracts.

(a) Except for any Mineral Property, oil and gas lease, top-lease, ratification of lease, lease extension, lease ratification or lease joinder, pooling agreement, production sharing agreement, allocation agreement, unitization agreement or similar instrument burdening or constituting the chain of title to any Mineral Property, Section 4.18 of the Company Disclosure Letter sets forth a true and complete list, as of the date of this

Agreement, of the following contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement (other than the contracts listed in clause (i) below, which are not required to be listed thereon):

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act);

(ii) each contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties (excluding Mineral Properties) with respect to which the Company reasonably expects that the Company and its Subsidiaries will make annual payments in excess of $2,000,000 or aggregate payments in excess of $10,000,000;

(iii) each contract that constitutes a commitment relating to Indebtedness for borrowed money or the deferred purchase price of property by the Company or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $10,000,000, other than agreements solely between or among the Company and its Subsidiaries;

(iv) each contract containing any area of mutual interest, joint bidding area, joint acquisition area, or non-compete or similar type of provision that, following the Closing, by virtue of Parent becoming an Affiliate of the Company as a result of the Transactions, would by its terms materially restrict the ability of Parent or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area during any period of time after the Closing;

(v) each contract involving the acquisition or sale of (or option to purchase or sell) any Mineral Properties with a purchase price in excess of $20,000,000, other than (1) the granting or entering into in the ordinary course of business of any Mineral Properties, oil and gas lease, top-lease, ratification of lease, lease extension, lease ratification or lease joinder, pooling agreement, production sharing agreement, allocation agreement, unitization agreement or similar instrument with respect to Mineral Properties, (2) contracts involving the acquisition or sale of (or option to purchase or sell) Hydrocarbons in the ordinary course of business or (3) contracts related to an acquisition or sale that was completed prior to December 31, 2023 and do not contain any material surviving obligations of any party thereto;

(vi) each contract for any Derivative Transaction;

(vii) each partnership, joint venture or limited liability company agreement;

(viii) each collective bargaining agreement to which the Company is a party or is subject;

(ix) any contract the primary purpose thereof is or was to indemnify another Person;

(x) any contract with a Related Party of the Company with respect to which the Company reasonably expects that the Company and its Subsidiaries will make aggregate payments in excess of $120,000 or grants any material right to such Related Party;

(xi) any contract that provides for a call or option on production, or acreage dedication to a gathering, transportation or other arrangement downstream of the wellhead, for a term of greater than one (1) year;

(xii) each contract that obligates the Company or any of its Subsidiaries to make non-contingent aggregate annual expenditures that can reasonably be expected to result in excess of $2,000,000;

(xiii) each agreement under which the Company or any of its Subsidiaries has advanced or loaned any amount of money to any of its officers, directors, employees or consultants, or to any other person with a principal amount in excess of $120,000; and

(xiv) each agreement that contains any “most favored nation” or most favored customer provision, preferential right or rights of first or last offer, negotiation or refusal, in each case other than those contained in any agreement in which such provision is included in an oil and gas lease of any Mineral Properties or solely for the benefit of the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries or any of their respective Affiliates is subject, and is material to the business of the Company and its Subsidiaries, taken as a whole.

(b) Collectively (but excluding any Mineral Property, oil and gas lease, top-lease, ratification of lease, lease extension, lease ratification or lease joinder, pooling agreement, production sharing agreement, allocation agreement, unitization agreement or similar instrument burdening or constituting the chain of title to any Mineral Property), the contracts set forth in Section 4.18(a) are herein referred to as the “Company Contracts.” Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Contract is legal, valid, binding and enforceable in accordance with its terms on the Company and each of its Subsidiaries that is a party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default under any Company Contract nor, to the knowledge of the Company, is any other party to any such Company Contract in breach or default thereunder.

4.19 Derivative Transactions.

(a) The Company SEC Documents accurately summarize, in all material respects, all Derivative Transactions outstanding as of the date of this Agreement entered into by the Company or any of its Subsidiaries or for the account of any of its customers, in each case as of the date of this Agreement. All Derivative Transactions entered into by the Company or any of its Subsidiaries or for the account of any of its customers as of the date of this Agreement were entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions.

(b) The Company and each of its Subsidiaries have duly performed in all material respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the knowledge of the Company, there are no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder.

4.20 Insurance. Set forth on Section 4.20 of the Company Disclosure Letter is a true, correct and complete list of all material insurance policies held by the Company or any of its Subsidiaries as of the date of this Agreement (collectively, the “Material Company Insurance Policies”). Each of the Material Company Insurance Policies is in full force and effect on the date of this Agreement and a true, correct and complete copy of each Material Company Insurance Policy has been made available to Parent upon Parent’s request prior to the date of this Agreement. All premiums payable under the Material Company Insurance Policies prior to the date of this Agreement have been duly paid to date. As of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Material Company Insurance Policy.

4.21 Opinion of Financial Advisor. The Company Board has received the opinion of J.P. Morgan Securities LLC addressed to the Company Board to the effect that, based upon and subject to the limitations, qualifications, assumptions and other factors set forth therein, as of the date of such opinion, the Exchange Ratio provided for in the Transactions is fair from a financial point of view to the holders of the Company Common Stock.

4.22 Brokers. Except for the fees and expenses payable to J.P. Morgan Securities LLC, no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company Parties.

4.23 Takeover Laws. No Takeover Law applies with respect to the Company, Scorpion Opco or any of their respective Subsidiaries in connection with this Agreement, the Mergers or any of the other transactions contemplated hereby. There is no shareholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company or any of its Subsidiaries is subject, party or otherwise bound.

4.24 No Additional Representations.

(a) Except for the representations and warranties made in this Article IV, no Company Party nor any other Person on behalf of a Company Party makes any express or implied representation or warranty with respect to the Company Parties or any of their respective Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Company Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, no Company Party nor any other Person on behalf of the Company Parties makes or has made any representation or warranty to any Parent Party or any of their respective Affiliates or Representatives with respect to, except for the representations and warranties made by the Company Parties in this Article IV, (i) any financial projection, forecast, estimate, budget or prospect information relating to any Company Party or any of their respective Subsidiaries or their respective businesses; or (ii) any oral or written information presented to any Parent Party or any of their respective Affiliates or Representatives in the course of their due diligence investigation of the Company Parties, the negotiation of this Agreement or in the course of the Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company Parties acknowledge and agree that no Parent Party or any other Person on behalf of the Parent Parties has made or is making any representations or warranties relating to any Parent Party or their respective Subsidiaries whatsoever, express or implied, beyond those expressly given by the Parent Parties in Article V, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Parent Party furnished or made available to the Company Parties, or any of their Representatives and that the Company Parties have not relied upon any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, the Company Parties acknowledge that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company Parties or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Mergers or the other Transactions).

ARTICLE V

REPRESENTATION AND WARRANTIES OF THE PARENT PARTIES

Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by the Parent Parties to the Company on the date of this Agreement (the “Parent Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), and except as disclosed in the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) (excluding any disclosures in any risk factors section, in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature) filed with or furnished to the SEC and publicly available on EDGAR prior to the date of this Agreement, the Parent Parties represent and warrant to the Company Parties as follows:

5.1 Organization, Standing and Power. Each Parent Party and its Subsidiaries is a corporation, partnership or limited liability company duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted, other than where the failure to be so organized or to have such power, authority or standing would not reasonably be expected to have, individually or in the aggregate, be material to the Parent and its Subsidiaries, taken as a whole. Each Parent Party and its Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (a “Parent Material Adverse Effect”). Each of the Parent Parties has previously made available to the Company complete and correct copies of its Organizational Documents.

5.2 Capital Structure.

(a) The authorized capital stock of Parent consists of 1,000,000,000 shares of Parent Class A Common Stock, 1,000,000,000 shares of Parent Class B Common Stock and 100,000,000 shares of preferred stock, par value $0.000001 per share (“Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Capital Stock”). At the close of business on May 30, 2025: (i) 131,067,235 shares of Parent Class A Common Stock (excluding treasury shares) were issued and outstanding, (ii) 157,458,390 shares of Parent Class B Common Stock (excluding treasury shares) were issued and outstanding, (iii) 167,552,060 Cobra Opco Units were issued and outstanding and not held by Parent or any of its Subsidiaries, (iv) 131,067,235 Cobra Opco Units were issued and outstanding and held by Parent, (v) no shares of Parent Class A Common Stock and no shares of Parent Class B Common Stock were held by Parent in its treasury, (vi) no shares of Parent Preferred Stock were issued and outstanding or held by the Parent in its treasury, (vii) 160,360 shares were subject to outstanding Parent RSU Awards, (viii) 177,551 shares (assuming target levels of performance are achieved) or 443,878 shares (assuming maximum levels of performance are achieved) were subject to outstanding Parent PSU Awards, (ix) no Cobra Opco Units were subject to outstanding awards of phantom Cobra Opco Units, and (x) 167,552,060 shares of Parent Class A Common Stock are available for issuance in exchange for Cobra Opco Units (together with the corresponding shares of Parent Class B Common Stock).

(b) All outstanding shares of Parent Common Stock and Cobra Opco Units are validly issued, fully paid and non-assessable (except as such nonassessability may be affected by matters described in the DLLCA or the DLPA) and are not subject to preemptive rights (except as set forth in the applicable Organizational Documents). All outstanding shares of Parent Common Stock, and Cobra Opco Units have been issued and granted in compliance in all material respects with (i) applicable securities Laws and other applicable Law and (ii) all requirements set forth in applicable contracts. As of the close of business on May 30, 2025, except as expressly set forth in this Section 5.2 or in the applicable Organizational Documents, there were no outstanding equity interests or outstanding options, warrants or other rights to subscribe for, purchase or acquire from Parent or any of its Subsidiaries any capital stock or other equity interests of Parent or Cobra Opco or Securities convertible into or exchangeable or exercisable for capital stock or equity interests of Parent or Cobra Opco. Except as (x) expressly set forth in this Section 5.2 (including Section 5.2 of the Parent Disclosure Letter), (y) as set forth in the applicable Organizational Documents and (z) except for changes since May 30, 2025, resulting from the settlement of Parent RSU Awards or Parent PSU Awards, as of the date hereof, there are outstanding: (A) no shares of Parent Capital Stock, units of Cobra Opco or other equity interests of Parent or Cobra Opco, (B) no Securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for shares of Parent Capital Stock or other equity or voting Securities of Parent or Cobra Opco and (C) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Parent Capital Stock or other equity or voting Securities of Parent or Cobra Opco, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement for equity interests of Parent or Cobra Opco. Other than the Parent Support Agreement or the Organizational Documents of Parent or Cobra Opco, there are not any stockholder agreements, voting trusts or other agreements to which Parent or Cobra Opco is a party or by which it is bound relating to the voting of any shares of Parent Capital Stock or any other Securities of Parent or Cobra Opco.

(c) As of the close of business on June 2, 2025, the authorized capital stock of New Parent consists of 100 shares of common stock, par value $0.01 per share, all of which shares are validly issued, fully paid and nonassessable and are owned by Parent.

(d) Until the Closing, (i) Parent will be the sole stockholder of New Parent, (ii) New Parent will be the sole stockholder of each of Scorpion Merger Sub and Cobra Merger Sub, and (iii) the shares of common stock of each of Scorpion Merger Sub and Cobra Merger Sub will have been duly authorized and validly issued in accordance with applicable Law and the respective Organizational Documents of Scorpion Merger Sub and Cobra Merger Sub. The Parent Majority Stockholder owns at least a majority of the voting power of the issued and outstanding Parent Common Stock.

5.3 Authority; No Violations, Consents and Approvals.

(a) Each Parent Party has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Parent Parties and the consummation by the Parent Parties of the Transactions have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of the Parent Parties. This Agreement has been duly executed and delivered by the Parent Parties and, assuming the due and valid execution of this Agreement by each Company Party, constitutes a valid and binding obligation of each Parent Party, enforceable against such Parent Party in accordance with its terms, subject as to enforceability to Creditors’ Rights. The Parent Board, at a meeting duly called and held by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the Cobra Pubco Merger, are fair to, and in the best interests of, the Parent Stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Cobra Pubco Merger, (iii) resolved to recommend that the Parent Stockholders approve and adopt this Agreement and the transactions contemplated hereby, including the Cobra Pubco Merger, and (iv) authorized action by written consent of the Parent Stockholders on the foregoing matters.

(b) Parent, in its capacity as the managing member of Cobra Opco, has adopted resolutions (i) determining that this Agreement and the Transactions, including the Opco Merger, are fair to, and in the best interests of, Cobra Opco and its members and (ii) approving, adopting and declaring advisable this Agreement and the Transactions, including the Opco Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c) The Board of Directors of Cobra Merger Sub has by unanimous written consent (A) determined that this Agreement and the transactions contemplated hereby, including the Cobra Pubco Merger, are fair to, and in the best interests of, the sole stockholder of Cobra Merger Sub and (B) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Cobra Pubco Merger. The Board of Directors of Scorpion Merger Sub has by unanimous written consent (A) determined that this Agreement and the transactions contemplated hereby, including the Scorpion Pubco Merger, are fair to, and in the best interests of, the sole stockholder of Scorpion Merger Sub and (B) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Scorpion Pubco Merger. Parent, as the owner of all of the outstanding shares of capital stock of New Parent, will promptly (and within 24 hours) following the execution of this Agreement adopt this Agreement, including the New Parent Stock Issuance, in its capacity as sole stockholder of New Parent by irrevocable written consent (the “New Parent Stockholder Approval”). New Parent, as the owner of all of the outstanding shares of capital stock of each of Scorpion Merger Sub and Cobra Merger Sub, will promptly (and within 24 hours) following the execution of this Agreement adopt this Agreement, including the Pubco Mergers, in its capacity as sole stockholder of each of Scorpion Merger Sub and Cobra Merger Sub by irrevocable written consent (the “Merger Sub Stockholder Approvals”). Upon receipt of the Parent Stockholder Approval, the New Parent Stockholder Approval and the Merger Sub Stockholder

Approvals, no approval or vote from any holders of any class or series of capital stock of Parent, New Parent, Cobra Merger Sub, Scorpion Merger Sub or Cobra Opco is necessary to adopt this Agreement and approve and consummate the Transactions.

(d) The execution and delivery of this Agreement does not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both) (i) contravene, conflict with or result in a violation of any material provision of the Organizational Documents of any of the Parent Parties, (ii) result in a violation of, or default under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of any Parent Party or any of their respective Subsidiaries under, any provision of any contract to which any Parent Party or any of their respective Subsidiaries is a party or by which the Parent Parties or any of their respective Subsidiaries or their respective properties or assets are bound, or (iii) assuming the Consents referred to in Section 5.4 are duly and timely obtained or made, contravene, conflict with or result in a violation of any Law applicable to the Parent Parties or any of their respective Subsidiaries or any of their respective properties or assets, other than in the case of clauses (ii) and (iii) any such contraventions, conflicts, violations, defaults, acceleration, losses or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.4 Consents. No Consent from any Governmental Entity is required to be obtained or made by the Parent Parties or their Subsidiaries in connection with the execution and delivery of this Agreement by the Parent Parties or the consummation by the Parent Parties of the Transactions except for: (i) the filing of a Competition Law Notification report by Parent under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (ii) the filing with the SEC of (A) the Joint Information Statement/Proxy Statement/Prospectus and the Registration Statement and (B) such reports under Section 13(a) of the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the Transactions; (iii) the filing of the Certificates of Merger with the Delaware Secretary of State; (iv) filings with the Nasdaq; (v) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; and (vi) any such Consent that the failure to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.5 SEC Documents; Financial Statements.

(a) The Parent SEC Documents include all forms, reports, schedules and statements required to be filed or furnished under the Securities Act or the Exchange Act, respectively, by Parent since January 1, 2022. As of their respective dates, the Parent SEC Documents, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of such Parent SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The financial statements (i) of Parent included in the Parent SEC Documents and (ii) to the knowledge of Parent, any other Person included in the Parent SEC Documents, in each case, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the date of this Agreement, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Parent and its consolidated Subsidiaries or such Person, as applicable, as of their respective dates and the results of operations and the cash flows of Parent and its consolidated Subsidiaries or such Person, as applicable, for the periods presented therein. For the avoidance of doubt, no representations or warranties are made by Parent pursuant to this Section 5.5(b) with respect to any financial statements or other financial information furnished by the Company and included in the Registration Statement or the Joint Information Statement/Proxy Statement/Prospectus.

5.6 Absence of Certain Changes or Events.

(a) Since December 31, 2024 through the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, had or would reasonably be expected to have a Parent Material Adverse Effect.

(b) Except as set forth on Section 5.6(b) of the Parent Disclosure Letter, from December 31, 2024, through the date of this Agreement, Parent and its Subsidiaries have conducted their business in the ordinary course of business in all material respects.

5.7 No Undisclosed Material Liabilities. Except as set forth on Section 5.7 of the Parent Disclosure Letter, there are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of Parent dated as of March 31, 2025 (including the notes thereto) contained in Parent’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025; (b) liabilities incurred in the ordinary course of business subsequent to March 31, 2025; (c) liabilities incurred in connection with the Transactions; (d) liabilities incurred as permitted or required by Section 6.2 and (e)  liabilities that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.8 Information Supplied. None of the information supplied or to be supplied by the Parent Parties for inclusion or incorporation by reference in (a) the Registration Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (b) the Joint Information Statement/Proxy Statement/Prospectus will, at the date it is first mailed to the Company Stockholders and to the Parent Stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Subject to the accuracy of the first sentence of Section 5.8, the Joint Information Statement/Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by any Parent Party with respect to statements made therein based on information supplied by or on behalf of the Company Parties specifically for inclusion or incorporation by reference therein.

5.9 Parent Permits; Compliance with Applicable Law. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the “Parent Permits”), except where the failure to so hold would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The businesses of Parent and its Subsidiaries are not currently being conducted, and at no time since December 31, 2022 have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.10 Employee Benefits.

(a) Neither Parent nor any of its Subsidiaries sponsors, maintains or contributes to (nor has Parent or any of its Subsidiaries ever sponsored, maintained or contributed to) any Employee Plan and neither Parent nor any of its Subsidiaries has, or has in the past six (6) years had, any obligation to contribute to any Employee Plan.

(b) Neither Parent nor any member of its Aggregated Group sponsors, maintains or contributes to (nor has Parent or any member of its Aggregated Group in the past six (6) years sponsored, maintained or contributed to), any Employee Plan that is subject to Title IV of ERISA or any Employee Plan that provides for retiree health and welfare benefits (other than as required under Section 4980B of the Code), and neither Parent nor any member of its Aggregated Group has, or has in the past six (6) years had, any liability (including contingent liability) with respect to any Employee Plan that is subject to Title IV of ERISA (including a multiemployer plan, as defined in Section 3(37) of ERISA).

5.11 Labor Matters.

(a) Neither Parent nor any of its Subsidiaries has, or has in the past six (6) years had, any employees on its payroll.

(b) All individuals who provide services to Parent or its Subsidiaries provide such services in accordance with and pursuant to the Secondment Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the Secondment Agreement is legal, valid, binding and enforceable in accordance with its terms on Parent and each of its Subsidiaries that is a party thereto and, to the knowledge of Parent, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries is in breach or default under the Secondment Agreement nor, to the knowledge of the Parent, is any other party to the Secondment Agreement in breach or default thereunder.

5.12 Taxes.

(a) All material Tax Returns required to be filed by the Parent or any of its Subsidiaries have been timely filed (taking into account extensions of time for filing). All material Taxes that are due and payable by the Parent or any of its Subsidiaries have been paid in full or adequate reserves in respect thereof have been established on the financial statements of the Parent in accordance with GAAP. All material withholding Tax requirements imposed on or with respect to the Parent or any of its Subsidiaries have been satisfied in all material respects.

(b) There is not in force any waiver or agreement for any extension of time for the assessment or payment of any material Tax by the Parent or any of its Subsidiaries (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).

(c) No audit, investigation or similar Proceeding is currently being conducted or pending or, to the knowledge of the Parent, is threatened with respect to the Parent or any of its Subsidiaries in respect of any material Tax.

(d) There is no outstanding material claim, assessment or deficiency against the Parent or any of its Subsidiaries for any Taxes that has been asserted in writing by any Governmental Entity other than those being contested in good faith through appropriate Proceedings and for which adequate reserves have been established on the financial statements of the Parent in accordance with GAAP.

(e) Neither the Parent nor any of its Subsidiaries is a party to any material Tax allocation, sharing or indemnity contract or arrangement pursuant to which it will have any potential liability to any Person after the Pubco Merger Effective Time (excluding (i) any agreement or arrangement solely among the members of a group the common parent of which is the Parent, Cobra Opco, or any of their respective Subsidiaries, and (ii) any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)). Neither the Parent nor any of its Subsidiaries has any material liability for Taxes of any Person (other than the Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law) or as a transferee or successor.

(f) Neither the Parent nor any of its Subsidiaries has participated, or is currently participating, in a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(g) Neither the Parent nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the two (2) years prior to the date of this Agreement, or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transaction.

(h) Cobra Opco is, and has been since its formation, properly classified as a partnership (and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code) or disregarded entity for U.S. federal (and applicable state and local) income tax purposes.

(i) Each Subsidiary of Cobra Opco is, and has been since its formation, properly classified as a partnership (and not as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code) or disregarded entity for U.S. federal (and applicable state and local) income tax purposes.

(j) As of the date hereof, neither the Parent nor Cobra Opco has any knowledge after reasonable diligence of any fact or circumstance, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede: (i) the Pubco Mergers from qualifying for the Pubco Mergers Intended Tax Treatment or the Opco Merger from qualifying for the Opco Intended Tax Treatment or (ii) the issuance of either of the Closing Tax Opinions.

5.13 Litigation. As of the date of this Agreement, except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (a) Proceeding pending, or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, or (b) judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries.

5.14 Mineral Property Matters.

(a) Except as would not reasonably be expected to have a Parent Material Adverse Effect and except for Mineral Property (i) sold, leased or otherwise disposed of in the ordinary course of business since the dates of the reserve reports prepared by (A) Ryder Scott Company, LP (collectively, the “Parent Independent Petroleum Engineers” and such reserve reports, the “Parent Independent Reserve Report”) relating to Parent’s and its Subsidiaries’ interests referred to therein as of December 31, 2024 and (B) Parent relating to Parent’s and its Subsidiaries’ interests referred to therein as of March 31, 2025 (the “Parent Internal Reserve Report” and collectively with the Parent Independent Reserve Report, the “Parent Reserve Reports”), (ii) reflected in the Parent Reserve Reports or in the Parent SEC Documents as having been sold, leased or otherwise disposed of, or (iii) sold, leased or otherwise disposed of as permitted under Section 6.1, as of the date hereof, Parent and its Subsidiaries have Parent Defensible Title to all Mineral Properties forming the basis for the reserves reflected in the Parent Reserve Report and in each case as attributable to interests owned by Parent and its Subsidiaries. For purposes of the foregoing sentence, “Parent Defensible Title” means Parent’s or one or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Mineral Properties held or owned by them (or purported to be held or owned by them) that (A) entitles Parent (or one or more of its Subsidiaries, as applicable) to receive, not less than the net revenue interest share shown in the Parent Reserve Reports of all Hydrocarbons produced from or allocated to such Mineral Properties throughout the life of such Mineral Properties and (B) is free and clear of all Encumbrances (other than Permitted Encumbrances).

(b) Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, the factual, non-interpretive data (i) supplied by Parent to the Parent Independent Petroleum Engineers relating to the Mineral Properties referred to in the Parent Independent Reserve Report by or on behalf of the Company and its Subsidiaries and (ii) prepared by Parent related to the Mineral Properties referred to in the Parent Internal Reserve Report, in each case, that was material to such firm’s estimates of proved oil and gas reserves attributable to the Minerals Properties of Parent and its Subsidiaries in connection with the preparation of the Parent Reserve Reports was, as of the time provided, accurate in all respects. Except for any such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, the oil and gas reserve estimates of Parent set forth in the Parent Reserve Reports are derived from reports that have been prepared by the Parent Independent Petroleum Engineers in the case of the Parent Independent Reserve Report and Parent in the case of the Parent Internal Reserve Report, and such reserve estimates fairly reflect, in all respects, the oil and gas reserves of Parent and its Subsidiaries at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved. Except for changes generally affecting the oil and gas exploration, development and production industry and Hydrocarbon mineral, royalty and non-cost-bearing interest industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Parent Reserve Reports that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) All royalties, revenues, and other benefits attributable or allocable to production from, or the ownership of, Parent and its Subsidiaries interest in the Mineral Properties referred to in the Parent Reserve Report that are payable to Parent or its Subsidiaries are being received by Parent or its Subsidiaries in a timely and proper manner and are not being held in suspense by any operator of or purchaser of Hydrocarbon production (other than any such royalties or revenues held in suspense by operators pending execution of division orders associated with newly drilled wells, newly acquired interests, or otherwise being held in suspense in accordance with Law), except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

(d) Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, neither Parent nor its Subsidiaries has received any royalties, revenues, or other benefits attributable to production from or the ownership of, any Mineral Properties in excess of the royalties, revenues, or other benefits such Person is properly entitled to or that such Person would otherwise be required to remit to (or be subject to offset by) any operator, purchaser of production or other royalty owner.

(e) Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, the Mineral Properties referred to in the Parent Reserve Report do not include any mineral interest where any of Parent or its Subsidiaries has agreed to, or will have to, directly pay and bear a share of drilling, operating or other costs as a participating mineral owner.

5.15 Opinion of Financial Advisor. The Parent Board has received the opinion of Moelis & Company LLC addressed to the Parent Board to the effect that, as of the date of this Agreement, the Exchange Ratio in the Mergers is fair from a financial point of view to Parent.

5.16 Brokers. Except for the fees and expenses payable to Moelis & Company LLC, no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Parent Party.

5.17 Takeover Laws. No Takeover Law applies with respect to Parent, New Parent, Cobra Opco, Cobra Merger Sub or Scorpion Merger Sub in connection with this Agreement, the Mergers or any of the other transactions contemplated hereby. There is no shareholder rights plan, “poison pill” antitakeover plan or similar device in effect to which Parent or any of its Subsidiaries is subject, party or otherwise bound.

5.18 Merger Subs.

(a) New Parent is a direct, wholly owned Subsidiary of Parent that was formed solely for the purpose of engaging in the Pubco Mergers. Since the date of its incorporation and prior to the Pubco Merger Effective Time, New Parent has not engaged in any activities other than the execution of this Agreement, the performance of its obligations hereunder, and matters ancillary thereto, and prior to the Pubco Merger Effective Time will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Pubco Mergers.

(b) Cobra Merger Sub is a direct, wholly owned Subsidiary of New Parent that was formed solely for the purpose of engaging in the Cobra Pubco Merger. Since the date of its incorporation and prior to the Pubco Merger Effective Time, Cobra Merger Sub has not engaged in any activities other than the execution of this Agreement, the performance of its obligations hereunder, and matters ancillary thereto, and prior to the Pubco Merger Effective Time will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Cobra Pubco Merger.

(c) Scorpion Merger Sub is a direct, wholly owned Subsidiary of New Parent that was formed solely for the purpose of engaging in the Scorpion Pubco Merger. Since the date of its incorporation and prior to the Scorpion Pubco Merger Effective Time, Scorpion Merger Sub has not engaged in any activities other than the execution of this Agreement, the performance of its obligations hereunder, and matters ancillary thereto, and prior to the Pubco Merger Effective Time will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Scorpion Pubco Merger.

5.19 No Ownership of Company Common Stock or Scorpion Opco Units. No Parent Party nor any of their respective Subsidiaries owns any shares of Company Common Stock or Scorpion Opco Units (or other Securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or Scorpion Opco Units).

5.20 Related Party Transactions. Except as disclosed in the Parent SEC Documents, as of the date hereof, neither Parent, Cobra Opco nor any of their respective Subsidiaries are party to any contract with any Related Party.

5.21 No Additional Representations.

(a) Except for the representations and warranties made in this Article V, no Parent Party nor any other Person on behalf of a Parent Party makes any express or implied representation or warranty with respect to the Parent Parties or any of their respective Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Parent Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, no Parent Party nor any other Person on behalf of the Parent Parties makes or has made any representation or warranty to the Company Parties or any of their respective Affiliates or Representatives with respect to, except for the representations and warranties made by the Parent Parties in this Article V, (i) any financial projection, forecast, estimate, budget or prospect information relating to any Parent Party or any of their respective Subsidiaries or their respective businesses; or (ii) any oral or written information presented to any Company Party or any of their respective Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Parent Parties acknowledge and agree that no Company Party nor any other Person on behalf of the Company has made or is making any representations or warranties relating to any Company Party or their respective Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company Parties in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Company Party furnished or made available to the Parent Parties, or any of their respective Representatives and that the Parent Parties have not relied upon any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, the Parent Parties acknowledge that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Parent Parties or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Mergers or the other Transactions).

ARTICLE VI

COVENANTS AND AGREEMENTS

6.1 Conduct of Company Business Pending the Mergers.

(a) Except (i) as set forth on Section 6.1 of the Company Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law or (iv) otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company and Scorpion Opco covenant and agree that, until the earlier of the Pubco Merger Effective Time and the termination of this Agreement pursuant to Article VIII, each of the Company and Scorpion Opco shall, and shall cause each of their Subsidiaries to, use commercially reasonable efforts to conduct their businesses in the ordinary course, including by using commercially reasonable efforts to preserve substantially intact its present business organization and preserve their existing relationships with their key customers and suppliers.

(b) Except (i) as set forth on the corresponding subsection of Section 6.1(b) of the Company Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law or (iv) otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Pubco Merger Effective Time and the termination of this Agreement pursuant to Article VIII the Company and Scorpion Opco shall not, and shall not permit their Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, the Company or its Subsidiaries, except for (w) (i) dividends and distributions from a wholly owned Subsidiary of Scorpion Opco to Scorpion Opco or another wholly owned Subsidiary of Scorpion Opco and (ii) dividends and distributions from a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, (x) (i) regular quarterly cash dividends by the Company on the shares of Company Class A Common Stock equal to 65% of “Discretionary Cash Flow” as defined in the Company’s published return of capital framework as of the date of this Agreement, and (ii) corresponding cash distributions by Scorpion Opco on the Scorpion Opco Units in an amount sufficient for the Company to make such quarterly cash dividends on the shares of Company Class A Common Stock, in each case, with customary record and payment dates (subject to Section 6.14 hereto), (y) tax distributions in accordance with the Scorpion Opco Agreement determined in a manner consistent with past practice or (z) any dividend equivalents declared, set aside or paid in respect of Company RSU Awards, Company PSU Awards, or Company DSU Awards as required by the terms thereof as in effect as of the date of this Agreement; (B) split, combine or reclassify any capital stock of, or other equity interests in, the Company or any of its Subsidiaries, other than, in each case, in respect of an exchange of Scorpion Opco Units (together with the same number of shares of Company Class C Common Stock) in accordance with the Company’s Organizational Documents and the Scorpion Opco Agreement; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company or any of its Subsidiaries, except

(i) as required by the terms of any capital stock or equity interest of a Subsidiary, (ii) as required by any Company Plan in each case existing as of the date hereof, or (iii) in connection with an exchange of Scorpion Opco Units (together with the same number of shares of Company Class C Common Stock) for Company Class A Common Stock (and not, for the avoidance of doubt, for cash) in accordance with the Company’s Organizational Documents and the Scorpion Opco Agreement;

(ii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, in lieu of or in substitution for shares of, the Company or any of its Subsidiaries or any Securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance of Company Class A Common Stock upon the settlement of any Company RSU Awards, Company PSU Awards or Company DSU Awards outstanding on the date hereof as required by the terms thereof as in effect as of the date of this Agreement; (B) (1) issuances by a wholly owned Subsidiary of the Company of such Subsidiary’s capital stock or other equity interests to the Company or any other wholly owned Subsidiary of the Company or (2) issuances by a wholly owned Subsidiary of Scorpion Opco of such Subsidiary’s capital stock or other equity interests to Scorpion Opco or any other wholly owned Subsidiary of Scorpion Opco; (C) upon an exchange of Scorpion Opco Units (together with the same number of shares of Company Class C Common Stock) in accordance with the Company’s Organizational Documents and the Scorpion Opco Agreement;

(iii) amend the Company or Scorpion Opco’s Organizational Documents or amend the Organizational Documents of any of the Company’s other Subsidiaries in any material respect;

(iv) (A) merge, consolidate, combine or amalgamate with any Person other than a wholly owned Subsidiary of the Company merging with another wholly owned Subsidiary of the Company or a wholly owned Subsidiary of Scorpion Opco merging with another wholly owned Subsidiary of Scorpion Opco or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, or any property or assets, in each case other than (1) pursuant to an agreement of the Company or any of its Subsidiaries in effect on the date of this Agreement and set forth on Section 6.1(b)(iv) of the Company Disclosure Letter and (2) acquisitions in the ordinary course of business for which the consideration is $10,000,000 or less individually and $20,000,000 or less in the aggregate;

(v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any portion of its assets or properties (including Mineral Properties), other than (A) pursuant to an agreement of the Company or any of its Subsidiaries in effect on the date of this Agreement and set forth on Section 6.1(b)(v) of the Company Disclosure Letter or (B) sales, leases or dispositions in the ordinary course of business (1) for which the consideration is $5,000,000 or less individually and $10,000,000 or less in the aggregate or (2) leases, top-leases, ratifications, extensions or amendments constituting or burdening any Mineral Properties made in the ordinary course of business;

(vi) adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries, other than such transactions among the Company and any wholly owned Subsidiaries of the Company, among Scorpion Opco and any wholly owned Subsidiaries of Scorpion Opco or among wholly owned Subsidiaries of the Company or Scorpion Opco;

(vii) change in any material respect their accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except as required by GAAP or applicable Law;

(viii) (A) settle or compromise any material Proceeding relating to Taxes, except where the amount of such settlement or compromise does not exceed the reserve for such matter on the Company financial statements, or (B) make, revoke or change any material election for U.S. federal (or applicable state and local) income tax purposes except where such action is required by law or would not have a material and adverse effect on the Tax liabilities of the Company and its Subsidiaries, taken as a whole;

(ix) except as required by applicable Law or the terms of a Company Plan as in effect as of the date hereof, (A) grant any increases in the compensation payable or to become payable to any of its current or former directors, officers or employees, (B) pay or agree to pay to any current or former director, officer or employee, whether past or present, any pension retirement allowance or incentive compensation; (C) enter into any new, or amend any existing, employment or severance or termination agreement with any current or former director, officer or employee; (D) establish any Company Plan which was not in existence prior to the date of this Agreement, or amend any such Company Plan in existence on the date of this Agreement if such amendment would have the effect of enhancing any benefits thereunder; (E) accelerate the vesting, payment or settlement of any compensation, Company Stock Award, Scorpion Opco Unit Award or other award; or (F) enter into or otherwise approve or provide for any change in control, severance or retention agreements or arrangements (or amend any such existing agreements or arrangements);

(x) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(xi) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that would trigger the WARN Act;

(xii) hire or promote any employees or independent contractors other than, in the ordinary course of business consistent with past practice, employees or independent contractors making an annualized salary of less than $225,000;

(xiii) (A) incur, create or assume any Indebtedness or guarantee any such Indebtedness of another Person or grant or create any Encumbrances on any property or assets of the Company or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances; provided, however, that the foregoing shall not restrict the (1) incurrence of Indebtedness (a) under the Company Existing Credit Facility up to an aggregate principal amount outstanding not to exceed $650,000,000 or (b) by the Company that is owed to any wholly owned Subsidiary of the Company, by Scorpion Opco that is owed to any wholly owned Subsidiary of Scorpion Opco, by any Subsidiary of the Company that is owed to the Company or any wholly owned Subsidiary of the Company, or by any Subsidiary of Scorpion Opco that is owed to Scorpion Opco or any wholly owned Subsidiary of Scorpion Opco, or (2) the creation of any Permitted Encumbrances securing any Indebtedness permitted to be incurred by clause (1) above or (B) prepay, repay, terminate, redeem, satisfy and discharge, defease, repurchase or otherwise retire any Indebtedness other than (1) the repayment of revolving borrowings under the Company Existing Credit Facility in the ordinary course of business consistent with past practice and (2) in accordance with Section 6.22 hereof;

(xiv) make, compromise or forgive any loans, advances, or capital contributions to any other Person, other than as between the Company or its Subsidiaries or employees of the Company or of its Subsidiaries in the ordinary course of business consistent with past practice;

(xv) except in the ordinary course of business, make or commit to make capital expenditures in excess of $2,000,000 in the aggregate;

(xvi) (A) except to the extent that the proposed new contract is for an action that is expressly permitted under this Section 6.1(b) (including clauses (iv) and (v) hereof), enter into any contract that would be a Company Contract, (B) modify, amend, terminate or assign, or waive or assign any rights under, any Company Contract in any material respect or (C) enter into any contract that would be breached by or require the consent of any other Person in order to continue in full force and effect following, consummation of the Mergers;

(xvii) settle or offer or propose to settle, any Proceeding (excluding any audit, claim or other proceeding in respect of Taxes) involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $500,000 in the aggregate;

(xviii) fail to notify Parent of any emergency affecting the Company and its Subsidiaries’ businesses or any of the Company’s assets as promptly as reasonably practicable;

(xix) fail to notify Parent of any material Proceeding filed with any Governmental Entity, or threatened in writing against any of the Company or its Subsidiaries, with respect to the Company’s assets, any of the Company or its Subsidiaries, or the Transactions;

(xx) sell, assign, license, transfer, abandon or permit to lapse any rights to material Company Intellectual Property, other than non-exclusive licenses of rights to Company Intellectual Property granted by any of the Company or its Subsidiaries to customers in the ordinary course of business;

(xxi) fail to maintain all material insurance policies in the amounts and of the types presently in force with respect to the assets of the Company and the operations and activities of the Company and its Subsidiaries to the extent commercially reasonable in the Company and its Subsidiaries’ business judgment in light of prevailing conditions in the insurance market;

(xxii) fail to maintain the books, accounts and records of each of the Company and its Subsidiaries in the ordinary course of business consistent with past practice and in compliance with all applicable Laws and contractual obligations;

(xxiii) except in the ordinary course of business and for non-speculative purposes, enter into, amend or become liable under any Derivative Transaction; or

(xxiv) agree to take any action that is prohibited by this Section 6.1(b).

6.2 Conduct of Parent Business Pending the Mergers.

(a) Except (i) as set forth on Section 6.2 of the Parent Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law or (iv) otherwise consented to by the Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), Parent and Cobra Opco covenant and agree that, until the earlier of the Pubco Merger Effective Time and the termination of this Agreement pursuant to Article VIII, each of Parent and Cobra Opco shall, and shall cause each of their Subsidiaries to, use commercially reasonable efforts to conduct their businesses in the ordinary course, including by using commercially reasonable efforts to preserve substantially intact its present business organization and preserve their existing relationships with their key customers and suppliers.

(b) Except (i) as set forth on the corresponding subsection of Section 6.2(b) of the Parent Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as may be required by applicable Law or (iv) otherwise consented to by the Company in writing (which consent shall not be unreasonably withheld, delayed or conditioned), until the earlier of the Pubco Merger Effective Time and the termination of this Agreement pursuant to Article VIII, Parent and Cobra Opco shall not, and shall not permit their Subsidiaries to:

(i) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Parent or Cobra Opco (excluding, for the avoidance of doubt, stock buybacks), except for (x) (i) regular quarterly cash dividends (or corresponding dividend equivalents in respect of equity awards) payable by Parent on the shares of Parent Class A Common Stock, including increases that are materially consistent with past practice, (ii) corresponding cash distributions by Cobra Opco on the Cobra Opco Units in an amount sufficient for Parent to make such quarterly cash dividends on the shares of Parent Class A Common Stock, and (iii) dividends on Parent Class B Common Stock required by the Organizational Documents of Parent, (y) tax distributions in accordance with the Cobra Opco Agreement determined in a manner consistent with past practice or (z) any dividend equivalents declared, set aside or paid in respect of Parent RSU Awards, Parent PSU Awards or other awards in respect of Parent Class A Common Stock or (B) split, combine or reclassify any capital stock of, or other equity interests in, Parent or Cobra Opco, other than, in each case, in respect of an exchange of Cobra Opco Units (together with the same number of shares of Parent Class B Common Stock) in accordance with Parent’s Organizational Documents and the Cobra Opco Agreement;

(ii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Parent or Cobra Opco or any Securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than following the time that the Parent Majority Stockholder shall have delivered to the Company the Parent Stockholder Approval: (A) the issuance of Parent Class A Common Stock upon the settlement of any Parent RSU Awards, Parent PSU Awards or other awards in respect of Parent Class A Common Stock; (B) (1) issuances by a wholly owned Subsidiary of Parent of such Subsidiary’s capital stock or other equity interests to the Parent or any other wholly owned Subsidiary of Parent or (2) issuances by a wholly owned Subsidiary of Cobra Opco of such Subsidiary’s capital stock or other equity interests to Cobra Opco or any other wholly owned Subsidiary of Cobra Opco; (C) the grant of Parent RSU Awards, Parent PSU Awards or other awards in respect of Parent Class A Common Stock to employees, directors and other service providers and the issuance of Parent Class A Common Stock upon the settlement of any such awards; (D) upon an exchange of Cobra Opco Units (together with the same number of shares of Parent Class B Common Stock) in accordance with Parent’s Organizational Documents and the Cobra Opco Agreement; (E) issuances of Parent Common Stock or Cobra Opco Units as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction that is otherwise permitted by this Section 6.2(b); and (F) issuances of Parent Common Stock (and a corresponding number of Cobra Opco Units) that represent in the aggregate less than 10% of the outstanding shares of Parent Common Stock as of the date hereof.

(iii) amend or propose to amend Parent’s or Cobra Opco’s Organizational Documents (excluding the entry into the New Cobra Opco LLC Agreement at the Closing);

(iv) (A) merge, consolidate, combine or amalgamate with any Person other than a wholly owned Subsidiary of Parent merging with another wholly owned Subsidiary of Parent or a wholly owned Subsidiary of Cobra Opco merging with another wholly owned Subsidiary of Cobra Opco or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, or any property or assets, in each case other than acquisitions of oil and gas minerals and royalty interests that involve consideration valued less than $1,000,000,000 in the aggregate (in each case, subject to the other terms and conditions of this Section 6.2(b));

(v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any portion of its assets or properties (including Mineral Properties), other than dispositions of minerals and royalty interests with a value less than $1,000,000,000 in the aggregate;

(vi) incur, create or assume any Indebtedness pursuant to clauses (a) and (b) of the definition thereof or guarantee any such Indebtedness pursuant to clauses (a) and (b) of the definition thereof of another Person or grant or create any Encumbrances on any property or assets of Parent or any of its Subsidiaries in connection with any Indebtedness pursuant to clauses (a) and (b) of the definition thereof, other than Permitted Encumbrances; provided, however, that the foregoing shall not restrict the (1) incurrence of Indebtedness (a) under the Parent Existing Credit Facility, (b) as would not reasonably be expected to cause Parent to lose its investment grade credit rating, as determined by Parent in good faith, (c) refinancings of Parent’s existing senior notes, (d) to refinance the Existing Notes, the Company Existing Credit Facility or any other Indebtedness of the Company, (e) to fund acquisitions permitted under clause (iv) above, or (f) by Parent that is owed to any wholly owned Subsidiary of Parent, by Cobra Opco that is owed to any wholly owned Subsidiary of Cobra Opco, by any Subsidiary of Parent that is owed to Parent or any wholly owned Subsidiary of Parent, or by any Subsidiary of Cobra Opco that is owed to Cobra Opco or any wholly owned Subsidiary of Cobra Opco, or (2) the creation of any Permitted Encumbrances securing any Indebtedness permitted to be incurred by clause (1) above;

(vii) adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Parent or Cobra Opco; or

(viii) agree to take any action that is prohibited by this Section 6.2(b).

6.3 Solicitation.

(a) From and after the date of this Agreement and until the earlier of the Pubco Merger Effective Time and the termination of this Agreement in accordance with its terms, the Company will, and will cause its Subsidiaries and instruct its and its Subsidiaries’ Representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by the Company or any of its Subsidiaries or its or its Subsidiaries’ Representatives with respect to a Company Competing Proposal and immediately send return or destroy notices in respect of any information shared in connection with any such Company Competing Proposal within the twelve (12) months prior to the execution of this Agreement.

(b) From and after the date of this Agreement and until the Pubco Merger Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, (1) the Company will not, and will cause its Subsidiaries and its executive officers and directors and will use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage the making of or announcement of any Company Competing Proposal, (ii) engage in any discussions or negotiations with any Person with respect to a Company Competing Proposal, (iii) furnish any non-public information regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person in connection with or in response to a Company Competing Proposal, (iv) enter into any letter of intent or agreement in principal, or other agreement providing for a Company Competing Proposal (other than a confidentiality agreement as provided in Section 6.3(d)(ii)) or (v) waive or release any Person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract and (2) the Company Board, including any committee thereof, will not (i) (A) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation (it being understood that any failure to publicly, and without qualification, reaffirm the Company Board Recommendation, in each case, within ten (10) Business Days after a Company Competing Proposal is made public if requested by Parent to do so will be deemed a withdrawal of the Company Board Recommendation for the purposes hereof), (B) fail to include the Company Board Recommendation in the Joint Information Statement/Proxy Statement/Prospectus and Registration Statement or (C) recommend the approval or adoption of, or publicly propose to recommend, approve or adopt, any Company Competing Proposal (the taking of any action described in clause (2)(i) being referred to as a “Company Change of Recommendation”), or (ii) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Section 203 of the Delaware Law, inapplicable to any person (other than Parent and its Affiliates) or any Company Competing Proposal.

(c) From and after the date of this Agreement, the Company shall advise Parent of the receipt by the Company or, to the extent known by an executive officer or director of the Company, any of its Representatives of any Company Competing Proposal made on or after the date of this Agreement or any request for non-public information or data relating to the Company or any of its Subsidiaries made by any Person in connection with a Company Competing Proposal or any request for discussions or negotiations with the Company or a Representative of the Company relating to a Company Competing Proposal (in each case within one (1) Business Day thereof), and the Company shall provide to Parent (within such one (1) Business Day time frame) either (i) a copy of any such Company Competing Proposal made in writing provided to the Company or any of its Subsidiaries or Representatives or (ii) if oral, a written summary of the material terms of such Company Competing Proposal. The Company shall keep Parent reasonably informed, on a current basis, with respect to the status and material terms of any such Company Competing Proposal and any material changes to the status of any such discussions or negotiations (and in no event later than one (1) Business Day after such material change).

(d) Notwithstanding anything in this Agreement to the contrary, the Company, directly or indirectly through one or more of its Representatives, may:

(i) take and disclose to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act or issue a “stop, look and listen” statement pending disclosure of its position thereunder (provided that in any such disclosure, the Company shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Change of Recommendation has been made in compliance with this Section 6.3);

(ii) prior to the receipt of the Company Stockholder Approval, engage in the activities prohibited by Sections 6.3(b)(1)(ii) and 6.3(b)(1)(iii) with any Person who has made after the date hereof a written, bona fide Company Competing Proposal (which has not resulted from a material violation of this Section 6.3); provided, however, that (A) no non-public information that is prohibited from being furnished pursuant to Section 6.3(b) may be furnished until the Company receives an executed confidentiality agreement from such Person containing limitations on the disclosure and use of non-public information furnished to such Person by or on behalf of the Company that are no less favorable in all material respects to the Company in the aggregate than the terms of the Confidentiality Agreement, as determined by the Company Board in good faith after consultation with its outside legal counsel; provided, further, that such confidentiality agreement does not contain provisions that prohibit the Company from complying with the provisions of this Section 6.3; provided, further, that prior to or concurrent with (or in the case of oral communications only, promptly after) providing any non-public information to such Person, the Company shall make such non-public information available to Parent (to the extent such non-public information has not been previously made available by the Company to Parent) and (B) prior to taking any such actions, the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Competing Proposal is, or could reasonably be expected to lead to, a Company Superior Proposal and not taking such action would be reasonably likely to be inconsistent with Company Board’s fiduciary obligations to the Company Stockholders under applicable Law;

(iii) prior to the receipt of the Company Stockholder Approval, in response to a Company Competing Proposal (which has not resulted from a material violation of this Section 6.3), if the Company Board so chooses, cause the Company to effect a Company Change of Recommendation or to terminate this Agreement pursuant to Section 8.1(d), if prior to taking such action (A) the Company Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Company Competing Proposal is a Company Superior Proposal (taking into account any adjustment to the terms and conditions of the Mergers proposed by Parent in response to such Company Competing Proposal) and not taking such action would be reasonably likely to be inconsistent with the Company Board’s fiduciary obligations to the Company Stockholders under applicable Law, (B) the Company shall have given notice to Parent that the Company has received such proposal, specifying the material terms and conditions of such proposal, and, that the Company intends to take such action, (C) during the period ending on the fourth (4th) Business Day after the date on which such notice is given to Parent, the Company shall, and shall cause its Representatives to be made reasonably available to, negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction so that the Company Competing Proposal that is the subject of the Company Superior Proposal ceases to be a Company Superior Proposal, and (D) within the period described in the foregoing clause (C), either (1) Parent shall not have proposed revisions to the terms and conditions of this Agreement or (2) if Parent shall have proposed revisions to the terms and conditions of this Agreement in a manner that would form a binding contract if accepted by the Company, the Company Board, after consultation with its financial advisors and outside legal counsel, shall have determined in good faith that (x) the Company Competing Proposal remains a Company Superior Proposal with respect to Parent’s revised proposal and (y) failing to make a Company Change of Recommendation or taking such action would be reasonably likely to be inconsistent with Company Board’s fiduciary obligations to the Company Stockholders under applicable Law; provided, however, that each time material modifications to a Company Competing Proposal determined to be a Company Superior Proposal are made (it being agreed that any change to the financial terms of a Company Competing Proposal shall constitute a material modification to such Company Competing Proposal), the time period set forth in clause (C) prior to which the Company may effect a Company Change of Recommendation or terminate this Agreement pursuant to Section 8.1(d) shall be extended for two (2) Business Days after notification of such change to Parent; and

(iv) prior to the receipt of the Company Stockholder Approval, inform such Person or its Representatives of the restrictions imposed by the provisions of this Section 6.3 (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder).

(e) Notwithstanding anything in this Agreement to the contrary, prior to receipt of the Company Stockholder Approval, in response to a Company Intervening Event that occurs or arises after the date of this Agreement, the Company may, if the Company Board so chooses, effect a Company Change of Recommendation if prior to taking such action (i) the Company Board determines in good faith after consultation with its outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary obligations to Company Stockholders under applicable Law, (ii) the Company shall have given notice to Parent that the Company has determined that a Company Intervening Event has occurred or arisen (which notice will reasonably describe such Company Intervening Event) and that the Company intends to effect a Company Change of Recommendation and (iii) the Company shall, and shall cause its Representatives to be made reasonably available to, negotiate in good faith with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or a possible alternative transaction to obviate the need for the Company Board to effect a Company Change of Recommendation, and either (A) Parent shall not have proposed revisions to the terms and conditions of this Agreement prior to the earlier to occur of the scheduled time for the Company Stockholders Meeting and the fourth (4th) Business Day after the date on which such notice is given to Parent, or (B) if Parent within the period described in the foregoing clause (A) shall have proposed revisions to the terms and conditions of this Agreement in a manner that would form a binding contract if accepted by the Company, the Company Board, after consultation with its outside legal counsel, shall have determined in good faith that such proposed changes do not obviate the need for the Company Board to effect a Company Change of Recommendation and that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary obligations to Company Stockholders under applicable Law; provided, however, that each time there is a material change regarding any Company Intervening Event, the time period set forth in the prior clause (A) prior to which the Company may effect a Company Change of Recommendation shall be extended for two (2) Business Days after notification of such change to Parent.

(f) The Company agrees that any violation of the restrictions set forth in this Section 6.3 by any executive officer or director of the Company shall be deemed to be a breach of this Section 6.3 by the Company.

(g) Notwithstanding (i) any Company Change of Recommendation, (ii) the making of any Company Competing Proposal or (iii) anything in this Agreement to the contrary but without limiting the Company’s right to terminate this Agreement in accordance with Section 8.1(d), until termination of this Agreement (x) in no event may the Company or any of its Subsidiaries enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar instrument constituting or relating to a Company Competing Proposal (other than a confidentiality agreement in accordance with Section 6.3(d)(ii)), that would restrict the Company’s ability to comply with any of the terms of this Section 6.3 (and the Company represents that neither it nor any of its Subsidiaries is a party to any such agreement) and (y) the Company shall otherwise remain subject to all of its obligations under this Agreement, including, for the avoidance of doubt, the obligation to hold the Company Stockholder Meeting.

6.4 Preparation of Joint Information Statement/Proxy Statement/Prospectus and Registration Statement.

(a) Parent will promptly furnish to the Company such data and information relating to it, its Subsidiaries (including New Parent, Cobra Opco and Cobra Merger Sub) and the holders of its capital stock, as the Company may reasonably request for the purpose of including such data and information in the Joint Information Statement/Proxy Statement/Prospectus and any amendments or supplements thereto used by the Company to obtain the adoption by the Company Stockholders of this Agreement. The Company will promptly furnish to Parent such data and information relating to it, its Subsidiaries (including Scorpion Opco) and the holders of its capital stock, as Parent may reasonably request for the purpose of including such data and information in the Joint Information Statement/Proxy Statement/Prospectus and the Registration Statement and any amendments or supplements thereto.

(b) Promptly following the date hereof, the Company and Parent shall cooperate in preparing and Parent shall cause New Parent to file with the SEC a mutually acceptable Joint Information Statement/Proxy Statement/Prospectus relating to the Mergers and the other Transactions, and Parent shall cause New Parent to prepare and file with the SEC the Registration Statement (of which the Joint Information Statement/Proxy Statement/Prospectus will be a part). The Company and Parent shall each use reasonable best efforts to cause the Registration Statement and the Joint Information Statement/Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Parent and the Company shall each use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and Parent shall use reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Mergers. As promptly as reasonably practicable following the clearance of the Joint Information Statement/Proxy Statement/Prospectus by the SEC and the effectiveness of the Registration Statement, each of Parent and the Company will cause the Joint Information Statement/Proxy Statement/Prospectus to be filed in definitive form with the SEC and transmitted to the holders of Parent Common Stock and Company Common Stock, respectively. Each of the Company and Parent will advise the other promptly after it receives any request by the SEC for amendment of the Joint Information Statement/Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or any request by the SEC for additional information. Each of the Company and Parent shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Joint Information Statement/Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent will provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response).

(c) New Parent, Parent and the Company shall make all necessary filings with respect to the Mergers and the other Transactions under the Securities Act and the Exchange Act and applicable “blue sky” laws and the rules and regulations thereunder. Each Party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order or the suspension of the qualification of the New Parent Class A Common Stock, New Parent Class B Common Stock or Cobra Opco Units issuable in connection with the Mergers for offering or sale in any jurisdiction. Each of the Company and Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(d) If at any time prior to the Pubco Merger Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Registration Statement or the Joint Information Statement/Proxy Statement/Prospectus, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Stockholders and the Parent Stockholders.

6.5 Requisite Approvals. Promptly (and in any case within twenty-four (24) hours) following the execution of this Agreement, (a) the Company shall cause the general partner of Scorpion Opco, in accordance with applicable Law and the Scorpion Opco Agreement, to deliver to Parent a duly executed irrevocable written consent adopting this Agreement on behalf of Scorpion Opco; (b) Parent shall, in accordance with applicable Law and the Cobra Opco Agreement, in its capacity as the managing member of Cobra Opco, deliver to the Company a duly executed irrevocable written consent adopting this Agreement on behalf of Cobra Opco; (c) Parent shall deliver to the Company the New Parent Stockholder Approval; and (d) New Parent shall deliver to the Company the Merger Sub Stockholder Approvals.

6.6 Company Stockholders Meeting; Parent Stockholder Approval.

(a) The Company shall take all action necessary in accordance with applicable Laws and the Organizational Documents of the Company to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, to be held as promptly as reasonably practicable (but in no event later than forty (40) days subject to the ultimate parenthetical of this sentence and to any permitted adjournment or postponements under this Section 6.6(a)) following the clearance of the Joint Information Statement/Proxy Statement/Prospectus by the SEC (but in no event earlier than sixty (60) days following the date of this Agreement). Except as expressly permitted by Section 6.3, the Company Board shall recommend that the Company Stockholders vote in favor of the adoption of this Agreement at the Company Stockholders Meeting and the Company Board shall solicit from Company Stockholders proxies in favor of the adoption of this Agreement, and the Joint Information Statement/Proxy Statement/Prospectus shall include a statement to the effect that the Company Board has made the Company Board Recommendation. Unless there has been a Company Change of Recommendation in accordance with Section 6.3, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval and otherwise comply with all applicable Law with respect to such meeting. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall be required to adjourn or postpone the Company Stockholders Meeting (A) to the extent necessary to ensure that any required supplement or amendment to the Joint Information Statement/Proxy Statement/Prospectus is provided to Company Stockholders or (B) if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Company Stockholders Meeting and (ii) may adjourn or postpone the Company Stockholders Meeting if, after consultation with Parent, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to obtain the Company Stockholder Approval; provided, however, that unless otherwise agreed to by the Parties, the Company Stockholders Meeting shall not be adjourned or postponed to a date that is less than five (5) Business Days and more than ten (10) Business Days after the date for which the meeting was previously scheduled (it being understood that such Company Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Company Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided, further, that solely in the case of clauses (i)(B) or (ii), the Company Stockholders Meeting shall not be adjourned or postponed (x) to a date on or after three (3) Business Days prior to the End Date, (y) more than a total of three (3) times, or (z) if doing so would require the setting of a new record date for the Company Stockholders Meeting. If requested by Parent, the Company shall promptly provide all voting tabulation reports relating to the Company Stockholders Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Company Stockholders with respect thereto. Unless there has been a Company Change of Recommendation in accordance with Section 6.3, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the Company Stockholders or any other Person to prevent the Company Stockholder Approval from being obtained. Without limiting the generality of the foregoing, unless this Agreement is terminated prior to the Company Stockholders Meeting, this Agreement, the Mergers and the other Transactions shall be submitted to Company Stockholders at the Company Stockholders Meeting whether or not a Company Change of Recommendation shall have occurred, and, prior to the termination of this Agreement in accordance with Article VIII and except as otherwise expressly set forth in this Section 6.6(a), the Company’s obligations pursuant to this Section 6.6(a) shall not be affected by the commencement, announcement, disclosure, or communication of any Company Competing Proposal (including a Company Superior Proposal) or the occurrence or disclosure of any Company Intervening Event.

(b) Promptly (and in any case within twenty-four (24) hours of the execution of this Agreement) and in lieu of calling a meeting of Parent Stockholders, Parent shall deliver to the Company an irrevocable written consent from the Parent Majority Stockholder adopting this Agreement and approving the Transactions, including the Cobra Pubco Merger (such irrevocable written consent, the “Parent Stockholder Approval”).

6.7 Access to Information.

(a) Each Party shall, and shall cause each of its Subsidiaries to, afford to the other Party and its Representatives, during the period prior to the earlier of the Pubco Merger Effective Time and the termination of this Agreement pursuant to the terms of Section 8.1 of this Agreement, reasonable access, at reasonable times upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of such Party and its Subsidiaries and to their books, records, contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to the other Party and its Representatives such information concerning its and its Subsidiaries’ business, properties, contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of the other Party. Each Party and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the other Party or its Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the other Party and its Subsidiaries of their normal duties. Notwithstanding the foregoing provisions of this Section 6.7(a), each Party shall not be required to, or to cause any of its Subsidiaries to, grant access or furnish information to the other Party or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information is prohibited by applicable Law or an existing contract or agreement. Notwithstanding the foregoing, each Party shall not have access to personnel records of the other Party or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other information that in the other Party’s good faith opinion the disclosure of which could subject the other Party or any of its Subsidiaries to risk of liability. Notwithstanding the foregoing, each Party shall not be permitted to conduct any sampling or analysis of any environmental media or building materials at any facility of the other Party or its Subsidiaries without the prior written consent of the other Party, which may be granted or withheld in the other Party’s sole discretion. Each Party agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.7(a) for any purpose unrelated to the consummation of the Transactions.

(b) The Confidentiality Agreement dated as of March 11, 2025, between Cobra Opco and Scorpion Opco (the “Confidentiality Agreement”) shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder.

6.8 HSR and Other Approvals.

(a) Except for the filings and notifications made pursuant to Antitrust Laws to which Section 6.8(b) and (c), and not this Section 6.8(a), shall apply, promptly following the execution of this Agreement, the Parties shall proceed to prepare and file with the appropriate Governmental Entities all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the Transactions and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters.

(b) As promptly as reasonably practicable following the execution of this Agreement, but in no event later than twenty (20) Business Days following the date of this Agreement, the Parties shall file any notifications required under the HSR Act. Each of Parent and the Company shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under any applicable Antitrust Laws. Unless otherwise agreed, Parent and the Company shall each use its reasonable best efforts to ensure the prompt expiration or termination of any applicable waiting period under the HSR Act. Parent and the Company shall each use its reasonable best efforts to respond to and comply with any request for information or documentary material from any Governmental Entity charged with enforcing, applying, administering, or investigating any Antitrust Law. Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Governmental Entity. To the extent permitted by applicable Law, each of Parent and the Company shall (i) promptly notify the other of any substantive communication made or received by Parent or the Company, as applicable, with any Governmental Entity relating to Antitrust Laws and regarding this Agreement or the Transaction, (ii) provide the other party reasonable opportunity to review in advance any proposed written communication to any such Governmental Entity and incorporate such other party’s reasonable comments to such proposed written communication, (iii) not agree to participate in any meeting or substantive discussion with any Governmental Entity in respect of any investigation, filing or inquiry regarding this Agreement or any of the Transactions without advance consultation and, to the extent permitted, opportunity to attend or participate, and (iv) promptly furnish the other party with copies of all substantive correspondence, filings and written communications with such Governmental Entity in respect of this Agreement and the Transactions. Parent shall be entitled to direct any Proceedings with any Governmental Entity or other Person relating to any of the foregoing; provided, however, that it shall afford the Company a reasonable opportunity to participate therein. Parent shall be responsible for any fees payable to any Governmental Entity for any filings and notifications made pursuant to Antitrust Laws.

(c) Notwithstanding anything herein to the contrary, Parent shall use reasonable best efforts to resolve, avoid, or eliminate impediments or objections, if any, that may be asserted by any Governmental Entity with respect to the Transactions so as to enable the Mergers to occur prior to the End Date; provided that nothing in this Section 6.8 or anything else in this Agreement shall require Parent or any of its Affiliates to (and neither the Company nor any of its Subsidiaries shall, or shall offer or agree to, do any of the following without Parent’s prior written consent): (i) selling or otherwise disposing of, or holding separate and agreeing to sell or otherwise dispose of, assets, categories of assets or businesses of the Company or Parent or their respective Subsidiaries; (ii) terminating existing relationships, contractual rights or obligations of the Company or Parent or their respective Subsidiaries; (iii) terminating any venture or other arrangement; (iv) creating any relationship, contractual rights or obligations of the Company or Parent or their respective Subsidiaries or (v) effectuating any other change or restructuring of the Company or Parent or their respective Subsidiaries (and, in each case, to enter into agreements or stipulate to the entry of an order or decree or file appropriate applications with any Governmental Entity in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets) (any of the actions described in this proviso, a “Divestiture Action”). Unless mutually agreed by the Company and Parent, neither the Company nor Parent, nor any of their respective Affiliates, shall take or agree to take any Divestiture Action. Parent shall be entitled to direct any Proceedings with any Governmental Entity or other Person relating to any of the foregoing; provided, however, that it shall afford the Company a reasonable opportunity to participate therein. In addition, but subject to the preceding sentences, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any Proceeding that would make consummation of the Transactions in accordance with the terms of this Agreement unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the Transactions, Parent shall take promptly any and all reasonable steps necessary to, and the Company shall provide such cooperation as is reasonably requested by Parent to, vacate, modify or suspend such injunction or order so as to permit such consummation prior to the End Date. The Parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 6.8 so as to preserve any applicable privilege.

(d) Parent and the Company shall not, and each of Parent and the Company shall cause their respective Subsidiaries to not, acquire or agree to acquire any other Person or business or any material assets or properties of any other Person if such acquisition would reasonably be expected to materially impede, prevent or materially delay the Parties from obtaining the expiration or termination of the waiting period under the HSR Act.

6.9 Employee Matters.

(a) For a period of twelve (12) months following the Closing, Parent shall cause each individual who is employed as of immediately prior to the Closing by the Company or a Subsidiary thereof (a “Company Employee”) and who remains employed by Parent or any of its Affiliates (including the Opco Surviving Company or any of its Subsidiaries) to be provided with (i) base compensation (salary or wage, as applicable) that is no less favorable than that in effect for such Company Employee immediately prior to the Closing and (ii) employee benefits (including retirement plan participation) and target incentive compensation opportunities (including annual cash bonus compensation and equity compensation) that are substantially comparable in the aggregate to those provided to similarly situated employees of Parent or of Parent’s Affiliates who have been seconded to Parent or its Subsidiaries.

(b) With respect to each employee benefit plan maintained by Parent or any of its Affiliates (including the Opco Surviving Company or any of its Subsidiaries) in which any of the Company Employees participate following the Closing (as applicable, the “New Benefit Plans”), Parent shall cause the Company Employees to be given credit for all purposes under the New Benefit Plans (other than with respect to any “defined benefit plan” as defined in Section 3(35) of ERISA, retiree medical or welfare benefits or disability benefits or to the extent it would result in a duplication of benefits) in which the Company Employees participate, for such Company Employees’ service with the Company and its Affiliates, including vesting, eligibility and benefit accrual purposes, to the same extent and for the same purposes that such service was taken into account under a corresponding Company Plan immediately prior to the Closing.

(c) From and after the Closing, as applicable, Parent shall, or shall cause its Affiliates to, take commercially reasonable efforts to (i) waive any limitation on health and welfare coverage of any Company Employee and his or her eligible dependents due to pre-existing conditions and/or waiting periods, active employment requirements and requirements to show evidence of good health under the applicable New Benefit Plan providing health and welfare benefits to the extent such Company Employee and his or her eligible dependents are covered under a corresponding Company Plan immediately prior to the Closing, and such conditions, periods or requirements are satisfied or waived under such Company Plan and (ii) give each Company Employee credit for the plan year in which the Closing occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing for which payment has been made, in each case, to the extent permitted by the applicable insurance plan provider.

(d) From and after the Closing, Parent shall, or shall cause its Affiliates to, honor their respective contractual obligations under all employment, severance, change in control and other similar plans, programs or agreements between the Company (or an Affiliate thereof) and a Company Employee or in which a Company Employee participates, including but not limited to the Company Severance Plan.

(e) As of the Business Day prior to the Closing Date, the Company shall take all actions that may be necessary or appropriate to terminate, as of the day immediately preceding the Closing Date, the Company’s participation in the 401(k) plan (the “Company 401(k) Plan”). The Company shall provide Parent with evidence that such participation in the Company 401(k) Plan has been terminated (the form and substance of which shall be subject to review and reasonable comment by Parent) not later than two (2) Business Days immediately preceding the Closing Date. In connection with the termination of the Company’s participation in the Company 401(k) Plan, Parent shall cause each affected Company Employee who is a participant in the Company 401(k) Plan and who remains employed by Parent or any of its Affiliates to be permitted to (i) become a participant in a 401(k) plan of Parent or its applicable Affiliate that is an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) (the “Parent 401(k) Plan”) as soon as practicable after the Closing Date, subject to the terms and conditions of the Parent 401(k) Plan and (ii) subject to the terms and conditions of the Parent

401(k) Plan and the requirements of the administrator thereof, to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in cash or, if permitted under the Parent 401(k) Plan, a note (in the case of a participant loan) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such affected Company Employee from the Company 401(k) Plan to the Parent 401(k) Plan. Notwithstanding the foregoing, the Company shall not terminate its participation in the Company 401(k) Plan if, not later than five (5) Business Days prior to the Closing Date, Parent requests that the Company not terminate its participation in the Company 401(k) Plan.

(f) For purposes of determining the number of vacation days and other paid time off to which each Company Employee is entitled during the calendar year in which the Closing occurs, Parent shall, or shall cause its Affiliates (including the Opco Surviving Company or any of its Subsidiaries) to, credit each Company Employee for all unused vacation and other paid time off days accrued or earned by such Company Employee as of immediately prior to the Closing for the calendar year in which the Closing occurs.

(g) For any Company Employee who is not a participant in the Company Severance Plan (each, an “Eligible Company Employee”), if (i) such Eligible Company Employee’s employment with Parent or any of its Affiliates (including the Opco Surviving Company or any of its Subsidiaries) is terminated during the period commencing at the Closing and ending twelve (12) months following the Closing (the “Transition Period”) by Parent or any of its Affiliates (including the Opco Surviving Company or any of its Subsidiaries) without Cause or (ii) an Eligible Company Employee terminates his or her employment with Parent or any of its Affiliates (including the Opco Surviving Company or any of its Subsidiaries) for Good Reason during the Transition Period, such Eligible Company Employee shall be paid by Parent (or Parent shall cause to be paid), a cash, lump sum severance benefit, in accordance with and in the amount set forth on Section 6.9(g) of the Company Disclosure Letter. Notwithstanding the foregoing, payment of any such severance amount will be subject to such Eligible Company Employee’s execution and non-revocation of a waiver and release of claims in favor of Parent and its Affiliates, including the Opco Surviving Company and its Subsidiaries, in a customary form to be provided by Parent or the Opco Surviving Company.

(h) Nothing in this Agreement shall (i) constitute an amendment to, or be construed as amending, any employee benefit plan sponsored, maintained or contributed to by the Company, Parent or any of their respective Affiliates or (ii) require Parent or any of its Affiliates to continue to employ any Company Employee or any other employee for any period of time following the Pubco Merger Effective Time. The provisions of this Section 6.9 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Company Employee or other current or former employee of the Company or any of their respective Affiliates), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 6.9) under or by reason of any provision of this Agreement.

6.10 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof or otherwise, for six (6) years after the applicable Effective Time, New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation and the Opco Surviving Company shall, jointly and severally, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the applicable Effective Time, a director, officer or employee of the Company, Parent or any of their Subsidiaries or who acts as a fiduciary under any Company Plan or Parent Plan or any of their Subsidiaries, as applicable (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any threatened or actual Proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director, officer or employee of the Company, Parent or any of their Subsidiaries, a fiduciary under any Company Plan, Parent Plan or any of their Subsidiaries or is or was serving at the request of the Company, Parent or any of their Subsidiaries as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, Company Plan, Parent Plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the applicable Effective Time and whether asserted or claimed prior to, at or after the applicable Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable Law (and New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation and the Opco Surviving Company shall pay expenses incurred in connection therewith in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law). Without limiting the foregoing, in the event any such Proceeding is brought or threatened to be brought against any Indemnified Persons (whether arising before or after the applicable Effective Time), each of New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation and the Opco Surviving Company shall use its best efforts to assist in the defense of any such matter. Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.10, upon learning of any such Proceeding, shall notify New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation or the Opco Surviving Company (but the failure so to notify shall not relieve a Party from any obligations that it may have under this Section 6.10 except to the extent such failure materially prejudices such Party’s position with respect to such claims). With respect to any determination of whether any Indemnified Person is entitled to indemnification by New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation or the Opco Surviving Company under this Section 6.10, such Indemnified Person shall have the right to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by New Parent, the Cobra Surviving Corporation or Scorpion Surviving Corporation (which approval shall not be unreasonably withheld or delayed), as applicable, and who has not otherwise performed material services for Parent, the Company or the Indemnified Person within the last three (3) years. Notwithstanding anything in this Section 6.10 to the contrary, if any claim for indemnification or advancement of expenses under this Section 6.10 is made by an Indemnified Person prior to the expiration of the applicable statute of limitations with respect to the Proceeding to which such Indemnified Person is a party or is otherwise involved and such Proceeding is continuing as of such date, then such Indemnified Person shall be entitled to indemnification or advancement of expenses under this Section 6.10 until the final disposition of such Proceeding.

(b) For six (6) years after the Pubco Merger Effective Time, New Parent, the Scorpion Surviving Corporation and the Opco Surviving Company shall not amend, repeal or otherwise modify any provision in the Organizational Documents of the Cobra Surviving Corporation, the Scorpion Surviving Corporation and the Opco Surviving Company (or any of their respective Subsidiaries) in any manner that would affect (or manage the Scorpion Surviving Corporation and the Opco Surviving Company or their respective Subsidiaries, with the intent to or in a manner that would) materially and adversely the rights thereunder or under the Organizational Documents of the Cobra Surviving Corporation, the Scorpion Surviving Corporation, the Opco Surviving Company or any of their respective Subsidiaries of any Indemnified Person to indemnification, exculpation and advancement except to the extent required by applicable Law. New Parent and Parent shall, and shall cause the Cobra Surviving Corporation, the Scorpion Surviving Corporation and the Opco Surviving Company to, fulfill and honor any indemnification, expense advancement or exculpation agreements between the Company, Parent, Scorpion Opco or Cobra Opco or any of their respective Subsidiaries and any of directors, officers or employees of the Company, Parent, Scorpion Opco or Cobra Opco existing immediately prior to the Pubco Merger Effective Time.

(c) New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation and the Opco Surviving Company shall indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 6.10(a), relating to the enforcement of such Indemnified Person’s rights under this Section 6.10 or under any charter, bylaw or contract regardless of whether such Indemnified Person is ultimately determined to be entitled to indemnification hereunder or thereunder.

(d) Unless otherwise agreed between Parent and the Company prior to Closing, the Company shall cause to be put in place and fully prepay immediately prior to the Closing, “tail” insurance policies (collectively, the “Company D&O Tail Policy”) with a claims period of at least six (6) years from the Pubco Merger Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Pubco Merger Effective Time; provided, however, that in no event shall the Company be required to expend for the Company D&O Tail Policy an aggregate premium amount in excess of 300% of the premium amount per annum for the Company and its Subsidiaries’ existing insurance coverage; provided, further, that if the aggregate premium amount for the Company D&O Tail Policy exceeds such amount, the Company shall obtain a Company D&O Tail Policy for the greatest coverage available, with respect to matters occurring prior to the Closing, for a cost not exceeding such amount. Unless otherwise agreed between Parent and the Company prior to Closing, Parent shall cause to be put in place and fully prepay immediately prior to the Closing, “tail” insurance policies (collectively, the “Parent D&O Tail Policy”) with a claims period of at least six (6) years from the Pubco Merger Effective Time from an insurance carrier with the same or better credit rating as Parent’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as Parent’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Pubco Merger Effective Time; provided, however, that in no event shall Parent be required to expend for the Parent D&O Tail Policy an aggregate premium amount in excess of 300% of the premium amount per annum for Parent and its Subsidiaries’ existing insurance coverage; provided, further, that if the aggregate premium amount for the Parent D&O Tail Policy exceeds such amount, Parent shall obtain a Parent D&O Tail Policy for the greatest coverage available, with respect to matters occurring prior to the Closing, for a cost not exceeding such amount.

(e) In the event that New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation or the Opco Surviving Company or any of their respective successors or assignees (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation or the Opco Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.10. New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation and the Opco Surviving Company shall not sell, transfer, distribute or otherwise dispose of any of their assets in a manner that would reasonably be expected to render New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation or the Opco Surviving Company unable to satisfy their obligations under this Section 6.10. The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, the Parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.10, and his heirs and Representatives. The rights of the Indemnified Persons under this Section 6.10 are in addition to any rights such Indemnified Persons may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable contracts or Law. New Parent, the Cobra Surviving Corporation, the Scorpion Surviving Corporation and the Opco Surviving Company shall pay all expenses, including attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 6.10.

6.11 Agreement to Defend; Stockholder Litigation. In the event any Proceeding by any Governmental Entity or other Person is commenced or, to the knowledge of the Company or Parent, as applicable, threatened, that questions the validity or legality of the Transactions or seeks damages in connection therewith, including stockholder litigation (“Transaction Litigation”), the Company or Parent, as applicable, shall promptly notify the other Party of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof. The Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation and shall consult regularly with Parent in good faith and give reasonable consideration to Parent’s advice with respect to such Transaction Litigation; provided, that the Company shall not settle or offer to settle any Transaction Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

6.12 Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parties. The Parties will not, and each of the foregoing will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby, without the prior written approval of the Parties; provided, however, that a Party, its Subsidiaries or their Representatives may issue a public announcement or other public disclosures required by applicable Law or the rules of any stock exchange upon which such Party’s or its Subsidiary’s capital stock is traded, provided such Party uses reasonable best efforts to afford the other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comment regarding same; provided, however, that no provision of this Agreement shall be deemed to restrict in any manner the Company’s ability to communicate with its employees and that the Company shall not be required by any provision of this Agreement to consult with or obtain any approval from any other Party with respect to a public announcement or press release issued in connection with the receipt and existence of a Company Competing Proposal and matters related thereto or a Company Change of Recommendation other than as set forth in Section 6.3.

6.13 Advice of Certain Matters; Control of Business. Subject to compliance with applicable Law, the Company and Parent, as the case may be, shall confer on a regular basis with each other, report on operational matters and shall promptly advise each other orally and in writing of any change or event having, or which would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be. Except with respect to Antitrust Laws as provided in Section 5.4, the Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such Party or its Subsidiaries with the SEC or any other Governmental Entity in connection with this Agreement and the Transactions. Without limiting in any way any Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the other Party and their respective Subsidiaries’ operations prior to the Pubco Merger Effective Time. Prior to the Pubco Merger Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.14 Dividends. After the date of this Agreement, subject to the restrictions set forth in Section 6.1 and 6.2, as applicable, each of the Company and Parent shall coordinate with the others the declaration of any dividends in respect of Company Class A Common Stock, Scorpion Opco Units, Parent Class A Common Stock and Cobra Opco Units and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Company Class A Common Stock and Scorpion Opco Units shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Company Class A Common Stock or Scorpion Opco Units (as applicable), on the one hand, and any shares of Parent Class A Common Stock or Cobra Opco Units any such holder receives in exchange therefor in the Mergers, on the other.

6.15 Transfer Taxes. To the extent any Transfer Taxes are imposed with respect to the Transactions, such Transfer Taxes shall be borne by Cobra Opco. The Parties will cooperate, in good faith, in the filing of any Tax Returns with respect to Transfer Taxes and the minimization, to the extent reasonably permissible under applicable Law, of the amount of any Transfer Taxes.

6.16 Reasonable Best Efforts; Notification.

(a) Except to the extent that the Parties’ obligations are specifically set forth elsewhere in this Article VI, upon the terms and subject to the conditions set forth in this Agreement (including Section 6.3), each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions.

(b) The Company Parties shall give prompt notice to Parent, and Parent Parties shall give prompt notice to the Company, upon becoming aware of (i) any condition, event or circumstance that will result in any of the conditions in Section 7.2(a) or 7.3(a) not being met, or (ii) the failure by such Party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

6.17 Section 16 Matters. Prior to the Pubco Merger Effective Time, Parent, New Parent and the Company shall take all such steps as may be required to cause any dispositions of equity securities of the Company or Parent (including derivative securities) or acquisitions of equity securities of New Parent (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, or will become subject to such reporting requirements with respect to New Parent, to be exempt under Rule 16b-3 under the Exchange Act.

6.18 Listing Application and Delisting.

(a) Parent shall use reasonable best efforts to take, or cause New Parent to take, all action necessary to cause the New Parent Class A Common Stock to be issued (i) to the holders of Eligible Company Class A Shares pursuant to this Agreement, (ii) to holders of Parent Class A Common Stock pursuant to this Agreement and (iii) upon the redemption of Cobra Opco Units (together with a corresponding number of shares of New Parent Class B Common Stock) to be authorized for listing on the Nasdaq prior to the Pubco Merger Effective Time, subject to official notice of issuance.

(b) Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of the NYSE to enable the delisting by Parent of the shares of Company Common Stock from the NYSE and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Effective Time. If the Company would have been required to file any quarterly or annual report pursuant to the Exchange Act by a filing deadline that is imposed by the Exchange Act and which falls on a date within the fifteen (15) days following the Closing Date, the Company shall make available to Parent, at least ten (10) Business Days prior to the Closing Date, a substantially final draft of any such annual or quarterly report reasonably likely to be required to be filed during such period.

6.19 Tax Matters.

(a) Each of New Parent, Parent, Cobra Opco, the Company and Scorpion Opco shall (and shall cause each of its Subsidiaries and Affiliates to) use reasonable best efforts to cause the Transactions to qualify for the Intended Tax Treatments. Neither New Parent, Parent, Cobra Opco, the Company or Scorpion Opco shall (nor shall they permit their respective Subsidiaries or Affiliates to) take any action (whether or not otherwise permitted under this Agreement), or cause any action to be taken, or knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatments. Each of New Parent, Parent, Cobra Opco, the Company and Scorpion Opco shall notify the other Parties promptly after becoming aware of any fact or circumstance that could reasonably be expected to cause the Transactions to fail to qualify for the Intended Tax Treatments.

(b) With respect to the Pubco Mergers, this Agreement is intended to constitute, and the Parties adopt this Agreement as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The relevant Parties shall (and shall cause their Subsidiaries and Affiliates to) treat the Transactions as qualifying for the Intended Tax Treatments for U.S. federal (and applicable state and local) income Tax purposes, file their applicable Tax Returns consistent with the Intended Tax Treatments and, except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code, take no Tax position inconsistent with the Intended Tax Treatments.

(c) Each of New Parent, Parent, Cobra Opco, the Company and Scorpion Opco shall (and shall cause each of its Subsidiaries and Affiliates to) cooperate with one another and their respective Tax advisors and use its reasonable best efforts (i) in order for each of the Closing Tax Opinions to be issued and (ii) in connection with the issuance to New Parent, Parent, Cobra Opco, the Company or Scorpion Opco of any Tax opinion or advice by its counsel or other Tax advisors relating to the Tax consequences of the Transactions, including any such opinion to be filed in connection with the Registration Statement or the Joint Information Statement/Proxy Statement/Prospectus. In connection with the Closing Tax Opinions and any other Tax opinion to be issued to any of the Parties related to the Tax consequences of the Transactions, (i) the Company and, if applicable, Scorpion Opco shall deliver to Company Counsel, Parent Counsel or such other counsel, as may be applicable, one or more duly authorized and executed officer’s certificates, dated as of the Closing Date (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Registration Statement or the Joint Information Statement/Proxy Statement/Prospectus or such other dates as may be applicable), containing such representations, warranties and covenants reasonably requested by the relevant counsel to enable it to render its opinion (collectively, the “Company Tax Certificates”), and (ii) New Parent, Parent and, if applicable, Cobra Opco shall deliver to Company Counsel, Parent Counsel or such other counsel as may be applicable, one or more duly authorized and executed officer’s certificates, dated as of the Closing Date (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Registration Statement or the Joint Information Statement/Proxy Statement/Prospectus or such other dates as may be applicable), containing such representations, warranties and covenants reasonably requested by the relevant counsel to enable it to render its opinion (collectively, the “Parent Tax Certificates”), and New Parent, Parent, Cobra Opco, the Company and Scorpion Opco shall (and shall cause each of its Subsidiaries and Affiliates to) provide such other information as reasonably requested by the relevant counsel for purposes of rendering its opinion.

(d) Certain Post-Closing Matters of Scorpion Opco and Cobra Opco.

(i) New Parent shall prepare, or cause to be prepared, each Pre-Closing Flow-Through Tax Return required to be filed after the Closing, in a manner consistent with past practice, except to the extent otherwise required by applicable Law or this Agreement. To the extent applicable and to the extent permissible under Section 706 of the Code, all items of income, gain, loss, deduction and credit allocable to the Scorpion Opco Units held by the Legacy Unitholders immediately prior to the Effective Time shall be allocated based on an interim closing of the books on the Closing Date pursuant to Section 706 of the Code and the Treasury Regulations promulgated thereunder. For U.S. federal (and applicable state and local) income tax purposes, including for purposes of preparing all Pre-Closing Flow-Through Tax Returns, all items of loss or deduction reportable by Scorpion Opco for U.S. federal (and applicable state and local) income tax purposes resulting from or attributable to the payment of any amounts in connection with the Transactions (including any compensatory payments payable in connection with the Transactions) shall be treated as accruing on or before the Closing Date and, to the extent allocable to the Scorpion Opco Units held by the Legacy Unitholders immediately prior to the Effective Time, shall be allocated to the Legacy Unitholders. New Parent shall not, and shall cause its Subsidiaries not to, file or amend any Pre-Closing Flow-Through Tax Return with respect to Scorpion Opco in a manner that would reasonably be expected to have a material and disproportionate adverse impact on the Legacy Unitholders.

(ii) After the Closing, in the event of an audit of a U.S. federal (or state or local) partnership income Tax Return of any Subsidiary of New Parent (including Cobra Opco and the Opco Surviving

Company) for any Tax period that ends on or before or includes the Closing Date, New Parent shall cause the applicable Subsidiary to make, or cause its “partnership representative” to make, the election under Section  6226(a) of the Code (or any similar provision of state or local Tax Law).

6.20 Takeover Laws. None of the Parties will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the Transactions from the Takeover Laws of any state that purport to apply to this Agreement or the Transactions.

6.21 Obligations. Parent shall take all action necessary to cause New Parent, Cobra Merger Sub, Scorpion Merger Sub and Cobra Opco to perform their respective obligations under this Agreement. The Company shall take all action necessary to cause Scorpion Opco to perform its obligations under this Agreement.

6.22 Treatment of Existing Debt.

(a) The Company shall, and shall cause its Subsidiaries to, deliver all notices and take all other actions necessary, appropriate or reasonably requested by Parent to facilitate the termination at or following the Pubco Merger Effective Time of all commitments in respect of the Company Existing Credit Facility, the repayment in full on the Closing Date of all obligations thereunder, and the release on the Closing Date of any Encumbrances securing the obligations thereunder and guarantees in connection therewith (collectively, the “Payoff and Release”). In furtherance and not in limitation of the foregoing, the Company and its Subsidiaries shall, (i) at least five (5) Business Days prior to the Closing Date, use commercially reasonable efforts to deliver or cause to be delivered, to Parent drafts of the Payoff Documents (as defined below), (ii) timely deliver all notices required under the Company Existing Credit Facility to effectuate the Payoff and Release and (iii) at least one (1) Business Day prior to the Closing Date, use commercially reasonable efforts to deliver or cause to be delivered, to Parent (x) an executed payoff letter with respect to the Company Existing Credit Facility (the “Payoff Letter”) in form and substance reasonably acceptable to Parent from the applicable agent on behalf of the Persons to whom such indebtedness is owed, which Payoff Letter shall, among other things, set forth the amount required to effectuate the Payoff and Release (the “Payoff Amount”) and provide that all obligations outstanding under, and all Encumbrances and guarantees granted in connection with, the Company Existing Credit Facility shall, upon the payment of Payoff Amount, be released and terminated (other than customary provisions which survive termination of the Company Existing Credit Facility) and (y) customary release documentation in form and substance reasonably acceptable to Parent evidencing the release of each Encumbrance and guarantee granted in connection with the Company Existing Credit Facility (the Payoff Letter and other documents contemplated in clauses (x) and (y) collectively, the “Payoff Documents”).

(b) Between the date of this Agreement and the Closing Date, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, if requested by Parent and at Parent’s expense, with respect to the Existing Notes and the Existing Notes Indenture:

(i) commence a consent solicitation with respect to the Existing Notes to seek to obtain the requisite consents from holders of the Existing Notes needed to amend, eliminate or waive certain sections of the Existing Notes Indenture specified by Parent (an “Existing Notes Consent Solicitation”) on such terms and conditions, including with respect to consent fees, that are proposed by Parent; provided that (x) Parent shall be responsible for preparation of the Existing Notes Consent Solicitation Documents (as defined below) and (y) Parent shall consult with the Company and afford the Company a reasonable opportunity to review and comment on the necessary consent solicitation statement, supplemental indenture and other related documents in connection with such Existing Notes Consent Solicitation and Parent will give reasonable consideration to the comments, if any, raised by the Company (the “Existing Notes Consent Solicitation Documents”). The Company shall provide, and shall use commercially reasonable efforts to cause its Representatives to provide, all cooperation reasonably requested by Parent in connection with the Existing Notes Consent Solicitation, including appointing a solicitation agent selected by Parent. The

Company shall waive any of the conditions to the Existing Notes Consent Solicitation as may be reasonably requested by Parent (other than the condition that any proposed amendments set forth therein shall not become operative until the Closing), so long as such waivers would not cause the Existing Notes Consent Solicitation to violate applicable Law, and to not, without the prior written consent of Parent, waive any condition to the Existing Notes Consent Solicitation or make any material change, amendment or modification to the terms and conditions of any Existing Notes Consent Solicitation other than as directed by Parent. Promptly following the expiration of an Existing Notes Consent Solicitation, assuming the requisite consent from the holders of the Existing Notes (including from Persons holding proxies from such holders) has been received and certified by the solicitation agent, the Company shall cause an appropriate supplemental indenture (the “Existing Notes Supplemental Indenture”) to become effective providing for the amendments of the Existing Notes Indenture contemplated in the Existing Notes Consent Solicitation Documents; provided, however, that notwithstanding the fact that an Existing Notes Supplemental Indenture may become effective earlier, the proposed amendments set forth therein shall not become operative until the Closing has occurred. The form and substance of the Existing Notes Supplemental Indenture shall be reasonably satisfactory to Parent; and/or

(ii) commence a tender offer and/or an exchange offer as specified by Parent, with respect to all of the outstanding Existing Notes, on such terms and conditions, including pricing terms, that are proposed, from time to time, by Parent (the “Existing Notes Offer”); provided that (x) Parent shall be responsible for preparation of the Existing Notes Offer Documents (as defined below) and (y) Parent shall consult with the Company and afford the Company a reasonable opportunity to review and comment on the necessary registration statement, offering document, offer to purchase, related letter of transmittal, supplemental indenture, to the extent applicable, and other related documents in connection with such Existing Notes Offer and Parent will give reasonable consideration to the comments, if any, raised by the Company (the “Existing Notes Offer Documents”) and the material terms and conditions of the Existing Notes Offer. The terms and conditions specified by Parent for the Existing Notes Offer shall be in compliance with the Existing Notes Indenture and any applicable Laws. The closing of an Existing Notes Offer, if any, shall be expressly conditioned on the occurrence of the Closing, and, in accordance with the terms of the Existing Notes Offer, the Company shall accept for purchase, and purchase, the Existing Notes validly tendered and not validly withdrawn in the Existing Notes Offer (provided that the proposed amendments to the Existing Notes Indenture set forth in any Existing Notes Offer Document may not become effective unless and until the Closing has occurred). The Company shall provide, and use commercially reasonable efforts to cause its Representatives to provide, all cooperation reasonably requested by Parent in connection with the Existing Notes Offer, including appointing a dealer manager selected by Parent. Any Existing Notes Offer shall comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, including, as applicable, Rule 14e-1 promulgated under the Exchange Act. As applicable, the Company shall waive any of the conditions to an Existing Notes Offer as may be reasonably requested by Parent (other than the condition that an Existing Notes Offer is conditioned on the Closing occurring), so long as such waivers would not cause an Existing Notes Offer to violate the Securities Act and the Exchange Act, and to not, without the prior written consent of Parent, waive any condition to an Existing Notes Offer or make any material change, amendment or modification to the terms and conditions of an Existing Notes Offer (including any extension thereof) other than as directed by Parent.

In addition, without limiting the foregoing clauses (i) and (ii), Parent may elect to take, or cause any affiliate thereof to take, any of the actions contemplated above, in lieu of the Company, in which case the Company shall provide all assistance reasonably requested by Parent in connection therewith.

In connection with the foregoing, the Company shall use commercially reasonable efforts to cause its legal counsel to provide (A) all customary legal opinions required by the Existing Notes Indenture and (B) all customary legal opinions required by applicable laws (including SEC rules and regulations) solely as and to the extent that such opinions relate to the Company and its Subsidiaries, in each case, in connection with the transactions contemplated by this Section 6.22 and to the extent such legal opinions are required to be delivered prior to the Effective Time. Notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion as to compliance of an Existing Notes Offer with applicable law or, if applicable, the provisions of the Existing Notes Indenture, if in the reasonable opinion of the Company’s legal counsel, the Existing Notes Offer does not comply with such applicable law or the provisions of the Existing Notes Indenture, as the case may be, or to give an opinion with respect to any financing by Parent.

(c) The Company shall, if requested by Parent and at Parent’s expense, (i) cause the Issuers to issue a notice of conditional optional redemption (the “Redemption Notice”) in the time periods prescribed by the Existing Notes and the Existing Notes Indenture to the holders of the Existing Notes to redeem all or a portion of the outstanding aggregate principal amount of the Existing Notes pursuant to the redemption provisions of the Existing Notes and the Existing Notes Indenture (the “Notes Redemption”) and (ii) take, and cause the Issuers to take, any other actions reasonably requested by Parent to facilitate the satisfaction and discharge of the Existing Notes pursuant to the satisfaction and discharge provisions of the Existing Notes Indenture and the other applicable provisions of the Existing Notes and the Existing Notes Indenture (the “Satisfaction and Discharge”), including in respect of the Notes Redemption or the Satisfaction and Discharge, using commercially reasonable efforts to cause its legal counsel to provide (A) all customary legal opinions required by the Existing Notes Indenture and (B) all customary legal opinions required by applicable laws (including SEC rules and regulations) solely as and to the extent that such opinions relate to the Company and its Subsidiaries, in each case, in connection with the transactions contemplated by this Section 6.22 and to the extent such legal opinions are required to be delivered prior to the Effective Time. Notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion as to compliance of a Notes Redemption with applicable law or, if applicable, the provisions of the Existing Notes Indenture, if in the reasonable opinion of the Company’s legal counsel, the Notes Redemption does not comply with such applicable law or the provisions of the Existing Notes Indenture, as the case may be, or to give an opinion with respect to any financing by Parent. Parent shall be responsible for preparing all necessary and appropriate documentation in connection with the Notes Redemption or the Satisfaction and Discharge, including the Redemption Notice and other related documents (collectively, the “Discharge Documents”), provide Company with a reasonable opportunity to review and comment on the Discharge Documents and include any proposed changes reasonably requested by Company thereon. For the avoidance of doubt, nothing in this Section 6.22(c) shall obligate the Company to fund or set aside funds for the redemption, satisfaction or discharge of the Existing Notes or to take any action that is not at the expense of Parent.

(d) The Notes Redemption and/or the Satisfaction and Discharge pursuant to the foregoing Section 6.22(c) is referred to as a “Discharge” of the Existing Notes. Notwithstanding anything herein to the contrary, in no event shall this Section 6.22(d) require the Company to cause the Discharge of the Existing Notes to be effective unless and until the Closing has occurred and Parent has provided or caused to be provided, on behalf of the Company in accordance with the applicable payment instructions provided by the Company to Parent and Section 6.22(e) hereof, to the trustee under the Existing Notes Indenture sufficient funds to pay in full the amount required for the Discharge of the Existing Notes (including principal, premium, if any, and accrued and unpaid interest, if any, with respect to the Existing Notes), and any other amounts to pay in full and terminate, the Existing Notes Indenture.

(e) Without limiting the foregoing, (i) the Company and Parent shall reasonably cooperate with each other with respect to customary actions for transactions of this type that are reasonably requested by Parent to be taken by the Company or its Subsidiaries under the Company Existing Credit Facility or the Existing Notes in connection with the Merger, including in connection with an Existing Notes Offer, the execution of any supplemental indentures described in the Existing Notes Offer Documents and any notice of redemption; provided that none of the Company, its Subsidiaries or their Representatives shall be required to execute or, other than as provided in Section 6.22(b) and Section 6.22(c), deliver, or agree to any change or modification of, any agreement, document, certificate or opinion that (x) is effective prior to the Closing or that would be effective if the Closing does not occur, (y) is not accurate in light of the facts and circumstances at the time delivered, or (z) would conflict with the terms of the Company’s existing Indebtedness, or applicable law, material contracts or Organizational Documents and (ii) the Company and Parent shall reasonably cooperate with each other with respect to actions that are reasonably requested by Parent to be taken by the Company or its Subsidiaries in respect of any letters of credit outstanding under the Company Existing Credit Facility, which actions shall become effective on or after the Closing Date.

(f) Parent (i) shall promptly, upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket expenses incurred by the Company or any of its Subsidiaries in connection with the actions of the Company and its Subsidiaries contemplated by Section 6.22 and Section 6.24 and (ii) shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all damages or expenses suffered or incurred by any of them in connection with the actions of the Company and its Subsidiaries contemplated by Section 6.22 and Section 6.24 and any information used in connection therewith, in each case other than to the extent any of the foregoing was suffered or incurred as a result of (i) the bad faith, gross negligence or willful misconduct of the Company or any of its Subsidiaries or their respective Representatives or (ii) the Willful and Material breach of this Agreement by the Company or any of its Subsidiaries or their respective Representatives.

6.23 Registration Rights Agreement; New Cobra Opco LLC Agreement. Not less than fifteen (15) days prior to Closing, Parent shall (x) offer to each holder of Scorpion Opco Units as of such date to enter into a registration rights agreement with such Person in the form attached hereto as Exhibit B, and, at or prior to the Closing Date, Parent and New Parent shall enter into such registration rights agreement with each holder of Scorpion Opco Units who desires to be a party thereto, and informs Parent in writing thereof and submits a duly executed signature page to such agreement, not less than two (2) Business Days prior to the Closing Date and (y) send a draft of the New Cobra Opco LLC Agreement to the Company.

6.24 Financing Cooperation.

(a) Prior to the Pubco Merger Effective Time (or the earlier termination of this Agreement), the Company shall, and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause its and their Representatives to, provide customary cooperation that is reasonably requested by Parent in connection with any Financing, including:

(i) using reasonable best efforts to furnish to Parent (A) audited consolidated balance sheets and related consolidated statements of operations, equity and cash flows for the Company for each of the three (3) most recently completed fiscal years of the Company ended at least sixty (60) days prior to the Closing Date prepared in accordance with GAAP (it being agreed that publishing of such financial statements on the Company’s website or with the SEC (including via EDGAR) shall satisfy this clause (A) and it being acknowledged that the financial statements referred to in this clause (A) have been furnished) and (B) unaudited condensed consolidated balance sheets and related condensed consolidated statements of operations, equity and cash flows (in each case, subject to normal year-end adjustments and absence of footnotes) for each fiscal quarter of the Company ended after April 1, 2025 and at least forty (40) days prior to the Closing Date (it being agreed that publishing of such financial statements on the Company’s website or with the SEC (including via EDGAR) shall satisfy this clause (B)) (together, the “Required Financial Statements”);

(ii) at reasonable times and locations (it being understood that any such meeting may take place via videoconference or web conference if mutually agreed among Parent and the Company), and upon reasonable advance notice, participating (and using reasonable best efforts to cause senior management and appropriate Representatives of the Company to participate) in a reasonable number of meetings, calls, presentations, road shows, lender presentations, due diligence sessions (including accounting due diligence sessions) and sessions with rating agencies and otherwise using commercially reasonable efforts to cooperate with Parent’s marketing efforts for any of the Financing and assist Parent in obtaining ratings in connection with the Financing, including direct contact between appropriate members of senior management of the Company, on the one hand, and the actual and potential financing sources, on the other hand;

(iii) assisting with the timely preparation and negotiation of materials (including, for the avoidance of doubt, customary rating agency presentations) and definitive documents customarily entered into in connection with debt financing similar to any Financing sought by Parent (such definitive documents, the “Financing Documents”); provided that such cooperation shall only be required to the extent that Parent has furnished to the Company a draft copy of any such Financing Document in order to provide the Company a reasonable opportunity to review;

(iv) using commercially reasonable efforts to cause its independent auditors to (A) provide drafts and executed versions of customary auditors consents and customary comfort letters with respect to financial information relating to the Company and its Subsidiaries as reasonably requested by Parent or as necessary, customary or desirable for financings similar to the Financing, (B) provide assistance in the preparation of pro forma financial statements and information (provided that Parent shall be responsible for the preparation of any pro forma financial statements and pro forma financial information), (C) attend a reasonable number of accounting due diligence sessions and drafting sessions at reasonable times and places, and (D) otherwise provide customary assistance;

(v) using commercially reasonable efforts to (A) take actions reasonably requested by Parent to enable Parent to benefit from the Company’s existing lending relationships in connection with the marketing and syndication of the Financing, (B) cooperate with Financing providers in performing due diligence and (C) assist in obtaining credit ratings; and

(vi) in the event that the Company is in possession of material nonpublic information with respect to the Company or its Subsidiaries, if Parent reasonably requests, filing a Current Report on Form 8-K pursuant to the Exchange Act that contains such material nonpublic information with respect to the Company and its Subsidiaries, which Parent determines (and the Company does not reasonably object) to include in a customary “public side” offering or marketing document in connection with the Financing.

(b) Notwithstanding anything to the contrary in Section 6.22 and this Section 6.24, neither the Company nor any of its Subsidiaries shall pursuant to Section 6.22 and this Section 6.24:

(i) be required to (x) pay any commitment fees or other amounts that are required to be paid pursuant to any Financing and (y) pay or incur any other fees, expenses or other liabilities prior to the Effective Time for which it is not previously or promptly reimbursed or simultaneously indemnified;

(ii) be required to cause any director, officer, member, partner, accountant, legal counsel, employee or other Representative of the Company or any of its Subsidiaries to take any action that will result in such Person incurring any personal liability;

(iii) be required to waive or amend any terms of this Agreement;

(iv) be required to take any action that would unreasonably interfere with the ongoing business or operations of the Company;

(v) be required to provide any information that is prohibited or restricted from being provided by applicable Law or contractual obligation existing as of the date hereof or is legally privileged (provided, however, that the Company shall use its commercially reasonable efforts to provide an alternative means of disclosing or providing such information to the maximum extent permitted by Law or such contractual obligation or to the maximum extent that does not result in a loss of such legal privilege, as applicable, and in the event that the Company or any of its Subsidiaries not provide access or information in reliance on this clause, the Company shall provide notice to Parent that information is being withheld);

(vi) be required to, nor shall any of their directors, employees, officers, members, partners or managers be required to, adopt resolutions or consents to approve or authorize the execution of the agreements, documents and instruments pursuant to which the Financing is obtained or to execute, deliver or enter into, or perform any agreement, document or instrument (other than customary authorization letters), including any credit or other agreements, guarantees, pledge or security documents or certificates in connection with the Financing, in each case, that would be operative prior to the Pubco Merger Effective Time and any such action, authorization, consent, approval, execution, delivery or performance will only be required of the respective directors, employees, officers, members, partners or managers of the Company and its Subsidiaries who retain their respective positions as of, and immediately after, the Pubco Merger Effective Time (except, in each case, with respect to customary authorization letters or as set forth in Section 6.22);

(vii) be required to (or be required to cause their Representatives to) enter into or approve any agreement or other documentation, or agree to any change or modification of any existing agreement or other documentation that would be operative prior to the Pubco Merger Effective Time (except as set forth in Section 6.22);

(viii) be required to (or be required to cause their Representatives to) provide any indemnity prior to the Pubco Merger Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent;

(ix) be required to (or be required to cause their Representatives to) prepare or deliver any pro forma financial statement, pro forma information, projections or other forward-looking financial information or to provide any financial or other information (other than using reasonable best efforts to furnish the Required Financial Statements and information necessary or customary for Parent to prepare pro forma financial statements) that is not reasonably available, historically prepared or maintained in the ordinary course of business, including preparing stand-alone financial statements for any Subsidiaries of the Company; or

(x) be required to (or be required to cause their Representatives to) provide opinions of internal or external counsel (except as set forth in Section 6.22(b)).

All nonpublic or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent, its Subsidiaries or their respective Representatives pursuant to this Section 6.24 or otherwise from or on behalf of the Company shall be kept confidential in accordance with the Confidentiality Agreement; provided that, notwithstanding anything to the contrary herein or in the Confidentiality Agreement, such information may be disclosed (i) to prospective lenders, underwriters, initial purchasers, dealer managers and agents during syndication and marketing of the Financing that enter into confidentiality arrangements customary for financing transactions of the same type as the Financing (including customary “click-through” confidentiality undertakings) and (ii) on a confidential basis to rating agencies.

(c) Notwithstanding anything in this Agreement to the contrary: (i) in no event shall the receipt by, or available to, Parent or any of its Subsidiaries of any funds or financing or any other financing transaction (including the Financing) be a condition to Parent’s obligation to effect the Closing, and (ii) the Company will be deemed to be in compliance with this Section 6.24, unless Parent has failed to obtain the Financing and such failure was due primarily to the Company’s willful or material breach of its obligations under this Section 6.24.

(d) The Company hereby consents to the reasonable and customary use of the Company’s and its Subsidiaries’ logos solely in connection with the marketing of the financing for the Transactions; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Consummate the Mergers. The respective obligation of each Party to consummate the Mergers is subject to the satisfaction at or prior to the Pubco Merger Effective Time of the following conditions, any or all of which may be waived jointly by the Parties, in whole or in part, to the extent permitted by applicable Law:

(a) Stockholder Approvals. The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

(b) Regulatory Approval. Any waiting period applicable to the Transactions under the HSR Act shall have been terminated or shall have expired.

(c) No Injunctions or Restraints. No Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Mergers and no Law shall have been adopted that makes consummation of the Mergers illegal or otherwise prohibited.

(d) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or pending Proceedings seeking a stop order.

(e) Nasdaq Listing. The shares of New Parent Class A Common Stock issuable (i) to the holders of Eligible Company Class A Shares pursuant to this Agreement, (ii) to holders of Parent Class A Common Stock pursuant to this Agreement and (iii) upon the redemption of Cobra Opco Units (together with a corresponding number of shares of New Parent Class  B Common Stock) shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

7.2 Additional Conditions to Obligations of the Parent Parties. The obligations of the Parent Parties to consummate the Mergers are subject to the satisfaction at or prior to the Pubco Merger Effective Time of the following conditions, any or all of which may be waived exclusively by Parent, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties of the Company Parties. (i) The representations and warranties of the Company Parties set forth in Section 4.2(a) and Section 4.6(a) shall be true and correct (except, with respect to Section 4.2(a), for any de minimis inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), (ii) the representations and warranties of the Company Parties set forth in Section 4.1 (solely the first sentence thereof), Section 4.2(b) (solely as to the Company and Scorpion Opco), Section 4.3 (excluding Section 4.3(d)(ii)-(iii)), Section 4.4, Section 4.21, Section 4.22 and Section 4.23 shall be true and correct in all material respects at and as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), and (iii) all other representations and warranties of the Company Parties set forth in Article IV of this Agreement shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except in the case of this clause (iii) where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality”, “in all material respects” or “Company Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company Parties. The Company Parties each shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Pubco Merger Effective Time.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Compliance Certificate. Parent shall have received a certificate of the Company signed by an executive officer of the Company, dated the Closing Date, confirming that the conditions in Sections 7.2(a), (b), and (c) have been satisfied.

(e) Tax Opinion. Parent shall have received a written opinion from Wachtell, Lipton, Rosen & Katz (“WLRK”) (or, if WLRK is unable or unwilling to issue such an opinion, from another nationally recognized law firm reasonably acceptable to Parent) (WLRK or such other counsel, “Parent Counsel”), in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the Cobra Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) transfers of Parent Common Stock and Company Class A Common Stock to New Parent in exchange for New Parent Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code or (iii) both tax treatments described in clause (i) and clause (ii) should apply. In rendering the opinion described in this Section 7.2(e), Parent Counsel shall have received the Parent Tax Certificates and the Company Tax Certificates and may rely upon such certificates and such other representations, information and assumptions as Parent Counsel reasonably deems relevant.

7.3 Additional Conditions to Obligations of the Company Parties. The obligations of the Company Parties to consummate the Mergers are subject to the satisfaction at or prior to the Pubco Merger Effective Time of the following conditions, any or all of which may be waived exclusively by the Company, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties of the Parent Parties. (i) The representations and warranties of the Parent Parties set forth in Section 5.2(a) and Section 5.6(a) shall be true and correct (except, with respect to Section 5.2(a), for any de minimis inaccuracies) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), (ii) the representations and warranties of the Parent Parties set forth in Section 5.1 (solely the first sentence thereof), Section 5.2(b), Section 5.2(c), Section 5.2(d), Section 5.3 (excluding Section 5.3(d)(ii)-(iii)), Section 5.4, and Section 5.16 shall be true and correct in all material respects at and as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date) and (iii) all other representations and warranties of the Parent Parties set forth in Article V of this Agreement shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except in the case of this clause (iii) where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality,” “in all material respects” or “Parent Material Adverse Effect”) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of the Parent Parties. The Parent Parties each shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Pubco Merger Effective Time.

(c) No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, circumstance, development, change, occurrence or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Compliance Certificate. The Company shall have received a certificate of Parent signed by an executive officer of Parent, dated the Closing Date, confirming that the conditions in Sections 7.3(a), (b) and (c) have been satisfied.

(e) Tax Opinion. The Company shall have received a written opinion from Vinson & Elkins L.L.P. (“V&E”) (or, if V&E is unable or unwilling to issue such an opinion, from another nationally recognized law firm reasonably acceptable to the Company) (V&E or other such counsel, “Company Counsel”), in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, (i) the Scorpion Pubco Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) transfers of Parent Common Stock and Company Class A Common Stock to New Parent in exchange for New Parent Common Stock pursuant to the Pubco Mergers should together constitute a transaction described in Section 351 of the Code or (iii) both tax treatments described in clause (i) and clause (ii) should apply. In rendering the opinion described in this Section 7.3(e), Company Counsel shall have received the Parent Tax Certificates and the Company Tax Certificates and may rely upon such certificates and such other representations, information and assumptions as Company Counsel reasonably deems relevant.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Pubco Merger Effective Time, whether (except as expressly set forth below) before or after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if any Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers and such order, decree, ruling or injunction or other action shall have become final and nonappealable, or if there shall be adopted any Law that permanently makes consummation of the Mergers illegal or otherwise permanently prohibited; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any Party whose failure to fulfill any material covenant or agreement under this Agreement has been the cause of or resulted in the action or event described in this Section 8.1(b)(i) occurring;

(ii) if the Mergers shall not have been consummated on or before 5:00 p.m. Houston, Texas time, on June 2, 2026; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any Party whose failure to fulfill any material covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Mergers to occur on or before such date;

(iii) in the event of a breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b) (in the case of a termination by Parent) or Sections 7.3(a) or (b) (in the case of a termination by the Company), as applicable, if it was continuing as of the Closing Date and (B) cannot be or has not been cured by the earlier of thirty (30) days after the giving of written notice to the breaching Party of such breach and the basis for such notice, and the date of the proposed termination (a “Terminable

Breach”); provided, however, that the terminating Party is not then in Terminable Breach (disregarding clause (B) in the definition thereof) of any representation, warranty, covenant or other agreement contained in this Agreement; or

(iv) if the Company Stockholder Approval shall not have been obtained upon a vote held at a duly held Company Stockholders Meeting, or at any adjournment or postponement thereof.

(c) by Parent, (i) prior to the time the Company Stockholder Approval is obtained, if the Company Board or a committee thereof shall have effected a Company Change of Recommendation (whether or not such Company Change of Recommendation is permitted by this Agreement) or (ii) the Company or its Subsidiaries shall have breached their obligations under Section 6.3 and such breach constitutes a Willful and Material Breach;

(d) by the Company, prior to the time the Company Stockholder Approval is obtained, in order to enter into a definitive agreement with respect to a Company Superior Proposal; provided, however, that the Company has complied in all material respects with its obligations under Section 6.3 in respect of such Company Superior Proposal and shall have contemporaneously with such termination tendered payment to Parent of the fee pursuant to Section 8.3(b); or

(e) by the Company, no later than three (3) Business Days after the date of this Agreement, if the Parent Majority Stockholder shall have not delivered the Parent Stockholder Approval to the Company within twenty-four (24)  hours of the execution of this Agreement.

8.2 Notice of Termination; Effect of Termination.

(a) A terminating Party shall provide written notice of termination to the other Party specifying with particularity the reason for such termination, and any termination shall be effective immediately upon delivery of such written notice to the other Party.

(b) In the event of termination of this Agreement by any Party as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party (or any stockholder or Representative of such Party) except as provided in Section 8.3; provided, however, that notwithstanding anything to the contrary herein, no such termination shall relieve any Party from liability for any damages for a Willful and Material Breach of any covenant, agreement or obligation hereunder or intentional fraud (which liability or damages the Parties acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses, with respect to the Company Parties or Parent Parties, as applicable, incurred in connection with the Transactions and shall include, pursuant to Section 261(a)(1) of the DGCL, monetary damages based on the loss of the economic benefit of the Transactions to the Company Parties and their equityholders (which shall be deemed to be damages payable to the Company Parties) or the Parent Parties and their equityholders (which shall be deemed to be damages payable to the Parent Parties), as applicable). The provisions of Article I (solely to the extent related to any of the other surviving provisions specified in this Section 8.2(b)), Section 6.7(b), Section 6.22(f), Section 8.2, Section 8.3 and Article IX shall survive any termination hereof pursuant to Section 8.1. In addition, the termination of this Agreement shall not affect the parties’ respective obligations under the Confidentiality Agreement.

8.3 Expenses and Other Payments.

(a) Except as otherwise provided in this Agreement, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Mergers shall be consummated.

(b) If (i) Parent terminates this Agreement pursuant to (x) Section 8.1(c)(i) (Company Change of Recommendation) (other than if the applicable Company Change of Recommendation related to a Parent

Majority Stockholder Change of Control), (y) Section 8.1(c)(ii) (Breach of No-Shop) where the breach of Section 6.3 resulted in the Company receiving a Company Competing Proposal, or (z) the Company or Parent terminates this Agreement pursuant to Section 8.1(b)(iv) at a time when this Agreement was terminable by Parent pursuant to Section 8.1(c)(i) (Company Change of Recommendation) (other than if the applicable Company Change of Recommendation related to a Parent Majority Stockholder Change of Control) or Section 8.1(c)(ii) (Breach of No-Shop) where the breach of Section 6.3 resulted in the Company receiving a Company Competing Proposal, or (ii) the Company terminates this Agreement pursuant to Section 8.1(d) (Company Superior Proposal), then the Company or Scorpion Opco shall pay or cause to be paid to Cobra Opco (or, if directed by Parent or Cobra Opco, to Parent or another Subsidiary of Parent) the Company Termination Fee in cash by wire transfer of immediately available funds to an account designated by Parent or Cobra Opco. If the fee shall be payable pursuant to clause (i) of the immediately preceding sentence, the fee shall be paid no later than three (3) Business Days after notice of termination of this Agreement, and if the fee shall be payable pursuant to clause (ii) of the immediately preceding sentence, the fee shall be paid contemporaneously with such termination of this Agreement.

(c) If (i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(ii) (End Date), Section 8.1(b)(iv) (Failure to Obtain Company Stockholder Approval) or Section 8.1(b)(iii) (Breach of Company Representations or Covenants) with respect to a Terminable Breach by the Company and (B) after the date of this Agreement, a Company Competing Proposal (whether or not conditional) (1) is made directly to the Company Stockholders or is otherwise publicly disclosed or shall otherwise have become publicly known, or any Person shall have publicly announced an intention (whether or not conditional) to make, a Company Competing Proposal and, in each case, such Company Competing Proposal is not withdrawn prior to such termination (or, in the case of termination pursuant to Section 8.1(b)(iv) (Failure to Obtain Company Stockholder Approval), such Company Competing Proposal is publicly announced and not withdrawn at least two (2) Business Days prior to the date of the Company Stockholders Meeting) or (2) is otherwise communicated to senior management of the Company or the Company Board prior to the termination hereof and not withdrawn prior to such termination, and (ii) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to a Company Competing Proposal (or publicly approves or recommends to the Company Stockholders or otherwise does not oppose, in the case of a tender or exchange offer, a Company Competing Proposal) or consummates a Company Competing Proposal, then the Company or Scorpion Opco shall pay or cause to be paid to Cobra Opco (or, if directed by Parent or Cobra Opco, to Parent or a Subsidiary of Parent) the Company Termination Fee concurrently with the entry into such definitive agreement or consummation of such Company Competing Proposal. For purposes of this Section 8.3(c), any reference in the definition of Company Competing Proposal to “20%” shall be deemed to be a reference to “more than 50%.”

(d) In no event shall the Company Parties, collectively, be obligated to pay the Company Termination Fee on more than one occasion. The Parties agree that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement. If the Company or Scorpion Opco fails to promptly pay an amount due by it pursuant to this Section 8.3, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 8% per annum. If, in order to obtain such payment, Parent commences a Proceeding that results in judgment for Parent for such amount, the Company and Scorpion Opco shall pay Parent its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Proceeding. The Parties agree that the monetary remedies set forth in this Section 8.3 and the specific performance remedies set forth in Section 9.10 shall be the sole and exclusive remedies of the Parent Parties against the Company Parties and any of their respective former, current or future general or limited partners, shareholders, managers, members, Representatives or Affiliates for any loss suffered as a result of the failure of the Mergers to be consummated except in the case of intentional fraud or a Willful and Material Breach of any covenant, agreement or obligation in this Agreement (in which case only the Company Parties shall be liable for damages for such intentional fraud or Willful and Material Breach), and upon payment of such amount, no Company Parties or any of their respective former, current or future general or limited partners, shareholders, managers, members, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby, except for the liability of the Company Parties in the case of intentional fraud or a Willful and Material Breach of any covenant, agreement or obligation.

ARTICLE IX

GENERAL PROVISIONS

9.1 Disclosure Letter Definitions. All capitalized terms in the Company Disclosure Letter and the Parent Disclosure Letter shall have the meanings ascribed to them herein (including in Annex A) except as otherwise defined therein.

9.2 Survival. Except as otherwise provided in this Agreement, none of the representations, warranties, agreements and covenants contained in this Agreement will survive the Closing; provided, however, the agreements of the Parties in Article I (solely to the extent related to any of the other surviving provisions specified in this Section 9.2), Article II, Article III, Article IX, Section 6.9, Section 6.10 and Section 6.19 will survive the Closing. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Pubco Merger Effective Time.

9.3 Notices. All notices, requests and other communications to any Party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“email”) (but only if confirmation of receipt of such email is requested and received; provided that each notice Party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

(i) if to the Parent Parties, to: Viper Energy, Inc. 500 West Texas Ave., Suite 100 Midland, Texas 79701
Attention:	Kaes Van’t Hof
Matt Zmigrosky
Email:	KVantHof@DiamondbackEnergy.com
MZmigrosky@DiamondbackEnergy.com

with a required copy to (which copy shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Zachary S. Podolsky
Email:	ZSPodolsky@wlrk.com

(ii) if to the Company or Scorpion Opco, to:

Sitio Royalties Corp.

1401 Lawrence Street, Suite 1705
Denver, Colorado 80202
Attention:	Chris Conoscenti
Brett Riesenfeld
Email:	chris.conoscenti@sitio.com
brett.riesenfeld@sitio.com

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention:	Douglas E. McWilliams, Benjamin R. Barron
Email:	dmcwilliams@velaw.com
bbarron@velaw.com

9.4 Rules of Construction.

(a) Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted it is of no application and is hereby expressly waived.

(b) The inclusion of any information in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such information is required to be listed in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, that such items are material to the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, as the case may be, or that such items have resulted in a Company Material Adverse Effect or a Parent Material Adverse Effect. The headings, if any, of the individual sections of each of the Parent Disclosure Letter and Company Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement. The Company Disclosure Letter and Parent Disclosure Letter are arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, as an exception to a particular representation or warranty shall be deemed adequately disclosed as an exception with respect to all other representations or warranties to the extent that the relevance of such item to such representations or warranties is reasonably apparent from such item, notwithstanding the presence or absence of an appropriate section of the Company Disclosure Letter or Parent Disclosure Letter with respect to such other representations or warranties or an appropriate cross reference thereto.

(c) The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Company Disclosure Letter or Parent Disclosure Letter is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the Parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

(d) All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means

“including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The words “made available” or “delivered” mean, with respect to any document, that such document was previously made available in the electronic data room relating to the Transactions maintained by the Company or Parent, via Parent’s or the Company’s Representatives via email or in the Company SEC Documents or Parent SEC Documents, as applicable, prior to the execution of this Agreement.

(e) In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity include any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; and (iv) “days” mean calendar days.

9.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two (2) or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

9.6 Entire Agreement; Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Except for the provisions of Article III and Section 6.10 (which from and after the applicable Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and Representatives) or as otherwise set forth in this Section 9.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, in the event of any Parent Party’s Willful and Material Breach of this Agreement or intentional fraud and the termination of this Agreement, the Company Stockholders, acting solely through the Company from and after the termination, shall be beneficiaries of this Agreement and shall be entitled to pursue any and all legally available remedies, including equitable relief, and to seek recovery of all losses, liabilities, damages, costs and expenses of every kind and nature, including reasonable attorneys’ fees and as set forth in Section 261(a)(1) of the DGCL; provided, however, that the rights granted pursuant to this sentence shall be enforceable only by the Company, on behalf of the Company Stockholders, in the Company’s sole discretion, it being understood and agreed such rights shall attach to such shares of Company Capital Stock and subsequently trade and transfer therewith and, consequently, any damages, settlements, or other amounts recovered or received by the Company with respect to such rights may, in the Company’s sole discretion, be (a) distributed, in whole or in part, by the Company to the holders of shares of Company Capital Stock of record as of any date determined by the Company or (b) retained by the Company for the use and benefit of the Company on behalf of its stockholders in any manner the Company deems fit.

9.7 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS

AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8 No Remedy in Certain Circumstances. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action makes this Agreement impossible to perform, in which case this Agreement shall terminate.

9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 9.9 shall be void.

9.10 Specific Performance. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 8.1, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 9.10, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 9.10. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9.11 Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors at any time before or after adoption of this Agreement by the Company Stockholders, but, after any such adoption, no amendment shall be made which by law would require the further approval by such stockholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

9.12 Extension; Waiver. At any time prior to the Pubco Merger Effective Time, the Company and Parent may, by action taken or authorized by their respective boards of directors, to the extent legally allowed:

(a) extend the time for the performance of any of the obligations or acts of the other Party hereunder;

(b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or conditions of the other Party contained herein.

Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a Party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such Party.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

PARENT:

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

COBRA OPCO:

VIPER ENERGY PARTNERS LLC

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

NEW PARENT:

NEW COBRA PUBCO, INC.

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Secretary

COBRA MERGER SUB:

COBRA MERGER SUB, INC.

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Secretary

SCORPION MERGER SUB:

SCORPION MERGER SUB, INC.

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Secretary

COMPANY:

SITIO ROYALTIES CORP.

By:	/s/ Christopher L. Conoscenti
Name:	Christopher L. Conoscenti
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

SCORPION OPCO:

SITIO ROYALTIES OPERATING PARTNERSHIP, LP

By:	/s/ Brett Riesenfeld
Name:	Brett Riesenfeld
Title:	Executive Vice President, General Counsel
& Secretary

[Signature Page to Agreement and Plan of Merger]

ANNEX A

CERTAIN DEFINITIONS

“Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise.

“Aggregated Group” means, with respect to any Person, such Person and any other entity or trade or business that, together with such Person or any of its Subsidiaries, is treated as a single employer under Section 414 of the Code.

“Antitrust Laws” means all Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, substantially lessening competition, restraining trade (including, without limitation, the HSR Act, the Sherman Antitrust Act, the Clayton Antitrust Act and the Federal Trade Commission Act).

“beneficial ownership,” including the correlative term “beneficial owners” and “beneficially owning,” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Business Day” means a day other than a day on which banks in the State of New York, the State of Texas or the State of Delaware are authorized or obligated to be closed.

“Cause” means any of the following: (i) a material breach of any written agreement between an Eligible Company Employee and Parent, the Opco Surviving Company or any of their respective Subsidiaries, including such Eligible Company Employee’s breach of any material representation, warranty or covenant made under any such agreement; (ii) an Eligible Company Employee’s material breach of any policy or code of conduct established by Parent, the Opco Surviving Company or any of their respective Subsidiaries and applicable to such Eligible Company Employee; (iii) an Eligible Company Employee’s violation of any law applicable to the workplace (including any law regarding anti-harassment, anti-discrimination, or anti-retaliation); (iv) an Eligible Company Employee’s fraud, theft, dishonesty, gross negligence, willful misconduct, embezzlement, or breach of fiduciary duty related to Parent, the Opco Surviving Company or any of their respective Subsidiaries or the performance of such Eligible Company Employee’s duties for Parent, the Opco Surviving Company or any of their respective Subsidiaries; (v) the conviction or indictment of an Eligible Company Employee for, or plea of guilty or nolo contendere by such Company Employee to, any felony (or state law equivalent) or any crime involving moral turpitude; or (vi) an Eligible Company Employee’s willful failure or refusal, other than due to disability, to perform such Eligible Company Employee’s obligations to Parent, the Opco Surviving Company or any of their respective Subsidiaries or to follow any lawful directive from Parent, the Opco Surviving Company or any of their respective Subsidiaries; provided, however, that if an Eligible Company Employee’s actions or omissions as set forth above are of such a nature that they are curable by such Eligible Company Employee, such actions or omissions must remain uncured five (5) days after Parent, the Opco Surviving Company or one of their respective Subsidiaries first provided such Eligible Company Employee written notice of the obligation to cure such actions or omissions.

“Closing Tax Opinions” means the opinions described in Section 7.2(e) and Section 7.3(e).

“Cobra Opco Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Cobra Opco, dated as of October 1, 2024, as may be amended or restated from time to time.

“Cobra Opco Unit” means a Unit (as defined in the Cobra Opco Agreement) of Cobra Opco.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Company Class A Common Stock” means Class A common stock, par value $0.0001 per share, of the Company.

Annex A-1

“Company Class C Common Stock” means Class C common stock, par value $0.0001 per share, of the Company.

“Company Common Stock” means the Company Class A Common Stock and the Company Class C Common Stock.

“Company Competing Proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Parent or any of its Affiliates) involving or that would reasonably be expected to lead to: (a) any direct or indirect acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 20% or more of the Company’s and its Subsidiaries’ combined net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, or any license, lease or long-term supply agreement having a similar economic effect, (b) any direct or indirect acquisition of beneficial ownership by any Person or group of 20% or more of the outstanding shares of Company Common Stock or any tender or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding shares of Company Common Stock or (c) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company which is structured to permit any Person or group to, directly or indirectly, acquire beneficial ownership of at least 20% of the Company’s and its Subsidiaries’ assets or equity interests on a combined basis.

“Company Existing Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated as of February 3, 2023 (as last amended on May 8, 2025 and as may be further amended, supplemented or modified from time to time), by and among Scorpion Opco, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties from time to time party thereto, as in effect on the date hereof, or any amendment or replacement thereof entered into in accordance with Section 6.1(b)(xvi).

“Company Intervening Event” means a material development or change in circumstance that occurs or arises after the date of this Agreement that was not known to, or, if known, the consequences of which were not reasonably foreseeable by, the Company Board as of or prior the date of this Agreement; provided, that (i) in no event shall the receipt, existence or terms of a Company Competing Proposal or any matter relating thereto or of consequence thereof constitute a Company Intervening Event and (ii) in no event shall any action taken by either party pursuant to the affirmative covenants set forth in Section 6.9, or the consequences of any such action, constitute, be deemed to contribute to or otherwise be taken into account in determining whether there has been a Company Intervening Event.

“Company LTIP” means the Company’s Long Term Incentive Plan, effective as of June 7, 2022, as amended from time to time.

“Company Parties” means the Company and Scorpion Opco.

“Company Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and any personnel policy (oral or written), equity option, restricted equity, equity purchase plan, equity compensation plan, phantom equity or appreciation rights plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and any other employee benefit plan, agreement, arrangement, program, practice, or understanding, in each case whether or not written, (A) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Subsidiaries for the current or future benefit of any director, officer, employee or

Annex A-2

individual consultant (including any former director, officer, employee or individual consultant) of the Company or any of its Subsidiaries or (B) or with respect to which the Company or any of its Subsidiaries has any direct or indirect liability, whether current or contingent.

“Company SEC Documents” means all forms, reports, schedules and statements actually filed or furnished under the Securities Act or the Exchange Act, respectively, by the Company since January 1, 2022, regardless of whether the Company was required under the Securities Act or the Exchange Act to file or furnish such form, report, schedule or statement.

“Company Severance Plan” means the Company’s Amended & Restated Severance Plan and Summary Plan Description.

“Company Stock Award” means the Company RSU Awards, Company PSU Awards and Company DSU Awards granted under the Company LTIP or otherwise.

“Company Stockholder Approval” means the adoption of this Agreement by the affirmative vote of a majority in voting power of Company Class A Common Stock and Company Class C Common Stock issued and outstanding and entitled to vote thereon, voting together as a single class, in accordance with the DGCL and the Organizational Documents of the Company.

“Company Superior Proposal” means any bona fide written proposal by any Person or group (other than Parent or any of its Affiliates) that did not result from a material breach of Section 6.3 to acquire, directly or indirectly, (a) businesses or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 50% or more of the Company’s and its Subsidiaries’ combined net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, respectively, or (b) more than 50% of the outstanding shares of Company Common Stock, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good faith determination of the Company Board or any committee thereof, after consultation with its financial advisors and legal counsel and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the Person or group making such proposal, (i) would result in a transaction more favorable from a financial point of view to Company Stockholders than the Transactions, after taking into account any revisions proposed by Parent in response to such Company Competing Proposal, in accordance with Section 6.3(d)(iii) and (ii) that is reasonably capable of being completed on the terms proposed.

“Company Termination Fee” means a cash amount equal to $89,600,000; provided, however, “Company Termination Fee” shall mean $44,800,000 with respect to (a) any fee payable pursuant to Section 8.3(b)(ii) as a result of any termination pursuant to Section 8.1(d) if exercised within forty five (45) days of the date hereof or with respect to any Company Competing Proposal made by an Excluded Party and (b) any fee payable pursuant to Section 8.3(b)(i) as a result of a Company Change in Recommendation due to a Company Competing Proposal made by an Excluded Party.

“Consent” means any approval, consent, order, registration, declaration, ratification, permission, permit, waiver or authorization.

“control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related

Annex A-3

events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system administered by the SEC.

“Effective Time” means, as the context may require, the Pubco Merger Effective Time or the Opco Merger Effective Time.

“Employee Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and any personnel policy (oral or written), equity option, restricted equity, equity purchase plan, equity compensation plan, phantom equity or appreciation rights plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and any other employee benefit plan, agreement, arrangement, program, practice, or understanding.

“Encumbrances” means liens, pledges, charges, encumbrances, claims, mortgages, deeds of trust, security interests, restrictions, rights of first refusal, defects in title, or other burdens, options or encumbrances of any kind.

“Environmental Laws” means any and all applicable Laws pertaining to prevention of pollution or protection of the environment (including, without limitation, any natural resource damages or any generation, use, storage, treatment, disposal or Release of Hazardous Materials into the indoor or outdoor environment) in effect as of the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Party” means any Person or group of Persons, from whom the Company or any of its Representatives has received, after the date hereof and on or prior to the forty-fifth (45th) day following the date of this Agreement, a written Company Competing Proposal that, on or prior to such forty-fifth (45th) day, the Company Board determines in good faith, after consultation with its outside counsel and its financial advisors, is or could reasonably be expected to lead to a Company Superior Proposal, provided that any such Person or group of Persons shall cease to be an Excluded Party at the earliest to occur of (x) the sixtieth (60th) day following the date of this Agreement, (y) such time as such Person or group of Persons withdraws, cancels or terminates its Company Competing Proposal or such Company Competing Proposal is abandoned or expires or (z) the Company Board determines in good faith, after consultation with its outside counsel and its financial advisors, that such Company Competing Proposal could no longer reasonably be expected to lead to a Company Superior Proposal.

“Existing Notes” means the 7.875% Senior Notes due 2028 of the Issuers, in original principal amount of $600,000,000.

“Existing Notes Indenture” means that certain Indenture, dated as of October 3, 2023 (as amended, supplemented or modified from time to time), among Scorpion Opco, Sitio Finance Corp., a Delaware corporation (together with Scorpion Opco, the “Issuers”), the guarantors party thereto and Citibank, N.A., as trustee.

Annex A-4

“Financing” means any financing that Parent and/or its Subsidiaries elects to obtain after the date hereof.

“Good Reason” means, without the express written consent of the Company Employee, the occurrence of one of the following (i) a material reduction in the Company Employee’s base compensation or target cash bonus opportunity or (ii) a permanent relocation in the geographic location at which the Company Employee must perform services to an office of Parent or the Company located more than fifty (50) miles from the office location of the Company at which the Company Employee was based immediately before the relocation.

“Governmental Entity” means any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“group” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Hazardous Materials” means any (a) chemical, product, substance, waste, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under any Environmental Law; (b) asbestos containing materials, whether in a friable or non-friable condition, lead-containing material polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (c) any Hydrocarbons.

“Hydrocarbons” means any of oil, bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, coal bed methane, and any and all other substances produced in association with any of the foregoing, whether liquid, solid or gaseous or any combination thereof.

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) indebtedness evidenced by notes, debentures, bonds or other instruments; (c) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (d) reimbursement obligations of such Person in respect of drawn letters of credit or similar credit, performance or surety transactions; (e) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (f) all obligations of the type referred to in the foregoing clauses (a) through (e) of another Person secured by any Encumbrance on any property or asset of such first Person; and (g) indebtedness of others as described in clauses (a) through (e) above guaranteed by such Person; provided, however, Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

“Intellectual Property” means any and all proprietary, industrial and intellectual property rights, under the applicable Law of any jurisdiction or rights under international treaties, both statutory and common law rights, including: (a) utility models, supplementary protection certificates, patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, and reissues thereof; (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof (including all goodwill associated with the foregoing); (c) copyrights, moral rights, database rights, other rights in works of authorship and registrations and applications for registration of the foregoing; and (d) trade secrets, know-how, and rights in confidential information, including designs, formulations, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable.

“knowledge” means the actual knowledge of, (a) in the case of the Company, any of the individuals listed in Section 1.1 of the Company Disclosure Letter and (b) in the case of Parent, any of the individuals listed in Section 1.1(a) of the Parent Disclosure Letter.

Annex A-5

“Law” means any law, rule, regulation, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.

“Legacy Unitholders” means any holders of Scorpion Opco Units immediately prior to the Pubco Merger Effective Time other than Parent, New Parent, Cobra Opco, Cobra Merger Sub, Scorpion Merger Sub or the Company and its wholly owned Subsidiaries.

“Material Adverse Effect” means, when used with respect to any Person, any fact, circumstance, effect, change, event or development that materially adversely affects (a) the condition (financial or otherwise), business, assets, liabilities or results of operations of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person and its Subsidiaries to consummate the Transactions; provided, however, in the case of clause (a), that no effect (by itself or when aggregated or taken together with any and all other effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect,” and no effect (by itself or when aggregated or taken together with any and all other such effects) directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets generally, including (A) changes in interest rates and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market; (iii) conditions (or changes in such conditions) in the industry in which such Person operates (including changes in commodity prices, general market prices and regulatory changes affecting the industry); (iv) political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism); (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions; (vi) any epidemic, pandemic, disease outbreak or other public health crisis or public health event, or the worsening of any of the foregoing; (vii) the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby (except that this clause (vii) shall not apply with respect to any representation or warranty whose purposes is to address the consequences of the announcement of this Agreement, or the pendency or consummation of the Transactions contemplated hereby), (viii) any actions taken or failure to take action, in each case, to which Parent or the Company, as applicable, has expressly requested in writing; (ix) compliance with the terms of, or the taking of any action expressly permitted or required by, this Agreement; (x) the failure to take any action expressly prohibited by this Agreement; (xi) changes in Law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof), or that result from any action taken for the purpose of complying with any of the foregoing; (xii) any changes in such Person’s stock price or the trading volume of such Person’s stock, or any failure by such Person to meet any analysts’ estimates or expectations of such Person’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such Person or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); or (xiii) any Proceedings made or brought by any of the current or former stockholders of such Person (on their own behalf or on behalf of such Person) against the Company, Scorpion Opco, Parent, New Parent, Cobra Merger Sub, Scorpion Merger Sub, Cobra Opco, or any of their directors or officers, arising out of the Mergers or in connection with any other transactions contemplated by this Agreement; except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (vi) disproportionately adversely affect such Person and its Subsidiaries, taken as a whole, as compared to other Persons that conduct business in the regions in the world and in the industries in which such

Annex A-6

Person and its Subsidiaries conduct business (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate).

“Mineral Property” means (a) all fee minerals, reversionary interests, non-participating royalty interests, executive rights, non-executive rights, royalties, and any other similar interests in Hydrocarbons and minerals in place, together with all interests that are pooled, communitized, or unitized therewith and (b) all overriding royalties, reversionary interests, net profit interests, production payments, and other royalty and other similar interests payable out of production of Hydrocarbons from or allocated to any Hydrocarbon leases, together with all interests that are pooled, communitized, or unitized therewith or rights which includes or constitutes all or part of such Hydrocarbon leases.

“Nasdaq” shall mean The Nasdaq Stock Market LLC.

“New Cobra Opco LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Cobra Opco, as amended and restated, subject to Section 6.10(b), to reflect (i) that New Parent shall be the managing member of the Opco Surviving Company, (ii) that New Parent shall replace Parent in such limited liability company agreement as the relevant publicly listed parent company, (iii) that the holders of Cobra Opco Units that have executed adoption agreements to become parties to such limited liability company agreement shall have exchange rights with respect to their Cobra Opco Units (together with the corresponding number of shares of New Parent Class B Common Stock) substantially similar to the exchange rights provided in Article II of that certain Exchange Agreement, dated as of February 14, 2025, by and among Parent and certain affiliates of Morita Ranches Minerals, LLC, together with the terms set forth in Section 1.1(b) of the Parent Disclosure Letter, (iv) the Section 704(c) Provision, and (v) such other changes as shall be agreed between Parent and the Company.

“New Parent Class A Common Stock” means Class A common stock, par value $0.000001 per share, of New Parent.

“New Parent Class B Common Stock” means Class B common stock, par value $0.000001 per share, of New Parent.

“New Parent Common Stock” means, collectively, New Parent Class A Common Stock and New Parent Class B Common Stock.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“other Party” (a) when used with respect to the Company or Scorpion Opco, means Parent, New Parent, Scorpion Merger Sub, Cobra Merger Sub and Cobra Opco, and (b) when used with respect to Parent, New Parent, Scorpion Merger Sub, Cobra Merger Sub or Cobra Opco, means the Company or Scorpion Opco.

“Parent Class A Common Stock” means Class A common stock, par value $0.000001 per share, of Parent.

“Parent Class B Common Stock” means Class B common stock, par value $0.000001 per share, of Parent.

Annex A-7

“Parent Common Stock” means the Parent Class A Common Stock and the Parent Class B Common Stock.

“Parent Existing Credit Facility” means the Amended and Restated Credit Agreement, dated as of July 20, 2018, by and among, Viper Energy Partners LLC, as borrower, Viper Energy Partners LP, as guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended, restated, amended and restated, otherwise modified, replaced or refinanced, including as such facility may be upsized from time to time.

“Parent LTIP” means the Parent’s 2024 Amended and Restated Long Term Incentive Plan, effective as of June 4, 2024, as amended from time to time.

“Parent Majority Stockholder” means collectively, Diamondback Energy, Inc. (“Lead Parent Majority Stockholder”), Diamondback E&P LLC and Endeavor Energy Resources, L.P.

“Parent Majority Stockholder Change of Control” means the entering into by the Lead Parent Majority Stockholder of a definitive agreement relating to (or in the case of a tender or exchange offer, the public approval or recommendation by the board of directors of the Lead Parent Majority Stockholder to their stockholders or the failure of the board of directors of the Lead Parent Majority Stockholder to oppose), or the consummation of, any transaction or series of related transactions involving: (a) any direct or indirect acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of the Lead Parent Majority Stockholder or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary that generated 50% or more of the Lead Parent Majority Stockholder’s and its Subsidiaries’ combined net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, or any license, lease or long-term supply agreement having a similar economic effect, (b) any direct or indirect acquisition of beneficial ownership by any Person or group of 50% or more of the outstanding shares of Lead Parent Majority Stockholder’s voting power or common stock or any tender or exchange offer that if consummated would result in any Person or group beneficially owning 50% or more of the outstanding shares of Lead Parent Majority Stockholder’s voting power or common stock or (c) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Lead Parent Majority Stockholder which is structured to permit any Person or group to, directly or indirectly, acquire beneficial ownership of at least 50% of the Lead Parent Majority Stockholder’s and its Subsidiaries’ assets or equity interests.)

Each, a “Parent Party” and, together, the “Parent Parties” means Parent, New Parent, Cobra Merger Sub, Scorpion Merger Sub and Cobra Opco.

“Parent Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and any personnel policy (oral or written), equity option, restricted equity, equity purchase plan, equity compensation plan, phantom equity or appreciation rights plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and any other employee benefit plan, agreement, arrangement, program, practice, or understanding, in each case whether or not written, (A) that is sponsored, maintained, administered, contributed to or entered into by Parent or any of its Subsidiaries for the current or future benefit of any director, officer, employee or individual consultant (including any former director, officer, employee or individual consultant) of Parent or any of its Subsidiaries or (B) or with respect to which Parent or any of its Subsidiaries has any direct or indirect liability, whether current or contingent.

Annex A-8

“Parent SEC Documents” means all forms, reports, schedules and statements actually filed or furnished under the Securities Act or the Exchange Act, respectively, by Parent (or predecessor thereto) since January 1, 2022, regardless of whether Parent was required under the Securities Act or the Exchange Act to file or furnish such form, report, schedule or statement.

“Parent Stock Awards” means the Parent RSU Awards and Parent PSU Awards granted under the Parent LTIP or otherwise.

“Party” or “Parties” means a party or the parties to this Agreement, except as the context may otherwise require.

“Permitted Encumbrances” means:

(a) to the extent not applicable to the transactions contemplated hereby or thereby or otherwise waived prior to the Pubco Merger Effective Time, preferential purchase rights, rights of first refusal, purchase options, consents to assign or transfer, and similar rights granted pursuant to any contracts or oil and gas lease, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;

(b) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s liens and other similar Encumbrances arising in the ordinary course of business for amounts not yet delinquent and Encumbrances for Taxes or assessments that are not yet delinquent or, in all instances, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP by the party responsible for payment thereof;

(c) Encumbrances arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Hydrocarbon leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the Mineral Property business; provided, however, that, in each case, such Encumbrance (i) secures obligations that are not Indebtedness or a deferred purchase price and are not delinquent and (ii) has no Material Adverse Effect on the value of the Mineral Properties encumbered thereby;

(d) such Encumbrances as the Company (in the case of Encumbrances with respect to properties or assets of the Company or its Subsidiaries) or the Parent (in the case of Encumbrances with respect to properties or assets of Parent or its Subsidiaries), as applicable, may have expressly waived in writing;

(e) all Encumbrances, easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of applicable Laws, any Governmental Entity or any surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of the Company or Parent, as applicable, or any of their respective Subsidiaries, that are customarily granted in the Mineral Property industry and do not materially interfere with the value of the Mineral Property or asset affected;

(f) rights of reassignment arising upon the expiration or final intention to abandon or release any oil and gas lease burdening any Mineral Property or out of which any Mineral Property is assigned, granted or carved-out of;

(g) any Encumbrances discharged at or prior to the Pubco Merger Effective Time (including Encumbrances securing any Indebtedness that will be paid off in connection with Closing);

Annex A-9

(h) with respect to any Mineral Properties described in subpart (b) of the definition thereof, Encumbrances created under deeds of trust, mortgages and similar instruments by the lessor under an oil and gas lease covering the lessor’s surface and mineral interests in the land covered thereby to the extent such mortgages, deeds of trust or similar instruments (i) do not contain express language that prohibits the lessors from entering into an oil and gas lease or otherwise invalidates an oil and gas lease out of which such Mineral Property is assigned or carved out of and (ii) no mortgagee or lienholder of any such deeds of trust, mortgage, and similar instrument has initiated foreclosure or similar proceedings against the interest of lessor in such lease; and

(i) Encumbrances, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions and other similar matters that would be accepted by a reasonably prudent purchaser or owner of Mineral Properties, that would not reduce the net revenue interest share of the Company or Parent, as applicable, or such Party’s Subsidiaries, and, in each case, that have not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable.

“Person” means any individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, Governmental Entity, association or unincorporated organization, or any other form of business or professional entity.

“Pre-Closing Flow-Through Tax Return” means any Tax Return relating to Pre-Closing Flow-Through Taxes.

“Pre-Closing Flow-Through Taxes” means U.S. federal (and applicable state and local) income taxes reported on a flow-through basis (i.e., reported at the entity level but with respect to which items of income, gain, loss or deduction or other Tax attributes or Taxes are allocated to the direct or indirect beneficial owners of the entity) with respect to Scorpion Opco or any of its Subsidiaries relating to any Tax period (or any portion of any Tax period) ending on or prior to the Closing Date.

“Proceeding” means any actual or threatened claim (including a claim of a violation of applicable Law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Real Property” means real property, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, in each case, other than any Mineral Properties.

“Related Party” means, with respect to any Person, (i) any other direct or indirect holder of any equity or other voting securities of such Person, (ii) any Affiliates of any Person described in the foregoing clause (i), (iii) any director, officer, employee, partner, stockholder, equityholder or manager of any Person described in the foregoing clauses (i) and (ii), or any of their respective “associates” as defined in Rule 12b-2 of the Exchange Act or (iv) any trust or other estate in which a Person described in clauses (i), (ii) or (iii) has any substantial interest or as to which such Person serves as trustee or in a similar fiduciary capacity.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.

Annex A-10

“Scorpion General Partner Interest” means the General Partner Interest (as defined in the Scorpion Opco Agreement) of Scorpion Opco.

“Scorpion Opco Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Scorpion Opco, dated as of June 7, 2022, as may be amended or restated from time to time.

“Scorpion Opco Unit” means a Unit (as defined in the Scorpion Opco Agreement) of Scorpion Opco. For the avoidance of doubt, the Scorpion General Partner Interest is not a Scorpion Opco Unit.

“SEC” means the United States Securities and Exchange Commission.

“Secondment Agreement” means the Services and Secondment Agreement, dated as of November 2, 2023, by and among Diamondback E&P LLC, Viper Energy Partners GP LLC, Viper Energy Partners LLC and Viper Energy Partners LP.

“Section 704(c) Provision” means the following: Items of income, gain, deduction or credit with respect to any asset of Scorpion Opco having a fair market value at the time of the Opco Merger that differs from such asset’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the members of Cobra Opco in order to account for any such difference as of the date that includes the Opco Merger Effective Time using the “traditional method with curative allocations” described in Treasury Regulations Section 1.704-3(c) solely using curative items of depletion.

“Securities” means any equity interests or other security of any class, any option, warrant, convertible or exchangeable security (including any membership interest, equity unit, partnership interest, trust interest) or other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any class, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency; provided, however, “Securities” expressly exclude any real property interests or interests in any Hydrocarbon leases, fee minerals, reversionary interests, non-participating royalty interests, executive rights, non-executive rights, royalties and any other similar interests in minerals, overriding royalties, reversionary interests, net profit interests, production payments, and other royalty burdens and other interests payable out of production of Hydrocarbons, including any Mineral Properties.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) at least 50% of the Securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its respective Subsidiaries. For the avoidance of doubt, Subsidiary of the Company includes Scorpion Opco and Subsidiary of Parent includes Cobra Opco.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under applicable Law.

“Tax” or “Taxes” means any and all taxes and similar charges, levies or other assessments of any kind, including, but not limited to, income, corporate, capital, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and custom duties, together with all interest, penalties, and additions to tax, imposed by any Governmental Entity.

Annex A-11

“Tax Returns” means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

“Taxing Authority” means any Governmental Entity having jurisdiction in matters relating to Tax matters.

“Transactions” means the Pubco Mergers, the Opco Merger, the New Parent Stock Issuance and the other transactions contemplated by this Agreement and each other agreement to be executed and delivered in connection herewith and therewith.

“Transfer Taxes” means any transfer, sales, use, stamp, registration or other similar Taxes; provided, for the avoidance of doubt, that Transfer Taxes shall not include any income, franchise or similar taxes.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws.

“Willful and Material Breach” shall mean a material breach that is a consequence of an act or failure to take an act by the breaching party with the actual or constructive knowledge that the taking of such act (or the failure to take such act) may constitute a breach of this Agreement.

Annex A-12

EXHIBIT A

OPCO SCHEDULE

[Intentionally Omitted.]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

FINAL FORM

FORM OF

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2025 (this “Agreement”), is by and among Viper Energy, Inc. (f/k/a New Cobra Pubco, Inc.), a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (collectively, the “Initial Holders”, and each individually, an “Initial Holder”) and the other Holders (as defined herein) from time to time party hereto.

RECITALS

WHEREAS, on June 2, 2025, the Company, [•], (f/k/a Viper Energy, Inc.), a Delaware corporation (“Parent”), Parent’s operating subsidiary, Viper Energy Partners LLC, a Delaware limited liability company (“OpCo”), Sitio Royalties Corp., a Delaware corporation (“Scorpion”), Sitio Royalties Operating Partnership, LP, a Delaware limited partnership, Cobra Merger Sub, Inc., a Delaware corporation, and Scorpion Merger Sub, Inc., a Delaware corporation, entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement and contemporaneously herewith, the Initial Holders were issued [•] units representing limited liability company interests (“OpCo Units”) in OpCo and an equal number of Class B Shares (defined herein);

WHEREAS, contemporaneously herewith, each Initial Holder entered into (a) the Exchange Agreement (defined herein) and (b) an Adoption Agreement to the [Fourth] Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLCA”), whereby each Initial Holder agreed to be bound by the terms of the OpCo LLCA (the “Adoption Agreement”);

WHEREAS, pursuant to the terms of the Exchange Agreement and the OpCo LLCA, the Initial Holders may, from time to time, exchange some or all of their respective OpCo Units, together with an equal number of Class B Shares, for an equal number of Class A Shares; and

WHEREAS, the resale by the Holders of Class A Shares may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of such Class A Shares.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

1.1 Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1; provided, however, that capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Business Day” means any day on which Nasdaq is open for trading.

“Class A Shares” means shares of Class A common stock, par value $0.000001 per share, of the Company.

“Class B Shares” means shares of Class B common stock, par value $0.000001 per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, among the Company, OpCo, and the Initial Holders, pursuant to which the Initial Holders can tender OpCo Units, together with Class B Shares, in exchange for Class A Shares.

“Holder” means (i) each Initial Holder and (ii) any direct or indirect transferee of any such securityholder, including any securityholder that receives Registrable Securities upon a distribution or liquidation of a Holder, who has been assigned the rights of the transferor Holder under this Agreement in accordance with Section 2.6.

“Nasdaq” means the Nasdaq Global Select Market.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, (i) any Class A Shares acquired (or that may be acquired) by the Initial Holder or any subsequent permitted Holder pursuant to the terms of the Exchange Agreement and the OpCo LLCA and (ii) any securities issued or issuable with respect to any such Class A Shares by way of conversion, concession, dividend in the form of Class A Shares or split or other distribution, recapitalization or reclassification or similar transaction; provided, however, that Registrable Securities shall cease to be Registrable Securities when (x) they have been distributed to the public pursuant to an offering registered under the Securities Act or (y) the later of (1) the date they have all been distributed, or may all legally be distributed in one transaction, to the public pursuant to Rule 144 without volume or manner of sale restrictions or the need for “current public information” or (2) the date that all Holders collectively own a number of OpCo Units and Class A Shares for which OpCo Units were exchanged that is less than 50% of the aggregate of the number of OpCo Units issued to the Initial Holders on the Closing Date.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the Company’s performance of or compliance with this Agreement, including, without limitation: (i) SEC, stock exchange, Financial Industry Regulatory Authority, Inc. and other registration and filing fees; (ii) all fees and

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expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants, reserve engineers, and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on Nasdaq (or the New York Stock Exchange or any other national securities exchange on which the Class A Shares may then be listed) or the quotation of Registrable Securities on any inter-dealer quotation system; and (vi) reasonable fees and expenses of counsel to the Holders in connection with the filing or amendment of any Registration Statement or Prospectus hereunder; provided that, with respect to any offering, Registration Expenses shall only include such fees and expenses (not to exceed $50,000 in the aggregate) of one counsel to the Holders and one local counsel per jurisdiction with respect to any offering (which, in each case, shall be chosen by the Holders of a majority of Registrable Securities to be included in such offering).

“Registration Statement” means any registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement or Prospectus.

“Required Holders” means Holders who then own beneficially more than 50% of the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Selling Expenses” means the underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions and any transfer taxes, in each case, applicable to all Registrable Securities registered by the Holders and the fees and expenses of counsel engaged by any Holder (other than expenses for counsel that are the Company’s expense under the definition of Registration Expenses).

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2.1, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

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(b) For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Adoption Agreement	Recitals
Advice	2.3
Agreement	Introductory Paragraph
Blackout Period	2.2(s), 2.3(s)
Company	Introductory Paragraph
Filing Date	2.1(a)
Initial Holder	Introductory Paragraph
Initial Holders	Introductory Paragraph
Merger Agreement	Recitals
OpCo	Recitals
OpCo LLCA	Recitals
OpCo Units	Recitals
Parent	Recitals
Records	2.2(l)
Scorpion	Recitals
Seller Affiliates	2.5(a)
Suspension Notice	2.3
Suspension Period	2.1(b)

1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to $ means U.S. dollars.

(c) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(d) The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

(e) All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement.

(f) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

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ARTICLE II - REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) The Company will prepare and file on or before the date that is five (5) Business Days following the date of this Agreement (the “Filing Date”), a Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement), registering for resale the Registrable Securities under the Securities Act subject to compliance by the Holders of the Registrable Securities with their obligations under this Agreement, including specifically those obligations set forth in Section 2.1(c). The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least five Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. To the extent the Shelf Registration Statement is not effective upon filing, the Company shall use its reasonable best efforts to have the Shelf Registration Statement and any amendment declared effective by the SEC at the earliest possible date. Until such time as all Registrable Securities cease to be Registrable Securities, the Company shall use its reasonable best efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act. Any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time not to exceed the periods specified in Section 2.2(q) (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference during such Suspension Period if: (i) the Company receives any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (ii) the SEC issues any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iii) the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or (iv) the board of directors, chief executive officer or chief financial officer of the Company determines in its or his or her reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, that the Company shall use its good faith efforts to amend the Registration Statement or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless the Company determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Company.

(c) Each of the Holders hereby agrees (i) to cooperate with the Company and to furnish to the Company all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commission as the Company may reasonably request, and (ii) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of Registrable Securities covered by the Registration Statement from the Holder.

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2.2 Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

(a) if the Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;

(b) promptly notify each Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c) after the Registration Statement becomes effective, promptly notify each Holder of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus;

(d) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective during the period set forth in, and subject to the terms and conditions of, this Agreement, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Article II hereof;

(e) furnish to the Holders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f) use its reasonable best efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction;

(g) use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(i) if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(j) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, promptly make available for inspection by the Holders, and any attorney or accountant or other agent

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retained or selected by the Holders, all financial and other records, pertinent corporate documents, and properties of the Company reasonably requested thereby (collectively, “Records”), and use reasonable best efforts to cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, that Records that the Company determines, in good faith, to be confidential and that it notifies such Holders are confidential shall not be disclosed by such Holders unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by applicable law. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates (other than with respect to such Holders’ due diligence) unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, to the extent permitted and to the extent practicable it shall give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(k) promptly notify the Holders of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(l) promptly notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the Holders shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(m) promptly notify the Holders of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(n) make available to each Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as any Holder may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing

7

each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(o) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(p) if requested by Holders in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such Registrable Securities without registration under the Securities Act, pledges pursuant to margin loans, hedges or other transactions or arrangements (including, without limitation, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined)), provide such Holders with customary and reasonable assistance (at such Holder’s sole expense and cost) to facilitate such transaction, including, without limitation such action as such Holders may reasonably request from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act;

(q) cooperate with and assist any Holder to facilitate the transfer of such Holder’s Registrable Securities to a DTC custodial or brokerage account as reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of such Registrable Securities without restrictive legends), provided, that the Holder shall (i) deliver such documents and undertakings reasonably requested by the Company, its counsel or its transfer agent in connection with such request and (ii) agree not to sell such shares unless an effective registration statement is on file with the SEC or there is an applicable exemption from registration for such sale under the Securities Act or the rules promulgated thereunder;

(r) take such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities; and

(s) notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the board of directors of the Company determines that a postponement is in the best interest of the Company and its stockholders generally due to a proposed transaction involving the Company and determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the board of directors of the Company determines such registration would render the Company unable to comply with applicable securities laws or (iii) the board of directors of the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period and/or Suspension Period collectively exceed an aggregate of 90 days in any 12-month period.

2.3 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the occurrence of any event of the kind described in Section 2.1(b), Section 2.2(l) or Section 2.2(q), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. The Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number

8

of days during the period from and including the date of the giving of such Suspension Notice to and including the date such Holder either receives the supplemented or amended Prospectus or receives the Advice. If so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.4 Registration Expenses.

(a) All Registration Expenses shall be borne by the Company. In addition, for the avoidance of doubt, the Company shall pay its internal expenses in connection with the performance of or compliance with this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

(b) Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any event that would lead to a Suspension Period as contemplated by Section 2.1(b) or Blackout Period as contemplated by Section 2.2(q); provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 2.1(b), Section 2.2(l) or Section 2.2(q), as applicable, and each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Period or Blackout Period was previously delivered (or would have been delivered but for the provisions of this Section (b)) and the Suspension Period or Blackout Period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Period or Blackout Period, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Period or Blackout Period immediately upon its availability.

2.5 Indemnification.

(a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.5(c)) based upon, (A) in the case of any Registration Statement, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the case of any Prospectus or supplement thereto, arising out of, based upon or resulting from the inclusion of an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees, charges and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out

9

of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to the Company in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by this Section 2.5(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any Registration Statement or Prospectus covering the sale of Registrable Securities in which a Holder that is a seller of Registrable Securities is participating, each such Holder will (i) cooperate with and furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus or any filings with any state securities commissions, (ii) to the extent required by the Securities Act, deliver or cause delivery of the Prospectus to any purchaser of the Registrable Securities covered by such Prospectus from such Holder and (iii) if requested by the Company, notify the Company of any sale of Registrable Securities by such Holder, and to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.5(c)) (A) in the case of any Registration Statement, arising out of, related to or resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the case of any Prospectus or supplement thereto, arising out of, based upon or resulting from the inclusion of an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished by such seller or any of its Seller Affiliates in writing expressly for inclusion in the Registration Statement or Prospectus, as the case may be; provided, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them; provided, further, that such liability will be limited to the net amount of proceeds received by such seller from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified (which shall be chosen by the Holders of a majority of Registrable Securities so indemnified) by such indemnifying party with respect to such claim, unless in the

10

reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.5(a) or Section 2.5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.5(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.5(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.5(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.5(a) and Section 2.5(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.5(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.5(b).

(e) No indemnifying party shall be liable for any settlement effected without its written consent (which consent may not be unreasonably delayed or withheld). Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect to which indemnification or contribution may be sought hereunder unless the foregoing contains and unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

(f) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

2.6 Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may be transferred or assigned to any purchaser or transferee of Registrable Securities; provided, however, that (i) such Holder shall give the Company written notice prior to the time of

11

such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under applicable law.

2.7 Current Public Information. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will (a) for as long as the Class A Shares are registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Exchange Act, use its reasonable best efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (b) if it is not required to file such reports, make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities to the public without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (ii) any other rules or regulations now existing or hereafter adopted by the SEC.

2.8 Company Obligations Regarding Transfers. The Company shall reasonably cooperate with and assist any Holder to facilitate the removal of any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing Registrable Securities, including instructing the transfer agent in connection therewith, if (a) such Class A Share is sold pursuant to an effective registration statement under the Securities Act; (b) a registration statement covering the resale of such Class A Shares is effective under the Securities Act and the applicable Holder delivers to the Company a representation and/or “will comply” letter, as applicable, reasonably acceptable to the Company; (c) such Class A Share is sold or transferred pursuant to Rule 144; or (d) such Class A Share is eligible for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the Exchange Act. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company deems necessary to determine that the legend, notation or similar designation is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Class A Share for ones bearing an appropriate restrictive legend) and regarding the length of time the Class A Share has been held. Any fees of the Company, the transfer agent and Company counsel associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.

ARTICLE III - TERMINATION

3.1 Termination. The provisions of this Agreement shall terminate and be of no further force and effect when all Registrable Securities held by the Holders no longer constitute Registrable Securities.

ARTICLE IV - MISCELLANEOUS

4.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by electronic mail transmission, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three

12

days after mailing, if mailed, and upon receipt of an appropriate electronic confirmation, if delivered by electronic mail transmission. Notices shall be delivered to the parties at the addresses set forth below:

If to the Company:	Viper Energy, Inc.
500 W. Texas Ste. 1200
Midland, Texas 79701
E-mail: mzmigrosky@diamondbackenergy.com
Attention: Matthew Zmigrosky
E-mail: wkrueger@diamondbackenergy.com
Attention: Will Krueger

With copies to (which shall not constitute notice):	Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
E-mail: ZSPodolsky@wlrk.com
Attention: Zachary S. Podolsky
If to any Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

4.2 Choice of Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Delaware without regard to principles of conflicts of law.

(b) All actions and proceedings for the enforcement of or based on, arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, (ii) irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding, (iii) agrees that it shall not bring any such action in any court other than the Court of Chancery of the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and (iv) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the Company or Holder, as the case may be, is to receive notice in accordance with Section 4.1. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

4.3 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 2.5 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.5.

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4.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and assigns. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the common equity interests or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Securities.”

4.5 Counterparts. This Agreement may be executed by the parties in separate counterparts (including by means of executed counterparts delivered via electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.7 No Waivers; Amendments.

(a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders.

4.8 Entire Agreement. This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4.9 Remedies; Specific Performance.

(a) Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedies of injunctive relief and of specific performance of the terms hereof will be available in the event of any such breach. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.10 Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

VIPER ENERGY, INC.

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

Initial Holders:

[HOLDER]

By:
Name:
Title:

Address:

[•]
[•]
E-mail: [•]
Attention: [•]

With copies to (which shall not constitute notice):

[•]
[•]
E-mail: [•]
Attn: [•]

[Signature Page to the Registration Rights Agreement]

[HOLDER]

By:
Name:
Title:

Address:

[•]
[•]
E-mail: [•]
Attention: [•]

With copies to (which shall not constitute notice):
[•]
[•]
E-mail: [•]
Attn: [•]

[Signature Page to the Registration Rights Agreement]

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEW COBRA PUBCO, INC.1

New Cobra Pubco, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The original certificate of incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 2, 2025.

2.

This Amended and Restated Certificate of Incorporation (this Amended and Restated Certificate of Incorporation, including any Preferred Stock Designations (as defined below) or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, as any of the foregoing may be amended from time to time, this “Certificate”), which amends and restates the Original Certificate of Incorporation, was duly adopted by the board of directors of the Corporation (the “Board”) in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL.

3.	The Original Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the Corporation is New Cobra Pubco, Inc.

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

REGISTERED AGENT

The street address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, County of New Castle, City of Wilmington, Delaware 19808 and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock.

(a) The total number of shares of capital stock that the Corporation is authorized to issue is 2,100,000,000 shares, divided into three classes, consisting of: (i) 1,000,000,000 shares of Class A common stock, with par value of $0.000001 per share (the “Class A Common Stock”); (ii) 1,000,000,000 shares of Class B common stock, with par

[1]	Expected to be amended to change name to Viper Energy, Inc.

value of $0.000001 per share (the “Class B Common Stock” and, together with Class A Common Stock, “Common Stock”); and (iii) 100,000,000 shares of preferred stock, par value $0.000001 per share and thereafter as may be established by the Board with respect to any series thereof in the applicable preferred stock designation (the “Preferred Stock”). At the Effective Time, all shares of common stock, par value $0.01 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall be reclassified into one share of Class A Common Stock, without any further action of the Corporation or any holder thereof.

(b) Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate:

(i) the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL;

(ii) in addition to any vote required by law, the number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Class B Common Stock, voting separately as a class; and

(iii) the number of authorized shares of any class of stock, other than the Class B Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Notwithstanding the immediately preceding sentence, the number of shares of Class A Common Stock shall not be decreased at any time below the number of shares of Class A Common Stock then outstanding plus the number of shares of Class A Common Stock issuable at such time in connection with (x) the exchange of all then-outstanding Paired Interests, pursuant to the Exchange Agreement and (y) to the extent required by law, the exercise of all then-outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock. Notwithstanding anything in this Certificate to the contrary, the Corporation hereby expressly elects to be governed by Section 242(d) of the DGCL, except to the extent otherwise provided in Section 4.1(b)(ii) of this Certificate or pursuant to the rights of the holders of any series of Preferred Stock.

Section 4.2 Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

Section 4.3 Voting Rights.

(a) Each holder of shares of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing; except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or pursuant to the DGCL.

(b) Except as otherwise expressly required in this Certificate or as required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class (or, if the holders of more than one series of Preferred Stock are entitled to vote together with the holders of Class A Common Stock and Class B Common Stock, together as a single class with the holders of such other series of Preferred Stock) on all matters submitted to the vote of stockholders generally. There shall be no cumulative voting.

Section 4.4 Dividends, Stock Splits or Combinations.

(a) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock to the extent not prohibited by law, at the times and in the amounts as the Board in its discretion may determine.

(b) Dividends of cash or property shall not be declared or paid on shares of Class B Common Stock, except for: (i) the holders of Class B Common Stock shall be entitled to receive, except to the extent prohibited by law, a mandatory cash dividend, paid quarterly, in an amount per share of Class B Common Stock equal to (A) $20,000 divided by (B) the number of shares of Class B Common Stock then outstanding; and (ii) as provided in Section 4.4(c) with respect to stock dividends.

(c) In no event shall any stock dividend, stock split, reverse stock split or combination or subdivision of stock be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless either:

(1) (i) a corresponding Stock Adjustment in the class of Common Stock not so adjusted (or corresponding voting power adjustment in the case of shares of Class B Common Stock) at the time outstanding is made in the same proportion and the same manner and (ii) the Corporation causes the Stock Adjustment to be reflected in the same economically equivalent manner on all OpCo Units; or

(2) the act or transaction is approved by the affirmative vote of the holders of each of (i) a majority of the Class A Common Stock outstanding, voting as a separate class; and (ii) a majority of the Class B Common Stock outstanding, voting as a separate class.

Stock dividends with respect to Class A Common Stock may only be paid with Class A Common Stock or Preferred Stock (or rights to acquire Class A Common Stock or Preferred Stock). Stock dividends with respect to Class B Common Stock may only be paid with Class B Common Stock or Preferred Stock (or rights to acquire Class B Common Stock or Preferred Stock). This Section 4.4(c) shall not be amended unless (i) corresponding changes are made to the OpCo Limited Liability Company Agreement and (ii) such amendment is approved by the affirmative vote of the holders of at least 80% of the Class B Common Stock outstanding, voting as a separate class.

Section 4.5 Liquidation and Other Events. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the remaining assets of the Corporation available for distribution shall (i) first be distributed, pari passu, to the holders of Class B Common Stock, ratably in proportion to the number of shares of Class B Common Stock, until the holders of all outstanding Class B Common Stock have received $0.014 (which amount shall be adjusted accordingly in the case of any stock split, subdivision or combination with respect to Class B Common Stock) in respect of each share of Class B Common Stock then outstanding (the “Class B Liquidation Preference”), and (ii) then be distributed, pari passu, to the holders of all outstanding shares of Class A Common Stock, ratably in proportion to the number of shares of Class A Common Stock. Without limiting the rights of the holders of Class B Common Stock to exchange their shares of Class B Common Stock, together with the corresponding OpCo Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Class A Common Stock in accordance with the Exchange Agreement (or for the amounts payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding-up), the holders of shares of Class B Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the Class B Liquidation Preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 4.6 Issuance and Transfers of Class B Common Stock.

(a) For the avoidance of doubt, a holder of Class B Common Stock may surrender such shares of Class B Common Stock to the Corporation for no consideration at any time. Following the surrender of any shares of Class B Common Stock to the Corporation, the Corporation will take all necessary actions to retire such shares and such shares will not be reissued by the Corporation.

(b) No shares of Class B Common Stock may be issued except to a holder of OpCo Units, such that after such issuance of Class B Common Stock such holder of OpCo Units holds an identical number of OpCo Units and shares of Class B Common Stock; provided, that no shares of Class B Common Stock shall be cancelled in connection with a transfer of an equal number of shares of Class B Common Stock and OpCo Units in accordance with Section 4.6(c) and the provisions of the Exchange Agreement and the OpCo Limited Liability Company Agreement. Any stock certificate representing shares of Class B Common Stock shall include a legend referencing the transfer restrictions set forth herein.

(c) No holder of Class B Common Stock may transfer or assign shares of Class B Common Stock (or any legal or beneficial interest in such shares) to any person unless such holder transfers a corresponding number of OpCo Units to the same person in accordance with the provisions of the Exchange Agreement and the Opco Limited Liability Company Agreement. If any outstanding share of Class B Common Stock ceases to be held by a holder of a corresponding OpCo Unit, such share shall automatically and without further action on the part of the Corporation or such holder be transferred to the Corporation for no consideration and retired.

(d) To the extent OpCo Units are issued to any person, such holder of one or more OpCo Units shall have the right to acquire an equal number of fully paid and non-assessable shares of Class B Common Stock (subject to adjustment as set forth herein) for consideration equal to the aggregate par value thereof, to the same person to which such OpCo Units are issued.

Section 4.7 Shares Deliverable in Exchange. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of the issuance upon exchange of Paired Interests, the number of shares of Class A Common Stock that are issuable upon exchange of all outstanding Paired Interests pursuant to the Exchange Agreement; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of the Corporation) or, at the Corporation’s election, cash of an equivalent value in accordance with the Exchange Agreement. Each share of Class A Common Stock that is issued upon the exchange of any Paired Interests will, upon issuance, be validly issued, fully paid and non-assessable.

Section 4.8 Reclassifications. In the event of a reclassification, recapitalization or other similar transaction as a result of which the shares of Class A Common Stock are converted into or exchanged for another security, cash or any other property, then a holder of shares of Class B Common Stock shall be entitled to receive upon conversion or exchange of such shares (together with an equal number of OpCo Units) the number of such securities or the amount of cash or other property that such holder would have received if such conversion or exchange had occurred immediately prior to the record date of such reclassification, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any stock split or dividend, reclassification or otherwise) or combination (by reverse stock split, reclassification or otherwise) of such security that occurs after the effective time of such reclassification, recapitalization or other similar transaction or, at the Corporation’s election, cash of an equivalent value in accordance with the Exchange Agreement.

ARTICLE V

RELATED PARTY TRANSACTIONS AND CORPORATE OPPORTUNITIES

The following provisions have been inserted in recognition of the facts set forth in Section 13.1 of Article XIII of this Certificate and are inserted for the management of the business and for the conduct of the affairs of the Corporation, in furtherance of and not in limitation of the powers conferred by law:

Section 5.1 Related Party Transactions. No contract or other transaction of the Corporation with any other person, firm, corporation or other entity in which the Corporation has an interest, shall be invalidated by the fact that any one or more of the directors or officers of the Corporation, individually or jointly with others, may be a party to or may be interested in any contract or transaction so long as the contract or other transaction is approved by the Board in accordance with the DGCL.

Section 5.2 Corporate Opportunities.

(a) In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of Diamondback Energy, Inc. (“Diamondback”) and its respective Affiliates (defined below) may serve as directors or officers of the Corporation, (ii) Diamondback and its respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees or officers of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Section 5.2 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve Diamondback, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

(b) None of (i) Diamondback or any of its Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its subsidiaries now engages or proposes to engage or (y) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty, in each case, by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its subsidiaries, except as provided in paragraph (c) of this Section 5.2. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself and the Corporation or any of its subsidiaries, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its subsidiaries and, to the fullest extent permitted by the DGCL, shall not (A) be deemed to have acted in bad faith or in a manner inconsistent with the best interests of the Corporation or its stockholders or to have acted in a manner inconsistent with or opposed to any fiduciary duty to the Corporation or its stockholders or (B) be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, in each case, by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself or himself, or offers or directs such corporate opportunity to another Person.

(c) The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation and the provisions of Section 5.2(b) shall not apply to any such corporate opportunity.

(d) In addition to and notwithstanding the foregoing provisions of this Section 5.2, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(e) For purposes of this Section 5.2, “Affiliate” shall mean (i) in respect of Diamondback, any person that, directly or indirectly, is controlled by Diamondback, controls Diamondback or is under common control with Diamondback and shall include any principal member, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation ), (ii) in respect of a Non-Employee Director, any person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (iii) in respect of the Corporation, any person that, directly or indirectly, is controlled by the Corporation other than a person who is an Affiliate of Diamondback pursuant to clause (i) of this paragraph.

(f) To the fullest extent permitted by law, any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 5.2.

ARTICLE VI

BOARD OF DIRECTORS

Section 6.1 Board Powers. Except as otherwise provided in this Certificate, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (as amended or restated from time to time, the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Certificate; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 6.2 Number, Election and Term.

(a) The number of directors constituting the Board shall be not fewer than three nor more than twelve. Subject to the previous sentence, the precise number of directors of the Corporation, other than those who may be elected by the holders of one or more series of Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

(b) Subject to Section 6.5, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 6.3 Newly Created Directorships and Vacancies. Subject to Section 6.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 6.4 Removal. Subject to Section 6.5, any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class and acting at a meeting of the stockholders called and held in accordance with the DGCL, this Certificate and the Bylaws.

Section 6.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article VI, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article VI unless expressly provided by such terms.

Section 6.6 Rights with respect to Diamondback Designees.

(a) In connection with any annual or special meeting of stockholders of the Corporation at which directors are elected (or any action by stockholder consent to elect directors in lieu of a stockholder meeting), for so long as the Diamondback Entities collectively beneficially own at least 25% of the outstanding Common Stock, Diamondback shall have the right to designate up to three persons to serve as directors of the Company (any person so designated, a “Diamondback Designee”).

(b) Initially there are two Diamondback Designees: Travis D. Stice and Kaes Van’t Hof, and the size of the Board shall be increased to allow for the election or appointment, as applicable, of any additional Diamondback Designees. In the event of the removal, death or resignation of a Diamondback Designee, Diamondback shall have the right to designate a replacement Diamondback Designee to fill the resulting vacant directorship. Before the expiration of a Diamondback Designee’s term of office at a meeting of stockholders (or pursuant to a stockholder consent in lieu of a meeting), Diamondback may designate a successor Diamondback Designee as a replacement to serve as a director upon the expiration of the term of the predecessor designee.

(c) Whenever Diamondback designates a Diamondback Designee to serve as a director of the Corporation pursuant to this Certificate of Incorporation, Diamondback will cause such designee to complete all questionnaires then required of the other directors of the Corporation and shall make the designee available for an interview with the Board or one of its authorized committees. The Board shall promptly nominate (in the case of a director election by stockholders) or appoint (in the case of a vacancy or newly created directorship) the Diamondback Designee as a director unless the Board withholds its consent to such designee, provided that such consent shall not be unreasonably withheld. If the Board withholds its consent, the Board shall notify Diamondback of its objections to the Diamondback Designee in a writing that explains with reasonable detail the basis for withholding consent. If the Board reasonably withholds its consent, Diamondback shall designate a substitute person as a Diamondback Designee who shall be nominated (in the case of a director election by stockholders) or appointed (in the case of a vacancy or newly created directorship) as a director of the Corporation by the Board in accordance with, and subject to, this paragraph.

(d) For the avoidance of doubt, the rights provided to Diamondback in this Section 6.6 are not exclusive, and Diamondback shall have the same rights and privileges that are accorded to other stockholders with respect to the nomination, election and removal of all directors and may exercise any rights or privileges of proxy access accorded to stockholders under this Certificate of Incorporation, the Bylaws or applicable law.

(e) The foregoing provisions of this Section 6.6 have been inserted in this Certificate of Incorporation in accordance with Section 141(a) of the Delaware General Corporation Law. The Board of Directors is hereby directed to comply with this Section 6.6, and the business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors constituted, appointed and elected in accordance with this Article VI, including this Section 6.6.

(f) Whenever the Corporation solicits proxy or consent materials for the election of directors, the Corporation shall include in its proxy or consent materials, and on each proxy or consent card, each Diamondback Designee, irrespective of whether the Board has reasonably withheld its consent to the Diamondback Designee’s appointment as a director or nomination for director election. The proxy materials shall also contain a statement by Diamondback in favor of each Diamondback Designee, provided that Diamondback shall be solely responsible for any liability relating to any inaccuracy in such statement. Neither Diamondback, nor any Diamondback Designee, shall be subject to the provisions in the Bylaws that (but for this Article) would otherwise apply for the nomination by stockholders of candidates for director election or that would otherwise apply to allow stockholders to include such candidates in the Corporation’s proxy materials or on its proxy card.

(g) The provisions of this Section 6.6 shall apply notwithstanding any other provision of this Certificate of Incorporation to the contrary. In addition to any other vote required or provided by law, any amendment, alteration or repeal of, or the adoption of any provision inconsistent with, this Section 6.6, in each case, whether by merger, consolidation, conversion or otherwise, shall require the affirmative vote of the holders of at least 75% of the voting power of the Class A Common Stock and Class B Common Stock, considered together as one class. From and after the first date that the Diamondback Entities collectively beneficially own less than 25% of the outstanding Common Stock, this Section 6.6 shall no longer be effective and shall be rendered inoperative, except that any Diamondback Designee then serving as a director of the Corporation shall serve the remainder of his or her term of office and shall continue in office until his or her resignation or removal or until a successor is elected and qualified.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

Section 8.1 No Action by Written Consent. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders, unless the Board approves in advance the taking of such action by means of written consent of the stockholders.

Section 8.2 Special Meetings. Except as otherwise required by law or the terms of any one or more series of Preferred Stock, special meetings of stockholders of the Corporation may be called by any of the following: (i) at any time by any of the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Whole Board; and (ii) subject to the procedures and limitations set forth in the Bylaws, by the Chairman of the Board or the Board following receipt by the Secretary of the Corporation of the written request (which request shall comply with the requirements and procedures set forth in the Bylaws) of one or more stockholders of the Corporation (acting on their own behalf and not by assigning or delegating their rights to any other person or entity) that hold, for their own accounts, beneficial ownership of at least 20% of the issued and outstanding voting stock of the Corporation entitled to vote generally in the election of directors. Special meetings of stockholders of the Corporation may not be called by any person or persons other than those specified in this Section 8.2.

Section 8.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE IX

LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION AND

ADVANCEMENT OF EXPENSES

Section 9.1 Limitation of Director and Officer Liability. To the fullest extent that the DGCL or any other law of the State of Delaware (as the same exists or is hereafter amended) permits the limitation or elimination of the liability of directors or officers, no person who is or was a director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Any repeal or amendment of this Section 9.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 9.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors and/or officers) and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision. Solely for purposes of this Section 9.1, “officer” shall have the meaning determined in accordance with Section 102(b)(7) of the DGCL, as amended from time to time.

Section 9.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such proceeding. The right to indemnification conferred by this Section 9.2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses under this Section 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.2, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 9.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 9.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article IX, all rights, preferences and privileges herein conferred upon stockholders, directors, officers or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

ARTICLE XI

SECTION 203

The Corporation shall not be governed by the provisions of Section 203 of the DGCL.

ARTICLE XII

CHOICE OF FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Certificate or Bylaws; or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. The foregoing sentence shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in share of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII.

ARTICLE XIII

OTHER MATTERS

Section 13.1 Acknowledgments. The provisions of Section 6.6 and this Article XIII have been adopted and effected in recognition that:

(a) The Corporation engages in a line of business to own and acquire mineral and royalty interests in oil and natural gas properties.

(b) The Corporation has entered into, and desires to continue to enter into, leases of its mineral or other oil and gas interests with one or more Diamondback Entities as the operator.

Section 13.2 Services Agreement. The Board of Directors is hereby authorized and directed to cause the Corporation to perform its obligations pursuant to the Services Agreement, and the business and affairs of the Corporation may be managed in accordance with the terms of the Services Agreement.

Section 13.3 Officer Appointments.

(a) So long as Diamondback Entities collectively own at least 25% of all outstanding shares of Common Stock, the Board shall not appoint any person other than a Seconded Employee (as defined in the Services Agreement) as an executive officer of the Corporation unless such appointment is approved, in advance of the effectiveness of such appointment, by either (i) the written consent of Diamondback (which consent shall not be unreasonably withheld or conditioned) or (ii) the affirmative vote of the holders of at least 80% of the voting power of the capital stock of the Corporation entitled to vote thereon.

(b) During the term of the Services Agreement, with respect to any Seconded Employee (as defined in the Services Agreement) who may be a “named executive officer” (as defined in Item 402(a)(3) of Regulation S-K promulgated under the Securities Exchange Act of 1934) of the Corporation or of Diamondback, the Corporation shall not pay, award or issue any equity compensation (or any other compensation) to such Seconded Employee unless such payment, award or issuance is approved by either (i) the written consent of Diamondback (which consent shall not be unreasonably withheld or conditioned) or (ii) the affirmative vote of the holders of at least 80% of the voting power of the capital stock of the Corporation entitled to vote thereon.

Section 13.4 Authorization; Amendment; and Effect.

(a) The foregoing provisions of this Article XIII have been adopted pursuant to Section 141(a) of the DGCL, and the Board of Directors of the Corporation shall manage the business and affairs of the Corporation in a manner consistent with such provisions. The directors of the Corporation shall have no duty to consider or take any action inconsistent with this Article XIII.

(b) In addition to any other vote required or provided by law, any amendment, alteration or repeal of, or the adoption of any provision inconsistent with, this Article XIII, in each case, whether by merger, consolidation, conversion or otherwise, shall require the affirmative vote of the holders of at least 75% of the voting power of the Class A Common Stock and Class B Common Stock, considered together as one class.

(c) From and after the first date that the Diamondback Entities collectively beneficially own less than 25% of the outstanding shares of Common Stock, Sections 13.1 through Sections 13.3 and subsection (a) and (b) of this Section 13.4 of this Article XIII shall no longer be effective in any respect and shall be rendered inoperative.

ARTICLE XIV

CERTAIN DEFINITIONS AND OTHER PROVISIONS

Section 14.1 Certain Definitions. As used in this Certificate, unless the context otherwise requires or as set forth in another Article or Section of this Certificate, the term:

(a) “Diamondback Entity” means Diamondback or any of its subsidiaries (excluding the Corporation and its subsidiaries, including Viper OpCo).

(b) “Exchange Agreement” means that certain Amended and Restated Exchange Agreement, among the Corporation, Viper OpCo, Diamondback and Diamondback E&P LLC, as such agreement may be amended, supplemented, or restated from time to time.

(c) “OpCo Limited Liability Company Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of Viper OpCo, dated [ ], 2025, and as it may be further amended, supplemented, or restated from time to time.

(d) “OpCo Unit” means a limited liability company interest in Viper OpCo having the rights and obligations specified with respect to a “Unit” in the OpCo Limited Liability Company Agreement.

(e) “Paired Interest” means one OpCo Unit together with one share of Class B Common Stock, subject to adjustment pursuant to the Exchange Agreement.

(f) “person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(g) “Services Agreement” means that certain Services and Secondment Agreement among the Corporation, Viper OpCo, and Diamondback E&P LLC, as such agreement may be further amended, supplemented or restated from time to time.

(h) “Viper OpCo” means Viper Energy Partners LLC or its successor.

Section 14.2 Facts Ascertainable. When the terms of this Certificate refer to a specific agreement or other document or a decision by any body, person or entity to determine the meaning or operation of a provision of this Certificate, the Secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise expressly provided in this Certificate, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

Section 14.3 Severability. To the extent that any provision of this Certificate is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Certificate, and following any determination by a court of competent jurisdiction that any provision of this Certificate is invalid or unenforceable, this Certificate shall contain only such provisions (i) as were in effect immediately before such determination and (ii) were not so determined to be invalid or unenforceable.

Section 14.4 Effective Time. This Certificate of Incorporation shall become effective at [●] (local time in Wilmington, Delaware) on [●], 2025 (the “Effective Time”).

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation, on     , 2025.

By:
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

Annex C

AMENDED AND RESTATED BYLAWS

OF

VIPER ENERGY, INC.

A DELAWARE CORPORATION

(THE “CORPORATION”)

ADOPTED AS OF [●], 2025

AMENDED AND RESTATED BYLAWS

OF

VIPER ENERGY, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the Corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings.

(a) Right to Call Special Meetings. Except as otherwise required by law or provided in the Corporation’s Certificate of Incorporation (as such may be amended, restated or otherwise modified from time to time, the “Certificate of Incorporation”) or the terms of any one or more series of preferred stock of the Corporation (“Preferred Stock”), special meetings of stockholders of the Corporation may be called by any of the following: (i) at any time by the Chairman of the Board, the Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Whole Board (as defined below); and (ii) by the Chairman of the Board or the Board following receipt by the Secretary of the Corporation of the written request (which request shall comply with the requirements and procedures set forth in this Section 2.2) of one or more stockholders of the Corporation (acting on their own behalf and not by assigning or delegating their rights to any other person or entity) that together have continuously held, for their own accounts, beneficial ownership of at least 20% aggregate “net long position” of the issued and outstanding voting stock of the Corporation entitled to vote generally in the election of directors (the “Requisite Percent”) for at least one year prior to the date such request is delivered to the Corporation and at the special meeting date. For purposes of determining the Requisite Percent, “net long position” shall be determined with respect to each requesting stockholder by subtracting such stockholder’s short position from such stockholder’s long position, based on Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as such Rule is amended from time to time or, if applicable, any successor Rule), provided that: (i) for the purposes of such definition, reference in such Rule to: (A) the “date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date of the relevant special meeting request; (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the primary securities exchange on which such stock is listed on such date (or, if such date is not a trading day, the next succeeding trading day); (C) the “person whose securities are the subject of the offer” shall refer to the Corporation; and (D) a “subject security” shall refer to the issued and outstanding voting stock of the Corporation; and (ii) the net long position of such stockholder shall be reduced by the number of shares as to which such stockholder does not, or will not, have the right to vote on its own behalf at the special meeting or as to which such stockholder has entered into any derivative or other agreement, arrangement, or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Special meetings of stockholders of the Corporation may not be called by any person or persons other than those specified in this Section 2.2(a) and the Certificate of Incorporation. For purposes of these Bylaws, the “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

(b) Stockholder Requests for Special Meetings. In order for a special meeting upon stockholder request (a “stockholder requested special meeting”) to be called, one or more requests for a special meeting (each, a “special meeting request,” and collectively, the “special meeting requests”) must be signed by the stockholders of the Corporation holding the Requisite Percent of the voting stock of the Corporation and must be delivered to the Secretary at the principal executive offices of the Corporation by registered or certified mail, return receipt requested; provided, however, that no stockholder requested special meeting shall be called pursuant to any special meeting request unless one or more special meeting requests relating to such meeting from stockholder(s) constituting the Requisite Percent have been delivered to the Secretary in compliance with all of the requirements of Section 2.2 of these Bylaws within 60 days of the earliest dated special meeting request in respect of such stockholder requested special meeting. The special meeting request(s) shall: (i) set forth the name and address, as they appear on the Corporation’s books and records maintained by the Corporation’s transfer agent and registrar, of each stockholder of the Corporation signing such request, together with the identity of the beneficial owner, if any, directing such stockholder of record to submit such request; (ii) state the specific purpose or purposes of the special meeting, the matter or matters proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), which language shall be contained in the notice of special meeting required by Section 2.3 of these Bylaws; (iii) bear the date of signature of each such stockholder signing the special meeting request; (iv) provide documentary evidence that the stockholder(s) requesting the special meeting together have continuously owned, for their own account, the Requisite Percent for at least one year prior to the date such special meeting request is delivered to the Corporation and attach a notarized affidavit swearing to the net long position of such stockholder(s); (v) provide a representation by each stockholder signing the special meeting request that such stockholder intends to appear in person at the stockholder requested special meeting and is entitled to vote thereat, and an agreement to promptly inform the Corporation in the event such representation becomes inaccurate (in which event any shares of voting stock of the Corporation owned by such stockholder shall cease to be counted as contributing to the Requisite Percent); (vi) provide a representation by each stockholder signing the special meeting request that such stockholder intends to continue net long ownership of such shares through the date of the special meeting and an agreement to promptly inform the Corporation in the event such representation becomes inaccurate (in which event any shares of voting stock of the Corporation owned by such stockholder shall cease to be counted as contributing to the Requisite Percent); (vii) provide the acknowledgement of each stockholder signing the special meeting request that the special meeting request shall be deemed to be revoked (and any special meeting scheduled in response thereto may be cancelled) if the net long position in shares of voting stock owned by such signing stockholders is less than the Requisite Percent at any time between the date of the special meeting request and the date of the applicable special meeting; (viii) with respect to special meeting requests related to the election of directors, include all additional information required by Section 3.2 to be included in a stockholder’s notice of nomination of persons for election to the Board; and (ix) with respect to all other special meeting requests, include all additional information required by Section 2.7 to be included in a stockholder’s notice of business (other than the nomination of persons for election to the Board) to be brought before an annual meeting. A beneficial owner who wishes to deliver a special meeting request must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the special meeting request. If a stockholder of record is the nominee for more than one beneficial owner of stock, the stockholder of record may deliver a special meeting request solely with respect to the capital stock of the Corporation beneficially owned by the beneficial owner(s) who are directing such stockholder of record to sign such special meeting request.

(c) Revocation of Special Meeting Requests.

(i) Any requesting stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation;

(ii) All special meeting requests shall be deemed to be revoked upon the first date that, after giving effect to any revocation(s), the net long position in the shares of voting stock of the Corporation owned by the stockholders listed on the unrevoked special meeting requests decreases to a number of shares representing less than the Requisite Percent.

(iii) If the revocation of all special meeting requests (giving effect to deemed revocations pursuant to Section 2.2(c)(ii)) has occurred, then the Board, in its discretion, may cancel the special meeting of the stockholders (or, if the special meeting has not yet been called, may direct the Chairman of the Board or Chief Executive Officer, as applicable, not to call such a meeting).

(d) Business Considered at Special Meetings. Business transacted at any stockholder requested special meeting shall be limited to the purpose(s) stated in the valid special meeting request(s) signed by stockholders holding the Requisite Percent of the Corporation’s voting stock; provided, however, that nothing herein shall prohibit the Board from submitting matters, whether or not described in the stockholder special meeting request(s), to the stockholders at any stockholder requested special meeting. If none of the stockholders who submitted a special meeting request appears at or sends a qualified representative to the stockholder requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the Corporation need not present such matters for a vote at such meeting, notwithstanding the fact that proxies or votes may have been received by the Corporation with respect thereto.

(e) Improper or Overlapping Business. Notwithstanding anything to the contrary contained in this Section 2.2 or these Bylaws, the Secretary shall not accept and shall consider ineffective a special meeting request, and neither the Chairman of the Board nor the Board (following receipt by the Secretary of the Corporation of the written request pursuant to Section 2.2(a)(ii), which request has been delivered to the Corporation in compliance with the requirements of Section 2.2 of these Bylaws) shall be required to call a stockholder requested special meeting in connection therewith, if:

(i) the special meeting request relates to an item of business that (A) is not a proper subject for stockholder action under these Bylaws or applicable law, (B) is the same or a similar to an item of business that was presented at any meeting of stockholders held within 120 calendar days prior to the receipt by the Corporation of the special meeting request; or (C) is the same or similar to an item included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held;

(ii) the special meeting request is received by the Corporation (A) during the period commencing 90 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders and ending on the date of the next annual meeting of stockholders or (B) in the 30 days following the date of any annual meeting of stockholders; or

(iii) the special meeting request otherwise does not comply with or has not been delivered in accordance with the provisions of this Section 2.2. Nominations pursuant to Section 3.4 of these Bylaws may not be made in connection with a special meeting of stockholders.

For purposes of Section 2.2(e)(i)(B), the removal of directors and the filling of resulting vacancies shall be considered the same or similar to the election of directors at the preceding annual meeting of stockholders.

(f) Determination by the Board. Except as otherwise provided by law, in the case of a stockholder requested special meeting, the Board shall have the power and duty: (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the requirements and procedures set forth in this Section 2.2 and other applicable provisions of these Bylaws; and (ii) if any proposed nomination or business was not made or proposed in accordance with the requirements and procedures set forth in this Section 2.2 and other applicable provisions of these Bylaws or applicable law, to declare that such nomination shall be disregarded (and such nominee shall be disqualified from standing for election or re-election) or that such proposed business shall not be transacted. The Board, in its discretion, also may cancel a special meeting (or, if the special meeting has not yet been called, may direct the Chairman of the Board or the Chief Executive Officer, as applicable, not to call such a meeting) if, at any time after receipt by the Secretary of the Corporation of a proper special meeting request, there are no longer valid special meeting requests from stockholders holding in the aggregate at least the Requisite Percent, whether because of revoked requests or otherwise.

(g) Right to Engage Independent Inspectors. In the event of the delivery, in the manner provided in this Section 2.2, to the Corporation of the requisite special meeting request or requests and/or any related revocation or revocations, the Board may engage, in its discretion, one or more nationally recognized independent inspectors for the purpose of promptly performing a ministerial review of the validity of the requests and/or revocations. For the purpose of permitting the inspectors to perform such review, no special meeting request shall be granted until such date as the independent inspectors certify to the Board and the Corporation that the special meeting request(s) delivered to the Corporation in accordance with this Section 2.2, and not revoked, by such stockholder(s) (acting on their own behalf and not by assigning of delegating their rights to any other person or entity) together represent at least the Requisite Percent of the Corporation’s voting stock that has been continuously held by such stockholders, for their own account, for at least one year prior to the date of delivery of such requests to the Corporation, all in accordance with this Section 2.2. Nothing contained in this Section 2.2 shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any request or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(h) Place, Time and Date of Special Meetings. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the special meeting given under Section 2.3 of these Bylaws, provided that the Board may in its sole discretion determine that the special meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a), provided further that, except as otherwise set forth in these Bylaws or unless a later date is required in order to allow the Corporation to file the information required under Item 8 (or any other applicable provision) of Schedule 14A under the Exchange Act, if applicable, the date of any stockholder requested special meeting shall be: (i) not more than 90 days after the determination of the validity of the special meeting request(s) by the independent inspectors; or (ii) if no such independent inspectors are engaged to review the validity of one or more special meeting requests, not more than 90 days after the special meeting request(s) complying with the requirements and procedures of this Section 2.2 have been delivered to the Secretary of the Corporation.

Section 2.3 Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting shall be given in any manner permitted by Section 9.3 to the stockholders entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Such notice shall be given by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(b)) given before the date previously scheduled for such meeting.

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order for each class of stock and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If and to the extent authorized by the Board, the voting by stockholders or proxyholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxyholder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote.

(i) Uncontested Election. Subject to the rights of any holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, in an election of directors other than a contested election, each director shall be elected by a vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.5(d)(i), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In an uncontested election, any incumbent director who is not elected because he or she does not receive a majority of the votes cast shall immediately tender his or her resignation for consideration by the Board. The Board will evaluate whether to accept or reject such resignation or whether other action should be taken; provided, however, that the Board will act on such resignation, and the Corporation shall publicly disclose the Board’s decision to accept or reject such resignation and, if applicable, the rationale behind such decision, within 90 days from the date of the certification of the director elections results. The Board may fill any vacancy resulting from the non-election or resignation of a director as provided in these Bylaws or the Certificate of Incorporation.

(ii) Contested Election. Subject to the rights of any holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, in a contested election, each director shall be elected by a plurality of the votes cast, which shall mean that the directors receiving the largest number of “for” votes will be elected in such contested election, at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.5(d), a contested election means an election in which (i) as of the last day for giving notice of a stockholder nominee, a stockholder has nominated a candidate for director in accordance with the requirements of these Bylaws, and (ii) as of the date that notice of the annual meeting is given, the Board considers that a stockholder-nominated director candidacy has created a bona fide election contest.

(iii) All Other Matters. Except as set forth in Section 2.5(d)(i) and Section 2.5(d)(ii), all other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector(s) of election or alternate(s) are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their reports of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. When a meeting is adjourned to another time or place, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 2.3 of these Bylaws. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.3, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board or an authorized committee thereof, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record both on the date of the giving of the notice provided for in this Section 2.7(a) and on the date for such annual meeting and who is entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 3.2 or Section 3.4 of these Bylaws, and this Section 2.7 shall not be applicable to nominations.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iv), a stockholder’s notice to the Secretary with respect to such business, to be timely, must (x) comply with the provisions of this Section 2.7(a)(i) and (y) be timely updated and/or supplemented by the times and in the manner required by the provisions of Section 2.7(a)(iii). A stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such anniversary date, or if no annual meeting was held or deemed to have been held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The adjournment, rescheduling or postponement of an annual meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth (A) as to each such matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and any material interest (including any substantial interest within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the text of the proposed amendment) and (3) the reasons for conducting such business at the annual meeting, (B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly owned beneficially by such stockholder and by any Stockholder Associated Person, (D) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (E) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation, (F) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of this Section 2.7 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (G) any rights owned beneficially by such stockholder or Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (H) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (I) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (J) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person or any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (K) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors (even if an election contest is not involved), or would be otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (L) a representation that such stockholder (or a qualified representative thereof) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to solicit proxies in connection with the proposal.

(iii) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.7(a) shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (x) in the case of the update and supplement required to be made as of such record date, not later than five business days after such record date and (y) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof).

(iv) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business (other than nominations) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(v) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; and a failure to comply therewith shall be deemed a failure to comply with this Section 2.7. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Definitions. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the United States Securities and Exchange Commission (“SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act; “Stockholder Associated Person” shall mean for any stockholder (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii); and a “qualified representative” of a stockholder shall mean a duly authorized officer, manager, trustee or partner of such stockholder or a person authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing or reproduction must be delivered to the Corporation not fewer than five business days before the stockholder meeting. For purposes of these Bylaws, “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on the applicable calendar day, whether or not the day is a business day; and “opening of business” shall mean 9:00 a.m. local time at the principal executive offices of the Corporation on the applicable calendar day, whether or not the day is a business day.

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the

Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) any additional attendance or other procedures or requirements for stockholders submitting a proposal pursuant to Rule 14a-8 under the Exchange Act. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Consents in Lieu of Meeting. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, unless the Board approves in advance the taking of such action by means of written consent of stockholders, in which case such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation to its registered office in the State of Delaware, the Corporation’s principal place of business, or the Secretary of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation by delivery to the Corporation’s registered office in the State of Delaware, the Corporation’s principal place of business, or the Secretary. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to the action to be taken and transmitted by a stockholder, proxyholder or a person or persons authorized to act for a stockholder or proxyholder shall be deemed to be written, signed and dated for purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine that such transmission was transmitted by a stockholder or proxyholder (or by a person authorized to act for a stockholder or proxyholder) and the date on which such stockholder, proxyholder or authorized person transmitted such transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and delivered to the Corporation by delivery either to the Corporation’s registered office in the State of Delaware, the Corporation’s principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the limitations on delivery in the previous sentence, consents given by electronic transmission may be otherwise delivered to the Corporation’s principal place of business or to the Secretary if, to the extent, and in the manner provided by resolution of the Board. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders were delivered to the Corporation as provided in this Section 2.9.

Section 2.10 Delivery to the Corporation. Except as otherwise set forth in Section 2.9, whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the Delaware General Corporation Law (“DGCL”)) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

Section 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures or the procedures set forth in Section 3.4 of these Bylaws shall be eligible for election as directors by the stockholders of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or an authorized committee thereof, (ii) by any stockholder of the Corporation (x) who is a stockholder of record both on the date of the giving of the notice provided for in this Section 3.2 and on the date of the applicable meeting and who is entitled to vote in the election of directors at such meeting and (y) who complies with the notice procedures and other requirements set forth in this Section 3.2, (iii) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 2.2 of these Bylaws, or (iv) by any Eligible Holder (as defined below) who satisfies the requirements and complies with the procedures set forth in Section 3.4 of these Bylaws. For the avoidance of doubt, the foregoing clause (ii), (iii) and (iv) shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, (1) such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, (2) such stockholder must have complied in all respects with the requirements of Regulation 14A under the Exchange Act including, without limitation, the applicable requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time), and (3) the Board, an authorized committee thereof or an executive officer designated thereby shall determine that the stockholder has satisfied the requirements of this

Section 3.2 as well as the satisfaction of any undertaking delivered under Section 3.2(d) below. To be timely, a stockholder’s notice to the Secretary must (x) comply with the provisions of this Section 3.2(b) and (y) be timely updated and/or supplemented by the times and in the manner required by the provisions of Section 3.2(e). A stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days after such anniversary date, or if no annual meeting was held or deemed to have been held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation; and (ii) in the case of a special meeting of stockholders (other than a stockholder requested special meeting) called for the purpose of electing directors, not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. The public announcement of an adjournment, rescheduling or postponement of an annual meeting or special meeting for which notice has been given or for which a public announcement of the date of the meeting has been made by the Corporation shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

Notwithstanding any other provision of these Bylaws, in the case of a stockholder requested special meeting, no stockholder may nominate a person for election to the Board or propose any other business to be considered at the meeting, except pursuant to the stockholder special meeting request(s) delivered for such special meeting pursuant to Section 2.2(b).

(c) In no event may a nominating stockholder provide timely notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. Notwithstanding anything in Section 3.2(b) to the contrary, if the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board at least 10 days before the last day a stockholder may deliver a notice in accordance with Section 3.2(b) above, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) a written undertaking by the stockholder giving the notice that such stockholder or a Stockholder Associated Person will solicit holders of shares representing at least 67% of the voting power of the stock entitled to vote in the election of directors in accordance with Rule 14a-19 under the Exchange Act, if applicable; (ii) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned of record or are directly or indirectly owned beneficially by the person, (D) any Derivative Instrument directly or indirectly owned beneficially by such nominee and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (F) the questionnaire, representation and agreement required by Section 3.2(i), completed and signed by such nominee; and (iii) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the name and address of such stockholder as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (B) the class or series and number of shares of capital stock of the Corporation that are owned of record or directly or indirectly owned beneficially by such stockholder and any Stockholder Associated Person, (C) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person and any other direct or indirect opportunity of such stockholder or any Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (D) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of the Corporation, (E) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of this Section 3.2 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights beneficially owned, directly or indirectly, by such stockholder or Stockholder Associated Person to dividends on the shares of the Corporation that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s Family Member, (I) a description of all agreements, arrangements or understandings (written or oral) between or among such stockholder, any Stockholder Associated Person, any proposed nominee or any other person or persons (including their names) (x) pursuant to which the nomination or nominations are to be made by such stockholder, and (y) related to any subject matter that will be material in the stockholder’s solicitation of stockholders, regardless of whether such agreement, arrangement or understanding relates specifically to the Corporation, (J) a representation that such stockholder (or a qualified representative thereof) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (K) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (L) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Associated Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, and (M) a statement of whether such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, to solicit proxies for the election of the proposed nominee. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serve as a director if elected. For purposes of this Section 3.2(d), each reference to a nominating stockholder shall include, collectively, any stockholder giving the notice of director nomination or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, such beneficial owner, and if such stockholder or beneficial owner is an entity, each Control Person thereof (in each case of a stockholder, beneficial owner or Control Person, together with any Family Member thereof); and a nominating stockholder shall be deemed to be “acting in concert” with a person if such stockholder has knowingly acted (whether or not pursuant to an express agreement, arrangement or understanding) at any time during the prior two years in concert with such Person (or Control Person thereof) in relation to matters (whether or not specific to the Corporation) that will be material to the nominating stockholder’s solicitation of stockholders; provided, however, that a stockholder shall not be deemed to be acting in concert with a person whose primary business is to serve as investment manager or adviser with respect to investing and trading in securities for a client or its own account. Additionally, for purposes of this Section 3.2(d), “Control Person” shall mean, with respect to any person, collectively, (1) any direct and indirect control person of such first person, and (2) such first person’s and any control person’s respective directors, trustees, executive officers and managing members (including, with respect to an entity exempted from taxation under Section 501(1) of the Internal Revenue Code, each member of the board of trustee, board of directors, executive council or similar governing body thereof), and “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the person’s home.

(e) A stockholder providing notice of a director nomination shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.2 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by the Secretary at the principal executive offices of the Corporation (x) in the case of the update and supplement required to be made as of such record date, not later than five business days after such record date and (y) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof). In addition, at the request of the Board, a proposed nominee shall furnish to the Secretary of the Corporation within ten days after receipt of such request such information as may reasonably be required by the Corporation to (i) determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (ii) facilitate disclosure to stockholders of all material facts that, in the reasonable discretion of the Corporation, are relevant for stockholders to make an informed decision on the director election proposal, including information regarding any Stockholder Associated Person, and if such information is not furnished within such time period, the notice of such director’s nomination shall not be considered to have been timely given for purposes of this Section 3.2.

(f) Except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of one or more series of Preferred Stock to nominate and elect directors, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the applicable procedures set forth in Section 2.2(b), this Section 3.2 or Section 3.4 of these Bylaws. If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the applicable provisions of Section 2.2(a), this Section 3.2 or Section 3.4 of these Bylaws or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2 or Section 3.4 of these Bylaws, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded (and such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(g) Notwithstanding the provisions of Section 2.2 or Section 3.2 of these Bylaws, unless otherwise required by law, if any stockholder that nominates persons for election under Section 2.2 or Section 3.2 of these Bylaws (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the such proposed nominees and such nominee(s) shall be disqualified from standing for election or reelection. Upon request by the Corporation, if any nominating stockholder or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such nominating stockholder or Stockholder Associated Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(h) In addition to the provisions of Section 2.2 or Section 3.2 of these Bylaws, as applicable, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder (including, without limitation, Rule 14a-19) with respect to the matters set forth herein; and any failure to comply therewith shall be deemed a failure to comply with Section 2.2 or Section 3.2 of these Bylaws, as applicable. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation or the right of the Board to fill newly created directorships and vacancies on the Board pursuant to the Certificate of Incorporation.

(i) To be eligible to be a nominee for election or re-election pursuant to a nomination made by a stockholder under Section 2.2(b), Section 3.2(a)(ii) or Section 3.4 of these Bylaws, a stockholder must deliver with such stockholder’s request (in the case of Section 2.7 of these Bylaws) or notice (in the case of Section 3.2 or 3.4 of these Bylaws) must include a written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee (in the form provided by the Secretary within ten (10) days following a written request therefor by a stockholder of record) and a written representation and executed agreement (in the form provided by the Secretary within ten (10) days following a written request therefor by a stockholder of record) that such nominee (i) will act as a representative of all of the stockholders of the Corporation while serving as a director; (ii) has read and agrees, and, if elected to serve as a member of the Board, will be in compliance with and adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other company policies and guidelines applicable to directors; (iii) is not and will not become a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with nomination, service or action as a director of the Corporation that has not been disclosed to the Corporation prior to or concurrently with the delivery of the stockholder’s request (in the case of Section 2.2 of these Bylaws) or notice (in the case of Section 3.2 or 3.4 of these Bylaws), (2) any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation prior to or concurrently with the delivery of the stockholder’s request (in the case of Section 2.2 of these Bylaws) or notice (in the case of Section 3.2 or 3.4 of these Bylaws) or (3) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with the nominee’s fiduciary duties under applicable law; (iv) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election; (v) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made not misleading and (vi) will provide to the Corporation such other information as it may reasonably request.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board or an authorized committee thereof shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4 Proxy Access.

(a) Subject to the provisions of this Section 3.4, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(i) the name of any person nominated for election to the Board (the “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot (together with the proxy statement, the “proxy materials”), by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that, as determined by the Board or its designee, acting in good faith, has both (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 3.4 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(ii) disclosure about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(iii) any written statement included by the Nominating Stockholder in the Nomination Notice (as defined below) for inclusion in the proxy statement in support of the Nominee’s election to the Board (subject, without limitation, to Section 3.4(g)), if such statement does not exceed 500 words; and

(iv) any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 3.4.

(b) The maximum number of Nominees nominated by all Nominating Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two and (y) 20% of the total number of directors of the Corporation (rounded down to the nearest whole number) on the last day on which a Nomination Notice may be submitted pursuant to this Section 3.4 (the “Maximum Number”); provided, that (i) any individual nominated by a Nominating Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.4 who is subsequently withdrawn or that the Board itself decides to nominate for election at such annual meeting and (ii) any incumbent directors who had been Nominees, or nominees of a stockholder pursuant to Section 3.2 of these Bylaws, with respect to any of the preceding two annual meetings of stockholders and whose election at the upcoming annual meeting is being recommended by the Board, shall be counted as Nominees for purposes of determining when the Maximum Number has been reached. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 3.4(d) below but before the date of the annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. If the number of Nominees pursuant to this Section 3.4 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 3.4(d), a Nominating Stockholder becomes ineligible or withdraws its nomination, or a Nominee becomes ineligible, unwilling or unable to serve on the Board, or a Nominee is thereafter nominated for election by the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (i) shall not be required to include in its proxy materials the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Nominee will not be included as a Nominee in the proxy materials and will not be voted on at the annual meeting.

(c) For purposes of this Section 3.4:

(i) An “Eligible Holder” is a person who has owned (as defined below) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date that the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 3.4 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the annual meeting date. The “Required Ownership Percentage” is 3% or more of the Corporation’s outstanding common stock, and the “Minimum Holding Period” is 3 years. For purposes of this Section 3.4, (i) a group of funds under common management and investment control, (ii) a group of funds under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation in its sole and absolute discretion that demonstrates that the funds meet the criteria of clause (i), (ii) or (iii). For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 3.4, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(ii) An Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both:

(A) the full voting and investment rights pertaining to the shares; and

(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, any gain or loss arising from the full economic interest in such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares; provided, that the Eligible Holder has the power to recall such loaned shares on no more than five business days’ notice and has recalled such loaned shares as of the date of the Nomination Notice and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board or its designee acting in good faith.

(iii) No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) To nominate a Nominee, the Nominating Stockholder must submit the Nomination Notice no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that, subject to the immediately following sentence, if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, for notice by the Nominating Stockholder to be timely, it must be so received not later than the later of (x) the close of business on the 180th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a Nomination Notice under this Section 3.4. Within the time period specified in this Section 3.4(d) for delivering the Nomination Notice, a Nominating Stockholder must submit to the Secretary of the Corporation at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Nomination Notice”):

(i) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period)

verifying that, as of a date within seven calendar days prior to the date the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Corporation, the Nominating Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Nominating Stockholder’s agreement to provide, within five business days after (A) the record date for the annual meeting (if, prior to the record date, the Corporation (1) has made a public announcement of such record date or (2) delivered a written notice of the record date (including by electronic mail) to the Nominating Stockholder) or (B) the date on which the Corporation delivered to the Nominating Stockholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date), written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Required Shares through the record date;

(ii) a copy of the Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(iii) the information required with respect to the nomination of directors pursuant to Section 3.2 of these Bylaws;

(iv) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(v) the consent of each Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(vi) a representation and warranty by the Nominating Stockholder (including each group member):

(A) that the Nominating Stockholder acquired the Required Shares in the ordinary course of business and neither the Nominating Stockholder nor the Nominee nor their respective affiliates and associates acquired, or are holding, securities of the Corporation for the purpose, or with the effect, of influencing or changing control of the Corporation;

(B) that the Nominating Stockholder intends to maintain the Required Ownership Percentage through the date of the annual meeting and as to whether or not the Nominating Stockholder intends to continue to hold the Required Shares for at least one year following the annual meeting;

(C) that the Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(D) that the Nominating Stockholder has not nominated and will not nominate for election any individual as a director at the annual meeting other than its Nominee(s);

(E) that the Nominating Stockholder has not and will not engage in a, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Rule 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board; and

(F) that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting;

(vii) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(viii) an executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees to:

(A) comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) file any written solicitation materials with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Nominee with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(D) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers, employees, agents, affiliates, Control Persons or other persons acting on behalf of the Corporation individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents, affiliates, Control Persons or other persons acting on behalf of the Corporation arising out of or relating to a failure or alleged failure of the Nominating Stockholder or the Nominee to comply with, or any breach or alleged breach of, his, her or its, as applicable, obligations, agreements or representations under this Section 3.4; and

(E) provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made not misleading;

(ix) the questionnaire, representation and agreement required by Section 3.2(i), completed and signed by the Nominee:

The information and documents required by this Section 3.4(d) shall be: (1) provided with respect to and executed by each group member, in the case of information applicable to group members; and (2) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 3.4(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e) In the event that any information or communication provided by the Nominating Stockholder or any Nominee(s) to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made not misleading, each Nominating Stockholder or Nominee, as the case may be, shall promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Secretary of the Corporation of (i) any defect in such previously provided information and (ii) the information that is required to correct any such defect. In the event that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 3.4(c), such Nominating Stockholder shall promptly notify the Secretary of the Corporation.

(f) Notwithstanding anything to the contrary contained in this Section 3.4, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(i) the Corporation receives a notice pursuant to Section 3.2 of these Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting;

(ii) if the Nominating Stockholder who has nominated such Nominee has engaged in or is currently engaged in a, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Nominee(s) or a nominee of the Board;

(iii) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 3.4 or the Nominating Stockholder withdraws its nomination;

(iv) the Board, acting in good faith, determines that such Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with these Bylaws or the Corporation’s Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(v) the Nominee was nominated for election to the Board pursuant to this Section 3.4 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee at either such annual meeting;

(vi) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

(vii) the Corporation is notified, or the Board or its designee acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 3.4(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board or any violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 3.4;

(viii) if the Nominee (A) is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board in its sole discretion, or (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed or as a “non-employee director” under Exchange Act Rule 16b-3;

(ix) if the Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor misdemeanors) or has been convicted in such a criminal proceeding within the past 10 years; and

(x) if the Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended.

(g) Notwithstanding anything to the contrary contained in this Section 3.4, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board or its designee in good faith determines that (i) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading, (ii) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority, (iii) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation or (iv) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

(h) The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

(i) This Section 3.4 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.

Section 3.5 White Proxy Card. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

ARTICLE IV

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or Chief Executive Officer and (b) shall be called by the Chairman of the Board, Chief Executive Officer or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (if any) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.3.

Section 4.4 Quorum; Required Vote. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The Board shall elect a Chairman of the Board from among the directors. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution passed by a majority of the Whole Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board may include a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers (including without limitation a Chief Financial Officer, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer shall preside when present at all meetings of the stockholders and (if he or she shall be a director) of the Board.

(b) President. The President, if any, shall be subject to the direction and control of the Chief Executive Officer and the Board and shall have such powers and duties as the board of directors, or the Chief Executive Officer may assign to the President. In the absence (or inability or refusal to act) of the Chief Executive Officer, the President shall preside when present at all meetings of the stockholders and (if he or she shall be a director) of the Board.

(c) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function. Specifically, Vice Presidents may include Executive Vice Presidents and Senior Vice Presidents.

(d) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(e) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(g) Assistant Treasurers. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation may be elected annually by the Board at its first meeting held after each annual meeting of stockholders. All officers elected by the Board shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in accordance with Section 7.3 representing the number of shares registered in certificate form. The Corporation shall not have power to issue a certificate representing shares in bearer form.

Section 7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies such other reasonable requirements as may be imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with a stock power or other indorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the indorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the indorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such indorsement or instruction or such other reasonable assurance that the indorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice sent by the Corporation to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares.

Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify or advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim to the fullest extent permitted by law. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by (a) the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

Section 8.7 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.8 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9 Contract Rights. The rights provided to Covered Persons pursuant to this Article VIII (a) shall be contract rights based upon good and valuable consideration, pursuant to which a Covered Person may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the Covered Person and the Corporation, (b) shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Corporation, (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VIII, (d) shall continue as to a Covered Person who has ceased to be a director or officer of the Corporation and (e) shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a record date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is otherwise required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. Each document enclosed with or annexed or appended to a notice will be deemed to be a part of such notice for purposes of the foregoing. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. If the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. If the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board or a committee of the Board need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation, or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chief Executive Officer, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chief Executive Officer, President or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chief Executive Officer, President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chief Executive Officer, the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14 Securities and Interests of Other Entities. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities or interests owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of equity holders of any entity in which the Corporation may own securities or interests, or to consent in writing, in the name of the Corporation as such holder, to any action by such entity, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities or interest and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments.

(a) The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the Bylaws.

(b) The Bylaws may be adopted, amended, altered or repealed by the stockholders at any special meeting of the stockholders if duly called for that purpose (provided; that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Annex D

VOTING AND SUPPORT AGREEMENT

THIS VOTING SUPPORT AGREEMENT, dated as of June 2, 2025 (this “Agreement”), is made by and among (i) Viper Energy, Inc., a Delaware corporation (“Parent”), (ii) KMF DPM HoldCo, LLC, a Delaware limited liability company and Chambers DPM HoldCo, LLC, a Delaware limited liability company (each, a “Holder” and collectively, the “Holders”), and (iii) Sitio Royalties Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Viper Energy Partners LLC, a Delaware limited liability company (“Cobra Opco”), New Cobra Pubco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“New Parent”), Cobra Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Cobra Merger Sub”), Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Scorpion Merger Sub”), the Company and Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Scorpion Opco”), have entered into an Agreement and Plan of Merger dated as of June 2, 2025 (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, (i) the merger of Cobra Merger Sub with and into Parent (the “Cobra Pubco Merger”), with Parent continuing as the surviving corporation and a wholly owned subsidiary of New Parent, (ii) the merger of the Scorpion Merger Sub with and into the Company (the “Scorpion Pubco Merger” and, together with the Cobra Pubco Merger, the “Pubco Mergers”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of New Parent, and (iii) immediately following the Cobra Pubco Merger and the Scorpion Pubco Merger, the merger of Scorpion Opco with and into Cobra Opco (the “Opco Merger” and, together with the Pubco Merger, the “Mergers”), with Cobra Opco continuing as the surviving entity in the merger;

WHEREAS, the Holders are the Beneficial Owners of 0 shares of Class A common stock, par value $0.0001 per share, of the Company (“Company Class A Common Stock”) and an aggregate of 36,495,520 shares of Class C common stock, par value $0.0001 per share, of the Company (“Company Class C Common Stock” and, together with Class A Common Stock, “Company Common Stock”) (such shares of Company Class A Common Stock and Company Class C Common Stock, collectively, the “Shares”) and 36,495,520 units representing limited partner interests in Scorpion Opco (the “Opco LP Units”) (such Opco LP Units, together with the Shares, the “Securities”);

WHEREAS, certain other stockholders of the Company (“Company Stockholders”) have entered into voting and support agreements in substantially the same form as this Agreement (the “Other Voting and Support Agreements”, and such Company Stockholders that have entered into Other Voting and Support Agreements, the “Other Holders”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and the Company entering into the Merger Agreement, each Holder is entering into this Agreement with respect to the Securities; and

WHEREAS, Parent and the Company desire that each Holder agree, and each Holder is willing to agree, subject to the limitations herein, not to Transfer any of its applicable Securities and to vote its applicable Securities in a manner so as to facilitate consummation of the Mergers and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, and, as used in this Agreement, the following terms shall have the following meanings:

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Securities owned by Holder (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person, (b) in respect of any Securities of the Company or Scorpion Opco or interest in any Securities of the Company or Scorpion Opco, to enter into any swap or any other agreement, transaction or series of transactions that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Securities, whether any such transaction is to be settled by delivery of any such Securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

ARTICLE II

AGREEMENT TO RETAIN SECURITIES

2.1 Transfer and Encumbrance of Securities.

(a) From the date of this Agreement until the Termination Date (the “Lock-Up Period”), subject to the exceptions expressly set forth herein, each Holder shall not, with respect to any Securities Beneficially Owned by such Holder, Transfer any such Securities. During the Lock-Up Period, each Holder shall not, with respect to any Securities Beneficially Owned by such Holder (A) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or grant any proxy or power of attorney with respect thereto or (B) take any action that would make any representation or warranty of such Holder contained herein untrue or incorrect or have the effect of preventing or disabling such Holder from performing its obligations under this Agreement.

(b) The restrictions set forth in the first sentence of Section 2.1(a), shall not apply to:

(i) in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity;

(ii) in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(v) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; or

(vi) Transfers to the Company associated with (A) net withholding to satisfy tax withholding obligations or (B) net exercise to satisfy exercise price obligations, in each case, for equity-based awards pursuant to the Company’s equity incentive plans or arrangements;

provided, however, that (A) in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement and reasonably satisfactory to Parent and the Company (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of a Holder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933; provided, for the avoidance of doubt, any member of the Holder shall be deemed an “affiliate” of such Holder; and provided, further, that an “affiliate” of the Holder shall include any investment fund, vehicle or holding company under common management or control with such Holder or an affiliate thereof serves as the general partner, managing member or discretionary manager or advisor.

2.2 Additional Purchases; Adjustments. Each Holder agrees that any shares of Company Common Stock or Opco LP Units and any other shares of capital stock or other equity securities of the Company or Scorpion Opco that it purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to the expiration of the Lock-Up Period shall be subject to the terms and conditions of this Agreement to the same extent as if such shares of capital stock or other equity securities constituted Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Securities, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio. In furtherance of the foregoing, each Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Securities. If any involuntary Transfer of any of a Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. For the duration of the Lock-Up Period, each Holder irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called), including, without limitation, the Company Stockholders Meeting, or in connection with any written consent of the stockholders of the Company or unitholders of Scorpion Opco, such Holder shall:

(a) appear at such meeting or otherwise cause the applicable Securities to be counted as present thereat for purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting in person or by proxy (or validly execute and return and cause such consent to be granted with respect to), all of the

Holder’s applicable Securities owned as of the record date for such meeting (or the date that any written consent is executed by the Holder) in favor of (i) adoption of the Merger Agreement; (ii) the approval of the Scorpion Pubco Merger and the other Transactions; (iii) any amendment and/or restatement of the Organizational Documents of the Company or any of its Subsidiaries necessary to effect the consummation of the Transactions as contemplated by the Merger Agreement; and (iv) any other proposals agreed to by Parent and the Company which are necessary and appropriate in connection with the Transactions or to effectuate the intent of the foregoing clauses (i) through (iii); and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting in person or by proxy (or validly execute and return and cause such consent to be granted with respect to), all of the Holder’s applicable Securities against (i) any agreement, transaction or proposal that relates to a Company Competing Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Mergers or matters contemplated by the Merger Agreement; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement or of the Holder contained in this Agreement; (iii) any action or agreement that would reasonably be expected to result in (x) any condition to the consummation of the Mergers set forth in Article VII of the Merger Agreement not being fulfilled or (y) any change to the voting rights of any class of shares of capital stock of Company (including any amendments to the Company’s Organizational Documents); and (iv) any other action that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Mergers, or this Agreement. Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Holder’s applicable Securities in contravention of this Section 3.1 shall be null and void ab initio. If the Holder is the Beneficial Owner, but not the holder of record, of any Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Securities in accordance with this Section 3.1.

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted), any of the applicable Securities to amend, modify or waive any provision of the Merger Agreement in a manner that reduces the amount, changes the form of the Scorpion Pubco Merger Consideration or Opco Merger Consideration payable, extends the outside date or otherwise adversely affects such Holder of the Company or Scorpion Opco (in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement each Holder shall remain free to vote (or execute consents or proxies with respect to) the applicable Securities with respect to any matter other than as set forth in Section 3.1(b) and/or Section 3.1(c) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company. Except as expressly provided for in Section 3.5 herein, the obligations of the Holder specified in this Section 3.1 shall apply whether or not the Mergers or any action described above is recommended by the Company Board.

3.2 Return of Proxy. Each Holder shall execute and deliver (or cause the holders of record to execute and deliver), at least three (3) business days prior to the relevant meeting, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to the matters described in Section 3.1(b) or Section 3.1(c), which shall be voted in the manner described in Section 3.1(b) or Section 3.1(c) (with the Company to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

3.3 Waiver of Certain Actions. Each Holder agrees not to commence or participate in, and to take all actions necessary to opt out of, any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, any of their respective Affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Mergers) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

3.4 No Short Sales. Each Holder agrees that, from the date of this Agreement to and including the termination of this Agreement, none of such Holder nor any person or entity acting on behalf of such Holder or pursuant to any understanding with such Holder will engage in any Short Sales with respect to securities of Parent or the Company. For the purposes hereof, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short or other short transactions through non-U.S. broker dealers or foreign regulated brokers.

3.5 Company Change of Recommendation. Notwithstanding anything to the contrary herein, if at any time during the Lock-Up Period, there occurs a Company Change of Recommendation in compliance with the terms of the Merger Agreement (other than in response to a Company Superior Proposal or Parent Majority Stockholder Change of Control), then the voting obligations for each Holder set forth in Section 3.1 with respect to shares of Company Common Stock at any meeting or action by written consent of the stockholders of the Company during the time the Company Change of Recommendation is in effect shall only apply to shares of Company Common Stock held by such Holder having voting power equal to the product of (x) 35% and (y) the quotient of (i) the aggregate voting power of all shares of Company Common Stock held by such Holder as of the record date for such meeting or action by written consent and (ii) the aggregate voting power of all shares of Company Common Stock held by all Holders and all Other Holders as of the record date for such meeting or action by written consent.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Further Assurances. Each Holder agrees that until the Termination Date, such Holder shall and shall cause its Subsidiaries to take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

4.2 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by any of such Holder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by each Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

4.3 Waiver of Appraisal Rights. Each Holder irrevocably and unconditionally waives any appraisal or dissenter’s rights that it may have in connection with the Scorpion Pubco Merger, including the treatment of Company Class C Common Stock therein.

4.4 Certain Tax Matters. Parent and the Company hereby agree that with respect to any audit, examination, contest, litigation or other Proceeding relating to Pre-Closing Flow-Through Tax Returns of Scorpion Opco that would otherwise be controlled by New Parent or any Subsidiary of New Parent after the Closing, the Legacy Unitholders, or a designated representative thereof, shall have the right to control, contest, resolve and defend against any such Proceeding; provided that (a) the Legacy Unitholders (or their representative) shall keep New Parent reasonably informed regarding the progress of such Proceeding, (b) New Parent shall be entitled to participate in such Proceeding at New Parent’s own expense, and (c)the Legacy Unitholders (or their representative) shall not resolve or settle any such Proceeding without the consent of New Parent if such resolution or settlement could reasonably be expected to increase Taxes of New Parent in any post-closing Tax period.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1 Representations and Warranties. Each Holder, severally and not jointly, hereby represents and warrants as follows:

(a) Ownership. The Holder has, with respect to the Securities, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Securities. The Securities constitute all of the shares of Company Common Stock and Opco LP Units and other any other equity securities of the Company or Scorpion Opco owned of record or beneficially by the Holder as of the date hereof. Other than this Agreement and except as set forth in the Organizational Documents of Scorpion Opco, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities.

(b) Organization; Authority. The Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by the Company and Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by Creditors’ Rights), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder; (ii) violate any order, judgment or decree applicable to the Holder or any of its affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its affiliates is a party or any term or condition of its certificate of formation, limited liability company agreement or comparable Organizational Documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy its obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder do not, require the Holder or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.

(e) Absence of Litigation. To the knowledge of the Holder, as of the date hereof, there is no Proceeding pending against, or threatened in writing against, the Holder that would prevent the performance by the Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Mergers, on a timely basis.

(f) Absence of Other Voting Agreements. None of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement, except as contemplated by this Agreement. None of the Securities is subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to each Holder, as applicable, and Parent and the Company shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Holder or exercise any power or authority to direct any Holder in the voting or disposition of any Securities, except as otherwise expressly provided herein.

6.2 Disclosure. Each Holder consents to and authorizes the publication and disclosure by the Company and Parent of such Holder’s identity and holding of Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Registration Statement, including the Joint Information Statement/Proxy Statement/Prospectus, as applicable, and any other disclosure document required in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.

6.3 Termination. This Agreement shall terminate at the earliest of (i) the date the Merger Agreement is validly terminated in accordance with its terms, (ii) the Opco Merger Effective Time, (iii) an amendment to the Merger Agreement without the prior written consent of each Holder that (A) reduces the consideration payable in the Scorpion Pubco Merger or the Opco Merger, on a per share of Company Common Stock or per Opco LP Unit basis, or (B) changes the form of consideration payable in the Scorpion Pubco Merger or the Opco Merger to the holders of Company Common Stock or Opco LP Units, or (C) extends the outside date under the Merger Agreement (except if such extension is explicitly provided for in, and effected pursuant to, the Merger Agreement), (iv) both the Company Stockholder Approval and the Scorpion Opco Written Consent are obtained, (v) mutual consent of the parties hereto, and (vi) the occurrence of a Company Change of Recommendation in compliance with the terms of the Merger Agreement that relates to a Company Superior Proposal or Parent Majority Stockholder Change of Control (such date, the “Termination Date”). Neither the provisions of this Section 6.3 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve a Holder from any liability arising out of or in connection with a breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that the Closing occurs, Section 4.4 shall survive.

6.4 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of each Holder, Parent and the Company.

6.5 Non-Solicitation. For the duration of the Lock-Up Period, each Holder, solely in its capacity as a stockholder of the Company, will not, and will not permit an entity under its control (as defined in the Merger Agreement) (excluding the Company and its Subsidiaries) to, take any action that the Company is prohibited from taking pursuant to Section 6.3(b)(1)(i)-(iv) of the Merger Agreement; provided, however, the foregoing restriction shall not apply to any actions that the Company (or its board of directors) is expressly permitted to take in accordance with the provisions of Section 6.3 of the Merger Agreement. Nothing contained in this Section 6.5 shall prevent any Person Affiliated with such Holder who is a director of the Company or designated by such Holder as a director of the Company from taking actions in his or her capacity as a director of the Company so long as such actions are not prohibited under Section 6.3 of the Merger Agreement.

6.6 Extension; Waiver. At any time prior to the expiration of the termination of this Agreement in accordance with Section 6.3, the parties may, to the extent legally allowed:

(a) extend the time for the performance of any of the obligations or acts of the other party hereunder;

(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or conditions of the other party contained herein;

provided, that, in each case, such waiver or extension is made in writing and signed by the party (or parties) against whom the waiver or extension is to be effective.

Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

6.7 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

6.8 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“email”) (but only if confirmation of receipt of such email is requested and received; provided, that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

(i)	if to a Holder, to:

Kimmeridge Energy Management Company, LLC

15 Little West 12th Street, 4th Floor

New York, New York 10014

Attention: Tamar Goldstein, Esq

Email: tamar.goldstein@kimmeridge.com

(ii)	if to Parent, to:

Viper Energy, Inc. 500 West Texas Ave., Suite 100
Midland, TX 79702
Attention:	Kaes Van’t Hof, Chief Executive Officer
Matt Zmigrosky, Executive Vice President, General Counsel and Secretary
Email:	KVantHof@DiamondbackEnergy.com
MZmigrosky@DiamondbackEnergy.com

with a required copy to (which copy shall not constitute notice):

Wachtell , Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	Zachary S. Podolsky
Email:	ZSPodolsky@wlrk.com

and

(iii) if to the Company, to:

Sitio Royalties Corp. 1401 Lawrence Street, Suite 1705
Denver, Colorado 80202
Attention:	Chris Conoscenti
Brett Riesenfeld
Email:	chris.conoscenti@sitio.com
brett.riesenfeld@sitio.com

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention:	Doug E. McWilliams
Benjamin R. Barron
Email:	dmcwilliams@velaw.com
bbarron@velaw.com

6.9 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.10 Miscellaneous. The provisions set forth in Sections 9.4 (Rules of Construction), 9.5 (Counterparts), 9.6 (Entire Agreement; Third Party Beneficiaries), 9.7 (Governing Law; Venue; Waiver of Jury Trial), 9.8 (No Remedy in Certain Circumstances), 9.9 (Assignment) and 9.10 (Specific Performance) of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

SITIO ROYALTIES CORP.

By:	/s/ Christopher L. Conoscenti
Name:	Christopher L. Conoscenti
Title:	Chief Executive Officer

KMF DPM HOLDCO, LLC

By:	/s/ Tamar Goldstein
Name:	Tamar Goldstein
Title:	General Counsel

CHAMBERS DPM HOLDCO, LLC

By:	/s/ Tamar Goldstein
Name:	Tamar Goldstein
Title:	General Counsel

[Signature Page to Voting and Support Agreement]

Annex E

Execution Version

VOTING AND SUPPORT AGREEMENT

THIS VOTING SUPPORT AGREEMENT, dated as of June 2, 2025 (this “Agreement”), is made by and among (i) Viper Energy, Inc., a Delaware corporation (“Parent”), (ii) BX Royal Aggregator LP, a Delaware limited partnership, and RRR Aggregator LLC, a Delaware limited liability company (each, a “Holder” and collectively, the “Holders”), and (iii) Sitio Royalties Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Viper Energy Partners LLC, a Delaware limited liability company (“Cobra Opco”), New Cobra Pubco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“New Parent”), Cobra Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Cobra Merger Sub”), Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Scorpion Merger Sub”), the Company and Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Scorpion Opco”), have entered into an Agreement and Plan of Merger dated as of June 2, 2025 (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, (i) the merger of Cobra Merger Sub with and into Parent (the “Cobra Pubco Merger”), with Parent continuing as the surviving corporation and a wholly owned subsidiary of New Parent, (ii) the merger of the Scorpion Merger Sub with and into the Company (the “Scorpion Pubco Merger” and, together with the Cobra Pubco Merger, the “Pubco Mergers”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of New Parent, and (iii) immediately following the Cobra Pubco Merger and the Scorpion Pubco Merger, the merger of Scorpion Opco with and into Cobra Opco (the “Opco Merger” and, together with the Pubco Merger, the “Mergers”), with Cobra Opco continuing as the surviving entity in the merger;

WHEREAS, the Holders are the Beneficial Owners of zero shares of Class A common stock, par value $0.0001 per share, of the Company (“Company Class A Common Stock”) and 20,037,945 shares of Class C common stock, par value $0.0001 per share, of the Company (“Company Class C Common Stock” and, together with Class A Common Stock, “Company Common Stock”) (such shares of Company Class A Common Stock and Company Class C Common Stock, collectively, the “Shares”) and 20,037,945 units representing limited partner interests in Scorpion Opco (the “Opco LP Units”) (such Opco LP Units, together with the Shares, the “Securities”);

WHEREAS, certain other stockholders of the Company (“Company Stockholders”) have entered into voting and support agreements in substantially the same form as this Agreement (the “Other Voting and Support Agreements”, and such Company Stockholders that have entered into Other Voting and Support Agreements, the “Other Holders”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and the Company entering into the Merger Agreement, each Holder is entering into this Agreement with respect to the Securities; and

WHEREAS, Parent and the Company desire that each Holder agree, and each Holder is willing to agree, subject to the limitations herein, not to Transfer any of its applicable Securities and to vote its applicable Securities in a manner so as to facilitate consummation of the Mergers and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, and, as used in this Agreement, the following terms shall have the following meanings:

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Securities owned by Holder (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person, (b) in respect of any Securities of the Company or Scorpion Opco or interest in any Securities of the Company or Scorpion Opco, to enter into any swap or any other agreement, transaction or series of transactions that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Securities, whether any such transaction is to be settled by delivery of any such Securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

ARTICLE II

AGREEMENT TO RETAIN SECURITIES

2.1 Transfer and Encumbrance of Securities.

(a) From the date of this Agreement until the Termination Date (the “Lock-Up Period”), subject to the exceptions expressly set forth herein, each Holder shall not, with respect to any Securities Beneficially Owned by such Holder, Transfer any such Securities. During the Lock-Up Period, each Holder shall not, with respect to any Securities Beneficially Owned by such Holder (A) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or grant any proxy or power of attorney with respect thereto or (B) take any action that would make any representation or warranty of such Holder contained herein untrue or incorrect or have the effect of preventing or disabling such Holder from performing its obligations under this Agreement.

(b) The restrictions set forth in the first sentence of Section 2.1(a), shall not apply to:

(i) in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity;

(ii) in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(v) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; or

(vi) Transfers to the Company associated with (A) net withholding to satisfy tax withholding obligations or (B) net exercise to satisfy exercise price obligations, in each case, for equity-based awards pursuant to the Company’s equity incentive plans or arrangements;

provided, however, that (A) in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement and reasonably satisfactory to Parent and the Company (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of a Holder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933; provided, for the avoidance of doubt, any member of the Holder shall be deemed an “affiliate” of such Holder; and provided, further, that an “affiliate” of the Holder shall include any investment fund, vehicle or holding company under common management or control with such Holder or an affiliate thereof serves as the general partner, managing member or discretionary manager or advisor.

2.2 Additional Purchases; Adjustments. Each Holder agrees that any shares of Company Common Stock or Opco LP Units and any other shares of capital stock or other equity securities of the Company or Scorpion Opco that it purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to the expiration of the Lock-Up Period shall be subject to the terms and conditions of this Agreement to the same extent as if such shares of capital stock or other equity securities constituted Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Securities, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio. In furtherance of the foregoing, each Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Securities. If any involuntary Transfer of any of a Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. For the duration of the Lock-Up Period, each Holder irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called), including, without limitation, the Company Stockholders Meeting, or in connection with any written consent of the stockholders of the Company or unitholders of Scorpion Opco, such Holder shall:

(a) appear at such meeting or otherwise cause the applicable Securities to be counted as present thereat for purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting in person or by proxy (or validly execute and return and cause such consent to be granted with respect to), all of the

Holder’s applicable Securities owned as of the record date for such meeting (or the date that any written consent is executed by the Holder) in favor of (i) adoption of the Merger Agreement; (ii) the approval of the Scorpion Pubco Merger and the other Transactions; (iii) any amendment and/or restatement of the Organizational Documents of the Company or any of its Subsidiaries necessary to effect the consummation of the Transactions as contemplated by the Merger Agreement; and (iv) any other proposals agreed to by Parent and the Company which are necessary and appropriate in connection with the Transactions or to effectuate the intent of the foregoing clauses (i) through (iii); and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting in person or by proxy (or validly execute and return and cause such consent to be granted with respect to), all of the Holder’s applicable Securities against (i) any agreement, transaction or proposal that relates to a Company Competing Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Mergers or matters contemplated by the Merger Agreement; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement or of the Holder contained in this Agreement; (iii) any action or agreement that would reasonably be expected to result in (x) any condition to the consummation of the Mergers set forth in Article VII of the Merger Agreement not being fulfilled or (y) any change to the voting rights of any class of shares of capital stock of Company (including any amendments to the Company’s Organizational Documents); and (iv) any other action that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Mergers, or this Agreement. Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Holder’s applicable Securities in contravention of this Section 3.1 shall be null and void ab initio. If the Holder is the Beneficial Owner, but not the holder of record, of any Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Securities in accordance with this Section 3.1.

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted), any of the applicable Securities to amend, modify or waive any provision of the Merger Agreement in a manner that reduces the amount, changes the form of the Scorpion Pubco Merger Consideration or Opco Merger Consideration payable, extends the outside date or otherwise adversely affects such Holder of the Company or Scorpion Opco (in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement each Holder shall remain free to vote (or execute consents or proxies with respect to) the applicable Securities with respect to any matter other than as set forth in Section 3.1(b) and/or Section 3.1(c) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company. Except as expressly provided for in Section 3.5 herein, the obligations of the Holder specified in this Section 3.1 shall apply whether or not the Mergers or any action described above is recommended by the Company Board.

3.2 Return of Proxy. Each Holder shall execute and deliver (or cause the holders of record to execute and deliver), at least three (3) business days prior to the relevant meeting, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to the matters described in Section 3.1(b) or Section 3.1(c), which shall be voted in the manner described in Section 3.1(b) or Section 3.1(c) (with the Company to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

3.3 Waiver of Certain Actions. Each Holder agrees not to commence or participate in, and to take all actions necessary to opt out of, any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, any of their respective Affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Mergers) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

3.4 No Short Sales. Each Holder agrees that, from the date of this Agreement to and including the termination of this Agreement, none of such Holder nor any person or entity acting on behalf of such Holder or pursuant to any understanding with such Holder will engage in any Short Sales with respect to securities of Parent or the Company. For the purposes hereof, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short or other short transactions through non-U.S. broker dealers or foreign regulated brokers.

3.5 Company Change of Recommendation. Notwithstanding anything to the contrary herein, if at any time during the Lock-Up Period, there occurs a Company Change of Recommendation in compliance with the terms of the Merger Agreement (other than in response to a Company Superior Proposal or Parent Majority Stockholder Change of Control), then the voting obligations for each Holder set forth in Section 3.1 with respect to shares of Company Common Stock at any meeting or action by written consent of the stockholders of the Company during the time the Company Change of Recommendation is in effect shall only apply to shares of Company Common Stock held by such Holder having voting power equal to the product of (x) 35% and (y) the quotient of (i) the aggregate voting power of all shares of Company Common Stock held by such Holder as of the record date for such meeting or action by written consent and (ii) the aggregate voting power of all shares of Company Common Stock held by all Holders and all Other Holders as of the record date for such meeting or action by written consent.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Further Assurances. Each Holder agrees that until the Termination Date, such Holder shall and shall cause its Subsidiaries to take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

4.2 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by any of such Holder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by each Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

4.3 Waiver of Appraisal Rights. Each Holder irrevocably and unconditionally waives any appraisal or dissenter’s rights that it may have in connection with the Scorpion Pubco Merger, including the treatment of Company Class C Common Stock therein.

4.4 Certain Tax Matters. Parent and the Company hereby agree that with respect to any audit, examination, contest, litigation or other Proceeding relating to Pre-Closing Flow-Through Tax Returns of Scorpion Opco that would otherwise be controlled by New Parent or any Subsidiary of New Parent after the Closing, the Legacy Unitholders, or a designated representative thereof, shall have the right to control, contest, resolve and defend against any such Proceeding; provided that (a) the Legacy Unitholders (or their representative) shall keep New Parent reasonably informed regarding the progress of such Proceeding, (b) New Parent shall be entitled to participate in such Proceeding at New Parent’s own expense, and (c) the Legacy Unitholders (or their representative) shall not resolve or settle any such Proceeding without the consent of New Parent if such resolution or settlement could reasonably be expected to increase Taxes of New Parent in any post-closing Tax period.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1 Representations and Warranties. Each Holder, severally and not jointly, hereby represents and warrants as follows:

(a) Ownership. The Holder has, with respect to the Securities, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Securities. The Securities constitute all of the shares of Company Common Stock and Opco LP Units and other any other equity securities of the Company or Scorpion Opco owned of record or beneficially by the Holder as of the date hereof. Other than this Agreement and except as set forth in the Organizational Documents of Scorpion Opco, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities.

(b) Organization; Authority. The Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by the Company and Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by Creditors’ Rights), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder; (ii) violate any order, judgment or decree applicable to the Holder or any of its affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its affiliates is a party or any term or condition of its certificate of formation, limited liability company agreement or comparable Organizational Documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy its obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder do not, require the Holder or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.

(e) Absence of Litigation. To the knowledge of the Holder, as of the date hereof, there is no Proceeding pending against, or threatened in writing against, the Holder that would prevent the performance by the Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Mergers, on a timely basis.

(f) Absence of Other Voting Agreements. None of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement, except as contemplated by this Agreement. None of the Securities is subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to each Holder, as applicable, and Parent and the Company shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Holder or exercise any power or authority to direct any Holder in the voting or disposition of any Securities, except as otherwise expressly provided herein.

6.2 Disclosure. Each Holder consents to and authorizes the publication and disclosure by the Company and Parent of such Holder’s identity and holding of Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Registration Statement, including the Joint Information Statement/Proxy Statement/Prospectus, as applicable, and any other disclosure document required in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.

6.3 Termination. This Agreement shall terminate at the earliest of (i) the date the Merger Agreement is validly terminated in accordance with its terms, (ii) the Opco Merger Effective Time, (iii) an amendment to the Merger Agreement without the prior written consent of each Holder that (A) reduces the consideration payable in the Scorpion Pubco Merger or the Opco Merger, on a per share of Company Common Stock or per Opco LP Unit basis, or (B) changes the form of consideration payable in the Scorpion Pubco Merger or the Opco Merger to the holders of Company Common Stock or Opco LP Units, or (C) extends the outside date under the Merger Agreement (except if such extension is explicitly provided for in, and effected pursuant to, the Merger Agreement), (iv) both the Company Stockholder Approval and the Scorpion Opco Written Consent are obtained, (v) mutual consent of the parties hereto, and (vi) the occurrence of a Company Change of Recommendation in compliance with the terms of the Merger Agreement that relates to a Company Superior Proposal or Parent Majority Stockholder Change of Control (such date, the “Termination Date”). Neither the provisions of this Section 6.3 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve a Holder from any liability arising out of or in connection with a breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that the Closing occurs, Section 4.4 shall survive.

6.4 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of each Holder, Parent and the Company.

6.5 Non-Solicitation. For the duration of the Lock-Up Period, each Holder, solely in its capacity as a stockholder of the Company, will not, and will not permit an entity under its control (as defined in the Merger Agreement) (excluding the Company and its Subsidiaries) to, take any action that the Company is prohibited from taking pursuant to Section 6.3(b)(1)(i)-(iv) of the Merger Agreement; provided, however, the foregoing restriction shall not apply to any actions that the Company (or its board of directors) is expressly permitted to take in accordance with the provisions of Section 6.3 of the Merger Agreement. Nothing contained in this Section 6.5 shall prevent any Person Affiliated with such Holder who is a director of the Company or designated by such Holder as a director of the Company from taking actions in his or her capacity as a director of the Company so long as such actions are not prohibited under Section 6.3 of the Merger Agreement.

6.6 Extension; Waiver. At any time prior to the expiration of the termination of this Agreement in accordance with Section 6.3, the parties may, to the extent legally allowed:

(a) extend the time for the performance of any of the obligations or acts of the other party hereunder;

(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or conditions of the other party contained herein;

provided, that, in each case, such waiver or extension is made in writing and signed by the party (or parties) against whom the waiver or extension is to be effective.

Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

6.7 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

6.8 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“email”) (but only if confirmation of receipt of such email is requested and received; provided, that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

(i) if to a Holder, to:

BX Royal Aggregator LP

c/o Blackstone Inc.

345 Park Avenue

New York, NY, 10154

Attention: David Foley

Email: foley@blackstone.com

RRR Aggregator LLC

c/o Blackstone Inc.

345 Park Avenue

New York, NY, 10154

Attention: David Foley

Email: foley@blackstone.com

and

(ii) if to Parent, to:

Viper Energy, Inc.

500 West Texas Ave., Suite 100

Midland, TX 79702

Attention: Kaes Van’t Hof, Chief Executive Officer

Matt Zmigrosky, Executive Vice President, General Counsel and Secretary
Email:	KVantHof@DiamondbackEnergy.com
MZmigrosky@DiamondbackEnergy.com

with a required copy to (which copy shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Zachary S. Podolsky

Email:   ZSPodolsky@wlrk.com

and

(iii) if to the Company, to:

Sitio Royalties Corp.

1401 Lawrence Street, Suite 1705

Denver, Colorado 80202

Attention: Chris Conoscenti

Brett Riesenfeld
Email:	chris.conoscenti@sitio.com
brett.riesenfeld@sitio.com

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: Doug E. McWilliams

Benjamin R. Barron
Email:	dmcwilliams@velaw.com
bbarron@velaw.com

6.9 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.10 Miscellaneous. The provisions set forth in Sections 9.4 (Rules of Construction), 9.5 (Counterparts), 9.6 (Entire Agreement; Third Party Beneficiaries), 9.7 (Governing Law; Venue; Waiver of Jury Trial), 9.8 (No Remedy in Certain Circumstances), 9.9 (Assignment) and 9.10 (Specific Performance) of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement, mutatis mutandis.

6.11 Stockholder Related Parties. None of the provisions of this Agreement shall in any way limit the activities of Blackstone Inc. or any of its affiliates (other than the affiliate of Blackstone Inc. that is a Holder and a party to this Agreement (each, a “Blackstone Stockholder”)); provided, however, that it will be considered a breach of this Agreement if any affiliate of a Blackstone Stockholder takes any action at the direction, instruction or encouragement of such Blackstone Stockholder that would be a breach of this Agreement if such action was taken directly by such Blackstone Stockholder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

SITIO ROYALTIES CORP.

By:	/s/ Christopher L. Conoscenti
Name:	Christopher L. Conoscenti
Title:	Chief Executive Officer

BX ROYAL AGGREGATOR LP

By: BCP VI/BEP Holdings Manager L.L.C., its General Partner

By:	/s/ David I. Foley
Name:	David I. Foley
Title:	Senior Managing Director

RRR AGGREGATOR LLC

By:	/s/ David I. Foley
Name:	David I. Foley
Title:	Senior Managing Director

[Signature Page to Voting and Support Agreement]

Annex F

VOTING AND SUPPORT AGREEMENT

THIS VOTING SUPPORT AGREEMENT, dated as of June 2, 2025 (this “Agreement”), is made by and among (i) Viper Energy, Inc., a Delaware corporation (“Parent”), (ii) Source Energy Leasehold, LP, a Delaware limited partnership, Source Energy Permian II, LLC, a Delaware limited liability company, Permian Mineral Acquisitions, LP, a Delaware limited partnership, and Sierra Energy Royalties, LLC, a Delaware limited liability company (each, a “Holder” and collectively, the “Holders”), and (iii) Sitio Royalties Corp., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Viper Energy Partners LLC, a Delaware limited liability company (“Cobra Opco”), New Cobra Pubco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“New Parent”), Cobra Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Cobra Merger Sub”), Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Scorpion Merger Sub”), the Company and Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Scorpion Opco”), have entered into an Agreement and Plan of Merger dated as of June 2, 2025 (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, (i) the merger of Cobra Merger Sub with and into Parent (the “Cobra Pubco Merger”), with Parent continuing as the surviving corporation and a wholly owned subsidiary of New Parent, (ii) the merger of the Scorpion Merger Sub with and into the Company (the “Scorpion Pubco Merger” and, together with the Cobra Pubco Merger, the “Pubco Mergers”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of New Parent, and (iii) immediately following the Cobra Pubco Merger and the Scorpion Pubco Merger, the merger of Scorpion Opco with and into Cobra Opco (the “Opco Merger” and, together with the Pubco Merger, the “Mergers”), with Cobra Opco continuing as the surviving entity in the merger;

WHEREAS, the Holders are the Beneficial Owners of 0 shares of Class A common stock, par value $0.0001 per share, of the Company (“Company Class A Common Stock”) and an aggregate of 15,443,610 shares of Class C common stock, par value $0.0001 per share, of the Company (“Company Class C Common Stock” and, together with Class A Common Stock, “Company Common Stock”) (such shares of Company Class A Common Stock and Company Class C Common Stock, collectively, the “Shares”) and 15,443,610 units representing limited partner interests in Scorpion Opco (the “Opco LP Units”) (such Opco LP Units, together with the Shares, the “Securities”);

WHEREAS, certain other stockholders of the Company (“Company Stockholders”) have entered into voting and support agreements in substantially the same form as this Agreement (the “Other Voting and Support Agreements”, and such Company Stockholders that have entered into Other Voting and Support Agreements, the “Other Holders”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and the Company entering into the Merger Agreement, each Holder is entering into this Agreement with respect to the Securities; and

WHEREAS, Parent and the Company desire that each Holder agree, and each Holder is willing to agree, subject to the limitations herein, not to Transfer any of its applicable Securities and to vote its applicable Securities in a manner so as to facilitate consummation of the Mergers and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, and, as used in this Agreement, the following terms shall have the following meanings:

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Securities owned by Holder (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person, (b) in respect of any Securities of the Company or Scorpion Opco or interest in any Securities of the Company or Scorpion Opco, to enter into any swap or any other agreement, transaction or series of transactions that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Securities, whether any such transaction is to be settled by delivery of any such Securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

ARTICLE II

AGREEMENT TO RETAIN SECURITIES

2.1 Transfer and Encumbrance of Securities.

(a) From the date of this Agreement until the Termination Date (the “Lock-Up Period”), subject to the exceptions expressly set forth herein, each Holder shall not, with respect to any Securities Beneficially Owned by such Holder, Transfer any such Securities. During the Lock-Up Period, each Holder shall not, with respect to any Securities Beneficially Owned by such Holder (A) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities or grant any proxy or power of attorney with respect thereto or (B) take any action that would make any representation or warranty of such Holder contained herein untrue or incorrect or have the effect of preventing or disabling such Holder from performing its obligations under this Agreement.

(b) The restrictions set forth in the first sentence of Section 2.1(a), shall not apply to:

(i) in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity;

(ii) in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv) in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(v) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; or

(vi) Transfers to the Company associated with (A) net withholding to satisfy tax withholding obligations or (B) net exercise to satisfy exercise price obligations, in each case, for equity-based awards pursuant to the Company’s equity incentive plans or arrangements;

provided, however, that (A) in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement and reasonably satisfactory to Parent and the Company (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of a Holder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933; provided, for the avoidance of doubt, any member of the Holder shall be deemed an “affiliate” of such Holder; and provided, further, that an “affiliate” of the Holder shall include any investment fund, vehicle or holding company under common management or control with such Holder or an affiliate thereof serves as the general partner, managing member or discretionary manager or advisor.

2.2 Additional Purchases; Adjustments. Each Holder agrees that any shares of Company Common Stock or Opco LP Units and any other shares of capital stock or other equity securities of the Company or Scorpion Opco that it purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to the expiration of the Lock-Up Period shall be subject to the terms and conditions of this Agreement to the same extent as if such shares of capital stock or other equity securities constituted Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Securities, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio. In furtherance of the foregoing, each Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Securities. If any involuntary Transfer of any of a Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. For the duration of the Lock-Up Period, each Holder irrevocably and unconditionally agrees that, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called), including, without limitation, the Company Stockholders Meeting, or in connection with any written consent of the stockholders of the Company or unitholders of Scorpion Opco, such Holder shall:

(a) appear at such meeting or otherwise cause the applicable Securities to be counted as present thereat for purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting in person or by proxy (or validly execute and return and cause such consent to be granted with respect to), all of the

Holder’s applicable Securities owned as of the record date for such meeting (or the date that any written consent is executed by the Holder) in favor of (i) adoption of the Merger Agreement; (ii) the approval of the Scorpion Pubco Merger and the other Transactions; (iii) any amendment and/or restatement of the Organizational Documents of the Company or any of its Subsidiaries necessary to effect the consummation of the Transactions as contemplated by the Merger Agreement; and (iv) any other proposals agreed to by Parent and the Company which are necessary and appropriate in connection with the Transactions or to effectuate the intent of the foregoing clauses (i) through (iii); and

(c) vote (or execute and return an action by written consent), or cause to be voted at such meeting in person or by proxy (or validly execute and return and cause such consent to be granted with respect to), all of the Holder’s applicable Securities against (i) any agreement, transaction or proposal that relates to a Company Competing Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Mergers or matters contemplated by the Merger Agreement; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement or of the Holder contained in this Agreement; (iii) any action or agreement that would reasonably be expected to result in (x) any condition to the consummation of the Mergers set forth in Article VII of the Merger Agreement not being fulfilled or (y) any change to the voting rights of any class of shares of capital stock of Company (including any amendments to the Company’s Organizational Documents); and (iv) any other action that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Mergers, or this Agreement. Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Holder’s applicable Securities in contravention of this Section 3.1 shall be null and void ab initio. If the Holder is the Beneficial Owner, but not the holder of record, of any Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Securities in accordance with this Section 3.1.

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted), any of the applicable Securities to amend, modify or waive any provision of the Merger Agreement in a manner that reduces the amount, changes the form of the Scorpion Pubco Merger Consideration or Opco Merger Consideration payable, extends the outside date or otherwise adversely affects such Holder of the Company or Scorpion Opco (in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement each Holder shall remain free to vote (or execute consents or proxies with respect to) the applicable Securities with respect to any matter other than as set forth in Section 3.1(b) and/or Section 3.1(c) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company. Except as expressly provided for in Section 3.5 herein, the obligations of the Holder specified in this Section 3.1 shall apply whether or not the Mergers or any action described above is recommended by the Company Board.

3.2 Return of Proxy. Each Holder shall execute and deliver (or cause the holders of record to execute and deliver), at least three (3) business days prior to the relevant meeting, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to the matters described in Section 3.1(b) or Section 3.1(c), which shall be voted in the manner described in Section 3.1(b) or Section 3.1(c) (with the Company to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions).

3.3 Waiver of Certain Actions. Each Holder agrees not to commence or participate in, and to take all actions necessary to opt out of, any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, any of their respective Affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Mergers) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

3.4 No Short Sales. Each Holder agrees that, from the date of this Agreement to and including the termination of this Agreement, none of such Holder nor any person or entity acting on behalf of such Holder or pursuant to any understanding with such Holder will engage in any Short Sales with respect to securities of Parent or the Company. For the purposes hereof, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short or other short transactions through non-U.S. broker dealers or foreign regulated brokers.

3.5 Company Change of Recommendation. Notwithstanding anything to the contrary herein, if at any time during the Lock-Up Period, there occurs a Company Change of Recommendation in compliance with the terms of the Merger Agreement (other than in response to a Company Superior Proposal or Parent Majority Stockholder Change of Control), then the voting obligations for each Holder set forth in Section 3.1 with respect to shares of Company Common Stock at any meeting or action by written consent of the stockholders of the Company during the time the Company Change of Recommendation is in effect shall only apply to shares of Company Common Stock held by such Holder having voting power equal to the product of (x) 35% and (y) the quotient of (i) the aggregate voting power of all shares of Company Common Stock held by such Holder as of the record date for such meeting or action by written consent and (ii) the aggregate voting power of all shares of Company Common Stock held by all Holders and all Other Holders as of the record date for such meeting or action by written consent.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Further Assurances. Each Holder agrees that until the Termination Date, such Holder shall and shall cause its Subsidiaries to take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

4.2 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by any of such Holder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by each Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

4.3 Waiver of Appraisal Rights. Each Holder irrevocably and unconditionally waives any appraisal or dissenter’s rights that it may have in connection with the Scorpion Pubco Merger, including the treatment of Company Class C Common Stock therein.

4.4 Certain Tax Matters. Parent and the Company hereby agree that with respect to any audit, examination, contest, litigation or other Proceeding relating to Pre-Closing Flow-Through Tax Returns of Scorpion Opco that would otherwise be controlled by New Parent or any Subsidiary of New Parent after the Closing, the Legacy Unitholders, or a designated representative thereof, shall have the right to control, contest, resolve and defend against any such Proceeding; provided that (a) the Legacy Unitholders (or their representative) shall keep New Parent reasonably informed regarding the progress of such Proceeding, (b) New Parent shall be entitled to participate in such Proceeding at New Parent’s own expense, and (c)the Legacy Unitholders (or their representative) shall not resolve or settle any such Proceeding without the consent of New Parent if such resolution or settlement could reasonably be expected to increase Taxes of New Parent in any post-closing Tax period.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1 Representations and Warranties. Each Holder, severally and not jointly, hereby represents and warrants as follows:

(a) Ownership. The Holder has, with respect to the Securities, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Securities. The Securities constitute all of the shares of Company Common Stock and Opco LP Units and other any other equity securities of the Company or Scorpion Opco owned of record or beneficially by the Holder as of the date hereof. Other than this Agreement and except as set forth in the Organizational Documents of Scorpion Opco, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities.

(b) Organization; Authority. The Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by the Company and Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by Creditors’ Rights), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder; (ii) violate any order, judgment or decree applicable to the Holder or any of its affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its affiliates is a party or any term or condition of its certificate of formation, limited liability company agreement or comparable Organizational Documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy its obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder do not, require the Holder or any of its affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.

(e) Absence of Litigation. To the knowledge of the Holder, as of the date hereof, there is no Proceeding pending against, or threatened in writing against, the Holder that would prevent the performance by the Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Mergers, on a timely basis.

(f) Absence of Other Voting Agreements. None of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement, except as contemplated by this Agreement. None of the Securities is subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to each Holder, as applicable, and Parent and the Company shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Holder or exercise any power or authority to direct any Holder in the voting or disposition of any Securities, except as otherwise expressly provided herein.

6.2 Disclosure. Each Holder consents to and authorizes the publication and disclosure by the Company and Parent of such Holder’s identity and holding of Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Registration Statement, including the Joint Information Statement/Proxy Statement/Prospectus, as applicable, and any other disclosure document required in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.

6.3 Termination. This Agreement shall terminate at the earliest of (i) the date the Merger Agreement is validly terminated in accordance with its terms, (ii) the Opco Merger Effective Time, (iii) an amendment to the Merger Agreement without the prior written consent of each Holder that (A) reduces the consideration payable in the Scorpion Pubco Merger or the Opco Merger, on a per share of Company Common Stock or per Opco LP Unit basis, or (B) changes the form of consideration payable in the Scorpion Pubco Merger or the Opco Merger to the holders of Company Common Stock or Opco LP Units, or (C) extends the outside date under the Merger Agreement (except if such extension is explicitly provided for in, and effected pursuant to, the Merger Agreement), (iv) both the Company Stockholder Approval and the Scorpion Opco Written Consent are obtained, (v) mutual consent of the parties hereto, and (vi) the occurrence of a Company Change of Recommendation in compliance with the terms of the Merger Agreement that relates to a Company Superior Proposal or Parent Majority Stockholder Change of Control (such date, the “Termination Date”). Neither the provisions of this Section 6.3 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve a Holder from any liability arising out of or in connection with a breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that the Closing occurs, Section 4.4 shall survive.

6.4 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of each Holder, Parent and the Company.

6.5 Non-Solicitation. For the duration of the Lock-Up Period, each Holder, solely in its capacity as a stockholder of the Company, will not, and will not permit an entity under its control (as defined in the Merger Agreement) (excluding the Company and its Subsidiaries) to, take any action that the Company is prohibited from taking pursuant to Section 6.3(b)(1)(i)-(iv) of the Merger Agreement; provided, however, the foregoing restriction shall not apply to any actions that the Company (or its board of directors) is expressly permitted to take in accordance with the provisions of Section 6.3 of the Merger Agreement. Nothing contained in this Section 6.5 shall prevent any Person Affiliated with such Holder who is a director of the Company or designated by such Holder as a director of the Company from taking actions in his or her capacity as a director of the Company so long as such actions are not prohibited under Section 6.3 of the Merger Agreement.

6.6 Extension; Waiver. At any time prior to the expiration of the termination of this Agreement in accordance with Section 6.3, the parties may, to the extent legally allowed:

(a) extend the time for the performance of any of the obligations or acts of the other party hereunder;

(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or conditions of the other party contained herein;

provided, that, in each case, such waiver or extension is made in writing and signed by the party (or parties) against whom the waiver or extension is to be effective.

Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

6.7 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

6.8 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“email”) (but only if confirmation of receipt of such email is requested and received; provided, that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

(i) if to a Holder, to:

Source Energy Leasehold, LP 3333 Welborn St, STE 400
Dallas, TX 75219-5155
Attention:	Allen Li
Jordan Mikes
Email:	ali@oaktreecapital.com
jmikes@oaktreecapital.com

and

Permian Mineral Acquisitions, LP 3333 Welborn St, STE 400
Dallas, TX 75219-5155
Attention:	Allen Li
Jordan Mikes
Email:	ali@oaktreecapital.com
jmikes@oaktreecapital.com

(ii) if to Parent, to:

Viper Energy, Inc. 500 West Texas Ave., Suite 100
Midland, TX 79702
Attention:	Kaes Van’t Hof, Chief Executive Officer
Matt Zmigrosky, Executive Vice President, General Counsel and Secretary
Email:	KVantHof@DiamondbackEnergy.com
MZmigrosky@DiamondbackEnergy.com

with a required copy to (which copy shall not constitute notice):

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	Zachary S. Podolsky
Email:	ZSPodolsky@wlrk.com

and

(iii) if to the Company, to:

Sitio Royalties Corp. 1401 Lawrence Street, Suite 1705
Denver, Colorado 80202
Attention:	Chris Conoscenti
Brett Riesenfeld
Email:	chris.conoscenti@sitio.com
brett.riesenfeld@sitio.com

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention:	Doug E. McWilliams
Benjamin R. Barron
Email:	dmcwilliams@velaw.com
bbarron@velaw.com

6.9 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.10 Miscellaneous. The provisions set forth in Sections 9.4 (Rules of Construction), 9.5 (Counterparts), 9.6 (Entire Agreement; Third Party Beneficiaries), 9.7 (Governing Law; Venue; Waiver of Jury Trial), 9.8 (No Remedy in Certain Circumstances), 9.9 (Assignment) and 9.10 (Specific Performance) of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

SITIO ROYALTIES CORP.

By:	/s/ Christopher L. Conoscenti
Name:	Christopher L. Conoscenti
Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

SOURCE ENERGY LEASEHOLD, LP

By:	/s/ Allen Li
Name:	Allen Li
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

SOURCE ENERGY PERMIAN II, LLC

By: Oaktree Fund GP, LLC, its Manager

By:	/s/ Allen Li
Name:	Allen Li
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

PERMIAN MINERAL ACQUISITIONS, LP

By:	/s/ Allen Li
Name:	Allen Li
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]

SIERRA ENERGY ROYALTIES, LLC

By: Sierra Energy Holdings, LLC, its Managing Member

By: Opps XI PVDC PT, L.P., its Managing Member

By: Oaktree Fund AIF Series (Cayman), L.P. – Series O, its General Partner

By: Oaktree AIF (Cayman) GP Ltd., its General Partner

By: Oaktree Capital Management, L.P., its Director

By:	/s/ Allen Li
Name:	Allen Li
Title:	Authorized Signatory

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]

Annex G

PARENT SUPPORT AGREEMENT

THIS PARENT SUPPORT AGREEMENT, dated as of June 2, 2025 (this “Agreement”), is made by and among Viper Energy, Inc., a Delaware corporation (“Parent”), New Cobra Pubco, Inc., a Delaware corporation (“New Parent”), Diamondback Energy, Inc., a Delaware corporation (“Domingo”), Diamondback E&P LLC, a Delaware limited liability company, and Endeavor Energy Resources, L.P., a Texas limited partnership (collectively, the “Holders”), and Sitio Royalties Corp., a Delaware corporation (the “Company”). Certain terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Parent, New Parent, Viper Energy Partners LLC, a Delaware limited liability company (“Cobra Opco”), Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Scorpion Opco”), Cobra Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Cobra Merger Sub”), Scorpion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Scorpion Merger Sub”), and the Company have entered into an Agreement and Plan of Merger dated as of June 2, 2025 (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, (i) the merger of Scorpion Merger Sub with and into the Company (the “Scorpion Pubco Merger”), (ii) the merger of Cobra Merger Sub with and into Parent (the “Cobra Pubco Merger” and, together, with the Scorpion Pubco Merger, the “Pubco Mergers”) and (iii) the merger of Scorpion Opco with and into Cobra Opco (the “Opco Merger” and, together with the Pubco Mergers, the “Mergers”);

WHEREAS, Section 8.1 of Parent’s Certificate of Incorporation (the “Parent Charter”) provides that the Parent Stockholders may act in lieu of a duly called meeting; provided that the Board of Directors of Parent (the “Parent Board”) approves in advance the taking of such action by means of written consent of the stockholders;

WHEREAS, the Parent Board, at a meeting duly called and held by unanimous vote, has (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Cobra Pubco Merger, are fair to, and in the best interests of, the Parent Stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Cobra Pubco Merger, (iii) resolved to recommend that the Parent Stockholders approve and adopt the Merger Agreement and the transactions contemplated hereby, including the Cobra Pubco Merger, and (iv) authorized action by written consent of the Parent Stockholders on the foregoing matters;

WHEREAS, the Holders are, collectively, the Beneficial Owners (as defined below) of no shares of Parent Class A Common Stock, 155,058,093 shares of Parent Class B Common Stock and 155,058,093 Cobra Opco Units (collectively, the “Securities”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and the Company entering into the Merger Agreement, the Holders are entering into this Agreement; and

WHEREAS, Parent and the Company desire that the Holders agree, and the Holders are willing to agree, subject to the limitations herein, to the terms and conditions contained herein so as to facilitate consummation of the Mergers and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement, and, as used in this Agreement, the following terms shall have the following meanings:

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Securities owned by Holders (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person (excluding, for the avoidance of doubt, any transfers of any publicly traded securities in Domingo), (b) in respect of any Securities of the Company or Scorpion Opco or interest in any Securities of the Company or Scorpion Opco, to enter into any swap or any other agreement, transaction or series of transactions that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Securities, whether any such transaction is to be settled by delivery of any such Securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

ARTICLE II

AGREEMENT TO RETAIN SECURITIES

2.1 Transfer and Encumbrance of Securities.

(a) Subject to the other clauses of this Section 2.1, from the date of this Agreement until the date that is ninety (90) days following the Closing Date (the “Restricted Period”), the Holders shall not Transfer any Securities.

(b) From and after the Closing, the Holders shall be permitted to collectively Transfer an amount of Securities equal to 15,505,809 (the “Permitted Transfer Cap”).

(c) The restrictions set forth in this Article II shall not apply to, and the following shall not count toward the Permitted Transfer Cap (but only so long as such Transfer complies with the proviso at the end of this clause (c)):

(i) Transfers to an Affiliate of a Holder so long as such Affiliate is treated as either (A) an entity disregarded as separate from such Holder (or such Holder’s regarded tax owner) for U.S. federal income tax purposes or (B) a member of the affiliated group (as defined in Section 1504(a) of the Code) electing to file consolidated federal income tax returns of which Domingo is the common parent;

(ii) Transfers by virtue of the laws of the states of the Holders’ organization and the Holders’ respective Organizational Documents upon dissolution of any Holder;

(iii) the conversion or exchange of the Securities at the Pubco Merger Effective Time in accordance with the Merger Agreement; and

(iv) prior to the Closing, the exchange of shares of Parent Class B Common Stock, together with an equal number of Cobra Opco Units, for shares of Parent Class A Common Stock and, from and after the Closing, the exchange of shares of New Parent Class B Common Stock, together with an equal number of Cobra Opco Units, for shares of New Parent Class A Common Stock.

provided, however, that in the case of clauses (i)-(iv), the permitted transferees, if any, must enter into a written agreement, in substantially the form of this Agreement and reasonably satisfactory to (x) prior to the Closing, the Company and (y) following the Closing, the Independent Directors, agreeing to be bound by the provisions of this Agreement, including this Section 2.1.

(d) In the event that, from and after the Closing, any Holder delivers to the New Parent Board a written opinion, in form and substance reasonably acceptable to the Independent Directors, from a nationally recognized law firm to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that a Transfer of Securities by the Holders should not cause the transfers of Parent Common Stock and Company Class A Common Stock to New Parent in exchange for the applicable New Parent Common Stock pursuant to the Pubco Mergers, taken together, to fail to constitute a transaction described in Section 351 of the Code, the Holders shall be permitted to Transfer such Securities and the restrictions set forth in this Article II shall not apply to any such Transfer.

(e) For purposes of this Agreement, “Securities” shall include (i) any shares of Parent Class A Common Stock resulting from an exchange, however effected, of shares of Parent Class B Common Stock and/or corresponding Cobra Opco Units for shares of Parent Class A Common Stock and (ii) from and after the Closing, the Securities into which the Parent Common Stock is converted under the Merger Agreement and any shares of New Parent Class A Common Stock resulting from an exchange, however effected, of shares of New Parent Class B Common Stock and/or corresponding Cobra Opco Units for shares of New Parent Class A Common Stock.

2.2 Additional Purchases; Adjustments. Each Holder agrees that any shares of Parent Common Stock or Cobra Opco Units (or, from and after Closing, New Parent Common Stock) and any other shares of capital stock or other equity securities of Parent or Cobra Opco (or, from and after Closing, New Parent) that it purchases or otherwise acquires after the execution of this Agreement and prior to the expiration of the Restricted Period shall be subject to the terms and conditions of this Agreement to the same extent as if such shares of capital stock or other equity securities constituted Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Parent (or, from and after Closing, New Parent) affecting the Securities, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio. In furtherance of the foregoing, each Holder hereby authorizes and instructs Parent (and, from and after the Closing, New Parent) to instruct, and Parent (and from and after the Closing, New Parent) shall so instruct its transfer agent to enter a stop transfer order with respect to all of the Securities to comply with the terms of Section 2.1, subject to the exceptions set forth therein. If any involuntary Transfer of any of the Holders’ Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

2.4 Parent Enforcement Post-Closing. From and after the Closing, the rights of Parent and New Parent under this Agreement shall be entitled to be enforced by the directors on the New Parent Board who are not also directors, officers or employees of the Holders or any of their Affiliates (the “Independent Directors”).

ARTICLE III

ADDITIONAL COVENANTS

3.1 HSR Act. The Holders shall comply with Section 6.8 of the Merger Agreement as if such Holders were “Parent” thereunder, subject to the terms, conditions and limitations set forth therein applied mutatis mutandis to the Holders.

3.2 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the Mergers or any other transactions contemplated by the Merger Agreement, each Holder and its Affiliates shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated thereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated thereby.

3.3 Tax-Related Matters. Each Holder shall cooperate with the Parties and their respective Tax advisors and use its reasonable best efforts (a) in order for each of the Closing Tax Opinions to be issued and (b) in connection with the issuance to New Parent, Parent, Cobra Opco, the Company or Scorpion Opco of any Tax opinion or advice by its counsel or other Tax advisors relating to the Tax consequences of the Transactions, including any such opinion to be filed in connection with the Registration Statement or the Joint Information Statement/Proxy Statement/Prospectus. In connection with the Closing Tax Opinions and any other Tax opinion to be issued to any of the Parties related to the Tax consequences of the Transactions, if requested, each Holder shall deliver to Company Counsel, Parent Counsel or such other counsel, as may be applicable, one or more duly authorized and executed officer’s certificates, dated as of the Closing Date (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Registration Statement or the Joint Information Statement/Proxy Statement/Prospectus or such other dates as may be applicable), containing such representations, warranties and covenants reasonably requested by the relevant counsel to enable it to render its opinion, including a representation consistent with the representation in Section 5.1(f). In addition, each Holder shall provide such other information as reasonably requested by the relevant counsel for purposes of rendering its opinion.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Waiver of Certain Actions. Each Holder agrees not to commence or participate in, and to take all actions necessary to opt out of, any class action with respect to, any claim, derivative or otherwise, against New Parent, Parent, the Company, any of their respective Affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Mergers) or (b) alleging a breach of any duty of the Parent Board (or the board of directors of any subsidiaries of Parent) in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

4.2 No Short Sales. Each Holder agrees that, during the Restricted Period, no Holder nor any person or entity acting on behalf of any Holder or pursuant to any understanding with each Holder will engage in any Short Sales with respect to securities of Parent or the Company (or, from and after the Closing, New Parent). For the purposes hereof, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), short or other short transactions through non-U.S. broker dealers or foreign regulated brokers.

4.3 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by any of its designees serving in his or her capacity as a director or officer of Parent or New Parent (or any Subsidiary of Parent or New Parent). The taking of any actions (or failures to act) by any such Holder’s designees serving as a director or officer of Parent or New Parent (or any Subsidiary of Parent or New Parent) (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement.

4.4 Waiver of Appraisal Rights. Each Holder irrevocably and unconditionally waives any appraisal or dissenter’s rights that it may have in connection with the Cobra Pubco Merger and the Opco Merger.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDERS

5.1 Representations and Warranties. The Holders, jointly and severally, hereby represent and warrant as follows:

(a) Ownership. Each Holder has, with respect to the Securities, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to the Securities, except for transfers of the Securities permitted by Article II. As of the date hereof, the Securities constitute all of the shares of Parent Common Stock and Cobra Opco Units and any other equity securities of Parent and Cobra Opco owned of record or beneficially by each Holder. As of the date hereof, other than this Agreement, the Organizational Documents of Cobra Opco and any exchange agreement with Cobra Opco to which any Holder is a party, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which any Holder is a party obligating it to Transfer or cause to be Transferred to any person any of the Securities and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities.

(b) Organization; Authority. Each Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by each Holder and (assuming due authorization, execution and delivery by the Company, Parent and New Parent) constitutes a valid and binding agreement of each Holder, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by Creditors’ Rights), and no other action is necessary to authorize the execution and delivery by each Holder or the performance of its obligations hereunder.

(c) No Violation. The execution, delivery and performance by each Holder of this Agreement will not (i) violate any provision of any Law applicable to such Holder; (ii) violate any order, judgment or decree applicable to such Holder or any of its Affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Holder or any of its Affiliates is a party or any term or condition of its certificate of formation, limited liability company agreement or comparable Organizational Documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Holder’s ability to satisfy its obligations hereunder.

(d) Consents and Approvals. The execution and delivery by each Holder of this Agreement does not, and the performance of each Holder’s obligations hereunder do not, require such Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under the Exchange Act.

(e) Absence of Litigation. To the knowledge of each Holder, as of the date hereof, there is no Proceeding pending against, or threatened in writing against, such Holder that would prevent the performance by such Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Mergers, on a timely basis.

(f) Tax-Related Matters. No Holder (i) is a party to any agreement, arrangement, or understanding to sell, exchange or otherwise dispose of any Securities or (ii) has any present plan or intention to sell, exchange, or otherwise dispose of any Securities.

ARTICLE VI

MISCELLANEOUS

6.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, New Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Holders, as applicable, and Parent, New Parent and the Company shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Holders or exercise any power or authority to direct the Holders in the voting or disposition of any Securities, except as otherwise expressly provided herein.

6.2 Disclosure. The Holders consent to and authorize the publication and disclosure by the Company, Parent and New Parent of the Holders’ identities and holdings of Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Registration Statement, including the Joint Information Statement/Proxy Statement/Prospectus, as applicable, and any other disclosure document required in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.

6.3 Termination. This Agreement shall terminate at the earliest of (i) the date the Merger Agreement is validly terminated in accordance with its terms (if prior to the Closing), (ii) the expiration of the Restricted Period and (iii) mutual consent of the parties hereto (if prior to the Closing) (such date, the “Termination Date”). Neither the provisions of this Section 6.2 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve the Holders from any liability arising out of or in connection with a breach of this Agreement.

6.4 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Holders, Parent, New Parent and the Company.

6.5 Extension; Waiver. At any time prior to the expiration of the termination of this Agreement in accordance with Section 6.2, the parties may, to the extent legally allowed:

(a) extend the time for the performance of any of the obligations or acts of the other party hereunder;

(b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or conditions of the other party contained herein;

provided, that, in each case, such waiver is made in writing and signed by the party (or parties) against whom the waiver is to be effective.

Notwithstanding the foregoing, no failure or delay by the Company, Parent or New Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

6.6 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

6.7 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“email”) (but only if confirmation of receipt of such email is requested and received; provided, that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

(i) if to the Holders, to:

c/o Diamondback Energy, Inc. 500 West Texas Ave., Suite 1200
Midland, TX 79701

Attention:	Kaes Van’t Hof, Chief Executive Officer
Matt Zmigrosky, Executive Vice President, General Counsel and Secretary
Email:	KVantHof@DiamondbackEnergy.com
MZmigrosky@DiamondbackEnergy.com

with a required copy to (which copy shall not constitute notice):

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	Zachary S. Podolsky
Email:	ZSPodolsky@wlrk.com

(ii) if to Parent or, following the Closing, the Company, to:

Viper Energy, Inc. 500 West Texas Ave., Suite 100
Midland, TX 79701
Attention:	Kaes Van’t Hof, Chief Executive Officer
Matt Zmigrosky, Executive Vice President, General Counsel and Secretary
Email:	KVantHof@DiamondbackEnergy.com
MZmigrosky@DiamondbackEnergy.com

with a required copy to (which copy shall not constitute notice):

Wachtell , Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	Zachary S. Podolsky
Email:	ZSPodolsky@wlrk.com

and

(iii) if to the Company prior to the Closing, to:

Sitio Royalties Corp. 1401 Lawrence Street, Suite 1705
Denver, Colorado 80202
Attention:	Chris Conoscenti
Brett Riesenfeld
Email:	chris.conoscenti@sitio.com
brett.riesenfeld@sitio.com

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention:	Douglas E. McWilliams
Benjamin R. Barron
Email:	dmcwilliams@velaw.com
bbarron@velaw.com

6.8 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.9 Miscellaneous. The provisions set forth in Sections 9.4 (Rules of Construction), 9.5 (Counterparts), 9.6 (Entire Agreement; Third Party Beneficiaries) (subject to Section 2.3 hereof), 9.7 (Governing Law; Venue; Waiver of Jury Trial), 9.8 (No Remedy in Certain Circumstances), 9.9 (Assignment) and 9.10 (Specific Performance) of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

SITIO ROYALTIES CORP.

By:	/s/ Christopher L. Conoscenti
Name:	Christopher L. Conoscenti
Title:	Chief Executive Officer

NEW COBRA PUBCO, INC.

By:	/s/ Matt Zmigrosky
Name:	Matt Zmigrosky
Title:	Secretary

[Signature Page to Parent Support Agreement]

HOLDERS:

DIAMONDBACK ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

DIAMONDBACK E&P LLC

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

ENDEAVOR ENERGY RESOURCES, L.P.

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	Chief Executive Officer

[Signature Page to Parent Support Agreement]

FINAL FORM

Annex H

FORM OF

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 20251 (this “Agreement”), is by and among Viper Energy, Inc. (f/k/a New Cobra Pubco, Inc.), a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (collectively, the “Initial Holders”, and each individually, an “Initial Holder”) and the other Holders (as defined herein) from time to time party hereto.

RECITALS

WHEREAS, on June 2, 2025, the Company, [●], (f/k/a Viper Energy, Inc.), a Delaware corporation (“Parent”), Parent’s operating subsidiary, Viper Energy Partners LLC, a Delaware limited liability company (“OpCo”), Sitio Royalties Corp., a Delaware corporation (“Scorpion”), Sitio Royalties Operating Partnership, LP, a Delaware limited partnership, Cobra Merger Sub, Inc., a Delaware corporation, and Scorpion Merger Sub, Inc., a Delaware corporation, entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement and contemporaneously herewith, the Initial Holders were issued [●] units representing limited liability company interests (“OpCo Units”) in OpCo and an equal number of Class B Shares (defined herein);

WHEREAS, contemporaneously herewith, each Initial Holder entered into (a) the Exchange Agreement (defined herein) and (b) an Adoption Agreement to the [Fourth] Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLCA”), whereby each Initial Holder agreed to be bound by the terms of the OpCo LLCA (the “Adoption Agreement”);

WHEREAS, pursuant to the terms of the Exchange Agreement and the OpCo LLCA, the Initial Holders may, from time to time, exchange some or all of their respective OpCo Units, together with an equal number of Class B Shares, for an equal number of Class A Shares; and

WHEREAS, the resale by the Holders of Class A Shares may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of such Class A Shares.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

1.1 Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1; provided, however, that capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with any Person.

[1]	Note to Draft: To be the closing date.

“Automatic Shelf Registration Statement” means an “Automatic Shelf Registration Statement,” as defined in Rule 405 under the Securities Act.

“Business Day” means any day on which Nasdaq is open for trading.

“Class A Shares” means shares of Class A common stock, par value $0.000001 per share, of the Company.

“Class B Shares” means shares of Class B common stock, par value $0.000001 per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, among the Company, OpCo, and the Initial Holders, pursuant to which the Initial Holders can tender OpCo Units, together with Class B Shares, in exchange for Class A Shares.

“Holder” means (i) each Initial Holder and (ii) any direct or indirect transferee of any such securityholder, including any securityholder that receives Registrable Securities upon a distribution or liquidation of a Holder, who has been assigned the rights of the transferor Holder under this Agreement in accordance with Section 2.6.

“Nasdaq” means the Nasdaq Global Select Market.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, (i) any Class A Shares acquired (or that may be acquired) by the Initial Holder or any subsequent permitted Holder pursuant to the terms of the Exchange Agreement and the OpCo LLCA and (ii) any securities issued or issuable with respect to any such Class A Shares by way of conversion, concession, dividend in the form of Class A Shares or split or other distribution, recapitalization or reclassification or similar transaction; provided, however, that Registrable Securities shall cease to be Registrable Securities when (x) they have been distributed to the public pursuant to an offering registered under the Securities Act or (y) the later of (1) the date they have all been distributed, or may all legally be distributed in one transaction, to the public pursuant to Rule 144 without volume or manner of sale restrictions or the need for “current public information” or (2) the date that all Holders collectively own a number of OpCo Units and Class A Shares for which OpCo Units were exchanged that is less than 50% of the aggregate of the number of OpCo Units issued to the Initial Holders on the Closing Date.

“Registration Expenses” means all expenses (other than Selling Expenses) arising from or incident to the Company’s performance of or compliance with this Agreement, including, without limitation: (i) SEC, stock exchange, Financial Industry Regulatory Authority, Inc. and other registration and filing fees; (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, messenger and delivery expenses; (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants, reserve engineers, and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort” letters required in connection with or incident to any registration); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on Nasdaq (or the New York Stock Exchange or any other national securities exchange on which the Class A Shares may then be listed) or the quotation of Registrable Securities on any inter-dealer quotation system; and (vi) reasonable fees and expenses of counsel to the Holders in connection with the filing or amendment of any Registration Statement or Prospectus hereunder; provided that, with respect to any offering, Registration Expenses shall only include such fees and expenses (not to exceed $50,000 in the aggregate) of one counsel to the Holders and one local counsel per jurisdiction with respect to any offering (which, in each case, shall be chosen by the Holders of a majority of Registrable Securities to be included in such offering).

“Registration Statement” means any registration statement of the Company that covers the resale of any Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits, financial information and all other material incorporated by reference in such registration statement or Prospectus.

“Required Holders” means Holders who then own beneficially more than 50% of the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Selling Expenses” means the underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions and any transfer taxes, in each case, applicable to all Registrable Securities registered by the Holders and the fees and expenses of counsel engaged by any Holder (other than expenses for counsel that are the Company’s expense under the definition of Registration Expenses).

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Securities (and may cover other securities of the Company) on Form S-3 and under Rule 415 under the Securities Act or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Section 2.1, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

(b) For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term	Section
Adoption Agreement	Recitals
Advice	2.3
Agreement	Introductory Paragraph
Blackout Period	2.2(s), 2.3(s)
Company	Introductory Paragraph
Filing Date	2.1(a)
Initial Holder	Introductory Paragraph
Initial Holders	Introductory Paragraph
Merger Agreement	Recitals
OpCo	Recitals
OpCo LLCA	Recitals
OpCo Units	Recitals
Parent	Recitals
Records	2.2(l)
Scorpion	Recitals
Seller Affiliates	2.5(a)
Suspension Notice	2.3
Suspension Period	2.1(b)

1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to $ means U.S. dollars.

(c) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(d) The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not affect, and should not be utilized in, the construction or interpretation of this Agreement.

(e) All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement.

(f) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

ARTICLE II - REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) The Company will prepare and file on or before the date that is five (5) Business Days following the date of this Agreement (the “Filing Date”), a Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement), registering for resale the Registrable Securities under the Securities Act subject to compliance by the Holders of the Registrable Securities with their obligations under this Agreement, including specifically those obligations set forth in Section 2.1(c). The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as any Holder may reasonably request in writing at least five Business Days prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. To the extent the Shelf Registration Statement is not effective upon filing, the Company shall use its reasonable best efforts to have the Shelf Registration Statement and any amendment declared effective by the SEC at the earliest possible date. Until such time as all Registrable Securities cease to be Registrable Securities, the Company shall use its reasonable best efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act. Any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Upon written notice to the Holders of Registrable Securities, the Company shall be entitled to suspend, for a period of time not to exceed the periods specified in Section 2.2(q) (each, a “Suspension Period”), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference during such Suspension Period if: (i) the Company receives any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (ii) the SEC issues any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iii) the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; or (iv) the board of directors, chief executive officer or chief financial officer of the Company determines in its or his or her reasonable good faith judgment that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or may omit any fact necessary to make the statements in the Registration Statement or Prospectus not misleading; provided, that the Company shall use its good faith efforts to amend the Registration Statement or Prospectus to correct such untrue statement or omission as promptly as reasonably practicable, unless the Company determines in good faith that such amendment would reasonably be expected to have a materially detrimental effect on the Company.

(c) Each of the Holders hereby agrees (i) to cooperate with the Company and to furnish to the Company all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commission as the Company may reasonably request, and (ii) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of Registrable Securities covered by the Registration Statement from the Holder.

2.2 Registration Procedures. In connection with the registration and sale of Registrable Securities pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

(a) if the Registration Statement is not automatically effective upon filing, use reasonable best efforts to cause such Registration Statement to become effective as promptly as reasonably practicable;

(b) promptly notify each Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c) after the Registration Statement becomes effective, promptly notify each Holder of any request by the SEC that the Company amend or supplement such Registration Statement or Prospectus;

(d) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep the Registration Statement effective during the period set forth in, and subject to the terms and conditions of, this Agreement, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement for the period required to effect the distribution of the Registrable Securities as set forth in Article II hereof;

(e) furnish to the Holders such numbers of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities;

(f) use its reasonable best efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holders and to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or subject itself to taxation in any such jurisdiction, unless the Company is already subject to taxation in such jurisdiction;

(g) use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar equity securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for the Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(i) if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(j) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, promptly make available for inspection by the Holders, and any attorney or accountant or other agent retained or selected by the Holders, all financial and other records, pertinent corporate documents, and properties of the Company reasonably requested thereby (collectively, “Records”), and use reasonable best efforts to cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith; provided, that Records that the Company determines, in good faith, to be confidential and that it notifies such Holders are confidential shall not be disclosed by such Holders unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by applicable law. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates (other than with respect to such Holders’ due diligence) unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, to the extent permitted and to the extent practicable it shall give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(k) promptly notify the Holders of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(l) promptly notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus, or a revised Prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any Prospectus, the Holders shall deliver such amended, supplemental or revised Prospectus in connection with any offers or sales of Registrable Securities, and shall not deliver or use any Prospectus not so supplemented, amended or revised);

(m) promptly notify the Holders of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(n) make available to each Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as any Holder may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company will promptly notify the Holders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Registration Statement or of any Prospectus supplement. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(o) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(p) if requested by Holders in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such Registrable Securities without registration under the Securities Act, pledges pursuant to margin loans, hedges or other transactions or arrangements (including, without limitation, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined)), provide such Holders with customary and reasonable assistance (at such Holder’s sole expense and cost) to facilitate such transaction, including, without limitation such action as such Holders may reasonably request from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act;

(q) cooperate with and assist any Holder to facilitate the transfer of such Holder’s Registrable Securities to a DTC custodial or brokerage account as reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of such Registrable Securities without restrictive legends), provided, that the Holder shall (i) deliver such documents and undertakings reasonably requested by the Company, its counsel or its transfer agent in connection with such request and (ii) agree not to sell such shares unless an effective registration statement is on file with the SEC or there is an applicable exemption from registration for such sale under the Securities Act or the rules promulgated thereunder;

(r) take such other actions as are reasonably necessary in order to facilitate the disposition of such Registrable Securities; and

(s) notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the board of directors of the Company determines that a postponement is in the best interest of the Company and its stockholders generally due to a proposed transaction involving the Company and determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) the board of directors of the Company determines such registration would render the Company unable to comply with applicable securities laws or (iii) the board of directors of the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period and/or Suspension Period collectively exceed an aggregate of 90 days in any 12-month period.

2.3 Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the occurrence of any event of the kind described in Section 2.1(b), Section 2.2(l) or Section 2.2(q), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. The Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date such Holder either receives the supplemented or amended Prospectus or receives the Advice. If so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.4 Registration Expenses.

(a) All Registration Expenses shall be borne by the Company. In addition, for the avoidance of doubt, the Company shall pay its internal expenses in connection with the performance of or compliance with this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. All Selling Expenses relating to Registrable Securities registered shall be borne by the Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

(b) Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any event that would lead to a Suspension Period as contemplated by Section 2.1(b) or Blackout Period as contemplated by Section 2.2(q); provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a

Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 2.1(b), Section 2.2(l)or Section 2.2(q), as applicable, and each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use, and if a notice of a Suspension Period or Blackout Period was previously delivered (or would have been delivered but for the provisions of this Section (b)) and the Suspension Period or Blackout Period remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Period or Blackout Period, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Period or Blackout Period immediately upon its availability.

2.5 Indemnification.

(a) The Company agrees to indemnify and reimburse, to the fullest extent permitted by law, each Holder that is a seller of Registrable Securities, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) (collectively, the “Seller Affiliates”) (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 2.5(c)) based upon, (A) in the case of any Registration Statement, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the case of any Prospectus or supplement thereto, arising out of, based upon or resulting from the inclusion of an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees, charges and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (i) or (ii) above; except insofar as any such statements are made in reliance upon information furnished to the Company in writing by such seller or any Seller Affiliate expressly for use therein. The reimbursements required by this Section 2.5(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any Registration Statement or Prospectus covering the sale of Registrable Securities in which a Holder that is a seller of Registrable Securities is participating, each such Holder will (i) cooperate with and furnish to the Company such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus or any filings with any state securities commissions, (ii) to the extent required by the Securities Act, deliver or cause delivery of the Prospectus to any purchaser of the Registrable Securities covered by such Prospectus from such Holder and (iii) if requested by the Company, notify the Company of any sale of Registrable Securities by such Holder, and to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 2.5(c)) (A) in the case of any Registration Statement, arising out of, related to or resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in the case of any Prospectus or supplement thereto, arising out of, based upon or resulting from the inclusion of an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished by such seller or any of its Seller Affiliates in writing expressly for inclusion in the Registration Statement or Prospectus, as the case may be; provided, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to the amount of Registrable Securities registered by them; provided, further, that such liability will be limited to the net amount of proceeds received by such seller from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified (which shall be chosen by the Holders of a majority of Registrable Securities so indemnified) by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.5(a) or Section 2.5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.5(c), defending any such action or claim. Notwithstanding the provisions of this Section 2.5(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Registration Statement or Prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.5(d) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

If indemnification is available under this Section 2.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.5(a) and Section 2.5(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.5(d) subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.5(b).

(e) No indemnifying party shall be liable for any settlement effected without its written consent (which consent may not be unreasonably delayed or withheld). Each indemnifying party agrees that it will not, without the indemnified party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect to which indemnification or contribution may be sought hereunder unless the foregoing contains and unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

(f) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

2.6 Transfer of Registration Rights. The registration rights of a Holder under this Agreement with respect to any Registrable Securities may be transferred or assigned to any purchaser or transferee of Registrable Securities; provided, however, that (i) such Holder shall give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee shall be restricted to the extent set forth under applicable law.

2.7 Current Public Information. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company covenants that it will (a) for as long as the Class A Shares are registered pursuant to Section 12(b), Section 12(g) or Section 15(d) of the Exchange Act, use its reasonable best efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (b) if it is not required to file such reports, make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities to the public without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (ii) any other rules or regulations now existing or hereafter adopted by the SEC.

2.8 Company Obligations Regarding Transfers. The Company shall reasonably cooperate with and assist any Holder to facilitate the removal of any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing Registrable Securities, including instructing the transfer agent in connection therewith, if (a) such Class A Share is sold pursuant to an effective registration statement under the Securities Act; (b) a registration statement covering the resale of such Class A

Shares is effective under the Securities Act and the applicable Holder delivers to the Company a representation and/or “will comply” letter, as applicable, reasonably acceptable to the Company; (c) such Class A Share is sold or transferred pursuant to Rule 144; or (d) such Class A Share is eligible for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the Exchange Act. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company deems necessary to determine that the legend, notation or similar designation is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing the Class A Share for ones bearing an appropriate restrictive legend) and regarding the length of time the Class A Share has been held. Any fees of the Company, the transfer agent and Company counsel associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.

ARTICLE III - TERMINATION

3.1 Termination. The provisions of this Agreement shall terminate and be of no further force and effect when all Registrable Securities held by the Holders no longer constitute Registrable Securities.

ARTICLE IV - MISCELLANEOUS

4.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by electronic mail transmission, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, and upon receipt of an appropriate electronic confirmation, if delivered by electronic mail transmission. Notices shall be delivered to the parties at the addresses set forth below:

If to the Company:	Viper Energy, Inc. 500 W. Texas Ste. 1200 Midland, Texas 79701 E-mail: mzmigrosky@diamondbackenergy.com Attention: Matthew Zmigrosky E-mail: wkrueger@diamondbackenergy.com Attention: Will Krueger

With copies to (which shall not constitute notice):	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 E-mail: ZSPodolsky@wlrk.com Attention: Zachary S. Podolsky
If to any Holder, at its address listed on the signature pages hereof.

Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.

4.2 Choice of Law; Exclusive Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be constructed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Delaware without regard to principles of conflicts of law.

(b) All actions and proceedings for the enforcement of or based on, arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and each of the parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, (ii) irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding, (iii) agrees that it shall not bring any such action in any court other than the Court of Chancery of the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over the particular matter, any other court of the State of Delaware, or any federal court sitting in the State of Delaware), and (iv) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the Company or Holder, as the case may be, is to receive notice in accordance with Section 4.1. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

4.3 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 2.5 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 2.5.

4.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder and their respective successors and assigns. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to include the common equity interests or other securities, if any, which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization, provided that, to the extent the Holders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of “Registrable Securities.”

4.5 Counterparts. This Agreement may be executed by the parties in separate counterparts (including by means of executed counterparts delivered via electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

4.7 No Waivers; Amendments.

(a) No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law or in equity or otherwise.

(b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders.

4.8 Entire Agreement. This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

4.9 Remedies; Specific Performance.

(a) Each Holder shall have all rights and remedies reserved for such Holder pursuant to this Agreement and all rights and remedies which such Holder has been granted at any time under any other agreement or contract and all of the rights which such Holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

(b) The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedies of injunctive relief and of specific performance of the terms hereof will be available in the event of any such breach. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.10 Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

VIPER ENERGY, INC.

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

Initial Holders:

[HOLDER]

By:
Name:
Title:

Address:

[●]
[●]
E-mail:	[●]
Attention:	[●]

With copies to (which shall not constitute notice):

[●]
[●]
E-mail:	[●]
Attn:	[●]

[Signature Page to the Registration Rights Agreement]

[HOLDER]

By:
Name:
Title:

Address:

[●]
[●]
E-mail:	[●]
Attention:	[●]

With copies to (which shall not constitute notice):

[●]
[●]
E-mail:	[●]
Attn:	[●]

[Signature Page to the Registration Rights Agreement]

Annex I

June 2, 2025

Board of Directors

Viper Energy, Inc.

500 West Texas Ave., Suite 1200

Midland, Texas 79701

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Viper Energy, Inc. (the “Parent”) of the Exchange Ratio (as defined below) in the Transaction (as defined below) pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by the Parent, Viper Energy Partners LLC, a wholly-owned subsidiary of the Parent (“Cobra Opco”), New Cobra Pubco, Inc., a wholly-owned subsidiary of Parent (“New Parent”), Cobra Merger Sub, Inc.,a wholly-owned subsidiary of New Parent (“Cobra Merger Sub”), Scorpion Merger Sub, Inc., a wholly- owned subsidiary of New Parent (“Scorpion Merger Sub”), Sitio Royalties Corp. (the “Company”), and Sitio Royalties Operating Partnership, LP, a wholly-owned subsidiary of the Parent (“Scorpion Opco”). As more fully described in the Agreement, (a)(i) Cobra Merger Sub will be merged with and into the Parent, with the Parent continuing as the surviving corporation and a wholly owned subsidiary of New Parent (the “Cobra Pubco Merger”), (ii) Scorpion Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of New Parent (together with the Cobra Pubco Meger, the “Pubco Mergers”), and (iii) as of the effective time of the PubCo Mergers, (A) each issued and outstanding share of Class A common stock, par value $0.0001 per share, of the Company (the “Company Class A Common Stock”) (other than Excluded Company Shares (as defined in the Agreement)) will be converted into the right to receive 0.4855 (the “Exchange Ratio”) of a share of Class A common stock, par value $0.000001 per share, of New Parent (the “New Parent Class A Common Stock”), and (B) each issued and outstanding share of Class C common stock, par value $0.0001 per share, of the Company (the “Company Class C Common Stock”) shall automatically be cancelled and cease to exist for no consideration, and (b) immediately after the consummation of the Pubco Mergers, all of the outstanding equity interests in Scorpion Opco (other than Excluded Opco Units (as defined in the Agreement)) shall be converted into the right to receive a number of newly issued units representing limited liability company interests in Cobra Opco equal to the Exchange Ratio and a number of newly issued shares of Class B common stock, par value $0.000001 per share, of New Parent (the “New Parent Class B Common Stock”) equal to the Exchange Ratio (the transactions in clauses (a) and (b) together, the “Transaction”).

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts, relating to the Company and the Parent; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Parent furnished to us by the Parent, including financial forecasts provided by the Parent or discussed with us by the management of the Parent; (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Parent or the Company, including financial forecasts provided by the Parent or the Company or discussed with us by the management of the Parent; (iv) reviewed information regarding the capitalization of the Parent furnished to us by the Parent and the Company furnished to us by the Company; (v) reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the Transaction and certain other pro forma financial effects of the Transaction (the “Expected Synergies”) furnished to us by the Parent; (vi) conducted discussions with members of the senior managements and representatives of the Parent

399 Park Avenue | 4th Floor | New York, NY 10022

Moelis & Company LLC doing business as Moelis

concerning certain of the information described in clauses (i) through (v) of this paragraph, as well as the businesses and prospects of the Company and the Parent generally; (vii) reviewed the reported prices and trading activity for the Class A common stock, par value $0.000001 per share, of the Parent (the “Parent Class A Common Stock”) and the Company Class A Common Stock; (viii) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (ix) considered certain other transactions in the industry in which the Parent operates; (x) reviewed a draft marked “Execution Version” dated as of June 2, 2025 of the Agreement and executed copies of the Voting and Support Agreements, each dated as of June 2, 2025, among the Parent, the Company and certain holders of Company Class C Common Stock; (xi) participated in certain discussions among representatives of the Parent with respect to negotiations with the Company; and (xii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any of such information). With your consent, we have also relied on the representation of the Parent’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. With your consent, we have relied upon, without independent verification, the assessment of the Parent and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts and other information relating to the Parent, the Company and the Expected Synergies referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company or the Parent, as the case may be, as to the future performance of the Company and the Parent and the Expected Synergies (including the amount, timing and achievability thereof). We also have assumed, at your direction, that the future financial results (including with respect to the Expected Synergies) will be achieved at the times and in the amounts projected. In addition, we have relied on the assessments of the management of the Parent as to the Parent’s ability to integrate the businesses of the Company and the Parent. We express no views as to the reasonableness of any financial forecasts or the Expected Synergies or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company or the Parent, nor have we been furnished with any such evaluation or appraisal.

Our opinion does not address the Parent’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Parent. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Exchange Ratio in the Transaction from a financial point of view to the Parent. Our opinion relates to the relative values of the Company and the Parent. We express no opinion as to what the value of New Parent Class A Common Stock or New Parent Class B Common Stock actually will be when issued pursuant to the Transaction or the prices at which Parent Class A Common Stock, New Parent Class A Common Stock or Company Class A Common Stock may trade at any time. We are not expressing any opinion as to fair value, viability or the solvency of the Company or the Parent following the closing of the Transaction. We have not considered, and we do not express any opinion with respect to, any value that may be attributable to any control rights or governance rights of any holders of Parent Class A Common Stock (or securities convertible into or exercisable or exchangeable for Parent Class A Common Stock, including Parent Class B Common Stock (as defined in the Agreement)), or associated with any substantial holding thereof. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with the terms of such Agreement without any waiver or modification that could be material to our

2

analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis. In addition, representatives of the Parent have advised us, and we have assumed, with your consent, that the Transaction will qualify as a tax free reorganization for federal income tax purposes.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof. As you are aware, the credit, financial and stock markets and the oil and gas industry have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company, the Parent or the Transaction.

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, which is contingent upon the consummation of the Transaction. We will also receive a fee upon rendering this opinion, regardless of the conclusion reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Parent, the Company or any of their affiliated entities In the two years prior to the date hereof, except for providing investment banking services to the Parent in connection with the Transaction, we have not provided investment banking or other services to the Parent or the Company. We in the future may provide investment banking and other services to the Parent, the Company or any of their affiliated entities for which we would expect to receive compensation for such services.

This opinion is for the use and benefit of the Board of Directors of the Parent (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Parent, the Company or any of their affiliated entities. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Exchange Ratio or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Transaction is fair from a financial point of view to the Parent.

Very truly yours,
/s/ Moelis & Company LLC
MOELIS & COMPANY LLC

3

Annex J

June 2, 2025

The Board of Directors

Sitio Royalties Corp.

1401 Lawrence Street, Suite 1750

Denver, CO 80202

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A common stock, par value $0.0001 per share (the “Company Class A Common Stock”) and Class C common stock, par value $0.0001 per share (the “Company Class C Common Stock” and together with Company Class A Common Stock, the “Company Common Stock”), of Sitio Royalties Corp. (the “Company”) of the Exchange Ratio (as defined below) in the proposed Transaction (as defined below) pursuant to the Agreement and Plan of Merger, dated as of June 2, 2025 (the “Agreement”), among the Company, Sitio Royalties Operating Partnership, LP (“Scorpion Opco”), Viper Energy, Inc. (the “Acquiror”), Viper Energy Partners LLC (“Cobra Opco”), New Cobra Pubco, Inc., a wholly owned subsidiary of the Acquiror (“New Parent”), Cobra Merger Sub, Inc., a wholly owned subsidiary of New Parent (“Cobra Merger Sub”) and Scorpion Merger Sub, Inc., a wholly owned subsidiary of New Parent (“Scorpion Merger Sub”). Pursuant to the Agreement, (i) Cobra Merger Sub will merge with and into the Acquiror (the “Cobra Pubco Merger”), with the Acquiror continuing as the surviving corporation and as a wholly owned subsidiary of New Parent and (A) each outstanding share of Class A common stock, par value $0.000001 per share, of the Acquiror (the “Acquiror Class A Common Stock”) (other than shares held by the Acquiror as treasury shares or by New Parent or Cobra Merger Sub or by any wholly owned subsidiary of New Parent or Cobra Merger Sub (such shares, the (“Excluded Parent Shares”)) will be canceled and automatically be converted into one share of Class A common stock, par value $0.000001 per share, of New Parent (the “New Parent Class A Common Stock”) and (B) each outstanding share of Class B common stock, par value $0.000001 per share, of the Acquiror (other than the Excluded Parent Shares) will be canceled and automatically be converted into one share of Class B common stock, par value $0.000001 per share, of New Parent (the “New Parent Class B Common Stock”), (ii) Scorpion Merger Sub will merge with and into the Company (the “Scorpion Pubco Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of New Parent, and (A) each outstanding share of the Company Class A Common Stock (other than shares held by the Company as treasury shares or by New Parent or Scorpion Merger Sub or by any wholly owned subsidiary of New Parent or Scorpion Merger Sub (such shares, the (“Excluded Company Shares”)) will be canceled and automatically be converted into and become the right to receive 0.4855 shares (the “Exchange Ratio”) of New Parent Class A Common Stock and (B) each outstanding share of the Company Class C Common Stock (other than the Excluded Company Shares) will automatically be cancelled for no consideration, and (iii) Scorpion Opco will merge with and into Cobra Opco (the “Opco Merger”), with Cobra Opco continuing as the surviving entity and as an indirect subsidiary of New Parent, and each outstanding common unit of Scorpion Opco (the “Scorpion Opco Units”) (other than units held by New Parent, the Acquiror, the Company or by any wholly owned subsidiary of New Parent, the Acquiror or the Company) will be converted into the right to receive (I) a number of common units of Cobra Opco equal to the Exchange Ratio and (II) a number of shares of New Parent Class B Common Stock equal to the Exchange Ratio (clauses (i), (ii) and (iii), collectively, the “Transaction”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Class A Common Stock and the Acquiror Class A Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to the respective businesses of the Company and the Acquiror, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company, the Acquiror or the other parties to the Agreement under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror and the other parties to the Agreement in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Transaction, and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction or the other transactions contemplated by the Agreement to the holders of any other class of securities, creditors or other constituencies of the Company or Scorpion Opco (other than the holders of Company Class C Common Stock in their capacity as holders of Scorpion Opco Units in connection with the Opco Merger) or as to the underlying decision by the Company to engage in the Transaction. We also do not express any opinion as to the Company Voting and Support Agreement, the Parent Support Agreement or the Registration Rights Agreement (each as defined in the Agreement) or any other document or arrangement being entered into in connection with the Transaction and the other transactions contemplated by the Agreement or any governance or other rights contained in any of them (and we have not taken any such terms or rights into account in our analysis), and our opinion does not take into account the individual circumstances of any holders with respect to control, governance or other rights which may distinguish such holders from other holders. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange

Ratio applicable to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Class A Common Stock, the Acquiror Class A Common Stock, or the New Parent Class A Common Stock or any other class of securities of the Company or the Acquiror will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or material commercial or investment banking relationships with Source Energy Partners, LLC, the Company’s approximately 10% shareholder (“Source”) or Kimmeridge Energy Management Company, LLC, the Company’s approximately 24% shareholder. During the two years preceding the date of this letter, we and our affiliates have had other commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint bookrunner on a notes offering in September 2023. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Blackstone, Inc., the Company’s approximately 13% shareholder (“Blackstone”), for which we and such affiliates have received customary compensation. Such services during such period have included acting as sole lead bookrunner and lead arranger on a syndicated credit facility in July 2024 and as financial advisor to Blackstone Real Estate Advisors in connection with the sale of substantially all of Reale Compagnia Italiana SpA to Kering S.A. in July 2024. In addition, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Blackstone portfolio companies for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity underwriting, debt underwriting and financial advisory services to Blackstone portfolio companies. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Oaktree Capital Management, Inc., the ultimate parent of Source (“Oaktree”), for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger on a syndicated credit facility in April 2025. In addition, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Oaktree portfolio companies for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication services to Oaktree portfolio companies. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint bookrunner on an equity offering in January 2025 and joint bookrunner on an equity offering in March 2025. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Diamondback Energy, Inc., the Acquiror’s approximately 54% shareholder (“Diamondback”), for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint bookrunner on an equity offering in September 2024. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, Blackstone, Blackstone portfolio companies and Oaktree portfolio companies, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, the Acquiror, Blackstone and Diamondback. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, the Acquiror, Diamondback and Blackstone for our own account or for the accounts of customers and, accordingly, we likely hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC

J.P. MORGAN SECURITIES LLC

Annex K

§ 262. Appraisal rights.

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.

Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)

If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)

Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)

Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f)

Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)

At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)

Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l)

The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

SITIO ROYALTIES CORP. 1401 LAWRENCE STREET, SUITE 1750 DENVER, CO 80202 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on August 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/STR2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on August 17, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V77182-S18630 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SITIO ROYALTIES CORP. The Board of Directors recommends you vote FOR Proposals 1 and 2: For Against Abstain 1. The approval and adoption of the terms of the Agreement and Plan of Merger, dated as of June 2, 2025, by and among Sitio Royalties Corp. and Viper Energy Inc. and certain subsidiaries of Sitio Royalties Corp. and Viper Energy Inc. and the transactions contemplated thereby. 2. The approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to Sitio Royalties Corp’s named executive officers that is based on or otherwise relates to the mergers contemplated by the Agreement and Plan of Merger, dated as of June 2, 2025. NOTE: Such other business as may properly come before the special meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Information & Proxy Statement and Prospectus are available at www.proxyvote.com V77183-S18630 SITIO ROYALTIES CORP. Special Meeting of Stockholders August 18, 2025 10:00 AM Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Christopher L. Conoscenti and Brett S. Riesenfeld, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SITIO ROYALTIES CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM Central Time on August 18, 2025, at www.virtualshareholdermeeting.com/STR2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side